Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

November 1, 2004

among

SMURFIT-STONE CONTAINER CORPORATION,

as a Guarantor,

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

and

SMURFIT-STONE CONTAINER CANADA INC.,

as Borrowers,

The Lenders Party Hereto,

JPMORGAN CHASE BANK,
as Senior Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Senior Agent and Administrative Agent,

and

DEUTSCHE BANK AG,
as Canadian Administrative Agent,

J.P. MORGAN SECURITIES INC.

and

DEUTSCHE BANK SECURITIES INC.,
as Joint Bookrunners and Co-Lead Arrangers

J.P. MORGAN CHASE BANK,
as Syndication Agent

BANK OF AMERICA, N.A., SCOTIA BANK and
SOCIETE GENERALE,
as Co-Documentation Agents

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms
SECTION 1.02. Terms Generally
SECTION 1.03. Classification of Loans and Borrowings
SECTION 1.04. Exchange Rate Calculations
SECTION 1.05. Pro Forma Calculations
SECTION 1.06. Accounting Terms; U.S. GAAP

ARTICLE II

The Credits

SECTION 2.01. Commitments; Deposit Account
SECTION 2.02. Loans
SECTION 2.03. Notice of Borrowings
SECTION 2.04. Repayment of Loans; Evidence of Debt
SECTION 2.05. Fees; Deposit Return
SECTION 2.06. Interest on Loans
SECTION 2.07. Default Interest
SECTION 2.08. Alternate Rate of Interest
SECTION 2.09. Termination and Reduction of Commitments; Return of Deposits
SECTION 2.10. Conversion and Continuation of Borrowings
SECTION 2.11. Repayment of Term Borrowings
SECTION 2.12. Optional Prepayments
SECTION 2.13. Mandatory Prepayments
SECTION 2.14. Reserve Requirements; Change in Circumstances; Increased Costs
SECTION 2.15. Indemnity
SECTION 2.16. Pro Rata Treatment
SECTION 2.17. Sharing of Setoffs and Realization of Security
SECTION 2.18. Payments
SECTION 2.19. Taxes
SECTION 2.20. Duty to Mitigate; Replacement of Lenders
SECTION 2.21. Swingline Loans
SECTION 2.22. Bankers’ Acceptances
SECTION 2.23. Incremental Commitments

ARTICLE III

Letters of Credit

SECTION 3.01. General
SECTION 3.02. Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions
SECTION 3.03. Expiration Date
SECTION 3.04. Participations
SECTION 3.05. Reimbursement
SECTION 3.06. Obligations Absolute
SECTION 3.07. Disbursement Procedures
SECTION 3.08. Interim Interest
SECTION 3.09. Cash Collateralization
SECTION 3.10. Replacement of a Facing Agent
SECTION 3.11. Additional Facing Agents
SECTION 3.12. Existing Letters of Credit

ARTICLE IV

Representations and Warranties

SECTION 4.01. Organization; Powers
SECTION 4.02. Authorization
SECTION 4.03. Enforceability
SECTION 4.04. Governmental Approvals
SECTION 4.05. Financial Statements
SECTION 4.06. No Material Adverse Effect
SECTION 4.07. Title to Properties; Possession Under Leases
SECTION 4.08. Subsidiaries
SECTION 4.09. Litigation; Compliance with Laws
SECTION 4.10. Federal Reserve Regulations
SECTION 4.11. Investment Company Act; Public Utility Holding Company Act
SECTION 4.12. Tax Returns
SECTION 4.13. No Material Misstatements
SECTION 4.14. Employee Benefit Plans
SECTION 4.15. Environmental and Safety Matters
SECTION 4.16. Solvency
SECTION 4.17. Security Documents
SECTION 4.18. Labor Matters
SECTION 4.19. Location of Real Property
SECTION 4.20. Patents, Trademarks, etc

ARTICLE V

Conditions

SECTION 5.01. All Credit Events
SECTION 5.02. Conditions Precedent to the Closing Date

ARTICLE VI

Affirmative Covenants

SECTION 6.01. Existence; Businesses and Properties
SECTION 6.02. Insurance
SECTION 6.03. Payment of Taxes
SECTION 6.04. Financial Statements, Reports, etc
SECTION 6.05. Litigation and Other Notices
SECTION 6.06. Maintaining Records; Access to Properties and Inspections
SECTION 6.07. Use of Proceeds
SECTION 6.08. Compliance with Law
SECTION 6.09. Further Assurances
SECTION 6.10. Material Contracts
SECTION 6.11. Environmental Matters

ARTICLE VII

Negative Covenants

SECTION 7.01. Indebtedness
SECTION 7.02. Liens
SECTION 7.03. Sale/Leaseback Transactions
SECTION 7.04. Investments, Loans and Advances
SECTION 7.05. Mergers, Consolidations, Sales of Assets and Acquisitions
SECTION 7.06. Restricted Payments
SECTION 7.07. Transactions with Stockholders and Affiliates
SECTION 7.08. Business
SECTION 7.09. Limitations on Debt Prepayments
SECTION 7.10. Amendment of Certain Documents
SECTION 7.11. Limitation on Dispositions of Stock of Subsidiaries
SECTION 7.12. Restrictions on Ability of Subsidiaries to Pay Dividends
SECTION 7.13. Capital Expenditures
SECTION 7.14. Consolidated Senior Secured Leverage Ratio
SECTION 7.15. Interest Coverage Ratio
SECTION 7.16. Disposition of Collateral and Other Assets
SECTION 7.17. Fiscal Year

ARTICLE VIII

Events of Default

ARTICLE IX

The Agents

ARTICLE X

Collection Allocation Mechanism

SECTION 10.01. Implementation of CAM
SECTION 10.02. Letters of Credit
SECTION 10.03. Conversion

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices
SECTION 11.02. Survival of Agreement
SECTION 11.03. Counterparts; Binding Effect
SECTION 11.04. Successors and Assigns
SECTION 11.05. Expenses; Indemnity
SECTION 11.06. Right of Setoff
SECTION 11.07. Applicable Law
SECTION 11.08. Waivers; Amendment
SECTION 11.09. Release of Collateral and Guarantors
SECTION 11.10. Interest Rate Limitation
SECTION 11.11. Entire Agreement
SECTION 11.12. Waiver of Jury Trial
SECTION 11.13. Severability
SECTION 11.14. Headings
SECTION 11.15. Confidentiality
SECTION 11.16. Jurisdiction; Consent to Service of Process
SECTION 11.17. Florida Real Property
SECTION 11.18. Judgment Currency
SECTION 11.19. Certain Relationships
SECTION 11.20. USA Patriot Act

SCHEDULES:

Schedule 1.01(a)	—	Existing Letters of Credit
Schedule 1.01(b)	—	Material Subsidiaries
Schedule 1.01(c)	—	Mortgaged Properties
Schedule 1.01(d)	—	Mortgages
Schedule 1.01(e)	—	Receivables Program Documents
Schedule 2.01	—	Commitments
Schedule 4.07	—	Certain Title Matters
Schedule 4.08	—	Subsidiaries
Schedule 4.09	—	Litigation and Compliance with Laws
Schedule 4.15	—	Environmental Matters
Schedule 4.17(a)	—	UCC Lien Filing Offices
Schedule 4.17(b)	—	Canadian Lien Filing Offices
Schedule 4.17(e)	—	Mortgage Filing Offices
Schedule 4.18	—	Labor Matters
Schedule 4.19	—	Real Properties
Schedule 5.02(a)	—	Local Counsel
Schedule 6.09(c)	—	Certain Non-Collateral Properties
Schedule 7.01	—	Indebtedness
Schedule 7.02(a)(iv)	—	Existing Liens
Schedule 7.04	—	Certain Permitted Investments
Schedule 7.12	—	Subsidiary Dividend Exceptions

EXHIBITS:

Exhibit A	—	Form of Administrative Questionnaire
Exhibit B	—	Form of Assignment and Acceptance
Exhibit C	—	Form of Guarantee Agreement (Canadian)
Exhibit D	—	Form of Guarantee and Collateral Agreement (U.S.)
Exhibit E	—	Form of Revolving Facility Letter of Credit Request
Exhibit F	—	Form of Revolving (Canadian) Facility Letter of Credit Request
Exhibit G	—	Form of Deposit Funded Facility Letter of Credit Request
Exhibit H	—	Form of Mortgage
Exhibit I	—	Form of Pledge Agreement (Canadian)
Exhibit J	—	Form of Security Agreement (Canadian)
Exhibit K	—	Form of Notice of Borrowing
Exhibit L	—	Form of Note
Exhibit M	—	Form of Notice of Conversion or Continuation
Exhibit N-1	—	Form of Opinion of U.S. Counsel
Exhibit N-2	—	Form of Opinion of Craig A. Hunt
Exhibit N-3	—	Form of Opinion of Ontario Counsel
Exhibit N-4	—	Form of Opinion of Quebec Counsel
Exhibit N-5	—	Form of Opinion of Canadian Tax Counsel
Exhibit N-6	—	Form of Opinion of Nova Scotia Counsel

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CREDIT AGREEMENT dated as of November 1, 2004, among SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation (“SSCC”); SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation (“SSCE”); SMURFIT-STONE CONTAINER CANADA INC., a corporation continued under the Companies Act (Nova Scotia) (“SSC Canada” and, together with SSCE, the “Borrowers”); the Lenders party hereto; JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent; DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (“DB”), as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent; and DEUTSCHE BANK AG, an authorized foreign bank permitted to carry on business in Canada and listed on Schedule III of the Bank Act (Canada) (“DB Canada”), as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent.

SSCC and the Borrowers have requested (a) the Tranche B Lenders (such term and each other capitalized term used but not otherwise defined in the preamble or in this introductory statement having the meaning specified in Article I) to make to SSCE Tranche B Loans in U.S. Dollars in an aggregate principal amount not in excess of U.S.$975,000,000, (b) the Tranche C Lenders to make to SSC Canada Tranche C Loans in U.S. Dollars in an aggregate principal amount not in excess of U.S.$300,000,000, (c) the Revolving Lenders to make to SSCE from time to time Revolving Loans in U.S. Dollars in an aggregate principal amount at any time outstanding not in excess of U.S.$600,000,000, (d) the Swingline Lender to make to SSCE from time to time Swingline Loans in U.S. Dollars in an aggregate principal amount at any time outstanding not in excess of U.S.$50,000,000, (e) the Revolving (Canadian) Lenders to make from time to time Revolving (Canadian) Loans (i) to SSC Canada in U.S. Dollars or in Canadian Dollars and (ii) to SSCE in U.S. Dollars, in an aggregate principal amount at any time outstanding not in excess of U.S.$200,000,000, and (f) the Deposit Funded Lenders to provide and fund Deposit Funded Commitments in an aggregate amount of U.S.$121,930,726.03.

SSCC and the Borrowers also have requested (a) the Revolving Facility Facing Agent to issue Revolving Facility Letters of Credit in an aggregate face amount at any time outstanding not in excess of U.S.$200,000,000, (b) the Revolving (Canadian) Facility Facing Agent to issue Revolving (Canadian) Facility Letters of Credit in an aggregate face amount at any time outstanding not in excess of U.S.$50,000,000 (or the Canadian Dollar Equivalent thereof) and (c) the Deposit Funded Facility Facing Agent to issue Deposit Funded Letters of Credit in an aggregate face amount at any time outstanding not in excess of U.S.$121,930,726.03.

The proceeds of the Tranche B Loans and Tranche C Loans to be made on the Closing Date, together with the proceeds of the Revolving Loans and Revolving

(Canadian) Loans to be made on the Closing Date, will be used by the Borrowers on the Closing Date to pay in full all amounts due or outstanding under the Existing Credit Agreements and to pay related fees and expenses.  The proceeds of the Revolving Loans and Revolving (Canadian) Loans made after the Closing Date will be used by the Borrowers solely for general corporate purposes, including the financing of Permitted Acquisitions and capital expenditures.  Subject to the immediately succeeding sentence, Revolving Facility Letters of Credit and Revolving (Canadian) Facility Letters of Credit will be used by the Borrowers and their subsidiaries solely for general corporate purposes, and Deposit Funded Letters of Credit will be used by SSCE solely to support its obligations in respect of the Stevenson IRBs.  The proceeds of Incremental Loans and other extensions of credit under the Incremental Commitments will be used by the Borrowers for the purposes specified in the applicable Incremental Credit Assumption Agreement.

The Lenders are willing to extend such credit to the Borrowers, and the Facing Agents are willing to issue Letters of Credit for the account of the Borrowers, on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptance Fee” shall mean a fee payable in Canadian Dollars by SSC Canada to the Canadian Administrative Agent for the account of a Revolving (Canadian) Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Loan at the rate per annum applicable on such date as set forth in the row labeled “Eurodollar Revolving/ B/A Spread” in the definition of the term “Applicable Rate” set forth herein on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to the B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2.22).

“Acquisition Indebtedness” is defined in Section 7.01(q).

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“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” shall mean DB, in its capacity as administrative agent for the Lenders and the Facing Agents.  Unless the context shall otherwise require, the term “Administrative Agent”, when used in respect of payments and notices pertaining to Revolving (Canadian) Loans made to SSC Canada or Revolving (Canadian) Facility Letters of Credit, shall mean the Canadian Administrative Agent.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or any other form supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of this definition, neither any Lender nor any Affiliate of a Lender shall be deemed to be an Affiliate of SSCC or any of the Subsidiaries solely by reason of its ownership of or right to vote any Indebtedness or equity securities of SSCC or any of the Subsidiaries.

“After-Acquired Mortgage Property” shall mean a parcel (or adjoining parcels) of real property (including any improvements thereon) acquired in fee ownership by any Loan Party after the Closing Date.

“Agents” shall mean, collectively, the Senior Agents, the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Deposit Account Agent.

“Agreement” shall mean this credit agreement.

“Alternate Base Rate” shall mean, for any day, a rate equal to the greater of (a) the Prime Rate (or, with respect to any ABR Revolving (Canadian) Loan, the U.S. Base Rate) in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the U.S. Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the U.S. Base Rate or the Federal Funds Effective Rate, respectively.

“Applicable Obligations” shall mean (a) with respect to SSCC, SSCE and any other Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a Canadian Subsidiary), the Obligations and (b) with respect to any Canadian Subsidiary or a subsidiary of a Canadian Subsidiary, the Canadian Obligations.

“Applicable Percentage” of any (a) Revolving Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment, (b) Revolving (Canadian) Lender shall mean

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the percentage of the aggregate Revolving (Canadian) Credit Commitments represented by such Lender’s Revolving (Canadian) Credit Commitment or (c) Deposit Funded Lender shall mean the percentage of the aggregate Deposit Funded Commitments represented by such Lender’s Deposit Funded Commitment.  If the Revolving Credit Commitments, Revolving (Canadian) Credit Commitments or Deposit Funded Commitments, as applicable, shall have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments, Revolving (Canadian) Credit Commitments or Deposit Funded Commitments, as applicable, most recently in effect, giving effect to any assignments.

“Applicable Rate” shall mean (except as otherwise provided in the Incremental Term Loan Assumption Agreement with respect to any Incremental Term Loan), for any day, (a) with respect to any ABR Term Loan, 1.00% per annum, (b) with respect to any Eurodollar Term Loan, 2.00% per annum, and (c) with respect to (i) any ABR Revolving Loan, ABR Revolving (Canadian) Loan or Canadian Prime Rate Loan, (ii) any Eurodollar Revolving Loan, Eurodollar Revolving (Canadian) Loan or B/A Loan or (iii) the Commitment Fees in respect of unused Revolving Credit Commitments and unused Revolving (Canadian) Credit Commitments, as the case may be, the applicable percentage set forth below under the caption (x) ”ABR Revolving/Canadian Prime Rate Spreads”, (y) ”Eurodollar Revolving/ B/A Spreads” and (z) ”Commitment Fees”, as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

Consolidated Leverage Ratio	ABR Revolving/ Canadian Prime Rate Spreads	Eurodollar Revolving/ B/A Spreads	Commitment Fees
Greater than 4.0x	1.25%	2.25%	0.500%
Greater than 3.0x but less than or equal to 4.0x	1.00%	2.00%	0.500%
Greater than 2.0x but less than or equal to 3.0x	0.75%	1.75%	0.500%
Less than or equal to 2.0x	0.50%	1.50%	0.375%

Each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit on the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 6.04(a) or (b) and (c), respectively, based upon the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter included in such financial statements so delivered, and shall remain in effect until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  Notwithstanding the foregoing, (a) (i) until the delivery of the financial statements and certificates required by Section 6.04(b) and (c), respectively, for the fiscal quarter ending June 30, 2005, and (ii) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed greater than 4.0 to 1.0 for purposes of determining the Applicable Rate and (b) the

Applicable Rate with respect to any Eurodollar Term Loan or

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ABR Term Loan shall automatically be increased by the Yield Differential, if any, upon the making of any Other Term Loans, as provided in Section 2.23(d).

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

“Asset Exchange” shall mean any transfer of operating properties or assets by SSCC or any of the Subsidiaries to any Person in which at least 75% of the consideration received by the transferor consists of operating properties or assets of comparable use.

“Asset Sale” shall mean the sale, transfer or other disposition (including any casualty or condemnation) by SSCC or any Subsidiary to any Person other than a Loan Party or a wholly owned Subsidiary of (a) any capital stock in any Person, (b) substantially all the assets of any geographic or other division or line of business of SSCC or any of the Subsidiaries or (c) any Real Property or a portion of any Real Property or any other asset or assets (excluding any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business, any Permitted Investments and any Program Receivables) of SSCC or any Subsidiary; provided that none of the following shall constitute an “Asset Sale” for purposes of this Agreement:  (i) any sale, transfer or other disposition having a value not in excess of U.S.$5,000,000, (ii) any sale of assets in connection with any Permitted Equipment Financing or any Permitted Timber Financing, (iii) the sale of assets (other than Collateral) securing any Indebtedness permitted hereunder (other than the Loans), unless such Indebtedness shall be repaid, redeemed or repurchased in full with the proceeds of such asset sale (or any other payment made contemporaneously therewith) and (iv) any issuance of capital stock by SSCC.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 11.04(b)), in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Attributable Indebtedness” shall mean, with respect to any Sale/Leaseback Transaction that does not result in a Capital Lease, at any date of determination, the product of (a) the net proceeds from such Sale/Leaseback Transaction and (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such Sale/Leaseback Transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term

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of such lease (without regard to any options to renew or extend such term) measured from the first day of such term.

“B/A Equivalent Loan” is defined in Section 2.22(h).

“B/A Loan” shall mean a Borrowing comprised of one or more Bankers’ Acceptances or, as applicable, B/A Equivalent Loans.  For greater certainty, all provisions of this Agreement which are applicable to Bankers’ Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans.

“Bank Act Security” shall mean security delivered by SSC Canada to each SSC Canada Lender that is a bank listed under Schedule I, II or III of the Bank Act (Canada).

“Bankers’ Acceptance” and “B/A” shall mean a non-interest bearing instrument denominated in Canadian Dollars, drawn by SSC Canada and accepted by a Revolving (Canadian) Lender in accordance with this Agreement, and shall include a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada); and when used in conjunction with a “Loan” or a “Borrowing”, shall include a B/A Equivalent Loan.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Bondholders” shall mean any or all holders of the Bonds.

“Bond Pledge Agreements” shall mean, collectively, the SSC Canada Bond Pledge Agreement, the Francobec Company Bond Pledge Agreement, the MBI Bond Pledge Agreement and the SMBI Bond Pledge Agreement.

“Bonds” shall mean any or all of the SSC Canada Bonds, the Francobec Company Bonds, the MBI Bonds and the SMBI Bonds.

“Borrowers” is defined in the preamble to this Agreement.

“Borrowers’ Portion of Excess Cash Flow” shall mean, at any date of determination, the amount of Excess Cash Flow for the preceding full fiscal year of SSCC, commencing on or after January 1, 2005 and ending prior to the date of determination, that (a) was not or is not required to be applied to the prepayment of Term Loans as described in Section 2.13(c) and (b) has not been utilized on or prior to the date of determination (i) to make Consolidated Capital Expenditures pursuant to the first proviso in the first sentence of Section 7.13 or (ii) to make Restricted Payments pursuant to Section 7.06(b)(i).

“Borrowing” shall mean (a) a group of Loans of the same Class and Type, and denominated in the same currency, made, converted or continued by the Lenders on a single date and as to which a single Interest Period is in effect or (b) a Swingline Loan.

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“Business Day” shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City and Chicago; provided, however, that (a) when used in connection with a Eurodollar Loan or Eurodollar Borrowing, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) when used in connection with a Borrowing by SSC Canada, a Borrowing denominated in Canadian Dollars or a Revolving (Canadian) Facility Letter of Credit, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto and Montreal, and (c) when used in connection with a Letter of Credit, the term “Business Day” shall also exclude any day on which banks are not open for business in the jurisdiction in which the applicable lending office of the applicable Facing Agent is located.

“Calculation Date” shall mean (a) the last Business Day of each month, (b) the date of each notice of borrowing of Revolving (Canadian) Loans and (c) the Business Day preceding the issuance, amendment, extension or renewal of each Revolving (Canadian) Facility Letter of Credit.

“Callable Senior Notes” shall mean, at any time, the Senior Notes that at such time may be redeemed by SSCE at the option of SSCE pursuant to the terms thereof.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Article X.

“CAM Exchange” shall mean the exchange of the Lenders’ interests provided for in Section 10.01.

“CAM Exchange Date” shall mean the first date after the Closing Date on which there shall occur (a) any event described in paragraph (g) or (h) of Article VIII with respect to either Borrower or (b) an acceleration of the maturity of Loans pursuant to Article VIII.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the aggregate Designated Obligations owed to such Lender and (ii) the LC Exposure and Swingline Exposure, if any, of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Lenders and (ii) the aggregate LC Exposure and Swingline Exposure of all the Lenders, in each case immediately prior to such CAM Exchange Date.  For purposes of computing each Lender’s CAM Percentage, all Designated Obligations which shall be denominated in Canadian Dollars shall be translated into U.S. Dollars at the Exchange Rate in effect on the CAM Exchange Date.

“Canadian Administrative Agent” shall mean DB Canada, in its capacity as Canadian administrative agent for the Lenders and the Revolving (Canadian) Facility Facing Agent.

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“Canadian Benefit Plans” shall mean all employee benefit plans of any nature or kind whatsoever (other than the Canadian Pension Plans) that are maintained or contributed to by SSC Canada or any other Canadian Subsidiary.

“Canadian Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in U.S. Dollars, the equivalent in Canadian Dollars of such amount determined by the Administrative Agent using the Exchange Rate then in effect.

“Canadian Dollars” and “Cdn.$” shall mean lawful currency of Canada.

“Canadian GAAP” shall mean generally accepted accounting principles in Canada, as recommended from time to time by the Canadian Institute of Chartered Accountants, applied on a consistent basis.

“Canadian Guarantee Agreements” shall mean the Guarantee Agreement (Canadian) and each of the other guarantee agreements executed and delivered by a Canadian Subsidiary pursuant to Section 6.09.

“Canadian Obligations” shall mean all Obligations of SSC Canada and the Canadian Subsidiaries that are Guarantors.

“Canadian Pension Plans” shall mean each plan that is considered to be a pension plan for the purposes of the ITA or any applicable pension benefits standards statute and/or regulation in Canada and that is established, maintained or contributed to by SSC Canada or any other Canadian Subsidiary for its current or former employees.

“Canadian Prime Rate” shall mean, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times for such day be equal to the higher of (a) the annual rate of interest announced publicly by the Canadian Administrative Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans made in Canada and (b) 0.75% per annum above the CDOR Rate in effect on such date.  Each change to the Canadian Prime Rate shall be effective on the date such change is publicly announced as being effective.

“Canadian Security Agreements” shall mean the Security Agreement (Canadian) and the Pledge Agreement (Canadian).

“Canadian Subsidiaries” shall mean the Subsidiaries organized under the laws of Canada or any province or other political subdivision thereof.

“Capital Lease” is defined in the definition of the term “Capital Lease Obligations”.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof (each, a

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“Capital Lease”), which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. GAAP.  For the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time, determined in accordance with U.S. GAAP.

“Cash Proceeds” shall mean, with respect to any Asset Sale, cash, cash equivalents or marketable securities received from such Asset Sale, including any insurance or condemnation proceeds and proceeds received by way of deferred payment pursuant to a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds).

“CDOR Rate” shall mean, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Canadian Dollar bankers’ acceptances for a term equal to the term of the relevant Contract Period (or for a term of one month for purposes of determining the Canadian Prime Rate) appearing on the Reuters Screen CDOR Page at approximately 10:00 a.m., Standard Time, on such date, or if such date is not a Business Day, on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the arithmetic average of the Discount Rate quoted by each Schedule I Reference Bank (determined by the Canadian Administrative Agent as of 10:00 a.m., Standard Time, on such date) which would be applicable to Canadian Dollar bankers’ acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 a.m., Standard Time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day.

“CERCLA” is defined in Section 4.15(d).

A “Change in Control” shall be deemed to have occurred if (a) a majority of the seats (other than vacant seats) on the board of directors of SSCC shall at any time be occupied by persons who were neither (i) nominated by the board of directors of SSCC nor (ii) appointed by directors so nominated; (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of SSCC; (c) SSCC shall cease to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding capital stock of SSCE; or (d) SSCE shall cease to own or control, directly or indirectly, beneficially and of record, shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of SSC Canada.

“Change of Law” is defined in Section 2.19(f).

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Revolving (Canadian) Loans, Tranche B Loans, Tranche C Loans, Deposit Funded Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment,

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Revolving (Canadian) Credit Commitment, Tranche B Commitment, Tranche C Commitment, Deposit Funded Commitment, Incremental Term Loan Commitment or the commitment of the Swingline Lender hereunder.

“Closing Date” shall mean November 1, 2004.

“Cluster Expenditures” shall mean capital expenditures that are mandated pursuant to, or made to comply with, any of 40 C.F.R. 63, Subpart MM, 40 C.F.R. 63, Subpart S, 40 C.F.R. Part 430 or 40 C.F.R. 63, Subpart DDDDD, including any subsequent modifications or amendments thereto, and any further rules promulgated from time to time by the U.S. Environmental Protection Agency (or any successor governmental agency) with respect to “Effluent Limitations Guidelines, Pretreatment Standards, and New Source Performance Standards: Pulp, Paper, and Paperboard Category” and/or “National Emission Standards for Hazardous Air Pollutants for Source Category: Pulp and Paper Production”.

“Code” shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall mean DB, in its capacity as collateral agent for the Lenders and the Facing Agents.

“Commitment” shall mean, with respect to each Lender, such Lender’s Revolving Credit Commitment, Revolving (Canadian) Credit Commitment, Tranche B Commitment, Tranche C Commitment, Deposit Funded Commitment or Incremental Term Loan Commitment.

“Commitment Fees” is defined in Section 2.05(a).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of SSCC dated September 2004.

“Consolidated Capital Expenditures” shall mean, for any period, all amounts that would be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for SSCC and its Subsidiaries during such period in accordance with U.S. GAAP (excluding capitalized interest but including the amount of assets leased under any Capital Lease); provided, however, that in no event shall Consolidated Capital Expenditures include (a) amounts expended (in compliance with the provisions of any Mortgage, if applicable) in the replacement, repair or reconstruction of any fixed or capital asset which was destroyed, damaged or condemned, in whole or in part, to the extent insurance or condemnation proceeds are receivable or have been received by SSCC or any such Subsidiary in respect of such destruction, damage or condemnation, (b) any capital expenditures substantially concurrently made or committed to be made with the Net Cash Proceeds from any equity issuance by SSCC, (c) any capital expenditures made with the Net Cash Proceeds of the

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Pontiac Sale, (d) any Investments made pursuant to Section 7.04(l) or (e) any Permitted Acquisitions.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets (other than cash and cash equivalents) of SSCC and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with U.S. GAAP.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of SSCC and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with U.S. GAAP, provided that the current maturities of long-term Indebtedness for money borrowed of SSCC and its Subsidiaries, any Indebtedness permitted under Section 7.01 that is classified as a current liability in conformity with U.S. GAAP and any taxes payable solely as a result of Asset Sales shall be excluded from the definition of Consolidated Current Liabilities.

“Consolidated EBITDA” for any period shall mean Consolidated Net Income for such period, plus, without duplication and to the extent deducted in determining such Consolidated Net Income, (a) all Federal, state, local and foreign taxes, (b) Consolidated Interest Expense, (c) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses deducted in determining such Consolidated Net Income, (d)  cash restructuring and similar charges incurred during any of the fiscal years ended December 31, 2004, 2005 and 2006 in an aggregate amount of up to U.S.$10,000,000 for any such fiscal year, and (e) any fees and expenses related to  Permitted Acquisitions, minus, to the extent included in determining such Consolidated Net Income, any non-cash income or non-cash gains.

“Consolidated Interest Expense” shall mean, for any period, the interest expense (net of interest income on Permitted Investments) of SSCC and its Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP, excluding any fees and expenses payable or amortized during such period by SSCC and its consolidated Subsidiaries in connection with the amortization of deferred debt issuance costs.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by SSCC and its consolidated Subsidiaries with respect to Swap Agreements, but excluding any gain or loss recognized under U.S. GAAP that results from the mark-to-market valuation of any Swap Agreement.

“Consolidated Leverage Ratio” shall mean, on any date of determination, the ratio obtained by dividing (a) Indebtedness of SSCC and its consolidated Subsidiaries on such date by (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date.  In any period of four consecutive fiscal quarters in which a Permitted Acquisition occurs, the Consolidated Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.05.

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“Consolidated Net Income” shall mean, for any period, the net income (or loss) of SSCC and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with U.S. GAAP, provided that there shall be excluded from such calculation the net gains (or losses) associated with the sale of any asset not in the ordinary course of business.

“Consolidated Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio obtained by dividing (a) Senior Secured Indebtedness of SSCC and its consolidated Subsidiaries on such date by (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date.  In any period of four consecutive fiscal quarters in which a Permitted Acquisition occurs, the Consolidated Senior Secured Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.05.

“Contract Period” shall mean the term of a B/A Loan selected by SSC Canada in accordance with Section 2.22, commencing on the date of such B/A Loan and expiring on a Business Day which shall be either one, two, three or six months thereafter, provided that (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be determined by the Canadian Administrative Agent to ensure that each Contract Period shall expire on a Business Day, and (b) no Contract Period shall extend beyond the Revolving Credit Maturity Date.

“Control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” is defined in Article V.

“Credit Facility” shall mean a Class of Commitments and extensions of credit thereunder.  For purposes of this Agreement, each of the following comprises a separate Credit Facility:  (a) the Tranche B Loans, (b) the Tranche C Loans, (c) the Revolving Commitments, the Revolving Loans, the Swingline Loans and the Revolving Facility Letters of Credit, (d) the Revolving (Canadian) Commitments, the Revolving (Canadian) Loans and the Revolving (Canadian) Facility Letters of Credit, (e) the Deposit Funded Commitments, the Deposit Funded Loans and the Deposit Funded Letters of Credit and (f) the Incremental Term Loan Commitments and the Other Term Loans.

“Credit Transactions” is defined in Section 4.02.

“DB” is defined in the preamble to this Agreement.

“DB Canada” is defined in the preamble to this Agreement.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

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“Default Rate” is defined in Section 2.07.

“Delivery Agreements” shall mean each of the delivery agreements issued by SSC Canada or such other applicable Canadian Subsidiary to the Collateral Agent pursuant to which a Canadian Subsidiary delivers the Demand Debentures to the Collateral Agent.

“Demand Debentures” shall mean the demand debentures with respect to each Mortgaged Property located in the Provinces of Ontario, Manitoba, Sasketchewan and Alberta, or such other applicable Canadian Province (other than the Province of Quebec) with respect to any After-Acquired Mortgage Property located in a Canadian Province (other than the Province of Quebec) and required to be granted as Collateral pursuant to Section 6.09, in the principal amount of Cdn.$1,500,000,000, issued by SSC Canada or such other applicable Canadian Subsidiary, and delivered to the Collateral Agent pursuant to the Delivery Agreements.

“Deposit” shall mean, with respect to each Deposit Funded Lender at any time, the amount actually on deposit in the Deposit Account to the credit of such Lender’s Sub-Account at such time.

“Deposit Account” shall mean the account of the Deposit Account Agent established by the Deposit Account Agent on or prior to the Closing Date under its sole and exclusive control solely for the purpose of being used as the “Deposit Account” hereunder.

“Deposit Account Agent” shall mean JPMCB, in its capacity as the holder of the Deposit Account.

“Deposit Funded Commitment” shall mean, with respect to each Lender, the commitment of such Lender to acquire participations in Deposit Funded Letters of Credit and to make Deposit Funded Loans as set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Deposit Funded Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to an Incremental Deposit Funded Credit Assumption Agreement entered into by such Lender and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  As of the Closing Date, the aggregate amount of the Deposit Funded Commitments of the Deposit Funded Lenders is U.S.$121,930,726.03.

“Deposit Funded Commitment Fee” is defined in Section 2.05(c).

“Deposit Funded Facility Facing Agent” shall mean JPMCB and each Lender that replaces JPMCB as Deposit Funded Facility Agent pursuant to Section 3.10.

“Deposit Funded LC Exposure” shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Deposit Funded Letters of Credit and (b) the aggregate amount that has been drawn under any Deposit Funded Facility Letter of Credit and has not been reimbursed by SSCE or another Loan Party at

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such time.  The Deposit Funded LC Exposure of any Deposit Funded Lender at any time shall equal its Applicable Percentage of the aggregate Deposit Funded LC Exposure at such time.

“Deposit Funded Lenders” shall mean the Lenders having (a) Deposit Funded Commitments, (b) participations in outstanding Deposit Funded Letters of Credit or LC Disbursements in respect thereof or (c) Deposit Funded Loans.

“Deposit Funded Letters of Credit” shall mean (a) the letters of credit issued for the account of SSCE by the Deposit Funded Facility Facing Agent pursuant to the terms and conditions of Article III and (b) the Existing IRB Letters of Credit.  Deposit Funded Letters of Credit shall be denominated in U.S. Dollars.

“Deposit Funded Loans” shall mean the loans deemed made by the Deposit Funded Lenders to SSCE pursuant to Section 3.05(c) in respect of their participations in LC Disbursements in respect of the Deposit Funded Letters of Credit.

“Deposit Funded Maturity Date” shall mean the sixth anniversary of the Closing Date.

“Deposit Funded Utilization” shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Deposit Funded Loans outstanding at such time and (b) the Deposit Funded LC Exposure at such time.

“Deposit Return” is defined in Section 2.05(g).

“Designated Obligations” shall mean all Obligations of the Loan Parties in respect of (a) principal of and interest on the Loans (excluding Swingline Loans, but including B/As, B/A Equivalent Loans and Acceptance Fees with respect thereto) and (b) Fees for the account of the Lenders, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

“Discount Proceeds” shall mean, for any B/A (or, as applicable, any B/A Equivalent Loan), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded upwards) calculated on the applicable date of the Revolving (Canadian) Credit Borrowing of which such B/A or B/A Equivalent Loan is a part or any rollover date for such Revolving (Canadian) Credit Borrowing by multiplying:

(a) the face amount of the B/A (or, as applicable, the B/A Equivalent Loan); by

(b) the quotient of one divided by the sum of one plus the product of:

(i) the Discount Rate (expressed as a decimal) applicable to such B/A (or as applicable, such B/A Equivalent Loan), and

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(ii) a fraction, the numerator of which is the Contract Period of the B/A (or, as applicable, the B/A Equivalent Loan) and the denominator of which is 365 days, with such quotient being rounded up or down to the fifth decimal place, and .000005 being rounded up.

“Discount Rate” shall mean:

(a) with respect to any Revolving (Canadian) Lender that is a Schedule I Bank, as applicable to a B/A being purchased by such Lender on any day, the CDOR Rate; and

(b) with respect to any Revolving (Canadian) Lender that is not a Schedule I Bank, as applicable to a B/A being purchased or a B/A Equivalent Loan being made by such Lender on any day, the lesser of (A) the CDOR Rate plus 10 basis points (0.10%), and (B) the average (as determined by the Canadian Administrative Agent in good faith) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if not in an increment of 1/100th of 1%, to the nearest 0.01%) quoted by the Schedule II Reference Banks as the percentage discount rates at which the Schedule II Reference Banks would, in accordance with their normal market practices, at or about 10:00 a.m., Standard Time, on such date, be prepared to purchase bankers’ acceptances accepted by the Schedule II Reference Banks having a face amount and term comparable to the face amount and term of such B/A or B/A Equivalent Loan.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States or any political subdivision thereof.

“Environmental Laws” shall mean all current and future federal, state, provincial, local and foreign laws, rules or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder or other requirements of Governmental Authorities or the common law, relating to health, safety, or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of, or exposure to, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, or wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, or wastes, or underground storage tanks and emissions or releases therefrom.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, or any successor statute, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that (a) is a member of a group of which SSCC or either Borrower is a member and (b) is treated as a single employer under Section 414 of the Code.

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“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by SSCC or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by SSCC or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by SSCC or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by SSCC or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from SSCC or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) a Governmental Authority gives notice of its intention to terminate, in whole or in part, a Canadian Pension Plan, or to appoint an administrator of a Canadian Pension Plan, or SSC Canada or any of its Subsidiaries declares or gives notice of intention to declare a wind up of a Canadian Pension Plan, in whole or in part, or any of the Canadian Pension Plans individually or in the aggregate have an unfunded actuarial liability or solvency deficiency (within the meaning of the Quebec Supplemental Pension Plans Act and other applicable laws) that could reasonably be expected to have a Material Adverse Effect.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” is defined in Article VIII.

“Excess Cash Flow” shall mean, for any period, (a) the sum, without duplication, of (i) Consolidated Net Income during such period, (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other non-cash expenses, losses or other charges that, pursuant to U.S. GAAP, were deducted in determining such Consolidated Net Income, (iii) the proceeds of any Capital Leases of SSCC and its Subsidiaries on a consolidated basis, (iv) reductions, other than reductions attributable solely to Asset Sales, to working capital for such period (i.e., the decrease in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such period) and (v) Indebtedness of SSCC and its consolidated Subsidiaries created, incurred or assumed in respect of the purchase or construction of property minus (b) the sum, without duplication, of (i) the amount of all non-cash gains, income or other credits included in determining Consolidated Net Income, (ii) additions to working capital for such period (i.e., the increase in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such period), (iii) the Term Loan Repayment Amounts paid during such period, (iv) optional prepayments of Term Loans described in

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Section 2.12(b) made during such period, (v) scheduled and optional payments or prepayments of the principal amount of permitted Indebtedness other than the Loans, but only to the extent that such payments or prepayments cannot by their terms be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such permitted Indebtedness and are otherwise permitted hereby, (vi) Consolidated Capital Expenditures for such period and the aggregate cash consideration paid by SSCC and the Subsidiaries during such period on account of Permitted Acquisitions (except to the extent such Consolidated Capital Expenditures or Permitted Acquisitions are financed with the Net Cash Proceeds from an Asset Sale or an issuance of Indebtedness or equity securities) and (vii) Restricted Payments not prohibited hereunder made during such period; provided, however, that none of the following shall be included in a determination of Excess Cash Flow: (x) amounts expended for any Investment permitted under Section 7.04 and any proceeds from the subsequent sale or other disposition of any such Investment, (y) the proceeds of any issuance of debt or equity securities not otherwise prohibited hereunder and (z) the proceeds from the sale of assets of SSCC or any Subsidiary to the extent such proceeds would be required (before giving effect to any waiver) to mandatorily prepay any permitted Indebtedness (including the Loans).

“Exchange Rate” shall mean, on any day, (a) for purposes of determining the U.S. Dollar Equivalent, the rate at which Canadian Dollars may be exchanged into U.S. Dollars and (b) for purposes of determining the Canadian Dollar Equivalent, the rate at which U.S. Dollars may be exchanged into Canadian Dollars, in each case as set forth on the Reuters World Currency Page for Canadian Dollars (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Canadian Administrative Agent in Toronto, Ontario) at 12:00 noon, Standard Time, on such day; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Canadian Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiaries” shall mean, collectively, JSC Timber Finance Inc., a Delaware corporation, Timber Capital Holdings LLC, a Delaware limited liability company, and Timber Note Holdings LLC, a Delaware limited liability company.

“Existing Credit Agreements” shall mean the Existing Stone Credit Agreement and the Existing JSCUS Credit Agreement.

“Existing IRB Letters of Credit” shall mean the letters of credit issued for the account of JSCUS under the Existing JSCUS Credit Agreement in support of JSCUS’s obligations in respect of the Stevenson IRBs and that are outstanding on the Closing Date and identified as “Existing IRB Letters of Credit” on Schedule 1.01(a).

“Existing JSCUS Credit Agreement” shall mean the Third Amended and Restated Credit Agreement dated as of September 26, 2002, among JSCUS, SSCC, JSCE, Inc., the lenders party thereto, JPMCB and DB.

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“Existing Letters of Credit” shall mean the Existing SSC Canada Letters of Credit and the Existing SSCE Letters of Credit.

“Existing SMBI Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement dated as of March 30, 2004, between MBI, in its capacity as general partner of SMBI and as initial servicer, Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust, and Scotia Capital Inc.

“Existing SMBI Receivables Program” shall mean the trade receivables securitization program conducted by SMBI pursuant to the Existing SMBI Receivables Purchase Agreement and the related Receivables Program Documents.

“Existing SSC Canada Letters of Credit” shall mean the letters of credit issued for the account of SSC Canada under the Existing Stone Credit Agreement that are outstanding on the Closing Date and identified as “Existing SSC Canada Letters of Credit” on Schedule 1.01(a).

“Existing SSCE Letters of Credit” shall mean the letters of credit issued for the account of Stone under the Existing Credit Agreements that are outstanding on the Closing Date and identified as “Existing SSCE Letters of Credit” on Schedule 1.01(a), including the Existing IRB Letters of Credit.

“Existing Stone Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of July 25, 2002, as amended, among Stone, SSC Canada, the lenders party thereto, JPMCB, DB and DB Canada.

“Facing Agents” shall mean the Revolving Facility Facing Agent, the Revolving (Canadian) Facility Facing Agent and the Deposit Funded Facility Facing Agent.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the fees described in Section 2.05.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, controller or assistant treasurer of such Person.

“FinSub” shall mean any special purpose bankruptcy-remote entity that is a wholly owned Subsidiary formed solely for the purpose of purchasing receivables pursuant to the Receivables Program, including Jefferson Smurfit Finance Corporation, a

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Delaware corporation, Stone Receivables Corporation, a Delaware corporation, and SSCE Funding, LLC, a Delaware limited liability company.

“Foreign Subsidiary” shall mean PUI and any Subsidiary that is not a Domestic Subsidiary.

“Francobec Company Bond Pledge Agreement” shall mean the bond pledge agreement dated as of the Closing Date, entered into between Francobec Company and the Collateral Agent, providing the terms pursuant to which the Francobec Company Bonds are to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the Francobec Company Bonds for the benefit of the beneficiaries named therein.

“Francobec Company Bonds” shall mean any or all of the bonds issued from time to time by Francobec Company pursuant to the Francobec Company Hypothec.

“Francobec Company Hypothec” shall mean the Indenture and Deed of Hypothec and Issue of Bonds executed on October 24, 2004, and entered into between Francobec Company and the Trustee, pursuant to the terms of which Francobec Company has created, issued and secured Francobec Company Bonds in the maximum aggregate amount of Cdn.$1,500,000,000.

“Governmental Authority” shall mean any Federal, state, provincial, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise (whether or not denominated as a guarantee), of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee (or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof).

“Guarantee Agreement (Canadian)” shall mean the Guarantee Agreement (Canadian), substantially in the form of Exhibit C, among the Canadian Subsidiaries

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party thereto and the Collateral Agent, for the benefit of the secured parties named therein.

“Guarantee Agreement (Maryland)” shall mean the Guarantee Agreement (Maryland), in form and substance reasonably satisfactory to the Collateral Agent, among the Loan Parties party thereto and the Collateral Agent, for the benefit of the secured parties named therein.

“Guarantee Agreements” shall mean the Guarantee and Collateral Agreement (U.S.), the Guarantee Agreement (Maryland) and the Canadian Guarantee Agreements.

“Guarantee and Collateral Agreement (U.S.)” shall mean the Guarantee and Collateral Agreement (U.S.), substantially in the form of Exhibit D, among SSCC, the Domestic Subsidiaries party thereto and the Collateral Agent, for the benefit of the secured parties named therein.

“Guarantors” shall mean (a) SSCC and (b) each Subsidiary that guarantees the Applicable Obligations pursuant to a Guarantee Agreement.

“Hazardous Materials” is defined in Section 4.15(d).

“Hypothecs” shall mean (a) each of the SSC Canada Hypothec, the Francobec Company Hypothec, the MBI Hypothec and the SMBI Hypothec and (b) any other such agreement entered into thereafter by a Canadian Subsidiary and the Trustee.

“Inactive Subsidiary” shall mean, at any time, any Subsidiary that (a) has assets at such time with a total market value not in excess of U.S.$100,000 and (b) has not conducted any business or other operations during the prior 12-month period.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment, Incremental Revolving Credit Commitment, Incremental Revolving (Canadian) Credit Commitment or Incremental Deposit Funded Commitment.

“Incremental Commitment Amount” shall mean, at any time, the excess, if any, of (a) U.S.$400,000,000 over (b) the sum of (i) the aggregate amount of all Incremental Term Loan Commitments established prior to such time, (ii) the aggregate amount of all Incremental Revolving Credit Commitments established prior to such time, (iii) the aggregate amount of all Incremental Revolving (Canadian) Credit Commitments established prior to such time and (iv) the aggregate amount of all Incremental Deposit Funded Commitments established prior to such time.

“Incremental Credit Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement, Incremental Revolving Credit Assumption Agreement or Incremental Deposit Funded Credit Assumption Agreement.

“Incremental Deposit Funded Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.23, to acquire participations in Deposit

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Funded Letters of Credit and to make Deposit Funded Loans as set forth in the Incremental Deposit Funded Credit Assumption Agreement pursuant to which such Lender acquired its Incremental Deposit Funded Commitment.

“Incremental Deposit Funded Credit Assumption Agreement” shall mean an Incremental Deposit Funded Credit Assumption Agreement, in form and substance reasonably satisfactory to the Senior Agents, among SSCE, the Administrative Agent, the Deposit Account Agent and one or more Incremental Deposit Funded Lenders.

“Incremental Deposit Funded Lender” shall mean a Lender with an Incremental Deposit Funded Commitment.

“Incremental Lender” shall mean a Lender with an Incremental Commitment.

“Incremental Loans” shall mean loans made by one or more Lenders to either Borrower pursuant to Section 2.01(a)(iii).

“Incremental Revolving (Canadian) Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.23, to make Revolving (Canadian) Loans to the Borrowers and to acquire participations in Revolving (Canadian) Facility Letters of Credit.

“Incremental Revolving (Canadian) Lender” shall mean a Lender with an Incremental Revolving (Canadian) Credit Commitment and which, prior to any CAM Exchange and except as otherwise provided in this Agreement, shall not be a non-resident of Canada or shall be deemed to be a resident in Canada for purposes of Part XIII of the ITA in respect of such Commitment.

“Incremental Revolving Credit Assumption Agreement” shall mean an Incremental Revolving Credit Assumption Agreement, in form and substance reasonably satisfactory to the Senior Agents, among the relevant Borrower, the Administrative Agent, the Canadian Administrative Agent (if applicable) and one or more Incremental Revolving Lenders or Incremental Revolving (Canadian) Lenders, as applicable.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.23, to make Revolving Loans to SSCE and to acquire participations in Revolving Facility Letters of Credit and in Swingline Loans.

“Incremental Revolving Lender” shall mean a Lender with an Incremental Revolving Credit Commitment.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement, in form and substance reasonably

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satisfactory to the Senior Agents, among the relevant Borrower, the Administrative Agent, the Canadian Administrative Agent (if applicable) and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.23, to make Incremental Term Loans to either Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Amount” is defined in Section 2.11(c).

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean term loans made by one or more Lenders to either Borrower pursuant to Section 2.01(a)(iii).  Incremental Term Loans may be made in the form of additional Tranche B Loans, additional Tranche C Loans or, to the extent permitted by Section 2.23 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued expenses arising in the ordinary course of business and (ii) any contingent earnout or other contingent payment obligation incurred in connection with an acquisition permitted hereunder (but only to the extent that such obligation has not become fixed)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person (and in the event such Person has not assumed or otherwise become liable for payment of such obligation, the amount of Indebtedness under this clause (e) shall be the lesser of the amount of such obligation and the fair market value of such property), (f) all Guarantees by such Person, (g) all Capital Lease Obligations of such Person, (h) all net obligations of such Person in respect of Swap Agreements (such net obligations to be equal at any time to the termination value of such Agreements or other arrangements that would be payable by or to such Person at such time) and (i) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the

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extent such Indebtedness is expressly non-recourse to such Person.  For purposes of this Agreement, (x) Indebtedness of a FinSub or otherwise incurred to finance the purchase of Program Receivables pursuant to the Receivables Program and (y) Securitization Trust Investment shall constitute secured Indebtedness of SSCC and its Subsidiaries regardless of whether such Indebtedness or the Securitization Trust Investment is required to be reflected as Indebtedness on a consolidated balance sheet of SSCC and its Subsidiaries in accordance with U.S. GAAP.

“Indemnitee” is defined in Section 11.05(b).

“Information” is defined in Section 11.15(a).

“Insolvency Law” shall mean, to the extent applicable, (a) Title 11 of the United States Code, (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada) and (d) any similar Federal, provincial, state, local or foreign bankruptcy or insolvency law, in each case as now constituted or hereafter amended or enacted.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (b) with respect to any Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or, if consented to by all affected Lenders, 9 or 12 months thereafter), or such period of time shorter than 1 month as may be agreed to by the Administrative Agent, in each case, as the Borrower thereof may elect and (b) as to any ABR Borrowing (including a Swingline Loan) or Canadian Prime Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earlier of (i) the next succeeding April 1, July 1, October 1 or January 2 and (ii) the Term Loan Maturity Date, the Revolving Credit Maturity Date, the Deposit Funded Maturity Date or an Incremental Term Loan Maturity Date, as applicable; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.  Interest shall accrue

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from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall mean, as applied to any Person (the “investor”), any direct or indirect purchase or other acquisition by the investor of, or a beneficial interest in, stock or other securities of any other Person, including any exchange of equity securities for Indebtedness, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the investor to any other Person, including all Indebtedness and accounts receivable owing to the investor from such other Person that did not arise from sales or services rendered to such other Person in the ordinary course of the investor’s business.  Except for any Investment described in the immediately succeeding sentence, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus any amounts (a) realized upon the disposition of assets comprising an Investment (including the value of any liabilities assumed by any Person other than SSCC or any Subsidiary in connection with such disposition), (b) constituting repayments of Investments that are loans or advances or (c) constituting cash returns of principal or capital thereon (including any dividend, redemption or repurchase of equity that is accounted for, in accordance with U.S. GAAP, as a return of principal or capital).  For purposes of this Agreement, the redemption, purchase or other acquisition for value by any Subsidiary of any shares of its capital stock from a Person other than SSCC or any other Subsidiary shall be deemed to be an “Investment” by such Subsidiary in its shares of capital stock.

“IP Security Agreements” is defined in the Guarantee and Collateral Agreement (U.S.).

“ITA” shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

“JPMCB” is defined in the preamble to this Agreement.

“JSCUS” shall mean Jefferson Smurfit Corporation (U.S.), a Delaware corporation that was merged with and into Stone pursuant to the Merger Agreement.

“LC Disbursement” shall mean any payment or disbursement made by the applicable Facing Agent under or pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time of determination, the sum of (a) the Revolving Facility LC Exposure, (b) the Revolving (Canadian) Facility LC Exposure and (c) the Deposit Funded Facility LC Exposure at such time.

“LC Reserve Account” is defined in Section 10.02(a).

“Lenders” shall mean the Persons listed on Schedule 2.01 (and their respective successors, which shall include any entity resulting from a merger or

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consolidation) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or an Incremental Credit Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letters of Credit” shall mean the Revolving Facility Letters of Credit, the Revolving (Canadian) Facility Letters of Credit and the Deposit Funded Letters of Credit.

“Letter of Credit Request” shall mean (a) in the case of a request for issuance of a Revolving Facility Letter of Credit, a properly completed notice in the form of Exhibit E, (b) in the case of a request for issuance of a Revolving (Canadian) Facility Letter of Credit, a properly completed notice in the form of Exhibit F, and (c) in the case of a request for issuance of a Deposit Funded Facility Letter of Credit, a properly completed notice in the form of Exhibit G.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 10:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which U.S. Dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 3:00 p.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security, hypothecation, prior claim (within the meaning of the Civil Code of Quebec), encumbrance, charge or security interest in or on such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement relating to such asset.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the Guarantee Agreements, the Bankers’ Acceptances and the Incremental Credit Assumption Agreements.

“Loan Documents Obligations” shall mean Obligations of the type described in clauses (a) and (b) of the term “Obligations”.

“Loan Parties” shall mean the Borrowers and the Guarantors.

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“Loans” shall mean the Revolving Loans, the Revolving (Canadian) Loans, the Term Loans, the Swingline Loans and the Deposit Funded Loans.

“Margin Stock” shall have the meaning given such term under Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, operations, properties or financial condition of SSCC and its Subsidiaries, taken as a whole, or (b) material impairment of the rights of or benefits available to the Agents, the Facing Agents or the Lenders under any Loan Document.

“Material Contract” shall mean any contract to which SSCC or any of the Subsidiaries is or becomes a party that provides for payments by or to SSCC or any of the Subsidiaries in excess of U.S.$50,000,000 per year and that has a term in excess of twelve months.

“Material Subsidiary” shall mean each Subsidiary now existing or hereafter acquired or formed and each successor thereto that (a) for the most recent fiscal year of SSCC accounted for more than 5% of the consolidated revenues of SSCC, (b) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of SSCC as shown on the consolidated financial statements of SSCC for such fiscal year or (c) is irrevocably designated as a Material Subsidiary in a writing by a Loan Party to the Administrative Agent.  Schedule 1.01(b) sets forth each Subsidiary that is a Material Subsidiary on and as of the Closing Date.

“MBI” shall mean MBI Limited/Limitée, a corporation continued under the laws of the Province of New Brunswick, Canada.

“MBI Bond Pledge Agreement” shall mean the bond pledge agreement dated as of the Closing Date, entered into between MBI and the Collateral Agent, providing the terms pursuant to which the MBI Bonds are to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the MBI Bonds for the benefit of the beneficiaries named therein.

“MBI Bonds” shall mean any or all of the bonds issued from time to time by MBI pursuant to the MBI Hypothec.

“MBI Hypothec” shall mean the Indenture and Deed of Hypothec and Issue of Bonds executed on October 24, 2004, and entered into between MBI and the Trustee, pursuant to the terms of which MBI has created, issued and secured MBI  Bonds in the maximum aggregate amount of Cdn.$1,500,000,000.

“Merger Agreement” shall mean the Agreement of Merger dated November 1, 2004, between JSCUS and Stone.

“Merger” shall mean the merger of JSCUS with and into Stone pursuant to the terms of the Merger Agreement.

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“Merger Transactions” is defined in Section 4.02.

“Mortgaged Properties” shall mean, as of the Closing Date, each parcel (or adjoining parcels) of real property (including any real property fixtures thereon) owned by a Loan Party and specified on Schedule 1.01(c), and shall include each After-Acquired Mortgage Property with respect to which a Mortgage is granted pursuant to Section 6.09.

“Mortgages” shall mean (a) the mortgages, deeds of trust, Hypothecs, assignments of leases and rents, modifications and other security documents that are listed on Schedule 1.01(d) or delivered pursuant to Section 6.09, (b) the Demand Debentures and (c) the Delivery Agreements.  Each Mortgage shall be substantially in the form of Exhibit H, or otherwise in form and substance reasonably satisfactory to the Senior Agents.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which SSCC or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the Cash Proceeds therefrom, net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or reasonably estimated to be payable in the year such Asset Sale occurs or in the following year as a result thereof and (iii) amounts provided as a reserve, in accordance with U.S. GAAP, against any liabilities under any indemnification obligations and any purchase price adjustments associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); and (b) with respect to any issuance of debt or equity securities, the cash proceeds thereof, net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

“Non-U.S. Person” is defined in Section 2.19(f).

“Obligations” shall mean (a) the due and punctual payment by each Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by such Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of such Borrower to any of the Agents, the Facing Agents and the Lenders under this Agreement

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and each of the other Loan Documents, including obligations to pay Fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise, arising under the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all the monetary obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, (c) the due and punctual payment of all monetary obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such agreement is entered into and (d) the due and punctual payment and performance of all obligations of each Loan Party to a Lender or an Affiliate of a Lender in respect of cash management services (other than cash management services provided after (i) the principal of and interest on each Loan and all Fees payable hereunder have been paid in full, (ii) the Lenders have no further commitment to lend hereunder, (iii) the LC Exposure has been reduced to zero and (iv) no Facing Agent has any further obligation to issue Letters of Credit), including obligations in respect of overdrafts, temporary advances, interest and fees.

“Operations Support Agreement” shall mean the Support Agreement, dated as of March 30, 2004, between Stone and Computershare Trust Company of Canada, as trustee of King Street Funding Trust.

“Other Taxes” is defined in Section 2.19(b).

“Other Term Loans” is defined in Section 2.23(a).

“Participating Subsidiary” shall mean any Subsidiary that participates or is permitted to participate in the Receivables Program pursuant to the Receivable Program Documents, including SMBI.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” is defined in Section 7.05(f).

“Permitted Equipment Financing” shall mean any financing transaction by SSCC or any Subsidiary secured by equipment, or a Sale/Leaseback Transaction in which the subject property consists of equipment, in each case owned by such Person for more than 90 days immediately prior to such financing transaction or Sale/Leaseback Transaction, so long as such financing transaction or Sale/Leaseback Transaction (a) does not have a final maturity or final payment date in respect thereof on or prior to the later of the Term Loan Maturity Date or the Incremental Term Loan Maturity Date (if any), or a weighted average life to maturity shorter than the weighted average life to maturity of the Term Loans, (b) results in Net Cash Proceeds to any Loan Party in excess of 60% of the fair market value (determined, as of the date of such financing transaction or

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Sale/Leaseback Transaction, on the basis of an assumed arms-length sale of such property, by a nationally recognized appraisal or valuation firm experienced in valuing equipment) of the equipment that is the subject property of such financing transaction or Sale/Leaseback Transaction, and (c) contains covenants no more restrictive than those contained in this Agreement (except that covenants that relate solely to the subject property may be more restrictive).

“Permitted Investments” shall mean any of the following:

(a) any evidence of Indebtedness, maturing not more than one year after the acquisition thereof, issued by the United States of America or Canada, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America or Canada;

(b) any certificate of deposit, maturing not more than one year after the date of purchase, issued by a commercial banking institution that has long-term debt rated “A” or higher by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) and which has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000;

(c) commercial paper (i) maturing not more than 270 days after the date of purchase and (ii) issued by a corporation (other than a Loan Party or any Affiliate of a Loan Party) with a rating, at the time as of which any determination thereof is to be made, of “P-1” or higher by Moody’s or “A-1” or higher by S&P (or equivalent rating in the case of a Permitted Investment made by a Foreign Subsidiary);

(d) demand deposits with any bank or trust company;

(e) repurchase agreements with a term of not more than seven days with respect to Indebtedness issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America; and

(f) in the case of the Foreign Subsidiaries, short-term investments comparable to the foregoing.

“Permitted Liens” shall mean, with respect to any Person, any of the following:

(a) Liens for taxes, assessments or other governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended and (ii) full provision for the payment of all such taxes known to such Person has been made on the books of such Person if and to the extent required by U.S. GAAP;

(b) mechanics’, materialmen’s, carriers’, warehousemen’s, landlord’s and similar Liens arising by operation of law and in the ordinary course of business and

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securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended and (ii) full provision for the payment of such Liens has been made on the books of such Person if and to the extent required by U.S. GAAP;

(c) Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended and (ii) full provision for the payment of such Liens has been made on the books of such Person if and to the extent required by U.S. GAAP;

(d) (i) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and (ii) Liens securing surety, indemnity, performance, appeal and release bonds, in the case of either clause (i) or (ii), securing such obligations in an amount outstanding at any time not to exceed individually or in the aggregate U.S.$100,000,000, provided that full provision for the payment of all such obligations has been made on the books of such Person if and to the extent required by U.S. GAAP;

(e) imperfections of title, covenants, restrictions, rights of way, easements, servitudes, mineral interest reservations, reservations made in the grant from the Crown, municipal and zoning ordinances, general real estate taxes and assessments not yet delinquent and other encumbrances on real property that (i) do not arise out of the incurrence of any Indebtedness for money borrowed and (ii) do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed;

(f) the rights of collecting banks or other financial institutions having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposit with or in the possession of such financial institution;

(g) leases or subleases granted to others not interfering in any material respect with the business of SSCC or any Subsidiary and any interest or title of a lessor under any lease (whether a Capital Lease or an operating lease) permitted by this Agreement or the Security Documents;

(h) Liens on accounts receivable for which attempts at collection have been undertaken by a third party authorized by the Person owning such accounts receivable;

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(i) Liens arising from the granting of a license to enter into or use any asset of SSCC or any Subsidiary to any Person in the ordinary course of business of SSCC or any Subsidiary that does not interfere in any material respect with the use or application by SSCC or any Subsidiary of the asset subject to such license;

(j) Liens attaching solely to cash earnest money deposits made by SSCC or any Subsidiary in connection with any letter of intent or purchase agreement entered into it in connection with an acquisition permitted hereunder;

(k) Liens arising from precautionary UCC financing statements (or analogous personal property security filings or registrations in other jurisdictions) regarding operating leases;

(l) Liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder; and

(m) Liens arising out of judgments or awards in respect of which an appeal or proceeding for review is being diligently prosecuted, provided that (i) a stay of execution pending such appeal or proceeding for review has been obtained and (ii) full provision for the payment of such Liens has been made on the books of such Person if and to the extent required by U.S. GAAP.

For the purposes of the Security Documents and Section 4.17, “Permitted Liens” shall also be deemed to include the Liens permitted by Sections 7.02(a)(ii), (iv), (v), (vi), (vii), (ix), (x), (xi), (xiii), (xiv), (xv) and (xvi).  Any reference in any of the Loan Documents to a Permitted Lien is not intended to and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

“Permitted Timber Financing” shall mean any financing transaction by SSCC or any Subsidiary secured by timber or timberland, or a Sale/Leaseback Transaction in which the subject property consists of timber or timberland, in each case owned by such Person for more than 90 days immediately prior to such financing transaction or Sale/Leaseback Transaction, so long as such financing transaction or Sale/Leaseback Transaction (a) does not have a final maturity or final payment date in respect thereof on or prior to the later of the Term Loan Maturity Date or the Incremental Term Loan Maturity Date (if any), or a weighted average life to maturity shorter than the weighted average life to maturity of the Term Loans, (b) results in the Net Cash Proceeds to any Loan Party in excess of 60% of the fair market value (determined, as of the date of such financing transaction or Sale/Leaseback Transaction, on the basis of an assumed arms-length sale of such property, by a nationally recognized appraisal or valuation firm experienced in valuing timber or timberland) of the timber or timberland that is the subject property of such financing transaction or Sale/Leaseback Transaction and (c) contains covenants no more restrictive than those contained in this Agreement (except that covenants that relate solely to the subject property may be more restrictive).

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“Person” shall mean any natural person, corporation, legal person, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of SSCC or any ERISA Affiliate.

“Pledge Agreement (Canadian)” shall mean the Pledge Agreement (Canadian), substantially in the form of Exhibit I, among SSCE, the Canadian Subsidiaries party thereto and the Collateral Agent, for the benefit of the secured parties named therein.

“Pontiac Sale” shall mean the sale by SSC Canada of the Pontiac, Quebec pulp mill.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

“Program Receivables” shall mean all trade receivables and related contract and other related rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor and any goods that have been repossessed in connection with any thereof) sold or contributed by SSCC or any Subsidiary to any FinSub or any Securitization Entity pursuant to the Receivables Program Documents.

“PUI” shall mean Packaging Unlimited, Inc., a Delaware corporation that is qualified to do business in the Commonwealth of Puerto Rico.  For purposes of this Agreement, PUI shall be deemed to be a Foreign Subsidiary.

“Real Properties” shall mean each parcel of real property identified on Schedule 4.19, together with all fixtures thereon.

“Receivables Programs” shall mean the trade receivables securitization programs conducted pursuant to the Receivables Program Documents.

“Receivables Program Documents” shall mean the documents identified on Schedule 1.01(e), together with all other non-material documentation entered into pursuant to such documentation, and any other documents and agreements that may be entered into by SSCC or any Subsidiary pursuant to Section 7.10(c).

“Register” is defined in Section 11.04(e).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Required Lenders” shall mean, as of the date of determination thereof, the Lenders having greater than 50% of the sum of the aggregate principal amount of Loans (other than Swingline Loans), LC Exposures, Swingline Exposure and unused Commitments.

“Reset Date” is defined in Section 1.04.

“Responsible Officer” of any Person shall mean the chief executive officer, president, any Financial Officer or any vice president of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of SSCC or any of the Subsidiaries, now or hereafter outstanding, except (i) any dividend payable solely in shares of such class of stock to the holders of such class and (ii) any dividend or distribution made by any Subsidiary ratably to the holders of the capital stock of such Subsidiary, and (b) any redemption, retirement, sinking fund or similar payment, purchase, exchange or other acquisition for value, direct or indirect, of any shares of any class of stock of SSCC or any of the Subsidiaries, now or hereafter outstanding, except for any such redemption, retirement, sinking fund or similar payment payable only to a Loan Party or payable from a Foreign Subsidiary (other than a Canadian Subsidiary) to another Foreign Subsidiary.

“Revolving (Canadian) Credit Borrowing” shall mean a Borrowing comprised of Revolving (Canadian) Loans.

“Revolving (Canadian) Credit Commitment” shall mean, with respect to each Revolving (Canadian) Lender, the commitment of such Lender to make Revolving (Canadian) Loans and to acquire participations in Revolving (Canadian) Facility Letters of Credit hereunder as set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving (Canadian) Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to an Incremental Revolving Credit Assumption Agreement entered into by such Lender and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  As of the Closing Date, the aggregate amount of the Lenders’ Revolving (Canadian) Credit Commitments is U.S.$200,000,000.

“Revolving (Canadian) Credit Utilization” shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving (Canadian) Loans outstanding at such time and denominated in U.S. Dollars, plus the U.S. Dollar

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Equivalent of the aggregate principal amount of Revolving (Canadian) Loans outstanding at such time and denominated in Canadian Dollars, and (b) the Revolving (Canadian) Facility LC Exposure at such time.

“Revolving (Canadian) Facility Facing Agent” shall mean DB Canada, each other Revolving (Canadian) Lender that has issued an Existing SSC Canada Letter of Credit and each Revolving (Canadian) Lender that becomes a Revolving (Canadian) Facility Facing Agent pursuant to Section 3.10 or 3.11; provided that DB Canada shall have no obligation to issue commercial Letters of Credit.

“Revolving (Canadian) Facility LC Exposure” shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Revolving (Canadian) Facility Letters of Credit that are denominated in U.S. Dollars, plus the U.S. Dollar Equivalent at such time of the aggregate undrawn amount of all Revolving (Canadian) Facility Letters of Credit that are denominated in Canadian Dollars, and (b) the aggregate amount of all LC Disbursements in respect of Revolving (Canadian) Facility Letters of Credit denominated in U.S. Dollars that have not been reimbursed by SSC Canada or another Loan Party at such time, plus the U.S. Dollar Equivalent at such time of the aggregate amount of all LC Disbursements in respect of Revolving (Canadian) Facility Letters of Credit denominated in Canadian Dollars that have not been reimbursed by SSC Canada or another Loan Party at such time.  The Revolving (Canadian) Facility LC Exposure of any Revolving (Canadian) Lender at any time shall equal its Applicable Percentage of the aggregate Revolving (Canadian) Facility LC Exposure at such time.

“Revolving (Canadian) Facility LC Participation Fee” is defined in Section 2.05(d).

“Revolving (Canadian) Facility Letters of Credit” shall mean (a) the letters of credit issued for the account of SSC Canada by the Revolving (Canadian) Facility Facing Agent pursuant to the terms and conditions of Article III and (b) the Existing SSC Canada Letters of Credit.  Revolving (Canadian) Facility Letters of Credit may be denominated in U.S. Dollars or Canadian Dollars.

“Revolving (Canadian) Lenders” shall mean the Lenders having Revolving (Canadian) Credit Commitments or holding Revolving (Canadian) Loans and which, prior to any CAM Exchange and except as otherwise provided in this Agreement, shall not be non-residents of Canada or shall be deemed to be residents in Canada for purposes of Part XIII of the ITA in respect of such Commitments and Loans.

“Revolving (Canadian) Loans” shall mean the revolving loans made by the Revolving (Canadian) Lenders to SSC Canada or SSCE pursuant to Section 2.01(b)(ii).

“Revolving Credit Availability Period” shall mean the period commencing with the Closing Date and ending on the Revolving Credit Maturity Date.

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“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans hereunder and to acquire participations in Revolving Facility Letters of Credit and in Swingline Loans as set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to an Incremental Revolving Credit Assumption Agreement entered into by such Lender and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  As of the Closing Date, the aggregate amount of the Revolving Credit Commitments of the Revolving Lenders is U.S.$600,000,000.

“Revolving Credit Maturity Date” shall mean the fifth anniversary of the Closing Date.

“Revolving Credit Utilization” shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving Facility LC Exposure at such time.

“Revolving Facility Facing Agent” shall mean DB (or an Affiliate thereof), each other Lender that has issued an Existing SSCE Letter of Credit and each Lender that becomes a Revolving Facility Facing Agent pursuant to Section 3.10 or 3.11; provided that DB shall have no obligation to issue commercial Letters of Credit.

“Revolving Facility LC Exposure” shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Revolving Facility Letters of Credit and (b) the aggregate amount that has been drawn under any Revolving Facility Letter of Credit and has not been reimbursed by SSCE or another Loan Party at such time.  The Revolving Facility LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate Revolving Facility LC Exposure at such time.

“Revolving Facility LC Participation Fee” is defined in Section 2.05(b).

“Revolving Facility Letters of Credit” shall mean (a) the letters of credit issued for the account of SSCE by the Revolving Facility Facing Agent pursuant to the terms and conditions of Article III and (b) the Existing SSCE Letters of Credit.  Revolving Facility Letters of Credit shall be denominated in U.S. Dollars.

“Revolving Lenders” shall mean the Lenders having Revolving Credit Commitments or holding Revolving Loans.

“Revolving Loans” shall mean the revolving loans made by the Lenders to SSCE pursuant to Section 2.01(b)(i).

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“Sale/Leaseback Transaction” shall mean an arrangement, direct or indirect, whereby SSCC or any of its Subsidiaries shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

“Schedule I Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).

“Schedule I Reference Banks” shall mean The Bank of Nova Scotia and such other Schedule I Banks as are agreed from time to time by SSC Canada and the Canadian Administrative Agent; provided that there shall be no more than three Schedule I Reference Banks at any one time.

“Schedule II Bank” shall mean a bank that is a bank listed on Schedule II or Schedule III under the Bank Act (Canada).

“Schedule II Reference Banks” shall mean each of DB Canada and J.P. Morgan Bank Canada and such other Schedule II Banks as are agreed to from time to time by SSC Canada and the Canadian Administrative Agent; provided that there shall be no more than three Schedule II Reference Banks at any one time.

“Securitization Entity” shall mean any special purpose bankruptcy-remote entity that is not a subsidiary or an Affiliate of SSCC and which is formed for the purpose of purchasing receivables in arms’ length transactions, including Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust.

“Securitization Trust Investment” shall mean (a) with respect to the Existing SMBI Receivables Program, the Capital, as such term is defined in the Existing SMBI Receivables Purchase Agreement, and (b) with respect to any Receivables Program that refinances or replaces the Existing SMBI Receivables Program pursuant to Section 7.10(c), the excess of the cash purchase price paid to the seller of the Program Receivables thereunder by the Securitization Entity over the collections thereon, such amount to be determined in the manner reasonably satisfactory to the Senior Agents.

“Security Agreement (Canadian)” shall mean the Security Agreement (Canadian), substantially in the form of Exhibit J hereto, among SSC Canada, the other Canadian Subsidiaries party thereto and the Collateral Agent, for the benefit of the secured parties named therein.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement (U.S.), the IP Security Agreements, the Canadian Security Agreements, the Hypothecs, the Bond Pledge Agreements, the Bonds, the Bank Act Security and each of the security agreements and other instruments and documents executed and delivered pursuant to Section 6.09.

“Senior Agents” shall mean JPMCB and DB, in their capacities as senior agents for the Lenders and the Facing Agents.

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“Senior Notes” shall mean the Senior Notes due 2008, the Senior Notes due 2011, the Senior Notes due 2012, the Senior Notes (JSCUS) due 2012, the Senior Notes due 2013, the Senior Notes (JSCUS) due 2013 and Senior Notes due 2014.

“Senior Notes due 2008” shall mean SSCE’s 9-1/4% Senior Notes due 2008.

“Senior Notes due 2011” shall mean SSCE’s 9-3/4% Senior Notes due 2011.

“Senior Notes due 2012” shall mean SSCE’s 8-3/8% Senior Notes due 2012.

“Senior Notes due 2013” shall mean SSCE’s 7-1/2% Senior Notes due 2013.

“Senior Notes due 2014” shall mean the 7-3/8% Senior Notes due 2014, issued by Stone Container Finance Company of Canada II and guaranteed by SSCE.

“Senior Notes (JSCUS) due 2012” shall mean SSCE’s 8-1/4% Senior Notes due 2012.

“Senior Notes (JSCUS) due 2013” shall mean SSCE’s 7-1/2% Senior Notes due 2013.

“Senior Secured Indebtedness” shall mean, with respect to any Person, Indebtedness (including in connection with the Receivables Program) of such Person that is secured by any Lien (other than a Permitted Lien).

“SMBI” shall mean Smurfit-MBI, a limited partnership organized under the laws of the Province of Ontario, Canada.

“SMBI Bond Pledge Agreement” shall mean the bond pledge agreement dated as of the Closing Date, entered into between SMBI and the Collateral Agent, providing the terms pursuant to which the SMBI Bonds are to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the SMBI Bonds for the benefit of the beneficiaries named therein.

“SMBI Bonds” shall mean any or all of the bonds issued from time to time by SMBI pursuant to the SMBI Hypothec.

“SMBI Hypothec” shall mean the Indenture and Deed of Hypothec and Issue of Bonds executed on October 24, 2004, and entered into between SMBI and the Trustee, pursuant to the terms of which MBI has created, issued and secured SMBI  Bonds in the maximum aggregate amount of Cdn.$1,500,000,000.

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“Special Purpose Finance Subsidiary” shall mean a Subsidiary organized exclusively to be the issuer or co-issuer of Indebtedness that engages in no other business activity and owns no assets.

“Specified Long-Term Indebtedness” shall mean any Indebtedness incurred or permitted to be incurred under Section 7.01(b), (e), (m), (o) (to the extent such Indebtedness is subordinated Indebtedness), (p), (q), (s), or (t).

“SSCC” is defined in the preamble to this Agreement.

“SSC Canada” is defined in the preamble to this Agreement.

“SSC Canada Bond Pledge Agreement” shall mean the bond pledge agreement dated as of the Closing Date, entered into between SSC Canada and the Collateral Agent, providing the terms pursuant to which the SSC Canada Bonds are to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the SSC Canada Bonds for the benefit of the beneficiaries named therein.

“SSC Canada Bonds” shall mean any or all of the bonds issued from time to time by SSC Canada pursuant to the SSC Canada Hypothec.

“SSC Canada Hypothec” shall mean the Indenture and Deed of Hypothec and Issue of Bonds executed on October 24, 2004, and entered into between SSC Canada and the Trustee, pursuant to the terms of which SSC Canada has created, issued and secured SSC Canada Bonds in the maximum aggregate amount of Cdn.$1,500,000,000.

“SSC Canada Lender” shall mean any Lender that shall have made, or shall have a Commitment to make, a Loan to SSC Canada.

“SSC Canada Loan” shall mean any Loan made to SSC Canada.

“SSCC Common Stock” shall mean the Common Stock, par value $0.01 per share, of SSCC.

“SSCC Convertible Subordinated Exchange Debentures” shall mean the 7% Convertible Subordinated Exchange Debentures due 2012 issuable by SSCC pursuant to the terms of the SSCC Series A Preferred Stock in exchange therefor.

“SSCC Series A Preferred Stock” shall mean the Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of SSCC.

“SSCE” is defined in the preamble to this Agreement.

“SSCE Lender” shall mean any Lender that shall have made, or shall have a Commitment to make, a Loan to SSCE.

“SSCE Loan” shall mean any Loan made to SSCE.

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“Standard Time” shall mean eastern standard time or eastern daylight savings time, as applicable on the relevant date.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board and any other banking authority to which the Administrative Agent is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stevenson IRBs” shall mean the Environmental Improvement Revenue Bonds and Environmental Improvement Revenue Refunding Bonds issued by The Industrial Development Board of the City of Stevenson, Alabama, and Guaranteed by Stone.

“Stone” shall mean Stone Container Corporation, a Delaware corporation into which JSCUS merged pursuant to the Merger Agreement and which, following the Merger, has changed its name to Smurfit-Stone Container Enterprises, Inc.

“Sub-Account” is defined in Section 2.04(c).

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership or membership interests are, at the time any determination is being made, owned, controlled or held by, or otherwise Controlled by, the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any direct or indirect subsidiary of SSCC; provided, however, that the term “Subsidiary” shall not include (a) any Inactive Subsidiary and (b) any Excluded Subsidiary.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of SSCC or the Subsidiaries shall be a Swap Agreement.

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“Swingline Exposure” shall mean, at any time, the aggregate principal amount of the Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate Swingline Exposures at such time.

“Swingline Lender” shall mean DB, in its capacity as the maker of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made by the Swingline Lender pursuant to Section 2.21.

“Taxes” is defined in Section 2.19(a).

“Term Borrowing” shall mean a Borrowing comprised of Tranche B Loans, Tranche C Loans or Other Term Loans.

“Term Lenders” shall mean, collectively, the Tranche B Lenders, the Tranche C Lenders and any Incremental Term Lenders.

“Term Loan Commitments” shall mean, collectively, the Tranche B Commitments and the Tranche C Commitments.  Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitment, the term “Term Loan Commitments” shall also include such Incremental Term Loan Commitment.

“Term Loan Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Term Loan Repayment Amounts” shall mean, collectively, the Tranche B Repayment Amounts, Tranche C Repayment Amounts and Incremental Term Loan Repayment Amounts.

“Term Loan Repayment Dates” shall mean the Tranche B Repayment Dates, the Tranche C Repayment Dates and the Incremental Term Loan Repayment Dates.

“Term Loans” shall mean, collectively, the Tranche B Loans and the Tranche C Loans.  Unless the context shall otherwise require, the term “Term Loans” shall also include any Incremental Term Loans.

“Tranche B Borrowing” shall mean a Borrowing comprised of Tranche B Loans.

“Tranche B Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Loans hereunder as set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to an

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Incremental Term Loan Assumption Agreement entered into by such Lender and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  As of the Closing Date, the aggregate amount of the Lenders’ Tranche B Commitments is U.S.$975,000,000.

“Tranche B Lenders” shall mean the Lenders having Tranche B Commitments or holding Tranche B Loans.

“Tranche B Loans” shall mean the term loans made by the Lenders to SSCE pursuant to Section 2.01(a)(i) or, if the terms thereof are identical thereto, Section 2.01(a)(iii).

“Tranche B Repayment Amount” is defined in Section 2.11(a).

“Tranche B Repayment Date” is defined in Section 2.11(a).

“Tranche C Borrowing” shall mean a Borrowing comprised of Tranche C Loans.

“Tranche C Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche C Loans hereunder as set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche C Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to an Incremental Term Loan Assumption Agreement entered into by such Lender and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  As of the Closing Date, the aggregate amount of the Lenders’ Tranche C Commitments is U.S.$300,000,000.

“Tranche C Lenders” shall mean the Lenders having Tranche C Commitments or holding Tranche C Loans.

“Tranche C Loans” shall mean the term loans made by the Lenders to SSC Canada pursuant to Section 2.01(a)(ii) or, if the terms thereof are identical thereto, Section 2.01(a)(iii).

“Tranche C Repayment Amount” is defined in Section 2.11(b).

“Tranche C Repayment Date” is defined in Section 2.11(b).

“Transactions” is defined in Section 4.02.

“Transferee” is defined in Section 2.19(a).

“Trustee” shall mean National Bank Trust Inc., a trust company constituted under An Act Respecting Trust Companies and Savings Companies (Quebec) and Part 1 of the Companies Act (Quebec), in its capacity as “fondé de pouvoir” (person holding the power of attorney) for the holders of the Bonds.

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“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate and the Discount Rate applicable to B/A and B/A Equivalent Loans.

“Undrawn/Unreimbursed Deposit Funded LC Exposure” shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Deposit Funded Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements in respect of Deposit Funded Letters of Credit that have not yet been (i) reimbursed by SSCE or another Loan Party or (ii) otherwise repaid to the Deposit Funded Facility Facing Agent by the application of the Deposits pursuant to Section 3.05(c).

“U.S. Base Rate” shall mean the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its base rate in effect at its principal office in Toronto, Ontario for determining interest rates on U.S. Dollar-denominated commercial loans made in Canada.  Each change in the U.S. Base Rate shall be effective on the date such change is publicly announced as being effective.

“U.S. Dollars” or “U.S. $” shall mean lawful currency of the United States.

“U.S. Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Canadian Dollars, the equivalent in U.S. Dollars of such amount determined by the Administrative Agent using the Exchange Rate then in effect.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

“U.S. Obligations” shall mean Obligations of SSCC, SSCE and the Domestic Subsidiaries that are Guarantors.

“wholly owned”, when used in reference to any subsidiary of a Person, shall mean any subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership or membership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Differential” is defined in Section 2.23(d).

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SECTION 1.02.  Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context shall otherwise require, all references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement , and the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.  Each reference to any Loan Document or any other document or agreement shall be deemed to be a reference to such Loan Document, document or agreement as amended, restated, waived, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

SECTION 1.03.  Classification of Loans and Borrowings.  For the purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings may also be classified and referred to by Class  (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.04.  Exchange Rate Calculations.  On each Calculation Date, the Canadian Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrowers and to each Lender that shall have requested such information.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a “Reset Date”) and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Sections 2.13(e), 10.03, 11.18 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between U.S. Dollars and Canadian Dollars.

SECTION 1.05.  Pro Forma Calculations.  With respect to any period during which any Permitted Acquisition occurs, the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio shall be calculated with respect to such period (and, to the extent applicable, subsequent periods) on a pro forma basis after giving effect to such Permitted Acquisition (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings (net of continuing associated expenses) to the extent such cost savings are factually supportable and have been realized or are reasonably expected to be realized within 12 months following such Permitted Acquisition, provided that such cost savings shall be set forth in a reasonably detailed certificate of a Financial Officer of SSCE), using, for purposes of making such calculations, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of SSCC and the Subsidiaries which shall be reformulated as if such Permitted Acquisition, and

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any other Permitted Acquisitions that have been consummated during the period.  In addition, solely for purposes of determining pro forma compliance with the Interest Coverage Ratio for purposes of Section 7.05(f), any Indebtedness incurred in connection with such Permitted Acquisition and any other Permitted Acquisitions that have been consummated during the period shall be assumed to have been incurred at the beginning of such period.

SECTION 1.06.  Accounting Terms; U.S. GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP, as in effect from time to time; provided that, if SSCC or any Borrower notifies the Senior Agents that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in U.S. GAAP or in the application thereof on the operation of such provision (or if a Senior Agent notifies SSCC and the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in U.S. GAAP or in the application thereof, then such provision shall be interpreted on the basis of U.S. GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01.  Commitments; Deposit Account.  (a)  Subject to the terms and conditions and relying on the representations and warranties set forth herein, (i) each Tranche B Lender agrees, severally and not jointly, to make to SSCE on the Closing Date a Tranche B Loan in U.S. Dollars in a principal amount equal to its Tranche B Commitment, (ii) each Tranche C Lender agrees, severally and not jointly, to make to SSC Canada on the Closing Date a Tranche C Loan in U.S. Dollars in a principal amount equal to its Tranche C Commitment, and (iii) each Incremental Term Lender agrees, severally and not jointly, to make to either SSCE or SSC Canada an Incremental Term Loan in a principal amount equal to its Incremental Term Loan Commitment.  Amounts paid or repaid in respect of Term Loans may not be reborrowed.

(b)  Subject to the terms and conditions and relying on the representations and warranties set forth herein, (i) each Revolving Lender agrees, severally and not jointly, to make to SSCE from time to time during the Revolving Credit Availability Period Revolving Loans in U.S. Dollars in an aggregate principal amount that will not result in such Lender’s Applicable Percentage of the Revolving Credit Utilization exceeding such Lender’s Revolving Credit Commitment and (ii) each Revolving (Canadian) Lender agrees, severally and not jointly, to make from time to time during the Revolving Credit Availability Period (A) Revolving (Canadian) Loans to SSC Canada in U.S. Dollars or Canadian Dollars (as requested by SSC Canada as permitted hereunder), including, in the case of Revolving (Canadian) Loans denominated in Canadian Dollars,

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by means of a B/A or B/A Equivalent Loan, and (B) Revolving (Canadian) Loans to SSCE in U.S. Dollars, in an aggregate principal amount that will not result in such Lender’s Applicable Percentage of the Revolving (Canadian) Credit Utilization exceeding such Lender’s Revolving (Canadian) Credit Commitment.  Within the limits set forth in the preceding sentence, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans and Revolving (Canadian) Loans.

(c)  Subject to the terms and conditions and relying on the representations and warranties set forth herein, each Deposit Funded Lender agrees, severally and not jointly, to remit to the Administrative Agent on the Closing Date (or, in the case of any Incremental Deposit Funded Lender, on the date of effectiveness of the Incremental Deposit Funded Credit Assumption Agreement pursuant to which such Lender acquired its Incremental Deposit Funded Commitment) an amount in U.S. Dollars equal to such Lender’s Deposit Funded Commitment (or, in the case of such Incremental Deposit Funded Lender, such Lender’s Incremental Deposit Funded Commitment).  The Administrative Agent shall promptly remit all amounts received by it pursuant to the immediately preceding sentence to the Deposit Account Agent, and the Deposit Account Agent shall deposit all such amounts received by it into the Deposit Account promptly upon receipt thereof.  Each Deposit Funded Lender irrevocably and unconditionally agrees that its Deposit shall be available (i) to pay to the Deposit Funded Facility Facing Agent such Lender’s Applicable Percentage of LC Disbursements in respect of Deposit Funded Letters of Credit that are not reimbursed by SSCE and (ii) to fund such Lender’s Deposit Funded Loans, in each case, pursuant to Section 3.05(c).  Deposit Funded Loans may be prepaid without reducing the Deposit Funded Commitments; provided, however, that Deposit Funded Loans may not be reborrowed as such.

(d)  No Person (other than the Deposit Account Agent) shall have the right to make any withdrawal from the Deposit Account or to exercise any other right or power with respect thereto.  Each Deposit Funded Lender agrees that its right, title and interest in and to the Deposit Account shall be limited to the right to require its Deposit to be applied as provided in Section 3.05(c) and that it will have no right to require the return of its Deposit other than as expressly provided in Section 2.09.  Each Deposit Funded Lender hereby acknowledges that (i) its Deposit constitutes payment for its participations in Deposit Funded Letters of Credit issued, deemed issued or to be issued hereunder, (ii) its Deposit and any investments made therewith shall secure its obligations to the Deposit Funded Facility Facing Agent hereunder (each Deposit Funded Lender hereby granting to the Deposit Account Agent, for the benefit of the Deposit Funded Facility Facing Agent, a security interest in its Deposit and agreeing that the Deposit Account Agent, as holder of the Deposits and any investments made therewith, will be acting as collateral agent for the Deposit Funded Facility Facing Agent) and (iii) the Deposit Funded Facility Facing Agent will be issuing, amending, renewing and extending Deposit Funded Letters of Credit in reliance on the availability of such Lender’s Deposit to discharge such Lender’s obligations in connection with any LC Disbursement in respect thereof in accordance with Section 3.05(c).  The funding of the Deposits and the agreements with respect thereto set forth in this Agreement constitute arrangements among the Administrative Agent, the Deposit Account Agent, the Deposit Funded Facility Facing Agent and the Deposit Funded Lenders with respect to the funding

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obligations of such Lenders under this Agreement, and the Deposits do not constitute loans or extensions of credit to any Loan Party.  Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that the Deposits are and at all times will continue to be property of the Deposit Funded Lenders, and that no amount on deposit at any time in the Deposit Account shall be the property of any Loan Party, constitute “Collateral” under the Loan Documents or otherwise be available in any manner to satisfy any Obligations of any Loan Party under the Loan Documents.

SECTION 2.02.  Loans.  (a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Except for Loans deemed made pursuant to Section 3.05 and subject to Section 2.22(e) in the case of B/A Loans, Loans comprising any Borrowing shall be (i) in an aggregate principal amount that is not less than U.S.$1,000,000 (or the Canadian Dollar Equivalent thereof) and an integral multiple of U.S.$1,000,000, in the case of a Eurodollar Borrowing, or U.S.$500,000 (or the Canadian Dollar Equivalent thereof) in the case of any other Type of Borrowing or (ii) in the case of an ABR Borrowing, in an aggregate principal amount equal to the remaining available balance of the applicable Commitments.

(b)  Subject to Section 2.08, (i) each Borrowing denominated in U.S. Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans and (ii) each Revolving (Canadian) Credit Borrowing denominated in Canadian Dollars shall be comprised entirely of B/A Loans or Canadian Prime Rate Loans, in each case as the applicable Borrower may request pursuant to Section 2.03 or as otherwise may be provided in this Agreement; provided, however, that the Loans to be made on the Closing Date shall be made as ABR Loans or Canadian Prime Rate Loans.  Each Lender (other than any Deposit Funded Lender) may at its option fulfill its Commitment with respect to any Eurodollar Loan or any Loan denominated in Canadian Dollars by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, and each Deposit Funded Lender may at its option, by notice to the Administrative Agent, designate any domestic or foreign branch or Affiliate of such Lender as the holder of any Eurodollar Deposit Funded Loan; provided, however, that any exercise of any such option shall not (A) affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement or (B) require any reimbursement or other payment to be made to such Lender or its Affiliates pursuant to Section 2.19 in an amount in excess of the amounts that would have been payable thereunder to such Lender had such Lender not exercised such option.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than fifteen separate Eurodollar Loans and five B/A Borrowings of any Lender being outstanding hereunder at any one time.  For purposes of the foregoing, Loans having different Interest Periods or Contract Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Loans.

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(c)  Except with respect to Deposit Funded Loans (which shall be made as provided in Section 3.05) and Swingline Loans (which shall be made as provided in Section 2.21), each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds not later than 2:00 p.m., Standard Time, to the account of the Administrative Agent (or, in the case of any Loan made to SSC Canada, to the account of the Canadian Administrative Agent) most recently designated by such agent for such purpose, and the Administrative Agent shall promptly credit the amounts so received to the general deposit account of the applicable Borrower or, if a Borrowing shall not occur on such date because any condition precedent specified herein shall not have been met, return the amounts so received to the respective Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (or, in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, prior to 2:00 p.m., Standard Time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c), and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate or, in the case of a Revolving (Canadian) Credit Borrowing denominated in Canadian Dollars, the rate determined by the Canadian Administrative Agent to represent its cost of obtaining overnight Canadian Dollars.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall be deemed to constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(d)  Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Interest Period (or Contract Period in the case of a B/A Borrowing) with respect to any Borrowing that would end after the Revolving Credit Maturity Date, the Term Loan Maturity Date, the Incremental Term Loan Maturity Date or the Deposit Funded Maturity Date, as applicable.

SECTION 2.03.  Notice of Borrowings.  To request a Borrowing (other than a Swingline Loan or a Borrowing deemed made pursuant to Section 3.05, as to which this Section 2.03 shall not apply), the applicable Borrower shall give the Administrative Agent written or fax notice substantially in the form of Exhibit K (or telephone notice promptly confirmed in writing or by fax) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Standard Time, three Business Days before a proposed borrowing, (b) in the case of an ABR Term Borrowing or a B/A Borrowing, not later than 11:00 a.m., Standard Time, one Business Day before a proposed borrowing and

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(c) in the case of an ABR Revolving Credit Borrowing, ABR Revolving (Canadian) Credit Borrowing or Canadian Prime Rate Borrowing, not later than 11:00 a.m., Standard Time, on the day of a proposed borrowing.  Such notice shall be irrevocable and shall in each case refer to this Agreement and specify the following information:

(i) the Borrower requesting such Borrowing;

(ii) the Type (e.g., Eurodollar, ABR, B/A or Canadian Prime Rate) of such Borrowing;

(iii) whether the Borrowing is to be a Revolving Credit Borrowing, Revolving (Canadian) Credit Borrowing, Tranche B Borrowing, Tranche C Borrowing or Incremental Term Loan Borrowing;

(iv) the aggregate amount and currency of such Borrowing;

(v) the date of such Borrowing (which shall be a Business Day);

(vi) in the case of a Eurodollar Borrowing, the Interest Period with respect thereto;

(vii) in the case of a B/A Borrowing, the Contract Period and maturity date with respect thereto; and

(viii) the number and location of the account to which funds are to be disbursed;

provided, however, that, notwithstanding any contrary specification in any such notice, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in U.S. Dollars and a Canadian Prime Rate Borrowing if denominated in Canadian Dollars.  If no Interest Period with respect to any Eurodollar Borrowing (or Contract Period with respect to a B/A Borrowing) is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period (or Contract Period, in the case of a B/A Borrowing) of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03, and of each such Lender’s portion of the requested Borrowing.

SECTION 2.04.  Repayment of Loans; Evidence of Debt.  (a)  SSCE hereby unconditionally promises to pay (i) to the Administrative Agent, for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date, (ii) to the Administrative Agent, for the account of (x) each Tranche B Lender and (y) each Incremental Term Lender that shall have made Other Term Loans to SSCE, the then unpaid principal amount of each Tranche B Loan and each such Other Term Loan of such Lender in such amounts and on such dates as provided in Section 2.11, (iii) to the Administrative Agent, for the account of each Revolving (Canadian) Lender that shall have made Revolving (Canadian) Loans

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to SSCE, the then unpaid principal amount of each such Revolving (Canadian) Loan of such Lender on the Revolving Credit Maturity Date, (iv) to the Administrative Agent, for the account of each Deposit Funded Lender, the then unpaid principal amount of each Deposit Funded Loan of such Lender on the Deposit Funded Maturity Date and (v) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.  SSC Canada hereby unconditionally promises to pay (i) to the Canadian Administrative Agent, for the account of each Revolving (Canadian) Lender that shall have made Revolving (Canadian) Loans to SSC Canada, the then unpaid principal amount of each such Revolving (Canadian) Loan of such Lender on the Revolving Credit Maturity Date and (ii) to the Administrative Agent, for the account of (x) each Tranche C Lender and (y) each Incremental Term Lender that shall have made Other Term Loans to SSC Canada, the then unpaid principal amount of each Tranche C Loan and each such Other Term Loan of such Lender in such amounts and on such dates as provided in Section 2.11.  Except for any B/A Loan (the compensation for which is set forth in Section 2.22), each Loan shall bear interest from and including the date made on the outstanding principal balance thereof as set forth in Section 2.06.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan and the Interest Period or Contract Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the amount of the interest of each Deposit Funded Lender in the Deposit Account (the interest of each such Lender in the Deposit Account, as evidenced by such records, being referred to as such Lender’s “Sub-Account”) and (iv) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor, or from the Deposit Account Agent, and each Lender’s share thereof.  The Administrative Agent shall promptly provide to the Deposit Account Agent such information regarding the Deposit Funded Lenders, the Deposit Funded Loans and the Deposit Funded Letters of Credit, including the identity of the Deposit Funded Lenders, the amount credited to each such Lender’s Sub-Account and the outstanding amount of each such Lender’s Deposit Funded Loan, as the Deposit Account Agent may from time to time request.  The Deposit Account Agent shall provide to the Administrative Agent prompt notice of any withdrawal from (or, in the case of any deposit of amounts received other than from the Administrative Agent, any deposit into) the Deposit Account, in each case stating the amount thereof, and the Administrative Agent shall credit or debit, as applicable, the Sub-Account of each Deposit Funded Lender in the amount of such Lender’s Applicable Percentage of the amount so withdrawn or deposited.  The Deposit Account Agent shall also provide to the Administrative Agent such other information with respect to the Deposit Account as the Administrative Agent may from time to time request.

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(d)  The entries made in the accounts maintained by the Lenders and the Administrative Agent pursuant to paragraphs (b) and (c) above shall, to the extent permitted by applicable laws, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay the Loans in accordance with their terms.

(e)  Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In response to any such request, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns substantially in the form of Exhibit L, with the blanks appropriately filled in.  Notwithstanding any other provision of this Agreement, in the event that any Lender shall request and receive such a promissory note, the Loans evidenced by such promissory note and interest payable on such Loans shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes, if any, payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05.  Fees; Deposit Return.  (a)  SSCE agrees to pay to each Revolving Lender, in respect of the Revolving Credit Commitment of such Lender, through the Administrative Agent, on each April 1, July 1, October 1 and January 2 and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “SSCE Commitment Fee”) equal to the Applicable Rate per annum in effect from time to time on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which such Commitment of such Lender shall be terminated).  The Borrowers agree to pay to each Revolving (Canadian) Lender, in respect of the Revolving (Canadian) Credit Commitment of such Lender, through the Canadian Administrative Agent, on each April 1, July 1, October 1 and January 2 and on each date on which the Revolving (Canadian) Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Canadian Commitment Fee” and, together with the SSCE Commitment Fee, the “Commitment Fees”) equal to the Applicable Rate per annum in effect from time to time on the daily unused amount of the Revolving (Canadian) Credit Commitment of such Lender during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which such Commitment of such Lender shall be terminated).  The SSCE Commitment Fees and the Canadian Commitment Fees shall commence to accrue on and including the Closing Date and, with respect to any Lender, shall cease to accrue on, but excluding, the date on which the Revolving Credit Commitment or the Revolving (Canadian) Facility Commitment, as the case may be, of such Lender shall expire or be terminated as provided herein.  For purposes of calculating the SSCE Commitment Fees only, any portion of the Revolving Credit Commitments unavailable due to outstanding Swingline Loans shall be deemed to be unused amounts of the Revolving Credit Commitments.

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(b)  SSCE agrees to pay (i) to each Revolving Lender, through the Administrative Agent, on each April 1, July 1, October 1 and January 2 and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a participation fee (a “Revolving Facility LC Participation Fee”) calculated on such Lender’s Applicable Percentage of the daily aggregate Revolving Facility LC Exposure (excluding the portion thereof attributable to unreimbursed LC Disbursements in respect of Revolving Facility Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Revolving Facility Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Rate per annum in effect from time to time with respect to Eurodollar Revolving Loans, (ii) to each Revolving Facility Facing Agent on each April 1, July 1, October 1 and January 2 and on the date on which all of the Revolving Facility Letters of Credit issued by such Facing Agent shall have been terminated or expired, a fronting fee with respect to each Revolving Facility Letter of Credit issued by it as separately agreed to between SSCE and such Facing Agent and (iii) to each Revolving Facility Facing Agent, with respect to the issuance, amendment or transfer of any Revolving Facility Letter of Credit issued by such Facing Agent and each drawing made thereunder, customary documentary and processing charges in accordance with such Facing Agent’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

(c)  SSCE agrees to pay to each Deposit Funded Lender, through the Administrative Agent, on each April 1, July 1, October 1 and January 2 and on each date on which the Deposit Funded Commitment of such Lender shall expire or be terminated as provided herein, a fee (the “Deposit Funded Commitment Fee”) equal to the sum of (i) the Applicable Rate per annum in effect from time to time with respect to Eurodollar Tranche B Loans plus (ii) 0.10% per annum, in each case, on the daily amount of the Deposit of such Lender during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Deposit Funded Maturity Date or the date on which the Deposit Funded Commitment of such Lender shall be terminated).  The Deposit Funded Commitment Fee due to each Deposit Funded Lender shall commence to accrue on and including the Closing Date and shall cease to accrue on, but excluding, the date on which such Commitment of such Lender shall expire or be terminated as provided herein.  SSCE agrees to pay to the Deposit Funded Facility Facing Agent on each April 1, July 1, October 1 and January 2 and on the date on which all of the Deposit Funded Facility Letters of Credit issued by such Facing Agent shall have been terminated or expired, a fronting fee with respect to each Deposit Funded Facility Letter of Credit issued by it as separately agreed to between SSCE and such Facing Agent, as well as documentary and processing charges with respect to the issuance, amendment or transfer of any Deposit Funded Facility Letter of Credit and each drawing made thereunder in accordance with such Facing Agent’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

(d)  SSC Canada agrees to pay (i) to each Revolving (Canadian) Lender, through the Canadian Administrative Agent, on each April 1, July 1, October 1 and

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January 2 and on each date on which the Revolving (Canadian) Credit Commitment of such Lender shall expire or be terminated as provided herein, a participation fee (a “Revolving (Canadian) Facility LC Participation Fee”) calculated on such Lender’s Applicable Percentage of the daily aggregate Revolving (Canadian) Facility LC Exposure (excluding the portion thereof attributable to unreimbursed LC Disbursements in respect of Revolving (Canadian) Facility Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Revolving (Canadian) Facility Letters of Credit have been canceled or have expired and the Revolving (Canadian) Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Rate per annum in effect from time to time with respect to Eurodollar Revolving (Canadian) Loans, (ii) to each Revolving (Canadian) Facility Facing Agent on each April 1, July 1, October 1 and January 2 and on the date on which all of the Revolving (Canadian) Facility Letters of Credit issued by such Facing Agent shall have been terminated or expired, a fronting fee with respect to each Revolving (Canadian) Facility Letter of Credit issued by it as separately agreed to between SSC Canada and such Facing Agent and (iii) to each Revolving (Canadian) Facility Facing Agent, with respect to the issuance, amendment or transfer of any Revolving (Canadian) Facility Letter of Credit issued by such Facing Agent and each drawing made thereunder, customary documentary and processing charges in accordance with such Facing Agent’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

(e)  The Borrowers agree to pay to the Administrative Agent, for its own account, the administration fees at the times and in the amounts agreed upon by the Borrowers and the Administrative Agent.

(f)  All Fees shall be paid on the dates due, in U.S. Dollars in immediately available funds, to the Administrative Agent or the Canadian Administrative Agent, as applicable, for distribution as appropriate among the Lenders, except that Fees payable to any Facing Agent or to the Administrative Agent shall be paid directly to such Person.  Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of errors in payment).  The Commitment Fees, the Revolving Facility LC Participation Fees and the Revolving (Canadian) Facility LC Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(g)  The Deposit Account Agent shall invest, or cause to be invested, amounts on deposit in the Deposit Account so as to earn a return thereon (the “Deposit Return”) for each day at a rate per annum equal to (i) the one month LIBO rate (as such rate is determined by the Deposit Account Agent on such day (or if such day was not a Business Day, on the first preceding Business Day) based on rates for deposits in U.S. Dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by the Deposit Account Agent) (the “Benchmark LIBO Rate”) minus (ii) 0.10% per annum (based on a 365/366 day year).  The Benchmark LIBO Rate will be reset on each Business Day.  The Deposit Return accrued through and including each March 31, June 30, September 30 and December 31 shall be paid by the Deposit Account Agent to the Administrative Agent, for distribution among

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the Deposit Funded Lenders, on the third Business Day following such day, commencing on the first such date to occur after the Closing Date, and on the date on which all of the Deposit Funded Commitments shall have been terminated or expired and the Deposit Funded LC Exposure shall have been reduced to zero.  No Loan Party shall have any obligation under or in respect of the provisions of this paragraph (g).

SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate or the U.S. Base Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate in effect at such time with respect to such Loans.  Swingline Loans shall bear interest at the rate applicable to ABR Revolving Loans.

(b)  Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect at such time with respect to such Loans.

(c)  Subject to the provisions of Section 2.07, the Loans comprising each Canadian Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate in effect at such time with respect to such Loans.

(d)  Subject to the provisions of Section 2.07, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee, payable by SSC Canada on the date of acceptance of the relevant B/A and calculated as set forth in the definition of the term “Acceptance Fee” in Section 1.01.

(e)  Each Deposit Funded Borrowing shall, initially, be comprised of ABR Loans bearing interest at a rate applicable to ABR Tranche B Loans and, thereafter, may be comprised of either ABR Loans or Eurodollar Loans, as SSCE may elect in accordance with Section 2.10, bearing interest at a rate applicable to ABR Tranche B Loans or Eurodollar Tranche B Loans, as applicable.

(f)  Interest on each Loan (other than pursuant to a B/A Borrowing) shall be payable on the Interest Payment Dates applicable to such Loan and at such other times as are specified in this Agreement.  The Applicable Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent or the Canadian Administrative Agent, as applicable, and such determination shall be presumptively correct absent manifest error.

(g)  For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is

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to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

SECTION 2.07.  Default Interest.  If either Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any Loan Document, by acceleration or otherwise, the applicable Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment or bankruptcy) at a rate per annum (the “Default Rate”) equal to (a) in the case of any Loan, the rate that would be applicable under Section 2.06 to such Loan plus 2.00% per annum and (b) in the case of any other amount, the rate that would be applicable under Section 2.06 to an ABR Term Loan plus 2.00% per annum.

SECTION 2.08.  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that U.S. Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such U.S. Dollar deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of Lenders under the relevant Credit Facility of making or maintaining their Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to each Borrower and the Lenders.  In the event of any such determination, any request by either Borrower for such a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.09.  Termination and Reduction of Commitments; Return of Deposits.  (a)  The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate in accordance with the applicable Incremental Term Loan Assumption Agreement) shall terminate at 5:00 p.m., Standard Time, on the Closing Date.  The Revolving Credit Commitments and the Revolving (Canadian) Credit Commitments shall terminate at 5:00 p.m., Standard Time, on the Revolving Credit Maturity Date.  The Deposit Funded Commitments shall terminate at 5:00 p.m., Standard Time, on the Deposit Funded Maturity Date.

(b)  Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent (and, in the case of termination or reduction of the Deposit Funded Commitments, the Deposit Account Agent), (i) SSCE may at any time in

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whole permanently terminate, or from time to time in part permanently reduce, the Tranche B Commitments, the Revolving Credit Commitments and/or the Deposit Funded Commitments and (ii) SSC Canada may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche C Commitments and/or the Revolving (Canadian) Credit Commitments; provided, however, that (A) each partial reduction of such Commitments shall be in an integral multiple of U.S.$1,000,000 and in a minimum principal amount of U.S.$5,000,000, (B) SSCE shall not be permitted to terminate or reduce the Revolving Credit Commitments if, as the result of such termination or reduction, the Revolving Credit Utilization would exceed the aggregate remaining Revolving Credit Commitments, (C) SSCE shall not be permitted to terminate or reduce the Deposit Funded Commitments if, as the result of such termination or reduction, the Deposit Funded Utilization would exceed the aggregate remaining Deposit Funded Commitments and (D) SSC Canada shall not be permitted to terminate or reduce the Revolving (Canadian) Credit Commitments if, as the result of such termination or reduction, the Revolving (Canadian) Credit Utilization would exceed the aggregate remaining Revolving (Canadian) Credit Commitments.

(c)  The applicable Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees and the Deposit Funded Commitment Fees on the amount of the Commitments so terminated or reduced accrued to, but excluding, the date of such termination or reduction.

(d)  Concurrently with the effectiveness of each voluntary reduction of the Deposit Funded Commitments pursuant to and in accordance with paragraph (b) above, (i) the Administrative Agent shall give notice to the Deposit Account Agent of the aggregate amount of the Deposit Funded Commitments remaining after giving effect to such reduction and the aggregate principal amount of the Deposit Funded Loans outstanding at such time and (b) the Deposit Account Agent shall withdraw from the Deposit Account and transfer to the Administrative Agent (and the Administrative Agent shall pay to each Deposit Funded Lender such Lender’s Applicable Percentage of) any amount by which the aggregate funds on deposit in the Deposit Account exceed at such time the difference between (A) the aggregate amount of such Deposit Funded Commitments minus (B) the aggregate principal amount of such Deposit Funded Loans.

(e)  Concurrently with the effectiveness of the termination in whole of the aggregate Deposit Funded Commitments pursuant to and in accordance with paragraph (a) or (b) above or Article VIII, (i) the Administrative Agent shall give notice to the Deposit Account Agent of the amount of the Undrawn/Unreimbursed Deposit Funded LC Exposure at such time and (ii) the Deposit Account Agent shall withdraw from the Deposit Account and transfer to the Administrative Agent (and the Administrative Agent shall pay to each Deposit Funded Lender such Lender’s Applicable Percentage (determined immediately prior to giving effect to the CAM Exchange, if applicable) of) any amount by which the aggregate funds on deposit in the Deposit Account exceed at such time the Undrawn/Unreimbursed Deposit Funded LC Exposure.  Thereafter, the Administrative Agent shall give notice to the Deposit Account Agent of the reduction of the Undrawn/Unreimbursed Deposit Funded LC Exposure to zero, and,

55

upon receipt of such notice, the Deposit Account Agent shall withdraw from the Deposit Account and transfer to the Administrative Agent (and the Administrative Agent shall pay to each Deposit Funded Lender such Lender’s Applicable Percentage (determined as aforesaid) of) all the funds remaining on deposit in the Deposit Account, and shall close the Deposit Account.

(f)  Nothing in this Section 2.09 shall prejudice any rights that either Borrower may have against any Lender that fails to lend as required hereunder prior to the date of termination of any Commitment.

SECTION 2.10.  Conversion and Continuation of Borrowings.  Each Borrower shall have the right at any time upon prior irrevocable notice substantially in the form of Exhibit M to the Administrative Agent (a) not later than 11:00 a.m., Standard Time, on the day of the proposed conversion, to convert any Eurodollar Borrowing into an ABR Borrowing or to convert any B/A Borrowing into a Canadian Prime Rate Borrowing, (b) not later than 11:00 a.m., Standard Time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, (c) not later than 11:00 a.m., Standard Time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period and (d) not later than 11:00 a.m., Standard Time, one Business Day prior to conversion or continuation, to convert any Canadian Prime Rate Borrowing to a B/A Borrowing or to continue any B/A Borrowing as a B/A Borrowing for an additional Contract Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be in an integral multiple of U.S.$1,000,000 or Cdn.$1,000,000, as the case may be, and not less than U.S.$10,000,000 or Cdn.$10,000,000;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording the particulars thereof in their respective accounts maintained pursuant to Section 2.04, and no new Loan shall be considered to have been made as a result thereof; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of the conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

56

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing or a B/A Borrowing;

(vi) any portion of a Eurodollar Borrowing or a B/A Borrowing that cannot be converted into or continued as a Eurodollar Borrowing or a B/A Borrowing by reason of clause (v) above shall be automatically converted at the end of the Interest Period or Contract Period in effect for such Borrowing into an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be;

(vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than any applicable Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date;

(viii) no B/A Borrowing may be converted or continued other than at the end of the Contract Period applicable thereto; and

(ix) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan or a B/A Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (A) the identity, amount and Class of the Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing, an ABR Borrowing, a B/A Borrowing or a Canadian Prime Rate Borrowing, (C) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a B/A Borrowing, the Interest Period or Contract Period, respectively, with respect thereto.  If no Interest Period or Contract Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing or a B/A Borrowing, respectively, the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration.  The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing.  If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period or Contract Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms

57

hereof), automatically be continued into a new Interest Period as an ABR Borrowing or a Canadian Prime Rate Borrowing, as applicable.

SECTION 2.11.  Repayment of Term Borrowings.  (a)  SSCE shall pay to the Administrative Agent, for the account of the Tranche B Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a “Tranche B Repayment Date”), a principal amount of Tranche B Loans (such amount, as adjusted from time to time pursuant to Sections 2.12, 2.13(f), 2.13(j) and 2.23(f), being called the “Tranche B Repayment Amount”) equal to the amount set forth below for such date:

Date	Amount
April 1, 2005	U.S.$	2,437,500
July 1, 2005	U.S.$	2,437,500
October 1, 2005	U.S.$	2,437,500
January 2, 2006	U.S.$	2,437,500
April 1, 2006	U.S.$	2,437,500
July 1, 2006	U.S.$	2,437,500
October 1, 2006	U.S.$	2,437,500
January 2, 2007	U.S.$	2,437,500
April 1, 2007	U.S.$	2,437,500
July 1, 2007	U.S.$	2,437,500
October 1, 2007	U.S.$	2,437,500
January 2, 2008	U.S.$	2,437,500
April 1, 2008	U.S.$	2,437,500
July 1, 2008	U.S.$	2,437,500
October 1, 2008	U.S.$	2,437,500
January 2, 2009	U.S.$	2,437,500
April 1, 2009	U.S.$	2,437,500
July 1, 2009	U.S.$	2,437,500
October 1, 2009	U.S.$	2,437,500
January 2, 2010	U.S.$	2,437,500
April 1, 2010	U.S.$	2,437,500
July 1, 2010	U.S.$	2,437,500
October 1, 2010	U.S.$	2,437,500
January 2, 2011	U.S.$	2,437,500
April 1, 2011	U.S.$	229,125,000
July 1, 2011	U.S.$	229,125,000
October 1, 2011	U.S.$	229,125,000
Term Loan Maturity Date	U.S.$	229,125,000

(b)  Subject to Section 2.13(j), SSC Canada shall pay to the Administrative Agent, for the account of the Tranche C Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a “Tranche C Repayment Date”), a principal amount of Tranche C Loans (such amount, as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(f),

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being called the “Tranche C Repayment Amount”) equal to the amount set forth below for such date:

Date	Amount
April 1, 2005	U.S.$	750,000
July 1, 2005	U.S.$	750,000
October 1, 2005	U.S.$	750,000
January 2, 2006	U.S.$	750,000
April 1, 2006	U.S.$	750,000
July 1, 2006	U.S.$	750,000
October 1, 2006	U.S.$	750,000
January 2, 2007	U.S.$	750,000
April 1, 2007	U.S.$	750,000
July 1, 2007	U.S.$	750,000
October 1, 2007	U.S.$	750,000
January 2, 2008	U.S.$	750,000
April 1, 2008	U.S.$	750,000
July 1, 2008	U.S.$	750,000
October 1, 2008	U.S.$	750,000
January 2, 2009	U.S.$	750,000
April 1, 2009	U.S.$	750,000
July 1, 2009	U.S.$	750,000
October 1, 2009	U.S.$	750,000
January 2, 2010	U.S.$	750,000
April 1, 2010	U.S.$	750,000
July 1, 2010	U.S.$	750,000
October 1, 2010	U.S.$	750,000
January 2, 2011	U.S.$	750,000
April 1, 2011	U.S.$	70,500,000
July 1, 2011	U.S.$	70,500,000
October 1, 2011	U.S.$	70,500,000
Term Loan Maturity Date	U.S.$	70,500,000

(c)  Subject to Section 2.13(j) in the case of Other Term Loans made to SSC Canada, the applicable Borrower shall pay to the Administrative Agent, for the account of the applicable Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (such amount, as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.13(j), being called the “Incremental Term Loan Repayment Amount”) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement.

(d)  To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and Incremental Term Loan Maturity Date, respectively.

(e)  All repayments pursuant to this Section 2.11 shall be subject to Section 2.15 and shall be accompanied by accrued and unpaid interest on the principal

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amount paid to but excluding the date of payment, but shall otherwise be without premium or penalty.

SECTION 2.12.  Optional Prepayments.  (a)  Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Bankers’ Acceptances or B/A Equivalent Loans, which may, however, be defeased as provided below), in whole or in part, upon written or fax notice (or telephone notice promptly confirmed by written or fax notice) delivered to the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) (i) by 11:00 a.m., Standard Time, at least three Business Days prior to the date designated for such prepayment, in the case of any prepayment of a Eurodollar Borrowing, or (ii) by 11:00 a.m., Standard Time, on the date designated for such prepayment in the case of any prepayment of an ABR Borrowing or a Canadian Prime Rate Borrowing; provided, however, that each partial payment shall be in an amount that is an integral multiple of U.S.$1,000,000 (or Cdn.$1,000,000 in the case of Borrowings denominated in Canadian Dollars) and, in the case of a Eurodollar Borrowing, not less than U.S.$5,000,000 (or, in each case, the entire amount of the Borrowing being prepaid); and provided further that SSC Canada may defease any B/A or B/A Equivalent Loan by depositing with the Canadian Administrative Agent an amount that, together with interest accruing on such amount to the end of the Contract Period for such B/A or B/A Equivalent Loan at such rate as the Canadian Administrative Agent shall specify upon receipt of such amount, is sufficient to pay such maturing B/A or B/A Equivalent Loan when due.

(b)  Optional prepayments of Term Loans made by the Borrowers pursuant to paragraph (a) above shall be allocated among the Term Loans (and to the remaining scheduled installments of principal with respect to any such Term Loans) in a manner determined at the discretion of the Borrowers.

(c)  Each notice of optional prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date, (iii) the Class of Loans to be prepaid and (iv) the allocation of the amount specified pursuant to clause (i) among the Loans specified pursuant to clause (iii).  Each notice of optional prepayment shall be irrevocable and shall commit the applicable Borrower to prepay such obligations by the amount specified therein on the date specified therein.  All prepayments pursuant to this Section 2.12 shall be subject to Section 2.15 and shall be accompanied by accrued and unpaid interest on the principal amount paid to but excluding the date of payment, but shall otherwise be without premium or penalty.

(d)  No optional prepayment of Term Loans made by either Borrower pursuant to this Section 2.12 shall reduce the applicable Borrower’s obligation to make mandatory prepayments pursuant to Section 2.13(b), (c) or (d).

SECTION 2.13.  Mandatory Prepayments.  (a)  On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, SSCE shall pay or prepay so much of the then outstanding Swingline Loans and the then outstanding Revolving Credit Borrowings (and/or cash collateralize outstanding Revolving Facility Letters of Credit) as shall be necessary in order that the aggregate

60

Revolving Credit Utilization at such time shall not exceed the aggregate Revolving Credit Commitments (after giving effect to such termination or reduction).  On the date of any termination or reduction of the Revolving (Canadian) Credit Commitments pursuant to Section 2.09, the Borrowers shall pay or prepay so much of the then outstanding Revolving (Canadian) Credit Borrowings (and/or SSC Canada shall cash collateralize outstanding Revolving (Canadian) Facility Letters of Credit and defease B/As and B/A Equivalent Loans) as shall be necessary in order that the aggregate Revolving (Canadian) Credit Utilization at such time shall not exceed the aggregate Revolving (Canadian) Credit Commitments (after giving effect to such termination or reduction).  On the date of any termination or reduction of the Deposit Funded Commitments pursuant to Section 2.09, SSCE shall pay or prepay so much of the then outstanding Deposit Funded Loans (and/or cash collateralize outstanding Deposit Funded Facility Letters of Credit) as shall be necessary in order that the Deposit Funded Utilization at such time shall not exceed the aggregate Deposit Funded Commitments (after giving effect to such termination and reduction).

(b)  Subject to Section 2.13(j), no later than the third Business Day following the determination of the amount of Net Cash Proceeds received in respect of any Asset Sale occurring on or after the Closing Date, the Borrowers shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(f); provided, however, that if (i) at any time prior to the due date of such prepayment, SSCE delivers a certificate of its Financial Officer to the Administrative Agent setting forth its intent (A) in the case of the Pontiac Sale, to use the Net Cash Proceeds received in respect thereof (x) to redeem, repurchase or otherwise extinguish, or to cause the Subsidiaries to redeem, repurchase or otherwise extinguish, their outstanding Indebtedness in accordance with Section 7.09(a), (y) to reinvest, or to cause the Subsidiaries to reinvest, such Net Cash Proceeds in assets that are used or useful in the business of SSCC and the Subsidiaries or (z) to use, or to cause its Subsidiaries to use, such Net Cash Proceeds for acquisitions or purchases permitted by Section 7.05, or (B) in the case of any other Asset Sale, to reinvest, or to cause the Subsidiaries to reinvest, the Net Cash Proceeds received in respect thereof, not in excess of U.S.$250,000,000 in the aggregate for all Asset Sales, within 360 days after the receipt thereof, in assets that are used or useful in the business of SSCC and the Subsidiaries and (ii) no Default or Event of Default shall have occurred and be continuing at the time such certificate is delivered, then no prepayment of Term Loans shall be required pursuant to this paragraph (b), except to the extent such Net Cash Proceeds are not so applied.

(c)  Subject to Section 2.13(j), no later than the earlier of (i) 90 days after the end of each fiscal year of SSCC, commencing with the fiscal year ending on December 31, 2005, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 6.04(a), the Borrowers shall prepay outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to 50% of the amount of Excess Cash Flow that is in excess of U.S.$100,000,000 for the fiscal year then ended.

(d)  Subject to Section 2.13(j), in the event that SSCC or any Subsidiary shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness

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for money borrowed of SSCC or such Subsidiary (other than Indebtedness for money borrowed permitted pursuant to Section 7.01 (other than clause (s) thereof), the Borrowers shall reasonably promptly therewith (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by SSCC or any Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(f).

(e)  If on any date, as a result of fluctuations in the Exchange Rate, the Administrative Agent determines that the aggregate Revolving (Canadian) Credit Utilization shall have exceeded for more than three consecutive Business Days an amount equal to 105% of the total Revolving (Canadian) Credit Commitments, the Administrative Agent shall notify the Borrowers of such occurrence and the Borrowers shall on the next succeeding Business Day prepay Revolving (Canadian) Loans in an amount sufficient to eliminate such excess.

(f)  Subject to Section 2.13(j), mandatory prepayments of Term Loans pursuant to paragraphs (b), (c) and (d) above shall be allocated pro rata among the Classes of Term Loans and, within each Class and subject to paragraph (i) below, shall be applied to reduce ratably the remaining Term Loan Repayment Amounts for such Class; provided, however, that, subject to Section 2.16 (i) the Borrowers may allocate and apply up to U.S.$100,000,000 of Excess Cash Flow required to be used to prepay Term Loans hereunder in any year to any Class or Classes of Term Loans and the remaining Term Loan Repayment Amounts for each such Class at their discretion and (ii) mandatory prepayments of the Term Loans from Asset Sales shall be applied as follows: (A) in the case of assets owned by SSCC, SSCE or any Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a Canadian Subsidiary), to Tranche B Loans and Other Term Loans made to SSCE until and unless such Term Loans have been paid in full and, thereafter, to the other Term Loans in accordance with this paragraph (f), and (B) in the case of assets owned by any Canadian Subsidiary or any subsidiaries of a Canadian Subsidiary, to the Tranche C Loans and Other Term Loans made to SSC Canada until and unless such Term Loans have been paid in full and, thereafter, to the other Term Loans in accordance with this paragraph (f).

(g)  The applicable Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment by such Borrower required under paragraph (b), (c) or (d) above, a certificate signed by a Financial Officer of such Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior to the time of each prepayment required under this Section 2.13, a notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid (which specification shall comply with this Section 2.13) and the principal amount of each Term Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.15 and shall be accompanied by accrued but unpaid interest on the principal amount paid to but excluding the date of payment, but shall otherwise be without premium or penalty.

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(h)  To the extent consistent with paragraph (f) above, amounts to be applied pursuant to this Section 2.13 to the prepayment of Loans shall be applied to reduce outstanding ABR Loans and, if applicable, Canadian Prime Rate Loans prior to being applied to reduce Loans of any other Type.  In the case of any mandatory prepayment of Eurodollar Loans pursuant to this Section 2.13 (other than any mandatory prepayment of Loans of any Class required in connection with the expiration or termination in whole of Commitments of such Class), the applicable Borrower may, at its option, deposit into the Prepayment Account (as defined below) an amount in cash equal to such mandatory prepayment rather than prepaying such Loan on the date otherwise due pursuant to this Section 2.13.  The Administrative Agent shall apply any cash deposited into the Prepayment Account solely to prepay Eurodollar Loans with respect to which such deposit has been made on the last day of the applicable Interest Periods (or on an earlier date if (i) directed to do so by the applicable Borrower or (ii) an Event of Default shall have occurred and is continuing).  For purposes of this Agreement, the term “Prepayment Account” shall mean an account established by the applicable Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (h).  Each Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in the Prepayment Account to secure the Obligations owed to such Persons.  The Administrative Agent will, at the request of the applicable Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Borrowings to be prepaid; provided, however, that (A) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would result in any violation of any law, statute, rule or regulation and (B) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or an Event of Default shall have occurred and be continuing.  The Borrowers shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the day due pursuant to the third preceding sentence is not less than the amount that would have been available had no investments been made pursuant thereto.  So long as no Default or Event of Default shall have occurred and be continuing, interest or profits, if any, resulting from investment of amounts on deposit in the Prepayment Account shall be distributed by the Administrative Agent to the applicable Borrower upon the payment of the Eurodollar Borrowing with respect to which such deposit has been made.  Other than any interest or profits resulting from such investments, the Prepayment Account shall not bear interest.

(i)  Notwithstanding the requirements of paragraph (f) above and provided that no Default or Event of Default shall have occurred and be continuing, with respect to any mandatory prepayment of Term Loans required pursuant to this Section 2.13, the Borrowers may, not less than 10 nor more than 20 Business Days prior to the date specified for such prepayment (the “Mandatory Prepayment Date”), provide to each Term Lender a written notice that shall refer to this paragraph (i) and shall (i) set forth the amount of such prepayment (the “Prepayment Amount”) and the portion thereof that the applicable Term Lender (each, a “Prepayment Lender”) would be entitled to receive if it accepts such mandatory prepayment in accordance with this paragraph (i), (ii) request

63

such Prepayment Lender to notify the Borrowers and the Administrative Agent in writing no later than the Business Day prior to the Mandatory Prepayment Date of such Prepayment Lender’s acceptance or rejection (in each case, in whole and not in part) of its share of the Prepayment Amount and (iii) inform such Prepayment Lender that failure by such Prepayment Lender to reject in writing its share of the Prepayment Amount on or before the Business Day prior to the Mandatory Prepayment Date shall be deemed to be an acceptance of such amount.  On the Mandatory Prepayment Date, the Borrowers shall prepay that portion of the Prepayment Amount in respect of which such Prepayment Lenders have accepted prepayment as described above (such Prepayment Lenders, the “Accepting Lenders”), such prepayment to be applied pro rata to the remaining Term Loan Repayment Amounts for the applicable Class of Term Loans.  So long as no Default or Event of Default shall have occurred and be continuing, SSCC and the Subsidiaries shall apply any portion of the Prepayment Amount not applied as provided in the immediately preceding sentence to the repayment of Indebtedness of SSCC and the Subsidiaries maturing on or prior to the Term Loan Maturity Date.  In the event that any provision of this Section 2.13 requires prepayment of the Term Loans prior to the selected Mandatory Prepayment Date, the Borrowers shall deposit the entire amount of the Prepayment Amount into an account under the exclusive control and dominion of the Administrative Agent.

(j)  Notwithstanding anything to the contrary contained in this Agreement, no prepayment of the Tranche C Loans or Other Term Loans made to SSC Canada shall be required to be made under Section 2.11 or this Section 2.13 to the extent that such prepayment or the obligation to make such prepayment would result in SSC Canada being obligated under any circumstances to pay more than 25% of the original principal amount of the Tranche C Loans or such Other Term Loans (the “Threshold Amount”) prior to the fifth anniversary of the respective dates on which such Loans were made.  The amount of such prepayments in excess of the Threshold Amount (the “Excess Amount”) will be allocated pro rata to the further prepayment of the Tranche B Loans and Other Term Loans made to SSCE and applied pro rata to the remaining Term Loan Repayment Amounts for Loans of such Classes until such Loans have been paid in full.  On the Business Day immediately after the fifth anniversary of the date on which such Loans were respectively made, the Excess Amount not previously applied to the further prepayment of the Tranche B Loans and Other Term Loans made to SSCE shall be paid pro rata to the Tranche C Lenders and Incremental Term Lenders that shall have made Other Term Loans to SSC Canada and shall be applied pro rata to the remaining Term Loan Repayment Amounts for Loans of such Classes.

SECTION 2.14.  Reserve Requirements; Change in Circumstances; Increased Costs.  (a)  Notwithstanding any other provision herein, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Facing Agent (except any such reserve requirement that is reflected in the Adjusted LIBO Rate, the Alternate Base Rate or the Canadian Prime Rate) or shall impose on any Lender or any Facing Agent or the

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London or Canadian interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit obligations, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by any Lender or any Facing Agent hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Facing Agent to be material, then the applicable Borrower will pay to such Lender or such Facing Agent, following receipt by such Borrower of a certificate of such Lender or such Facing Agent to such effect in accordance with Section 2.14(c), such additional amount or amounts as will compensate such Lender or such Facing Agent on an after-tax basis for such additional costs incurred or reduction suffered; provided, however, that none the Lenders or the Facing Agents shall be entitled to demand compensation pursuant to this paragraph (a) if it shall not be the general practice of such Lender or such Facing Agent, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

(b)  If any Lender or any Facing Agent shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Facing Agent or any Lender’s or any Facing Agent’s holding company, if any, with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such Facing Agent’s capital or on the capital of such Lender’s or such Facing Agent’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Facing Agent pursuant hereto, to a level below that which such Lender or such Facing Agent or such Lender’s or such Facing Agent’s holding company, if any, could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s or such Facing Agent’s policies and the policies of such Lender’s or such Facing Agent’s holding company, if any, with respect to capital adequacy) by an amount deemed by such Lender or such Facing Agent to be material, then from time to time the applicable Borrower shall pay to such Lender or such Facing Agent, following receipt by such Borrower of a certificate of such Lender or such Facing Agent to such effect in accordance with Section 2.14(c), such additional amount or amounts as will compensate such Lender or such Facing Agent or such Lender’s or such Facing Agent’s holding company, if any, on an after-tax basis for any such reduction suffered; provided, however, that none of the Lenders or Facing Agents shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not be the general practice of such Lender or such Facing Agent, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

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(c)  A certificate of a Lender or a Facing Agent setting forth such amount or amounts as shall be necessary to compensate such Lender or such Facing Agent or its holding company, if any, as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, including calculations in reasonable detail, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or such Facing Agent the amount shown as due on any such certificate delivered by it within 10 days after such Borrower’s receipt of the same.

(d)  Failure on the part of any Lender or any Facing Agent to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s or such Facing Agent’s right to demand compensation with respect to such period or any other period, except that none of the Lenders or Facing Agents shall be entitled to compensation under this Section 2.14 for any costs incurred or reduction suffered with respect to any date unless such Lender or such Facing Agent, as applicable, shall have notified the applicable Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than six months after the later of (i) such date and (ii) the date on which such Lender or such Facing Agent, as applicable, shall have become aware of such costs or reductions.  The benefits of this Section 2.14 shall be available to each Lender and each Facing Agent regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

SECTION 2.15.  Indemnity.  Each Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur with respect to Eurodollar Loans or B/A Loans as a consequence of (a) any failure by such Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by such Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such borrowing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan or B/A Loan required or permitted by any other provision of this Agreement or otherwise, or any assignment of a Eurodollar Loan or B/A Loan required by Section 2.20(b), in each case made or deemed made on a date other than the last day of the Interest Period or Contract Period, as the case may be, applicable thereto, (d) any purchase of a participation pursuant to Article X of a Eurodollar Loan or a B/A Loan of such Borrower otherwise made or deemed made on a date other than the last day of the Interest Period or Contract Period, as the case may be, applicable thereto, or (e) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or B/A Loan, as the case may be.  Such loss or reasonable expense shall be equal to the sum of (i) such Lender’s actual costs and expenses incurred (other than any lost profits)

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in connection with, or by reason of, any of the foregoing events and (ii) an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or the Discount Rate, as applicable, applicable thereto) for the period from and including the date of such payment, prepayment, conversion or failure to borrow, convert or continue to but excluding the last day of the Interest Period or Contract Period, as the case may be, for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period or Contract Period for such Loan that would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period, Interest Period or Contract Period, as the case may be.  A certificate of any Lender setting forth any amount or amounts, including calculations in reasonable detail, that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.

SECTION 2.16.  Pro Rata Treatment.  Except as permitted under Section 2.13(i) and other than in connection with Swingline Loans, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Deposit Return and the Fees due to the Lenders, each reduction of the Commitments of a Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (provided that (x) in the case of Term Loans or (y) in the event that such Commitments shall have expired or been terminated, such pro rata allocation shall be based on the respective principal amounts of the outstanding Loans (other than Swingline Loans) and/or participations in LC Disbursements and Swingline Loans, as applicable).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole U.S. Dollar or Canadian Dollar amount, as applicable.  In addition, each Lender agrees that the Administrative Agent may, in its sole discretion, increase or reduce any Revolving (Canadian) Lender’s portion of a B/A Loan to the extent provided in Section 2.22(e).

SECTION 2.17.  Sharing of Setoffs and Realization of Security.  Each Lender agrees that if it shall through the exercise of a right of banker’s lien, combination of accounts, setoff or counterclaim against any Loan Party, or pursuant to a secured claim under any applicable Insolvency Law or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Insolvency Law or otherwise, or pursuant to any Bank Act Security held by such Lender, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements and accrued interest thereon as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements and accrued interest thereon shall be proportionately less than the unpaid principal portion of the Loans and participations in LC Disbursements and accrued interest thereon of any other

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Lender, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and participations in LC Disbursements and accrued interest thereon of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.  Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation pursuant to the foregoing arrangements may, subject to the terms of Section 11.06, exercise any and all rights of banker’s lien, combination of accounts or setoff with respect to any and all moneys owing by the Loan Parties to such Lender by reason thereof as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

SECTION 2.18.  Payments.  (a)  Each Borrower shall make each payment (including payment of principal of or interest on any Loan or any Fees) hereunder and under any other Loan Document not later than 12:00 noon, Standard Time, on the date when due in immediately available funds, without defense, setoff or counterclaim.  All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars, except as otherwise expressly provided.  Each such payment (other than (i) the payments specified in Sections 2.05 and 3.05 to be made to the Facing Agents, which shall be paid directly to the applicable Facing Agent, (ii) payments of principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender, except as set forth in Section 2.21(c), and (iii) payments pursuant to Sections 2.14, 2.15, 2.19 and 11.05, which shall be made to the Persons entitled thereto) shall be made to such account of the Administrative Agent or the Canadian Administrative Agent, as applicable, as such agent shall specify by notice to the applicable Borrower.  Payments made directly to a Facing Agent shall be made to such account of the Facing Agent as such Facing Agent shall specify by notice to the applicable Borrower.  Payments made directly to the Swingline Lender shall be made to such account of the Swingline Lender as the Swingline Lender shall specify by notice to SSCE.  Any payments received by the Administrative Agent, the Canadian Administrative Agent, any Facing Agent or the Swingline Lender after the specified time for receipt of such payment on any day shall be deemed to have been received on the next Business Day.  The Administrative Agent or the Canadian Administrative Agent, as applicable, shall distribute to the applicable Lenders all payments received by it for their respective accounts, promptly following receipt thereof; provided, however, that in case of any prepayment of the Deposit Funded Loans pursuant to Section 2.12 or 2.13, the Administrative Agent shall not so distribute any payments received by it, but shall instead remit all such payments promptly following receipt thereof to the Deposit Account Agent, and the Deposit Account Agent shall deposit all such payments received by it into the Deposit Account promptly following receipt thereof.

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(b)  Whenever any payment (including any payment of principal of or interest on any Borrowing or any Fees) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.19.  Taxes.  (a)  Any and all payments by the Loan Parties hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, with respect to the Administrative Agent, any Facing Agent or any Lender (or any transferee or assignee of any of the foregoing, including a participation holder (any such entity being called a “Transferee”)) branch profits taxes and taxes imposed on the net income of the Administrative Agent, such Facing Agent or such Lender (or Transferee), as the case may be, and franchise taxes imposed on the Administrative Agent, such Facing Agent or such Lender (or Transferee), as the case may be, by the United States, Canada or any jurisdiction under the laws of which the Administrative Agent, such Facing Agent or such Lender (or Transferee) is organized or in which the Administrative Agent, such Facing Agent or such Lender (or Transferee) has its principal office or lending office or any political subdivision or taxing authority thereof or therein or in any other jurisdiction in which the Administrative Agent, such Facing Agent or such Lender (or Transferee) is otherwise doing business (or, if a treaty applies, a jurisdiction in which the Administrative Agent, such Facing Agent or such Lender (or Transferee) has a permanent establishment) other than any jurisdiction in which the Administrative Agent, such Facing Agent or such Lender (or Transferee) is treated as doing business (or, if a treaty applies, is treated as having a permanent establishment) solely by reason of having executed, delivered or performed its obligations or received a payment under this Agreement or any other Loan Document (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If any Taxes are required to be deducted from or in respect of any sum payable hereunder by any Loan Party to any Lender (or any Transferee), the Administrative Agent or any Facing Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee), the Administrative Agent or such Facing Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that, if a Lender assigns, participates or otherwise transfers all or any portion of its rights under this Agreement or any other Loan Document or changes its lending office for the purposes of this Agreement and as a result of circumstances existing at the date of the assignment, participation, other transfer or change in lending office, a Borrower would be obligated to pay any amount under this paragraph (a), then the Transferee or Lender acting through its new lending office shall only be entitled to receive payment under this paragraph (a) to the same extent that the previous Lender or the Lender acting through its previous lending office would have been entitled if no such assignment, participation, other transfer or change in lending office had taken place

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unless (x) such assignment, participation or transfer shall have been at the request of SSCC or a Borrower, (y) such assignment, participation or transfer shall have been made pursuant to Section 2.17 or Article X or (z) such assignment, participation or transfer is of a Revolving (Canadian) Credit Commitment or a Revolving (Canadian) Loan and is made at a time when an Event of Default has occurred and is continuing.

(b)  Each Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance entered into at the request of either Borrower or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)  Each Borrower will indemnify each Lender (or Transferee), the Administrative Agent and each Facing Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.19) paid by such Lender (or Transferee), the Administrative Agent, or such Facing Agent, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority.  Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Administrative Agent or any Facing Agent, as the case may be, makes written demand therefor (which demand shall identify the nature and amount of Taxes and Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes or Other Taxes, unless the Lender (or Transferee), the Administrative Agent or such Facing Agent, as the case may be, determines, in its sole discretion, that such portion of any such assessment is confidential).  If a Lender (or Transferee), the Administrative Agent or any Facing Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the applicable Borrower pursuant to this Section 2.19, it shall promptly notify such Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the applicable Borrower, apply for such refund at such Borrower’s expense.  If any Lender (or Transferee), the Administrative Agent or any Facing Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by either Borrower pursuant to this Section 2.19, it shall promptly notify such Borrower of such refund and shall, within 30 days of receipt, repay such refund (to the extent of amounts that have been paid by such Borrower under this Section 2.19 with respect to such refund and not previously reimbursed) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender, the Administrative Agent or such Facing Agent and without interest (other than the interest, if any, included in such refund net of any Taxes payable with respect to receipt of such refund), provided that such Borrower, upon the request of such Lender (or Transferee), the Administrative Agent or such Facing Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Administrative Agent or such Facing Agent in the event such Lender (or Transferee), the Administrative Agent or such Facing Agent, as the case may be, is required to repay such refund.

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(d)  Within 30 days after the date of any payment of Taxes or Other Taxes withheld by either Borrower in respect of any payment to any Lender (or Transferee), the Administrative Agent or any Facing Agent, such Borrower will furnish to the Administrative Agent, at the addresses referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Transferee), the Administrative Agent or such Facing Agent, as the case may be.

(e)  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(f)  (i) Each of the Administrative Agent, the Senior Agents, the Deposit Funded Facility Agent, the Revolving Facility Facing Agent and any SSCE Lender (or Transferee) that is not a U.S. person (within the meaning of Section 7701(a)(30) of the Code) (a “Non-U.S. Person”) agrees that it shall on the date it becomes the Administrative Agent, the Senior Agent, the Deposit Funded Facility Facing Agent, the Revolving Facility Facing Agent or a SSCE Lender (or Transferee) hereunder, deliver to SSCE and the Administrative Agent (A) one duly completed copy of United States Internal Revenue Service Form W-8BEN or W-8ECI (or replacement or successor forms thereto), or (B) in the case of SSCE Lenders (or Transferees thereof) exempt from United States Federal withholding tax pursuant to Sections 871(h) or 881(c) of the Code, one duly completed copy of a United States Internal Revenue Service Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and a certificate representing that such Non-U.S. Person is not a bank for purposes of Section 881(c) of the Code, or any successor applicable form of any thereof, certifying in each case that the Administrative Agent, such Senior Agent, the Deposit Funded Facility Facing Agent, the Revolving Facility Facing Agent or such SSCE Lender (or Transferee), as the case may be, is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal income taxes.  Each of the Administrative Agent, the Revolving Facility Facing Agent, the Senior Agents, the Deposit Funded Facility Facing Agent and the SSCE Lenders (or Transferee) that, pursuant to the immediately preceding sentence is required to deliver to SSCE and the Administrative Agent any such form or certification, further undertakes to deliver to SSCE and the Administrative Agent further copies of any such form or certification or other manner of certification reasonably satisfactory to SSCE on or before the date that any such form or certification expires or becomes obsolete or of the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to SSCE or the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by SSCE or the Administrative Agent, certifying that the Administrative Agent, the Revolving Facility Facing Agent, such Senior Agent, the Deposit Funded Facility Facing Agent, or such SSCE Lender (or Transferee), as the case may be, is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes, unless there has occurred, on or prior to the date on which any delivery of

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any such form or certification would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof (“Change of Law”) that renders all such forms or certification inapplicable or which would prevent the Administrative Agent, the Revolving Facility Facing Agent, such Senior Agent, the Deposit Funded Facility Facing Agent or such SSCE Lender (or Transferee), as the case may be, from duly completing and delivering any such form or certification with respect to it.  In the event of such Change of Law, the Administrative Agent, such Senior Agent, the Deposit Funded Facility Facing Agent, the Revolving Facility Facing Agent or such SSCE Lender (or Transferee), as the case may be, shall advise SSCE that under applicable law it shall be subject to withholding of United States Federal income tax at the full statutory rate, a reduced rate of withholding or without deduction or withholding.  Notwithstanding the foregoing provisions of this paragraph (f), a Revolving (Canadian) Lender that is a Non-U.S. Person shall be required to furnish any such form or certification only if it is entitled to claim an exemption from, or a reduced rate, of withholding.  Each of the Administrative Agent, the Senior Agents, the Deposit Funded Facility Facing Agent, the Revolving Facility Facing Agent and the SSCE Lenders (other than any Revolving (Canadian) Lender) that is a Non-U.S. Person and that is a party hereto as of the date hereof hereby represents and warrants that, as of the date hereof, all payments made to it hereunder are exempt from withholding of United States Federal income taxes (i) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person; (ii) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person’s country of residence; or (iii) because such payments are portfolio interest exempt pursuant to Section 871(h) or 881(c) of the Code.

(ii) Notwithstanding anything contained in clause (i) above, in the case of an assignment, participation or transfer made at the request of a Borrower or an assignment, participation or transfer made pursuant to Section 2.17 or Article X, if a Transferee, in its good faith judgment, is eligible for an exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Loan Parties hereunder, such Transferee shall use its reasonable best efforts to provide SSCE and the Administrative Agent with the appropriate forms and certifications that will permit such payments to be made without withholding or at a reduced rate.

(iii) The Administrative Agent, any Senior Agent, any Facing Agent and each Lender (or Transferee) that is a U.S. person within the meaning of Section 7701(a)(30) of the Code (other than any such person that is treated as a corporation for United States federal income tax purposes) shall deliver to the Administrative Agent on or before the date such Person becomes a party to this Agreement a duly completed United States Internal Revenue Service Form W-9 (or successor form) establishing that such Person is not subject to U.S. federal backup withholding.

(iv) Notwithstanding any provision of this Section 2.19 above to the contrary, SSCE shall not have any obligation to pay any Taxes or Other Taxes or to

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indemnify any SSCE Lender (or Transferee), the Administrative Agent, any Senior Agent, the Deposit Funded Facility Facing Agent or the Revolving Facility Facing Agent for such Taxes or Other Taxes pursuant to this Section 2.19 to the extent that such Taxes or Other Taxes result from (i) the failure of such SSCE Lender (or Transferee), the Administrative Agent, such Senior Agent, or such Facing Agent to comply with its obligations pursuant to this paragraph (f) or (ii) any representation made hereunder or on any such form or certification (or successor applicable form or certification) by the SSCE Lender (or Transferee), the Administrative Agent, such Senior Agent, or such Facing Agent incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.  Nothing contained herein shall require the Administrative Agent, any Senior Agent, the Deposit Funded Facility Facing Agent, the Revolving Facility Facing Agent or any SSCE Lender (or Transferee) to make its tax returns (or any other information relating to its taxes which it deems confidential) available to SSCE or any other person.

(g)  Each of the Canadian Administrative Agent, the Revolving (Canadian) Facility Facing Agent and any SSC Canada Lender (or Transferee) that is entitled to an exemption from or reduction of withholding tax under the laws of Canada, or any treaty to which Canada is a party, with respect to payment in connection with the SSC Canada Loans under this Agreement shall, upon request by the Administrative Agent, deliver to SSC Canada (with a copy to the Administrative Agent), such properly completed and executed documentation prescribed by applicable law or reasonably requested by SSC Canada as will permit such payments to be made without withholding or at a reduced rate.  Notwithstanding any provision of paragraph (a) above to the contrary, SSC Canada shall have no obligation to pay any Taxes or Other Taxes or to indemnify any SSC Canada Lender (or Transferee), the Canadian Administrative Agent or the Revolving (Canadian) Facility Facing Agent for such Taxes or Other Taxes pursuant to this Section 2.19 to the extent that such Taxes or Other Taxes result from (x) the failure of any SSC Canada Lender, the Canadian Administrative Agent or such Facing Agent to comply with its obligations pursuant to this paragraph (g) (provided, however, that no SSC Canada Lender shall be required to provide any documentation that it is not legally able to provide) or (y) any representation made in any such documentation by the SSC Canada Lender, the Canadian Administrative Agent or such Facing Agent incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.  Nothing contained herein shall require the Administrative Agent, the Revolving (Canadian) Facility Facing Agent or any SSC Canada Lender (or Transferee) to make its tax returns (or any other information relating to its taxes which it deems confidential) available to SSC Canada or any other Person.

SECTION 2.20.  Duty to Mitigate; Replacement of Lenders.  (a)  Any of the Administrative Agent, the Facing Agents or the Lenders (or Transferees) claiming any additional amounts payable pursuant to Section 2.14 or 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by either Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce

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the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), the Administrative Agent or such Facing Agent, as the case may be, require it to incur additional costs or be otherwise disadvantageous to such Lender (or Transferee), the Administrative Agent or such Facing Agent.

(b)  In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or defaults in its obligations to make Loans hereunder, or either Borrower shall be required to make additional payments to any Lender under Section 2.19, the applicable Borrower shall have the right, but not the obligation, at its own expense (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender and the Administrative Agent (and, in the case of any replacement of a Deposit Funded Lender, the Deposit Account Agent), to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 11.04(b)) approved by the Administrative Agent (and, in the case of a Deposit Funded Lender, the Deposit Account Agent), which approval shall not be unreasonably withheld, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.04(b)) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority, (ii) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder and (iii) the applicable Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

(c)  If, in connection with any proposed amendment, modification, change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 11.08(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the applicable Borrower shall have the right, but not the obligation, at its own expense (including with respect to the processing and recordation fee referred to in Section 11.04(b)) upon notice to such Lender and the Administrative Agent (and, in the case of any replacement of a Deposit Funded Lender, the Deposit Account Agent), to replace each such non-consenting Lender or Lenders (or, at the option of the applicable Borrower, if such Lender’s consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with an assignee (in accordance with and subject to the restrictions contained in Section 11.04(b)) approved by the Administrative Agent (and, in the case of a Deposit Funded Lender, the Deposit Account Agent), which approval shall not be unreasonably withheld, so long as at the time of such replacement, each such assignee consents to the proposed amendment, modification, change, waiver, discharge or termination; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority,

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(ii) such assignee shall pay to the non-consenting Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder and subject to such assignment and (iii) the applicable Borrower shall pay to the non-consenting Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and subject to such assignment and all other amounts accrued for such Lender’s account or owed to it hereunder with respect to such Loans.

SECTION 2.21.  Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees from time to time during the Revolving Credit Availability Period to make Swingline Loans to SSCE in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) U.S.$50,000,000 and (ii) the difference between (A) the aggregate Revolving Credit Commitments in effect at such time and (B) the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time and (y) the Revolving Facility LC Exposure at such time.  Each Swingline Loan shall be in a principal amount that is an integral multiple of U.S.$250,000.  The Swingline Lender shall make each Swingline Loan available to SSCE by means of a credit to the general deposit account of SSCE with the Swingline Lender by 3:00 p.m., Standard Time, on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below.  Within the limits set forth in the first sentence of this paragraph (a), SSCE may borrow, pay, prepay and reborrow Swingline Loans.

(b)  SSCE shall give the Administrative Agent telephonic, written or fax notice (in the case of telephonic notice, such notice to be promptly confirmed by fax) not later than 11:00 a.m., Standard Time, on the day of a proposed borrowing.  Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan.  The Administrative Agent shall promptly advise the Swingline Lender of any notice received from SSCE pursuant to this paragraph (b).

(c)  The Swingline Lender may, by written or fax notice given to the Administrative Agent not later than 10:00 a.m., Standard Time, on any Business Day, require the Revolving Lenders to purchase all or any portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loan or Swingline Loans to be purchased, and the Administrative Agent shall promptly upon receipt of such notice give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Revolving Lender shall pay to the Administrative Agent, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph (c)), such Lender’s Applicable Percentage of the principal amount of such Swingline Loan or Swingline Loans, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  Each Revolving Lender acknowledges and agrees that its obligations to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default hereunder or the failure of any condition precedent set forth in Article V to be

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satisfied, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  The Administrative Agent shall promptly advise SSCE of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect to such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from SSCE (or any other party on behalf of SSCE) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph (c) and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph (c) shall not constitute a Loan and shall not relieve SSCE of its obligation with respect to the payment thereof.

SECTION 2.22.  Bankers’ Acceptances.  (a)  Subject to the terms and conditions of this Agreement, SSC Canada may request a Revolving (Canadian) Credit Borrowing denominated in Canadian Dollars by presenting drafts for acceptance and purchase as B/As by the Revolving (Canadian) Lenders.

(b)  No Contract Period with respect to a B/A to be accepted and, if applicable, purchased as a Revolving (Canadian) Loan shall extend beyond the Revolving Credit Maturity Date.  All B/As and B/A Loans shall be denominated in Canadian Dollars.

(c)  To facilitate availment of B/A Loans, SSC Canada hereby appoints each Revolving (Canadian) Lender as its attorney to sign and endorse on its behalf (in accordance with a notice of Borrowing relating to a B/A Loan pursuant to Section 2.03 or 2.10), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Revolving (Canadian) Lender, blank forms of B/As in the form requested by such Revolving (Canadian) Lender.  SSC Canada recognizes and agrees that all B/As signed and/or endorsed by a Revolving (Canadian) Lender on behalf of SSC Canada shall bind SSC Canada as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of SSC Canada.  Each Revolving (Canadian) Lender is hereby authorized (in accordance with a notice of Borrowing relating to a B/A Loan) to issue such B/As endorsed in blank in such face amounts as may be determined by such Revolving (Canadian) Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Revolving (Canadian) Lender.  No Revolving (Canadian) Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except for the gross negligence or willful misconduct of such Revolving (Canadian) Lender or its officers, employees, agents or representatives.  Each Revolving (Canadian) Lender shall maintain a record, which shall be made available to SSC Canada upon its request, with respect to B/As (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) canceled at their respective maturities.  On request by or on behalf of SSC Canada, a Revolving (Canadian) Lender shall cancel all forms of B/As which have been pre-signed

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or pre-endorsed on behalf of SSC Canada and that are held by such Revolving (Canadian) Lender and are not required to be issued in accordance with SSC Canada’s irrevocable notice.  Alternatively, SSC Canada agrees that, at the request of the Canadian Administrative Agent, SSC Canada shall deliver to the Canadian Administrative Agent a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

(d)  Drafts of SSC Canada to be accepted as B/As hereunder shall be signed as set forth in this Section 2.22.  Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any Revolving (Canadian) Lender or SSC Canada at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on SSC Canada.

(e)  Promptly following the receipt of a notice of borrowing specifying a Revolving (Canadian) Credit Borrowing by way of B/A, the Canadian Administrative Agent shall so advise the Revolving (Canadian) Lenders and shall advise each Revolving (Canadian) Lender of the aggregate face amount of the B/A to be accepted by it and the applicable Contract Period (which shall be identical for all Revolving (Canadian) Lenders).  In the case of Revolving (Canadian) Loans comprised of B/A Loans, the aggregate face amount of the B/A to be accepted by a Revolving  (Canadian) Lender shall be in a minimum aggregate amount of Cdn.$100,000 and shall be a whole multiple of Cdn.$100,000, and such face amount shall be in the Revolving (Canadian) Lenders’ pro rata portions of such Revolving (Canadian) Borrowing, provided that the Administrative Agent may in its sole discretion increase or reduce any Revolving (Canadian) Lender’s portion of such B/A Loan to the nearest Cdn.$100,000 without reducing the aggregate Revolving (Canadian) Credit Commitments.

(f)  SSC Canada may specify in a notice of borrowing pursuant to Section 2.03 or 2.10 that it desires that any B/A requested by such notice of borrowing be purchased by the Revolving (Canadian) Lenders, in which case the Revolving (Canadian) Lenders shall, upon acceptance of a B/A by a Revolving (Canadian) Lender, purchase each B/A from SSC Canada at the Discount Rate for such Revolving (Canadian) Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of SSC Canada.  The Acceptance Fee payable by SSC Canada to a Revolving (Canadian) Lender under Section 2.06(d) in respect of each B/A accepted by such Revolving (Canadian) Lender shall be set off against and deducted from the Discount Proceeds payable by such Revolving (Canadian) Lender under this Section 2.22.

(g)  Each Revolving (Canadian) Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

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(h)  If a Revolving (Canadian) Lender is not a chartered bank under the Bank Act (Canada) or if a Revolving (Canadian) Lender notifies the Canadian Administrative Agent in writing that it is otherwise unable to accept Bankers’ Acceptances, such Revolving (Canadian) Lender will, instead of accepting and purchasing Bankers’ Acceptances, make an advance (a “B/A Equivalent Loan”) to SSC Canada in the amount and for the same term as the draft that such Revolving (Canadian) Lender would otherwise have been required to accept and purchase hereunder.  Each such Revolving (Canadian) Lender will provide to the Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of SSC Canada.  Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Revolving (Canadian) Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the Discount Rate) a Bankers’ Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Revolving (Canadian) Lenders and SSC Canada as the Bankers’ Acceptance which such B/A Equivalent Loan replaces).  All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a Bankers’ Acceptance would be deducted from the face amount of the Bankers’ Acceptance.

(i)  SSC Canada waives presentment for payment and any other defense to payment of any amounts due to a Revolving (Canadian) Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Revolving (Canadian) Lender in its own right, and SSC Canada agrees not to claim any days of grace if such Revolving (Canadian) Lender, as holder, claims payment from or sues SSC Canada on the B/A for payment of the amount payable by SSC Canada thereunder.  On the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, SSC Canada shall pay the Revolving (Canadian) Lender that has accepted and purchased a B/A or advanced a B/A Equivalent Loan  the full face amount of such B/A or B/A Equivalent Loan, as the case may be, and, after such payment, SSC Canada shall have no further liability in respect of such B/A and such Revolving (Canadian) Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j)  Except as required by any Revolving (Canadian) Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by SSC Canada prior to the expiry date of the Contract Period applicable to such B/A Loan; provided, however, that any B/A Loan may be defeased as provided in the proviso to Section 2.12(a).

SECTION 2.23.  Incremental Commitments.  (a)  Either Borrower may on one or more occasions, by written notice to the Senior Agents, request Incremental Term Loan Commitments in an aggregate amount not to exceed the Incremental Commitment Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Senior Agents (which approval shall not be unreasonably withheld or delayed).  Such notice shall set forth (i) the amount of the

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Incremental Term Loan Commitments being requested (which shall be in minimum increments of U.S.$5,000,000 and a minimum amount of U.S.$20,000,000 or equal to the remaining Incremental Commitment Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (which time periods for notice may be modified or waived at the discretion of the Senior Agents)) and (iii) whether such Incremental Term Loan Commitments are to be Tranche B Commitments or, in the case of SSC Canada, Tranche C Commitments, or commitments to make term loans with pricing terms different from the Tranche B Loans or the Tranche C Loans (“Other Term Loans”).

(b)  SSCE may on one or more occasions, by written notice to the Senior Agents, request Incremental Revolving Credit Commitments in an aggregate amount not to exceed the Incremental Commitment Amount from one or more Incremental Revolving Lenders, and SSC Canada may, by written notice to the Senior Agents from time to time, request Incremental Revolving (Canadian) Credit Commitments in an aggregate amount not to exceed the Incremental Commitment Amount from one or more Incremental Revolving (Canadian) Lenders, which may, in any case, include any existing Lender; provided that (i) each Incremental Revolving Lender shall be subject to the approval of the Senior Agents, the Revolving Facility Facing Agent and the Swingline Lender, and (ii) each Incremental Revolving (Canadian) Lender shall be subject to the approval of the Senior Agents and the Revolving (Canadian) Facility Facing Agent (which approvals shall not be unreasonably withheld or delayed).  Such notice shall set forth (x) the amount of the Incremental Revolving Credit Commitments or Incremental Revolving (Canadian) Credit Commitments being requested (which shall be in minimum increments of U.S.$5,000,000 and a minimum amount of U.S.$20,000,000 or equal to the remaining Incremental Commitment Amount) and (y) the date on which such Incremental Revolving Credit Commitments or Incremental Revolving (Canadian) Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (which time periods for notice may be modified or waived at the discretion of the Senior Agents)).

(c)  SSCE may on one or more occasions, by written notice to the Senior Agents, request Incremental Deposit Funded Commitments in an aggregate amount not to exceed the Incremental Commitment Amount from one or more Incremental Deposit Funded Lenders, which may include any existing Lender; provided that each Incremental Deposit Funded Lender shall be subject to the approval of the Senior Agents and the Deposit Funded Facility Facing Agent (which approvals shall not be unreasonably withheld or delayed).  Such notice shall set forth (i) the amount of the Incremental Deposit Funded Commitments being requested (which shall be in minimum increments of U.S.$5,000,000 and a minimum amount of U.S.$20,000,000 or equal to the remaining Incremental Commitment Amount) and (ii) the date on which such Incremental Deposit Funded Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (which time periods for notice may be modified or waived at the discretion of the Senior Agents)).

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(d)  The applicable Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement, Incremental Revolving Credit Assumption Agreement or Incremental Deposit Funded Credit Assumption Agreement, as applicable, and such other documentation as the Senior Agents shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender.  Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of Term Lenders holding a majority of the principal amount of the outstanding Term Loans, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of the Term Loans and (iii) if the initial yield on any Other Term Loans (as determined by the Senior Agents to be equal to the sum of (x) the Adjusted LIBOR margin on the Other Term Loans and (y) if the Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from SSCC or any Subsidiary for doing so (the amount of such fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 25 basis points (the amount of such excess above 25 basis points being referred to herein as the “Yield Differential”) the Applicable Rate then in effect for Eurodollar Term Loans, then the Applicable Rate then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans; and provided further that, without the prior written consent of the majority in interest of the Revolving Lenders and Revolving (Canadian) Lenders, voting as a single class, the final maturity date of any Other Term Loans shall be no earlier than the Revolving Credit Maturity Date, and without the prior written consent of the majority in interest of the Deposit Funded Lenders, the final maturity date of any Other Term Loans shall be no earlier than the Deposit Funded Maturity Date.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Credit Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Credit Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitment evidenced thereby.  Any such deemed amendment may be memorialized in writing by the Senior Agents with the Borrowers’ consent (not to be unreasonably withheld or delayed) and furnished to the other parties hereto.

(e)  Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 5.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the applicable Borrower and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation reasonably requested by the Senior Agents consistent with those delivered on the Closing Date pursuant to Section 5.02.

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(f)  Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Tranche B Loans or Tranche C Loans, as the case may be, on a pro rata basis.  This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Eurodollar Tranche B Borrowing or Eurodollar Tranche C Borrowing, as applicable, to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Tranche B Borrowing or Eurodollar Tranche C Borrowing, as applicable, on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period).  Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.15.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Adjusted LIBO Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Term Loan is made) plus the Applicable Rate.  In addition, to the extent any Incremental Term Loans are Tranche B Loans or Tranche C Loans, the scheduled amortization payments under Section 2.11 required to be made after the making of such Incremental Term Loans shall be ratably increased to reflect the aggregate principal amount of such Incremental Term Loans.  In such event, the Administrative Agent shall prepare and distribute to the Borrowers and the Lenders an updated amortization schedule, which shall be conclusive absent manifest error.

(g)  Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Credit Commitment or Incremental Revolving (Canadian) Credit Commitment pursuant to this Section 2.23, the outstanding Revolving Loans and Revolving (Canadian) Loans are held by the Revolving Lenders and Revolving (Canadian) Lenders, respectively, in accordance with their new Applicable Percentages.  This may be accomplished at the discretion of the Administrative Agent (i) by requiring the outstanding Revolving Loans or Revolving (Canadian) Loans to be prepaid with the proceeds of a new Revolving Credit Borrowing or Revolving (Canadian) Credit Borrowing, as the case may be, (ii) by permitting the Revolving Credit Borrowings and Revolving (Canadian) Credit Borrowings outstanding at the time of any increase in the aggregate Revolving Credit Commitments or the aggregate Revolving (Canadian) Credit Commitments pursuant to this Section 2.23 to remain outstanding until the last days of the respective Interest Periods therefor, even though the Revolving Lenders or Revolving (Canadian) Lenders, as the case may be, would hold such Revolving Credit Borrowings or Revolving (Canadian) Credit Borrowings, as applicable, other than in accordance with their new Applicable Percentages, or (iii) by any combination of the foregoing.  Any prepayment described in this paragraph (g) shall be subject to Section 2.15, but otherwise without premium or penalty.

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(h)  Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any Incremental Deposit Funded Commitment pursuant to this Section 2.23, the outstanding Deposit Funded Loans (if any) are held by the Deposit Funded Lenders in accordance with their new Applicable Percentages.  This may be accomplished at the discretion of the Administrative Agent by taking any action comparable to the actions described in paragraph (f) above.

ARTICLE III

Letters of Credit

SECTION 3.01.  General.  Subject to the terms and conditions set forth herein, (a) SSCE may request the issuance of Revolving Facility Letters of Credit, for its own account, by the Revolving Facility Facing Agent, in a form reasonably acceptable to the Revolving Facility Facing Agent and the Administrative Agent (it being agreed that the Administrative Agent shall not unreasonably delay its response as to acceptability of such form (and, in any event, shall provide such response within two Business Days of receiving the proposed form) and shall not unreasonably withhold its confirmation as to acceptability of such form), at any time and from time to time during the period from the Closing Date to the date that is 30 days prior to the Revolving Credit Maturity Date, (b) SSC Canada may request the issuance of Revolving (Canadian) Facility Letters of Credit, for its own account, by the Revolving (Canadian) Facility Facing Agent, in a form reasonably acceptable to the Revolving (Canadian) Facility Facing Agent and the Canadian Administrative Agent (it being agreed that the Canadian Administrative Agent shall not unreasonably delay its response as to acceptability of such form (and, in any event, shall provide such response within two Business Days of receiving the proposed form) and shall not unreasonably withhold its confirmation as to acceptability of such form), at any time and from time to time during the period from the Closing Date to the date that is 30 days prior to the Revolving Credit Maturity Date and (c) SSCE may request the issuance of Deposit Funded Letters of Credit, for its own account, by the Deposit Funded Facility Facing Agent, in a form reasonably acceptable to the Deposit Funded Facility Facing Agent, at any time and from time to time during the period from the Closing Date to the date that is 30 days prior to the Deposit Funded Maturity Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Facing Agent relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

SECTION 3.02.  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit, the applicable Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Facing Agent) to the applicable Facing Agent and the Administrative Agent, reasonably in advance of the

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requested date of issuance, a Letter of Credit Request.  To request any amendment, renewal or extension of any outstanding Letter of Credit, the applicable Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Facing Agent) to the applicable Facing Agent and the Administrative Agent, reasonably in advance of the requested date of amendment, renewal or extension, a notice on the applicable Borrower’s letterhead identifying the Letter of Credit and the date of the requested amendment, renewal or extension (which must be a Business Day) and indicating the specifics of such amendment, renewal or extension.  A Revolving Facility Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Revolving Facility Letter of Credit, SSCE shall be deemed to represent and warrant that) after giving effect to such issuance, amendment, renewal or extension (a) the Revolving Facility LC Exposure shall not exceed U.S.$200,000,000 and (b) the Revolving Credit Utilization shall not exceed the aggregate Revolving Credit Commitments.  A Revolving (Canadian) Facility Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Revolving (Canadian) Facility Letter of Credit, SSC Canada shall be deemed to represent and warrant that) after giving effect to such issuance, amendment, renewal or extension (i) the Revolving (Canadian) Facility LC Exposure shall not exceed U.S.$50,000,000 and (ii) the Revolving (Canadian) Credit Utilization shall not exceed the aggregate Revolving (Canadian) Credit Commitments.  A Deposit Funded Facility Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Deposit Funded Facility Letter of Credit, SSCE shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the Deposit Funded LC Exposure shall not exceed the aggregate Deposits and (B) the Deposit Funded Utilization shall not exceed the aggregate Deposit Funded Commitments.  Promptly after the issuance or amendment of any Letter of Credit, the applicable Facing Agent shall notify the Administrative Agent  (and, in the case of any Deposit Funded Facility Letter of Credit, the Deposit Account Agent) and SSCE or SSC Canada, as the case may be, in writing of such issuance or amendment and such notice shall be accompanied by a copy of such issued or amended Letter of Credit.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Lender, Revolving (Canadian) Lender or Deposit Funded Lender, as applicable, in writing of such issuance or amendment, and if any Revolving Lender, Revolving (Canadian) Lender or Deposit Funded Lender shall so request, the Administrative Agent shall provide such Lender with a copy of such issued or amended Letter of Credit.

SECTION 3.03.  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earliest of (a) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (b) the date that is five Business Days prior to the Revolving Credit Maturity Date or, in the case of any Deposit Funded Facility Letter of Credit, five Business Days prior to the Deposit Funded Maturity Date.

SECTION 3.04.  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any

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further action on the part of the applicable Facing Agent or the Lenders, the applicable Facing Agent hereby grants to each Revolving Lender, Revolving (Canadian) Lender or Deposit Funded Lender, as the case may be, and each such Lender hereby acquires from the applicable Facing Agent, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit.  In addition, (a) the Revolving Facility Facing Agent hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires, a participation in each Existing SSCE Letter of Credit (other than the Existing IRB Letters of Credit), (b) the Revolving (Canadian) Facility Facing Agent hereby grants to each Revolving (Canadian) Lender, and each Revolving (Canadian) Lender hereby acquires, a participation in each Existing SSC Canada Letter of Credit, and (c) the Deposit Funded Facility Facing Agent hereby grants to each Deposit Funded Lender, and each Deposit Funded Lender hereby acquires, a participation in each Existing IRB Letter of Credit, in each case, equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Existing Letter of Credit, effective as of the Closing Date.  In consideration and in furtherance of the foregoing, (i) each Revolving Lender and Revolving (Canadian) Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent or the Canadian Administrative Agent, respectively, for the account of the applicable Facing Agent, such Lender’s Applicable Percentage of each LC Disbursement in respect of a Revolving Facility Letter of Credit or a Revolving (Canadian) Facility Letter of Credit, respectively, made by the applicable Facing Agent and not reimbursed by the applicable Borrower on the date due, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason and (ii) each Deposit Funded Lender hereby absolutely and unconditionally authorizes the Deposit Account Agent to pay to the Deposit Funded Facility Facing Agent such Lender’s Applicable Percentage of each LC Disbursement in respect of a Deposit Funded Facility Letter of Credit made by such Facing Agent and not reimbursed by SSCE on the date due, or of any reimbursement payment required to be refunded to SSCE for any reason, from the amounts on deposit in the Deposit Account, in each case, as provided in Section 3.05.  Each Revolving Lender, Revolving (Canadian) Lender and Deposit Funded Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 3.04 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, Revolving (Canadian) Credit Commitments or Deposit Funded Commitments, as applicable, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 3.05.  Reimbursement.  (a)  If the Revolving Facility Facing Agent shall pay any draft or other form of demand presented under a Revolving Facility Letter of Credit, SSCE shall pay to the Revolving Facility Facing Agent an amount equal to the amount of such draft or other form of demand not later than two hours after SSCE shall have received notice from the Revolving Facility Facing Agent that payment of such draft or other form of demand will be made or, if SSCE shall have received such notice later than 10:00 a.m., Standard Time, on any Business Day, not later than 10:00 a.m., Standard Time, on the immediately following Business Day, provided that

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SSCE may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.21, as applicable, that such reimbursement payment be financed with an ABR Revolving Credit Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the obligations of SSCE in respect of such LC Disbursement shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing or Swingline Loan.  If SSCE fails to make such reimbursement payment when due and such reimbursement payment is not financed with an ABR Revolving Credit Borrowing or a Swingline Loan as contemplated by the immediately preceding sentence, the Revolving Facility Facing Agent shall promptly notify the Administrative Agent, which shall in turn notify each Revolving Lender of such LC Disbursement, the reimbursement payment then due from SSCE in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent an amount equal to such Lender’s Applicable Percentage of the reimbursement payment then due from SSCE, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph (a)), and the Administrative Agent shall promptly pay to the Revolving Facility Facing Agent the amounts so received by it from the Revolving Lenders (it being understood and agreed that (i) if the conditions precedent to borrowing set forth herein have been met, then any such amount paid by any Revolving Lender shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of SSCE in respect of such LC Disbursement shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing and (ii) if such conditions precedent to borrowing have not been met, then any such amount paid by any Revolving Lender shall not constitute a Loan and shall not relieve SSCE of its obligation to reimburse such LC Disbursement).  The Revolving Facility Facing Agent will promptly notify the Administrative Agent of any amount subsequently received by it from SSCE or another Loan Party in respect of such LC Disbursement and, in the event that Revolving Lenders have made payments pursuant to this paragraph (a), shall promptly remit to the Administrative Agent any such amount, and the Administrative Agent shall distribute such amount to the Revolving Lenders and the Revolving Facility Facing Agent as their interests may appear.

(b)  If the Revolving (Canadian) Facility Facing Agent shall pay any draft or other form of demand presented under a Revolving (Canadian) Facility Letter of Credit, SSC Canada shall pay to the Revolving (Canadian) Facility Facing Agent an amount equal to the amount of such draft or other form of demand not later than two hours after SSC Canada shall have received notice from the Revolving (Canadian) Facility Facing Agent that payment of such draft or other form of demand will be made or, if SSC Canada shall have received such notice later than 10:00 a.m., Standard Time, on any Business Day, not later than 10:00 a.m., Standard Time, on the immediately following Business Day, provided that SSC Canada may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such reimbursement payment be financed with an ABR Revolving (Canadian) Credit Borrowing or, if such LC Disbursement is denominated in Canadian Dollars, a Canadian Prime Rate Borrowing in an equivalent amount and, to the extent so financed, the obligations of SSC Canada in respect of such LC Disbursement shall be discharged and

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replaced by the resulting ABR Revolving (Canadian) Credit Borrowing or Canadian Prime Rate Borrowing, as the case may be.  If SSC Canada fails to make such reimbursement payment when due and such reimbursement payment is not financed with a Borrowing as contemplated by the immediately preceding sentence, the Revolving (Canadian) Facility Facing Agent shall notify the Canadian Administrative Agent, which shall in turn notify each Revolving (Canadian) Lender of such LC Disbursement, the reimbursement payment then due from SSC Canada in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving (Canadian) Lender shall pay to the Canadian Administrative Agent an amount equal to such Lender’s Applicable Percentage of the reimbursement payment then due from SSC Canada, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving (Canadian) Lenders under this paragraph (b)), and the Canadian Administrative Agent shall promptly pay to the Revolving (Canadian) Facility Facing Agent the amounts so received by it from the Revolving (Canadian) Lenders (it being understood and agreed that (i) if the conditions precedent to borrowing set forth herein have been met, then any such amount paid by any Revolving (Canadian) Lender shall be deemed to constitute an ABR Revolving (Canadian) Loan or, if such LC Disbursement is denominated in Canadian Dollars, a Canadian Prime Rate Loan of such Lender and, to the extent of such payment, the obligations of SSC Canada in respect of such LC Disbursement shall be discharged and replaced by the resulting ABR Revolving (Canadian) Credit Borrowing or Canadian Prime Rate Borrowing, as the case may be, and (ii) if such conditions precedent to borrowing have not been met, then any such amount paid by any Revolving (Canadian) Lender shall not constitute a Loan and shall not relieve SSC Canada of its obligation to reimburse such LC Disbursement).  The Revolving (Canadian) Facility Facing Agent will promptly notify the Canadian Administrative Agent of any amount subsequently received by it from SSC Canada or another Loan Party in respect of such LC Disbursement and, in the event that Revolving (Canadian) Lenders have made payments pursuant to this paragraph (b), shall promptly remit to the Canadian Administrative Agent any such amount, and the Canadian Administrative Agent shall distribute such amount to the Revolving (Canadian) Lenders and the Revolving (Canadian) Facility Facing Agent as their interests may appear.

(c)  If the Deposit Funded Facility Facing Agent shall pay any draft or other form of demand presented under a Deposit Funded Facility Letter of Credit, SSCE shall pay to the Deposit Funded Facility Facing Agent an amount equal to the amount of such draft or other form of demand not later than two hours after SSCE shall have received notice from the Deposit Funded Facility Facing Agent that payment of such draft or other form of demand will be made or, if SSCE shall have received such notice later than 10:00 a.m., Standard Time, on any Business Day, not later than 10:00 a.m., Standard Time, on the immediately following Business Day.  If the Deposit Funded Facility Facing Agent has not received from SSCE such reimbursement payment when due, the Deposit Funded Facility Facing Agent will promptly notify the Administrative Agent and the Deposit Account Agent of such LC Disbursement, and the Administrative Agent shall in turn notify each Deposit Funded Lender of such LC Disbursement, the reimbursement payment then due from SSCE in respect thereof and such Lender’s Applicable Percentage thereof.  Each Deposit Funded Lender hereby authorizes the

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Deposit Account Agent, and the Deposit Account Agent hereby agrees, to withdraw from the Deposit Account the amount of such reimbursement payment and to make such amount available to the Deposit Funded Facility Facing Agent (it being understood and agreed that (i) if the conditions precedent to borrowing set forth herein have been met, then such Lender’s Applicable Percentage of such amount shall be deemed to constitute its Deposit Funded Loan and the obligations of SSCE with respect to such LC Disbursement shall be discharged and replaced by the resulting Deposit Funded Borrowing and (ii) if such conditions precedent have not been met, then such amount shall not constitute a Loan and shall not relieve SSCE of its obligation to reimburse such LC Disbursement).  The Deposit Funded Facility Facing Agent will promptly notify the Administrative Agent and the Deposit Account Agent of any amount subsequently received by it from SSCE in respect of such LC Disbursement and shall promptly remit to the Deposit Account Agent any such amount, which shall in turn deposit such amount into the Deposit Account.  Thereafter, any such amounts deposited to the Deposit Account shall be available to reimburse the Deposit Funded Facility Facing Agent in accordance with the second preceding sentence of this paragraph (c).   Notwithstanding anything herein to the contrary, the funding obligation of each Deposit Funded Lender in respect of its participations of Deposit Funded Facility Letters of Credit shall be satisfied in full upon the funding of an amount equal to its Deposit Funded Commitment into the Deposit Account.

SECTION 3.06.  Obligations Absolute.  Each Borrower’s obligation to repay the applicable Facing Agent for LC Disbursements made by the applicable Facing Agent under the outstanding Letters of Credit for the account of the applicable Borrower shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

(a)  any lack of validity or enforceability of any Letter of Credit;

(b)  the existence of any claim, setoff, defense or other right that the applicable Borrower or any other Person may at any time have against the beneficiary or transferee under any Letter of Credit, any Facing Agent, the Administrative Agent, any Lender or any other Person (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the applicable Facing Agent) in connection with this Agreement or any other agreement or transaction;

(c)  any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the applicable Facing Agent under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the applicable Facing Agent;

(d)  payment by the applicable Facing Agent under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such payment shall not have

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constituted gross negligence or willful misconduct of the applicable Facing Agent; and

(e)  any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or event shall not have been the result of gross negligence or willful misconduct of the applicable Facing Agent.

It is understood that in making any payment under a Letter of Credit (i) the applicable Facing Agent’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (ii) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall not, in each case, be deemed willful misconduct or gross negligence of the applicable Facing Agent.

SECTION 3.07.  Disbursement Procedures.  The applicable Facing Agent shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Facing Agent shall promptly notify (a) the Administrative Agent in the case of Revolving Facility Letters of Credit, (b) the Canadian Administrative Agent in the case of Revolving (Canadian) Facility Letters of Credit and (c) the Administrative Agent and the Deposit Account Agent in the case of Deposit Funded Facility Letters of Credit and, in each case, the applicable Borrower by telephone (confirmed by fax) of such demand for payment and whether such Facing Agent has made or will make a LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the applicable Facing Agent and the Revolving Lenders, Revolving (Canadian) Lenders or Deposit Funded Lenders, as the case may be, with respect to any such LC Disbursement.

SECTION 3.08.  Interim Interest.  If a Facing Agent shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at (a) in the case of LC Disbursements (other than LC Disbursements in respect of any Deposit Funded Facility Letter of Credit) denominated in U.S. Dollars, the rate per annum then applicable to ABR Revolving Loans, (b) in the case of LC Disbursements denominated in Canadian Dollars, the rate per annum then applicable to Canadian Prime Rate Loans, and (c) in the case of LC Disbursements in respect of any Deposit Funded Facility Letter of Credit, the rate per annum then applicable to ABR Tranche B Loans; provided that, if the applicable Borrower fails to

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reimburse such LC Disbursement when due pursuant to Section 3.05, then Section 2.07 shall apply.  Interest accrued pursuant to this Section 3.08 shall be for the account of the applicable Facing Agent, except that interest accrued on and after the date of payment by any Revolving Lender, Revolving (Canadian) Lender or Deposit Funded Lender, as the case may be, pursuant to Section 3.05 to reimburse the applicable Facing Agent shall be for the account of such Lender to the extent of such payment.

SECTION 3.09.  Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 3.09, (a) SSCE shall deposit (i) in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the Revolving Facility LC Exposure as of such date plus any accrued and unpaid fees and interest thereon and (ii) in an account with the Deposit Account Agent, in the name of the Deposit Account Agent and for the benefit of the Deposit Funded Lenders, an amount in cash equal to the Deposit Funded Facility LC Exposure as of such date plus any accrued and unpaid fees and interest thereon, and (b) SSC Canada shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Revolving (Canadian) Lenders, an amount in cash equal to the Revolving (Canadian) Facility LC Exposure as of such date plus any accrued and unpaid fees and interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to SSCC or either Borrower described in paragraph (g) or (h) of Article VIII.  Each such deposit shall be held by the Administrative Agent, the Canadian Administrative Agent or the Deposit Account Agent, as applicable, as collateral for the payment and performance of the obligations of the Borrowers under this Agreement.  The Administrative Agent, Canadian Administrative Agent and the Deposit Account Agent, as applicable, shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent, the Canadian Administrative Agent or the Deposit Account Agent, as applicable, and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent, the Canadian Administrative Agent or the Deposit Account Agent, as applicable, to reimburse the applicable Facing Agent for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of SSCE for the Revolving Facility LC Exposure or for the Deposit Funded LC Exposure, as applicable, and the reimbursement obligations of SSC Canada for the Revolving (Canadian) Facility LC Exposures at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of

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the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 3.10.  Replacement of a Facing Agent.  A Facing Agent may be replaced at any time by written agreement among the Borrowers, the Senior Agents, the Administrative Agent, the replaced Facing Agent and the successor Facing Agent.  Any such successor Revolving (Canadian) Facility Facing Agent shall not be a non-resident of Canada or shall be deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of the Revolving (Canadian) Facility Letters of Credit to be issued by it.  The Administrative Agent shall notify the Lenders of any such replacement of a Facing Agent.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Facing Agent pursuant to Sections 2.05(b), (c) and (d).  From and after the effective date of any such replacement, (a) the successor Facing Agent shall have all the rights and obligations of a Facing Agent under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term “Facing Agent” and to the term “Revolving Facility Facing Agent”, “Revolving (Canadian) Facility Facing Agent” or “Deposit Funded Facility Facing Agent,” as applicable, shall be deemed to refer to such successor or to any previous Facing Agent, or to such successor and all previous Facing Agents, as the context shall require.  After the replacement of a Facing Agent hereunder, the replaced Facing Agent shall remain a party hereto and shall continue to have all the rights and obligations of a Facing Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

SECTION 3.11.  Additional Facing Agents.  The Borrowers may, at any time and from time to time with the consent of the Senior Agents (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as a Revolving Facility Facing Agent or a Revolving (Canadian) Facility Facing Agent under the terms of this Agreement.  Any Lender designated as a Revolving Facility Facing Agent or a Revolving (Canadian) Facility Facing Agent pursuant to this Section 3.11 shall, in addition to being a Lender, be deemed to be the “Revolving Facility Facing Agent” or “Revolving (Canadian) Facility Facing Agent”, as the case may be, in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to any other Revolving Facility Facing Agent or Revolving (Canadian) Facility Facing Agent, as applicable, and such Lender.

SECTION 3.12.  Existing Letters of Credit.  The Borrowers, the Facing Agents and the Lenders acknowledge the issuance of the Existing Letters of Credit and agree that such Existing Letters of Credit shall constitute Letters of Credit pursuant to the terms and conditions of this Agreement and the other Loan Documents.

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ARTICLE IV

Representations and Warranties

Each of SSCC and the Borrowers represents and warrants to each of the Lenders, the Agents and the Facing Agents that:

SECTION 4.01.  Organization; Powers.  Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required by the nature of its business, the character and location of its property, business or customers, or the ownership or leasing of its properties, except for such jurisdictions in which the failure so to qualify, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

SECTION 4.02.  Authorization.  The execution, delivery and performance by the parties party thereto of the Merger Agreement and the transactions contemplated thereby (collectively, the “Merger Transactions”) and by each of the Loan Parties of each of the Loan Documents to which it is a party, the Borrowings hereunder, the issuance of the Letters of Credit, the use of the proceeds of the Loans and the Letters of Credit, the creation of the security interests contemplated by the Security Documents and the other transactions contemplated by the Loan Documents (other than the Merger Transactions) (collectively, the “Credit Transactions” and, together with the Merger Transactions, the “Transactions”) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, other than any law, statute, rule or regulation the violation of which could not reasonably be expected to result in a Material Adverse Effect, or of the certificate of incorporation or other constitutive documents or by-laws of any Loan Party or any of its subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or other material instrument to which any Loan Party or any of its subsidiaries is a party or by which any of them or any of their property is or may be bound, except, with respect to the Merger Transactions, where such violations could not reasonably be expected to have a Material Adverse Effect, (ii) constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except, with respect to the Merger Transactions, where such defaults could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien (other than any Lien created hereunder or under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any of its subsidiaries.

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SECTION 4.03.  Enforceability.  This Agreement has been duly executed and delivered by SSCC and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of SSCC, each Borrower and the other Loan Parties, as applicable, enforceable against each of them in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by proceeding in equity or at law)).

SECTION 4.04.  Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and similar security or collateral filings and registrations under applicable laws in other jurisdictions, (b) recordation of the Mortgages, (c) filings with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, and registrations with the Registers of Personal and Movable Real Rights of the Province of Quebec and with Land Registers for various Land Registration Divisions of the Province of Quebec, (d) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect, and (e) with respect to the Merger Transactions, actions, consents, approvals, registrations, filings or other actions the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.05.  Financial Statements.  Each of SSCC, SSCE and SSC Canada has delivered to the Lenders (a) its audited financial statements for the fiscal year ended December 31, 2003, together with its annual report on Form 10-K, if any, filed with the Securities and Exchange Commission with respect to such fiscal year, and (b) its unaudited financial statements for the fiscal quarter ended June 30, 2004, together with its quarterly report on Form 10-Q, if any, filed with the Securities and Exchange Commission with respect to such fiscal quarter.  All financial statements set forth or referred to in the materials specified in the preceding sentence were prepared in conformity with U.S. GAAP or Canadian GAAP, as applicable, except, in the case of unaudited financial statements, for the absence of footnote disclosure and for year-end audit adjustments.  All such financial statements fairly present in all material respects the consolidated financial position of such Persons and their respective subsidiaries as at the date thereof and the consolidated results of operations and cash flows of such Persons and their respective subsidiaries for each of the periods covered thereby.  Except as disclosed in such financial statements, neither SSCC nor any of the Subsidiaries had at the date of such financial statements any material contingent obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment or obligations to retired employees for medical or other employee benefits that is not reflected in the foregoing financial statements or the notes thereto.

SECTION 4.06.  No Material Adverse Effect.  Since December 31, 2003, there has been no event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

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SECTION 4.07.  Title to Properties; Possession Under Leases.  (a)  Except as set forth on Schedule 4.07, each of SSCC and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted.  All such title to, or leasehold interest in, material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 7.02 and Liens with respect to which the Collateral Agent has received on or prior to the Closing Date duly executed releases and termination statements in connection therewith.

(b)  Each of SSCC and the Subsidiaries has complied with all obligations under all leases to which it is a party and enjoys peaceful and undisturbed possession under all such leases, except where the failure thereof could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.08.  Subsidiaries.  Schedule 4.08 sets forth as of the Closing Date a list of all the Subsidiaries of SSCC, their jurisdiction of organization and the percentage ownership interest in each Subsidiary held by SSCC or any other Subsidiary.

SECTION 4.09.  Litigation; Compliance with Laws.  (a)  Except as set forth in Schedule 4.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of SSCC or either Borrower, threatened against or affecting SSCC or any of the Subsidiaries or any business or property of any such Person that (i) purports to affect the legality, validity or enforceability of any Loan Document or the Transactions or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)  Neither SSCC nor any of the Subsidiaries nor any of their respective properties or assets is (i) in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule, regulation, statute (including any zoning, building, Environmental Laws, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Properties, where such violations could reasonably be expected to have a Material Adverse Effect or (ii) in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10.  Federal Reserve Regulations.  (a)  Neither SSCC nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)  No part of the proceeds of any Letter of Credit Loan has been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

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SECTION 4.11.  Investment Company Act; Public Utility Holding Company Act.  Neither SSCC nor any of the Subsidiaries (a) is an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a “holding company” as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 4.12.  Tax Returns.  Each of SSCC and the Subsidiaries has filed or caused to be filed all Federal, foreign, state, provincial, regional and local income and other material tax returns required to have been filed by it or with respect to it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it or with respect to it, except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with U.S. GAAP or Canadian GAAP, as applicable.

SECTION 4.13.  No Material Misstatements.  The information provided by or on behalf of SSCC and the Borrowers and contained in the Confidential Information Memorandum (including all attachments and exhibits thereto), as supplemented, and other information furnished in writing by or on behalf of SSCC or the Borrowers to any Agent or any Lenders in connection with the transactions contemplated by this Agreement and the other Loan Documents, when taken as a whole, as of the date such information was so furnished, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, when taken as a whole, not materially misleading, provided that to the extent any such information therein was based upon or constitutes a forecast or projection or pro forma financial information, each of SSCC and the Borrowers represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the information actually known to Responsible Officers of such Person at the time in the preparation of such information.

SECTION 4.14.  Employee Benefit Plans.  (a)  Each of SSCC and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder.  No ERISA Event has occurred or could reasonably be expected to occur that, when taken together with all other ERISA Events that have occurred or could reasonably be expected to occur, could reasonably be expected to have a Material Adverse Effect.  The present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed the value of the assets of the Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

(b)  The Canadian Pension Plans are duly registered under the ITA and any other applicable laws which require registration, have been administered in all material respects in accordance with the ITA and such other applicable laws, and no event has occurred which could reasonably be expected to cause the loss of such registered status.  All material obligations of SSC Canada and the other Canadian Subsidiaries required to be performed by SSC Canada or the other Canadian Subsidiaries in connection with the Canadian Pension Plans and the funding agreements therefor have

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been performed on a timely basis.  As of the Closing Date, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made, except where such improvement could not reasonably be expected to have a Material Adverse Effect.  All contributions or premiums required to be made or paid by SSC Canada and each of its Subsidiaries to the Canadian Pension Plans or the Canadian Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws.  There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  None of the Canadian Pension Plans or the Canadian Benefit Plans has any unfunded actuarial liabilities or solvency deficiencies (within the meaning of the Quebec Supplemental Pension Plans Act and other applicable laws) in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.15.  Environmental and Safety Matters.  Except as set forth on Schedule 4.15:

(a)  Each of SSCC and the Subsidiaries has obtained all permits, licenses and other authorizations that are required and material with respect to the operation of the business of SSCC and the Subsidiaries, taken as a whole, under any Environmental Law, and each such permit, license and authorization is in full force and effect, except where the failure thereof could not reasonably be expected to have a Material Adverse Effect.

(b)  Each of SSCC and the Subsidiaries is in compliance with all material terms and conditions of the permits, licenses and authorizations specified in paragraph (a) above, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to it and its business, assets, operations and properties, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect.

(c)  There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of SSCC or either Borrower, after inquiry, threatened against either Borrower or any of the Subsidiaries under any Environmental Law that could reasonably be expected to result have a Material Adverse Effect.

(d)  Neither SSCC nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any comparable state law or Canadian federal or provincial law or that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing material, polychlorinated biphenyls, petroleum, including crude oil and any fractions thereof, or

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other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively, “Hazardous Materials”) that it or any of their respective predecessors in interest has used, generated, stored, tested, handled, transported or disposed of, has been found at any site at which any Governmental Authority or private party is conducting a remedial investigation or other action pursuant to any Environmental Law, except for any such notices that could not reasonably be expected to have a Material Adverse Effect.

(e)  There have been no releases or threatened releases of Hazardous Materials by SSCC or any of the Subsidiaries on, upon, into or from any of the Real Properties, which releases or threatened releases could reasonably be expected to have a Material Adverse Effect.  To the best knowledge of SSCC and each Borrower, there have been no such releases or threatened releases on, upon, under or into any real property in the vicinity of any of the Real Properties that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such Real Properties and which could reasonably be expected to have a Material Adverse Effect.

(f)  To the best knowledge of SSCC and each Borrower, there is no asbestos in, on, or at any Real Properties or any facility or equipment of SSCC or any of the Subsidiaries, except to the extent that the presence of, or exposure to, such material could not reasonably be expected to have a Material Adverse Effect.

(g)  As of the Closing Date, to the knowledge of SSCC and each Borrower, none of the Real Properties are (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA.

(h)  To the knowledge of SSCC and each Borrower, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be anticipated to interfere with or prevent compliance with any Environmental Law, or which may give rise to liability under any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, the emission, discharge, release or threatened release into the environment of, or exposure to, any Hazardous Material that could reasonably be expected to have a Material Adverse Effect.

SECTION 4.16.  Solvency.  Immediately after giving effect to the Transactions to occur on the Closing Date, (a) the present fair saleable value of the assets of SSCC and the Subsidiaries, on a consolidated basis, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of SSCC  and the Subsidiaries, on a consolidated basis, as they become absolute and mature, (b) SSCC and the Subsidiaries, on a consolidated basis, will not have unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, and (c) neither SSCC nor any Borrower intends to, nor does it intend to permit any of its subsidiaries to, and does not believe that it or any such

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subsidiary will, incur debts beyond its ability to pay such debts as they become absolute and mature (taking into account the timing and amounts of cash to be received by each of them or any such subsidiary and the amounts to be payable on or in respect of its obligations).

SECTION 4.17.  Security Documents.  (a)  The Guarantee and Collateral Agreement (U.S.), upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the beneficiaries named therein, a legal, valid and enforceable security interest in the Collateral (as defined therein) (other than vessels) and proceeds thereof and (i) when the Pledged Collateral (as defined therein) is delivered to the Collateral Agent, the Guarantee and Collateral Agreement (U.S.) shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form have been duly filed in the offices specified on Schedule 4.17(a), the Lien created under the Guarantee and Collateral Agreement (U.S.) (other than with respect to the aforesaid Pledged Collateral) will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, and the proceeds thereof, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(b)  The Canadian Security Agreements and Hypothecs, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the beneficiaries named therein, a legal, valid and enforceable security interest or hypothec in the Collateral (as defined in the Canadian Security Agreements) (other than federally documented vessels, registered vehicles, aircraft, railcars and other similar rolling stock and other federally documented property) and proceeds thereof and (i) when the Pledged Collateral (as defined in the Pledge Agreement (Canadian)) is delivered to the Collateral Agent, the Pledge Agreement (Canadian) shall constitute a fully perfected or published first priority or first-ranking Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person and (ii) when financing statements or applications for registration in appropriate form have been duly filed or registered in the offices specified on Schedule 4.17(b), each Lien created under the Canadian Security Agreements and the Hypothecs will constitute a fully perfected or published Lien on, and security interest or hypothecs in, all right, title and interest of the Loan Parties in such Collateral, and the proceeds thereof, to the extent perfection or publication can be obtained by filing Personal Property Security Act financing statements or similar filings or registrations under the applicable laws of any other Canadian jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(c)  When the IP Security Agreements are duly filed with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and when financing statements in appropriate form have been duly filed

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in the offices specified on Schedule 4.17(a), the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the registered intellectual property described therein and owned by the applicable Loan Parties and in which a security interest may be perfected by filing a security agreement in the United States, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications, designs, patents, patent applications and copyrights acquired by a Loan Party after the Closing Date).

(d)  When the Security Agreement (Canadian) and each Hypothec is duly filed with the Canadian Intellectual Property Office, the security interest or hypothec created thereunder shall constitute a fully perfected or published Lien on, and security interest or hypothec in, all right, title and interest of the Loan Parties in the registered intellectual property described therein and owned by the applicable Loan Parties and in which a security interest or hypothec may be perfected or published by filing, recording or registering a security agreement, financing statement or analogous document in the Canadian Intellectual Property Office, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens (it being understood that subsequent recordings in the Canadian Intellectual Property Office may be necessary to perfect or publish a Lien on such registered trademarks, trademark applications, designs, patents, patent applications and copyrights acquired by a Loan Party after the Closing Date).

(e)  The Mortgages create in favor of the Collateral Agent, for the ratable benefit of the beneficiaries named therein, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are duly filed or registered in the offices specified on Schedule 4.17(e), the Mortgages will constitute a fully perfected or published Lien on, and security interest or hypothec in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens or other encumbrances permitted by the relevant Mortgage.

SECTION 4.18.  Labor Matters.  As of the Closing Date, there are no strikes or other labor disputes against SSCC or any of the Subsidiaries pending or, to the knowledge of SSCC or either Borrower, threatened, except as set forth on Schedule 4.18.  The hours worked by and payment made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which SSCC or any of the Subsidiaries is a party or by which SSCC or any of the Subsidiaries is bound on the Closing Date.

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SECTION 4.19.  Location of Real Property.  Schedule 4.19 sets forth as of the Closing Date all material real property owned by SSCC or any of the Subsidiaries in the United States and Canada.  All the real property set forth on Schedule 4.19 is, as of the Closing Date, owned in fee by SSCC or a Subsidiary or, in the case of any real property located in the Province of Quebec, such real property is owned under the tenure of free and common soccage or under the tenure of franc alleu roturier by SSCC or a Subsidiary.

SECTION 4.20.  Patents, Trademarks, etc.  Each of SSCC and the Subsidiaries owns, or is licensed or otherwise authorized to use, all patents, designs, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are used in or necessary for the conduct of its business as currently conducted, except where the lack thereof could not reasonably be expected to have a Material Adverse Effect.  The use of such patents, designs, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by SSCC and the Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of SSCC and the Subsidiaries that is material to SSCC and the Subsidiaries, taken as a whole.

ARTICLE V

Conditions

The obligation of each Lender to make Loans hereunder and the obligation of each Facing Agent to issue, amend, extend or renew any Letter of Credit hereunder (each, a “Credit Event”) is subject to the satisfaction of the following conditions:

SECTION 5.01.  All Credit Events.  On the date of each Credit Event:

(a)  The Administrative Agent and, where applicable, the applicable Facing Agent or the Swingline Lender, shall have received a notice of such Credit Event as required by Section 2.03, 3.02 or 2.21(b), respectively.

(b)  The representations and warranties set forth in Article IV hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

(c)  At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by SSCC and each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 5.01.

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SECTION 5.02.  Conditions Precedent to the Closing Date.  On the Closing Date:

(a)  The Administrative Agent shall have received a favorable written opinion of (i) Winston & Strawn LLP, U.S. counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-1, and Craig A. Hunt, Vice President and General Counsel for SSCC and SSCE, substantially to the effect set forth in Exhibit N-2, (ii) Stikeman Elliott LLP, Ontario counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-3, (iii) Stikeman Elliott LLP, Quebec counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-4, (iv) Stikeman Elliott LLP, Canadian tax counsel for SSC Canada, substantially to the effect set forth in Exhibit N-5, (v) Stewart McKelvey Stirling Scales, Nova Scotia counsel for the Loan Parties, substantially to the effect set forth in Exhibit N-6 and (vi) each local counsel set forth on Schedule 5.02(a), in each case (A) dated the Closing Date, (B) addressed to the Agents, the Lenders and the Facing Agents, and (C) covering such other matters relating to the Loan Documents as the Senior Agents shall reasonably request and with such other changes as are reasonably acceptable to the Senior Agents.  SSCC and the Borrowers hereby instruct their counsel to deliver such opinions.

(b)  All legal matters incident to this Agreement, the Borrowings and other extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Senior Agents, the Lenders and the Facing Agents.

(c)  The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other relevant Governmental Authority of the jurisdiction of its organization, and a certificate as to the good standing (or the equivalent thereof) of each Loan Party as of a recent date from such Secretary of State or other Governmental Authority; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the Credit Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and such other documents as the Senior Agents may reasonably request.

(d)  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of and on behalf of each Borrower, confirming compliance with the conditions precedent set forth in Section 5.01(b) and (c).

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(e)  The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by either Borrower hereunder or under any other Loan Document.

(f)  Each of the Guarantee and Collateral Agreement (U.S.), the other Guarantee Agreements and the other Security Documents (other than the Bank Act Security) shall have been duly executed by the parties thereto and delivered to the Collateral Agent, and shall be in full force and effect.  The Bank Act Security shall have been duly executed by the parties thereto and delivered to each Revolving (Canadian) Lender and each Tranche C Lender that is a Canadian Chartered Bank listed in Schedule I, II or III of the Bank Act (Canada) and all appropriate filings and registrations shall have been made in order to provide to each such Lender enforceable Bank Act Security.  The Collateral Agent, on behalf of the secured parties, shall have a security interest or hypothec in the Collateral of the type and priority or rank described in each Security Document.

(g)  The Collateral Agent shall have received (i) the results of a search of the Uniform Commercial Code filings made with respect to the Loan Parties in the states of formation of such Persons and in which the chief executive office of each such Person is located, together with copies of the financing statements disclosed by such search and (ii) the results of equivalent searches made in each other jurisdiction reasonably requested by the Senior Agents, in each case accompanied by evidence reasonably satisfactory to the Senior Agents that the Liens indicated in any such financing statement (or similar document) or otherwise disclosed in such searches would be permitted under Section 7.02 or have been released.

(h)  None of the Mortgaged Properties shall be subject to any Lien other than those expressly permitted under Section 7.02 and other encumbrances permitted by the relevant Mortgage.  The Senior Agents shall have received a lender’s title insurance policy or, in the case of Mortgaged Property located in Canada, except as otherwise agreed to by the Senior Agents, a written legal opinion, paid for by the Borrowers, in form and substance reasonably acceptable to the Senior Agents, insuring or opining, as the case may be, that each Mortgage relating to any Mortgaged Property constitutes a first lien on such Mortgaged Property (subject to any Lien expressly permitted by Section 7.02 or otherwise agreed to by the Senior Agents), and the Collateral Agent shall have received such other documents relating to Mortgaged Properties as reasonably requested in writing by the Senior Agents.

(i)  The Administrative Agent shall have received copies of, or an insurance broker’s or agent’s certificate as to coverage under, the insurance policies required by Section 6.02 and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a loss payable endorsement with respect to the Collateral and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

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(j)  The Collateral Agent shall have received a reasonably satisfactory perfection certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of SSCC.

(k)  The Merger shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated in accordance with the Merger Agreement and applicable law.  The Administrative Agent shall have received copies of the Merger Agreement and all certificates and other documents delivered thereunder.  The Senior Agents shall be reasonably satisfied with the material terms and conditions of the Merger.

(l)  All principal, interest, fees and other amounts due and owing under the Existing Credit Agreements shall have been repaid in full, the commitments thereunder shall have been terminated and all guarantees thereof and liens in connection therewith released and discharged (or arrangements reasonably satisfactory to the Senior Agents shall be in place for such release and discharge), and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(m)  The Lenders shall have received (i) management’s financial projections for SSCE and the Subsidiaries for a period of six years following the Closing Date, reflecting the Transactions and including the material assumptions on which such projections were based, in each case in form and substance reasonably satisfactory to the Senior Agents, and (ii) a pro forma consolidated balance sheet of SSCE as of a recent date prior to the Closing Date, after giving effect to the Transactions, which, in each case, shall be prepared in good faith and based upon reasonable assumptions.

(n)  The Senior Agents shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which SSCC and the Subsidiaries, taken as a whole, may be subject, and the plans of SSCC and the Subsidiaries with respect thereto, after giving effect to the Transactions.

(o)  All material consents of Governmental Authorities and third parties to the Transactions to occur on the Closing Date shall have been obtained, and there shall not be any pending or threatened litigation or governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

ARTICLE VI

Affirmative Covenants

Each of SSCC and the Borrowers covenants and agrees with each Lender, each Agent and each Facing Agent that, so long as this Agreement shall remain in effect, the LC Exposure shall not equal zero or the principal of or interest on any Loan or any LC Disbursement, Fees or any other expenses or amounts payable under any Loan

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Document shall remain unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

SECTION 6.01.  Existence; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted under Section 7.05; provided, however, that any FinSub that no longer purchases, or is required to purchase, receivables pursuant to any Receivables Program and otherwise no longer participates in any Receivables Program may be wound up, liquidated or dissolved.

(b)  Except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, trademarks, tradenames, privileges and franchises necessary or desirable in the normal conduct of its business, and (ii) at all times keep all property useful and necessary in its business in good working order and condition.

SECTION 6.02.  Insurance.  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is usually maintained in the same general area by companies engaged in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or the use of any products sold by it; and maintain such other insurance as may be required by law and, with respect to the Mortgaged Properties, as is required by the Mortgages.

SECTION 6.03.  Payment of Taxes.  Pay and discharge promptly prior to becoming delinquent all material taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of its property or assets; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books, in accordance with U.S. GAAP, adequate reserves with respect thereto and such contest operates to suspend enforcement of a Lien and, in the case of a Mortgaged Property or other material property or asset, there is no material risk of forfeiture of such property.

SECTION 6.04.  Financial Statements, Reports, etc.  Furnish to the Administrative Agent, each Senior Agent and each Lender:

(a)  in the case of SSCC, within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows, showing the financial condition of SSCC and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such fiscal year, all audited by Ernst & Young LLP or other independent auditors of recognized national standing and accompanied by an opinion of such accountants (which

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shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of SSCC and the Subsidiaries on a consolidated basis in accordance with U.S. GAAP;

(b)  in the case of SSCC, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows, showing the financial condition of SSCC and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then-elapsed portion of the fiscal year (it being understood that such information shall be in reasonable detail and certified by a Financial Officer of SSCC, as fairly presenting in all material respects the financial condition and results of operations of SSCC and the Subsidiaries on a consolidated basis in accordance with U.S. GAAP, subject to normal year-end audit adjustments and the absence of notes);

(c)  concurrently with any delivery of financial statements of SSCC under paragraph (a) or (b) above, a certificate of a Financial Officer of SSCC (i) certifying that, after reasonable inquiry, to the knowledge of such Financial Officer no Default or Event of Default has occurred or, if a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Senior Agents of the ratios contemplated by the definition of the term “Applicable Rate” and demonstrating compliance with the covenants contained in Sections 7.01, 7.02, 7.03, 7.04, 7.06, 7.13, 7.14 and 7.15 and, in the case of any such certificate delivered in connection with any delivery of financial statements of SSCC under paragraph (a) above for the fiscal year ended on or after December 31, 2005, of the Excess Cash Flow for the latest fiscal year covered thereby;

(d)  concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm opining on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) stating that during the course of their examination of such financial statements, they obtained no knowledge of any Default or Event of Default, except as specified in such certificate;

(e)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than (i) the exhibits to registration statements and (ii) any registration statements on Form S-8 or its equivalent) filed by SSCC or any of the Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of such Commission, or with any securities commission of any Canadian province, or with any Canadian or U.S. securities exchange, or distributed to any such Person’s shareholders (other than to SSCC or any of the Subsidiaries), as the case may be;

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(f)  in the case of SSCC, as soon as available, and in any event no later than 90 days after the end of each fiscal year, a consolidated annual plan, prepared in accordance with SSCC’s normal accounting procedures applied on a consistent basis, for the next fiscal year of SSCC; and

(g)  promptly from time to time, such other information regarding the operations, business affairs and financial condition of SSCC and the Subsidiaries, or compliance with the terms of any Loan Document, as any Senior Agent, the Administrative Agent or any Lender may reasonably request.

SECTION 6.05.  Litigation and Other Notices.  Furnish to each Senior Agent, the Administrative Agent and each Lender written notice of the following promptly upon a Responsible Officer of SSCC or any Subsidiary obtaining knowledge thereof:

(a)  any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)  the filing or commencement of, or any notice to SSCC or any Subsidiary of the intention of any Person to file or commence, any action, suit or proceeding (whether at law or in equity or by or before any Governmental Authority or any arbitrator) against SSCC or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)  any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect; and

(d)  the occurrence of any ERISA Event that, alone or together with other ERISA Event, could reasonably be expected to result in liability of SSCC or any of the Subsidiaries in an aggregate amount exceeding U.S.$30,000,000.

SECTION 6.06.  Maintaining Records; Access to Properties and Inspections.  Maintain all financial records in accordance with U.S. GAAP or Canadian GAAP, as applicable, and permit any representatives designated by any Senior Agent, the Administrative Agent or any Lender to visit and inspect the properties and financial records of SSCC and any Subsidiary during normal business hours and upon reasonable notice and to make extracts from and copies of such financial records (provided that, unless an Event of Default shall have occurred and is continuing, no more than three such visits and inspections may be made in any one year) and permit any representatives designated by any Senior Agent, the Administrative Agent or any Lender to discuss at such reasonable times and at such reasonable intervals as may be reasonably requested the affairs, finances and condition of SSCC or any Subsidiary or any properties of SSCC or any Subsidiary with the officers thereof and (in the presence of SSCC or a Subsidiary, unless a Default or Event of Default shall have occurred and be continuing) independent

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accountants therefor; provided, however, that all such visits, inspections and inquiries shall be coordinated through the Senior Agents.

SECTION 6.07.  Use of Proceeds.  Use the proceeds of Loans and request the issuance of Letters of Credit only for the purposes set forth in the introductory statement to this Agreement.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 6.08.  Compliance with Law.  Comply with the requirements of all applicable laws (including Environmental Laws), rules, regulations and decrees, directives and orders of any Governmental Authority that are applicable to it or to any of its properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09.  Further Assurances.  (a)  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, registrations, mortgages, hypothecs and deeds of trust), that may be required under applicable law or which the Required Lenders, any Senior Agent or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect, perfect and publish the validity and priority or rank of the security interests and hypothecs created or intended to be created by the Security Documents.

(b)  Cause (i) each Domestic Subsidiary that is or becomes a Material Subsidiary (other than any FinSub), and each Domestic Subsidiary that is or becomes a direct parent of any such Material Subsidiary, to become a party to the Guarantee and Collateral Agreement (U.S.) and, if such Material Subsidiary owns any real or personal property in the State of Maryland, the Guarantee Agreement (Maryland) and (ii) each Canadian Subsidiary that is or becomes a Material Subsidiary (other than any FinSub), and each Canadian Subsidiary that is or becomes a direct parent of any such Material Subsidiary, to become a party to the Guarantee Agreement (Canadian) and the Canadian Security Agreements or, with respect to any such Canadian Subsidiary that is organized under the laws of the Province of Quebec and with respect to any Collateral located in the Province of Quebec, such Hypothecs and other Security Documents, and such guarantee agreements, as may be reasonably requested by the Collateral Agent.

(c)  From time to time, SSCC and the Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected (or, in the case of the Province of Quebec, published) security interests or hypothecs with respect to such of the assets and properties of the Loan Parties as either Senior Agent or the Required Lenders shall reasonably request (it being understood that, subject to the limitations set forth in this paragraph (c), it is the intent of the parties that the Obligations shall be secured by substantially all of the U.S. and Canadian assets of the Loan Parties (including real and personal properties acquired after the Closing Date); provided, however, that notwithstanding anything to the contrary

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set forth in this Agreement or any other Loan Document, (i) none of the Canadian Subsidiaries or any of their subsidiaries shall be required to guarantee or provide any security for any U.S. Obligation, (ii) not more than 65% of the voting capital stock of any Foreign Subsidiary shall be required to be pledged by SSCC, SSCE or any Domestic Subsidiary, (iii) no leasehold mortgages or deeds of trust or fixture filings (or comparable filings in Canada) shall be required with respect to any leasehold interest of any Loan Party and (iv) no security interests or hypothecs shall be required to be pledged or created with respect to (A) Program Receivables, (B) properties set forth on Schedule 6.09(c), (C) equity interests in any Person that is not or is not required to be a Loan Party (and equity interests in any Material Subsidiary that is a FinSub) and (D) any assets located outside of the United States or Canada; and provided further that, except as provided in paragraph (d) below with respect to After-Acquired Mortgage Property, neither SSCC nor any Borrower shall be required to take any further action pursuant to this paragraph (c) unless and until the aggregate fair market value of the assets and properties subject to such request exceeds U.S.$25,000,000.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and SSCC and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including customary legal opinions, title insurance policies or title opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this paragraph (c).  SSCC and the Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(d)  Notwithstanding anything to the contrary in paragraph (c) above, no security interests or hypothecs shall be required to be created pursuant to paragraph (c) above by any Loan Party with respect to (i) any After-Acquired Mortgage Property with a fair market value (as determined by the applicable Loan Party in its reasonable judgment, it being understood that the purchase price shall be indicative thereof) (the “Fair Market Value”) of less than U.S.$3,000,000 and (ii) any After-Acquired Mortgage Property with a Fair Market Value of at least U.S.$3,000,000 but less than U.S.$25,000,000, unless and until the aggregate Fair Market Value of all items of After-Acquired Mortgage Property excluded pursuant to this clause (ii) (and not granted as security for the Obligations pursuant to the next sentence) is at least U.S.$50,000,000 in the aggregate for all Loan Parties.  On each occasion that the Fair Market Value of all items of After-Acquired Mortgage Property described in clause (ii) of the immediately preceding sentence shall be at least U.S.$50,000,000, SSCC and the Borrowers shall create, or shall cause to be created, security interests or hypothecs on all such property (and not merely the portion of the property in excess of U.S.$50,000,000) to secure the Applicable Obligations (and thereafter, such property shall be disregarded for purposes of the calculation under clause (ii) of the immediately preceding sentence).

SECTION 6.10.  Material Contracts.  Maintain in full force and effect (including exercising any available renewal option), and without amendment or modification, each Material Contract, unless the failure so to maintain any such Material

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Contract (or any amendment or modification thereto) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 6.11.  Environmental Matters.  (a)  Promptly give notice to the Administrative Agent upon becoming aware of (i) any violation of any Environmental Law, (ii) any claim, inquiry, proceeding, investigation or other action, including a request for information or a notice of potential liability under any Environmental Law, by or from any Governmental Authority or any third party claimant or (iii) the discovery of the release of any Hazardous Material at, on, under or from any of the Real Properties or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner or amount that could reasonably be expected to result in liability under any Environmental Law, in each case that could reasonably be expected to have a Material Adverse Effect.

(b)  Upon discovery of the presence on any of the Real Properties of any Hazardous Material that is in violation of, or that could reasonably be expected to result in liability under, any Environmental Law, in each case that could reasonably be expected to have a Material Adverse Effect, take or cause to be taken all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such adverse effect, and keep the Administrative Agent reasonably informed of such actions and the results thereof.

ARTICLE VII

Negative Covenants

Each of SSCC and the Borrowers covenants and agrees with each Lender, each Agent and each Facing Agent that, so long as this Agreement shall remain in effect, the LC Exposure shall not equal zero or the principal of or interest on any Loan or any LC Disbursement, Fees or any other expenses or amounts payable under any Loan Document shall remain unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

SECTION 7.01.  Indebtedness.  Create, incur, assume or permit to exist any Indebtedness or Attributable Indebtedness, except, without duplication:

(a)  the Indebtedness created hereunder and under the other Loan Documents;

(b)  the Senior Notes and any Guarantees thereof by any Loan Party;

(c)  the Indebtedness existing on the Closing Date and listed on Schedule 7.01;

(d)  Indebtedness of any Foreign Subsidiary (other than a Canadian Subsidiary) and any Guarantees thereof, provided that such Indebtedness shall not

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be Guaranteed by or otherwise be recourse to SSCC, any Domestic Subsidiary or any Canadian Subsidiary, except as permitted by paragraph (o) below or Section 7.04(c) or (l);

(e)  Indebtedness of SSCC or any Subsidiary the net proceeds of which are designated to be used, and are used reasonably promptly after the incurrence thereof, to refinance Indebtedness described in paragraph (b) or (c) above, paragraph (p) or (q) below or this paragraph (e) (such Indebtedness being referred to herein as “Specified Indebtedness”), so long as (i) such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Specified Indebtedness being refinanced plus the amount of any premium required to be paid thereon and any interest, fees and costs incurred in such refinancing, (ii) such refinancing Indebtedness has a final maturity more than 90 days after the later of Term Loan Maturity Date and the Incremental Term Loan Maturity Date (if any) and a weighted average life to maturity greater than the weighted average life to maturity of the Term Loans and (iii) the covenants, events of default and other provisions (other than optional redemption provisions and other pricing terms) thereof (including any Guarantees thereof) shall be no more materially adverse, when taken as a whole, to the Lenders than those contained in the Specified Indebtedness being refinanced; provided that (A) if the proceeds of Revolving Loans or Revolving (Canadian) Loans are used to repurchase or redeem any Specified Indebtedness, the Borrowers may incur Indebtedness otherwise meeting the requirements of this paragraph (e) (as if such Indebtedness were used to refinance such Specified Indebtedness) to repay such Revolving Loans or Revolving (Canadian) Loans, (B) the Specified Indebtedness may be refinanced with senior notes, senior subordinated notes or convertible debentures that contain covenants, events of default and other terms and conditions that are no more restrictive to SSCE or the Subsidiaries than is customary, at the time of such refinancing, for Indebtedness of such type for issuers with a debt rating similar to that of SSCE, and (C) if the proceeds of indebtedness meeting the requirements of this paragraph (e) cannot be immediately applied to refinance the Specified Indebtedness, then, unless such proceeds are held by SSCC or a Subsidiary pending such refinancing, they may be used to prepay Revolving Loans, Revolving (Canadian Loans) or other revolving debt, which then may be used to refinance such Specified Indebtedness;

(f)  (i) Capital Lease Obligations and Attributable Indebtedness, (ii) Indebtedness created, incurred or assumed in respect of the purchase, improvement or construction of property, provided that such Indebtedness is created, incurred or assumed within 120 days after the earlier of (x) the placement in service of such property or (y) the final payment on such property, and (iii) Indebtedness consisting of industrial revenue bonds or pollution control bonds, and Guarantees of and letters of credit supporting such Indebtedness, such that the sum of the Indebtedness and Attributable Indebtedness created, incurred or assumed pursuant to this paragraph (f) shall not exceed at any time outstanding U.S.$500,000,000;

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(g)  Indebtedness created pursuant to any Swap Agreement that has been entered into (i) to hedge or mitigate risks to which SSCC or any Subsidiary has actual exposure (other than those in respect of equity interests) or (ii) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of SSCC or any Subsidiary;

(h)  intercompany loans and advances permitted by Section 7.04;

(i)  Indebtedness of any FinSub, SSCC or any Participating Subsidiary created pursuant to the Receivables Program Documents (including any Indebtedness of SSCC or any Participating Subsidiary to any FinSub arising because any sale or purported sale of Program Receivables to such FinSub is required to be recharacterized as a loan);

(j)  Indebtedness of FinSubs to SSCC or any Participating Subsidiary that, when combined with any Investments pursuant to Section 7.04(g), does not exceed in the aggregate at any time outstanding U.S.$100,000,000;

(k)  Indebtedness incurred to pay annual premiums for property and casualty insurance policies maintained by SSCC or any Subsidiary not exceeding in an aggregate amount at any time outstanding U.S.$75,000,000;

(l)  Indebtedness of SSCC and the Subsidiaries in respect of letters of credit, so long as such Indebtedness is not secured and does not exceed in an aggregate amount at any time outstanding U.S.$50,000,000;

(m)  Indebtedness of any Person acquired by SSCC or any Subsidiary in an acquisition permitted hereunder and assumed by SSCC or such Subsidiary pursuant to such acquisition (including any refinancing, renewal or replacement, in whole or in part, thereof at the time of assumption thereof or from time to time thereafter), provided that (i) such Indebtedness was not incurred in contemplation of such acquisition and (ii) the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed U.S.$100,000,000;

(n)  Guarantees with respect to bonds issued to support workers’ compensation, or performance, surety, statutory or appeal bonds and other similar obligations (other than Indebtedness) incurred by SSCC or any Subsidiary in the ordinary course of business;

(o)  Indebtedness of SSCC or any Subsidiary incurred in the ordinary course of business that does not exceed in an aggregate amount at any time outstanding U.S.$150,000,000;

(p)  unsecured Indebtedness of any Loan Party or any Special Purpose Finance Subsidiary (which Indebtedness may be Guaranteed on an unsecured basis by one or more Loan Parties) the net proceeds of which are designated to be used, and are used reasonably promptly after the incurrence thereof, to refinance

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in whole or in part the Term Loans, so long as such refinancing Indebtedness (i) is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any premium required to be paid thereon and any interest, fees and costs incurred in such refinancing, (ii) has a final maturity more than 90 days after the later of the Term Loan Maturity Date and the Incremental Term Loan Maturity Date (if any) and requires no scheduled payment of principal in cash prior to such date, and (iii) includes covenants, events of default and other terms and conditions that are no more restrictive, when taken as a whole, to SSCC or the Subsidiaries than is customary, at the time of such refinancing, for Indebtedness of such type for issuers with a debt rating similar to that of SSCC;

(q)  unsecured Indebtedness incurred by any Loan Party or any Special Purpose Finance Subsidiary to finance a Permitted Acquisition (“Acquisition Indebtedness”); provided, that (i) at the time of the incurrence of such Acquisition Indebtedness, both before and immediately after giving effect thereto and such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) such Acquisition Indebtedness has a final maturity more than 90 days after the later of the Term Loan Maturity Date and the Incremental Term Loan Maturity Date (if any) and requires no scheduled or other mandatory payment of principal in cash (including any payment in cash at the option of the holders of such Indebtedness and any payment in cash pursuant to a sinking fund obligation, but excluding any payment required upon the occurrence of a change of control) prior to the date that is 90 days after the later of the Term Loan Maturity Date and the Incremental Term Loan Maturity Date (if any), (iii) after giving pro forma effect to the incurrence of such Acquisition Indebtedness and such Permitted Acquisition, the Consolidated Leverage Ratio as of the date of such incurrence, calculated in accordance with Section 1.05, shall not exceed 5.5 to 1.0; and (iv) on or prior to the date of such incurrence, SSCC shall have delivered a certificate of a Financial Officer confirming compliance with this paragraph (q), together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (iii) above;

(r)  Indebtedness of SSCC or any Subsidiary evidencing obligations to make payments in respect of rights to cut, harvest or otherwise acquire timber on property owned by any other Person, provided that the aggregate amount of such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(s)  Indebtedness incurred in connection with (i) Permitted Equipment Financings in an aggregate principal amount not to exceed $100,000,000 at any time outstanding or (ii) Permitted Timber Financings;

(t)  SSCC Convertible Subordinated Exchange Debentures;

(u)  Indebtedness in the form of any earnout or other similar contingent payment obligation incurred in connection with an acquisition permitted hereunder; and

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(v)  Indebtedness of PUI in an aggregate amount not to exceed U.S.$10,000,000 outstanding at any time, and the Guarantee thereof by SSCE on an unsecured basis.

SECTION 7.02.  Liens.  (a)  Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(i) Permitted Liens;

(ii) Liens created under the Loan Documents;

(iii) Liens on Program Receivables granted pursuant to the Receivables Program Documents;

(iv) Liens existing as of the Closing Date and listed on Schedule 7.02(a)(iv), provided that (A) such Liens shall apply only to the property or assets to which they apply on the Closing Date and (B) such Liens shall secure only (x) those obligations that they secure on the Closing Date and (y) refinancings of such secured obligations permitted hereunder so long as the principal amount of obligations secured under this clause (iv) does not exceed the sum of the principal amount of such secured obligations being refinanced plus the amount of any premium required to be paid thereon as a result of, and any interest, fees and costs incurred in, such refinancing;

(v) Liens securing Indebtedness permitted by Section 7.01(f), provided that any such Lien shall apply only to the property that is the subject of such Indebtedness and, if applicable, the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by SSCC or a Subsidiary, as applicable) of the respective property at the time it was so acquired;

(vi) Liens for Indebtedness permitted by Section 7.01(k), provided that such Liens attach only to unearned and return premiums, dividends and loss payments which reduce the unearned premiums under insurance policies the premiums of which have been financed with such Indebtedness;

(vii) Liens securing Indebtedness constituting mortgage or purchase money financings, Capital Lease Obligations, industrial revenue bonds or similar financings assumed or incurred pursuant to Section 7.01(m) in connection with any acquisition permitted hereunder, provided that (A) such Liens attach only to property or assets acquired in connection with such acquisition, (B) such Liens were not created in contemplation of such acquisition and (C) such Liens shall secure only those obligations that they secure at the time of such acquisition and refinacings thereof permitted

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hereunder so long as the principal amount of obligations secured under this clause (vii) is not increased;

(viii) Liens on property or assets owned by Foreign Subsidiaries securing Indebtedness permitted under Section 7.01(d) and Liens on property or assets owned by PUI securing Indebtedness permitted under Section 7.01(v);

(ix) Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder, provided that such Liens relate solely to the assets to be sold, transferred or otherwise disposed;

(x) any Lien consisting of a lease of personal property of such Person to customers of such Person, if such lease constitutes an Investment permitted under Section 7.04(i);

(xi) Liens deemed to exist in connection with any Permitted Investment, provided such Liens only apply to the assets constituting such Permitted Investment;

(xii) Liens on assets of a Borrower or any Subsidiary securing up to U.S.$125,000,000 of Indebtedness permitted by Section 7.01(o), provided that no such Lien shall apply to any assets constituting Collateral;

(xiii) Liens on the assets listed on Schedule 6.09(c), securing Indebtedness otherwise permitted hereunder;

(xiv) Liens securing any Permitted Equipment Financing or any Permitted Timber Financing;

(xv) extensions, renewals or replacements of any Lien referred to above, provided that such extension, renewal or replacement is limited to the Indebtedness and property originally secured and encumbered thereby; and

(xvi) Liens not otherwise permitted by the foregoing clauses of this paragraph (a) securing obligations in an aggregate amount outstanding at any time not in excess of U.S.$25,000,000.

(b)  Enter into any agreement prohibiting the creation or assumption of any Lien upon properties or assets, whether now owned or hereafter acquired, except any such restriction that exists under (i) this Agreement, (ii) the indentures governing the Senior Notes (or any refinancing thereof pursuant to Section 7.01(e)), (iii) with respect to any FinSub or SMBI, the applicable Receivables Program, (iv) agreements governing any Indebtedness of Foreign Subsidiaries (other than the Canadian Subsidiaries) permitted hereunder, (v) any documents governing secured Indebtedness permitted hereunder, provided that such restrictions only relate to the assets securing such Indebtedness, (vi) any documents governing Indebtedness

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permitted under Section 7.01(b), (e), (o), (p) or (q), provided that such restrictions are no more restrictive to SSCC or any Subsidiary than the restrictions under the documents governing Indebtedness permitted under Section 7.01(b), (vii) restrictions by reason of customary provisions contained in leases, licenses, governmental contracts and similar agreements entered into in the ordinary course of business, provided that such restrictions are limited to the property or assets subject to such leases, licenses, contracts or agreements), and (viii) any agreement with respect to a permitted sale or disposition of any assets, provided such restrictions are limited to the assets to be sold or disposed of.

SECTION 7.03.  Sale/Leaseback Transactions.  Enter into any Sale/Leaseback Transaction, other than (a) Permitted Equipment Financings in an aggregate principal amount not to exceed $100,000,000, (b) any Permitted Timber Financing or (c) any Sale/Leaseback Transaction to the extent that (i) the Capital Lease Obligations or Attributable Indebtedness, as the case may be, would be permitted by Section 7.01(f)(i) and (ii) any Liens associated therewith would be permitted by Section 7.02(a) (provided that, if SSCC or any of the Subsidiaries enter into such Sale/Leaseback Transaction with respect to any property owned by SSCC or such Subsidiary more than 12 months prior to such transaction, such Sale/Leaseback Transaction shall be treated as an Asset Sale and shall also be subject to the restrictions of Section 7.16).

SECTION 7.04.  Investments, Loans and Advances.  Have outstanding or make any loan or advance to, or have or make any Investment in, any other Person or suffer to exist any such loan, advance or Investment, or any obligation to make such loan, advance or Investment, except as set forth on Schedule 7.04 and except:

(a)  Permitted Investments;

(b)  loans, advances or other Investments made by (i) SSCC or any Subsidiary to or in any Guarantor, any wholly owned Domestic Subsidiary or any wholly owned Canadian Subsidiary (provided that any such Investments by a Loan Party to or in any such Subsidiary that is not a Loan Party complies with the requirements of Section 7.16) and (ii) any Foreign Subsidiary (other than a Canadian Subsidiary) to or in any other Foreign Subsidiary;

(c)  loans, advances or other Investments made to or in any Subsidiary (other than a Guarantor, a wholly owned Domestic Subsidiary or a wholly owned Canadian Subsidiary), and Guarantees of obligations of any such Subsidiary, in an aggregate amount not to exceed U.S.$100,000,000 outstanding at any time;

(d)  Investments consisting of non-cash consideration received in connection with a sale of assets permitted under Section 7.16;

(e)  Investments by SSCC and the Subsidiaries in existence on the Closing Date in the capital stock of their respective subsidiaries;

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(f)  Investments consisting of securities or notes received in settlement of accounts receivable incurred in the ordinary course of business from a customer that SSCC or any Subsidiary has reasonably determined is unable to make cash payments in accordance with the terms of such account receivable;

(g)  Investments by SSCC or any Participating Subsidiary in FinSubs that, when combined with any Indebtedness outstanding pursuant to Section 7.01(j), do not exceed in the aggregate at any time outstanding U.S.$100,000,000;

(h)  accounts receivable created or acquired, and deposits, prepayments and other credits to suppliers made, in the ordinary course of business;

(i)  any Investments consisting of (i) any contract pursuant to which SSCC or any Subsidiary obtains the right to cut, harvest or otherwise acquire timber on property owned by any other Person, whether or not SSCC’s or such Subsidiary’s obligations under such contract are evidenced by a note or other instrument, or (ii) loans or advances to customers of SSCC or any Subsidiary, including leases of personal property of SSCC or such Subsidiary to such customers, provided that the contracts, loans and advances constituting permitted Investments pursuant to this paragraph (i) shall not exceed U.S.$20,000,000 at any time outstanding;

(j)  deposits made in the ordinary course of business to secure performance of operating leases;

(k)  loans to officers and employees not to exceed U.S.$5,000,000 at any time outstanding;

(l)  other Investments in an aggregate amount at any time outstanding not to exceed the sum of (i) U.S.$150,000,000 plus (ii) the Net Cash Proceeds received by SSCC from any issuance of equity interests of SSCC, so long as such issuance was consummated for the purpose of financing, and such Net Cash Proceeds were applied reasonably promptly after receipt thereof to finance, any such Investment;

(m)  Investments constituting Guarantees permitted under Section 7.01, Investments permitted under Section 7.05(f) and Investments constituting Consolidated Capital Expenditures permitted under Section 7.13; and

(n)  Investments under Swap Agreements permitted hereunder.

Notwithstanding anything to the contrary contained herein, SSCC shall not permit more than 15% of its consolidated revenues for any period of four consecutive fiscal quarters ending on or after September 30, 2004 or 15% of its consolidated assets as of the last day of any fiscal quarter ending on or after September 30, 2004 to be generated or held by Domestic Subsidiaries and Canadian Subsidiaries, in the aggregate, that are not Loan Parties.

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SECTION 7.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (when taken as a whole in combination with the other assets and properties of SSCC and the Subsidiaries), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except:

(a)  if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Domestic Subsidiary (other than any FinSub) may merge into or consolidate with, liquidate or dissolve into, or sell, transfer, assign, lease, sublease or otherwise dispose of all or substantially all of its assets to, (A) SSCE in a transaction in which SSCE is the surviving corporation and (B) other than with respect to any Borrower, SSCC in a transaction in which SSCC is the surviving corporation, (ii) any Domestic Subsidiary (other than SSCE or any FinSub) may merge into or consolidate with, liquidate or dissolve into, or sell, transfer, assign, lease, sublease or otherwise dispose of all or substantially all of its assets to, any wholly owned Domestic Subsidiary (other than SSCE or any Fin Sub) in a transaction in which the surviving corporation is a wholly owned Domestic Subsidiary, (iii) any Canadian Subsidiary (other than any FinSub) may merge into or consolidate or amalgamate with, liquidate or dissolve into, or sell, transfer, assign, lease, sublease or otherwise dispose of all or substantially all of its assets to, SSC Canada in a transaction in which SSC Canada is the surviving corporation, (iv) any Canadian Subsidiary (other than SSC Canada or any FinSub) may merge into or consolidate or amalgamate with, liquidate or dissolve into, or sell, transfer, assign, lease, sublease or otherwise dispose of all or substantially all of its assets to, any wholly owned Canadian Subsidiary (other than SSC Canada or any FinSub) in a transaction in which the surviving entity is a wholly owned Canadian Subsidiary; provided that, in each case, (x) if any Person other than a wholly owned Domestic Subsidiary or wholly owned Canadian Subsidiary, as the case may be, receives any consideration, such transaction is also permitted by Section 7.04 and (y) the surviving entity shall, at the time of such merger or consolidation, be in compliance with the requirements of Section 6.09(b);

(b)  if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any wholly owned Foreign Subsidiary (other than any Canadian Subsidiary) may merge into, amalgamate or consolidate with, liquidate or dissolve into, or sell, transfer, assign, lease, sublease or otherwise dispose of all or substantially all of its assets to, any other wholly owned Foreign Subsidiary in a transaction in which the surviving entity is a wholly owned Foreign Subsidiary, provided that no Person other than a Loan Party or a wholly owned Foreign Subsidiary receives any consideration;

(c)  purchases of inventory, equipment and real property in the ordinary course of business;

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(d)  acquisitions constituting Consolidated Capital Expenditures permitted by Section 7.13;

(e)  Investments permitted by Section 7.04; and

(f)  any Loan Party may acquire all or substantially all the assets of a Person or line of business, unit or division of such Person primarily located in the United States or Canada, or not less than 100% of the equity interests of a Person (other than directors’ qualifying shares) (in each case referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be in a similar line of business as that of SSCC and the Subsidiaries, (ii) the acquisition shall not be preceded by, or effected pursuant to, an unsolicited tender offer or proxy solicitation, (iii) SSCC and the Borrowers shall comply, and shall cause the Subsidiaries to comply, with the provisions of Section 6.09 substantially concurrently with the consummation of such acquisition, (iv) at the time of such transaction (A) both before and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (B) SSCC shall be in compliance with the covenants set forth in Sections 7.14 and 7.15 as of the most recently completed period of four consecutive fiscal quarters for which the financial statements required by Section 6.04(a) or (b) have been delivered, after giving pro forma effect to such transaction in accordance with Section 1.05, and (v) with respect to any such transaction the consideration for which is U.S.$50,000,000 or more, SSCC shall have delivered a certificate of a Financial Officer confirming compliance with clause (iv) above, together with reasonably detailed calculations demonstrating such compliance (any acquisition of an Acquired Entity meeting all of the criteria set forth in this paragraph (f) being referred to herein as a “Permitted Acquisition”).

SECTION 7.06.  Restricted Payments.  (a)  Declare or make, directly or indirectly, any Restricted Payment or set aside any amount for any such purpose.

(b)  Notwithstanding the provisions of paragraph (a) above:

(i) SSCC may (A) pay cash dividends to the holders of the SSCC Series A Preferred Stock in an aggregate amount not to exceed U.S.$10,000,000 in any fiscal year and (B) pay cash dividends or make other distributions to the holders of any of its equity interests in an aggregate amount not to exceed in any fiscal year the least of (x) 25% of Consolidated Net Income for the immediately preceding fiscal year, (y) with respect to any fiscal year commencing on or after January 1, 2006, the Borrowers’ Portion of Excess Cash Flow and (z) U.S.$50,000,000, provided, in each case, that at the time of any such Restricted Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(ii) SSCC may purchase in the open market shares of SSCC Common Stock (“MIP Shares”) or options to purchase shares of SSCC Common

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Stock (“MIP Options”), provided that (A) the sum of (x) the aggregate purchase price of all MIP Shares (whether purchased directly in the open market or upon the exercise of MIP Options) and (y) the aggregate purchase price of all MIP Options in any fiscal year shall not exceed $15,000,000, (B) MIP Shares, including those purchased upon the exercise of MIP Options, shall be purchased exclusively for subsequent distribution as additional compensation to employees of SSCC or any Subsidiary pursuant to such Person’s management incentive program, (C) SSCC shall not knowingly purchase any MIP Shares from any of its Affiliates (acting as principal in such transaction) and (D) at the time of any such purchase and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(iii) SSCC may (A) exchange the SSCC Series A Preferred Stock for the SSCC Convertible Subordinated Exchange Debentures at an exchange rate of $25.00 principal amount of such debentures for each share of SSCC Series A Preferred Stock and (B) convert any shares of SSCC Series A Preferred Stock into shares of SSCC Common Stock at the conversion price of $34.97 per share of SSCC Common Stock, subject to customary anti-dilution adjustments; and

(iv) any purchase or other acquisition for value by SSCC or a Subsidiary of capital stock of any Subsidiary or redemption by any Subsidiary of any shares of its capital stock, so long as such purchase, acquisition or redemption is permitted by Section 7.04.

SECTION 7.07.  Transactions with Stockholders and Affiliates.  Except to the extent specifically permitted by the terms of this Agreement, directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity securities of such Person or with any Affiliate of such Person or of any such holder, on terms that are less favorable to such Person than those that could be obtained at the time from Persons that are not such a holder or Affiliate, provided that the foregoing restriction shall not apply to (a) any transaction between or among the Loan Parties or any transaction between or among Foreign Subsidiaries (other than Canadian Subsidiaries), (b) any transaction or series of transactions between SSCC and any Subsidiary or between the Subsidiaries on a basis that is not systematically disadvantageous to any Loan Party, (c) customary fees paid to members of the Board of Directors of SSCC or any of the Subsidiaries, (d) customary compensation (including salaries and bonuses) paid to officers and employees of SSCC or any Subsidiary, (e) management and financial services provided by SSCC or any Subsidiary to any other Subsidiary or any other entity in which SSCC or such Subsidiary has Investments to the extent that such services are provided by SSCC or such Subsidiary in the ordinary course of its business and senior management of such Person has determined that the providing of such services is in the best interests of such Person and (f) the transactions contemplated by the Receivables Program Documents.

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SECTION 7.08.  Business.  Engage at any time in any business other than the businesses engaged in by SSCC or any Subsidiary on the Closing Date and businesses that are reasonably similar or reasonably related thereto, or are reasonable extensions thereof.

SECTION 7.09.  Limitations on Debt Prepayments.  Optionally prepay, repurchase or redeem or otherwise optionally defease or segregate funds with respect to (collectively, “prepay”) any Specified Long-Term Indebtedness; provided, however, that (a) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, SSCC and any Subsidiary shall be permitted (i) to prepay up to U.S.$150,000,000 in aggregate principal amount (including any accrued and unpaid interest and any premium thereon) of any Specified Long-Term Indebtedness if at the time of any such prepayment and after giving effect thereto, the Consolidated Leverage Ratio would be less than 5.5 to 1.0, (ii) to prepay up to U.S.$250,000,000 in aggregate principal amount (including any accrued and unpaid interest and any premium thereon) of any Callable Senior Notes if at the time of any such prepayment and after giving effect thereto, the Consolidated Leverage Ratio would be less than 5.5 to 1.0, and (iii) to prepay up to U.S.$150,000,000 in aggregate principal amount (including any accrued and unpaid interest and any premium thereon) of any Callable Senior Notes if at the time of any such prepayment and after giving effect thereto, the Consolidated Leverage Ratio would be less than 3.0 to 1.0 and (b) SSCC and any Subsidiary shall be permitted to refinance any Indebtedness as otherwise permitted hereunder.

SECTION 7.10.  Amendment of Certain Documents.  (a)  Amend, modify or grant any waiver with respect to any indenture, note or any other instrument evidencing Indebtedness of SSCC or any Subsidiary in an aggregate principal amount in excess of U.S.$100,000,000 (other than any such Indebtedness owed to SSCC or any Subsidiary), if such amendment, modification, or waiver has the effect of (i) increasing the amounts due in respect of any such indenture, note or other instrument or any interest rate thereunder, unless any such increase in amount would be permitted under Section 7.01, (ii) subjecting any property of SSCC or any Subsidiary to any Lien, other than Liens permitted under Section 7.02, (iii) shortening the maturity or weighted average life of any such Indebtedness or (iv) creating or changing covenants, events of default and other terms and conditions such that the covenants, events of default and other terms and conditions become materially more adverse, when taken as a whole, to the Lenders.

(b)  Cause or suffer to exist any amendment, restatement, supplement or other modification to the certificate of incorporation (including any certificate of designation with respect to any preferred stock) or by-laws of SSCC or any Subsidiary without the prior written consent of the Required Lenders, unless such amendment, restatement, supplement or modification is not materially adverse to the interests of the Lenders hereunder or under the other Loan Documents.

(c)  Permit, cause or suffer to exist (i) any direct or indirect amendment, supplement, waiver or other modification to any of the Receivables Program Documents set forth in Schedule 1.01(e) and any of the other material Receivables Program Documents, unless such amendment, supplement, waiver or

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modification is not materially adverse, when taken as a whole, to the interests of the Lenders under the Loan Documents or (ii) any refinancing or replacement of the Receivables Program Documents, provided that (A) SSCC or any Subsidiary may refinance or replace the Receivables Program Documents so long as the terms of the new Receivables Program Documents are reasonably acceptable to the Senior Agents, (ii) such new Receivables Program shall continue to be non-recourse to SSCC and the Subsidiaries, except that SSCE may continue to provide operational support to SMBI on the terms no more onerous to SSCE than the terms set forth in the Operations Support Agreement and (iii) any Liens on the assets of SSCC and the Subsidiaries pursuant to the new Receivables Program are limited to the Program Receivables and any returned inventory and intangible assets related thereto.

SECTION 7.11.  Limitation on Dispositions of Stock of Subsidiaries.  Directly or indirectly sell or otherwise dispose of, or permit any of the Loan Parties to issue to any other Person (other than to any other Loan Party), any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of the Loan Parties, except issuance to qualified directors if and to the extent required by applicable law, provided that nothing in this Section 7.11 shall prohibit any disposition permitted by Sections 7.05 and 7.16 if such sale is structured as the sale of stock or other equity interests.

SECTION 7.12.  Restrictions on Ability of Subsidiaries to Pay Dividends.  Permit any Subsidiary to, directly or indirectly, voluntarily create or otherwise voluntarily cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or (b) make or repay loans or advances to any Loan Party, except for encumbrances or restrictions under (i) this Agreement and the other Loan Documents, (ii) the indentures governing the Senior Notes (or any refinancing thereof pursuant to Section 7.01(e)) or any other indenture or other document governing Indebtedness permitted hereby so long as the encumbrances and restrictions thereunder are no more onerous to any Subsidiary than those contained in the indentures governing the Senior Notes (or any refinancings thereof), (iii) with respect to any FinSub, the Receivables Program Documents and, (iv) any agreements identified on Schedule 7.12.

SECTION 7.13.  Capital Expenditures.  Incur Consolidated Capital Expenditures in any fiscal year in an aggregate amount in excess of U.S.$400,000,000; provided, however, that such amount in respect of any fiscal year shall be increased by the sum of (a) an amount equal to the Borrowers’ Portion of Excess Cash Flow and (b) the amount (if greater than zero) equal to (i) U.S.$400,000,000 minus (ii) the amount of Consolidated Capital Expenditures actually made in the immediately preceding fiscal year; provided, however, that amounts so available under this sentence in any fiscal year or years that are not so expended, up to a maximum of U.S.$100,000,000 on a cumulative basis, shall be available for any subsequent fiscal year, and the amount of Consolidated Capital Expenditures made in any fiscal year shall first be applied against the U.S.$400,000,000 amount permitted for such year and thereafter applied to the amount available from prior years.  For purposes of this Section 7.13, Cluster Expenditures shall be deemed not to be Consolidated Capital Expenditures, and SSCC and the Subsidiaries

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shall be permitted to make Cluster Expenditures notwithstanding the foregoing limitations on Consolidated Capital Expenditures.

SECTION 7.14.  Consolidated Senior Secured Leverage Ratio.  Permit the Consolidated Senior Secured Leverage Ratio (a) as of December 31, 2004 or March 31, 2005, to exceed 3.25 to 1.00, or (b) as of the last day of any fiscal quarter thereafter, to exceed 3.00 to 1.00.

SECTION 7.15.  Interest Coverage Ratio.  Permit the Interest Coverage Ratio (a) for the period of four consecutive fiscal quarters ending on December 31, 2004 or March 31, 2005, to be less than 1.75 to 1.00 or (b) for any period of four consecutive fiscal quarters thereafter, to be less than 2.00 to 1.00.

SECTION 7.16.  Disposition of Collateral and Other Assets.  (a)  Except for the sale of Program Receivables as permitted by the Receivables Program Documents and any transfer or disposition permitted by paragraph (b) below, sell, lease, assign, transfer or otherwise dispose of any asset or assets, in a single transaction or a series of related transactions, having a fair market value in excess of U.S.$10,000,000, unless (i) fair market value is received for such asset (such fair market value to be determined by the Board of Directors of SSCC or any applicable Subsidiary in the exercise of its reasonable judgment in the case of any asset or assets with a fair market value in excess of U.S.$100,000,000), (ii) except in the case of any Asset Exchange, if the fair market value of such asset or assets is in excess of U.S.$50,000,000, at least 75% of the consideration received by SSCC and the Subsidiaries for such asset or assets shall be in cash, cash equivalents and readily marketable securities and (iii) except in the case of any Asset Exchange, any non-cash consideration shall consist of debt obligations of the purchaser, provided that the foregoing shall not restrict SSCC or any Subsidiary from receiving debt obligations of the purchaser in an aggregate principal amount not in excess of U.S.$50,000,000 in connection with any single transaction or series of related transactions.

(b)  Notwithstanding anything to the contrary in this Agreement, except for the sale of Program Receivables as permitted by the Receivables Program Documents, SSCC shall not transfer any of its assets to any Subsidiary and none of the Subsidiaries shall transfer any of its assets to any other Subsidiary unless (i) in the case of any asset or assets constituting Collateral, such asset or assets is transferred to a Loan Party and the Collateral Agent is satisfied that the Liens created under the Security Documents on such asset or assets shall be in full force and effect, or (ii) in the case of any asset or assets not constituting Collateral, such transfer is permitted as an Investment under Section 7.04.

SECTION 7.17.  Fiscal Year.  Cause the fiscal year of SSCC or any Borrower to end on a date other than December 31.

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ARTICLE VIII

Events of Default

In case of the happening of any of the following events (each, an “Event of Default”):

(a)  any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)  default shall be made in the payment of any principal of any Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)  default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days, in the case of payment of any such interest or Fee, or 10 Business Days in the case of payment of any such other amount;

(d)  default shall be made in the due observance or performance by SSCC or either Borrower of any covenant, condition or agreement contained in Section 6.01 (with respect to SSCC or any Borrower), 6.05(a), 6.08 or in Article VII;

(e)  default shall be made in the due observance or performance by any Loan Party or any of their respective Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those defaults specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Borrowers;

(f)  SSCC or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of U.S.$30,000,000, when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (after giving effect to any applicable grace period), if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity, provided that this paragraph (f) shall not

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apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or asset securing such Indebtedness;

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of SSCC, either Borrower or any Material Subsidiary, or of a substantial part of the property or assets of any such Person, under any Insolvency Law, (ii) the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for any such Person or for a substantial part of the property or assets of any such Person or (iii) the winding-up or liquidation of any such Person; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)  SSCC, either Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Insolvency Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for any such Person or for a substantial part of the property or assets of any such Person, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)  one or more judgments for the payment of money, individually or in the aggregate, in an amount in excess of U.S.$30,000,000 (in each case to the extent not adequately covered by insurance proceeds as to which the insurance company has acknowledged coverage pursuant to a writing reasonably satisfactory to the Senior Agents), shall be rendered against SSCC or any of the Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, vacated, discharged or satisfied;

(j)  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of SSCC and its Subsidiaries in an aggregate amount exceeding U.S.$30,000,000;

(k)  there shall have occurred a Change in Control or SSCC or any Subsidiary shall make any mandatory prepayment, repurchase or redemption or make any offer to make any such mandatory prepayment, repurchase or redemption of any Indebtedness in an aggregate outstanding principal amount in excess of U.S.$30,000,000 on account of any “Change of Control” (however designated);

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(l)  any Lien purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected (or, in the case of the Province of Quebec, published), first priority (or, in the case of the Province of Quebec, first-ranking) (except as otherwise expressly provided in this Agreement or such Security Document) Lien on any Collateral with a fair market value or book value (whichever is greater) in excess, individually or in the aggregate, of U.S.$100,000,000, except to the extent that any such loss of perfection, priority or rank results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Documents or otherwise take any action within its control (including the filing of Uniform Commercial Code continuation statements or similar filings or registrations under the applicable laws of any other jurisdiction);

(m)  any Loan Document shall not be for any reason, or shall be asserted by the Loan Party (except as otherwise expressly provided in this Agreement or such Loan Document) not to be, in full force and effect and enforceable in all material respects in accordance with its terms; or

(n)  the Loan Documents Obligations shall cease to constitute, or shall be asserted by any Loan Party (except as otherwise expressly provided in this Agreement or such Loan Document) not to constitute, senior indebtedness under the subordination provisions of any subordinated Indebtedness, or any such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to SSCC or either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Required Lenders, shall, by notice to the Borrowers, take any of or all the following actions, at the same or different times:  (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable, in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Loan Party, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (iii) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to SSCC or either Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Loan Party, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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ARTICLE IX

The Agents

In order to expedite the transactions contemplated by this Agreement, (a) DB is hereby irrevocably appointed to act as a Senior Agent, the Administrative Agent and the Collateral Agent for the Facing Agents and the Lenders, (b) DB Canada is hereby irrevocably appointed to act as the Canadian Administrative Agent for the Revolving (Canadian) Facility Facing Agent and SSC Canada Lenders and (c) JPMCB is hereby irrevocably appointed to act as a Senior Agent for the Facing Agents and the Lenders and as the Deposit Account Agent for the Deposit Funded Facility Facing Agent and the Deposit Funded Lenders.  Each of the Lenders and the Facing Agents hereby irrevocably authorizes each Agent and the Trustee to take such actions on its behalf and to exercise such powers as are delegated to such Agent or to the Trustee by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the foregoing, each of the Collateral Agent and the Trustee is expressly authorized to execute any and all documents with respect to the Collateral and the Program Receivables and the rights of the Lenders and the Facing Agents with respect thereto and to act as Collateral Agent on behalf of the Lenders and the Facing Agents, in each case as contemplated by and in accordance with the terms and provisions of this Agreement and the Security Documents.

For greater certainty and without limiting the powers of the Collateral Agent herein and for the purposes of constituting security on any of the Collateral, present or future, of SSC Canada or any other Canadian Subsidiary located or deemed to be located in the Province of Quebec, as security for the due payment of the Bonds, it is hereby agreed and acknowledged that the Trustee is, for the purposes of holding the Hypothecs granted pursuant to the laws of the Province of Quebec, appointed the holder of an irrevocable power of attorney for all present and future holders of the Bonds by SSC Canada, the other Canadian Subsidiaries, the Collateral Agent (including in its capacity as holder of the Bonds), the SSC Canada Lenders, the Canadian Administrative Agent, the Senior Agents, the Revolving (Canadian) Facility Facing Agent and the other Beneficiaries (as defined in the Bond Pledge Agreements (the “Other Beneficiaries”)).  By the execution of any Assignment and Acceptance or by its appointment, as the case may be, any future SSC Canada Lender (including any such Lender that is an Incremental Lender), Canadian Administrative Agent, Collateral Agent, Senior Agent, Revolving (Canadian) Facility Facing Agent and Other Beneficiaries shall be deemed to ratify the powers of attorney approved, ratified, confirmed and granted to the Trustee hereunder.  Furthermore, the Collateral Agent hereby agrees to act in the capacity of the collateral agent and depositary of the Bonds for the benefit of all present and future SSC Canada Lenders (including any such Lender that is an Incremental Lender), Canadian Administrative Agent, Senior Agent, Revolving (Canadian) Facility Facing Agent and Other Beneficiaries.  Any future SSC Canada Lenders (including any such Lender that is an Incremental Lender), Canadian Administrative Agent, Senior Agent, Revolving (Canadian) Facility Facing Agent and Other Beneficiary shall be deemed to reconfirm the above mandate of the Collateral Agent.  SSC Canada and the other Canadian Subsidiaries, the Senior Agents, the Revolving (Canadian) Facility Facing Agent, the

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Collateral Agent, the Canadian Administrative Agent, the SSC Canada Lenders and the Other Beneficiaries agree that (a) notwithstanding the provisions of Section 32 of the Act Respecting Special Powers of Legal Persons (Quebec), the Trustee may acquire any title or indebtedness secured by the Hypothecs, and that (b) the Bonds constitute “titles of indebtedness” within the meaning of such term in Article 2692 of the Civil Code of Quebec.  This paragraph shall be governed by, and construed in accordance with, the law of the Province of Quebec and the federal laws of Canada applicable therein, excluding the choice of law and conflicts of laws rules thereof.

None of the Agents shall be liable as such for any action taken or omitted by any or them with the consent or at the request of the Required Lenders (or such other number of percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.08) or in the absence of its own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation in any Loan Document or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Loan Parties of any of the terms, conditions, covenants or agreements contained in any Loan Document.  None of the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by SSCC, either Borrower or a Lender.  None of the Agents shall be responsible to the Lenders or the Facing Agents for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Loan Document or any other instruments or agreements.  Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Facing Agents, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all Lenders and Facing Agents.  Each Agent shall be entitled to rely on any instrument or document believed by them in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons.  Each Agent shall also be entitled to rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  None of the Agents or any of their respective directors, officers, employees or agents shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender or any Facing Agent of any of its obligations hereunder or to any Lender or any Facing Agent on account of the failure of or delay in performance or breach by any other Lender, any other Facing Agent or any Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith.  Each Agent may execute any and all duties hereunder by or through agents or employees (and the exculpatory provisions of this Article IX shall apply to any such agent or employee) and shall be entitled to rely upon the advice of legal counsel with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by any of them in accordance with the advice of such counsel.

The Lenders and the Facing Agents hereby acknowledge that (a) none of the Agents shall be under any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by

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the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.08), and (b) except as expressly set forth in the Loan Documents, none of the Agents shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to SSCC or any of the Subsidiaries that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

Subject to the appointment and acceptance of a successor Agent as provided below, each of the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and the Deposit Account Agent may resign at any time by notifying the other Agents, the Lenders, the Facing Agents and the Borrowers.  Upon any such resignation, the Required Lenders (or (a) in the case of the resignation of the Canadian Administrative Agent, a majority in interest of the SSC Canada Lenders and (b) in the case of the resignation of the Deposit Account Agent, a majority in interest of the Deposit Funded Lenders) shall have the right to appoint a Lender as the successor, which successor agent shall, unless an Event of Default under paragraph (b), (c), (g) or (h) of Article VIII shall have occurred and be continuing, be subject to approval by SSCE (not to be unreasonably withheld or delayed); provided that any successor Canadian Administrative Agent shall not be a non-resident of Canada or shall be deemed to be resident in Canada for the purposes of Part XIII of the ITA.  If no successor shall have been so appointed by the Required Lenders, the SSC Canada Lenders or the Deposit Funded Lenders, as the case may be, and shall have accepted such appointment within 30 days after the retiring agent gives notice of its resignation, then the retiring agent may, on behalf of the Lenders and the Facing Agents, appoint a successor agent, which shall be a bank with an office in New York, New York (or, in the case of the Canadian Administrative Agent, Toronto, Ontario), having a combined capital and surplus of at least U.S.$500,000,000 or an Affiliate of any such bank and, in the case of appointing of the Canadian Administrative Agent, shall not be a non-resident of Canada or shall be deemed to be Resident in Canada for the purposes of Part XIII of the ITA.  Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.  Each of the Senior Agents may resign at any time by notifying the other Agents, the Lenders, the Facing Agents and the Borrowers.  Upon any such resignation, any provision herein or in any other Loan Document requiring the consent of or notice to the Senior Agents shall be deemed to require the consent of or notice to only the remaining Senior Agent or, in the case of resignation of both Senior Agents, the Administrative Agent.  After any Agent’s resignation hereunder, the provisions of this Article IX and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

With respect to the Loans made by it hereunder, each Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent and each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of

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business with the Loan Parties or any of their respective Subsidiaries or other Affiliates as if it were not an Agent.

Each Lender agrees (a) to reimburse each Agent and each Facing Agent, on demand, in the amount of such Lender’s pro rata share (based on its Commitments hereunder (provided that (x) in the case of Term Loans or (y) in the event that such Commitments shall have expired or been terminated, such pro rata share shall be based on the respective principal amounts of the outstanding Loans (other than Swingline Loans) and/or participations in LC Disbursements and Swingline Loans, as applicable)) of any expenses incurred for the benefit of the Lenders by such Agent or such Facing Agent, including fees, disbursements and other charges of counsel and compensation of agents paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Loan Parties and (b) to indemnify and hold harmless each Agent and each Facing Agent and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as an Agent or a Facing Agent, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Loan Parties; provided, however, that no Lender shall be liable to any Agent or any Facing Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or such Facing Agent, as the case may be.

Each Lender acknowledges that it has, independently and without reliance upon any Agent, any other Lender or any Facing Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender or any Facing Agent and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Each Agent agrees to act as a contractual representative upon the express conditions contained in this Article IX.  Notwithstanding the use of the defined term “Senior Agent”, “Administrative Agent”, “Canadian Administrative Agent”, “Collateral Agent” or “Deposit Account Agent”, it is expressly understood and agreed that no Agent shall have any fiduciary or other implied duties to any Lender, any Facing Agent or any other Agent by reason of this Agreement or any other Loan Document, regardless of whether a Default has occurred and is continuing, and that each Agent is merely acting as the contractual representative of the applicable Lenders and Facing Agents with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In such capacity of a contractual representative, the Agents (a) hereby assume no

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fiduciary duties to any of the Lenders or Facing Agents, (b) is each a “representative “ of the Lenders and Facing Agents within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders, Facing Agents and the Agents hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender, each Facing Agent and each other Agent hereby waives.

No Person named on the cover page to this Agreement as a joint bookrunner, co-lead arranger, syndication agent or co-documentation agent shall have any duties or responsibilities under this Agreement or any other Loan Document in its capacity as such.

ARTICLE X

Collection Allocation Mechanism

SECTION 10.01.  Implementation of CAM.  (a)  On the CAM Exchange Date, the Lenders shall automatically and without further act (and without regard to the provisions of Section 11.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Designated Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Designated Obligations of each Loan Party in respect of each such Credit Facility), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof.  Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Credit Facility.  Each Borrower agrees from time to time to execute and deliver to the Agents all instruments and documents as the Senior Agents shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange.

(b)  As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent or the Collateral Agent pursuant to any Loan Document in respect of the Designated Obligations, and each distribution made by the Collateral Agent pursuant to any Security Document in respect of the Designated Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages.  Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

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SECTION 10.02.  Letters of Credit.  (a)  In the event that on the CAM Exchange Date any Letter of Credit (other than any Deposit Funded Facility Letter of Credit) shall be outstanding and undrawn in whole or in part, or any amount drawn under any such Letter of Credit shall not have been reimbursed by the applicable Borrower or with the proceeds of a Revolving Credit Borrowing, Swingline Loan or Revolving (Canadian) Credit Borrowing, as the case may be, each Lender having, on such date and prior to giving effect to the CAM Exchange, a Revolving Facility LC Exposure or Revolving (Canadian) Facility LC Exposure, as the case may be, with respect to such Letter of Credit shall promptly pay over to the Administrative Agent, in immediately available funds in the same currency as such Letter of Credit, in the case of any undrawn amount, and in U.S. Dollars, in the case of any unreimbursed amount, an amount equal to such Lender’s Applicable Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan or Canadian Prime Rate Loan, as the case may be, in a principal amount equal to such amount.  The Administrative Agent shall establish a separate account or accounts for each Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence.  The Administrative Agent shall deposit in each Lender’s LC Reserve Account such Lender’s CAM Percentage of the amounts received from the Lenders as provided above.  The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below.  The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage.  The amounts held in each Lender’s LC Reserve Account shall be held as a reserve against the outstanding Revolving Facility LC Exposure or Revolving (Canadian) Facility LC Exposure, as the case may be, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of either Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Article III.

(b)  In the event that on or after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit (other than any Deposit Funded Facility Letter of Credit), the Administrative Agent shall, at the request of the applicable Facing Agent, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the applicable Facing Agent in satisfaction of the reimbursement obligations of the Lenders under Section 3.05 (but not of either Borrower under Section 3.05).  In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit (other than any Deposit Funded Facility Letter of Credit) as

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provided in this Section 10.02, the applicable Facing Agent shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 3.05, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower’s reimbursement obligations pursuant Section 10.01.  Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)  In the event that after the CAM Exchange Date any Letter of Credit (other than any Deposit Funded Facility Letter of Credit) shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d)  With the prior written approval of the Administrative Agent and the applicable Facing Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit.  Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the applicable Facing Agent, on demand, its CAM Percentage of such drawing.

(e)  Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments.  Each Lender which has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

(f)  In the event that on or after the CAM Exchange Date any drawing shall be made in respect of a Deposit Funded Facility Letter of Credit and shall not be reimbursed by SSCE when due, then (i) the Deposit Account Agent shall apply the Deposit of each Deposit Funded Lender (determined prior to giving effect to the CAM Exchange) to pay to the Deposit Funded Facility Facing Agent such Lender’s Applicable Percentage (determined prior to giving effect to the CAM Exchange) of such drawing in satisfaction of the reimbursement obligations of the Deposit Funded Lenders (but not of SSCE) under Section 3.05 and (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such drawing and the reimbursement thereof by the applicable Deposit Funded Lenders.  Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.  For the avoidance of doubt, the provisions of Section 2.01(d) shall be in full force

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and effect with respect to the Deposit Account and the Deposits notwithstanding the occurrence of the CAM Exchange.

SECTION 10.03.  Conversion.  In the event the CAM Exchange Date shall occur, Obligations owed by the Loan Parties denominated in any currency other than U.S. Dollars (other than, for the avoidance of doubt, obligations in respect of undrawn Revolving (Canadian) Facility Letters of Credit denominated in Canadian Dollars) shall, automatically and with no further act required, be converted to obligations of the same Loan Parties denominated in U.S. Dollars.  Such conversion shall be effected based upon the Exchange Rates in effect with respect to the relevant currencies on the CAM Exchange Date.  On and after any such conversion, all amounts accruing and owed to any Lender in respect of its Obligations shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder (and, in the case of interest on Loans, at the default rate applicable to ABR Loans hereunder).  Notwithstanding the foregoing provisions of this Section 10.03, any Lender may, by notice to the Borrowers and the Administrative Agent prior to the CAM Exchange Date, elect not to have the provisions of this Section 10.03 apply with respect to all Obligations owed to such Lender immediately following the CAM Exchange Date, and, if such notice is given, all Obligations owed to such Lender immediately following the CAM Exchange Date shall remain designated in their original currencies.

ARTICLE XI

Miscellaneous

SECTION 11.01.  Notices.  Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(a)  if to SSCC, SSCE or SSC Canada, to it at 8182 Maryland Avenue, St. Louis, MO 63105, Attention of Treasurer (Fax No. (314) 746-1281);

(b)  if to JPMCB, as Lender, Senior Agent, Deposit Account Agent or Deposit Funded Facility Facing Agent, to it at 270 Park Avenue, New York, NY 10017, Attention of Peter S. Predun (Fax No. (212) 270-4724);

(c)  if to DB, as Lender, Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender or Revolving Facility Facing Agent, to it at 90 Hudson Street, 1st Floor, Jersey City, NJ 07302, Attention of Helaine Griffin-Williams (Fax No. (201) 593-2308);

(d)  if to DB Canada, as Lender, Canadian Administrative Agent or Revolving (Canadian) Facility Facing Agent, to it at 222 Bay Street, Suite 1100, Toronto, Ontario, Canada M5K 1E7, Attention of Karyn Curran (Fax No. (416) 682-8444); and

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(e)  if to any other Lender, at its address (or fax number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01  The Administrative Agent shall deliver to the Borrowers and to JPMCB, as a Senior Agent, a copy of each Administrative Questionnaire received by it.

SECTION 11.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by SSCC and the Borrowers herein and by the Loan Parties in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agents and the Facing Agents and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Facing Agents, regardless of any investigation made by, or on behalf of, the Lenders or the Facing Agents, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.15, 2.19 and 11.05 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.03.  Counterparts; Binding Effect.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of SSCC, the Borrowers, the Agents, the Facing Agents and the Lenders and their respective successors and assigns, except that neither SSCC nor any Borrower shall have the right to assign its rights or duties hereunder or any interest herein without the prior consent of all the Lenders, and any attempted assignment by any such Person shall be void (it being understood that a merger of SSCC or any Borrower with and into any other Person in which the other Person is the surviving entity shall not be considered an assignment of such Borrower’s duties hereunder and would instead be subject to the restrictions of Section 7.05).

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SECTION 11.04.  Successors and Assigns.  (a)  Subject to Section 11.03, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of SSCC, the Borrowers, the Agents, the Facing Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)  Each Lender may assign to one or more assignees (treating any Approved Funds that are administered or managed by the same Person or an Affiliate of such Person as a single assignee) all or a portion of its interests, rights and/or obligations under this Agreement (including all or a portion of its Commitments, its Deposit and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender, an Affiliate of the assigning Lender or an Approved Fund (unless the interest that is being assigned is a Revolving Credit Commitment or a Revolving (Canadian) Credit Commitment, and such Lender, Affiliate or Approved Fund is not then a Revolving Lender or Revolving (Canadian) Lender, respectively), each of the Administrative Agent and, at any time after the earlier of (A) the date upon which the Senior Agents reasonably determine that the primary syndication of the Term Loans has been completed (it being understood that the Senior Agents will promptly notify SSCE of the occurrence of such date) and (B) 60 days after the Closing Date, SSCE (and (x) in the case of an assignment of a Revolving Credit Commitment, the Swingline Lender and the Revolving Facility Facing Agent, (y) in the case of an assignment of a Revolving (Canadian) Credit Commitment, the Revolving (Canadian) Facility Facing Agent and (z) in the case of an assignment of a Deposit Funded Commitment, the Deposit Account Agent) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed, it being understood that such consent shall be deemed to have been reasonably withheld if the proposed assignee, in respect of a Revolving (Canadian) Credit Commitment only, is a non-resident of Canada and is not otherwise deemed to be a resident of Canada for the purposes of Part XIII of the ITA), provided that the consent of SSCE shall not be required if an Event of Default under paragraph (b), (c), (g) or (h) of Article VIII has occurred and is continuing on the date of the Assignment and Acceptance, (ii) upon reasonable request by any Senior Agent, the Administrative Agents shall provide a list of all of the Lenders and a list of the assignments and the parties thereto to such requesting Senior Agent within two Business Days, (iii) except in the case of an assignment to a Lender, an Affiliate of the assigning Lender or an Approved Fund, the amount of the Commitments and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$1,000,000 (or an amount equal to the remaining balance of such Lender’s Commitments and Loans of the relevant Class) unless each of SSCE and the Administrative Agent otherwise consents, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of U.S.$3,500; provided further that, notwithstanding the foregoing, the sale or assignment by any assignor (which acquired an interest in the

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Commitments and Loans of any Class in an amount less than U.S.$1,000,000 pursuant to an exception to clause (iii) of the immediately preceding proviso) to any Person that is not a Lender or an Affiliate of such assignor or an Approved Fund shall be subject to the minimum assignment requirement set forth in the immediately preceding proviso if all the Affiliates of such Lender hold Commitments and Loans of the relevant Class in the amount of U.S.$1,000,000 or more in the aggregate.  Upon acceptance and recording pursuant to paragraph (e) below, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.19 and 11.05, as well as to any Fees accrued for its account and not yet paid).

(c)  In the case of any assignment pursuant to paragraph (b) above by a Deposit Funded Lender, the Administrative Agent shall give prompt notice of effectiveness thereof to the Deposit Account Agent.  The Deposit of the assignor Deposit Funded Lender shall not be released, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with this Agreement to satisfy such assignee’s obligations in respect of Deposit Funded Loans and the Deposit Funded LC Exposure.  Each Deposit Funded Lender agrees that immediately prior to each assignment (i) the Administrative Agent shall establish a new Sub-Account in the name of the assignee, (ii) a corresponding portion of the Deposit credited to the Sub-Account of the assignor Deposit Funded Lender shall be purchased by the assignee and shall be debited from the assignor’s Sub-Account and credited to the assignee’s Sub-Account and (iii) if after giving effect to such assignment the Deposit Funded Commitment of the assignor Deposit Funded Lender shall be zero, the Administrative Agent shall close the Sub-Account of such assignor Lender.

(d)  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this

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Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, any Facing Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(e)  The Administrative Agent, acting for this purpose as agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive in the absence of manifest error and SSCC, the Borrowers, the Agents, the Facing Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by SSCC, the Borrowers, any Agent, any Facing Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f)  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent to such assignment of any Person whose consent is required pursuant to paragraph (b) above, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (f).

(g)  Each Lender may, without the consent of SSCC, any Agent, any Facing Agent or the Swingline Lender, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, its Deposit and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall

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remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.15, 2.19 and 11.05 to the same extent as if they were Lenders, provided that, except as expressly provided in Section 2.19(a), the Borrowers shall not be required to reimburse the participating banks or other entities pursuant to Section 2.14, 2.15, 2.19 or 11.05 in an amount in excess of the amount that would have been payable thereunder to such Lender had such Lender not sold such participation, and (iv) the Borrowers, the Agents, the Facing Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Loan Parties under the Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it that (v) decrease any Fees payable hereunder, (w) decrease the amount of principal of, or the rate at which interest is payable on, the Loans, (x) extend any scheduled principal payment date or date for the scheduled payment of interest on the Loans, (y) increase the amount of or extend the termination date of the Commitments or (z) release a Guarantor from its guarantee under the applicable Guarantee Agreement (except as expressly contemplated by any Loan Document) or all or substantially all of the Collateral from the Liens created under the Security Documents (except as expressly contemplated by any Loan Document).

(h)  Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of SSCC, any Agent, any Facing Agent or the Swingline Lender, (ii) any Lender which is a fund may pledge all or any portion of its rights under this Agreement to its trustee or other creditor in support of its obligations to its trustee or other creditor without the prior written consent of SSCC, any Agent, any Facing Agent or the Swingline Lender and (iii) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to direct or indirect contractual counterparties in swap agreements related to the Loans, provided that no such assignment pursuant to clause (i), (ii) or (iii) shall release a Lender from any of its obligations hereunder or substitute any such Bank or trustee for such Lender as a party hereto.

(i)  Except as provided in Article III and Section 2.21, respectively, neither any of the Facing Agents nor the Swingline Lender may assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Borrowers, each Senior Agent and the Administrative Agent.

SECTION 11.05.  Expenses; Indemnity.  (a)  The Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by any Agent, any Facing Agent and the Swingline Lender in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents (including all costs relating to due diligence) or in connection with any amendments, modifications or

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waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent, any Facing Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP, counsel for JPMCB and DB, and, in connection with any such enforcement or protection, the reasonable fees, disbursements and other charges of any other counsel for any Agent, any Facing Agent or any Lender.  The Borrowers further agree to indemnify the Agents, the Facing Agents and the Lenders from, and hold them harmless against, any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

(b)  The Borrowers agree, jointly and severally, to indemnify each Arranger, each Agent, each Facing Agent and each Lender and each of their respective directors, officers, employees, trustees, advisors and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the Letters of Credit or the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto or (iv) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by SSCC or any of the Subsidiaries or any of their respective predecessors or any liability under any Environmental Law related in any way to SSCC or any of the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Facing Agent or any Lender.  All amounts due under this Section 11.05 shall be payable promptly after written demand therefor.

SECTION 11.06.  Right of Setoff.  Each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by operation of law or otherwise, at any time and from time to time upon any amount becoming due and payable by any Loan Party under any Loan Document, after the expiration of any grace period

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with respect thereto, to exercise, without notice to SSCC or any Borrower (any such notice being expressly waived by each such Person), its banker’s lien or right of combination of accounts or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against such due and payable amount.  Each Lender agrees to promptly notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE SECOND PARAGRAPH OF ARTICLE IX AND IN THE OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES THEREOF.

SECTION 11.08.  Waivers; Amendment.  (a)  No failure or delay on the part of any Agent, any Facing Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuation of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Facing Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Loan Parties in any case shall entitle the Loan Parties to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement or any of the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by SSCC and the Required Lenders and (ii) in the case of any other Loan Document, pursuant to an agreement or agreements entered into by the parties to such Loan Document, in each case, except as provided in Section 2.23(d) with respect to Incremental Commitments or as set forth in the final sentence of this paragraph (b), with the consent of the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the scheduled payment of any interest on any Loan or any date for reimbursement of an LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, without the prior written consent of each

139

Lender affected thereby, (ii) increase the amount of or extend the termination date of the Commitment of, or decrease or extend the date for payment of any Fee owing to, any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16 or the provisions of Section 11.03 concerning the assignment of SSCC’s or any Borrower’s obligations hereunder, the provisions of this Section 11.08 or release a Guarantor from its guarantee under the applicable Guarantee Agreement (except as expressly contemplated by any Loan Document) or all or substantially all of the Collateral from the Liens created under the Security Documents (except as expressly contemplated by any Loan Document), without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of  Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender; provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Swingline Lender or any Facing Agent hereunder or under any other Loan Document without the prior written consent of such Agent, the Swingline Lender or such Facing Agent, as the case may be.  The Lenders hereby authorize the Collateral Agent to enter into such amendments, restatements, supplements or other modifications to the Security Documents as are deemed reasonably necessary by the Collateral Agent to protect and preserve the Liens on the Collateral created or purported to be created thereunder or to reflect or give effect to any transaction permitted under this Agreement.

SECTION 11.09.  Release of Collateral and Guarantors.  Each Lender hereby directs the Collateral Agent to release, or to cause the Trustee to release, the Liens held by it under the Security Documents and the Guarantees made in the Loan Documents as follows:

(a)  upon payment in full in cash of the Loans and all the other Loan Documents Obligations (other than unasserted contingent and indemnification obligations), termination of all Commitments (including commitments of the Facing Agents to issue Letters of Credit) and reduction of the LC Exposure to zero (or the making of other arrangements satisfactory to the Senior Agents and each applicable Facing Agent), the Collateral Agent is authorized to release, or cause the Trustee to release, all of the Liens created, and all the Guarantees made, under the Loan Documents;

(b)  upon any sale or other disposition of Collateral permitted hereunder, or consummation of any transaction permitted hereunder as a result of which any Guarantor (other than SSCE or SSCC) ceases to be a Subsidiary of SSCC, the Collateral Agent is authorized to release, or to cause the Trustee to release, such Liens that relate solely to the Collateral sold or otherwise disposed and the Guarantee made by such Guarantor under the Loan Documents; and

140

(c)  upon consent by the Required Lenders, the Collateral Agent is authorized to release, or to cause the Trustee to release, such Liens on any part of the Collateral which release does not require the consent of all of the Lenders as set forth in Section 11.08;

provided, however, that (i) the Collateral Agent shall not be required to execute, or cause the Trustee to execute, any such document on terms which, in its opinion, would expose it or the Trustee to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of SSCC or any of the Subsidiaries in respect of) all interests retained by SSCC or any of the Subsidiaries.

SECTION 11.10.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

SECTION 11.11.  Entire Agreement.  This Agreement, the other Loan Documents and any separate fee letter agreements with respect to fees payable to any Agent or any Facing Agent constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto (and their respective successors and assigns permitted hereby and each other Person that is an Indemnitee) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 11.12.  Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents or the transactions contemplated hereby.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.12.

SECTION 11.13.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held

141

invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 11.15.  Confidentiality.  (a)  Each Lender agrees not to disclose to any Person the Information (as defined below) in accordance with such Lender’s customary procedures for non-disclosure of confidential information of third parties of this nature and in accordance with safe and sound lending practices without the prior written consent of SSCE, which consent shall not be unreasonably withheld, except that any Lender shall be permitted to disclose Information (i) to its and its Affiliates’ officers, directors, employees, agents and representatives (including its auditors and counsel) or to  any pledgee referred to in Section 11.04(h)(ii) or any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such pledgee, contractual counterparty or professional advisor to such contractual counterparty agrees in writing to be bound by the provisions of this Section 11.15); (ii) to the extent (A) required by applicable laws and regulations or by any subpoena or similar legal process or (B) requested or required by any regulatory authority or The National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a Loan Party or its Affiliates or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by a Loan Party or its Affiliates; (iv) to any actual or prospective assignee of, or prospective purchaser of a participation in, the rights of such Lender hereunder, in each case subject to paragraph (c) below; or (v) in connection with any suit, action or proceeding relating to the enforcement of rights hereunder or under any other Loan Document or in connection with the transactions contemplated hereby.  As used in this Section 11.15, as to any Lender, the term “Information” shall mean the Confidential Information Memorandum and any other materials, documents and information that either Borrower or any of its Affiliates may have furnished or may hereafter furnish to any Lender in connection with this Agreement.

(b)  Each Lender agrees that it will use the Information only for purposes related to the transactions contemplated hereby and by the other Loan Documents, provided that (i) if the conditions referred to in any of subclauses (A) through (C) of clause (iii) of paragraph (a) above are met, such Lender may otherwise use the Information and (ii) if such Lender or any of its

142

Affiliates is otherwise a creditor of a Loan Party, such Lender or any such Affiliate may use the Information in connection with its other credits to such Loan Party.

(c)  Each Lender agrees that it will not disclose any of the Information to any actual or prospective assignee of such Lender or participant in any rights of such Lender under this Agreement unless such actual or prospective assignee or participant first executes and delivers to such Lender or the Borrowers a confidentiality letter containing substantially the undertakings set forth in this Section 11.15.

SECTION 11.16.  Jurisdiction; Consent to Service of Process.  (a)  Each of SSCC and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Loan Party or its properties in the courts of any jurisdiction.

(b)  Each of SSCC and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.17.  Florida Real Property.  The parties hereto hereby acknowledge that the Revolving Loans, the Swingline Loans and Revolving (Canadian) Loans are secured by real and personal property located both inside and outside the State of Florida and hereby agree that for purposes of calculating intangible taxes due under Section 199.133, Florida Statutes, the first amounts advanced as Revolving Loans, Swingline Loans and Revolving (Canadian) Loans shall be deemed to be the portion allocable to the Collateral consisting of real property located in the State of Florida, and such portion allocable to such Collateral shall also be deemed to be the last to be repaid

143

under the terms hereof.  Nothing herein shall limit any secured party’s right to recover or realize from the Collateral located in the State of Florida amounts in excess of that allocated to the Revolving Loans, Swingline Loans or Revolving (Canadian) Loans or to apply amounts so recovered or realized against the Obligations in such order as the Agent named in the applicable security filing shall determine in its sole discretion.

SECTION 11.18.  Judgment Currency.  (a)  Except as otherwise provided in Section 10.03, the Borrowers’ obligations hereunder and the Borrowers’ and the other Loan Parties’ obligations under the other Loan Documents to make payments in U.S. Dollars or in Canadian Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent, the applicable Facing Agent or the applicable Lender of the full amount of the Obligation Currency expressed to be payable to the applicable Agent, the applicable Facing Agent or the applicable Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against either Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Exchange Rate, in the case of Canadian Dollars or U.S. Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)  For purposes of determining the amount of any payment in the Obligation Currency under this Section 11.18, the rate of exchange used shall take into account any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 11.19.  Certain Relationships.  Nothing contained in this Agreement and no action taken by any Agent, any Facing Agent or any Lender pursuant hereto shall be deemed to constitute the Agents, the Facing Agents or the Lenders a partnership, an association, a joint venture or other entity.  None of the Agents, the

144

Facing Agents or the Lenders has any fiduciary relationship with or any fiduciary duty to SSCC or either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Facing Agents and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

SECTION 11.20.  USA Patriot Act.  Each Lender subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the Act it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SMURFIT-STONE CONTAINER CORPORATION,

by
/s/ Jeffrey S. Beyersdorfer
Name:Jeffrey S. Beyersdorfer
Title:Vice President and Treasurer

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

by
/s/ Jeffrey S. Beyersdorfer
Name:Jeffrey S. Beyersdorfer
Title:Vice President and Treasurer

SMURFIT-STONE CONTAINER CANADA INC.,

by
/s/ Jeffrey S. Beyersdorfer
Name:Jeffrey S. Beyersdorfer
Title:Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent,

by
/s/ Susan LeFevre
Name:Susan LeFevre
Title:Director

146

DEUTSCHE BANK AG, individually and as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent,

by
/s/ Karyn Curran
Name:Karyn Curran
Title:Credit Product Manager

by
/s/ Robert A. Johnson
Name:Robert A. Johnson
Title:Vice President

JPMORGAN CHASE BANK, individually and as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent,

by
/s/ Marian N. Schulman
Name:Marian N. Schulman
Title:Managing Director

147

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

JPMORGAN CHASE BANK, TORONTO BRANCH

By:	/s/ Christine Chan
Name:	Christine Chan
Title:	Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Bank of America, N.A.

By:	/s/ Michael J. Balok
Name:	Michael J. Balok
Title:	Managing Director

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Bank of America, N.A.,
(Canada Branch)

By:

/s/Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Assistant Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Credit Industriel et Commercial

By:

/s/ Anthony Rock /s/ Brian O’Leary
Name:	Anthony Rock Brian O’Leary
Title:	Vice President Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Farm Credit Bank of Texas

By:

/s/ Luis M. H. Requejo
Name:	Luis M. H. Requejo
Title:	Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Farm Credit West, PCA

By:

/s/ Ben Madonna
Name:	Ben Madonna
Title:	Asst. Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	General Electric Capital Corporation

By:	/s/ Brian P. Schwinn
Name:	Brian Schwinn
Title:	Duly Authorized Signatory

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	GE Canada Finance Holding Company

By:	/s/ Stephen B. Smith
Name:	Stephen B. Smith
Title:	President
GE Canada Finance Holding Company

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Goldman Sachs Credit Partners, L.P.

By:	/s/ William Archer
Name:	William Archer
Title:	Authorized Signatory

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Morgan Stanley Bank

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Vice President
Morgan Stanley Bank

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Morgan Stanley Senior Funding (Nova Scotia)

By:	/s/ Jaap Tonckens
Name:	Jaap Tonckens
Title:	Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Natexis Banques Populaires

By:	/s/ Jordan H. Levy
Name:	Jordan H. Levy
Title:	Assistant Vice President

/s/ Yosmery D. Ortega
Name:	Yosmery D. Ortega
Title:	Associate

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	National City Bank

By:	/s/ Renee M. Bonnell
Name:	Renee M. Bonnell
Title:	Account Officer

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	National City Bank, Canada Branch

By:	/s/ Caroline Stade
Name:	Caroline Stade
Title:	Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	North Folk Business Capital Corporation

By:	/s/ Steve Goetschius
Name:	Steve Goetschius
Title:	Senior Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Societe Generale

By:	/s/ Marc Pouget-Abadie
Name:	Marc Pouget-Abadie
Title:	Director

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Societe Generale (Canada)

By:	/s/ Cynthia Hansen
Name:	Cynthia Hansen
Title:	Director

By:	/s/ Francois Laliberte
Name:	Francois Laliberte
Title:	Managing Director
Deputy Head Corporate Credit Group

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	The Bank of New York

By:	/s/Mark Wrigley
Name:	Mark Wrigley
Title:	Vice President

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	The Bank of Nova Scotia

By:	/s/ V. Gibson
Name:	V. Gibson
Title:	Assistant Agent

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	UBS Loan Finance LLC

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Director
Banking Products Services, US

By:	/s/ Juan Zuniga
Name:	Juan Zuniga
Title:	Associate Director
Banking Products Services, US

Name of Institution:	UBS AG Canada Branch

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Director
Banking Products Services, US

By:	/s/ Juan Zuniga
Name:	Juan Zuniga
Title:	Associate Director
Banking Products Services, US

Signature Page to
The Credit Agreement
Dated as of November 1, 2004, of
Smurfit-Stone Container Enterprises, Inc. and
Smurfit-Stone Container Canada, Inc.

Name of Institution:	Wachovia Bank, National Association

By:	/s/ Jiong Liu
Name:	Jiong Liu
Title:	Vice President

EXHIBIT A

[FORM OF]

Deutsche Bank

Chicago Office
ADMINISTRATIVE QUESTIONNAIRE

SMURFIT-STONE CONTAINER CORPORATION
SMURFIT-STONE CONTAINER ENTERPRISES, INC.
SMURFIT-STONE CONTAINER CANADA INC.
CREDIT AGREEMENT DATED NOVEMBER 1, 2004

Please type or print clearly all requested information and fax as soon as possible to: Linda Stahulak (312) 993-8114. Any questions, please call (312) 993-8109.

DEUTSCHE BANK TRUST CO. AMERICAS		YOUR INSTITUTION INFORMATION

Full Legal Name of Bank:
(for credit agreement purposes)

Name and Title of Person:
(executing the credit agreement)

Address for Execution Copies:
(provide street address for hand deliveries)

CREDIT CONTACT		CREDIT CONTACT

NAME:	Albert Chung
TITLE:	Director
ADDRESS:	233 South Wacker Drive
Suite 8400
Chicago, IL 60606
PHONE:	312-993-8017
FAX:	312-993-8182
E-MAIL ADDRESS:	albert.chung@db.com

OPERATIONS CONTACT		OPERATIONS CONTACT

NAME:	Helaine Griffin-Williams
TITLE:	Deal Administrator
ADDRESS:	90 Hudson Street
1st Floor
Jersey City, NJ 07302
PHONE:	201-593-2172
FAX:	201-593-2308

MOVEMENT OF FUNDS: (ADVANCES)		MOVEMENT OF FUNDS (PRINCIPAL PAYMENTS, INTEREST, FEES)

NAME:	Deutsche Bank Trust Co. Americas
CITY, STATE:	New York, New York
ABA NO:	021-001-033
ACCT. NAME:	Comm. Loan Div.
ACCT. NO.:	99-401-268
ATTN:	Helaine Griffin-Williams
REFERENCE	Smurfit-Stone Container Corp.

FOR WITHHOLDING TAX PURPOSES PLEASE IDENTIFY YOUR BANK/COMPANY’S STATUS:

U.S. CORPORATION	NON-U.S. (FOREIGN) CORPORATION

Please advise Helaine Griffin-Williams if there are any changes to this form after the Closing Date.

Prepared by:	Telephone no.:

EXHIBIT B

[Form of]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of November 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Smurfit-Stone Container Corporation, a Delaware corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware corporation, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), the lenders party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG.  Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement.

This Assignment and Acceptance (this “Assignment”) is dated as of the effective date inserted by the Administrative Agent as set forth below (the “Effective Date”) and is entered into by and between the assignor identified in item 1 below (the “Assignor”) and [the] [each] assignee identified in [item 2] [item 3] below ([the] [each an] “Assignee”)[, it being understood that the rights and obligations of each such Assignee shall be several and not joint].  The Standard Terms and Conditions set forth in Annex I hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

The Assignor hereby irrevocably sells and assigns, without recourse, to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes without recourse from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (but not prior to the recordation of the information contained herein in the Register pursuant to Section 11.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit and Swingline Loans that are outstanding on the Effective Date.  Upon acceptance of this Assignment by the Administrative Agent and recording of the information contained herein in the Register, from and after the Effective Date (i) [the] [each] Assignee shall be a party to and to the extent of the interests assigned by this Assignment, shall have the rights and obligations of a Lender thereunder and under the Loan Documents, and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment, be released from its obligations under the Credit Agreement.

This Assignment is being delivered to the Administrative Agent together with (i) if [the] [an] Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by [the] [such] Assignee, (ii) if [the] [an] Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement, and (iii) a processing and recordation fee of $3,500.

1.	Assignor:

[2.	Assignee:	](1)

[3.	Assigned Interest:(2)

	Facility/Commitment	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans/Deposit Assigned
[Name of Assignee]		$	$

[Name of Assignee]		$	$

(1)                                  Item 2 should list the Assignee if this Form of Assignment of Acceptance is being used for a single Assignee.  In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in bracketed item 3.

(2)                                  Insert this chart if this Form of Assignment and Acceptance is being used for assignment to funds managed by the same or related investment managers.

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[4.                                   Assigned Interest:(3)

Facility/Commitment	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans/ Deposit Assigned
Revolving Credit Commitment	$	$

Revolving (Canadian) Credit Commitment	$	$

Tranche B Loans	$	$

Tranche C Loans	$	$

Deposit Funded Commitment	$	$

(3)           Insert this chart if this Form of Assignment and Acceptance is being used by a Lender for an assignment to a single Assignee.

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Effective Date	, ,200 .

[Payment Instructions:

Attention:
Reference:

Address for Notices:

Relationship Contact:		](4)

The terms set forth in this Assignment are hereby agreed to

[NAME OF ASSIGNOR], as Assignor,		[NAME OF ASSIGNEE](5), as Assignee,

By:		By:
	Name:		Name:
	Title:		Title:

(4)           This information should only be inserted if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.

 (5)          Add additional signature blocks, as needed, if this Form of Assignment and Acceptance is being used by funds managed by the same or related investment managers.

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Acknowledged and Agreed:

[ADMINISTRATIVE AGENT](6)

By:
Name:
Title:

[SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

By:
Name:
Title: ](7)

[SWINGLINE LENDER],

By:
Name:
Title: ](8)

[[REVOLVING [(CANADIAN)] FACILITY FACING AGENT],

[By:
Name:
Title: ](10)

(6)           Insert to the extent required pursuant to Section 11.04(b) of the Credit Agreement.

(7)           Insert to the extent required pursuant to Section 11.04(b) of the Credit Agreement.

(8)           Insert signature blocks for the Swingline Lender and the Revolving Facility Facing Agent in the case of any assignment of a Revolving Credit Commitment, or a signature block for the Revolving (Canadian) Facility Facing Agent in the case of any assignment of a Revolving (Canadian) Credit Commitment.

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[ DEPOSIT ACCOUNT AGENT](9),

[By:
Name:
Title: ](10)

(9)           Insert a signature block for the Deposit Account Agent, in the case of any assignment of a Deposit Funded Commitment.

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Annex I

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that it is the legal and beneficial owner of the Assigned Interest thereby free and clear of any adverse claim; and (b) except as set forth in clause (a) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Credit Agreement or under any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement.

1.2.          Assignee.  [The] [Each] Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received a copy of the Credit Agreement, together with copies of any amendments or consents entered into prior to the date of this Assignment and copies of the most recent financial statements delivered pursuant to Section 6.04 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) will independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.             Payment.  From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment.  THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Execution

SSC CANADA SUBSIDIARY GUARANTEE AGREEMENT

This SSC CANADA SUBSIDIARY GUARANTEE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), dated as of November 1, 2004, is made by 3083527 Nova Scotia Company, a corporation incorporated under the laws of the Province of Nova Scotia (the “Guarantor”), in favour of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, for the benefit of each of the Beneficiaries (as defined below). Unless otherwise defined herein, all capitalized terms used as defined terms herein shall have the meanings ascribed to them in the Credit Agreement (defined below).

RECITALS:

A.                                   Smurfit-Stone Container Corporation, a Delaware corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware Corporation, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), (“SSC Canada” or “Debtor”), the Lenders, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule III of the Bank Act (Canada), as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent, have entered into the Credit Agreement dated as of November 1, 2004, and as from time to time amended, supplemented, restated, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make term and/or revolving loans and the Revolving Facility Facing Agent and the Revolving (Canadian) Facility Facing Agent have agreed to issue letters of credit to Smurfit-Stone Container Enterprises, Inc. and the Debtor as set forth therein.

B.                                     The Guarantor is a Subsidiary of SSC Canada.

C.                                     Pursuant to Section 6.09 of the Credit Agreement, the Guarantor is required to guarantee the Debtor’s obligations under the Credit Agreement and the other Canadian Loan Documents, and the Guarantor is entering into this Guarantee to satisfy such requirement.

D.                                    The Guarantor will derive substantial direct and indirect benefits and advantages from the continued financial accommodations to the Debtor under the Credit Agreement, and it will be to the Guarantor’s direct interest and economic benefit to guarantee the obligations of the Debtor under the Credit Agreement in order to allow the Debtor to continue to procure said financial accommodations from the Beneficiaries. The Guarantor hereby acknowledges the value of such benefits.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

3083527 Nova Scotia Company Guarantee

ARTICLE 1

DEFINITIONS

1.1                               Definitions.

As used in this Guarantee, and unless the context requires a different meaning, the following terms have the meanings indicated below. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

(a)                                  “Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(b)                                 “Beneficiaries” means, at any time the determination thereof is to be made, the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Lender providing any Incremental Loans to the Debtor, the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or affiliate of a Lender which is party to any Cash Management Agreement (as hereinafter defined), the obligations under which constitute Canadian Obligations, the Beneficiaries of each indemnification obligation undertaken by the Guarantor, or a Canadian Subsidiary or a subsidiary of a Canadian Subsidiary under any Canadian Loan Document and any other holder of any Canadian Obligation.

(c)                                  “Canadian Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(d)                                 “Canadian Loan Document” means a Loan Document (as defined in the Credit Agreement) to which the Canadian Loan Parties are party.

(e)                                  “Canadian Loan Parties” means the Debtor, and the Canadian Subsidiaries (as defined in the Credit Agreement) that are Guarantors (as defined in the Credit Agreement).

(f)                                    “Collateral Agent” has the meaning assigned thereto in the recitals to this Guarantee.

(g)                                 “Credit Agreement” has the meaning assigned thereto in the Recitals to this Guarantee.

(h)                                 “Debtor” means SSC Canada together with the successors (by amalgamation, liquidation, winding-up or otherwise) and assigns thereof.

(i)                                     “Guarantor” has the meaning assigned thereto in the introduction to this Guarantee.

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(j)                                     “Guarantee” has the meaning assigned thereto in the introduction of this Guarantee.

(k)                                  “Obligations” means (i) all “Canadian Obligations” (as defined in the Credit Agreement), (ii) the prompt and complete performance when due of the covenants and obligations to be performed by the Canadian Loan Parties under the Canadian Loan Documents and the Swap Agreements and the agreements between any of the Canadian Loan Parties and any Lender or any Affiliate of a Lender in respect of cash management services (collectively, “Cash Management Agreements”) whether such Cash Management Agreement is now in existence or hereafter arising.

(l)                                     “Taxes” has the meaning assigned thereto in Section 8.8 of this Guarantee.

ARTICLE 2
GUARANTEE

2.1                               Guarantee of Obligations.

(a)                                  The Guarantor hereby unconditionally and irrevocably guarantees to each of the Beneficiaries, the due, prompt and complete payment by the Debtor of, and the due, prompt and faithful performance of and compliance with, all of the Obligations, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise; provided, however, that the obligations of the Guarantor under this Article 2 shall be limited to the extent set forth in Article 3 hereof. If the Debtor shall fail duly and punctually to make any such payment in full, the Guarantor hereby agrees duly and punctually to make such payment, subject to the limitations set forth in Article 3 hereof, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise.

(b)                                 The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defence (other than indefeasible payment in full), set-off, counterclaim, cross-claim or recoupment whatsoever (all of which are hereby expressly, absolutely, unconditionally and irrevocably waived by it to the extent permitted by law), whether by reason of any claim of any waiver, release, surrender, alteration or compromise, or by reason of any liability of any Beneficiary at any time owing to the Guarantor, the Debtor, or any Subsidiary of the Debtor, or the obligations of any other Person relating to this Guarantee or the obligations of the Guarantor hereunder. Without limiting the foregoing, the Guarantor’s obligations hereunder shall not be reduced, terminated or otherwise affected by: (i) any insolvency, bankruptcy, reorganization or dissolution, by any proceeding in respect of any thereof, of the Debtor; (ii) the genuineness, validity, regularity or enforceability of any agreement, instrument or document evidencing or securing the Obligations or any other agreement, instrument or document or the extension or renewal thereof, in whole or in part, with or without notice to or

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assent from the Debtor or the Guarantor; (iii) any rescission, compromise, alteration, amendment, modification, extension, renewal, release, change, waiver, consent or other action in respect of any of the terms, provisions, covenants or conditions contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document; (iv) the absence of notice or the absence of or any delay in any action to enforce any obligation or to exercise any right or remedy against the Debtor or the Guarantor, whether under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document, or any indulgence, extension or waiver granted to or compromise with the Debtor or the Guarantor, or any action or proceeding taken or not taken with respect to or by or on behalf of the Debtor or the Guarantor, or the holder of any agreement, instrument or document evidencing or securing the Obligations; (v) any default, failure or delay in performance of any obligation, covenant, duty, representation, warranty or agreement contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document, or arising pursuant to law; (vi) any act or thing or omission to do or delay in doing any act or thing which might in any manner result in any lack of proper authorization or any invalid execution of any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document, (vii) any assumption by any Person of any obligation under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (viii) any event of force majeure; (ix) any release or substitution of any Collateral for the payment of the Obligations or obligations under any other agreement, instrument or document, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor; (x) any other circumstances which might constitute a legal or equitable discharge or defence of a surety or guarantor; (xi) whether a security interest in any Collateral shall have been perfected or shall continue to be perfected, or whether any Collateral shall be impaired in any manner, or whether any steps shall have been taken to enforce rights against the Debtor or the Guarantor or any Collateral; or (xii) any consolidation, amalgamation, merger, or other change in the capital structure of the Debtor or the Guarantor.

The Guarantor hereby: (i) waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, amalgamation or bankruptcy of the Debtor, any right to require a proceeding first against the Debtor or to realize on any Collateral, protest, notice and all demands whatsoever, with respect to the Obligations; (ii) agrees that its obligations hereunder constitute guarantees of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Debtor or upon any other condition or contingency, (iii) acknowledges that this Guarantee and the Guarantor’s obligations under this Guarantee are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defence to this Guarantee and the obligations of the Guarantor under this Guarantee or the obligations of any other Person (including, without

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limitation, the Debtor) relating to this Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Loans and other financial accommodations made to the Debtor; (iv) acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guarantee or with respect to the obligations of the Guarantor hereunder, except as specifically set forth in this Guarantee; (v) acknowledges that any agreement, instrument or document evidencing or securing the Obligations may be transferred, but only in accordance with the terms of the Credit Agreement, and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing or securing the Obligations automatically and without notice to it; and (vi) covenants that this Guarantee will not be discharged except by complete payment and performance of the obligations contained in the agreements, instruments and documents evidencing or securing the Obligations and this Guarantee,

(c)                                  The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Beneficiary to any Obligation is, or must be, rescinded or returned by such Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor, such Obligation shall for the purposes of this Guarantee, to the extent that such payment is or must be rescinded, reclaimed or returned, be deemed to have continued in existence notwithstanding such application, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligation as though such application had not been made.

(d)                                 This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee sets forth the entire agreement and understanding of the Guarantor and the Beneficiaries and is intended by the Guarantor to be the final, complete and exclusive expression of the guarantee agreement between the Guarantor and the Beneficiaries.

ARTICLE 3
LIMITATION

3.1                               Limitations on Extent of Guarantee.

It is understood that while the amount of the Obligations is not limited, if, in any action or proceeding involving any bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guarantee would be held or determined to be void, voidable, ineffective, invalid or unenforceable on account of the amount of the aggregate liability of the Guarantor under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of such liability shall, without any further action of the Guarantor, the Beneficiaries, or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

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ARTICLE 4
SET-OFF

4.1                               Set-off.

Upon any of the Obligations becoming due and payable (whether at the stated maturity, upon demand, by acceleration or otherwise), each Beneficiary is hereby irrevocably authorized at any time and from time to time without prior notice to the Guarantor, any such prior notice being expressly waived to the extent permitted by law by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by such Beneficiary to or for the credit or the account of the Guarantor, or any part thereof, in such amounts as such Beneficiary may elect, against and on account of the obligations and liabilities of the Guarantor to such Beneficiary hereunder and any and all claims of every nature and description of such Beneficiary against the Guarantor, in any currency, whether arising hereunder or otherwise, as such Beneficiary may elect, whether or not such Beneficiary has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. In the event any Beneficiary effects such a set off, appropriation or application, it shall promptly give the Guarantor notice thereof.

ARTICLE 5
SUBROGATION

5.1                               Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder or any set off, appropriation or application of funds or collateral of the Guarantor by a Beneficiary, the Guarantor shall not be entitled to be subrogated to any of the rights of such Beneficiary against the Debtor or any collateral security or guarantee or right of offset held by such Beneficiary for the payment of the Obligations, nor shall the Guarantor seek any reimbursement, exoneration,, contribution or indemnity from the Debtor in respect of payments made by the Guarantor hereunder, in each case, until all Obligations have been indefeasibly paid in full in cash and all Commitments have terminated.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties.

The Guarantor represents and warrants to each of the Beneficiaries that:

(a)                                  the Guarantor is a corporation incorporated under the laws of Nova Scotia, duly organized, validly existing, and in good standing under the laws of the Province of Nova Scotia, and has the corporate power and authority and the legal right to own and use its property, to lease the property it uses as lessee and to conduct the business in which it is currently engaged;

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(b)                                 the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c)                                  this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(d)                                 the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any contractual obligation of the Guarantor or any requirement of law;

(e)                                  no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any shareholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

(f)                                    the execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the constating documents, or resolutions, or shareholder agreements of or pertaining to the Guarantor or of any securities issued by the Guarantor or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Guarantor is a party.

ARTICLE 7
INDEMNITY

7.1                               Indemnity.

(a)                                  The Guarantor agrees to indemnify, reimburse and hold each Beneficiary and their respective successors, assigns, affiliates, directors, officers, employees, legal counsel, agents and servants (hereinafter in this Article 7 referred to individually as “Indemnitee”, and collectively as “Indemnitees”) harmless from any and all losses, liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses of legal counsel (including reasonable fees and expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel) (for the purposes of this Article 7 the foregoing are collectively referred to as “Expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Guarantee or the documents executed in connection herewith or in any other way connected with

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the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof; provided, however, that no Indemnitee shall have the right to be indemnified hereunder for a violation of law or for its own gross negligence or willful misconduct. The Guarantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Guarantor shall assume full responsibility for the defence thereof. If any action, suit or proceeding arising from any of the foregoing is brought against any Beneficiary or any other Indemnitee, the Guarantor will, if requested by any Beneficiary or any other Indemnitee, resist and defend such action, suit or proceeding to cause the same to be resisted and defended by legal counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnitee shall, unless any beneficiary or other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own legal counsel (or (but not as well as) staff counsel) to investigate and control the defence of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the Guarantor but in no event shall the Guarantor be obligated to pay the fees and expenses of more than one counsel. If the Guarantor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Guarantor contained herein shall be breached, the Canadian Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts and give prompt written notice to the Guarantor that it proposes to take such action. Any and all amounts expended by the Canadian Administrative Agent shall be repayable to it by the Guarantor promptly upon the Canadian Administrative Agent’s demand therefor.

(b)                                 Without limiting the application of Section 7.1(a), the Guarantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, reasonable costs, damages and reasonable expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentations by the Guarantor in this Guarantee.

(c)                                  If and to the extent that the obligations of the Guarantor under this Article 7 are unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)                                 The indemnity obligations of the Guarantor contained in this Article 7 and Section 8.8 shall continue in full force and effect notwithstanding the termination of this Guarantee, the discharge of the Guarantor’s other obligations hereunder, the full payment of all of the Obligations and notwithstanding the discharge of any or all of the Obligations.

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ARTICLE 8
MISCELLANEOUS

8.1                               No Waiver.

No failure or delay on the part of any Beneficiary in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Beneficiary at law or in equity or otherwise.

8.2                               Modifications in Writing.

No amendment, modification, supplement, termination, or waiver of or to any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Guarantor and the Required Lenders or, to the extent required by Section 11.08 of the Credit Agreement, with the consent of each of the Lenders, except that this Guarantee shall automatically terminate and be of no further force or effect upon the termination and indefeasible payment in full of all of the Obligations and the termination of the Loan Documents and the Commitments of the Lenders thereunder. Any amendment, modification or supplement of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any departure by the Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee, no notice to or demand on the Guarantor hereunder in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

8.3                               Notices, etc.

Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(a)

if to the Guarantor, at:
c/o Smurfit-Stone Container Canada Inc.
630 René Lévesque Blvd. West, Suite 3000
Montréal, Quebec H3B 3G7

with a copy to:

Smurfit-Stone Container Corporation
8182 Maryland Avenue
St. Louis, MO 63105

Attention: Treasurer

Tel.: (314) 746-1255
Telecopier: (314) 746-1281

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and to: Winston & Strawn 35 West Wacker Drive Chicago, IL 60601 Attention: Brian S. Hail, Esq. Tel.: (312) 558-5600 Telecopier: (312) 558-5700
(b)	If to the Collateral Agent: Deutsche Bank Trust Company Americas 90 Hudson Street, 5th Floor Jersey City, NJ 07302 Attention: Helaine Griffin-Williams Telecopier: (201) 593-2308 with a copy to:
(c)	If to the Canadian Administrative Agent: Deutsche Bank AG 222 Bay Street, Suite 1100 Toronto, Ontario Canada, M5K lE7 Attention: Karyn Curran Tel.: (416) 682-8005 Telecopier: (416) 682-8444
(d)	If to any Lender, at its address set forth in the Credit Agreement.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.3.

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8.4                               Binding Effect Assignment.

This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Beneficiaries and their respective successors and assigns; provided, however, that the Guarantor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

8.5                               Costs and Expenses.

The Guarantor agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, reproduction, execution and delivery of this Guarantee, any amendment or modifications of(or supplements to) this Guarantee and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Canadian Administrative Agent and the Collateral Agent, and any local counsel retained by the Canadian Administrative Agent or the Collateral Agent or relative hereto or thereto or (but not as well as) the reasonable allocated costs of staff counsel, as well as the reasonable fees and out-of-pocket expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel, independent public or chartered accountants and other outside experts retained by the Canadian Administrative Agent or the Collateral Agent in connection with the administration of this Guarantee, and all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, incurred by the Canadian Administrative Agent or the Collateral Agent or any other Beneficiary in connection with the enforcement of this Guarantee or any other agreement, instrument or document furnished pursuant hereto or in connection herewith.

8.6                               Consent to Jurisdiction.

The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Nova Scotia court in any action or proceeding arising out of or relating to this Guarantee or the other Loan Documents to which the Guarantor is party, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such Nova Scotia court and the Guarantor irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. To the extent permitted by applicable law, as a method of service, the Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of Nova Scotia by the delivery of copies of such process to the Guarantor at its address specified in Section 8.3(a) hereof or by certified or registered mail directed to such address.

8.7                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of Nova Scotia and the federal laws of Canada applicable therein.

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8.8                               Taxes.

All payments by the Guarantor under this Guarantee shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding, goods and services, sales, harmonized sales taxes or otherwise), levies, imposts, deductions, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, and all liabilities with respect thereto, other than any branch profits tax or tax imposed on or measured by the net income of a Beneficiary pursuant to the income tax laws of Canada (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively the “Taxes”) or “Other Taxes” (as defined in the Credit Agreement) shall not be less than the amounts otherwise specified to be paid under this Guarantee. If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Beneficiary, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions such Beneficiary shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. The Guarantor will indemnify each Beneficiary for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 8.8) paid by such Beneficiary, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Beneficiary makes written demand therefor (which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes or Other Taxes, unless such Beneficiary determines, in its sole discretion, that such portion of any such assessment is confidential). A certificate as to any additional amount payable to a Beneficiary under this Section submitted to the Guarantor by such Beneficiary shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes or Other Taxes, the Guarantor shall promptly furnish to each Beneficiary such certificates, receipts and other documents evidencing payment thereof or as otherwise may be reasonably required (in the judgment of such Beneficiary) to establish any tax credit to which such Beneficiary may be entitled.

8.9                               Payments.

All payments (including prepayments) to be made by the Guarantor on account of the Obligations shall be made to the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) in the currency in which such Obligations are denominated and in immediately available funds. All payments (including prepayments) received by the Canadian Administrative Agent or the Collateral Agent (as. set forth in the Credit Agreement) on account of the Obligations shall be deemed made, and shall be distributed by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) to the

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applicable Lenders, ratably according to the amount of principal and interest due and owing to such Lenders under the Credit Agreement at the time such payment is received.

8.10                        Currency Conversion.

Without in any way limiting the effect or application of the Credit Agreement, the Guarantor acknowledges and agrees that Section 11.18 of the Credit Agreement shall apply to any judgment currency conversion required hereunder or under any other Loan Document to which the Guarantor is a party.

8.11                        Severability of Provisions.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12                        Headings.

The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

[signature page follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

3083527 NOVA SCOTIA COMPANY, as
Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:
Name:
Title:

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Execution

SSC CANADA SUBSIDIARY GUARANTEE AGREEMENT

This SSC CANADA SUBSIDIARY GUARANTEE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), dated as of November 1, 2004, is made by MBI Limited/Limitée, a corporation incorporated under the laws of the Province of New Brunswick (the “Guarantor”), in favour of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, for the benefit of each of the Beneficiaries (as defined below). Unless otherwise defined herein, all capitalized terms used as defined terms herein shall have the meanings ascribed to them in the Credit Agreement (defined below).

RECITALS:

A.

Smurfit-Stone Container Corporation, a Delaware corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware Corporation, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), (“SSC Canada” or “Debtor”), the Lenders, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule III of the Bank Act (Canada), as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent, have entered into the Credit Agreement dated as of November 1, 2004, and as from time to time amended, supplemented, restated, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make term and/or revolving loans and the Revolving Facility Facing Agent and the Revolving (Canadian) Facility Facing Agent have agreed to issue letters of credit to Smurfit-Stone Container Enterprises, Inc. and the Debtor as set forth therein.

B.	The Guarantor is a Subsidiary of SSC Canada.

C.

Pursuant to Section 6.09 of the Credit Agreement, the Guarantor is required to guarantee the Debtor’s obligations under the Credit Agreement and the other Canadian Loan Documents, and the Guarantor is entering into this Guarantee to satisfy such requirement.

D.

The Guarantor will derive substantial direct and indirect benefits and advantages from the continued financial accommodations to the Debtor under the Credit Agreement, and it will be to the Guarantor’s direct interest and economic benefit to guarantee the obligations of the Debtor under the Credit Agreement in order to allow the Debtor to continue to procure said financial accommodations from the Beneficiaries. The Guarantor hereby acknowledges the value of such benefits.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

MBI Limited Guarantee

ARTICLE 1
DEFINITIONS

1.1                               Definitions.

As used in this Guarantee, and unless the context requires a different meaning, the following terms have the meanings indicated below. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

(a)                                  “Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(b)                                 “Beneficiaries” means, at any time the determination thereof is to be made, the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Lender providing any Incremental Loans to the Debtor; the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or affiliate of a Lender which is party to any Cash Management Agreement (as hereinafter defined), the obligations under which constitute Canadian Obligations, the Beneficiaries of each indemnification obligation undertaken by the Guarantor, or a Canadian Subsidiary or a subsidiary of a Canadian Subsidiary under any Canadian Loan Document and any other holder of any Canadian Obligation.

(c)                                  “Canadian Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(d)                                 “Canadian Loan Document” means a Loan Document (as defined in the Credit Agreement) to which the Canadian Loan Parties are party.

(e)                                  “Canadian Loan Parties” means the Debtor, and the Canadian Subsidiaries (as defined in the Credit Agreement) that are Guarantors (as defined in the Credit Agreement).

(f)                                    “Collateral Agent” has the meaning assigned thereto in the recitals to this Guarantee.

(g)                                 “Credit Agreement” has the meaning assigned thereto in the Recitals to this Guarantee.

(h)                                 “Debtor” means SSC Canada together with the successors (by amalgamation, liquidation, winding-up or otherwise) and assigns thereof.

(i)                                     “Guarantor” has the meaning assigned thereto in the introduction to this Guarantee.

(j)                                     “Guarantee” has the meaning assigned thereto in the introduction of this Guarantee.

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(k)                                  “Obligations” means (i) all “Canadian Obligations” (as defined in the Credit Agreement), (ii) the prompt and complete performance when due of the covenants and obligations to be performed by the Canadian Loan Parties under the Canadian Loan Documents and the Swap Agreements and the agreements between any of the Canadian Loan Parties and any Lender or any Affiliate of a Lender in respect of cash management services (collectively, “Cash Management Agreements”) whether such Cash Management Agreement is now in existence or hereafter arising.

(l)                                     “Taxes” has the meaning assigned thereto in Section 8.8 of this Guarantee.

ARTICLE 2
GUARANTEE

2.1                               Guarantee of Obligations.

(a)                                  The Guarantor hereby unconditionally and irrevocably guarantees to each of the Beneficiaries, the due, prompt and complete payment by the Debtor of, and the due, prompt and faithful performance of and compliance with, all of the Obligations, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise; provided, however, that the obligations of the Guarantor under this Article 2 shall be limited to the extent set forth in Article 3 hereof. If the Debtor shall fail duly and punctually to make any such payment in full, the Guarantor hereby agrees duly and punctually to make such payment, subject to the limitations set forth in Article 3 hereof, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise.

(b)                                 The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defence (other than indefeasible payment in full), set-off, counterclaim, cross-claim or recoupment whatsoever (all of which are hereby expressly, absolutely, unconditionally and irrevocably waived by it to the extent permitted bylaw), whether by reason of any claim of any waiver, release, surrender, alteration or compromise, or by reason of any liability of any Beneficiary at any time owing to the Guarantor, the Debtor, or any Subsidiary of the Debtor, or the obligations of any other Person relating to this Guarantee or the obligations of the Guarantor hereunder. Without limiting the foregoing, the Guarantor’s obligations hereunder shall not be reduced, terminated or otherwise affected by: (i) any insolvency, bankruptcy, reorganization or dissolution, by any proceeding in respect of any thereof, of the Debtor; (ii) the genuineness, validity, regularity or enforceability of any agreement, instrument or document evidencing or securing the Obligations or any other agreement, instrument or document or the extension or renewal thereof, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor; (iii) any rescission, compromise, alteration, amendment, modification, extension, renewal, release, change, waiver, consent or other action in respect of any of the terms, provisions, covenants or

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conditions contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document; (iv) the absence of notice or the absence of or any delay in any action to enforce any obligation or to exercise any right or remedy against the Debtor or the Guarantor, whether under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document, or any indulgence, extension or waiver granted to or compromise with the Debtor or the Guarantor, or any action or proceeding taken or not taken with respect to or by or on behalf of the Debtor or the Guarantor, or the holder of any agreement, instrument or document evidencing or securing the Obligations; (v) any default, failure or delay in performance of any obligation, covenant, duty, representation, warranty or agreement contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document, or arising pursuant to law; (vi) any act or thing or omission to do or delay in doing any act or thing which might in any manner result in any lack of proper authorization or any invalid execution of any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (vii) any assumption by any Person of any obligation under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (viii) any event of force majeure; (ix) any release or substitution of any Collateral for the payment of the Obligations or obligations under any other agreement, instrument or document, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor, (x) any other circumstances which might constitute a legal or equitable discharge or defence of a surety or guarantor; (xi) whether a security interest in any Collateral shall have been perfected or shall continue to be perfected, or whether any Collateral shall be impaired in any manner, or whether any steps shall have been taken to enforce rights against the Debtor or the Guarantor or any Collateral; or (xii) any consolidation, amalgamation, merger, or other change in the capital structure of the Debtor or the Guarantor.

The Guarantor hereby: (i) waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, amalgamation or bankruptcy of the Debtor, any right to require a proceeding first against the Debtor or to realize on any Collateral, protest, notice and all demands whatsoever, with respect to the Obligations; (ii) agrees that its obligations hereunder constitute guarantees of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Debtor or upon any other condition or contingency; (iii) acknowledges that this Guarantee and the Guarantor’s obligations under this Guarantee are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defence to this Guarantee and the obligations of the Guarantor under this Guarantee or the obligations of any other Person (including, without limitation, the Debtor) relating to this Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Loans and other financial accommodations made to the Debtor,; (iv) acknowledges that no oral or other agreements, understandings, representations or warranties

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exist with respect to this Guarantee or with respect to the obligations of the Guarantor hereunder, except as specifically set forth in this Guarantee; (v) acknowledges that any agreement, instrument or document evidencing or securing the Obligations may be transferred, but only in accordance with the terms of the Credit Agreement, and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing or securing the Obligations automatically and without notice to it; and (vi) covenants that this Guarantee will not be discharged except by complete payment and performance of the obligations contained in the agreements, instruments and documents evidencing or securing the Obligations and this Guarantee.

(c)                                  The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Beneficiary to any Obligation is, or must be, rescinded or returned by such Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor, such Obligation shall for the purposes of this Guarantee, to the extent that such payment is or must be rescinded, reclaimed or returned, be deemed to have continued in existence notwithstanding such application, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligation as though such application had not been made.

(d)                                 This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee sets forth the entire agreement and understanding of the Guarantor and the Beneficiaries and is intended by the Guarantor to be the final, complete and exclusive expression of the guarantee agreement between the Guarantor and the Beneficiaries.

ARTICLE 3
LIMITATION

3.1                               Limitations on Extent of Guarantee.

It is understood that while the amount of the Obligations is not limited, if, in any action or proceeding involving any bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guarantee would be held or determined to be void, voidable, ineffective, invalid or unenforceable on account of the amount of the aggregate liability of the Guarantor under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of such liability shall, without any further action of the Guarantor, the Beneficiaries, or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

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ARTICLE 4
SET-OFF

4.1                               Set-off.

Upon any of the Obligations becoming due and payable (whether at the stated maturity, upon demand, by acceleration or otherwise), each Beneficiary is hereby irrevocably authorized at any time and from time to time without prior notice to the Guarantor, any such prior notice being expressly waived to the extent permitted by law by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by such Beneficiary to or for the credit or the account of the Guarantor, or any part thereof, in such amounts as such Beneficiary may elect, against and on account of the obligations and liabilities of the Guarantor to such Beneficiary hereunder and any and all claims of every nature and description of such Beneficiary against the Guarantor, in any currency, whether arising hereunder or otherwise, as such Beneficiary may elect, whether or not such Beneficiary has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. In the event any Beneficiary effects such a set off, appropriation or application, it shall promptly give the Guarantor notice thereof.

ARTICLE 5
SUBROGATION

5.1                               Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder or any set off, appropriation or application of funds or collateral of the Guarantor by a Beneficiary, the Guarantor shall not be entitled to be subrogated to any of the rights of such Beneficiary against the Debtor or any collateral security or guarantee or right of offset held by such Beneficiary for the payment of the Obligations, nor shall the Guarantor seek any reimbursement, exoneration, contribution or indemnity from the Debtor in respect of payments made by the Guarantor hereunder, in each case, until all Obligations have been indefeasibly paid in full in cash and all Commitments have terminated.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties.

The Guarantor represents and warrants to each of the Beneficiaries that:

(a)                                  the Guarantor is a corporation incorporated under the laws of New Brunswick, duly organized, validly existing, and in good standing under the laws of the Province of New Brunswick and has the corporate power and authority and the legal right to own and use its property, to lease the property it uses as lessee and to conduct the business in which it is currently engaged;

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(b)                                 the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c)                                  this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(d)                                 the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any contractual obligation of the Guarantor or any requirement of law;

(e)                                  no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any shareholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

(f)                                    the execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the constating documents, or resolutions, or shareholder agreements of or pertaining to the Guarantor or of any securities issued by the Guarantor or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Guarantor is a party.

ARTICLE 7
INDEMNITY

7.1                               Indemnity.

(a)                                  The Guarantor agrees to indemnify, reimburse and hold each Beneficiary and their respective successors, assigns, affiliates, directors, officers, employees, legal counsel, agents and servants (hereinafter in this Article 7 referred to individually as “Indemnitee”, and collectively as “Indemnitees”) harmless from any and all losses, liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses of legal counsel (including reasonable fees and expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel) (for the purposes of this Article 7 the foregoing are collectively referred to as “Expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Guarantee or the documents executed in connection herewith or in any other way connected with

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the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof; provided, however, that no Indemnitee shall have the right to be indemnified hereunder for a violation of law or for its own gross negligence or willful misconduct. The Guarantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Guarantor shall assume full responsibility for the defence thereof. If any action, suit or proceeding arising from any of the foregoing is brought against any Beneficiary or any other Indemnitee, the Guarantor will, if requested by any Beneficiary or any other Indemnitee, resist and defend such action, suit or proceeding to cause the same to be resisted and defended by legal counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnitee shall, unless any beneficiary or other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own legal counsel (or (but not as well as) staff counsel) to investigate and control the defence of any matter covered by such indemnity arid the reasonable fees and expenses of such counsel shall be at the expense of the Guarantor but in no event shall the Guarantor be obligated to pay the fees and expenses of more than one counsel. If the Guarantor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Guarantor contained herein shall be breached, the Canadian Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts and give prompt written notice to the Guarantor that it proposes to take such action. Any and all amounts expended by the Canadian Administrative Agent shall be repayable to it by the Guarantor promptly upon the Canadian Administrative Agent’s demand therefor.

(b)                                 Without limiting the application of Section 7.1(a), the Guarantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, reasonable costs, damages and reasonable expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentations by the Guarantor in this Guarantee.

(c)                                  If and to the extent that the obligations of the Guarantor under this Article 7 are unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)                                 The indemnity obligations of the Guarantor contained in this Article 7 and Section 8.8 shall continue in full force and effect notwithstanding the termination of this Guarantee, the discharge of the Guarantor’s other obligations hereunder, the full payment of all of the Obligations and notwithstanding the discharge of any or all of the Obligations.

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ARTICLE 8
MISCELLANEOUS

8.1                               No Waiver.

No failure or delay on the part of any Beneficiary in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Beneficiary at law or in equity or otherwise.

8.2                               Modifications In Writing.

No amendment, modification, supplement, termination, or waiver of or to any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing arid signed by or on behalf of the Guarantor and the Required Lenders or, to the extent required by Section 11.08 of the Credit Agreement, with the consent of each of the Lenders, except that this Guarantee shall automatically terminate and be of no further force or effect upon the termination and indefeasible payment in full of all of the Obligations and the termination of the Loan Documents and the Commitments of the Lenders thereunder. Any amendment, modification or supplement of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any departure by the Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee, no notice to or demand on the Guarantor hereunder in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

8.3                               Notices, etc.

Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(a)	if to the Guarantor, at:

c/o Smurfit-Stone Container Canada Inc.
630 René Lévesque Blvd. West, Suite 3000
Montréal, Quebec H3B 3G7

with a copy to:

Smurfit-Stone Container Corporation
8182 Maryland Avenue
St. Louis, MO 63105

Attention: Treasurer

Tel.: (314) 746-1255
Telecopier: (314) 746-1281

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and to:

Winston & Strawn
35 West Wacker Drive
Chicago, IL 60601

Attention: Brian S. Hart, Esq.

Tel.: (312) 558-5600
Telecopier: (312) 558-5700

(b)	If to the Collateral Agent:

Deutsche Bank Trust Company Americas
90 Hudson Street, 5th Floor
Jersey City, NJ 07302

Attention: Helaine Griffin-Williams

Telecopier: (201) 593-2308

with a copy to:

(c)	If to the Canadian Administrative Agent:

Deutsche Bank AG
222 Bay Street, Suite 1100
Toronto, Ontario
Canada, M5K 1E7

Attention: Karyn Curran
Tel.: (416) 682-8005
Telecopier: (416) 682-8444

(d)	If to any Lender, at its address set forth in the Credit Agreement.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto, All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.3.

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8.4                               Binding Effect; Assignment.

This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Beneficiaries and their respective successors and assigns; provided, however, that the Guarantor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

8.5                               Costs and Expenses.

The Guarantor agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, reproduction, execution and delivery of this Guarantee, any amendment or modifications of(or supplements to) this Guarantee and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Canadian Administrative Agent and the Collateral Agent, and any local counsel retained by the Canadian Administrative Agent or the Collateral Agent or relative hereto or thereto or (but not as well as) the reasonable allocated costs of staff counsel, as well as the reasonable fees and out-of-pocket expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel, independent public or chartered accountants and other outside experts retained by the Canadian Administrative Agent or the Collateral Agent in connection with the administration of this Guarantee, and all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, incurred by the Canadian Administrative Agent or the Collateral Agent or any other Beneficiary in connection with the enforcement of this Guarantee or any other agreement, instrument or document furnished pursuant hereto or in connection herewith.

8.6                               Consent to Jurisdiction.

The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New Brunswick court in any action or proceeding arising out of or relating to this Guarantee or the other Loan Documents to which the Guarantor is party, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such New Brunswick court and the Guarantor irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. To the extent permitted by applicable law, as a method of service. the Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of New Brunswick by the delivery of copies of such process to the Guarantor at its address specified in Section 8.3(a) hereof or by certified or registered mail directed to such address.

8.7                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of New Brunswick and the federal laws of Canada applicable therein.

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8.8                               Taxes.

All payments by the Guarantor under this Guarantee shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding, goods arid services, sales, harmonized sales taxes or otherwise), levies. imposts, deductions, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, and all liabilities with respect thereto, other than any branch profits tax or tax imposed on or measured by the net income of a Beneficiary pursuant to the income tax laws of Canada (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively the “Taxes”) or “Other Taxes” (as defined in the Credit Agreement)) shall not be less than the amounts otherwise specified to be paid under this Guarantee. If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Beneficiary, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions such Beneficiary shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. The Guarantor will indemnify each Beneficiary for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 8.8) paid by such Beneficiary, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Beneficiary makes written demand therefor (which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes or Other Taxes, unless such Beneficiary determines, in its sole discretion, that such portion of any such assessment is confidential). A certificate as to any additional amount payable to a Beneficiary under this Section submitted to the Guarantor by such Beneficiary shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes or Other Taxes, the Guarantor shall promptly furnish to each Beneficiary such certificates, receipts and other documents evidencing payment thereof or as otherwise may be reasonably required (in the judgment of such Beneficiary) to establish any tax credit to which such Beneficiary may be entitled.

8.9                               Payments.

All payments (including prepayments) to be made by the Guarantor on account of the Obligations shall be made to the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) in the currency in which such Obligations are denominated and in immediately available funds. All payments (including prepayments) received by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) on account of the Obligations shall be deemed made, and shall be distributed by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) to the

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applicable Lenders, ratably according to the amount of principal and interest due and owing to such Lenders under the Credit Agreement at the time such payment is received.

8.10                        Currency Conversion.

Without in any way limiting the effect or application of the Credit Agreement, the Guarantor acknowledges and agrees that Section 11.18 of the Credit Agreement shall apply to any judgment currency conversion required hereunder or under any other Loan Document to which the Guarantor is a party.

8.11                        Severability of Provisions.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12                        Headings.

The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

(signature page follows)

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duty executed and delivered by its proper and duly authorized officer as of the date first written above.

MBI LIMITED/LIMITÉE, as Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:
Name:
Title:

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Execution

SSC CANADA SUBSIDIARY GUARANTEE AGREEMENT

This SSC CANADA SUBSIDIARY GUARANTEE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), dated as of November 1, 2004, is made by MBI Limited/Limitée, in its capacity as general partner of Smurfit-MBI, a corporation incorporated under the laws of the Province of New Brunswick (the “Guarantor”), in favour of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, for the benefit of each of the Beneficiaries (as defined below). Unless otherwise defined herein, all capitalized terms used as defined terms herein shall have the meanings ascribed to them in the Credit Agreement (defined below).

RECITALS:

A.                                   Smurfit-Stone Container Corporation, a Delaware corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware Corporation, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), (“SSC Canada” or “Debtor”), the Lenders, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule III of the Bank Act (Canada), as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent, have entered into the Credit Agreement dated as of November 1, 2004, and as from time to time amended, supplemented, restated, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make term and/or revolving loans and the Revolving Facility Facing Agent and the Revolving (Canadian) Facility Facing Agent have agreed to issue letters of credit to Smurfit-Stone Container Enterprises, Inc. and the Debtor as set forth therein.

B.                                     The Guarantor is a Subsidiary of SSC Canada.

C.                                     Pursuant to Section 6.09 of the Credit Agreement, the Guarantor is required to guarantee the Debtor’s obligations under the Credit Agreement and the other Canadian Loan Documents, and the Guarantor is entering into this Guarantee to satisfy such requirement.

D.                                    The Guarantor will derive substantial direct and indirect benefits and advantages from the continued financial accommodations to the Debtor under the Credit Agreement, and it will be to the Guarantor’s direct interest and economic benefit to guarantee the obligations of the Debtor under the Credit Agreement in order to allow the Debtor to continue to procure said financial accommodations from the Beneficiaries. The Guarantor hereby acknowledges the value of such benefits.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

Smurfit-MBI Guarantee

ARTICLE 1
DEFINITIONS

1.1                               Definitions:

As used in this Guarantee, and unless the context requires a different meaning, the following terms have the meanings indicated below. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

(a)                                  “Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(b)                                 “Beneficiaries” means, at any time the determination thereof is to be made, the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Lender providing any Incremental Loans to the Debtor, the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or affiliate of a Lender which is party to any Cash Management Agreement (as hereinafter defined), the obligations under which constitute Canadian Obligations, the Beneficiaries of each indemnification obligation undertaken by the Guarantor, or a Canadian Subsidiary or a subsidiary of a Canadian Subsidiary under any Canadian Loan Document and any other holder of any Canadian Obligation.

(c)                                  “Canadian Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(d)                                 “Canadian Loan Document” means a Loan Document (as defined in the Credit Agreement) to which the Canadian Loan Parties are party.

(e)                                  “Canadian Loan Parties” means the Debtor, and the Canadian Subsidiaries (as defined in the Credit Agreement) that are Guarantors (as defined in the Credit Agreement).

(f)                                    “Collateral Agent” has the meaning assigned thereto in the recitals to this Guarantee.

(g)                                 “Credit Agreement” has the meaning assigned thereto in the Recitals to this Guarantee.

(h)                                 “Debtor” means SSC Canada together with the successors (by amalgamation, liquidation, winding-up or otherwise) and assigns thereof.

(i)                                     “Guarantor” has the meaning assigned thereto in the introduction to this Guarantee.

(j)                                     “Guarantee” has the meaning assigned thereto in the introduction of this Guarantee.

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(k)                                  “Obligations” means (i) all “Canadian Obligations” (as defined in the Credit Agreement), (ii) the prompt and complete performance when due of the covenants and obligations to be performed by the Canadian Loan Parties under the Canadian Loan Documents and the Swap Agreements and the agreements between any of the Canadian Loan Parties and any Lender or any Affiliate of a Lender in respect of cash management services (collectively, “Cash Management Agreements”) whether such Cash Management Agreement is now in existence or hereafter arising.

(l)                                     “Taxes” has the meaning assigned thereto in Section 8.8 of this Guarantee.

ARTICLE 2
GUARANTEE

2.1                               Guarantee of Obligations.

(a)                                  The Guarantor hereby unconditionally and irrevocably guarantees to each of the Beneficiaries, the due, prompt and complete payment by the Debtor of, and the due, prompt and faithful performance of and compliance with, all of the Obligations, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise; provided, however, that the obligations of the Guarantor under this Article 2 shall be limited to the extent set forth in Article 2 hereof. If the Debtor shall fail duly and punctually to make any such payment in full, the Guarantor hereby agrees duly and punctually to make such payment, subject to the limitations set forth in Article 3 hereof, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise.

(b)                                 The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defence (other than indefeasible payment in full), set-off, counterclaim, cross-claim or recoupment whatsoever (all of which are hereby expressly, absolutely, unconditionally and irrevocably waived by it to the extent permitted by law), whether by reason of any claim of any waiver, release, surrender, alteration or compromise, or by reason of any liability of any Beneficiary at any time owing to the Guarantor, the Debtor, or any Subsidiary of the Debtor, or the obligations of any other Person relating to this Guarantee or the obligations of the Guarantor hereunder. Without limiting the foregoing, the Guarantor’s obligations hereunder shall not be reduced, terminated or otherwise affected by: (i) any insolvency, bankruptcy, reorganization or dissolution, by any proceeding in respect of any thereof, of the Debtor; (ii) the genuineness, validity, regularity or enforceability of any agreement, instrument or document evidencing or securing the Obligations or any other agreement, instrument or document or the extension or renewal thereof, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor; (iii) any rescission, compromise, alteration, amendment, modification, extension, renewal, release, change, waiver, consent or other action in respect of any of the terms, provisions, covenants or

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conditions contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document; (iv) the absence of notice or the absence of or any delay in any action to enforce any obligation or to exercise any right or remedy against the Debtor or the Guarantor, whether under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document, or any indulgence, extension or waiver granted to or compromise with the Debtor or the Guarantor, or any action or proceeding taken or not taken with respect to or by or on behalf of the Debtor or the Guarantor, or the holder of any agreement, instrument or document evidencing or securing the Obligations; (v) any default, failure or delay in performance of any obligation, covenant, duty, representation, warranty or agreement contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document, or arising pursuant to law; (vi) any act or thing or omission to do or delay in doing any act or thing which might in any manner result in any lack of proper authorization or any invalid execution of any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (vii) any assumption by any Person of any obligation under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (viii) any event of force majeure; (ix) any release or substitution of any Collateral for the payment of the Obligations or obligations under any other agreement, instrument or document, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor; (x) any other circumstances which might constitute a legal or equitable discharge or defence of a surety or guarantor; (xi) whether a security interest in any Collateral shall have been perfected or shall continue to be perfected, or whether any Collateral shall be impaired in any manner, or whether any steps shall have been taken to enforce rights against the Debtor or the Guarantor or any Collateral; or (xii) any consolidation, amalgamation, merger, or other change in the capital structure of the Debtor or the Guarantor.

The Guarantor hereby: (i) waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, amalgamation or bankruptcy of the Debtor, any right to require a proceeding first against the Debtor or to realize on any Collateral, protest, notice and all demands whatsoever, with respect to the Obligations; (ii) agrees that its obligations hereunder constitute guarantees of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Debtor or upon any other condition or contingency, (iii) acknowledges that this Guarantee and the Guarantor’s obligations under this Guarantee are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defence to this Guarantee and the obligations of the Guarantor under this Guarantee or the obligations of any other Person (including, without limitation, the Debtor) relating to this Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Loans and other financial accommodations made to the Debtor; (iv) acknowledges that no oral or other agreements, understandings, representations or warranties

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exist with respect to this Guarantee or with respect to the obligations of the Guarantor hereunder, except as specifically set forth in this Guarantee; (v) acknowledges that any agreement, instrument or document evidencing or securing the Obligations may be transferred, but only in accordance with the terms of the Credit Agreement, and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing or securing the Obligations automatically and without notice to it; and (vi) covenants that this Guarantee will not be discharged except by complete payment and performance of the obligations contained in the agreements, instruments and documents evidencing or securing the Obligations and this Guarantee.

(c)                                  The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Beneficiary to any Obligation is, or must be, rescinded or returned by such Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor, such Obligation shall for the purposes of this Guarantee, to the extent that such payment is or must be rescinded, reclaimed or returned, be deemed to have continued in existence notwithstanding such application, and this Guarantee shall continue to be effective or be reinstated, as the case maybe, as to such Obligation as though such application had not been made.

(d)                                 This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee sets forth the entire agreement and understanding of the Guarantor and the Beneficiaries and is intended by the Guarantor to be the final, complete and exclusive expression of the guarantee agreement between the Guarantor and the Beneficiaries.

ARTICLE 3
LIMITATION

3.1                               Limitations on Extent of Guarantee.

It is understood that while the amount of the Obligations is not limited, if, in any action or proceeding involving any bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guarantee would be held or determined to be void, voidable, ineffective, invalid or unenforceable on account of the amount of the aggregate liability of the Guarantor under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of such liability shall, without any further action of the Guarantor, the Beneficiaries, or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

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ARTICLE 4
SET-OFF

4.1                               Set-off.

Upon any of the Obligations becoming due and payable (whether at the stated maturity, upon demand, by acceleration or otherwise), each Beneficiary is hereby irrevocably authorized at any time and from time to time without prior notice to the Guarantor, any such prior notice being expressly waived to the extent permitted by law by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by such Beneficiary to or for the credit or the account of the Guarantor, or any part thereof, in such amounts as such Beneficiary may elect, against and on account of the obligations and liabilities of the Guarantor to such Beneficiary hereunder and any and all claims of every nature and description of such Beneficiary against the Guarantor, in any currency, whether arising hereunder or otherwise, as such Beneficiary may elect, whether or not such Beneficiary has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. In the event any Beneficiary effects such a set off, appropriation or application, it shall promptly give the Guarantor notice thereof.

ARTICLE 5
SUBROGATION

5.1                               Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder or any set off, appropriation or application of funds or collateral of the Guarantor by a Beneficiary, the Guarantor shall not be entitled to be subrogated to any of the rights of such Beneficiary against the Debtor or any collateral security or guarantee or right of offset held by such Beneficiary for the payment of the Obligations, nor shall the Guarantor seek any reimbursement, exoneration, contribution or indemnity from the Debtor in respect of payments made by the Guarantor hereunder, in each case, until all Obligations have been indefeasibly paid in full in cash and all Commitments have terminated.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES.

6.1                               Representations and Warranties.

The Guarantor represents and warrants to each of the Beneficiaries that:

(a)                                  the Guarantor is a corporation incorporated under the laws of New Brunswick, duly organized, validly existing, and in good standing under the laws of the Province of New Brunswick, and has the corporate power and authority and the legal right to own and use its property, to lease the property it uses as lessee and to conduct the business in which it is currently engaged;

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(b)                                 the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c)                                  this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(d)                                 the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any contractual obligation of the Guarantor or any requirement of law;

(e)                                  no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any shareholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

(f)                                    the execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the constating documents, or resolutions, or shareholder agreements of or pertaining to the Guarantor or of any securities issued by the Guarantor or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Guarantor is a party.

ARTICLE 7
INDEMNITY

7.1                                 Indemnity.

(a)                                  The Guarantor agrees to indemnify, reimburse and hold each Beneficiary and their respective successors, assigns, affiliates, directors, officers, employees, legal counsel, agents and servants (hereinafter in this Article 7 referred to individually as “Indemnitee”, and collectively as “Indemnitees”) harmless from any and all losses, liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses of legal counsel (including reasonable fees and expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel) (for the purposes of this Article 7 the foregoing are collectively referred to as “Expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Guarantee or the documents executed in connection herewith or in any other way connected with

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the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof; provided, however, that no Indemnitee shall have the right to be indemnified hereunder for a violation of law or for its own gross negligence or willful misconduct The Guarantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Guarantor shall assume full responsibility for the defence thereof. If any action, suit or proceeding arising from any of the foregoing is brought against any Beneficiary or any other Indemnitee, the Guarantor will, if requested by any Beneficiary or any other Indemnitee, resist and defend such action, suit or proceeding to cause the same to be resisted and defended by legal counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnitee shall, unless any beneficiary or other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own legal counsel (or (but not as well as) staff counsel) to investigate and control the defence of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the Guarantor but in no event shall the Guarantor be obligated to pay the fees and expenses of more than one counsel. If the Guarantor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Guarantor contained herein shall be breached, the Canadian Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts and give prompt written notice to the Guarantor that it proposes to take such action. Any and all amounts expended by the Canadian Administrative Agent shall be repayable to it by the Guarantor promptly upon the Canadian Administrative Agent’s demand therefor.

(b)                                 Without limiting the application of Section 7.1(a), the Guarantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, reasonable costs, damages and reasonable expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentations by the Guarantor in this Guarantee.

(c)                                  If and to the extent that the obligations of the Guarantor under this Article 7 are unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)                                 The indemnity obligations of the Guarantor contained in this Article 7 and Section 8.8 shall continue in full force and effect notwithstanding the termination of this Guarantee, the discharge of the Guarantor’s other obligations hereunder, the full payment of all of the Obligations and notwithstanding the discharge of any or all of the Obligations.

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ARTICLE 8
MISCELLANEOUS

8.1                               No Waiver.

No failure or delay on the part of any Beneficiary in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Beneficiary at law or in equity or otherwise.

8.2                               Modifications in Writing.

No amendment, modification, supplement, termination, or waiver of or to any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Guarantor and the Required Lenders or, to the extent required by Section 11.08 of the Credit Agreement, with the consent of each of the Lenders, except that this Guarantee shall automatically terminate and be of no further force or effect upon the termination and indefeasible payment in full of all of the Obligations and the termination of the Loan Documents and the Commitments of the Lenders thereunder. Any amendment, modification or supplement of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any departure by the Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee, no notice to or demand on the Guarantor hereunder in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

8.3                               Notices, etc.

Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(a)	if to the Guarantor, at:
c/o Smurfit-Stone Container Canada Inc.
630 René Lévesque Blvd. West, Suite 3000
Montréal, Quebec H3B 3G7

with a copy to:

Smurfit-Stone Container Corporation
8182 Maryland Avenue
St. Louis, MO 63105

Attention: Treasurer
Tel.: (314) 746-1255
Telecopier: (314) 746-1281

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and to:

Winston & Strawn
35 West Wacker Drive
Chicago, IL 60601

Attention: Brian S. Hart, Esq.
Tel.: (312) 558-5600
Telecopier: (312) 558-5700

(b)	If to the Collateral Agent:

Deutsche Bank Trust Company Americas
90 Hudson Street, 5th Floor
Jersey City, NJ 07302

Attention: Helaine Griffin-Williams

Telecopier: (201) 593-2308

with a copy to:

(c)	If to the Canadian Administrative Agent:

Deutsche Bank AG
222 Bay Street, Suite 1100
Toronto, Ontario
Canada, M5K 1E7

Attention: Karyn Curran
Tel.: (416) 682-8005
Telecopier: (416) 682-8444

(d)	If to any Lender, at its address set forth in the Credit Agreement.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.3.

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8.4                               Binding Effect; Assignment.

This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Beneficiaries and their respective successors and assigns; provided, however, that the Guarantor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

8.5                               Costs and Expenses.

The Guarantor agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, reproduction, execution and delivery of this Guarantee, any amendment or modifications of (or supplements to) this Guarantee and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Canadian Administrative Agent and the Collateral Agent, and any local counsel retained by the Canadian Administrative Agent or the Collateral Agent or relative hereto or thereto or (but not as well as) the reasonable allocated costs of staff counsel, as well as the reasonable fees and out-of-pocket expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel, independent public or chartered accountants and other outside experts retained by the Canadian Administrative Agent or the Collateral Agent in connection with the administration of this Guarantee, and all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, incurred by the Canadian Administrative Agent or the Collateral Agent or any other Beneficiary in connection with the enforcement of this Guarantee or any other agreement, instrument or document furnished pursuant hereto or in connection herewith.

8.6                               Consent to Jurisdiction.

The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New Brunswick court in any action or proceeding arising out of or relating to this Guarantee or the other Loan Documents to which the Guarantor is party, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such New Brunswick court and the Guarantor irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. To the extent permitted by applicable law, as a method of service, the Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of New Brunswick by the delivery of copies of such process to the Guarantor at its address specified in Section 8.3(a) hereof or by certified or registered mail directed to such address.

8.7                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of New Brunswick and the federal laws of Canada applicable therein.

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8.8                               Taxes.

All payments by the Guarantor under this Guarantee shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding, goods and services, sales, harmonized sales taxes or otherwise), levies, imposts, deductions, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, and all liabilities with respect thereto, other than any branch profits tax or tax imposed on or measured by the net income of a Beneficiary pursuant to the income tax laws of Canada (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively the “Taxes”) or “Other Taxes” (as defined in the Credit Agreement)) shall not be less than the amounts otherwise specified to be paid under this Guarantee. If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Beneficiary, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions such Beneficiary shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. The Guarantor will indemnify each Beneficiary for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 8.8) paid by such Beneficiary, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Beneficiary makes written demand therefor (which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes or Other Taxes, unless such Beneficiary determines, in its sole discretion, that such portion of any such assessment is confidential). A certificate as to any additional amount payable to a Beneficiary under this Section submitted to the Guarantor by such Beneficiary shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto, With respect to each deduction or withholding for or on account of any Taxes or Other Taxes, the Guarantor shall promptly furnish to each Beneficiary such certificates, receipts and other documents evidencing payment thereof or as otherwise maybe reasonably required (in the judgment of such Beneficiary) to establish any tax credit to which such Beneficiary may be entitled.

8.9                               Payments.

All payments (including prepayments) to be made by the Guarantor on account of the Obligations shall be made to the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) in the currency in which such Obligations are denominated and in immediately available funds. All payments (including prepayments) received by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) on account of the Obligations shall be deemed made, and shall be distributed by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) to the

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applicable Lenders, ratably according to the amount of principal and interest due and owing to such Lenders under the Credit Agreement at the time such payment is received.

8.10                        Currency Conversion.

Without in any way limiting the effect or application of the Credit Agreement, the Guarantor acknowledges and agrees that Section 11.18 of the Credit Agreement shall apply to any judgment currency conversion required hereunder or under any other Loan Document to which the Guarantor is a party.

8.11                        Severability of Provisions.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12                        Headings.

The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

[signature page follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

MBI LIMITED/LIMITÉE, in its capacity as general partner of SMURFIT-MBI, as Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

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Execution

FRANCOBEC COMPANY GUARANTEE AGREEMENT

This FRANCOBEC COMPANY GUARANTEE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”), dated as of November 1, 2004, is made by Francobec Company, a corporation incorporated under the laws of the Province of Nova Scotia (the “Guarantor”), in favour of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, for the benefit of each of the Beneficiaries (as defined below). Unless otherwise defined herein, all capitalized terms used as defined terms herein shall have the meanings ascribed to them in the Credit Agreement (defined below).

RECITALS:

A.                                   Smurfit-Stone Container Corporation, a Delaware corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware Corporation, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), (“SSC Canada” or “Debtor”), the Lenders, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule III of the Bank Act (Canada), as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent, have entered into the Credit Agreement dated as of November 1, 2004, and as from time to time amended, supplemented, restated, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make term and/or revolving loans and the Revolving Facility Facing Agent and the Revolving (Canadian) Facility Facing Agent have agreed to issue letters of credit to Smurfit-Stone Container Enterprises, Inc. and the Debtor as set forth therein.

B.                                     Pursuant to Section 6.09 of the Credit Agreement, the Guarantor is required to guarantee the Debtor’s obligations under the Credit Agreement and the other Canadian Loan Documents, and the Guarantor is entering into this Guarantee to satisfy such requirement.

C.                                     The Guarantor will derive substantial direct and indirect benefits and advantages from the continued financial accommodations to the Debtor under the Credit Agreement, and it will be to the Guarantor’s direct interest and economic benefit to guarantee the obligations of the Debtor under the Credit Agreement in order to allow the Debtor to continue to procure said financial accommodations from the Beneficiaries. The Guarantor hereby acknowledges the value of such benefits.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration) the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

Francobec Guarantee

ARTICLE 1
DEFINITIONS

1.1                               Definitions.

As used in this Guarantee, and unless the context requires a different meaning, the following terms have the meanings indicated below. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

(a)                                  “Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(b)                                 “Beneficiaries” means, at any time the determination thereof is to be made, the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Lender providing any Incremental Loans to the Debtor, the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or affiliate of a Lender which is party to any Cash Management Agreement (as hereinafter defined), the obligations under which constitute Canadian Obligations, the Beneficiaries of each indemnification obligation undertaken by the Guarantor, or a Canadian Subsidiary or a subsidiary of a Canadian Subsidiary under any Canadian Loan Document and any other holder of any Canadian Obligation.

(c)                                  “Canadian Administrative Agent” has the meaning assigned thereto in the Recitals to this Guarantee.

(d)                                 “Canadian Loan Document” means a Loan Document (as defined in the Credit Agreement) to which the Canadian Loan Parties are party.

(e)                                  “Canadian Loan Parties” means the Debtor, and the Canadian Subsidiaries (as defined in the Credit Agreement) that are Guarantors (as defined in the Credit Agreement).

(f)                                    “Collateral Agent” has the meaning assigned thereto in the recitals to this Guarantee.

(g)                                 “Credit Agreement” has the meaning assigned thereto in the Recitals to this Guarantee.

(h)                                 “Debtor” means SSC Canada together with the successors (by amalgamation, liquidation, winding-up or otherwise) and assigns thereof.

(i)                                     “Guarantor” has the meaning assigned thereto in the introduction to this Guarantee.

(j)                                     “Guarantee” has the meaning assigned thereto in the introduction of this Guarantee.

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(k)                                  “Obligations” means (i) all “Canadian Obligations” (as defined in the Credit Agreement), (ii) the prompt and complete performance when due of the covenants and obligations to be performed by the Canadian Loan Parties under the Canadian Loan Documents and the Swap Agreements and the agreements between any of the Canadian Loan Parties and any Lender or any Affiliate of a Lender in respect of cash management services (collectively, “Cash Management Agreements”) whether such Cash Management Agreement is now in existence or hereafter arising.

(l)                                     “Taxes” has the meaning assigned thereto in Section 8.8 of this Guarantee.

ARTICLE 2
GUARANTEE

2.1                               Guarantee of Obligations.

(a)                                  The Guarantor hereby unconditionally and irrevocably guarantees to each of the Beneficiaries, the due, prompt and complete payment by the Debtor of, and the due, prompt and faithful performance of and compliance with, all of the Obligations, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise; provided, however, that the obligations of the Guarantor under this Article 2 shall be limited to the extent set forth in Article 3 hereof. If the Debtor shall fail duly and punctually to make any such payment in full, the Guarantor hereby agrees duly and punctually to make such payment, subject to the limitations set forth in Article 3 hereof, when and as the same shall become due and payable, whether upon stated maturity, by acceleration or otherwise.

(b)                                 The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defence (other than indefeasible payment in full), set-off, counterclaim, cross-claim or recoupment whatsoever (all of which are hereby expressly, absolutely, unconditionally and irrevocably waived by it to the extent permitted by law), whether by reason of any claim of any waiver, release, surrender, alteration or compromise, or by reason of any liability of any Beneficiary at any time owing to the Guarantor, the Debtor, or any Subsidiary of the Debtor, or the obligations of any other Person relating to this Guarantee or the obligations of the Guarantor hereunder. Without limiting the foregoing, the Guarantor’s obligations hereunder shall not be reduced, terminated or otherwise affected by: (i) any insolvency, bankruptcy, reorganization or dissolution, by any proceeding in respect of any thereof, of the Debtor; (ii) the genuineness, validity, regularity or enforceability of any agreement, instrument or document evidencing or securing the Obligations or any other agreement, instrument or document or the extension or renewal thereof, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor; (iii) any rescission, compromise, alteration, amendment, modification, extension, renewal, release, change, waiver, consent or other action in respect of any of the terms, provisions, covenants or

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conditions contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document; (iv) the absence of notice or the absence of or any delay in any action to enforce any obligation or to exercise any right or remedy against the Debtor or the Guarantor, whether under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document, or any indulgence, extension or waiver granted to or compromise with the Debtor or the Guarantor, or any action or proceeding taken or not taken with respect to or by or on behalf of the Debtor or the Guarantor, or the holder of any agreement, instrument or document evidencing or securing the Obligations; (v) any default, failure or delay in performance of any obligation, covenant, duty, representation, warranty or agreement contained in any agreement, instrument or document evidencing or securing the Obligations or in any other agreement, instrument or document, or arising pursuant to law; (vi) any act or thing or omission to do or delay in doing any act or thing which might in any manner result in any lack of proper authorization or any invalid execution of any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (vii) any assumption by any Person of any obligation under any agreement, instrument or document evidencing or securing the Obligations or under any other agreement, instrument or document; (viii) any event of force majeure; (ix) any release or substitution of any Collateral for the payment of the Obligations or obligations under any other agreement, instrument or document, in whole or in part, with or without notice to or assent from the Debtor or the Guarantor; (x) any other circumstances which might constitute a legal or equitable discharge or defence of a surety or guarantor; (xi) whether a security interest in any Collateral shall have been perfected or shall continue to be perfected, or whether any Collateral shall be impaired in any manner, or whether any steps shall have been taken to enforce rights against the Debtor or the Guarantor or any Collateral; or (xii) any consolidation, amalgamation, merger, or other change in the capital structure of the Debtor or the Guarantor.

The Guarantor hereby: (i) waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, amalgamation or bankruptcy of the Debtor, any right to require a proceeding first against the Debtor or to realize on any Collateral, protest, notice and all demands whatsoever, with respect to the Obligations; (ii) agrees that its obligations hereunder constitute guarantees of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Debtor or upon any other condition or contingency; (iii) acknowledges that this Guarantee and the Guarantor’s obligations under this Guarantee are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defence to this Guarantee and the obligations of the Guarantor under this Guarantee or the obligations of any other Person (including, without limitation, the Debtor) relating to this Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Loans and other financial accommodations made to the Debtor; (iv) acknowledges that no oral or other agreements, understandings, representations or warranties

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exist with respect to this Guarantee or with respect to the obligations of the Guarantor hereunder, except as specifically set forth in this Guarantee; (v) acknowledges that any agreement, instrument or document evidencing or securing the Obligations may be transferred, but only in accordance with the terms of the Credit Agreement, and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing or securing the Obligations automatically and without notice to it; and (vi) covenants that this Guarantee will not be discharged except by complete payment and performance of the obligations contained in the agreements, instruments and documents evidencing or securing the Obligations and this Guarantee.

(c)                                  The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Beneficiary to any Obligation is, or must be, rescinded or returned by such Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor, such Obligation shall for the purposes of this Guarantee, to the extent that such payment is or must be rescinded, reclaimed or returned, be deemed to have continued in existence notwithstanding such application, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligation as though such application had not been made.

(d)                                 This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee sets forth the entire agreement and understanding of the Guarantor and the Beneficiaries and is intended by the Guarantor to be the final, complete and exclusive expression of the guarantee agreement between the Guarantor and the Beneficiaries.

ARTICLE 3
LIMITATION

3.1                               Limitations on Extent of Guarantee.

It is understood that while the amount of the Obligations is not limited, if, in any action or proceeding involving any bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guarantee would be held or determined to be void, voidable, ineffective, invalid or unenforceable on account of the amount of the aggregate liability of the Guarantor under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of such liability shall, without any further action of the Guarantor, the Beneficiaries, or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

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ARTICLE 4
SET-OFF

4.1                               Set-off.

Upon any of the Obligations becoming due and payable (whether at the stated maturity, upon demand, by acceleration or otherwise), each Beneficiary is hereby irrevocably authorized at any time and from time to time without prior notice to the Guarantor, any such prior notice being expressly waived to the extent permitted bylaw by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by such Beneficiary to or for the credit or the account of the Guarantor, or any part thereof, in such amounts as such Beneficiary may elect, against and on account of the obligations and liabilities of the Guarantor to such Beneficiary hereunder and any and all claims of every nature and description of such Beneficiary against the Guarantor, in any currency, whether arising hereunder or otherwise, as such Beneficiary may elect, whether or not such Beneficiary has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. In the event any Beneficiary effects such a set off, appropriation or application, it shall promptly give the Guarantor notice thereof.

ARTICLE 5
SUBROGATION

5.1                               Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder or any set off, appropriation or application of funds or collateral of the Guarantor by a Beneficiary, the Guarantor shall not be entitled to be subrogated to any of the rights of such Beneficiary against the Debtor or any collateral security or guarantee or right of offset held by such Beneficiary for the payment of the Obligations, nor shall the Guarantor seek any reimbursement, exoneration, contribution or indemnity from the Debtor in respect of payments made by the Guarantor hereunder, in each case, until all Obligations have been indefeasibly paid in full in cash and all Commitments have terminated.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties.

The Guarantor represents and warrants to each of the Beneficiaries that:

(a)                                  the Guarantor is a corporation incorporated under the laws of Nova Scotia, duly organized, validly existing, and in good standing under the laws of the Province of Nova Scotia, and has the corporate power and authority and the legal right to own and use its property, to lease the property it uses as lessee and to conduct the business in which it is currently engaged;

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(b)                                 the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

(c)                                  this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(d)                                 the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of the Guarantor pursuant to the provisions of any contractual obligation of the Guarantor or any requirement of law;

(e)                                  no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any shareholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

(f)                                    the execution, delivery and performance of this Guarantee will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the constating documents, or resolutions, or shareholder agreements of or pertaining to the Guarantor or of any securities issued by the Guarantor or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Guarantor is a party.

ARTICLE 7
INDEMNITY

7.1                               Indemnity.

(a)                                  The Guarantor agrees to indemnify, reimburse and hold each Beneficiary and their respective successors, assigns, affiliates, directors, officers, employees, legal counsel, agents and servants (hereinafter in this Article 7 referred to individually as “Indemnitee”, and collectively as “Indemnitees”) harmless from any and all losses, liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses of legal counsel (including reasonable fees and expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel) (for the purposes of this Article 7 the foregoing are collectively referred to as “Expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Guarantee or the documents executed in connection herewith or in any other way connected with

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the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof; provided, however, that no Indemnitee shall have the right to be indemnified hereunder for a violation of law or for its own gross negligence or willful misconduct. The Guarantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Guarantor shall assume full responsibility for the defence thereof. If any action, suit or proceeding arising from any of the foregoing is brought against any Beneficiary or any other Indemnitee, the Guarantor will, if requested by any Beneficiary or any other Indemnitee, resist and defend such action, suit or proceeding to cause the same to be resisted and defended by legal counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnitee shall, unless any beneficiary or other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own legal counsel (or (but not as well as) staff counsel) to investigate and control the defence of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the Guarantor but in no event shall the Guarantor be obligated to pay the fees and expenses of more than one counsel. If the Guarantor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Guarantor contained herein shall be breached, the Canadian Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts and give prompt written notice to the Guarantor that it proposes to take such action. Any and all amounts expended by the Canadian Administrative Agent shall be repayable to it by the Guarantor promptly upon the Canadian Administrative Agent’s demand therefor.

(b)                                 Without limiting the application of Section 7.1(a), the Guarantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, reasonable costs, damages and reasonable expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentations by the Guarantor in this Guarantee.

(c)                                  If and to the extent that the obligations of the Guarantor under this Article 7 are unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)                                 The indemnity obligations of the Guarantor contained in this Article 7 and Section 8.8 shall continue in fill force and effect notwithstanding the termination of this Guarantee, the discharge of the Guarantor’s other obligations hereunder, the full payment of all of the Obligations and notwithstanding the discharge of any or all of the Obligations.

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ARTICLE 8
MISCELLANEOUS

8.1                               No Waiver.

No failure or delay on the part of any Beneficiary in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Beneficiary at law or in equity or otherwise.

8.2                               Modifications in Writing.

No amendment, modification, supplement, termination, or waiver of or to any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Guarantor and the Required Lenders or, to the extent required by Section 11.08 of the Credit Agreement, with the consent of each of the Lenders, except that this Guarantee shall automatically terminate and be of no further force or effect upon the termination and indefeasible payment in full of all of the Obligations and the termination of the Loan Documents and the Commitments of the Lenders thereunder. Any amendment, modification or supplement of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any departure by the Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee, no notice to or demand on the Guarantor hereunder in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

8.3                               Notices, etc.

Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(a)	if to the Guarantor, at:

c/o Smurfit-Stone Container Canada Inc.
630 René Lévesque Blvd. West, Suite 3000
Montréal, Quebec H3B 3G7

with a copy to:

Smurfit-Stone Container Corporation
8182 Maryland Avenue
St. Louis, MO 63105

Attention: Treasurer
Tel.: (314)746-1255
Telecopier: (314) 746-1281

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and to:

Winston & Strawn
35 West Wacker Drive
Chicago, IL 60601

Attention: Brian S. Hart, Esq.
Tel.: (312) 558-5600
Telecopier: (312) 558-5700

(b)	If to the Collateral Agent:

Deutsche Bank Trust Company Americas
90 Hudson Street, 5th Floor
Jersey City, NJ 07302

Attention: Helaine Griffin-Williams

Telecopier: (201) 593-2308

with a copy to:

(c)	If to the Canadian Administrative Agent:

Deutsche Bank AG
222 Bay Street, Suite 1100
Toronto, Ontario
Canada, M5K 1E7

Attention: Karyn Curran
Tel.: (416) 682-8005
Telecopier: (416) 682-8444

(d)	If to any Lender, at its address set forth in the Credit Agreement.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.3.

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8.4                               Binding Effect; Assignment.

This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Beneficiaries and their respective successors and assigns; provided, however, that the Guarantor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

8.5                               Costs and Expenses.

The Guarantor agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, reproduction, execution and delivery of this Guarantee, any amendment or modifications of (or supplements to) this Guarantee and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Canadian Administrative Agent and the Collateral Agent, and any local counsel retained by the Canadian Administrative Agent or the Collateral Agent or relative hereto or thereto or (but not as well as) the reasonable allocated costs of staff counsel, as well as the reasonable fees and out-of-pocket expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel, independent public or chartered accountants and other outside experts retained by the Canadian Administrative Agent or the Collateral Agent in connection with the administration of this Guarantee, and all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, incurred by the Canadian Administrative Agent or the Collateral Agent or any other Beneficiary in connection with the enforcement of this Guarantee or any other agreement, instrument or document furnished pursuant hereto or in connection herewith.

8.6                               Consent to Jurisdiction.

The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Nova Scotia court in any action or proceeding arising out of or relating to this Guarantee or the other Loan Documents to which the Guarantor is party, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such Nova Scotia court and the Guarantor irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. To the extent permitted by applicable law, as a method of service, the Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of Nova Scotia by the delivery of copies of such process to the Guarantor at its address specified in Section 8.3(a) hereof or by certified or registered mail directed to such address.

8.7                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of Nova Scotia and the federal laws of Canada applicable therein.

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8.8                               Taxes.

All payments by the Guarantor under this Guarantee shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding, goods and services, sales, harmonized sales taxes or otherwise), levies, imposts, deductions, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, and all liabilities with respect thereto, other than any branch profits tax or tax imposed on or measured by the net income of a Beneficiary pursuant to the income tax laws of Canada (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively the “Taxes”) or “Other Taxes” (as defined in the Credit Agreement)) shall not be less than the amounts otherwise specified to be paid under this Guarantee, If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Beneficiary, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions such Beneficiary shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. The Guarantor will indemnify each Beneficiary for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 8.8) paid by such Beneficiary, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Beneficiary makes written demand therefor (which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes or Other Taxes, unless such Beneficiary determines, in its sole discretion, that such portion of any such assessment is confidential). A certificate as to any additional amount payable to a Beneficiary under this Section submitted to the Guarantor by such Beneficiary shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes or Other Taxes, the Guarantor shall promptly furnish to each Beneficiary such certificates, receipts and other documents evidencing payment thereof or as otherwise may be reasonably required (in the judgment of such Beneficiary) to establish any tax credit to which such Beneficiary may be entitled.

8.9                               Payments.

All payments (including prepayments) to be made by the Guarantor on account of the Obligations shall be made to the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) in the currency in which such Obligations are denominated and in immediately available funds. All payments (including prepayments) received by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) on account of the Obligations shall be deemed made, and shall be distributed by the Canadian Administrative Agent or the Collateral Agent (as set forth in the Credit Agreement) to the

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applicable Lenders, ratably according to the amount of principal and interest due and owing to such Lenders under the Credit Agreement at the time such payment is received.

8.10                        Currency Conversion.

Without in any way limiting the effect or application of the Credit Agreement, the Guarantor acknowledges and agrees that Section 11.18 of the Credit Agreement shall apply to any judgment currency conversion required hereunder or under any other Loan Document to which the Guarantor is a party.

8.11                        Severability of Provisions.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12                        Headings.

The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

[signature page follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

FRANCOBEC COMPANY, as Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

14

EXHIBIT D

GUARANTEE AND COLLATERAL AGREEMENT (U.S.)

dated as of

November 1, 2004,

among

SMURFIT-STONE CONTAINER CORPORATION,

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

THE OTHER SUBSIDIARIES OF SMURFIT-STONE CONTAINER CORPORATION

PARTIES HERETO

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01. Guarantee	5
SECTION 2.02. Guarantee of Payment	5
SECTION 2.03. No Limitations	5
SECTION 2.04. Reinstatement	6
SECTION 2.05. Agreement To Pay; Subrogation	6
SECTION 2.06. Information	6

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge	7
SECTION 3.02. Delivery of the Pledged Collateral	8
SECTION 3.03. Representations, Warranties and Covenants	8
SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 3.05. Registration in Nominee Name; Denominations	9
SECTION 3.06. Voting Rights; Dividends and Interest	9

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest	11
SECTION 4.02. Representations and Warranties	13
SECTION 4.03. Covenants	14
SECTION 4.04. Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default	18

i

ii

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Perfection Certificate
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

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GUARANTEE AND COLLATERAL AGREEMENT (U.S.) (this “Agreement”) dated as of November 1, 2004, among SMURFIT-STONE CONTAINER CORPORATION, SMURFIT-STONE CONTAINER ENTERPRISES, INC., the other Subsidiaries of SMURFIT-STONE CONTAINER CORPORATION parties hereto and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Collateral Agent.

Reference is made to the Credit Agreement dated as of November 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Smurfit-Stone Container Corporation (“SSCC”), Smurfit-Stone Container Enterprises, Inc. (“SSCE”), Smurfit-Stone Container Canada, Inc. (“SSC Canada” and, together with SSCE, the “Borrowers”), the Lenders party thereto, JPMorgan Chase Bank (“JPMCB”), DBTCA and Deutsche Bank AG.  The Lenders and the Facing Agents have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  SSCC and the Subsidiary Parties are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.  (a)  Capitalized terms used in this Agreement, including the preamble and introductory paragraph hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement (U.S.) dated as of the date hereof, among SSCC, SSCE, the Subsidiaries of SSCC from time to time party thereto and DBTCA, as the Collateral Agent, substantially in the form of Exhibit V.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Fixtures” means, with respect to any real property of any Grantor, goods that have become so related to such real property that an interest in them arises under real property law, including all plant fixtures, trade fixtures, business fixtures, other fixtures and storage office facilities, and all additions and accessions thereto and replacements therefor.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” means SSCC, SSCE and the other Subsidiary Parties.

“Guarantors” means SSCC and the Subsidiary Parties.

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“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreements” means the Patent Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, other than any license agreement that validly prohibits the collateral assignment or grant of a security interest by such Grantor.

“Loan Parties” means SSCC, SSCE and the other Subsidiary Parties.

“Maryland Guarantor” means any Guarantor that is a guarantor under the Guarantee Agreement (Maryland).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” has the meaning assigned to such term in the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patent Security Agreement” means the Patent Security Agreement (U.S.) dated as of the date thereof, among SSCC, SSCE, the Subsidiaries of SSCC from time to time party thereto and DBTCA, as the Collateral Agent, substantially in the form of Exhibit II.

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“Perfection Certificate” means a certificate substantially in the form of Exhibit III, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Loan Party.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Secured Parties” means (a) the Lenders, (b) the Collateral Agent, (c) the Facing Agents, (d) the other Agents, (e) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I  and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date, other than any such Subsidiary that is released from its obligations hereunder in accordance with the Credit Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

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“Trademark Security Agreement” means the Trademark Security Agreement (U.S.) dated as of the date hereof, among SSCC, SSCE, the Subsidiaries of SSCC from time to time party thereto and DBTCA, as the Collateral Agent, substantially in the form of Exhibit IV.

ARTICLE II

Guarantee

SECTION 2.01.  Guarantee.  Each Guarantor unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as the primary obligation and debt of each Guarantor and not merely as a surety, the due, prompt and complete payment and performance of the Obligations.  Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each of the Guarantors waives presentment to, demand of payment from and protest to either Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of either Borrower or any other Person.

SECTION 2.03.  No Limitations.  (a)  Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than defense of payment in full in cash) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).  Each Guarantor expressly authorizes the Secured Parties to take

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and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of either Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with either Borrower or any other Loan Party or exercise any other right or remedy available to them against either Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.  Reinstatement.  Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of either Borrower, any other Loan Party or otherwise.

SECTION 2.05.  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of either Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by or on behalf of any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the applicable Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of

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nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01.  Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests of (i) each Domestic Subsidiary that is a Material Subsidiary (other than any FinSub) owned by such Grantor on the date hereof and listed on Schedule II, (ii) SSC Canada owned by such Grantor on the date hereof and listed on Schedule II, and (iii) any other Equity Interests obtained in the future by such Grantor of any Domestic Subsidiary that is a Material Subsidiary (other than any FinSub) or in SSC Canada, and the certificates representing all such Equity Interests (all such Equity Interests referred to in clauses (i), (ii) and (iii) above being referred to as the “Pledged Stock”); provided that the Pledged Stock shall not include (i)  to the extent that applicable law requires that a Subsidiary issue directors’ qualifying shares, any such qualifying shares, and (ii) more than 65% of the issued and outstanding voting Equity Interests of SSC Canada; (b)(i) the promissory notes owned by it on the date hereof and listed opposite the name of such Grantor on Schedule II, (ii) each promissory note evidencing intercompany Indebtedness among SSCC and/or any of its Subsidiaries in an aggregate principal amount at least equal to U.S.$10,000,000 in the future owned by such Grantor and (iii) each other promissory note evidencing Indebtedness in an aggregate principal amount at least equal to U.S.$25,000,000 in the future owned by such Grantor (the promissory notes referenced in the preceding clauses (i), (ii) and (iii) being referred to as the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance, as the case may be, in full of the Obligations; subject, however, to the terms, covenants and conditions hereinafter set forth.

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SECTION 3.02.  Delivery of the Pledged Collateral.  (a)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

(b)  Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

SECTION 3.03.  Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth, as of the Closing Date, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests and promissory notes required to be pledged hereunder on the Closing Date;

(b) the Pledged Stock has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any sales, transfers or other dispositions made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will not pledge or hypothecate, or otherwise create a consensual Lien on, the Pledged Collateral, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Liens), however, arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or applicable laws (including securities laws) generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to (i) any option, right of first refusal, shareholders agreement or charter or by-law provisions that might prohibit, impair, delay (except pursuant to any applicable notice or like provisions) or otherwise adversely affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of its rights and remedies hereunder with respect thereto, or (ii) any other contractual

8

restriction of any nature that might prohibit the pledge of such Pledged Collateral hereunder or prohibit or in any material manner impair, delay or otherwise adversely affect the sale or disposition of such Pledged Collateral pursuant hereto or the exercise by the Collateral Agent of its rights and remedies hereunder with respect thereto;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04.  Certification of Limited Liability Company and Limited Partnership Interests.  Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate.

SECTION 3.05.  Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent.  The Collateral Agent shall, at any time after the occurrence and during the continuance of an Event of Default, have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06.  Voting Rights; Dividends and Interest.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors in writing that their rights under this Section 3.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to

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materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting rights and powers it is entitled to exercise pursuant to paragraph (i) above and to receive the cash dividends, interest, principal and other distributions it is entitled to receive and retain pursuant to paragraph (iii) below.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal, cash, instruments and other property and all distributions from time to time received, receivable or otherwise paid on or distributed in respect of, in exchange for or upon conversion of, the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors in writing of suspension of their rights under paragraph (a)(iii) above, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) above, and the obligations of the Collateral Agent under paragraph (a)(ii) above, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or

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received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived and SSCE has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and that remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors in writing of suspension of their rights under paragraph (a)(i) above, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) above, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.  Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)

all Accounts;

(ii)

all Chattel Paper;

(iii)

all Documents;

(iv)

all Equipment;

(v)

all Fixtures

(vi)

all General Intangibles;

(vii)

all Instruments;

(viii)

all Inventory;

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(ix)

all Investment Property;

(x)

all books and records pertaining to the Article 9 Collateral;

(xi)

all Proceeds of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of the Grantors or the Secured Parties in respect thereof); and

(xii)

all products of any and all of the foregoing and in each case whether now owned or hereafter acquired;

provided that the Article 9 Collateral shall not include (i) any Program Receivables, (ii) any rights, title or interest arising under any lease or other contract entered into in the ordinary course of business which validly prohibits the creation by any Grantor of a security interest in such rights and (iii) any rights or property to the extent that any valid enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that such rights or property described in the preceding clauses (ii) and (iii) shall be excluded from the Collateral only to the extent and for so long as such agreement (in the case of clause (ii)) or such law (in the case of clause (iii)) continues validly to prohibit the creation of such security interest, and upon the expiration of such prohibition, the rights and property as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of the Grantor or the Collateral Agent.  Notwithstanding anything to the contrary set forth herein, the security interest so granted by the Maryland Guarantors in Article 9 Collateral located in the State of Maryland shall only secure Obligations of the Maryland Guarantors arising under the Guarantee Agreement (Maryland).

(b)  Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings with respect to Fixtures appurtenant to any Mortgaged Property) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Pledgor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

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The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02.  Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a)  Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from SSCE to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.10 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights and other than filings, recordings or registrations with respect to federally documented vessels, registered vehicles and railcars and other similar rolling stock) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing a Uniform Commercial Code financing statement in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in the United States for any such Article 9 Collateral, except as provided under applicable law with respect to the filing of continuation statements.  Each Grantor shall execute and deliver to the Collateral Agent on the date hereof each of the IP Security Agreements, containing (i) in the case of the Patent Security Agreement, a description of all Article 9 Collateral consisting of the United States Patents, (ii) in the case of the

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Trademark Security Agreement, a description of all Article 9 Collateral consisting of United States registered Trademarks (and Trademarks for which United States registration applications are pending) and (iii) in the case of the Copyright Security Agreement, a description of all Article 9 Collateral consisting of Copyrights.

(c)  The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing Uniform Commercial Code financing statements in the United States (or any political subdivision thereof) and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens.

(d)  The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, other than with respect to the Program Receivables and property leased by such Grantor, or (ii) any collateral assignment in which any Grantor assigns any Collateral as security or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except in each case for Permitted Liens.

SECTION 4.03.  Covenants.  (a)   Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in corporate name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization.  Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph (a).  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral.  Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b)  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor

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is engaged and, at such time or times after the occurrence and during the continuance of an Event of Default as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c)  Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.04(a) of the Credit Agreement, SSCC shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of SSCC setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this paragraph (c).

(d)  Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Liens other than any Permitted Lien.

(e)  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, provided, however, that no Grantor shall be required to take any such action with respect to filings, recordings or registrations in respect of federally documented vessels, aircraft, registered vehicles and railcars and other similar rolling stock or other federally documented property, or to enter into any agreements with any other Person in respect of deposit accounts.

(f)  The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants, all in accordance with and subject to the terms and conditions relating to inspections as set forth in Section 6.07 of the Credit Agreement, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting, at any time after the occurrence and during the continuance of an Event of Default, Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Lender (it being

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understood that any such information shall be deemed to be “Information” subject to the provisions of Section 11.15 of the Credit Agreement).

(g)  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement after written notice thereof is delivered to SSCE by the Collateral Agent, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph (g) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(i)  None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral, except that unless and until the Collateral Agent shall notify the Grantors in writing that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral, the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(j)  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included `in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business.

SECTION 4.04.  Covenants Regarding Patent, Trademark and Copyright Collateral.  (a)  Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent may become invalidated or dedicated to the public, except where failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect.

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(b)  Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of SSCC and its Subsidiaries, taken as a whole, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, except where failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect.

(c)  Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the business of SSCC and its Subsidiaries, taken as a whole, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, except where failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect.

(d)  Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of the business of SSCC and its Subsidiaries, taken as a whole, may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of the business of SSCC and its Subsidiaries, taken as a whole, its right to register the same, or its right to keep and maintain the same.

(e)  Each Grantor will take all reasonably necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of SSCC and the Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties; provided that, to the extent consistent with the Credit Agreement, no Grantor shall be obligated to pursue, preserve or maintain any Patent, Trademark or Copyright in the event such Grantor determines, in its reasonable business judgment, that the preservation of such Patent, Trademark or Copyright is no longer desirable in the conduct of its business.

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(f)  Upon and during the continuance of an Event of Default, each Grantor shall, if requested by the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

Remedies

SECTION 5.01.  Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the

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Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.  Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

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FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03.  Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default after written notice is given to SSCE of the Collateral Agent’s election to exercise such license; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.  In operating under the license granted by each Grantor pursuant to this Section 5.03, the Collateral Agent agrees that the goods sold and services rendered under any Trademarks shall be of a nature and quality substantially consistent with those theretofore offered under such Trademarks by such Grantor and such Grantor shall have the right to inspect during the term of such license, at any reasonable time or times upon reasonable notice to the Collateral Agent, and at such Grantor’s own cost and

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expense, representative samples of goods sold and services rendered under such Trademarks.

SECTION 5.04.  Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), each Borrower agrees that (a) in the event a payment of an obligation shall be made by any Guarantor under this Agreement, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to

21

the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party, such Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02.  Contribution and Subrogation.  Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrowers as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Guarantor or Grantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03.  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of any Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)  Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.01 of the Credit Agreement.  All communications and notices hereunder to

22

any Subsidiary Party shall be given to it in care of SSCE as provided in Section 11.01 of the Credit Agreement.

SECTION 7.02.  Waivers; Amendment.  (a)  No failure or delay by the Collateral Agent, the Revolving Facility Facing Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Facing Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Facing Agent may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.02 of the Credit Agreement.

SECTION 7.03.  Collateral Agent’s Fees and Expenses; Indemnification.  (a)  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 11.05 of the Credit Agreement.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent against, and hold the Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against the Collateral Agent arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of the Collateral Agent.

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(c)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that any Agent, any Facing Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.06.  Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly permitted by the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the

24

approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08.  Right of Set-Off.  Each Loan Party expressly agrees to the provisions set forth in Section 11.06 of the Credit Agreement with the same force and effect as if such provisions were set forth in full herein.

SECTION 7.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of Title 14 of the New York General Obligations Law but excluding all other choice of law and conflicts of laws rules thereof.

(b)  Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(c)  Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 7.13.  Termination or Release.  (a)  This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate upon the payment in full in cash of the Loans and all the other Loan Documents Obligations (other than unasserted contingent and indemnification obligations), termination of all Commitments (including commitments of the Facing Agents to issue Letters of Credit) and reduction of the LC Exposure to zero (or the

26

making of other arrangements satisfactory to the Senior Agents and each applicable Facing Agent).

(b)  A Subsidiary Party (other than SSCE) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of SSCC; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)  Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 11.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)  In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of SSCC or any of the Subsidiaries in respect of) all interests in Collateral retained by SSCC or any of the Subsidiaries.  Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.14.  Additional Subsidiaries.  Pursuant to Sections 6.10 and 7.05(f) of the Credit Agreement, certain Domestic Subsidiaries are required to enter into this Agreement as a Subsidiary Party.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.15.  Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  The Collateral Agent agrees that it shall not exercise any power or authority granted under this Section 7.15 unless an Event of Default has occurred and is continuing.  Without limiting the generality of the foregoing, the Collateral Agent shall

27

have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

28

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SMURFIT-STONE CONTAINER CORPORATION,

by

Name:
Title:

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

by

Name:
Title:

JSC CAPITAL LLC,

by

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent,

by

Name:
Title:

29

Exhibit I to the

Guarantee and

Collateral Agreement (U.S.)

SUPPLEMENT NO.      dated as of [            ], to the Guarantee and Collateral Agreement (U.S.) dated as of November 1, 2004, among SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation (“SSCE”), SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation (“SSCC”), each other subsidiary of SSCC party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, SSCC and SSCE are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A.  Reference is made to the Credit Agreement dated as of November 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSCC, SSCE , Smurfit-Stone Container Canada, Inc., the lenders from time to time party thereto; JPMorgan Chase Bank, DBTCA and the other parties thereto.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C.  The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Facing Agents to issue Letters of Credit.  Section 7.14 of Collateral Agreement provides that additional Domestic Subsidiaries of SSCC may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Facing Agents to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party, Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party, Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a

Grantor and Guarantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary.  Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Pledged Collateral, and any and all Collateral constituting Intellectual Property, of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not

2

in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent,

by

Name:
Title:

4

Schedule I

to the Supplement No.      to the

Guarantee and

Collateral Agreement (U.S.)

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

EXHIBIT E

[FORM OF]

REVOLVING FACILITY
LETTER OF CREDIT REQUEST

Date:

Deutsche Bank Trust Company Americas
90 Hudson Street, 1st Floor
Jersey City, NJ 07302

Attention:  Standby Letter of Credit Unit

Ladies and Gentlemen:

Reference is made to the Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of November 1, 2004, among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG.

We hereby request that                             (1), as Revolving Facility Facing Agent under the Credit Agreement, issue an irrevocable [standby] [commercial] Letter of Credit for the account of the undersigned on                     (2) (the “Date of Issuance”) in U.S. Dollars in an aggregate stated amount of $                  (3).

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning specified therein.

The beneficiary of the Letter of Credit will be                    (4), and such Letter of Credit will support                    (5) and will have a stated expiration date of                    (6).

(1) Insert name of applicable Facing Agent.  Deutsche Bank Trust Company Americas cannot issue commercial Letters of Credit.

(2) Insert proposed issuance date, which must be a Business Day.

(3) Insert initial stated amount.

(4) Insert full name and address of the beneficiary.

(5) Insert brief description of obligation to be supported by the Letter of Credit.

We further certify that:

(1) The representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects on and as of the Date of Issuance with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

(2) At the time of and immediately after the issuance of the Letter of Credit requested hereby, no Default or Event of Default has occurred and is continuing; and

(3) As of the Date of Issuance, after giving effect to the issuance of the Letter of Credit requested hereby, (i) the Revolving Facility LC Exposure and (ii) the Revolving Credit Utilization shall not exceed the limits as specified in Section 3.02 of the Credit Agreement.

Copies of all documentation with respect to the supported transaction are attached hereto.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

by

Name:
Title:

(6) The Letter of Credit must expire at or prior to the close of business on the earliest of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

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EXHIBIT F

[FORM OF]

REVOLVING (CANADIAN) FACILITY

LETTER OF CREDIT REQUEST

Date:

[Deutsche Bank AG

222 Bay Street, Suite 1100

Toronto, Ontario, Canada M5K1E7

Fax:  (416) 682-8444]

Attention:  Karyn Curran

Deutsche Bank Trust Company Americas,
as Administrative Agent
90 Hudson Street, 1st Floor
Jersey City, NJ 07302

Ladies and Gentlemen:

Reference is made to the Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of November 1, 2004, among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG.

We hereby request that                         (1), as Revolving (Canadian) Facility Facing Agent under the Credit Agreement, issue an irrevocable [standby] [commercial] Letter of Credit for account of the undersigned on                 (2) the “Date of Issuance”) in [U.S. Dollars] [Canadian Dollars] in an aggregate stated amount of               (3).

(1) Insert name of applicable Facing Agent.  Deutsche Bank AG cannot issue commercial Letters of Credit.

(2) Insert proposed issuance date, which must be a Business Day.

(3) Insert initial stated amount of Canadian Dollars or U.S. Dollars.

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning specified therein.

The beneficiary of the Letter of Credit will be                     (4), and such Letter of Credit will support       (5) and will have a stated expiration date of                         (6).

We further certify that:

(1) The representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects on and as of the Date of Issuance with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

(2) At the time of and immediately after the issuance of the Letter of Credit requested hereby, no Default or Event of Default has occurred and is continuing; and

(3) As of the Date of Issuance, after giving effect to the issuance of the Letter of Credit requested hereby, (i) The Revolving (Canadian) Facility LC Exposure and (ii) the Revolving (Canadian) Credit Utilization shall not exceed the limits as specified in Section 3.02 of the Credit Agreement.

Copies of all documentation with respect to the supported transaction are attached hereto.

SMURFIT-STONE CONTAINER CANADA INC.,

By

Name:
Title:

(4) Insert full name and address of the beneficiary.

(5) Insert brief description of obligation to be supported by the Letter of Credit.

(6) The Letter of Credit must expire at or prior to the close of business on the earliest of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

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EXHIBIT G

[FORM OF]

DEPOSIT FUNDED FACILITY
LETTER OF CREDIT REQUEST

Date:

JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017

Attention:  Standby Letter of Credit Unit

Deutsche Bank Trust Company Americas,
   as Administrative Agent
90 Hudson Street, 1st Floor
Jersey City, NJ  07302

Ladies and Gentlemen:

Reference is made to the Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of November 1, 2004, among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc. and Smurfit-Stone Container Canada Inc., the lenders from time to time party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG.

We hereby request that [JPMorgan Chase Bank](1), as Deposit Funded Facility Facing Agent under the Credit Agreement, issue an irrevocable Deposit Funded Facility Letter of Credit for the account of the undersigned on                  (2) (the “Date of Issuance”) in U.S. Dollars in an aggregate stated amount of $                   (3).

For purposes of this Deposit Funded Facility Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning specified therein.

(1) If JPMCB has been replaced as Deposit Funded Facility Facing Agent pursuant to Section 3.10 of the Credit Agreement, insert name of Lender that replaces JPMCB.

(2) Insert proposed issuance date, which must be a Business Day.

(3) Insert initial stated amount.

The beneficiary of the Deposit Funded Facility Letter of Credit will be               (4), and such Deposit Funded Facility Letter of Credit will support                       (5) and will have a stated expiration date of                       (6).

We further certify that:

(1) The representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects on and as of the Date of Issuance with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

(2) At the time of and immediately after the issuance of the Deposit Funded Facility Letter of Credit requested hereby, no Default or Event of Default has occurred and is continuing; and

(3) As of the Date of Issuance, after giving effect to the issuance of the Deposit Funded Facility Letter of Credit requested hereby, (i) the Deposit Funded LC Exposure and (ii) the Deposit Funded Utilization shall not exceed the limits as specified in Section 3.02 of the Credit Agreement.

Copies of all documentation with respect to the supported transaction are attached hereto.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

by

Name:
Title:

(4) Insert full name and address of the beneficiary.

(5) Insert brief description of obligation to be supported by the Letter of Credit.

(6) The Deposit Funded Facility Letter of Credit must expire at or prior to the close of business on the earliest of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Deposit Funded Maturity Date.

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EXHIBIT H

[FORM OF]

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FINANCING STATEMENT

From

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

To

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Collateral Agent

Dated:  November 1, 2004
Premises:

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated and effective as of November 1, 2004 (this “Mortgage”), by SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation, having an office at 8182 Maryland Avenue, St. Louis, Missouri  63105 (the “Mortgagor”), to DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, having an office at 90 Hudson Street, 1st Floor, Jersey City, New Jersey  07302 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Smurfit-Stone Container Corporation (“SSCC”), Mortgagor, Smurfit-Stone Container Canada Inc. (“SSC Canada” and, together with Mortgagor, the “Borrowers”), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, and Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, (ii) the Guarantee and Collateral Agreement (U.S.) dated as of the date hereof, among SSCC, Mortgagor, the other domestic subsidiaries of SSCC party thereto and the Collateral Agent, (iii) the Canadian Guarantee Agreements, (iv) the Canadian Security Agreements and the Hypothecs, and (v) each of the other Security Documents executed by any Loan Party in favor of the Collateral Agent pursuant to Section 5.02(f) or Section 6.10 of the Credit Agreement (the agreements and other documents referred to in clauses (ii) through (v) above being collectively referred to herein as the “Security Agreements”).  Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement or the Security Agreements.

In the Credit Agreement, the Lenders have agreed to make Loans and the Facing Agents have agreed to issue Letters of Credit, in each case pursuant to, upon the terms, and subject to the conditions specified in the Credit Agreement.  The aggregate principal amount of the Loans and Letters of Credit from time to time outstanding and secured hereby, together with the aggregate amount of obligations from time to time outstanding under Swap Agreements entered into with a Loan Party the obligations under which constitute Obligations secured hereby, shall not exceed $2,200,000,000.

Mortgagor is one of the Borrowers and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Facing Agents.  In order to induce the Lenders to make Loans and the Facing Agents to issue Letters of Credit, the Mortgagor has agreed to grant this Mortgage to secure, among other things, the due and punctual payment and performance of all of the Obligations.

The obligations of the Lenders to make Loans and of the Facing Agents to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.

As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Collateral Agent, (c) the other Agents, (d) the Facing Agents, (e) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations.  The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, timber rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or

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operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

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(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Liens and to satisfaction and release as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01.  Title, Mortgage Lien.  (a)  Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Liens.

(b)  The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action.  This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(c)  The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.

(d)  This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.

(e)  Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Liens to the extent of those rights.

SECTION 1.02.  Credit Agreement.  This Mortgage is given pursuant to the Credit Agreement.  Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

SECTION 1.03.  Payment of Taxes, and Other Obligations.  (a)  Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement.

(b)  In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.

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SECTION 1.04.  Maintenance of Mortgaged Property.  Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.

SECTION 1.05.  Insurance.  Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Section 6.02 of the Credit Agreement and shall purchase such additional insurance as may be required from time to time pursuant to the Credit Agreement.  Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property.  If any portion of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

SECTION 1.06.  Casualty Condemnation/Eminent Domain.  Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding.  Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with Section 2.13 of the Credit Agreement.

SECTION 1.07.  Assignment of Leases and Rents.  (a)  Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations.  Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

(b)  All material Leases, if any, shall be subordinate to the lien of this Mortgage.  Mortgagor will not enter into, modify or amend any Lease if such material Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

(c)  Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein.  Subject to Section 1.07(d) and any applicable provisions of the Credit Agreement, Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

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(d)  So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.  Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee.  Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(e)  Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property.  In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

(f)  Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

SECTION 1.08.  Restrictions on Transfers and Encumbrances.  Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property.  If any of the foregoing transfers or encumbrances results in a Prepayment Event, any Net Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust

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funds to be held by the Mortgagor for the benefit of the Secured Parties and applied in accordance with Section 2.11 of the Credit Agreement.

SECTION 1.09.  Security Agreement.  This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”).  Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property.  Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence.  Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

SECTION 1.10.  Filing and Recording.  Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof.  Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.

SECTION 1.11.  Further Assurances.  Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and

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agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.12.  Additions to Mortgaged Property.  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.13.  No Claims Against Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

SECTION 1.14.  Fixture Filing.  (a)  Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b)  The real property to which the fixtures relate is described in Exhibit A hereto.  The record owner of the real property described in Exhibit A hereto is Mortgagor.  The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.  Mortgagor’s organizational identification number is 36-2041256.

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ARTICLE II

Defaults and Remedies

SECTION 2.01.  Events of Default.  Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02.  Demand for Payment.  If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the Security Agreements and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues.  (a)  If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

(b)  If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents.  Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement as provided in Section 2.07 of the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)  Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of

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Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)  Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.04.  Right To Cure Mortgagor’s Failure to Perform.  Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.  Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid.  Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

SECTION 2.05.  Right to a Receiver.  If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located.  Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be

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secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.

SECTION 2.06.  Foreclosure and Sale.  (a)  If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage.  In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation.  Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale.  Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b)  The Mortgaged Property may be sold subject to unpaid taxes and Permitted Liens, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c)  Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d)  If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

SECTION 2.07.  Other Remedies.  (a)  In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)  In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations,

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plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

SECTION 2.08.  Application of Sale Proceeds and Rents.  After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale, together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage, as follows:

FIRST, to the payment of the costs and expenses of such sale, including compensation to Mortgagee’s attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Interest Rate on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any Permitted Lien(except any Permitted Lien subject to which the Mortgaged Property was sold);

SECOND, to payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage.  Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

SECTION 2.09.  Mortgagor as Tenant Holding Over.  If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10.  Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the

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benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11.  Discontinuance of Proceedings.  In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12.  Suits To Protect the Mortgaged Property.  Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13.  Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

SECTION 2.14.  Possession by Mortgagee.  Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15.  Waiver.  (a)  No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.  No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder.  No failure on the part of

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Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b)  Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16.  Waiver of Trial by Jury.  To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.  Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

SECTION 2.17.  Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III

Miscellaneous

SECTION 3.01.  Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee,

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not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.  Notices.  All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.

SECTION 3.03.  Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

SECTION 3.04.  Satisfaction and Cancelation.  (a)  The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Facing Agents has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)  Upon any sale or other transfer by Mortgagor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c)  In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Mortgagor, at the Mortgagor’s expense, all documents that the Mortgagor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or warranty by the Collateral Agent.

SECTION 3.05.  Definitions.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Mortgage.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”.  Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee.  Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property.  Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.

SECTION 3.06.  Multisite Real Estate Transaction.  Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure

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the Obligations.  Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder.  Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

SECTION 3.07.  No Oral Modification.  This Mortgage may not be changed or terminated orally.  Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01.  Applicable Law; Certain Particular Provisions.  This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law.  Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.  The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein.  In the

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event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

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IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor and is effective as of the date first above written.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,
a Delaware corporation,

by:

Name:
Title:

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[ADD LOCAL FORM OF ACKNOWLEDGMENT]

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Exhibit A
to Mortgage

Description of the Land

Appendix A
to Mortgage

Local Law Provisions

Execution

PLEDGE AGREEMENT (CANADIAN)

This PLEDGE AGREEMENT (CANADIAN) (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 1,2004 is made by Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), (“SSC Canada” or the “Pledgor”), to DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, in its capacity as collateral agent (“in such capacity, the “Pledgee”) for the benefit of the Beneficiaries (as hereinafter defined). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement (as defined below).

RECITALS:

A.                                   Smurfit-Stone Container Corporation, a Delaware Corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware Corporation, SSC Canada, the Lenders, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule Ill of the Bank Act (Canada), as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent, have entered into the Credit Agreement dated as of November 1, 2004, and as from time to time amended, supplemented, restated, or otherwise modified, the “Credit Agreement”).

B.                                     Pursuant to Sections 5.02(f) and 6.09(c) of the Credit Agreement, the Pledgor is required to execute and deliver this Agreement to the Pledgee for the benefit of the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Lender providing any Incremental Loans to SSC Canada, the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or Affiliate of a Lender party to any Cash Management Agreement (as hereinafter defined) the obligations under which constitute Canadian Obligations, the beneficiaries of each indemnification obligation undertaken by the Pledgor, or a Canadian Subsidiary or a subsidiary of a Canadian Subsidiary under any Canadian Loan Document and any other holder of any Canadian Obligation (collectively, the “Beneficiaries” and, individually, a “Beneficiary”). For the purposes of this Agreement, a “Canadian Loan Document” means a Loan Document to which a Canadian Loan Party is a party and “Canadian Loan Party” means the Pledgor or a Canadian Subsidiary that is a Guarantor.

C.                                     The Pledgor desires to enter into this Agreement in order to satisfy the requirement described in the preceding paragraph.

SSCC Pledge

D.                                    Certain of the capital stock and other ownership interests of the subsidiaries owned by the Pledgor may consist of shares of stock or other equity interests (“ULC Shares”) in an unlimited company (a “ULC”) under the Companies Act (Nova Scotia) (the “NS Act”) and, to best ensure that neither the Pledgee nor any of the Beneficiaries could, under any circumstances prior to realization be held to be a “member” of the ULC for the purposes of the NS Act, certain provisions of this Agreement are to apply differently insofar as any collateral consists of ULC Shares.

NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties and hereby covenants and agrees with the Pledgee as follows:

1.                                      SECURITY FOR OBLIGATIONS.

This Agreement is made by the Pledgor for the benefit of the Beneficiaries to secure:

(i)                                     the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Obligations and the due performance and compliance by the Pledgor with all of the terms, conditions, covenants, obligations, and agreements to be performed by the Pledgor under the Canadian Loan Documents;

(ii)                                  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by the Pledgor to any Lender or any Affiliate of a Lender under, or in respect of, any Swap Agreement which is in effect on the date of this Agreement with a counterparty that is a Lender or an Affiliate of a Lender as of the date of this Agreement or which is entered into after the date of this Agreement with any counterparty that is a Lender or an Affiliate of a Lender at the time such agreement is entered into (collectively, “Lender Swap Agreements”), whether any such Lender Swap Agreement is now in existence or hereafter arising and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained therein;

(iii)                               the full and prompt payment when due of all obligations and liabilities owing by the Pledgor to any Lender or any Affiliate of a Lender under, or in respect of, any agreements between the Pledgor and any Lender or any Affiliate of a Lender in respect of cash management services (collectively, “Cash Management Agreements”) whether such Cash Management Agreement is now in existence or hereafter arising, and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained therein;

(iv)                              any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; and

(v)                                 in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgor referred to in clauses (i), (ii), (iii) and (iv) of this Section 1, after an “Event of Default” (such term, as used in this Agreement,

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shall mean any Event of Default under, and as defined in, the Credit Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable fees and expenses of legal counsel and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) inclusive of this Section 1 being herein collectively called the “Secured Obligations”, it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.                                      DEFINITION OF STOCK, NOTES, SECURITIES, ETC.

As used herein, (i) the term “Stock” shall mean all of the issued and outstanding shares of capital stock and other equity interests owned by the Pledgor in any Material Subsidiary or Guarantor that is (in either case) a Canadian Subsidiary and any shares of capital stock or equity interests in any Material Subsidiary that is a Canadian Subsidiary obtained in the future by the Pledgor and the certificates, if any, representing all such capital stock or other equity interests, and (ii) the term “Notes” shall mean all current and future promissory notes evidencing (A) intercompany Indebtedness among the Pledgor and/or any Subsidiary in an aggregate principal amount at least equal to U.S.$10,000,000 currently or in the future owned by the Pledgor and (B) each other promissory note evidencing Indebtedness in an aggregate principal amount at least equal to U.S.$25,000,000 currently or in the future owned by the Pledgor. As used herein, the term “Securities” shall mean all of the Stock and Notes that are issued and outstanding as of the date of this Agreement and as may be issued and outstanding from time to time in accordance with the terms of the Credit Agreement and this Agreement. The Pledgor represents and warrants, as to the Stock and the Notes, that on the date hereof (a) the Stock which is listed on Part I of Annex A to this Agreement is all of the Stock owned by the Pledgor in any Material Subsidiary that is a Canadian Subsidiary and consists of the number and type of shares of the stock or other equity interests of the corporation or other entity as described in Annex A hereto; (b) the Stock which is listed on Part I of Annex A to this Agreement constitutes that percentage of the issued and outstanding capital stock or other equity interests of the issuing corporation or other entity as is set forth in Annex A hereto; (c) the Notes described in Part II of Annex A hereto constitute all of the Notes owing to or in favour of the Pledgor; and (d) the Pledgor is the holder of record and sole beneficial owner of the Stock and Notes listed opposite its name on Annex A hereto and there exist no options or pre-emption rights in respect of any of the Stock.

3.                                      PLEDGE OF SECURITIES. ETC.

3.1                               Pledge. To secure the Secured Obligations and for the purposes set forth in Section 1 hereof, the Pledgor (i) hereby grants to the Pledgee a security interest in all of the Collateral (as defined in Section 3.4 hereof) now or hereinafter owned by the Pledgor; (ii) (a) hereby pledges and deposits as security with the Pledgee the Pledged Stock; (b) delivers to the Pledgee certificates or instruments therefor, duly endorsed in the case of the Pledged Notes and accompanied by undated stock transfer powers duly executed in blank by such Pledgor in

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the case of the Pledged Stock (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities), or such other instruments of transfer as are reasonably acceptable to the Pledgee; and (c) in the case of Pledged Stock, if the constating documents of the issuer do not contain a restriction on transfer of such Pledged Stock or the holders thereof are entitled to approve all transfers thereof, delivers an irrevocable resolution of such holders and, except in the case of a ULC, if such constating documents contain a restriction on such transfer, delivers an irrevocable resolution of the board of directors of the Pledgor(insofar as permitted by law),in each case, approving the transfers of such Pledged Stock to the Pledgee and/or its nominees and/or third parties designated by Pledgee upon the exercise of its rights (each, a “Resolution”) and (iii) hereby collaterally assigns, transfers, hypothecates and sets over to the Pledgee all of such Pledgor’s right, title and interest in and to such Collateral (and in and to all certificates or instruments evidencing such Collateral), to be held by the Pledgee as collateral security for the Secured Obligations, upon the terms and conditions set forth in this Agreement.

3.2                               Subsequently Acquired Securities. If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional or replacement Securities at any time or from time to time after the date hereof, the Pledgor will, to the extent required pursuant to the terms of the Credit Agreement, promptly thereafter (a) pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee, (b) deliver to the Pledgee certificates or instruments therefor, duly endorsed in the case of Notes, and accompanied by undated stock and note transfer powers duly executed in blank by the Pledgor in the case of Stock (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities), or such other instruments of transfer as are acceptable to the Pledgee, along with an updated Annex A to this Agreement, (c) deliver a Resolution, and (d) will promptly thereafter deliver to the Pledgee a certificate executed by a duly authorized officer of such Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder.

3.3                               Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law. The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide a customary opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee. In addition, the Pledgor agrees that, to the extent it becomes the owner of any interest in a limited liability company or a limited partnership and such Pledgor would be required to pledge such interest to the Pledgee hereunder pursuant to the terms of the Credit Agreement were such interest to constitute capital stock, it will use its reasonable best efforts to cause the issuer of such interest to provide in such issuer’s limited liability company operating agreement, or partnership agreement or other relevant constitutive documents that its limited liability company interests or partnership interests, respectively, shall at all times be represented by certificates, shall constitute “securities”.

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3.4                               Definitions of Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the “Pledged Stock”; all Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes”; all Pledged Stock and Pledged Notes, together, are called the “Pledged Securities”; and the Pledged Securities, together with all proceeds thereof including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the “Collateral”.

4.                                      APPOINTMENT OF SUB-AGENTS, ENDORSEMENTS, ETC.

The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which maybe held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favour of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.                                      VOTING, ETC.

Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to vote any and all Pledged Securities owned by it, and to give consents, waivers, or ratifications in respect thereof, provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in or be inconsistent with any of the terms in this Agreement, the Credit Agreement, any other Canadian Loan Document or any Lender Swap Agreement (collectively, the “Secured Debt Agreements”), or which could reasonably be expected to have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Beneficiary. Except in the case of ULC Shares, all such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease if an Event of Default has occurred and is continuing and Section 7 hereof shall become applicable. Nothing in this paragraph shall be interpreted as suggesting that the Pledgee would have any rights to vote Pledged Securities which are ULC Shares absent this provision.

6.                                      DIVIDENDS AND OTHER DISTRIBUTIONS.

Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the Pledgor; provided, that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. Without limiting the foregoing, the Pledgee shall be entitled to receive (except in the case of ULC Shares in which case the Pledgee shall have no direct rights under any circumstances) directly, and to retain as part of the Collateral:

(i)                                     all other or additional shares or securities (other than cash) paid or distributed byway of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

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(ii)                                  all other or additional shares or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)                               all other or additional shares or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, amalgamation, merger, share exchange, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive proceeds of the Collateral in any form in accordance with Section 3 hereof. All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and of Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledger, and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.                                      REMEDIES IN CASE OF EVENTS OF DEFAULT.

If there shall have occurred and be continuing an Event of Default and, in the case of ULC Shares, following the giving of notice to the Pledgor, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers, and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Personal Property Security Act (Nova Scotia) or such other applicable law and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(i)                                     to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

(ii)                                  to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)                               to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note;

(iv)                              to vote all or any part of the Pledged Securities (whether or not, in the case of Securities which are not ULC Shares, transferred into the name of the Pledgee provided that in the case of ULC Shares the Pledgee shall only have the right to vote shares registered in its name) and (except in the case of ULC Shares) give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, which power is coupled with an interest); and

(v)                                 to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of

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performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that, unless otherwise required by applicable law, at least 10 days’ prior written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Beneficiaries may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Beneficiary shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

8.                                      REMEDIES, ETC., CUMULATIVE.

Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Canadian Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Beneficiary of any one or more of the rights, powers or remedies provided for in this Agreement or any other Canadian Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Beneficiary of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Beneficiary to exercise any such right; power or remedy shall operate as a waiver thereof. Unless otherwise required by the Canadian Loan Documents, no notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waver of any of the rights of the Pledgee or any other Beneficiary to any other or further action in any circumstances without notice or demand.

9.                                      APPLICATION OF PROCEEDS.

The Pledgee shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Agreement, any other Canadian Loan Document or any of the Canadian Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Canadian Loan Document on behalf of any Beneficiary and any other costs or

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expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Canadian Loan Document;

SECOND, to the payment in full of the Canadian Obligations (the amounts so applied to be distributed among the Beneficiaries pro rata in accordance with the amounts of the Canadian Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

10.                               PURCHASERS OF COLLATERAL.

Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or non-application thereof.

11.                               INDEMNITY.

(i)                                     The Pledgor agrees to indemnify and hold harmless the Pledgee and each other Beneficiary and their respective successors, assigns, employees, agents and servants (individually an “Indemnitee”, and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse each Indemnitee for all costs and expenses, including reasonable fees and expense of legal counsel, directly or indirectly related to this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(ii)                                  The Pledgor hereby appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

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12.                               FURTHER ASSURANCES; POWER-OF-ATTORNEY.

(i)                                     The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor’s own expense, file and refile under the Personal Property Security Act (Nova Scotia) or other applicable law such financing statements, financing change statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and financing change statements relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(ii)                                  The Pledgor hereby appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

13.                               THE PLEDGEE AS AGENT.

The Pledgee will hold, directly or through its duly appointed sub-agents as contemplated by Section 4 hereof, all items of the Collateral at any time received under this Agreement, in accordance with this Agreement. It is expressly understood and agreed by the parties hereto and each Beneficiary, by accepting the benefits of this Agreement that each acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article IX of the Credit Agreement.

14.                               TRANSFER BY THE PLEDGOR.

The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

15.                               REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE PLEDGOR.

The Pledgor represents and warrants that: (a) it is, or at the time when pledged hereunder will be, the legal, record and beneficial owner of, and has good and marketable title to, all Collateral pledged by it hereunder, subject to no Lien whatsoever, except the Liens and security interests created by this Agreement and Permitted Liens; (b) it does not have, as of the date hereof, any right, title and interest

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whatsoever in any Stock or Notes other than the Collateral; (c) it has full corporate power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement; (d) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (e) except to the extent already obtained or made, no consent of any other party (including, without limitation, any shareholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with: (i) the execution, delivery or performance of this Agreement; (ii) the validity or enforceability of this Agreement; (iii) the perfection or enforceability of the Pledgee’s security interest in the Collateral; or (iv) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (f) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the articles, by-laws, resolutions for shareholders agreements of or pertaining to the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any material mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any Lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (g) all of the Pledged Stock has been duly and validly issued, is fully paid and (except in the case of the ULC Shares) non-assessable and is subject to no options to purchase or similar tights; (h) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (i) the pledge, collateral assignment and delivery to the Pledgee of the Collateral (other than uncertificated Securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Collateral, and the proceeds thereof, subject to no other Lien or encumbrance (other than Permitted Liens) or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Collateral.

The Pledgor covenants and agrees that (A) it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever and (B) it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Beneficiaries.

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16.                               PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.

The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee, receiver, interim receiver, receiver and manager, custodian or by any court in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

17.                               REGISTRATION, ETC.

(i)                                     If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by the Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be declared effected (and be kept effective) as maybe so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, provided that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars, offering memorandum, or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.

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(ii)                                  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered or otherwise qualified for sale to the public under applicable securities laws then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (a) may proceed to make such private sale notwithstanding that a registration statement or prospectus for the purpose of registering or otherwise qualifying for sale of such Pledged Securities or part thereof shall have been filed under applicable securities laws, (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

18.                               NOTICES ETC.

Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(i)                                     If to the Pledgor at:

Smurfit-Stone Container Canada Inc.

630 René-Lévesque Blvd., West, Suite 3000

Montreal, PQ H3B 5C7

Attention: Canadian Legal Counsel and Assistant Secretary

Tel.: (514) 861-4011 (Ext. 271)

Telecopier: (514) 861-2208

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with a copy to:

Smurfit- Stone Container Corporation
8182 Maryland Avenue
St. Louis, MO 63105

Attention: Treasurer
Tel.: (314)746-1255
Telecopier: (314) 746-1281

and to:

Winston & Strawn
35 West Wacker Drive
Chicago, IL 60601

Attention: Brian S. Hart, Esq.
Tel.: (312) 558-5600
Telecopier: (312) 558-5700

(ii)                                  If to the Pledgee:

Deutsche Bank Trust Company Americas
90 Hudson Street, 1st Floor
Jersey City, NJ 07302

Attention: Helaine Griffin-Williams
Telecopier: (201) 593-2308

with a copy to:

(iii)                               If to any Lender or Agent, at its address set forth in the Credit Agreement.

(iv)                              if to any Beneficiary at such address as such Beneficiary shall have specified in writing to SSC Canada and the Pledgee;

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 18.

19.                               WAIVER, AMENDMENT.

None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee (with the written consent of the Required Lenders or, to the extent required by Section 11.08 of the Credit Agreement, with the consent of each of the Lenders).

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20.                               RECOURSE.

This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein, in the other Canadian Loan Documents, in the Lender Swap Agreements, in the Cash Management Agreements and otherwise in writing in connection herewith or therewith.

21.                               PAYMENTS AND JUDGEMENT CURRENCY.

The provisions of Sections 2.18 and 11.18 of the Credit Agreement shall apply to each payment required to be made under this Agreement as if such provisions expressly referenced each such payment.

22.                               COSTS, EXPENSES AND TAXES.

The Pledgor agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement, any amendment or modifications of (or supplements to) this Agreement and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Osler, Hoskin & Harcourt LLP, special counsel to the Pledgee, and any local counsel retained by the Pledgee relative hereto or thereto or (but not as well as) the reasonable allocated costs of staff counsel, as well as the reasonable fees and out-of-pocket expenses of counsel or (but not as well as) the reasonable allocated costs of staff counsel, independent public or chartered accountants and other outside experts retained by the Pledgee in connection with the administration of this Agreement, and all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel), if any, incurred by any Beneficiary in connection with the enforcement of this Agreement or any other agreement furnished pursuant hereto or in connection herewith. In addition, the Pledgor shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and agree to save and hold each Beneficiary harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

23.                               EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement may be executed by facsimile.

24.                               BINDING EFFECT; ASSIGNMENT.

This Agreement shall be binding upon, and inure to the benefit of, the Pledgor and the Pledgee and the other Beneficiaries and their respective successors and assigns; provided, however, that the Pledgor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

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25.                               CONSENT TO JURISDICTION.

The Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Nova Scotia court in any action or proceeding arising out of or relating to this Agreement, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and the Pledgor irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. To the extent permitted by applicable law, as a method of service, the Pledgor irrevocably consents to the service of any and all process in any such action or proceeding brought in such court by the delivery of copies of such process to such Pledgor at its address specified herein or by certified or registered mail directed to such address.

26.                               GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, without regard to the principles of conflict of laws except for the perfection and enforcement of security interests and liens in other jurisdictions, which shall be governed by the laws of those jurisdictions.

27.                               SEVERABILITY OF PROVISIONS.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability of such provision in any other jurisdiction.

28.                               HEADINGS.

The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

29.                               OBLIGATIONS ABSOLUTE.

The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor, (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any Canadian Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 19 hereof or (c) any amendment to or modification of any Canadian Loan Document or any security for any of the Secured Obligations, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

30.                               TERMINATION; RELEASE.

This Agreement shall continue in effect (notwithstanding the fact that from time to time there maybe no Canadian Obligations or commitments therefor outstanding) until the earlier of (a) the time when

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(i) no Canadian Obligations or commitments of or by the Pledgee or any Lender which could give rise to any Canadian Obligation shall be outstanding, and (ii) the Pledgee shall have received written notice from the Pledgor electing to terminate this Agreement and (b) the time when the Collateral is required to be released pursuant to Section 11.09 of the Credit Agreement. Collateral may be released from time to time in accordance with Section 11.09 of the Credit Agreement. Upon the termination of this Agreement, the Pledgee, at the request and expense of SSC Canada, will execute and deliver to the Pledgor the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

31.                               ULC SHARES.

Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, the Pledgor is the sole registered and beneficial owner of all Securities which are ULC Shares and will remain so until such time as such ULC Shares are effectively transferred into the name of the Pledgee, a Beneficiary or any other person on the books and records of such ULC. Accordingly the Pledgor shall be entifled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such collateral (except insofar as the Pledgor has granted a security interest in such dividend on or other distribution, and any shares which are collateral shall be delivered to the Pledgee to hold as collateral hereunder) and shall have the right to vote such collateral and to control the direction, management and policies of the ULC issuer to the same extent as the Pledgor would if such collateral were not pledged to the Pledgee (for its own benefit and for the benefit of the Beneficiaries) pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Pledgee, any of the Beneficiaries or any person other than the Pledgor, a member of a ULC for the purposes of NS Act until such time as notice is given to the Pledgor and further steps are taken thereunder so as to register the Pledgee or other person as holder of ULC Shares. To the extent any provision hereof would have the effect of constituting the Pledgee or any of the Beneficiaries as a member of any ULC prior to such time, such provision shall be severed therefrom and ineffective with respect to collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to collateral which are not ULC Shares. Except upon the exercise of rights to sell or otherwise dispose of the ULC Shares following the occurrence of an Event of Default pursuant to Section 7 hereof, no Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Pledgee or other Beneficiaries to: (a) be registered as shareholders or members of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) to receive, directly or indirectly, any dividends, property or other distributions from the ULC by reason of the Pledgee or the Beneficiaries holding a security interest in the ULC Shares; or (e) to act as a shareholder or member of the ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of the ULC or vote the ULC Shares.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

SMURFIT-STONE CONTAINER CANADA INC., as Pledgor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Pledgee

By:
Name:
Title:

By:
Name:
Title:

ANNEX A TO THE
PLEDGE AGREEMENT (CANADIAN)

PART 1

CAPITAL STOCK AND EOUITY INTERESTS IN ANY PERSON

Issuer	Number of Certificate	Registered Owner or Pledgor	Number and Class of Shares/Equity Interests/Partnership Units	Percentage of Shares/Equity Interests/Partnership Units

MBI Limited/Limitée	C-18A	Smurfit-Stone Container Canada Inc.	1 Common Share	50%

Smurfit-MBI	uncertificated	Smurfit-Stone Container Canada Inc	uncertificated	49.9999% unitholding in the limited partnership

3083527 Nova Scotia Company	No. 4	Smurfit-Stone Container Canada Inc	1,400,000	100%

PART II

DEBT SECURITIES AND PROMISSORY NOTES

Issuer	Principal Amount	Date of Note	Maturity Date

NIL

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SECURITY AGREEMENT (CANADIAN)

This SECURITY AGREEMENT (CANADIAN) (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of November 1, 2004 and made by Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia) (“SSC Canada” or the “Debtor”) in favour of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Collateral Agent”) for the benefit of the Beneficiaries.  Capitalized terms used herein shall have the respective meanings given to them in or pursuant to Section 5.1 hereof.

RECITALS:

A.                                   Smurfit-Stone Container Corporation, a Delaware Corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware Corporation, SSC Canada, the Lenders, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule III of the Bank Act (Canada), as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent, have entered into the Credit Agreement dated as of November 1, 2004, and as from time to time amended, supplemented, restated, or otherwise modified, the “Credit Agreement”).

B.                                     The Debtor has executed and delivered a SSC Canada Pledge Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Pledge”), to the Collateral Agent for the benefit of the Beneficiaries, pursuant to which the Debtor pledged the Pledged Stock and the Pledged Notes (as defined in the Pledge).

C.                                     The Debtor has agreed to execute and deliver this Agreement to the Collateral Agent for the benefit of the Beneficiaries in order to further secure the Secured Obligations (as defined in the Pledge) (the “Secured Obligations”).

NOW, THEREFORE, in consideration of the premises and other benefits to the Debtor, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby makes the following representations and warranties to each of the Beneficiaries and hereby covenants and agrees with such Beneficiaries as follows:

ARTICLE 1
SECURITY INTERESTS

1.1                               Grant of Security Interests.

(a)                                  As security for the prompt and complete payment and performance when due of all of the Secured Obligations, the Debtor hereby pledges, hypothecates, assigns, transfers and grants to the Collateral Agent for the ratable benefit of the Beneficiaries, a continuing security interest of first priority, subject, as to priority, only to Permitted Liens which, pursuant to applicable law, are prior in right to the Lien granted hereby, in all right, title and interest of the Debtor in all of the Debtor’s present and after-acquired personal property including, without limitation, all:

(A)                              Equipment (including, without limitation, all Equipment used in the Debtor’s business and all office equipment),

(B)                                Fixtures, together with accessions thereto and replacement parts therefor,

(C)                                Inventory,

(D)                               Accounts,

(E)                                 Contracts,

(F)                                 Intangibles,

(G)                                intangible property,

(H)                               Intellectual Property,

(I)                                    Money; including cash and cash accounts,

(J)                                   all Proceeds of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of the Debtor or the Beneficiaries in respect thereof), and

(K)                               products of any and all of the foregoing,

in each case whether now owned or hereafter acquired, with the exception of the Excluded Property (all of the foregoing being collectively referred to herein as the “Collateral”).

(b)                                 The assignment and security interest so granted to the Collateral Agent shall not relieve the Debtor from the performance of any term, covenant, condition or agreement on the Debtor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Agent to perform or observe

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any such term, covenant, condition or agreement on the Debtor’s part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of the Debtor relative thereto or for any breach of any representation or warranty on the part of the Debtor contained in this Agreement or any other Canadian Loan Document, or in respect of the Collateral or made in connection herewith or therewith.  The obligations of the Debtor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Debtor’s other obligations hereunder.

(c)                                  The security interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefor, but upon the enforcement of the security interest, the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

(d)                                 The security interest granted hereby shall not extend or apply to, and Collateral shall not include, Excluded Property.

(e)                                  Nothing herein shall constitute an assignment or attempted assignment of any contract or agreement which by the provisions thereof or by law is not assignable or which requires the consent of a third party to its assignment unless such consent has been obtained.  In each such case, the Debtor shall, unless the Collateral Agent otherwise agrees in writing, forthwith, upon written request by the Collateral Agent, attempt to obtain the consent of any necessary third party to its assignment hereby and to its further assignment by the lender to any third party who may acquire same as a result of the exercise by the Collateral Agent of remedies after demand.  Upon such consent being obtained or waived, this Agreement shall apply to the applicable contract or agreement without regard to this section and without the necessity of any further assurance to effect the assignment thereof.  Unless and until the consent to assignment is obtained as provided above, the Debtor shall, to the extent it may do so by law or pursuant to the provisions of the document or interest referred to therein, hold all benefit to be derived from the applicable contracts or agreements in trust for the Collateral Agent (including, without limitation, the Debtor’s beneficial interest in any contract or agreement which may be held in trust for the Debtor by a third party), as additional security for payment of the Secured Obligations and shall deliver up all such benefit to the Collateral Agent, forthwith upon demand by the Collateral Agent.

1.2                               Power of Attorney.

The Debtor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence and during the continuance of an Event of Default, upon acceleration or otherwise (in the name of the Debtor or otherwise), to require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Debtor under or arising out of the Collateral, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises.  This appointment as attorney is coupled with an interest

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ARTICLE 2
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

The Debtor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement and any investigation by or on behalf of the Collateral Agent or any Beneficiary, as follows:

2.1                               Necessary Filings.

(a)                                  Perfection Certificate.  The Perfection Certificates has been duly prepared, completed and executed and the information set forth therein including the exact legal name of the Debtor, the Debtor’s type of organization, jurisdiction of organization, chief executive office, principal place of business, domicile (within the meaning of the Quebec Civil Code) and location of assets is correct and complete in all material respects.  All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Debtor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons therein (except Persons holding Permitted Liens) and subject to no other Liens (except Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.  Without limiting in any way the obligations of the Debtor set forth herein, if the Collateral Agent shall notify the Debtor of any filing required to be made pursuant to this Section, the Debtor shall have ten (10) business days from such notice to make any such filing.

(b)                                 Filings with respect to Intellectual Property.  The Debtor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Intellectual Property consisting of Industrial Designs, Patents, Trademarks and Copyrights have been delivered to the Collateral Agent for recording by the relevant offices in the Canadian Intellectual Property Office, and otherwise as maybe required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favour of the Agent (for the ratable benefit of the Beneficiaries) in respect of all Intellectual Property consisting of Industrial Designs, Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in Canada.

(c)                                  Financing Statements and Financing Change Statements.  The Debtor agrees to deliver to the Collateral Agent such financing statements and financing change statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time request in order to establish and/or maintain a valid, enforceable, first priority security interest in the Collateral as provided herein (except for Permitted Liens) and the other rights, as against third parties, provided hereby, all in accordance with the PPSA or any other relevant law.  The Debtor will pay any

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applicable filing fees and related expenses.  The Debtor authorizes the Collateral Agent to file any such financing statements and financing change statements.

(d)                                 Filing Requirements.  Upon written request therefor, the Debtor shall promptly deliver to the Collateral Agent any and all certificates of title, applications for title or similar evidence of ownership of any or all Collateral and shall cause the Collateral Agent to be named as lienholder on any such certificates of title or other evidences of ownership.  No material part of the Collateral is of a type in which security interests or liens maybe registered, recorded or filed under, or notice thereof given under, any statute or regulation.  The Debtor shall not permit any material Collateral to become Fixtures to real estate other than real estate described in the Mortgages (if any) executed by the Debtor in favour of the Collateral Agent.

2.2                               Title to Collateral.

The Debtor has good and marketable title to all material items comprising the Collateral, subject only to Permitted Liens.  The Debtor will not (i) create, incur, assume or permit to exist any Lien on any existing or future item of Collateral other than Permitted Liens, the Debtor hereby agreeing to preserve and maintain in full force and effect the Liens on the Collateral created by this Agreement in favour of the Collateral Agent; or (ii) except as permitted by the Credit Agreement, enter into or assume any agreement containing a negative pledge which would require a sharing of an interest in the Collateral or prohibits or limits the grant of any such interest.  Until all of the Secured Obligations shall have been fully paid and satisfied and all commitments in respect of the Secured Obligations and the Obligations (as defined in the Credit Agreement) have been terminated and except as otherwise provided by the Credit Agreement, the Collateral Agent shall be entitled to retain security in and Liens upon all Collateral and all of the Collateral Agent’s rights and remedies shall continue.

2.3                               Further Actions — Collateral.

The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of the Collateral, mortgages, leasehold mortgages, deeds of trust, security instruments or similar instruments, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

2.4                               Other Financial Statements.

There is no financing statement, financing change statement (or similar statement or instrument of registration under the law of any jurisdiction) on file (other than those filed in connection with Permitted Liens) in any public office covering or purporting to cover any interest of any kind in the Collateral other than financing statements and/or financing change statements filed in connection herewith and so long as the commitment of any Lender remains in effect in whole or in part in respect of any of the Obligations (as defined in the Credit Agreement) or any of the Secured

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Obligations remain unpaid, the Debtor will not authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), financing change statement or statements relating to the Collateral, except financing statements or financing change statements filed or to be filed in respect of and covering the security interests granted hereby by the Debtor or in connection with financing leases permitted by the Credit Agreement or as otherwise permitted by the Credit Agreement.  The Debtor does not conduct business under any names other than as set out in the Perfection Certificates.

2.5                               Additional Representations and Warranties of the Debtor.

The Debtor represents and warrants that (i) the execution and delivery by it of this Agreement and the performance of its respective obligations hereunder have been duly authorized by all necessary corporate action on its part, (ii) this Agreement has been duly executed and delivered by the Debtor and (iii) this Agreement is a legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

2.6                               Covenants.

The Debtor agrees promptly to notify the Collateral Agent and the Canadian Administrative Agent in writing of any change (i) in its corporate name, (ii) in its identity or type of organization or corporate structure, or (iii) in its jurisdiction of organization.  The Debtor agrees to promptly provide the Collateral Agent and the Canadian Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  The Debtor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the PPSA or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to Permitted Liens.  The Debtor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by the Debtor is damaged or destroyed.

2.7                               Protection of Agent’s Security.

The Debtor will not do anything to impair the rights of the Collateral Agent in the Collateral.  The Debtor will at all times keep the Collateral insured in favour of the Collateral Agent in compliance with the requirements of the Credit Agreement.  The Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of the Debtor to pay and perform the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to the Debtor.

2.8                               Governmental Authorizations; Consents.

No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person which has not been obtained on or prior to the date hereof is required either (i) for the grant by the Debtor of the security interests granted

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hereby or for the execution, delivery or performance of this Agreement by the Debtor or (ii) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

2.9                               Bailee.

The Debtor shall, upon the request of the Collateral Agent, notify and use commercially reasonable efforts to obtain an acknowledgement from any warehouseman, bailee, agent, or processor that from time to time possesses or controls any material portion of the Collateral of the security interests created hereby and, upon the request of the Collateral Agent, shall instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions.  In the event that the Debtor shall have, for any reason failed to make any such notification, the Debtor hereby authorizes the Collateral Agent to do so as the Debtor’s agent or otherwise on the Debtor’s behalf.

2.10                        Covenants Regarding Patent, Trademark, Copyright and Industrial Design Collateral

(a)                                  The Debtor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of the business of the Debtor and the respective subsidiaries taken as a whole may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)                                 The Debtor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Debtor and the respective subsidiaries taken as a whole, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Canadian or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)                                  The Debtor (either itself or through licensees) will, for each work covered by a Copyright material to the business of the Debtor and the respective subsidiaries taken as a whole, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)                                 The Debtor (either itself or through its licensees or its sublicensees) will, for each Industrial Design material to the conduct of the business of the Debtor and the respective subsidiaries taken as a whole, (i) maintain such Industrial Design in full force including renewing the registration of such design when possible, (ii) display such notice on all products which incorporate the Industrial Design as are required to preserve its maximum rights under applicable law.

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(e)                                  The Debtor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark, Copyright or Industrial Design material to the conduct of the business of the Debtor and the respective subsidiaries taken as a whole may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country) regarding the Debtor’s ownership of any such Patent, Trademark, Copyright or Industrial Design, its right to register the same, or to keep and maintain the same.

(f)                                    In no event shall the Debtor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark, Copyright or Industrial Design (or for the registration of any Trademark, Copyright or Industrial Design) material to the business of the Debtor and the respective subsidiaries taken as a whole with the relevant office of the Canadian Intellectual Property Office or any office or agency in Canada or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patent, Trademark, Copyright or Industrial Design, and the Debtor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(g)                                 The Debtor will take all necessary steps that are consistent with the practice in any proceeding before the relevant office of the Canadian Intellectual Property Office or any office or agency in any political subdivision of Canada or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks, Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks, Copyrights and Industrial Design, in each case that is material to the conduct of the business of the Debtor and the respective subsidiaries taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided that, to the extent permitted by the Credit Agreement, the Debtor shall not be obliged to preserve or maintain any Patent, Trademark, Copyright or Industrial Design in the event the Debtor determines, in its reasonable business judgement, that the preservation of such Patent, Trademark Copyright or Industrial Design is no longer desirable in the conduct of its business.

(h)                                 In the event that the Debtor has reason to believe that any Collateral consisting of a Patent, Trademark, Copyright or Industrial Design material to the business of the Debtor and the respective subsidiaries taken as a whole has been or is about to be infringed, misappropriated or diluted by a third party, the Debtor promptly shall

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notify the Collateral Agent and shall, if consistent with good business judgement as determined by the Board of Directors of the Debtor, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are reasonably appropriate under the circumstances to protect such Collateral.

(i)                                     Upon and during the continuance of an Event of Default, the Debtor shall, if requested by the Collateral Agent, use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Trademark License or Industrial Design License material to the business of the Debtor and its subsidiaries taken as a whole to effect the assignment of all of the Debtor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE 3
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

3.1                               Remedies; Obtaining the Collateral Upon Event of Default.

The Debtor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent may:

(a)                                  Rights under PPSA, etc.  Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Collateral Agent at law or in equity.

(b)                                 Demand Possession.  Demand possession of any or all of the Collateral, in which event the Debtor will, at the expense of the Debtor, immediately cause the Collateral designated by the Collateral Agent to be assembled and made available and/or delivered to the Collateral Agent at any place designated by the Collateral Agent.

(c)                                  Take Possession.  Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

(d)                                 Deal with Collateral.  Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Collateral Agent may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

(e)                                  Carry on Business.  Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.

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(f)                                    Enforce Collateral.  Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Collateral Agent deems advisable.

(g)                                 Dispose of Collateral.  Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Collateral Agent or elsewhere, on such terms and conditions as the Collateral Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

(h)                                 Court-Approved Disposition of Collateral.  Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

(i)                                     Purchase by Collateral Agent.  At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention or disposition, except as required bylaw.  In any such sale to the Collateral Agent, the Collateral Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

(j)                                     Collect Accounts.  Notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and direct such account debtors or obligors to make payment of all amounts due or to become duç to the Debtor in respect of such Accounts directly to the Collateral Agent and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Collateral Agent deems appropriate in the circumstances.

(k)                                  Transfer of Securities.  Transfer any Securities forming part of the Collateral into the name of the Collateral Agent and/or its nominee and/or any third parties, with or without disclosing that the Securities are subject to the Liens arising under this Agreement.

(l)                                     Exercise of Rights.  Exercise any and all rights, privileges, entitlements and options pertaining to any Securities forming part of the Collateral as if the Collateral Agent were the absolute owner of such Securities.

(m)                               Payment of Secured Obligations.  Pay any liability secured by any security interest against any Collateral.  The Debtor will immediately on demand reimburse the Collateral Agent for all such payments.

(n)                                 Borrow and Grant Security Interests.  Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or

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undertaking of the Debtor and grant Liens on any Collateral (in priority to the Liens created by this Agreement or otherwise) as security for the money so borrowed.  The Debtor will immediately on demand reimburse the Collateral Agent for all such borrowings.

(o)                                 Appoint Receiver.  Appoint by instrument in writing one or more receivers (which term includes a receiver and manager) of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Collateral Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such receiver from time to time.  Any receiver appointed by the Collateral Agent will (for purposes relating to responsibility for the receiver’s acts or omissions) be considered to be the agent of the Debtor and not of the Collateral Agent.

(p)                                 Court-Appointed Receiver.  Apply to a court of competent jurisdiction for the appointment of a receiver of the Debtor or of any or all of the Collateral.

3.2                               Waiver of Claims.

Except as otherwise provided in this Agreement, THE DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE DEBTOR WOULD OTHERWISE HAVE UNDER APPLICABLE LAW, and the Debtor hereby further waives:

(a)                                  all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s violation of law, gross negligence or willful misconduct;

(b)                                 all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(c)                                  all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Debtor, for itself and all persons who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Debtor.

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3.3          Application of Proceeds.

The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST: to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Canadian Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Canadian Loan Document on behalf of any Beneficiary and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Canadian Loan Document;

SECOND: to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Beneficiaries pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD: to the Debtor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

3.4          Remedies Cumulative.

Each and every right, power and remedy hereby specifically given to the Agent, for the benefit of the Beneficiaries, shall be in addition to every other right, power and remedy specifically given under this Agreement or under the other Canadian Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing maybe exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any of the others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations (as defined in the Credit Agreement) or the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including fees and out-of-pocket expenses and legal counsel, and the amounts thereof shall be included in such judgment.

3.5          Discontinuance of Proceedings.

In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Debtor, the Collateral Agent and each holder of any of the obligations shall be restored to their respective former positions and rights hereunder with

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respect to the Collateral, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

3.6          Notice.

Except as otherwise provided in this Agreement, the Debtor agrees that any notice delivered 48 hours prior to any action to be taken hereunder, including without notice of the time and place of any public sale or the time after which a private sale or other intended disposition is to take place, shall conclusively be deemed reasonable for all purposes hereunder.

3.7          Agent May Perform.

If the Debtor fails to perform any agreement contained herein or in any contract, the Collateral Agent may itself perform, or cause the performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Debtor in accordance with Section 6.5 hereof.

ARTICLE 4
INDEMNITY

4.1          Indemnity.

(a)          The Debtor will indemnify and hold harmless each Beneficiary and its respective successors, assigns, directors, officers, employees, attorneys, agents and Affiliates (hereinafter referred to individually as “Indemnitee” and collectively as “Indemnitees”) from and against all losses, claims, damages, expenses or liabilities to which such Indemnitee may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement and to reimburse each Indemnitee, upon its demand, for any reasonable legal or other expenses (or (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, that no Indemnitee shall have the right to be so indemnified for a violation of law or for its gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all appeals and the time to appeal.  If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnitee, the Debtor will, if requested by such Indemnitee, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified.  Each Indemnitee shall, unless such Indemnitee has made the request described in the preceding sentence and such request has been compiled with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party.  If Debtor shall fail to do any act or

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thing, the failure of which could directly or indirectly cause the Debtor to breach an obligation or covenant hereunder, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts and give prompt written notice to the Debtor that it proposes to take such action.  Any and all amounts so expended by the Collateral Agent shall be repayable to it by the Debtor promptly upon the Collateral Agent’s demand therefor.

(b)         Without limiting the application of Section 4.1(a), the Debtor agrees to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses, including reasonable fees and expenses of legal counsel (or (but not as well as) staff counsel fees)) any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes (excluding income or similar taxes) or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)          Without limiting the application of Sections 4.1(a) or 4.1(b), the Debtor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Debtor in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

(d)         If and to the extent that the obligations of Debtor under this Section 4.1 are unenforceable for any reason, the Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(e)          The obligations of the Debtor contained in this Section 4.1 shall survive the termination of this Agreement and the discharge of the Debtor’s other obligations hereunder and the full payment of all the Secured Obligations and notwithstanding the discharge thereof.

4.2          Indemnity Obligation Secured by Collateral; Survival.

Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute obligations secured by the Collateral.  The indemnity obligations of the Debtor contained in this Article 4 shall continue in full force and effect notwithstanding the full payment of

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the Secured Obligations or the Obligations (as defined in the Credit Agreement), and notwithstanding the discharge thereof.

ARTICLE 5
DEFINITIONS

5.1          Definitions.

The following terms shall have the meanings specified in this Section unless the context otherwise requires.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Accounts” means, with respect to the Debtor, any and all right, title and interest of the Debtor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned or performed, and whether now or hereafter acquired or arising in the future, including, without limitation, accounts receivable from Affiliates of such person.

“Affiliate” has the meaning given to it in the Credit Agreement.

“Agreement” has the meaning assigned thereto in the introduction.

“Beneficiaries” means, at any time the determination thereof is to be made, the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Lender providing any Incremental Loans to the Debtor, the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or Affiliate of a Lender which is party to any Cash Management Agreements (as defined in the Credit Agreement) the obligations under which constitute Canadian Obligations, the Beneficiaries of each indemnification obligation undertaken by the Debtor, or a Canadian Subsidiary or a subsidiary of a Canadian Subsidiary under any Canadian Loan Document and any other holder of any Canadian Obligation.

“Canadian Administrative Agent” has the meaning assigned thereto in the Recitals to this Agreement.

“Canadian Loan Document” means a Loan Document to which the Canadian Loan Parties are party.

“Canadian Loan Parties” means SSC Canada and the Canadian Subsidiaries that are Guarantors.

“Collateral” has the meaning specified in Section 1.1(a) of this Agreement.

“Collateral Agent” has the meaning assigned thereto in the introduction to this Agreement.

“Contracts” means, with respect to the Debtor, all rights of the Debtor under contracts and agreements to which the Debtor is a party or under which the Debtor has any right, from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, (a) all

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rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, including, without limitation, the agreement described in Schedule B hereto, (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Debtor to exercise all remedies thereunder, in each case to the extent the grant by the Debtor of a security interest pursuant to this Agreement in its rights under such contract or agreement is not prohibited without the consent of any other person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from all such other persons (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents), provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract or agreement to the extent provided in the PPSA as in effect on the date hereof.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by Debtor or which the Debtor otherwise has the right to license, or granting any right to the Debtor under any Copyright now or hereafter owned by any third party, and all rights of the Debtor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by a Debtor: (a) all copyright rights in any work subject to the copyright laws of Canada or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in Canada or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the Canadian Intellectual Property Office or any similar office or agency in any other country or any political subdivision thereof, including those listed on Schedule A hereto.

“Credit Agreement” has the meaning assigned thereto in the Recitals to this Agreement.

“Debtor” has the meaning assigned thereto in the introduction to this Agreement and any Canadian Subsidiaries which become parties to a Security Agreement (Canadian) in accordance with the provisions of the Credit Agreement.

“Documents” means, with respect to the Debtor, all documents or “documents of title” (as defined in the PPSA) or other instruments, files, records and ledger sheets covering or relating to any of the Collateral.

“Equipment” means, with respect to the Debtor, all “equipment” (as defined in the PPSA) now owned or hereafter acquired by the Debtor and used or bought for use primarily in the Debtor’s business including, without limitation, all tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor.

“Excluded Property” means:

1.            The Program Receivables;

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2.           All personal property (other than Intangibles) owned by SSC Canada, situated on or at its corrugating medium mill located in Bathurst, New Brunswick (the “Excluded New Brunswick Real Property”) and used in connection with or arising as a result of the business carried on at the Excluded New Brunswick Real Property, including all Inventory (wherever situated) produced at such Excluded New Brunswick Real Property (the “New Brunswick Inventory”);

3.           All personal or movable property (other than intangible or incorporeal property) owned by SSC Canada, situated on or at its liner board mill in New Richmond Quebec and its pulp mill located in Portage du Fort, Quebec (the “Excluded Quebec Real Property”) and used in connection with or arising as a result of the business carried on at the Excluded Quebec Real Property, including all Inventory (wherever situated) produced at such Excluded Quebec Real Property (the “Quebec Inventory” and together with the New Brunswick Inventory, the “Excluded Inventory”);

4.           All Accounts Receivable of SSC Canada in respect of the sale or alienation of the Excluded Inventory (including all policies of insurance of every nature relating to the loss or destruction of such inventory or insuring such Accounts Receivable);

5.           All Intangibles, chattel paper, or incorporeal property (as understood under the Civil Code of Quebec), other than Accounts Receivable, including, all Intellectual Property, owned by SSC Canada and directly relating to the operation of its business carried out at the Excluded New Brunswick Real Property or the Excluded Quebec Real Property; provided, that such Intangibles shall not have any application or value to any other property owned by SSC Canada or an Affiliate thereof or the business carried on by SSC Canada or an Affiliate thereof.

6.           The trademark “Pontiac” as registered in Italy under number 789077, in Benelux under number 430870 and in France under number 1,409,014; and

7.           All identifiable and traceable personal property in any form derived directly or indirectly from any dealing with the items listed in clauses 2 through 6, inclusive, of this definition of Excluded Property (“Proceeds”) or the Proceeds therefrom provided that such Proceeds are reinvested in property which constitutes Excluded Property.

“Fixtures” means, with respect to the Debtor, all fixtures (including trade fixtures), facilities and equipment, however affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by the Debtor.

“Indemnitee” has the meaning specified in Section 4.1 of this Agreement.

“Industrial Design License” means any written agreement, now or hereafter in effect, granting to any third party any right to make or sell any finished article which incorporates an Industrial Design, now or hereafter owned by the Debtor or which the Debtor otherwise has the right to license, or granting to the Debtor any right to make or sell any finished article which incorporates an Industrial

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Design now or hereafter owned by a third party, and all rights of the Debtor under any such agreement.

“Industrial Designs” means a design for a finished article which has been registered under the Industrial Design Act (Canada).

“Intangibles” means, with respect to the Debtor, all “intangibles” (as defined in the PPSA on the date hereof including limited partnership or limited liability company interests) now owned or hereafter acquired by the Debtor to the extent, in the case of any Intangibles arising under any contract, limited partnership or limited liability company interest or agreement, that the grant by the Debtor of a security interest pursuant to this Agreement in its rights under such contract or agreement is not prohibited without the consent of any other person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from all such other persons (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents), provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest pursuant to this Agreement in any Account or Intangible or any money or other amounts due or to become due under any such contract or agreement to the extent provided in the PPSA as in effect on the date hereof.

“Intellectual Property” means, with respect to the Debtor, all intellectual and similar property of the Debtor of every kind and nature now owned or hereafter acquired by the Debtor, including inventions, Industrial Designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” means, with respect to the Debtor, “inventory” (as defined in the PPSA), including all goods, merchandise and other personal property, now owned or hereafter acquired by the Debtor of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of services or are raw materials, work-in-process or materials used or consumed or are to be used or consumed in the business of the Debtor.

“License” means any Patent License, Trademark License, Copyright License, Industrial Design License or other license or sublicense to which the Debtor is a party, including those listed on Schedule A hereto (other than those license agreements in existence on the date hereof and listed on Schedule A hereto and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by the Debtor as licensee thereunder).

“Money” means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Debtor or which the Debtor otherwise has the right to license, is in existence, or granting to the

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Debtor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Debtor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by the Debtor: (a) all letters patent of Canada or any other country, including registrations recordings and pending application in Canadian Intellectual Property Office or any similar offices in any other country, including those listed on Schedule A hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Annex I hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer, corporate secretary or legal officer of SSC Canada.

“PPSA” means the Personal Property Security Act as in effect on the date hereof in the Province of Nova Scotia, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy hereunder is governed by the laws in effect on or after the date hereof in any other jurisdiction, “PPSA” means the applicable laws in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection or availability of such remedy.

“Proceeds” means all “proceeds” (as defined in the PPSA), including without limitation (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under colour of governmental authority), (iii) any and all profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security but shall not include any such obligations, shares, participations or other interests to the extent that the creation of the security interest therein is validly prohibited by the terms thereof or of any agreement relating thereto on the date hereof (and, if set forth therein on the date hereof, then in any subsequent renewals, extensions or replacements thereof), and only until such time as such valid prohibition of the creation of such hypothec or security interest is no longer in effect.

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“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by the Debtor or which the Debtor otherwise has the right to license, or granting to the Debtor any right to use any Trademark now or hereafter owned by any third party, and all rights of the Debtor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by the debtor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the Canadian Intellectual Property Office or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule A hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interest that uniquely reflect or embody such goodwill.

Unless otherwise defined herein, all capitalized terms used as defined terms herein shall have the respective meanings given thereto in the Credit Agreement Unless otherwise defined herein or in the Credit Agreement, all terms that are defined in the PPSA as enacted in the relevant jurisdiction shall have the same meanings herein as given to them in such PPSA.

ARTICLE 6
MISCELLANEOUS

6.1          No Waiver, Modifications in Writing.

No failure or delay on the part of the Collateral Agent or any Beneficiary in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that maybe available to the Collateral Agent or any Beneficiary at law or in equity or otherwise.  No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Debtor or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Debtor and the Required Lenders, or to the extent required by Section 11.08 of the Credit Agreement, with the consent of each of the Lenders.  Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Debtor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or any other Canadian Loan Document, no notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances.  This Agreement, the Credit Agreement and the other Canadian Loan Documents contain the entire transactions contemplated hereunder and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof with respect to the transactions contemplated hereunder.

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6.2          Notices.  etc.

Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by fax, as follows:

(a)

If to the Debtor, at:

Smurfit Stone Container Canada Inc.

630 Réné-Ldvesque Boulevard, West, Suite 3000

Montreal, PQ H3B 5C7

with a copy to:

Smurfit Stone Container Corporation

8182 Maryland Avenue

St. Louis, MO 63105

Attention:  Treasurer

Tel.: (314) 746-1255

Telecopier:  (314) 746-1281

and to:

Winston & Strawn

35 West Wacker Drive

Chicago, IL 60601

Attention:  Brian S. Hart, Esq.

Tel.:  (312)558-5600

Telecopier:  (312) 558-5700

(b)

If to the Collateral Agent:

Deutsche Bank Trust Company Americas

90 Hudson Street, 5th Floor

Jersey City, NJ 07302

Attention:  Helaine Griffin-Williams

Telecopier: (201) 593-2308

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with a copy to:

(c)

If to the Canadian Administrative Agent:

Deutsche Bank AG

222 Bay Street, Suite 1100

Toronto, Ontario

Canada, M5K 1E7

Attention: Karyn Curran

Tel.:  (416) 682-8005

Telecopier: (416) 682-8444

(d)

If to any Lender, at its address set forth in the Credit Agreement.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.2.

6.3          Further Assurances.

The Debtor agrees to promptly and properly perform such further acts and things and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments, as the Collateral Agent may in its reasonable judgment require or deem advisable to carry into effect the purposes of this Agreement or to better assume and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

6.4          Payments.

The provisions of Section 2.18 and 11.18 of the Credit Agreement shall apply to each payment required to be made under this Agreement as if such provisions expressly referenced each such payment.

6.5          Costs, Expenses and Taxes.

The Debtor agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement, any amendment or modifications of (or supplements to) this Agreement and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Collateral Agent, and any local counsel retained by the Collateral Agent relative hereto or thereto or (but not as well as) the reasonable allocated costs of staff counsel, as well as the reasonable fees and out-of-pocket expenses of counsel or (but not as well as) the reasonable allocated costs of staff counsel, independent public or chartered accountants and other outside experts retained by the Collateral Agent in connection with the administration of this Agreement, and all reasonable costs and

22

expenses (including, without limitation, reasonable fees and expenses of legal counsel or (but not as well as) the reasonable allocated costs of staff counsel), if any, incurred by any Beneficiary in connection with the enforcement of this Agreement or any other agreement furnished pursuant hereto or in connection herewith.  In addition, the Debtor shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and agrees to save and hold each Beneficiary harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

6.6                               Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

6.7                               Binding Effect; Assignment.

This Agreement shall be binding upon, and inure to the benefit of, the Debtor and the Collateral Agent and the other Beneficiaries and their respective successors and assigns; provided, however, that the Debtor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

6.8                               Consent to Jurisdiction.

The Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any court of the Province of Nova Scotia, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Nova Scotia court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Loan Party or its properties in the courts of any jurisdiction.

6.9                               Governing Law.

This agreement shall be governed by, and construed in accordance with, the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein except for the perfection and enforcement of security interests and liens in other jurisdictions, which shall be governed by the laws of those jurisdictions.

23

6.10                        Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability of such provision in any other jurisdiction.

6.11                        Headings.

The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

6.12                        Obligations Absolute.

The obligations of the Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Debtor (b)any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 6.1 hereof; or (c) any amendment to or modification of any Loan Document or any security for any of the obligations, whether or not the Debtor shall have notice or knowledge of any of the foregoing.

6.13                        Termination: Release.

This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Canadian Obligations or commitments therefor outstanding) until the earlier of (a) the time when (i) no Obligations (as defined in the Credit Agreement) or commitments of or by the Collateral Agent or any Lender which could give rise to any Obligation (as defined in the Credit Agreement) shall be outstanding, and (ii) the Collateral Agent shall have received written notice from the Debtor electing to terminate this Agreement and (b) the time when the Collateral is required to be released pursuant to Section 11.09 of the Credit Agreement.  Collateral may be released in accordance with Section 11.09 of the Credit Agreement.  Upon the termination of this Agreement, the Agent, at the request and expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including financing change statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  Prior to the exercise of its remedies by the Collateral Agent under Article 3 of this Agreement, Inventory may be sold or disposed of by the Debtor in the ordinary course of business free and clear of the security interests created hereby and immaterial portions of the Collateral may, for purposes of administrative practicality (such as obsolete equipment) or legal requirements, be released by the Collateral Agent.

6.14                        Waiver of Saskatchewan Laws

The Corporation hereby agrees with the Collateral Agent that:

24

(a)                                  The Land Contracts (Actions) Act (Saskatchewan) shall have no application to any action, as defined in The Land Contracts (Actions) Act, with respect to this Agreement or any mortgage, charge or other security for the payment of money made, given or created by this Agreement;

(b)                                 The Limitation of Civil Rights Act (Saskatchewan) shall have no application to:

(i)                                    this Agreement;

(ii)                                 any mortgage, charge or other security for the payment of money made, given or created by this Agreement;

(iii)                              any agreement or instrument renewing or extending or collateral to this Agreement or renewing or extending or collateral to any mortgage, charge or other security referred to or mentioned in this Agreement; or

(iv)                             the rights, powers or remedies of the Collateral Agent under this Agreement or under any mortgage, charge or other security, agreement or instrument referred to or mentioned in this Agreement.

6.15                        Conflicts with Credit Agreement.

Notwithstanding anything in this Agreement to the contrary, in the event of a conflict or inconsistency between this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall govern.

[signature page follows]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

SMURFIT-STONE CONTAINER CANADA INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

TO THE SECURITY AGREEMENT (CANADIAN)

Intellectual Property

Trademarks

Trademark	Application Number	Registration Number

CHEMCOR	301,214	158,488
ECOWRAP	730,490	443,919
FEATHERWEIGHT	Abandoned
GRAFXFLÜT DESSIN	856,480	518,251
HYDROCOR	323,156	171,951
ICE-PAK	300,665	156,627
LITE WEIGHT	Abandoned
PRINTERS’ SELECT	856,481	508,325
RECALT	1,076,109	565,366
SNO-TOP	281,956	138,119
SNO-TOP PLUS	808,744	473,599
ST. LAURENT
DESIGN LOGO	878,695	535,710
TUKOTE & DESIGN	274,193	138,084
ECO-FILM		416,028
ECO-SAC		391,134
GRIP-PLY		374,016
COPLY		229,101
BTF		221,489
MILPAC		124,813

Address of the registered owner:	Smurfit-Stone Container Canada Inc./Emballages
Smurfit-Stone Container Canada
1250 René-Lévesque Blvd. West
20th Floor
Montréal, Québec
H3B 4Y3

List of trademarks - United States of America

Trademark	Application Number	Registration Number

ST. LAURENT
DESIGN LOGO	74/590725	1,989,230

ECOWRAP	74/465118	2,036,325
GRAFXFLÜT DESS1N	75/373,513
PRINTERS’ SELECT	75/373,514	2,303,333
SNO-TOP PLUS	75097997
ST-LAURENT	74/527136

List of trademarks - France

Trademark	Application Number	Registration Number

CHEMCOR	172,249	1,563,720

Patents

Canada

Patent	Registration or Application Number

Multi-Layer Wrapper Construction	CA 2,139,082
Method of Making Coated or Impregnated Paper or Paperboard	CA 2,256,744

United States of America

Registration or
Patent	Application Number

Multi-Layer Wrapper Construction (Ecowrap)	5,562,980
Method of Making Surface Coated or Impregnated Paper or Paperboard	08/660,513

Copyrights

NIL

Industrial Designs

NIL

Licenses

NIL

SCHEDULE B

TO THE SECURITY AGREEMENT (CANADIAN)

Transfer in virtue of Section 39 of the Forest Act (Quebec)

The assignments and transfers of Contracts referred to in 1.1(a) of this Agreement includes without limitation the rights into the following contract:

Timber Supply and Forest Management Agreement dated February 13, 1996 between “Le ministre des Ressources naturelles, pour et au nom du Government du Québec’ and St. Laurent Paperboard Inc., registered pursuant to the Forest Act (L.R.Q., chap. F-4.1) on February 20, 1996 under number 26396022002.

ANNEX I TO THE
SECURITY AGREEMENT (CANADIAN)

FORM OF PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of November 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Smurfit-Stone Container Corporation, a Delaware corporation, Smurfit-Stone Container Enterprises, Inc., a Delaware corporation, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), the Lenders party thereto, JPMorgan Chase Bank, a New York banking corporation as Senior Agent, Deposit Account Agent, Deposit Funded Facility Agent, Deutsche Bank Trust Company Americas, a New York banking corporation as Collateral Agent, Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, an authorized foreign bank permitted to carry on business in Canada and listed in Schedule III of the Bank Act (Canada) as Canadian Administrative Agent and as Revolving (Canadian) Facility Facing Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreements referred to therein, as applicable.

The undersigned, a duly authorized officer of [Entity Name], a [Jurisdiction] corporation (the “Company”), hereby certifies, in such capacity, as follows on behalf of the Company:

1.                                       Names.

(a)                                  The exact legal name of the Company, as such name appears in its certificate of incorporation or other organization document, is as follows:

(b)                                 The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became a successor by amalgamation, merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

2.                                       Current Locations.

(a)                                  The chief executive office of the Company is located at the address set forth below:

Mailing Address	City/Province	Postal Code

(b)                                 The principal place of business of the Company is located in [Province].

(c)                                  The domicile (as such term is used in the Quebec Civil Code) of the Company is located in [Province].

(c)                                  The company has assets located only in the following provinces

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered by its duly authorized officer as of this     day of           ,        .

[ENTITY NAME]

By:
Name: •
Title: •

2

EXHIBIT K

[FORM OF]

NOTICE OF BORROWING(1)

Date:

Deutsche Bank Trust Company Americas,
  as Administrative Agent for the financial
  institutions party to the Credit Agreement
  referred to below
90 Hudson Street, 1st Floor
Jersey City, NJ  07302
Fax: (201) 593-2308

Attention:  Deal Administrator

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of November 1, 2004 (the “Credit Agreement”), among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc., JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG and hereby gives you irrevocable notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement (capitalized terms used herein and not defined herein have the meaning assigned to such terms in the Credit Agreement):

(i)            The applicable Borrower with respect to the Proposed Borrowing:                  .

(ii)           The Business Day of the Proposed Borrowing is               ,         .

(1) This Irrevocable notice must be received by the Administrative Agent not later than 11:00 a.m. (Standard Time) (i) at least three Business Days in advance of any Eurodollar Borrowing, (ii) at least one Business Day in advance of any ABR Term Borrowing or B/A Borrowing and (iii) on the same Business Day of any ABR Revolving Credit Borrowing, ABR Revolving (Canadian) Credit Borrowing or Canadian Prime Rate Borrowing.

(iii)          The aggregate principal amount and currency of the Proposed Borrowing is $                    (2).

(iv)          The Proposed Borrowing is to consist of a [Revolving Credit Borrowing] [Revolving (Canadian) Credit Borrowing] [Tranche B Borrowing] [Tranche C Borrowing] [Incremental Term Loan Borrowing].

(v)           The Type of the Proposed Borrowing is [Eurodollar] [ABR] [B/A] [Canadian Prime Rate].

(vi)          In the case of a Eurodollar Borrowing, the Interest Period with respect thereto is                       .

(vii)         In the case of a B/A Borrowing, the Contract Period and maturity date with respect thereto is                     .

(viii)        The account number and location to which funds are to be disbursed is                                                        ..

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects on and as of the date of the Proposed Borrowing with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

(B) At the time of and immediately after the Proposed Borrowing, no Default or Event of Default has occurred and is continuing.

Very truly yours,

[BORROWER],

by

Name:
Title:

(2) Each Borrowing shall be in an amount equal to an integral multiple of U.S.$500,000 (or the Canadian Dollar Equivalent thereof) and, in the case of a Eurodollar Borrowing shall not be in an amount less than U.S. $1,000,000 or in the case of an ABR Borrowing, in an aggregate principal amount equal to the remaining available balance of the applicable Commitments and, in the case of a Revolving (Canadian) Borrowing comprised of B/A Loans, in integral multiples of Cdn.$100,000.

2

EXHIBIT L

[FORM OF] REVOLVING NOTE

[U.S.][Cdn.]$[ ]	New York, New York
[ ]

FOR VALUE RECEIVED, the undersigned, [Smurfit-Stone Container Enterprises, Inc.] [Smurfit-Stone Container Canada Inc.], [a Delaware corporation] [a corporation continued under the Companies Act (Nova Scotia)] (the “Borrower”), hereby promises to pay to the order of [                        ] (the “Lender”) or its registered assigns, at the office of [Deutsche Bank Trust Company Americas, as Administrative Agent] [Deutsche Bank AG, as Canadian Administrative Agent] (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of November 1, 2004, among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc., the Lenders party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”)), located at [90 Hudson Street, 1st Floor, Jersey City, New Jersey 07302] [222 Bay Street, Suites 1100, Toronto, Ontario, Canada M5K 1E7], on the Revolving Credit Maturity Date, in lawful money of [the United States of America] [Canada] in immediately available funds, the lesser of (i) the principal sum of [U.S.][Cdn.]$[            ] and (ii) the aggregate unpaid principal amount of all Revolving [(Canadian)] Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding at the rate or rates per annum and payable on the dates as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES THEREOF.

[SMURFIT-STONE CONTAINER ENTERPRISES, INC.]
[SMURFIT-STONE CONTAINER CANADA INC.]

by

Name:
Title:

2

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

3

EXHIBIT L

[FORM OF] TERM NOTE
(TRANCHE [ ](1) LOAN)

U.S.$[ ]	New York, New York
[ ]

FOR VALUE RECEIVED, the undersigned, [Smurfit-Stone Container Enterprises, Inc.] [Smurfit-Stone Container Canada Inc.], [a Delaware corporation] [a corporation continued under the Companies Act (Nova Scotia)] (the “Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) or its registered assigns, at the offices of [Deutsche Bank Trust Company Americas, as Administrative Agent] [Deutsche Bank AG, as Canadian Administrative Agent] (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of November 1, 2004, among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc., the Lenders party thereto, JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank AG, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”)), located at [90 Hudson Street, 1St Floor, Jersey City, New Jersey 07302] [222 Bay Street, Suite 1100, Toronto, Ontario, Canada M5K 1E7], on the Term Loan Maturity Date, in lawful money of the United States of America in immediately available funds, the lesser of (i) the principal sum of U.S.$[ ] and (ii) the aggregate unpaid principal amount of all Tranche [ ](2) Loans made to the Borrower by the Lender pursuant to the Credit Agreement, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or

(1) Insert either “B” or “C”, as the case may be.

(2) Insert either “B” or “C”, as the case may be.

otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the promissory notes referred to in the Credit Agreement, that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES THEREOF.

[SMURFIT-STONE CONTAINER ENTERPRISES, INC.]
[SMURFIT-STONE CONTAINER
CANADA INC.]

by

Name:
Title:

2

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

3

EXHIBIT M

[FORM OF]

NOTICE OF CONVERSION OR CONTINUATION(1)

Date:

Deutsche Bank Trust Company Americas,
  as Administrative Agent for the financial
  institutions party to the Credit Agreement
  referred to below
90 Hudson Street, 1st Floor
Jersey City, NJ  07302
Fax:  (201) 593-2308

Attention:  Deal Administrator

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc., JPMorgan Chase Bank, Deutsche Bank Trust Company Americas and Deutsche Bank.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  The undersigned hereby gives notice pursuant to Section 2.10 of the Credit Agreement that it (a) elects to convert Eurodollar Borrowings into ABR Borrowings, (b) elects to convert B/A Borrowings into Canadian Prime Rate Borrowings, (c) elects to convert ABR Borrowings into Eurodollar Borrowings, (d) elects to continue Eurodollar Borrowings for an additional Interest Period, (e) elects to convert the Interest Period with respect to Eurodollar Borrowings into another permissible Interest Period, (f) elects to

(1) This notice must be received by the Administrative Agent not later than 11:00 a.m. (Standard Time) (i) at least three Business Days in advance of the date of conversion or continuation, if the Loans are to be converted into or continued as Eurodollar Borrowings or to convert the Interest Period with regard to Eurodollar Borrowings into another permissible Interest Period, (ii) on the same Business Day, if the Loans are to be converted into ABR Borrowings or Canadian Prime Rate Borrowings and (iii) at least one Business Day prior to the continuation or conversion, if the Loans are to be converted into or continued as B/A Borrowings.

convert Canadian Prime Rate Borrowings into B/A Borrowings or (g) elects to continue B/A Borrowings for an additional Contract Period, and in that connection sets forth below the terms on which such conversion or continuation is requested to be made:

1.                                       The applicable Borrower with respect to such Loan:                        .

2.                                       Date of conversion or continuation (which date is a Business Day and (i) in the case of a conversion from or continuation of Eurodollar Borrowings, which date is the last day of the Interest Period therefor or subject to amounts due under Section 2.15 or (ii) in the case of a B/A Borrowing, is the last day of the Contract Period therefor):

3.                                       Aggregate amount and class of Eurodollar Borrowings, ABR Borrowings, B/A Borrowings or Canadian Prime Rate Borrowings to be converted or continued(2):

4.                                       Nature of the proposed conversion or continuation:

5.                                       Interest Period (if the Loans are to be converted into or continued as Eurodollar Borrowings(3)) or Contract Period (if the Loans are to be converted to or continued as B/A Borrowings):(4)

Very truly yours,

[BORROWER],

by

Name:
Title:

(2) If less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be in an integral multiple of US$1,000,000 or Cdn.$1,000,000, as the case may be, and not less than US$10,000,000 or Cdn.$10,000,000.

(3) Which shall be subject to the definition of “Interest Period” set forth in the Credit Agreement.

(4) Which shall be subject to the definition of “Contract Period” set forth in the Credit Agreement.

2

EXHIBIT N-1

November 1, 2004

JPMorgan Chase Bank,
  as Senior Agent, Deposit Account Agent
  and Deposit Funded Facility Facing Agent
270 Park Avenue
New York, NY 10017

Deutsche Bank Trust Company Americas,
  as Senior Agent, Administrative Agent, Collateral Agent,
  Swingline Lender and Revolving Facility Facing Agent
222 S. Riverside Plaza
Chicago, IL 60606

Deutsche Bank AG,
  as Canadian Administrative Agent and
  Revolving (Canadian) Facility Facing Agent
222 Bay Street, Suite 1100
Toronto, Ontario, Canada M5K 1E7

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as special counsel to Smurfit-Stone Container Corporation, a Delaware corporation (“SSCC”), Smurfit-Stone Container Enterprises, Inc., a Delaware corporation (the “Borrower”), Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia) (“SSC Canada”), and JSC Capital LLC, a Delaware limited liability company (“JSC Capital”), in connection with the execution and delivery of the Credit Agreement dated as of the date hereof (the “Credit Agreement”) by and among SSCC, the Borrower, SSC Canada, JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, a New York banking corporation, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, and the financial institutions party thereto (the “Lenders”).  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.  SSCC, the Borrower and JSC Capital are individually referred to herein as a” Loan

Party” and collectively as the “Loan Parties”.  This opinion letter is delivered to you at our clients’ request pursuant to Section 5.02(a) of the Credit Agreement.

In rendering the opinions set forth herein, we have examined:

(i)            the Credit Agreement;

(ii)           the Guarantee and Collateral Agreement (U.S.) dated as of the date hereof (the “Collateral Agreement”) by and among the Loan Parties and the Collateral Agent;

(iii)          each of the mortgages and deeds of trust dated as of the date hereof and executed and delivered by the Borrower in favor of the Collateral Agent (the “Mortgages”);

(iv)          the Patent Security Agreement (U.S.) dated as of the date hereof by and among SSCC, SSCE, JSC Capital and the Collateral Agent;

(v)           the Trademark Security Agreement (U.S.) dated as of the date hereof by and among SSCC, SSCE, JSC Capital and the Collateral Agent;

(vi)          the Copyright Security Agreement (U.S.) dated as of the date hereof by and among SSCC, SSCE, JSC Capital and the Collateral Agent;

(vii)         unfiled copies of the financing statements (the “Financing Statements”) under the Delaware Code (as hereinafter defined), naming each Loan Party as debtor and the Collateral Agent as secured party, which Financing Statements we understand will be filed for the Loan Parties in the Office of the Secretary of State of Delaware (the “Filing Office”);

(the items identified in clauses (i) through (vi) are collectively hereinafter referred to as the “Transaction Documents”)) and such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below.  Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Loan Parties and we have made such inquiries of officers and representatives of the Loan Parties as we have deemed relevant or necessary, as the basis for the opinions set forth herein.

In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons executing documents, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents.  In giving the opinions expressed below, we have assumed with your permission and without independent investigation or verification of any kind the correctness of (i) the opinions set forth in the separate opinions of Craig A. Hunt, Esq., Vice President, Secretary and General Counsel of the Loan Parties, with respect to the Loan Parties, and (ii) the opinions set forth in the separate opinion of Stewart McKelvey Sterling Scales with respect to SSC Canada, in each case dated the date hereof and delivered to you pursuant to Section 5.02(a) of the Credit Agreement, our

2

opinions being subject to the assumptions, qualifications and limitations set forth in such opinions.  Additionally, we have, with your consent, assumed and relied upon, the following:

(a)           the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, in each case with respect to the factual matters set forth therein;

(b)           all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties;

(c)           neither the Lenders, the Agents nor any of their representatives have any knowledge (actual or constructive) of any adverse claim, lien, security interest, claim, encumbrance, interest or other condition of title affecting any of the Collateral, except for Liens described in Schedule 7.02(a)(iv) to the Credit Agreement;

(d)           all items of Collateral for which possession must be taken by a secured party in order to perfect its security interest under §9-312 of the Uniform Commercial Code of New York (the “Code”) are in the possession or constructive possession of the Collateral Agent and not in the possession of SSCC or any of its Subsidiaries, affiliates or agents or any other person acting on behalf of SSCC or the Subsidiaries;

(e)           each of Loan Parties has acquired good and sufficient title to each existing item of Collateral existing on the date hereof and has, or has the power to transfer, “rights” in and to such Collateral within the meaning of section 9-203 of the Code consistent with and sufficient for purposes of the Transaction Documents, and the same will be true of each item of Collateral arising after the date hereof;

(f)            the proceeds of the Loans have been disbursed and each Transaction Document constitutes the valid and binding obligation of each party thereto (other than the Loan Parties and SSC Canada) enforceable against such party in accordance with its terms;

(g)           because a claimant bears the burden of proof required to support its claims, the Agents and the Lenders will undertake the effort and expense necessary to fully present their claims in the prosecution of any right or remedy accorded the Agents or the Lenders under the Transaction Documents;

(h)           the Collateral actually exists and the description of the Collateral in the Collateral Agreement reasonably describes the property intended to be described as Collateral; and

(i)            to the extent our opinion set forth in paragraph 7 below relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of

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one of the States of the United States, such securities are “certificated securities” within the meaning of Section 8-102(4) of the Code.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular Winston & Strawn LLP attorneys who have represented the Loan Parties during the course of our limited representation of the Loan Parties in connection with the Transaction Documents.  Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

In addition, we make the following disclosures and comments concerning our opinions in paragraph 6 below addressing perfection of certain security interests: we note that the certificate of incorporation of each of SSCC and the Borrower indicates that each of SSCC and the Borrower is a Delaware corporation and the certificate of formation of JSC Capital indicates that JSC Capital is a Delaware limited liability company, and thus each Loan Party is a “registered organization” within the meaning of the Code, located (for purposes of Section 9-307 and 9-301 of the Code) in Delaware.  Under Section 9-301 of the Code (i.e., as enacted in New York, the law of which is the contractually chosen substantive law governing the Collateral Agreement), perfection of nonpossessory security interests in the Collateral granted by the Loan Parties would accordingly be governed by Delaware law.  To the extent that Delaware law applies to such matters (under the Code), with your consent, in rendering the opinions set forth in paragraph 6 below, we have relied solely on our review of Article 9 of the Uniform Commercial Code as enacted in Delaware and set forth in the CCH Secured Transactions Guide available to us and updated through August 10, 2004 (the “Delaware Code”), without any investigation of legal decisions or other statutory provisions in effect in Delaware that may affect the perfection of security interests under Delaware law.

Based upon the foregoing and subject to the qualifications, limitations and comments stated herein, we are of the opinion that:

1.             Each of the Transaction Documents (other than the Mortgages) constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto enforceable against such Loan Party in accordance with its terms.  The Credit Agreement constitutes the legal, valid and binding obligation of SSC Canada enforceable against SSC Canada in accordance with its terms.

2.             Assuming the proceeds of the loans are used solely for the purposes set forth in the Credit Agreement, each Loan Party’s and SSC Canada’s execution and delivery of the Transaction Documents to which it is a party and its performance of its obligations under such Transaction Documents will not constitute a violation by such Loan Party or SSC Canada of any applicable provision of any existing State of New York or United States federal statutory law or governmental regulation covered by this letter, or violate any existing order, writ, injunction or

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decree of any court or governmental instrumentality applicable to such Loan Party or SSC Canada of which we have knowledge.

3.             No Loan Party is presently required to obtain any consent, approval, authorization or order of any State of New York or United States federal court or governmental agency in connection with the execution, delivery and performance by the Loan Parties of any Transaction Document, except for: (a) those obtained or made on or prior to the date hereof; (b) any actions or filings to perfect the liens and security interests granted under the Transaction Documents; (c) actions or filings required in connection with ordinary course conduct by the Loan Parties of their respective businesses and ownership or operation by the Loan Parties of their respective assets and (d) actions and filings required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any state “blue sky” law or related regulation and the Trust Indenture Act of 1939, as amended (as to which matters we express no opinion).

4.             None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

5.             None of the Loan Parties is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.             The provisions of the Collateral Agreement are sufficient to create in the Collateral Agent’s favor as security for the payment of the Obligations (as defined therein) a security interest in all right, title and interest of the respective Loan Party, as Debtor, in those items and types of Collateral described therein in which a security interest may be created under Article 9 of the Code (the “Article 9 Collateral”).  The description of the Article 9 Collateral set forth in the Financing Statements is sufficient to perfect a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Delaware Code.  Assuming that the Financing Statements have been properly filed in the Filing Office, the Collateral Agent’s security interest in the Article 9 Collateral has been perfected, to the extent a security interest in that portion of the Article 9 Collateral may be perfected under the Delaware Code by the filing of the Financing Statements.

7.             Assuming that the Collateral Agent has taken and is retaining possession of the stock certificates evidencing the shares of stock issued by the Borrower and SSC Canada, as such shares of capital stock are described in Schedule I to the Collateral Agreement (collectively, the “Pledged Stock”), in the State of New York in registered form accompanied by undated stock powers with respect thereto duly endorsed in blank by an effective endorsement, and the Agents and Lenders have taken such Pledged Stock in good faith without notice (actual or constructive) of any adverse claim within the meaning of the Code, there has been created under the Collateral Agreement, and there has been granted to the Collateral Agent a perfected security interest in the Pledged Stock to the extent a security interest may be perfected by possession thereof under the Code.

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8.             To our knowledge, no legal or governmental proceedings are pending or overtly threatened to which any Loan Party is a party or to which its properties or assets is subject that challenges the validity or enforceability of the Transaction Documents.

The opinions as expressed herein are subject to the following qualifications, limitations and comments (and where such qualification, limitation or comment makes a reference to the Code and relates to our opinions set forth above in paragraphs 6 and 7 as to perfection such reference shall be deemed a reference to the Delaware Code or the Code as and to the extent relevant):

(a)           the enforceability of the Transaction Documents and the obligations of the Loan Parties thereunder and the availability of certain rights and remedial provisions provided for in the Transaction Documents are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, and general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (ii) a creditor’s enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor’s implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (iii) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy;

(b)           as to our opinions set forth in paragraph 1 hereof, we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party;

(c)           except as set forth in paragraph 7 above, we express no opinion as to any Collateral as to which the creation and perfection of security interests therein are not governed solely by Article 9 of the Code or any Collateral consisting of goods that are or may become fixtures on any premises, nor do we express any opinion with respect to the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, or “general intangibles” (as defined in the Code) which terminate or become terminable (pursuant to the terms of an agreement) if a security interest is granted therein, property subject to negative pledge clauses of which any Agent or any Lender is aware (except, in the case of any of the foregoing, to the extent that such illegality, violation or relevant contract term is rendered ineffective by Section 9-406 or 9-408 of the Code), or any security interest in any “accounts,” “chattel paper,” “documents,” “instruments” or “general intangibles” (as defined in the Code) with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof, unless the same has

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been assigned to the Collateral Agent pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended, or any similar law or regulation relating to the assignment or pledge thereof;

(d)           we express no opinion as to the perfection of a security interest in any Collateral consisting of “proceeds” (as such term is defined in the Code) to the extent such perfection is limited as set forth in Section 9-315 of the Code and under certain circumstances described in Sections 9-320 and 9-330 of the Code, purchasers of Collateral may take the same free of a perfected security interest;

(e)           except as provided in paragraphs 6 and 7 above, we express no opinion as to the perfection of a security interest in any Collateral;

(f)            we have not made nor undertaken to make any investigation of the state of title to the Collateral or the location thereof and we express no opinion with respect to the existence of title to such Collateral, the location thereof or to the priority of the liens, security interests or pledges granted or purported to be granted by the Transaction Documents;

(g)           any purported assignment of any agreement or any governmental approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, may be required to be satisfied before the Collateral Agent will be treated as an assignee (other than a collateral assignee) thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental body or third party;

(h)           the rights of debtors, guarantors and other secured parties to receive notices under Sections 9-610, 9-611, 9-612, 9-613, 9-614, 9-620, 9-621, and 9-624 of the Code may not be waived prior to default and the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed collateral and further, we express no opinion as to the right of any secured party to enforce any of its rights without notice to the Loan Parties and without judicial hearing or without bond, nor do we express any opinion as to whether the periods of notice set forth in the Transaction Documents are enforceable;

(i)            certain provisions of the Transaction Documents regarding the application of proceeds realized from the sale of Collateral do not make reference (although they do not have to in order to enable the Collateral Agent to exercise the rights and remedies of a secured party under the Code) to the Collateral Agent’s obligations to satisfy indebtedness due to the holders of subordinate security interests in such collateral under certain conditions under Section 9-615(a)(3) of the Code or to account to the Loan Parties for any surplus proceeds;

(j)            notwithstanding certain language of the Transaction Documents, the Agents and the Lenders may be limited to recovering only reasonable expenses with respect to the retaking, holding, preparing for sale or lease, selling, leasing and the like of Collateral and reasonable attorneys’ fees and legal expenses and only reasonable compensation for finding losses, increased costs or yield protection;

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(k)           the duties to exercise reasonable care in the custody and preservation of Collateral in a secured party’s possession and to deal with and to dispose of Collateral in a commercially reasonable manner as required by the Code or other applicable law may not be disclaimed by agreement, modified, waived or released prior to a default;

(l)            provisions in the Transaction Documents deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law;

(m)          any rights of a secured party to foreclose its liens or enforce its remedies against the Collateral must be enforced pursuant to the provisions of the Code and other applicable federal, state or local laws;

(n)           we express no opinion as to the validity, binding effect or enforceability of any indemnification provisions of the Transaction Documents;

(o)           requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

(p)           we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents which purports to authorize any Person to sign or file documents without the signature of the Loan Parties;

(q)           we express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Transaction Documents relating to (i) statutory or equitable rights and defenses of the Loan Parties which are not subject to waiver, release or disclaimer, or (ii) rights or claims of, or duties owing to, the Loan Parties (including, without limitation, any waiver, release or disclaimer of any provision of the Code) to the extent limited by Sections 1-102(3), 9-207 and 9-602 of the Code or other provisions of applicable law, or to the extent such rights, claims and duties otherwise exist as a matter of law except to the extent the Loan Parties have effectively so waived, released or disclaimed such rights, claims or duties in accordance with Section 9-602 of the Code or other applicable law;

(r)            we express no opinion as to any Agent’s or any Lender’s ability to use “self-help” remedies to repossess the Collateral if a breach of the peace were to occur;

(s)           we express no opinion as to the severability of any provision of any of the Transaction Documents;

(t)            certain other rights, remedies and waivers contained in the Transaction Documents may be rendered ineffective, or limited by, applicable laws, rules, regulations, constitutional requirements or judicial decisions governing such provisions, but such laws, rules, regulations, constitutional limitations and judicial decisions do not, in our opinion (subject to the other comments and qualifications set forth in this opinion letter), make the remedies afforded by

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the Transaction Documents inadequate for the practical realization of the principal benefits intended to be provided, although they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay);

(u)           we express no opinion with respect to the applicability or effect of federal or state anti-trust, unfair competition, tax, pension and employee benefit, environmental, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), labor, (except to the extent set forth in paragraphs 4 and 5 above) securities and “blue sky” laws and regulations;

(v)           we express no opinion with respect to the applicability or effect of the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

(w)          we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents purporting to establish evidentiary standards or a consent to jurisdiction and venue or waiving service of process or demand or notice and hearing or constitutional rights (including a jury trial) or purporting to eliminate any obligation to marshall assets;

(x)            we express no opinion with respect to any provisions of the Transaction Documents purporting to appoint any Person as attorney-in-fact or agent for the Loan Parties;

(y)           we express no opinion with respect to any goods which are accessions to, or commingled with, other goods to the extent that the security interest is limited by Sections 9-335 or 9-336 of the Code; and

(z)            we express no opinion as to the effect of the legal or regulatory status or the nature of the business of any Agent or any Lender on our opinions.

The opinions expressed herein are based upon and are limited to (i) the laws of the State of New York, (ii) solely with respect to the second and third sentences of our opinion set forth in paragraph 6 above, and subject to the limitations set forth herein, the Delaware Code and (iii) the laws of the United States of America, and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision.  The opinions expressed herein based on the laws of the State of New York and the United States of America are limited to the laws generally applicable in transactions of the type covered by the Transaction Documents.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is solely for the benefit of the addressees hereof in connection with the execution and delivery of the Credit Agreement.  No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any

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addressee hereof or other person or entity except for the Loan Parties and SSC Canada.  In permitting reliance hereon by any person or entity other than the Loan Parties and SSC Canada, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of

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this opinion letter for its purposes.  This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent; provided that any Person that subsequently becomes a Lender in accordance with Section 11.04(b) of the Credit Agreement may rely on this opinion letter as of the date of this opinion letter as if it were addressed to such Person and delivered on the date hereof.

Very truly yours,

Winston & Strawn LLP

Exhibit N-2

November 1, 2004

JPMorgan Chase Bank,
  as Senior Agent, Deposit Account Agent
  and Deposit Funded Facility Facing Agent
270 Park Avenue
New York, NY 10017

Deutsche Bank Trust Company Americas,
  as Senior Agent, Administrative Agent, Collateral Agent,
  Swingline Lender and Revolving Facility Facing Agent
222 S. Riverside Plaza
Chicago, IL 60606

Deutsche Bank AG,
  as Canadian Administrative Agent and
  Revolving (Canadian) Facility Facing Agent
222 Bay Street, Suite 1100
Toronto, Ontario, Canada M5K 1E7

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

I am general counsel to Smurfit-Stone Container Corporation, a Delaware corporation (“SSCC”), Smurfit-Stone Container Enterprises, Inc., a Delaware corporation (“SSCE”), and JSC Capital LLC, a Delaware limited liability company (“JSC Capital”).  SSCC, SSCE and JSC Capital are individually referred to herein as a “Loan Party” and collectively as the “Loan Parties”.  This opinion is delivered to you pursuant to Section 5.02(a) of the Credit Agreement dated as of the date hereof (the “Credit Agreement”) by and among SSCC, SSCE, Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia), JPMorgan Chase Bank, a New York banking corporation, as Senior Agent, Deposit Account Agent and Deposit Funded Facility

Facing Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, and the financial institutions party thereto (the “Lenders”).  Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(i)                                     the certificate of incorporation and bylaws of SSCC and SSCE, and the certificate of formation and limited liability company agreement of JSC Capital;

(ii)                                  resolutions of the board of directors of SSCC and SSCE, and resolutions of the board of managers of JSC Capital;

(iii)                               the Credit Agreement;

(iv)                              the Guarantee and Collateral Agreement (U.S.) dated as of the date hereof by and among the Loan Parties and the Collateral Agent;

(v)                                 each of the mortgages and deeds of trust dated as of the date hereof by and between SSCE and the Collateral Agent;

(vi)                              the Patent Security Agreement (U.S.) dated as of the date hereof by and among SSCC, SSCE, JSC Capital and the Collateral Agent;

(vii)                           the Trademark Security Agreement (U.S.) dated as of the date hereof by and among SSCC, SSCE, JSC Capital and the Collateral Agent; and

(viii)                        the Copyright Security Agreement (U.S.) dated as of the date hereof by and among SSCC, SSCE, JSC Capital and the Collateral Agent.

The documents and agreements listed in items (iii) through (viii) above are referred to herein collectively as the “Documents.”

In addition, I have obtained and relied without independent investigation upon such certificates and assurances from public officials as I have deemed necessary or appropriate.  In my examinations, I have assumed (a) the genuineness of all signatures of all parties other than the Loan Parties, the conformity to original documents of all documents submitted to me as copies or drafts and the authenticity of such originals of such latter documents, (b) as to all parties other than the Loan Parties, the due completion, execution, acknowledgment as indicated thereon and delivery of documents recited herein and therein and validity and enforceability against all parties thereto other than the Loan Parties and (c) that each Person (other than the Loan Parties) which is a party to any Document has full power, authority and legal right, under its charter and other governing documents, corporate and limited liability company legislation and the laws of its state of formation, to perform its respective obligations under such Document.

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I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary.  I am opining herein as to United States federal laws, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of Missouri only, in each case as having effect at the date hereof.

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that as of the date hereof:

1.                                       Each of SSCC and SSCE is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation. .ISC Capital is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation.  Each of the Loan Parties is qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except, as to any Loan Party, for such failures to be qualified and in good standing, if any, which would not have a material adverse effect on the business, properties or operations of such Loan Party.  Each Loan Party has all requisite corporate or limited liability company power and authority, as applicable, to own and operate its properties and to carry on its business as now conducted and to execute, deliver and perform its obligations under the Documents to which it is a party.  The execution, delivery and performance by each Loan Party of the Documents to which such Loan Party is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Loan Party and such documents have been duly executed and delivered by each such Loan Party.

2.                                       Each Loan Party’s execution and delivery of the Documents to which it is a party and its performance of its obligations under such Documents will not (i) constitute a violation by such Loan Party of any applicable provision of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act or United States federal statutory law or governmental regulation, or violate any existing order, writ, injunction or decree of any court or governmental instrumentality applicable to such Loan Party of which I have knowledge; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Loan Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party pursuant to the terms of any material note, deed of trust, license, franchise, permit, agreement or other instrument or obligation to which such Loan Party is a party, or by which such Loan Party or any of its properties (whether now owned or hereafter acquired) may be bound or affected (except that I express no opinion with respect to breaches or defaults under cross-default or cross-acceleration provisions or with respect to financial covenants or tests) or (iii) violate any existing provisions of the certificate of incorporation or by-laws of SSCC or SSCE, or the certificate of formation or limited liability company agreement of JSC Capital.

3.                                       There are no causes of action, claims, proceedings or investigations pending, or to the best of my knowledge, threatened against any of the Loan Parties, relating to or affecting any of the Loan Parties (or any of their respective officers or directors or managers in connection with the business or affairs of such Loan Party), before any court or governmental authority, which, if finally determined adversely to such Loan Party, individually or in the aggregate,

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would have a material adverse effect on the business, properties or operations of the Loan Parties taken as a whole.  There are no such causes of action, claims, proceedings or investigations pending or, to the best of my knowledge, threatened, challenging the validity or propriety of the transactions contemplated by the Documents or in which an injunction or order has been entered preventing any of the transactions contemplated by the Documents.  None of the Loan Parties is subject to any judgment, order or decree which has a reasonable probability of having a material adverse effect on the business, properties or operations of the Loan Parties taken as a whole.

4.                                       None of the Loan Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.                                       None of the Loan Parties is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a “public utility”, as such term is defined in the Federal Power Act, as amended.

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This opinion is solely for your benefit in connection with the transactions contemplated by the Documents and is not to he used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent, provided that Winston & Strawn LLP and any Person that subsequently becomes a Lender in accordance with Section 11.04(b) of the Credit Agreement may rely on this opinion as of the date of this opinion as if it were addressed to such Person and delivered on the date hereof.

Very truly yours,

Craig A. Hunt
General Counsel

November 1, 2004

To The Addressees on Schedule “A”

Ladies and Gentlemen:

Re:  Smurfit-Stone Container Canada Inc.

We have acted as counsel to Smurfit-Stone Container Canada Inc. (the “Borrower”) in connection with a credit agreement dated as of November 1, 2004 (the “Credit Agreement”) among the Borrower, Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Corporation, the lenders from time to time party to the Credit Agreement (collectively, the “Lenders”), as lenders, JPMorgan Chase Bank (the “Agent”), as senior agent, deposit account agent and deposit funded facility facing agent, Deutsche Bank Trust Company Americas, as senior agent, administrative agent, collateral agent and revolving facility facing agent (the “Collateral Agent”) and Deutsche Bank AG (the “Canadian Administrative Agent”), as Canadian administrative agent and revolving (Canadian) facility facing agent.  Capitalized terms used in this opinion which we have not defined have the meanings given to them in the Credit Agreement.

This opinion is being provided to you pursuant to Section 5.02(a) of the Credit Agreement.

In fulfillment of certain obligations of the Borrower in the Credit Agreement, we have participated in the preparation of and have examined executed copies of the following documents (collectively, the “Loan Documents”):

(a)                                  the Credit Agreement

(b)                                 a debenture (the “Borrower Debenture”) dated October 27, 2004 made by the Borrower in favour of the Collateral Agent charging certain real property located in Brampton and Burlington Ontario;

(c)                                  a debenture delivery agreement (the “Borrower Debenture Delivery Agreement”) dated as of October 27, 2004 made by the Borrower in favour of the Collateral Agent, with respect to the Borrower Debenture;

(d)                                 an assignment of rents (the “Borrower Assignment of Rents”) dated October 27, 2004 made by the Borrower in favour of the Collateral Agent as security for the Borrower Debenture;

(e)                                  a security agreement (the “Borrower Security Agreement”) dated as of November 1, 2004 made by the Borrower in favour of the Collateral Agent;

(f)                                    a pledge (the “Borrower Pledge”) dated as of November 1, 2004 made by the Borrower of its capital, stock and partnership interests;

(g)                                 a guarantee (the “3083527 Guarantee”) dated as of November 1, 2004 made by 3083527 Nova Scotia Company (“3083527”) in favour of the Collateral Agent guaranteeing performance of and compliance with the Obligations (as defined therein);

(h)                                 a pledge (the “3083527 Pledge”) dated as of November 1, 2004 by 3083527 of its capital stock and partnership interests;

(i)                                     a security agreement (the “3083527 Security Agreement”) dated as of November 1, 2004 made by 3083527 in favour of the Collateral Agent;

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(j)                                     a guarantee (the “MBI Guarantee”) dated as of November 1, 2004 made by MN Limited (“MBI”) in favour of the Collateral Agent guaranteeing performance of and compliance with the Obligations (as defined therein);

(k)                                  a pledge (the “MBI Pledge”) dated as of November 1, 2004 by MBI of its capital stock and partnership interests;

(l)                                     a security agreement (the “MBI Security Agreement”) dated as of November 1, 2004 made by MBI in favour of the Collateral Agent;

(m)                               a guarantee (the “Smurfit-MBI Guarantee”) dated as of November 1, 2004 made by MBI in its capacity as general partner of Smurfit-MBI in favour of the Collateral Agent guaranteeing performance of arid compliance with the Obligations (as defined therein);

(n)                                 a security agreement (the “Smurfit-MBI Security Agreement”) dated as of November t 2004 made by MBI in its capacity as general partner of Smurfit-MBI in favour of the Collateral Agent;

(o)                                 a debenture (the “Smurfit-MBI Main Debenture”) dated October 26, 2004 made by MBI in favour of the Collateral Agent charging certain real property located in Toronto, Guelph, Milton, Whitby and Pembroke, Ontario (collectively, the “Ontario Properties”); Calgary and Strathcona County, Alberta (collectively, the “Alberta Properties”); Regina, Saskatchewan; and Winnipeg, Manitoba, which are held by MBI in its capacity as general partner of Smurfit-MBI;

(p)                                 a debenture delivery agreement (the “Smurfit-MBI Main Debenture Delivery Agreement”) dated as of October 26, 2004 made by MN in

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favour of the Collateral Agent, with respect to the Smurfit-MBI Main Debenture;

(q)                                 a main assignment of rents (the “Smurfit-MBI Main Assignment of Rents”) dated as of October 26, 2004 made by MBI in favour of the Collateral Agent as security form the Smurfit-MBI Main Debenture;

(r)                                    a debenture (the “MBI Ontario Debenture”) dated October 26, 2004 made by MBI in favour of the Collateral Agent charging the Ontario Properties;

(s)                                  a debenture delivery agreement (the “MBI Ontario Delivery Agreement”) dated as of October 26, 2004 made by MBI in favour of the Collateral Agent, with respect to the MBI Ontario Debenture;

(t)                                    an assignment of rents (the “MBI Ontario Assignment of Rents”) dated October 26, 2004 with respect to the Ontario Properties made by MBI in favour of the Collateral Agent as security for the MBI Debenture;

(u)                                 a debenture (the “MBI Saskatchewan Debenture”) dated October 26, 2004 made by MBI in favour of the Collateral Agent charging certain real property located in Regina, Saskatchewan which is held by MBI in its capacity as general partner of Smurfit-MBI;

(v)                                 a debenture delivery agreement (the “MBI Saskatchewan Debenture Delivery Agreement”) dated as of October 26, 2004 made by MBI in favour of the Collateral Agent with respect to the MBI Saskatchewan Debenture;

(w)                               an assignment of rents (the “MBI Saskatchewan Assignment of Rents”) dated October 26, 2004 with respect to the Regina, Saskatchewan property

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made by MBI in favour of the Collateral Agent as security for the MBI Saskatchewan Debenture;

(x)            an Indenture and Deed of Hypothec and Issue of Bonds (the “Smurfit-MBI Hypothec”) dated October 24, 2004 entered into by MBI in its capacity as general partner of Smurfit-MBI in favour of National Bank Trust Inc.;

(y)                                 a bond certificate (the “Smurfit-MBI Bond Certificate”) dated November 1, 2004 executed by MBI in its capacity as general partner of Smurfit-MBI;

(z)            a delivery order (the “Smurfit-MBI Bond Order”) dated November 1, 2004 by MBI in its capacity as general partner of Smurfit-MBI;

(aa)                            a bond pledge agreement (the “Smurfit-MBI Bond Pledge”) dated November 1, 2004 by MBI in its capacity as general partner of Smurf it-MBI

(bb)                          a debenture (the “MBI Alberta Debenture”) dated October 26, 2004 made by MBI in favour of Deutsche Bank AG charging the Alberta Properties which are held by MBI in its capacity as general partner of Smurfit-MBI;

(cc)                            a debenture delivery agreement (the “MBI Alberta Debenture Delivery Agreement”) dated as of October 26, 2004 made by MBI in favour of Deutsche Bank AG with respect to the MBI Alberta Debenture;

(dd)                          an assignment of rents (the “MBI Alberta Assignment of Rents”) dated October 26, 2004 with respect to the Alberta Properties made by MBI in favour of Deutsche Bank AG as security for the MBI Alberta Debenture;

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(ee)                            a debenture (the “MBI Manitoba Debenture”, and together with the Borrower Debenture, the MBI Debenture, the MBI Saskatchewan Debenture and the MBI Alberta Debenture, the “Debentures”) dated October 26, 2004 made by MBI in favour of the Collateral Agent charging certain real property located in Winnipeg, Manitoba which is held by MBI in its capacity as general partner of Smurfit-MBI;

(ff)                                a debenture delivery agreement (the “MBI Manitoba Debenture Delivery Agreement”) dated as of October 26, 2004 made by MBI in favour of the Collateral Agreement with respect to the MBI Manitoba Debenture; and

(gg)                          an assignment of rents (the “MBI Manitoba Assignment of Rents”) dated October 26, 2004 with respect to the Winnipeg, Manitoba property made by MBI in favour of the Collateral Agent as security for the MBI Manitoba Debenture.

The Borrower Debenture, the Borrower Debenture Delivery Agreement and the Borrower Assignment of Rents are collectively referred to as the “Borrower Ontario Documents” and, together with the Borrower Security Agreement and the Borrower Pledge, are collectively referred to as the “Borrower Security Documents”; the 3083527 Guarantee, the 3083527 Pledge and the 3083527 Security Agreement are collectively referred to as the “3083527 Security Documents”; the MBI Guarantee, the MBI Pledge and the MBI Security Agreement are collectively referred to as the “MBI Security Documents”; the MBI Alberta Debenture, the MBI Alberta Debenture Delivery Agreement and the MBI Alberta Assignment of Rents are collectively referred to herein as the “Alberta Security Documents”; the Smurfit-MBI Debenture, the Smurfit-MBI Main Debenture Delivery Agreement and the Smurfit-MBJ Main Assignment of Rents are collectively referred to as the “Smurfit-MBI Realty Documents”; the Smurfit-MBI

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Guarantee, the Smurf it-MBI Security Agreement and the Smurf it-MBI Realty Documents are collectively referred to as the “Smurfit-MBI Security Documents”; the MBI Ontario Debenture, the MBI Ontario Debenture Delivery Agreement and the MBI Ontario Assignment of Rents are collectively referred to as the “Ontario Security Documents”; the Smurfit-MBI Hypothec, the Smurfit-MBI Bond Certificate, the Smurfit-MBI Bond Pledge and Smurfit-MBI Bond Order are collectively referred to as the “Quebec Security Documents”; the MBI Saskatchewan Debenture, the MBI Saskatchewan Debenture Delivery Agreement and the MBI Saskatchewan Assignment of Rents are collectively referred to as the “Saskatchewan Security Documents”; and the MBI Manitoba Debenture, the MBI Manitoba Assignment of Rents and the MBI Manitoba Debenture Delivery Agreement are collectively referred to as the “Manitoba Security Documents”.

We have relied, for purposes of our opinion herein, on a certificate of an officer of MBI (the “MBI Certificate”), a copy of which is being delivered to you simultaneously herewith.

For purposes of our opinion herein, we have examined and relied on a certificate of good standing with respect to MBI from the Registrar of Companies for the Province of British Columbia dated October 27, 2004; a certificate of status with respect to MBI from the Register of Corporations for the Province of Alberta dated October 27, 2004; a corporate profile report with respect to MBI (having Ontario Corporation number 553955) from the Province of Ontario dated October 27, 2004.  We have also examined and relied on a letter from the Registrar of Companies for the Province of British Columbia dated October 27, 2004, that Smurfit-MBI is registered extra-provincially as a limited partnership under Registration No. 91-116099; a certified copy of a document replica of a declaration (the “Declaration”) under the Limited Partnerships Act (Ontario) of Smurfit-MBI dated October 27, 2004 and a copy of a Limited Partnerships Report

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with respect to Smurfit-MBI certified by the Province of Ontario on October 27, 2004; a certified copy of an Alberta Limited Partnership Proof of Filing of the Registrar of Corporations for the Province of Alberta with respect to Smurfit-MBI and the results of a Trade Name/Partnership Search (Alberta) with respect to Smurfit-MBI dated October 27, 2004; and an amended and restated limited partnership agreement among Smurfit Canada Holdings Limited, Stone Container (Canada) Inc. and MBI with respect to Smurfit-MBI dated December 1, 1999 and confirmation thereof dated as of September 30, 2003 (the amended and restated partnership agreement as confirmed and amended being referred to herein as the “Limited Partnership Agreement”).  We have relied exclusively upon these documents and the MBI Certificate without independent investigation for the purposes of providing our opinions expressed below in paragraphs 1 through 5, inclusive.  We have relied upon these documents without investigation, although not exclusively, for the purposes of providing our other opinions.

In our examination of all documents we have assumed that:

(a)                                  the appointment of Deutsche Bank AG as subagent of the Collateral Agent solely for the purposes of the Alberta Security Documents has been duly authorized, executed and delivered and is a valid and enforceable appointment;

(b)                                 all facts set forth in the certificates supplied by the respective officers and directors of MBI including, without limitation, the MBI Certificate are complete, true and accurate;

(c)                                  performance ct the obligations would not be illegal under the law of the place of performance if that is a place other than the Provinces (as hereinafter defined);

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(d)                                 each of the Borrower Security Documents, the Smurfit-MBI Realty Documents, the 3083527 Security Documents, the Quebec Security Documents, the Ontario Security Documents, the Saskatchewan Security Documents, the Manitoba Security Documents, the Alberta Security Documents, the MBI Security Documents and the Smurfit-MBI Security Documents has been duly authorized, executed and delivered by each party thereto and constitutes a legal, valid and binding agreement enforceable against such parties (except with respect to enforceability the Borrower, MBI and Smurfit-MBI with respect to the Borrower Ontario Documents, Smurfit-MBI Realty Documents, the Ontario Security Documents and the Alberta Security Documents) in accordance with its terms;

(e)                                  with respect to the Loan Documents, (i) value has been given; (ii) the parties thereto have not agreed to postpone the time for attachment of the security interest expressed to have been created thereunder; (iii) each contains a description of the collateral subject to such document sufficient to enable such collateral to be identified; (iv) the Borrower, 3083527, MBI, MBI in its capacity as general partner of Smurfit-MBI and Smurfit-MBI, as the case may be, have rights in such collateral; and (v) the property and assets subject to the security interests expressed to be created by the Borrower Security Agreement, the Borrower Assignment of Rents, the MBI Pledge, the MBI Security Agreement, the Smurf it-MBI Security Agreement, the Smurfit-MBI Main Assignment of Rents, the MBI Ontario Assignment of Rents and the MBI Alberta Assignment of Rents do not include consumer goods as defined in the Personal Property Security Act (Ontario) (the “Ontario PPSA”), the Personal Property Security Act (Alberta)

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(the “Alberta PPSA”) or the Personal Property Security Act (British Columbia) ( the “BC PPSA”);

(f)                                    all individuals have the requisite legal capacity;

(g)                                 all signatures are genuine;

(h)                                 all documents submitted to us as originals are complete and authentic and all photostatic, certified, notarial, facsimile or other copies conform to the originals; and

(i)                                     all facts set forth in the official public records, indices and filing systems and all certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate.

We have conducted, or have caused to be conducted, searches for filings or registrations made in certain offices of public record, and we have delivered, concurrently herewith, a report of such searches and their results.

We have not undertaken and hereby disclaim any obligation to advise you of any change in any matter set forth in this opinion.  In particular, our firm maintains no record of the dates of registration of financing statements or their renewal and we have no reminder system for that purpose; accordingly, we take no responsibility for the registration of renewals or amendments.

Our opinion is expressed only with respect to the laws of the Provinces of British Columbia, Ontario and Alberta (the “Provinces”) and the laws of Canada applicable in the Provinces in effect on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date

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that does or may affect the opinions we express.  To the extent that the opinions expressed below relate to the laws of New Brunswick or Nova Scotia, we have relied on the opinion of Stewart McKelvey Stirling Scales (the “SMSS Opinion”) a copy of which has been delivered to you.  We have made no independent investigation and are not providing any independent opinion with respect to the SMSS Opinion since we are not qualified to practice law in the Provinces of New Brunswick or Nova Scotia.  The opinions expressed below are limited in scope, to the extent that they relate to the laws of the Provinces of New Brunswick or Nova Scotia, to the matters addressed in the SMSS Opinion and, to he extent the SMSS Opinion is stated to be based on any assumption or to be given in reliance on any certificate or other document or to be subject to arty limitation, qualification or exception, the opinions expressed below in reliance on the SMSS Opinion are based on the same assumptions, are given in reliance on the same certificates and documents, and are subject to the same limitations, qualifications and assumptions.

We also express no opinion with respect to any other jurisdiction other than the Provinces to the extent that the laws of the other jurisdiction govern the validity, effect of perfection or non-perfection, priority or enforcement of the security interests created by the Borrower Security Agreement, the Borrower Assignment of Rents, the MBI Pledge, the MBI Security Agreement, the Smurfit-MBI Security Agreement, the Smurfit-MBI Main Assignment of Rents, the MBI Ontario Assignment of Rents or the MBI Alberta Assignment of Rents or as a result of the conflict of laws rules of the personal property legislation of the Provinces.  In addition, we express no opinion as to whether the laws of the Provinces govern the validity, perfection, effect of perfection or non-perfection, priority or enforcement of such security interests.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

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1.                                       The Borrower is duly qualified to carry on business in the Province of Ontario.

2.                                       MBI is duly qualified to carry on business as an extra-provincial corporation in the Provinces.

3.                                       Smurfit-MBI is a limited partnership that has been formed and is existing under the Limited Partnerships Act (Ontario).

4.                                       Smurfit-MBI is registered as an extra-provincial limited partnership in the Provinces of British Columbia and Alberta.

5.                                       The execution and delivery of and performance by MBI of the Smurfit-MBI Security Documents, the Ontario Security Documents, the Alberta Security Documents, the Saskatchewan Security Documents, the Quebec Security Documents and the Manitoba Security Documents have been authorized by all necessary action in accordance with the provisions of the Limited Partnership Agreement.

6.                                       Each of the Borrower Debenture and the Borrower Debenture Delivery Agreement has been delivered by the Borrower.

7.                                       Each of the MBI Manitoba Debenture, he MBI Ontario Debenture, the MBI Saskatchewan Debenture, the MBI Alberta Debenture and the Smurfit-MBI Main Debenture has been delivered by MBI in its capacity as general partner of Smurfit-MBI.

8.                                       The execution and delivery by the Borrower of the Credit Agreement and the Borrower Security Documents and the performance of its obligations thereunder do not constitute or result in a violation or a breach of or a default under any law, rule or regulation having the force of law applicable in Ontario which is applicable to the Borrower or any of its property.

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9.                                       The execution and delivery by MBI of the MBI Security Documents and the performance of its obligations thereunder do not constitute or result in a violation or a breach of or a default under any law, rule or regulation having the force of law applicable in the Provinces which is applicable to MBI or any property in the Provinces which it holds in its personal capacity.

10.                                 The execution and delivery by MBI of the Smurfit-MBI Security Documents, the Ontario Security Documents, the Alberta Security Documents, the Quebec Security Documents, the Manitoba Security Documents and the Saskatchewan Security Documents and the performance of its obligations thereunder do not constitute or result in a violation on a breach of or a default under the Limited Partnerships Act (Ontario), or any other law, rule or regulation having the force of law applicable in the Provinces which is applicable to Smurfit-MBI or MBI in its capacity as general partner of Smurfit-MBI or any property in the Provinces which MBI holds in its capacity as general partner of Smurfit-MBI.

11.                                 No authorization, consent or approval of, or filing, registration, qualification or recording with any governmental entity having jurisdiction in Ontario is required in connection with the execution and delivery by the Borrower of the Borrower Assignment of Rents, the Borrower Security Agreement (collectively, the “Borrower PPSA Documents”) or the Credit Agreement and the performance of its obligations thereunder except those which are required to perfect security interests created by the Borrower PPSA Documents.

12.                                 No authorization, consent or approval of, or filing, registration, qualification or recording with any governmental entity having jurisdiction in the Provinces is required in connection with the execution and delivery by MBI of the MBI Security Documents

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and the performance of its obligations thereunder except those which are required to perfect security interests created thereby.

13.                                 No authorization, consent or approval of, or filing, registration, qualification or recording with any governmental entity having jurisdiction in the Provinces is required in connection with the execution and delivery by MBI, in its capacity as general partner of Smurfit-MBL of the Smurfit-MBI Security Documents, the Alberta Security Documents, the Manitoba Security Documents, the Quebec Security Documents, the Ontario Security Documents and the Saskatchewan Security Documents and the performance of its obligations thereunder except those which are required to perfect security interests created thereby.

14.                                 Each of the Borrower Ontario Documents constitutes a legal valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms.

15.                                 Each of the Alberta Security Documents, the Ontario Security Documents and the Smurfit-MBI Realty Documents, constitutes a legal, valid and binding agreement of Smurfit-MBI and MBI in its capacity as general partner of Smurfit-MBI enforceable against each of them in accordance with its terms under the laws of Alberta and Ontario, respectively.

16.                                 Each of the Borrower Security Agreement and the Borrower Assignment of Rents creates a valid security interest in favour of the Collateral Agent for the benefit of the Beneficiaries (as defined therein) in the personal property described therein in which the Borrower now has any rights, and is sufficient to create a valid security interest in favour of the Collateral Agent for the benefit of the Beneficiaries (as defined therein) in any such personal property in which the Borrower hereafter acquires any rights when such rights are acquired by the Borrower.

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17.                                 Each of the MBI Pledge and the MBI Security Agreement creates a valid security interest in favour of the Collateral Agent for the benefit of the Beneficiaries (as defined therein) in the personal property described therein in which MBI now has any rights, and is sufficient to create a valid security interest in favour of the Collateral Agent for the benefit of the Beneficiaries (as defined therein) in any such personal property in which MBI hereafter acquires any rights when such rights are acquired by MBI.

18.                                 The Smurfit-MBI Security Agreement, the Smurfit-MBI Main Assignment of Rents, the MBI Ontario Assignment of Rents and the MBI Alberta Assignment of Rents creates a valid security interest in favour of the Collateral Agent for the benefit of the Beneficiaries (as defined therein) in the personal property described therein in which Smurfit-MBI and MBI in its capacity as general partner of Smurfit-MBI now have any rights, and is sufficient to create a valid security interest in favour of the Collateral Agent for the benefit of the Beneficiaries (as defined therein) in any such personal property in which Smurfit-MBI and MBI in its capacity as general partner of Smurfit-MBI hereafter acquire any rights when such rights are acquired by MBI.

19.                                 Registration has been made in all public offices provided for under the laws of the Province of Ontario where such registration is necessary to perfect the security interests in the assets of the Borrower created by the Borrower PPSA Documents, save and except in the Canadian Intellectual Property Office, and the particulars of the registrations are set forth in Schedule “B”.

20.                                 Registration has been made in all public offices provided for under the laws of the Provinces where such registration is necessary to perfect the security interests in the assets of MBI created by the MBI Pledge and the MBI Security Agreement, save and except in the Canadian Intellectual Property Office, and the particulars of the registrations are set forth in Schedule “B”.

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21.                               Registration has been made in all public offices provided for under the laws of the Provinces where such registration is necessary to perfect the security interests in the assets of Smurfit-MBI and in the assets of MBI held in its capacity as general partner of Smurfit-MBI created by the Smurfit-MBI Security Agreement, the Smurfit-MBI Main Assignment of Rents, the MBI Ontario Assignment of Rents and the MBI Alberta Assignment of Rents, save and except in the Canadian Intellectual Property Office, and the particulars of the registrations are set forth in Schedule “B”.

22.                               Assuming that the Collateral Agent on behalf of the Lenders has given value to the Borrower, 3083527 or MBI (each a “Pledgor”), as the case may be, in accordance with the laws of Ontario, and is acting in good faith (as such term is defined in the Business Corporations Act (Ontario) (the “OBCA”) and has no notice of any adverse claim (as such term is defined in the OBCA), upon delivery by the Pledgors to the Collateral Agent, in Ontario, of share certificates endorsed in blank evidencing the shares (the “Pledged Shares”) pledged by the Pledgors under and pursuant to the Borrower Pledge, the 3083527 Pledge or the MBI Pledge, as the case may be, the Collateral Agent, on behalf of the Lenders, will receive a security interest in the Pledged Shares with priority over any security interest therein perfected by registration or temporarily perfected under the Ontario PPSA.

23.                               In any proceedings brought before a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) to interpret and enforce the Credit Agreement, the Ontario Court would apply the law of the State of New York in accordance with the choice of the law of the State of New York as the governing law of the Credit Agreement, to all issues that under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper law of a contract, provided that:

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(a)                                the choice of the law of New York is bona fide and legal and there is no reason for avoiding the choke of law on the grounds of public policy, as these criteria are interpreted under Ontario law; and

(b)                               in any such proceeding the Ontario Court:

(i)                                   will not take judicial notice of the provisions of the law of the State of New York and will only apply these provisions to the extent that they are proven to its satisfaction by expert testimony;

(ii)                                will apply the laws of the Province of Ontario (“Ontario law”) that under Ontario law would be characterized as procedural and will not apply any law of New York that under Ontario law would be characterized as procedural;

(iii)                             will apply Ontario laws that have overriding effect, as interpreted under Ontario law;

(iv)                            will not apply (directly or indirectly) any laws of New York that under Ontario law would be characterized as a foreign revenue, penal, expropriatory or other public law; and

(v)                               will not apply any laws of New York to the extent that their application would be contrary to public policy, as such term is interpreted under Ontario law (“public policy”).

24.                               An Ontario Court would give a judgment based upon a final and conclusive judgment in personam of the court of New York obtained in favour of the Agents and the Lenders as against the Borrower for a sum certain in money with respect

17

to a claim pursuant to the Credit Agreement without reconsideration of the merits, if:

(a)                                the New York court had jurisdiction over the Borrower, as recognized under Ontario law;

(b)                               the judgment is:

(i)                                   subsisting and unsatisfied and not impeachable as void or voidable under the laws of New York;

(ii)                                was not obtained by fraud or in a manner contrary to natural justice;

(iii)                             is not directly or indirectly for a claim in respect of any law of any jurisdiction which under Ontario law would be characterized as a foreign revenue, penal, expropriatory or other public law;

(iv)                            is not contrary to principles of public policy;

(v)                               not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

(vi)                            the action to enforce the judgment is commenced within the relevant limitation period under applicable law.

The submission by the Borrower to the non-exclusive jurisdiction of the courts of New York pursuant to Section 11.16 of the Credit Agreement would be

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recognized by the Ontario Court as conferring jurisdiction on the courts of New York within the meaning of (a).

The opinion in this paragraph is subject to the following qualifications:

(i)                                   an action in the Province of Ontario on the judgment may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights;

(ii)                                the Ontario Court has discretion to stay or decline to hear an action on the judgment if it is under appeal, or there is another subsisting judgment in the Province of Ontario, the State of New York or any other jurisdiction relating to the same cause of action as the judgment; and

(iii)                             the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency.  In Ontario, the court’s judgment may be based on a rate of exchange determined in accordance with section 121 of the Courts of Justice Act (Ontario), which rate of exchange is usually a rate in existence on the business day immediately preceding the date of payment of the judgment.

25.                               In any proceedings brought before an Ontario Court to interpret and enforce the Borrower Security Agreement, the Borrower Pledge or the 3083527 Security Documents, the Ontario Court would apply the law of the Province of Nova Scotia in accordance with the choice of the law of the Province of Nova Scotia as the governing law of the

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Borrower Security Agreement, the Borrower Pledge or the 3083527 Security Documents, as the case may be, to all issues that under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper law of a contract, provided that:

(a)                                the choice of the law of Nova Scotia is bona fide and legal and there is no reason for avoiding the choice of law on the grounds of public policy, as these criteria are interpreted under Ontario law; and

(b)                               in any such proceeding the Ontario Court:

(i)                                   will not take judicial notice of the provisions of the law of the Province of Nova Scotia and will only apply these provisions to the extent that they are proven to its satisfaction by expert testimony;

(ii)                                will apply Ontario law that under Ontario law would be characterized as procedural and will not apply any law of Nova Scotia that under Ontario law would be characterized as procedural;

(iii)                             will apply Ontario laws that have overriding effect, as interpreted under Ontario law;

(iv)                            will not apply (directly or indirectly) any laws of Nova Scotia that under Ontario law would be characterized as a foreign revenue, penal, expropriatory or other public law; and

(v)                               will not apply any laws of Nova Scotia to the extent that their application would be contrary to public policy.

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26.                               An Ontario Court would give a judgment based upon a final and conclusive judgment in personam of the court of the Province of Nova Scotia obtained in favour of the Agents and the Lenders as against the Borrower and 3083527 for a sum certain in money with respect to a claim pursuant to the Borrower Security Agreement, the Borrower Pledge and the 3083527 Security Documents, respectively, without reconsideration of the merits, if:

(a)                                the Nova Scotia court had jurisdiction over the Borrower and 3083527, respectively, as recognized under Ontario law;

(b)                               the judgment is:

(i)                                   subsisting and unsatisfied and not impeachable as void or voidable under the laws of the Province of Nova Scotia;

(ii)                                was not obtained by fraud or in a manner contrary to natural justice;

(iii)                             is not directly or indirectly for a claim in respect of any law of any jurisdiction which under Ontario law would be characterized as a foreign revenue, penal, expropriatory or other public law;

(iv)                            is not contrary to principles of public policy;

(v)                               not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

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(vi)                            the action to enforce the judgment is commenced within the relevant limitation period under applicable law.

The submission by the Borrower and 3083527 to the non-exclusive jurisdiction of the courts of Nova Scotia pursuant to the Borrower Security Agreement, the Borrower Pledge and the 3083527 Security Documents would be recognized by the Ontario Court as conferring jurisdiction on the courts of Nova Scotia within the meaning of (a).

The opinion in this paragraph is subject to the following qualifications:

(i)                                   an action in the Province of Ontario on the judgment may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights;

(ii)                                the Ontario Court has discretion to stay or decline to hear an action on the judgment if it is under appeal, or there is another subsisting judgment in the Province of Ontario, the Province of Nova Scotia or any other jurisdiction relating to the same cause of action as the judgment; and

(iii)                             the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency.  In Ontario, the court’s judgment may be based on a rate of exchange determined in accordance with section 121 of the Courts of Justice Act (Ontario), which rate of exchange is usually a rate in existence

22

on the business day immediately preceding the date of payment of the judgment.

27.                               In any proceedings brought before a court of competent jurisdiction in any of the Provinces (a “Provincial Court”) to interpret and enforce the MBI Security Documents, the Smurfit-MBI Guarantee and the Smurfit-MBI Security Agreement (collectively, the “MBI PPSA Documents”), the Provincial Court would apply the law of the Province of New Brunswick in accordance with the choice of the law of the Province of New Brunswick as the governing law of the MBI PPSA Documents, to all issues that under the conflict of laws rules of such Provinces are to be determined in accordance with the proper law of a contract, provided that:

(a)                                the choice of the law of New Brunswick is bona fide and legal and there is no reason for avoiding the choke of law on the grounds of public policy, as these criteria are interpreted under laws of such Provinces; and

(b)                               in arty such proceeding the Provincial Court:

(i)                                   will not take judicial notice of the provisions of the law of the Province of New Brunswick and will only apply these provisions to the extent that they are proven to its satisfaction by expert testimony;

(ii)                                will apply the laws of such Province (“Provincial law”) that under Provincial law would be characterized as procedural and will not apply any law of New Brunswick that under Provincial law would be characterized as procedural;

(iii)                             will apply Provincial laws that have overriding effect, as interpreted under Provincial law;

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(iv)                            will not apply (directly or indirectly) any laws of New Brunswick that under Provincial law would be characterized as a foreign revenue, penal, expropriatory or other public law; and

(v)                               will not apply any laws of New Brunswick to the extent that their application would be contrary to public policy, as such term is interpreted under Provincial law (“Provincial public policy”).

28.                               A Provincial Court would give a judgment based upon a final and conclusive judgment in personam of the court of the Province of New Brunswick obtained in favour of the Agents and the Lenders as against MBL in its own capacity or in its capacity as general partner of Smurfit-MBI, as the case may be, for a sum certain in money with respect to a claim pursuant to the MBI PPSA Documents without reconsideration of the merits, if:

(a)                                the New Brunswick court had jurisdiction over MBI, as recognized under Provincial law;

(b)                               the judgment is:

(i)                                   subsisting and unsatisfied and not impeachable as void or voidable under the laws of the Province of New Brunswick;

(ii)                                was not obtained by fraud or in a manner contrary to natural justice;

(iii)                             is not directly or indirectly for a claim in respect of any law of any jurisdiction which under Provincial law would be characterized as a foreign revenue, penal expropriatory or other public law;

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(iv)                            is not contrary to principles of public policy;

(v)                               not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

(vi)                            the action to enforce the judgment is commenced within the relevant limitation period under applicable law.

The submission by MBI to the non-exclusive jurisdiction of the courts of New Brunswick pursuant to the MBI PPSA Documents would be recognized by the Provincial Court as conferring jurisdiction on the courts of New Brunswick within the meaning of (a).

The opinion in this paragraph is subject to the following qualifications:

(i)                                   an action in the Provinces on the judgment may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights;

(ii)                                the Provincial Court has discretion to stay or decline to hear an action on the judgment if it is under appeal, or there is another subsisting judgment in the Provinces, the Province of New Brunswick or any other jurisdiction relating to the same cause of action as the judgment; and

25

(iii)                             the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency.

The opinions expressed above are subject to the following qualifications:

(a)                                the enforceability of the Loan Documents may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)                               a court may exercise discretion in the granting of equitable remedies such as specific performance and injunction;

(c)                                the enforceability of the Loan Documents may be limited by general principles of law and equity relating to the conduct of the Agent, the Collateral Agent and/or the Canadian Administrative Agent prior to execution of or in the administration or performance of the Loan Documents, including, without limitation, (i) undue influence, unconscionability, duress, misrepresentation and deceit, (ii) estoppel and waiver, (iii) laches, and (iv) reasonableness and good faith in the exercise of discretionary powers;

(d)                               the Collateral Agent, or Deutsche Bank AG in the case of the Alberta Security Documents, and the Lenders may be required to give the Borrower, 3083527, Smurf it-MBI and MBI a reasonable time to repay following a demand for payment prior to taking any action to enforce right of repayment or before exercising any of the rights and remedies expressed to be exercisable by the Collateral Agent in any of the Loan

26

Documents or Deutsche Bank AG in any of the Alberta Security Documents;

(e)                                no opinion is expressed herein as to the title of the Borrower, 3083527, MBI or Smurfit-MBI to any property;

(f)                                  no opinion is expressed herein as to the rank or priority of any security interest created by the Loan Documents, except as expressed in paragraph 22;

(g)                               applicable law imposes certain obligations on secured creditors which cannot be varied by contract and may also affect the enforcement of certain rights and remedies under the Loan Documents to the extent that these rights and remedies are inconsistent with or contrary to law; however, in our opinion (subject to the various assumptions and other qualifications stated herein), such law does not render the Loan Documents invalid as a whole, and there exists in the Loan Documents or pursuant to applicable law, legally adequate remedies for realization in the Provinces of the principal benefit of the security constituted thereby in accordance with applicable law; such legislation may, however, require certain delays in realization and we express no opinion regarding the consequences of any such delay;

(h)                               no opinion is expressed as to any security interest created by the Loan Documents with respect to any property or assets which are or might become fixtures or comprise growing crops or any property or assets which are not identifiable or traceable;

27

(i)                                   we express no opinion as to whether a security interest may be created in permits, quotas, licences or other property which is neither personal property nor an interest in land;

(j)                                   with respect to the Province of British Columbia, we express no opinion as to the effectiveness, enforceability or the creation of the security interest under the Loan Documents as against, nor have we effected any registrations in any office of public record with respect to any property or rights located in British Columbia and of the nature described in subsections (c), (d), (e), (f), (g), (j) or (1) of Section 4 of the BC PPSA, a copy of which is attached as Schedule “C”;

(k)                                we express no opinion as to the creation or perfection of any security interest nor have we effected any registrations in any property or assets to the extent the security agreements with respect to such property are governed by the provisions of an Act of the Parliament of Canada including, without limitation, any vessel registered under the Canada Shipping Act and any patents, trademarks or other intellectual property;

(1)                                we express no opinion as to the creation of any security interest in property consisting of a receivable, license, approval, privilege, franchise, permit, lease or agreement (collectively, “Special Property”) to the extent that the terms of the Special Property or any applicable law prohibit the assignment or require, as a condition of assignability, a consent, approval or other authorization or registration which has not been made or given;

(m)                             the security interest created under each of the Loan Documents as against an account debtor is subject to:

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(i)                                   notice of the security interest and proof thereof being given to the account debtor together with a direction to pay the same to the Lenders;

(ii)                                the terms of the contract between the Borrower, 3083527, MBI, MBI in its capacity as general partner of Smurfit-MBI or Smurfit-MBI, as applicable, and the account debtor and any defences available to the account debtor arising out of the contract;

(iii)                             any other defence or claim of the account debtor against the Borrower, MBI, MBI in its capacity as general partner of Smurfit-MBI or Smurfit-MBJ, as applicable, accruing before the account debtor has knowledge of the security interest; and

(iv)                            common law and statutory restrictions on the assignment of Crown debts;

(n)                               the enforceability of any security interest under the Loan Documents is subject to certain legislative provisions which provide that, in certain circumstances, the security interest may not be enforceable against, respectively, a person who buys or leases goods from the Borrower, 3083527, MBI, MBI in its capacity as general partner of Smurfit-MBI or Smurfit-MBI, as applicable, in the ordinary course of business or a person who acquires money, securities, documents to title or chattel paper from the Borrower, 3083527, MBI, MBI in its capacity as general partner of Smurfit-MBI or Smurfit-MBI;

29

(o)                               a court may decline to hear an action if it determines, in its discretion, that it is not the proper forum or if concurrent proceedings are brought elsewhere;

(p)                               a court may decline to accept the factual and legal determinations of a party notwithstanding that a contract or instrument provides that the determinations of that party shaft be conclusive;

(q)                               no opinion is given as to the enforceability of any provision of the Loan Documents providing for the severance of illegal or unenforceable provisions from the remaining provisions of the Loan Documents;

(r)                                  a receiver or receiver and manager appointed pursuant to the provisions of any Loan Document may, for certain purposes, be treated by a court as being the agent of the secured party and not solely the agent of the debtor (and the secured party may not be deemed to be acting as the agent and attorney of the debtor in making such appointment), notwithstanding any agreement to the contrary;

(s)                                the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred and the court has the discretion to determine by whom and to what extent costs and expenses incidental to court proceedings shall be paid;

(t)                                  rights of indemnification may be limited under applicable law;

(u)                               the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency;

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(v)                               pursuant to the provisions of section 8 of the Interest Act (Canada), no fine, penalty or rate of interest may be exacted on any arrears of principal or interest secured by a mortgage on real property that has the effect of increasing the charge on the arrears beyond the rate of interest payable on principal money not in arrears;

(w)                             the Judgement Interest Act (Alberta) prescribes the interest rate applicable to judgement debts or any part thereof and therefore may limit the amount of interest recoverable thereon;

(x)                                 we express no opinion as to the enforceability of provisions of the MBI Debenture or the MBI Alberta Debenture that preserve an obligation of MBI or MBI Alberta after a final order of foreclosure or provide for enforcement of any remedies in the Province of Alberta against the real property charged thereby other than by proceedings for foreclosure or sale or by the appointment of a receiver;

(y)                               the fixed and specific mortgages and charges expressed to be created by the Debentures may not be effective in respect of any property or assets which were not owned by the Borrower or MBI, as applicable, on the date the Debentures were delivered or which were not described in the Debentures with sufficient particularity;

(z)                                 the provisions for the payment of interest under the Loan Documents may not be enforceable if those provisions provide for the receipt of interest by the Lenders at a “criminal rate” within the meaning of section 347 of the Criminal Code (Canada);

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(aa)                          we express no opinion as to the enforceability of any provision of any of the Loan Documents:

(i)                                   to the extent it purports to exculpate any person or entity, including the Lenders, the Collateral Agent, Deutsche Bank AG or any receiver, manager or receiver manager, from liability in respect of acts or omissions which may be illegal fraudulent or involve willful misconduct; and

(ii)                                which states that modifications, amendments or waivers are not binding unless in writing;

(bb)                        the obligations of an account debtor in respect of an intangible or chattel paper assigned under the Loan Documents to make payment to the Collateral Agent or Deutsche Bank AG, as applicable, are subject to Section 41 of the Alberta PPSA which requires, inter alia, that the account debtor receive notice regarding the assignment as stipulated in Section 41(5) of the Alberta PPSA;

(cc)                          we express no opinion as to whether any registrations, filings, indexing or entries are required to be recorded, filed, indexed, entered or registered in any public offices in any jurisdiction other than the Provinces of British Columbia, Alberta and Ontario to protect, preserve and perfect the security interests expressed to be created pursuant to the Loan Documents;

(dd)                        under the Alberta PPSA, the BC PPSA and the Ontario PPSA, the failure to register by serial number in respect of certain kinds of collateral (itinerant collateral such as motor vehicles, trailers, mobile homes,

32

designated manufactured homes, aircraft, airframes, engines and propellers, boats and outboard motors) not held by the Borrower, 3083527, Smurfit-MBI, MBI in its capacity as general partner of Smurfit-MBI or MBI as inventory may result in the Collateral Agent or Deutsche Bank AG not having priority over certain third parties in relation to such collateral.  As no registration by serial number has been effected in respect of such kinds of assets, this opinion is qualified to the extent that further serial number registrations may be necessary or desirable;

(ee)                          no opinion is expressed with respect to the validity, perfection or registration of any security interest expressed to be created by the Loan Documents with respect to property to which the Alberta PPSA or the Ontario PPSA does not apply;

(ff)                              we express no opinion as to the enforceability of, nor as to the manner in which a court would interpret and apply any provision which refers to, incorporates by reference or requires compliance with, any law, statute, rule or regulation of any jurisdiction other than the Provinces;

(gg)                        the enforceability of the Loan Documents is subject to the limitations contained in the Limitations Act, 2002 (Ontario) and similar statutes in the other Provinces, and we express no opinion as to whether a court may find that any provision of such Loan Documents will be unenforceable as an attempt to vary or exclude a limitation period under such statutes;

(hh)                        further registrations may be required in the Province of Alberta to ensure the continuous perfection in any security interest in respect of proceeds;

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(ii)                                the provisions of the Expropriation Act (Alberta) may limit the recovery of compensation in relation to an expropriation.

This opinion is solely for the benefit of the addressees and their permitted assigns and participants and not for the benefit of any other person.  It is rendered solely in connection with the transaction to which it relates.  It may not be quoted, in whole or in part, or otherwise referred to or used for any other purpose without our prior written consent.

Yours truly,

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SCHEDULE “A”
ADDRESSEES

JPMORGAN CHASE BANK

-as Senior Agent, Deposit Account Agent and Deposit Funded Facility Agent

-and-

DEUTSCHE BANK TRUST COMPANY AMERICAS

-as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent

-and-

DEUTSCHE BANK AG

-as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent

-and-

the Tranche C Lenders, the Revolving (Canadian) Lenders, the Incremental Term Lenders lending to SSC Canada (as defined below) and the Incremental Revolving (Canadian) Lenders, each from time to time party to the Credit Agreement (as defined below)

-and-

WINSTON & STRAWN LLP
35 West Wacker Drive
Chicago, IL 60601

-and-

CRAVATH, SWAINE & MOORE

Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

-and-

OSLER, HOSKIN & HARCOURT LLP

1 First Canadian Place, 61st Floor
Toronto, Ontario M5X 1B8

Reference: The credit agreement to be dated on or about November 1, 2004 among Smurfit-Stone Container Enterprises, Inc. and Smurfit-Stone Container Canada Inc. (“SSC Canada”), as borrowers, Smurfit-Stone Container Corporation, as a guarantor, the Lenders party thereto, JP Morgan Chase Bank, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent (as such credit agreement may be amended, supplemented, restated or replaced from time to time being hereafter called the “Credit Agreement”).

2

SCHEDULE “B”
REGISTRATIONS

Registrations under the Personal Property Security Act (Ontario)

Registration #	Debtor	Secured Party	Collateral/Description

20041026 1634	Smurfit-MBI,	Deutsche Bank	I, E, A, O, MVI
1590 9348	MBI	Trust Company	Unspecified
	Limited/Limitee	Americas

20041026 1637	Smurfit-MBI,	Deutsche Bank	I, F, A, O, MVI
1590 9350	MBI	Trust Company	Unspecified
	Limited/Limitee,	Americas
MBI
Limited/Limitee in its capacity as General Partner of
Smurfit-MBI

20041026 1634	MBI	Deutsche Bank	I, F, A, O, MVI
1590 9347	Limited/Limitee	Trust Company	Unspecified
Americas

20041026 1631	Smurfit-Stone	Deutsche Bank	I, E, A, O, MVI
1590 9346	Container	Trust Company	Unspecified
	Canada Inc.	Americas

(English and
French forms of name included)

20041026 1635	3083527 Nova	Deutsche Bank	I, E, A, O, MVI
1590 9349	Scotia Company	Trust Company	Unspecified
Americas

Registrations under the Personal Property Security Act (British Columbia)

Registration #	Debtor	Secured Party	Collateral/Description

004828C	Smurfit-MBI, MBI Limited/Limitee	Deutsche Bank Trust Company Americas	all present and after-acquired personal property of the Debtor

004823C	MBI Limited/Limitee	Deutsche Bank Trust Company Americas	all present and after-acquired personal property of the Debtor

Registrations under the Personal Property Security Act (Alberta)

Registration #	Debtor	Secured Party	Collateral/Description

04102628221	MBI Limited/Limitee	Deutsche Bank Trust Company Americas	all present and after-acquired personal property of the Debtor

04102628155	Smurfit-MBI, MBI Limited/Limitee, MBI Limited/Limitee in its capacity as general partner of Smurfit-MBI	Deutsche Bank Trust Company Americas	all present and after-acquired personal property of the Debtor

04102628270	MBI Limited/Limitee	Deutsche Bank AG

all rents, issues, proceeds and profits of and from those lands legally described as plan 981 1817, lot 8, excepting thereout all mines and minerals and plan 3328TR, block 3, lot 7, excepting thereout all mines and minerals

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Registrations under the Law of Property Act (Alberta)

Registration #	Debtor	Secured Party	Collateral/Description

04102628338	MBI Limited/Limitee	Deutsche Bank Trust Company Americas	land charge

04102628304	MBI Limited/Limitee	Deutsche Bank AG	land charge

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SCHEDULE “C”
PERSONAL PROPERTY SECURITY ACT (BRITISH COLUMBIA)

R.S.B.C. 1996, c. 359

Exclusions from scope of Act

4.            Except as otherwise provided in this Act, this Act does not apply to the following:

(a)                                a lien, charge or other interest given by a rule of law or by an enactment unless the enactment contains an express provision that this Act applies;

(b)                               a security agreement governed by an Act of the Parliament of Canada that deals with rights of parties to the agreement or the rights of third parties affected by a security interest created by the agreement, including but without limitation

(i)                                     a mortgage under the Canada Shipping Act, and

(ii)                                  any agreement governed by Part V, Division B of the Bank Act (Canada);

(c)                                the creation or transfer of an interest or claim in or under a contract of annuity or policy of insurance except the transfer of a right to money or other value payable under a policy of insurance as indemnity or compensation for loss of or damage to collateral;

(d)                               the creation or transfer of an interest in present or future wages, salary, pay, commission or any other compensation for labour or personal services other than fees for professional services;

(e)                                the transfer of an interest in an unearned right to payment under a contract to a transferee who is to perform the transferor’s obligations under the contract;

(f)                                  the creation or transfer of an interest in land, other than an interest arising under a licence, including

(i)                                     a lease,

(ii)                                  a petroleum and natural gas lease under the Petroleum and Natural Gas Act,

(iii)                               a lease, issued under the Coal Act, that confers the right to produce coal, or

(iv)                              any similar interest that is prescribed for the purposes of this section;

(g)                               the creation or transfer of an interest in a right to payment that arises in connection with an interest in land, including an interest in rental payments payable under a lease of land;

(h)                               a sale of accounts or chattel paper as part of a sale of a business out of which they arose unless the vendor remains in apparent control of the business after the sale;

(i)                                   a transfer of accounts made solely to facilitate the collection of the accounts for the assignor;

(j)                                   the creation or transfer of an interest in a right to damages in tort;

(k)                                an assignment for the general benefit of creditors made in accordance with an Act of the Parliament of Canada relating to insolvency;

(1)                                a mineral claim or a placer claim as those terms are defined in the Mineral Tenure Act.

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November 1, 2004

JPMORGAN CHASE BANK

270 Park Avenue

New York, New York

U.S.A. 10017

-and-

DEUTSCHE BANK TRUST COMPANY AMERICAS

90 Hudson Street

5th Floor

Jersey City, New Jersey

U.S.A. 07802

-as Senior Agents-

-and-

JPMORGAN CHASE BANK

270 Park Avenue

New York, New York

U.S.A. 10017

-as Deposit Account Agent and Deposit Funded Facility Agent-

-and-

DEUTSCHE BANK TRUST COMPANY AMERICAS

90 Hudson Street

5th Floor

Jersey City, New Jersey

U.S.A. 07802

-as Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent-

-and-

DEUTSCHE BANK AG, Canada Branch

222 Bay Street

Suite 1100

Toronto, Ontario

Canada M5K 1H6

-as Canadian Administrative Agent and Swingline Lender and Revolving Facility Facing Agent-

-and-

NATIONAL BANK TRUST INC.

1100 University Street

Montreal, Québec

H3B 2G7

-as Trustee and Fondé de pouvoir-

-and-

the Tranche C Lenders, the Revolving (Canadian) Lenders and the Incremental Term Lenders lending to SSC Canada (as defined below), each from time to time party to the Credit Agreement (as defined below)

-and-

DESJARDINS DUCHARME STEIN MONAST, g.p.

600 West, De La Gauchetière

Suite 2400

Montreal, Québec

H3B 4L8

-and-

CRAVATH, SWAINE & MOORE

Worldwide Plaza

825 Eighth Avenue

New York, N.Y. 10019-7475

-and-

WINSTON & STRAWN LLP

35 West Wacker Drive

Chicago, IL 60601

Re:                           2004 Financing of Smurfit-Stone Container Enterprises Inc. and of Smurfit-Stone Container Canada Inc. by a syndicate of Lenders

We have acted as legal counsel to Smurfit-Stone Container Canada Inc. (“SSC Canada”), Francobec Company (“Francobec”), MBI Limited/Limitée (“MBI”) and Smurfit-MBI in connection with that certain credit agreement (the “Credit Agreement”) dated as of November 1, 2004 among Smurfit-Stone Container Enterprises Inc. and SSC Canada, as Borrowers, Smurfit-Stone Container Corporation, as a Guarantor, the Lenders party thereto, JPMorgan Chase Bank, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving

2

Facility Facing Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent.

The opinions expressed below are furnished to you pursuant to Section 5.02(a)(iii) of the Credit Agreement.  All capitalized terms used, and not otherwise defined herein, shall have the respective meanings ascribed thereto in the Credit Agreement.

1.            Examinations

As counsel, we have participated in the preparation of, and have examined executed copies of:

(a)                                  the Credit Agreement;

(b)                                 the indenture and deed of hypothec and issue of bonds (the “SSC Canada Indenture”) entered into and executed on October 24, 2004 before Mtre. Pierre Béland, Notary, under his minute number 1388, by SSC Canada in favour of National Bank Trust Inc. (the “Trustee”), as fondé de pouvoir for the Bondholders (as therein defined), which SSC Canada Indenture was registered on October 25, 2004 in the Land Registers for the Registration Divisions of Montreal La Tuque, Shawinigan and Matane under number 11805716, in the register of personal and movable real rights of the Province of Québec (the “Register”) on October 25, 2004 under number 04-0617172-0004 as well as with the Minister of Natural Resources pursuant to the Forest Act (Québec) on October 29, 2004 under number 14804102901;

(c)                                  the indenture and deed of hypothec and issue of bonds (the “Francobec Indenture”) entered into and executed on October 24, 2004 before Mtre. Pierre Béland, Notary, under his minute number 1386, by Francobec in favour of the Trustee, as fondé de pouvoir for the Bondholders (as therein defined), which Francobec Indenture was registered on October 26, 2004 in the Land Register for the Registration Division of La Tuque under number 11812162 and in the Register on October 25, 2004 under number 04-0617172-0003;

(d)                                 the indenture and deed of hypothec and issue of bonds (the “MBI Indenture”) entered into and executed on October 24, 2004 before Mtre. Pierre Béland, Notary, under his minute number 1387, by MBI in favour of the Trustee, as fondé de pouvoir for the Bondholders (as therein defined), which MBI Indenture was registered on October 25, 2004 in the Land Register for the Registration Division of Montreal under number 11806690 and in the Register on October 25, 2004 under number 04-0617172-0001;

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(e)                                the indenture and deed of hypothec and issue of bonds (the “Smurfit-MBI Indenture”) entered into and executed on October 24, 2004 before Mtre. Pierre Béland, Notary, under his minute number 1389, by MBI in its capacity as general partner of Smurfit-MBI, in favour of the Trustee, as fondé de pouvoir for the Bondholders (as therein defined), which Smurfit-MBI Indenture was registered on October 25, 2004 in the Land Register for the Registration Division of Montreal under number 11806691 and in the Register on October 25, 2004 under number 04-0617172-0002;

(f)                                  the Certificate No. 1 representing Cdn. $1,500,000,000 principal nominal value 25% demand bond (the “SSC Canada Bond”), dated November 1, 2004 and issued by SSC Canada in favour of Deutsche Bank Trust Company Americas (the “Collateral Agent”);

(g)                               the Certificate No. 1 representing Cdn. $1,500,000,000 principal nominal value 25% demand bond (the “Francobec Bond”) dated November 1, 2004 and issued by Francobec in favour of the Collateral Agent;

(h)                               the Certificate No. 1 representing Cdn. $1,500,000,000 principal nominal value 25% demand bond (the “MBI Bond”), dated November 1, 2004 and issued by MBI in favour of the Collateral Agent;

(i)                                   the Certificate No. 1 representing Cdn. $1,500,000,000 principal nominal value 25% demand bond (the “Smurfit-MBI Bond”) dated November 1, 2004 and issued by MBI, in its capacity as general partner of Smurfit-MBI, in favour of the Collateral Agent;

(j)                                   the delivery order in respect of the SSC Canada Bond, dated November 1, 2004 and given by SSC Canada to the Trustee;

(k)                                the delivery order in respect of the Francobec Bond, dated November 1, 2004 and given by Francobec to the Trustee;

(1)                                the delivery order in respect of the MBI Bond, dated November 1, 2004 and given by MBI to the Trustee;

(m)                             the delivery order in respect of the Smurfit-MBI Bond, dated November 1, 2004 and given by MBI, in its capacity as general partner of Smurfit-MBI, to the Trustee;

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(n)                               the bond pledge agreement (the “SSC Canada Pledge Agreement”) entered into and dated as of November 1, 2004 by SSC Canada In favour of the Collateral Agent, providing for the terms pursuant to which the SSC Canada Bond issued by SSC Canada pursuant to the SSC Canada Indenture is to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the SSC Canada Bond for the benefit of the Tranche C Lenders, the Revolving (Canadian) Lenders, the Canadian Administrative Agent, each Incremental Term Lender providing Incremental Loans to SSC Canada, the Collateral Agent, the Revolving (Canadian) Facility Facing Agent, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Canadian Obligations, each Lender or Affiliate of a Lender party to any Cash Management Agreement (as defined therein) the obligations under which constitute Canadian Obligations, the beneficiaries of each indemnification obligation undertaken by SSC Canada, any other Canadian Subsidiary or any subsidiary of a Canadian Subsidiary under any Canadian Loan Document (as defined therein) and any other holder of any Canadian Obligation (collectively, the “Beneficiaries”);

(o)                               the bond pledge agreement (the “Francobec Pledge Agreement”) entered into and dated as of November 1, 2004 by Francobec in favour of the Collateral Agent, providing for the terms pursuant to which the Francobec Bond issued by Francobec pursuant to the Francobec Indenture is to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the Francobec Bond for the benefit of the Beneficiaries;

(p)                               the bond pledge agreement (the “MBI Pledge Agreement”) entered into and dated as of November 1, 2004 by MBI in favour of the Collateral Agent, providing for the terms pursuant to which the MBI Bond issued by MBI pursuant to the MBI Indenture is to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the MBI Bond for the benefit of the Beneficiaries;

(q)                               the bond pledge agreement (the “Smurfit-MBI Pledge Agreement”) entered into and dated as of November 1, 2004 by MBI, in its capacity as general partner of Smurfit-MBI, in favour of the Collateral Agent, providing for the terms pursuant to which the Smurfit-MBI Bond issued by MBI, in its capacity as general partner of Smurfit-MBI, pursuant to the Smurfit-MBI Indenture is to be held by the Collateral Agent, in its capacity as collateral agent and depositary of the Smurfit-MBI Bond for the benefit of the Beneficiaries; and

5

(r)                                  (i) notices of intention to give security under Section 427 of the Bank Act (Canada) (the “Bank Act”) dated October 27, 2004 and registered at the Bank of Canada (Montreal Agency) on October 29, 2004 under number 01167277, as well as registered at the Bank of Canada (Halifax Agency) on October 29, 2004 under number 01167301, (ii) application for credit and promise to give security under Section 427 of the Bank Act dated October 27, 2004, (iii) agreement as to loans and advances and security therefore dated October 31, 2004 and (iv) agreement for special security in respect of specified property or classes of property described in Section 427 of the Bank Act dated October 31, 2004, each granted by SSC Canada in favour of Deutsche Bank AG (the “427 Bank”) (collectively, each of the documents and agreements in (i) to (iv) above are hereinafter referred as the “427 Documents”).

The documents listed in paragraphs (a) to (r) are herein collectively referred to as the “Documents”.  The documents listed in paragraphs (b) to (r) are herein collectively referred to as the “Québec Documents”.  The SSC Canada Indenture, the Francobec Indenture, the MBI Indenture and the Smurfit-MBI Indenture are herein collectively referred to as the “Indentures”.  The SSC Canada Bond, the Francobec Bond, the MBI Bond and the Smurfit-MBI Bond are herein collectively referred to as the “Bonds”.  The SSC Canada Pledge Agreement, the Francobec Pledge Agreement, the MBI Pledge Agreement and the Smurfit-MBI Pledge Agreement are herein collectively referred to as the “Pledge Agreements”.

We have also examined copies, certified or otherwise, identified to our satisfaction, of such documents and papers, including public and corporate records, and instruments and certificates of public officials and have made such other examinations and investigations as we have considered necessary or desirable as a basis for the opinions hereinafter expressed.

2.            Assumptions and Reliance

In our examination of the Documents as well as of the other documents and certificates above-mentioned, we have assumed:

2.1                               the legal capacity of all individuals, the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as original documents, and the conformity to authentic original documents of all documents submitted to us as notarial, certified, photostat or similarly reproduced copies of such original documents;

2.2                               the currency, completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials;

6

2.3                               the currency, completeness, truth and accuracy of all facts set forth in the certificates supplied by the respective officers of SSC Canada, Francobec, MBI in respect of MBI and MBI in respect of Smurfit-MBI;

2.4                               that each of the Beneficiaries, the Trustee, the Collateral Agent, SSC Canada, Francobec, MBI and Smurfit-MBI is incorporated or formed and validly subsisting, has the requisite capacity to execute, deliver and perform its obligations under each Document to which it is a party and has taken all necessary actions to authorize the execution, delivery and performance by it of each such Document and that neither the execution, delivery or performance of the Documents to which each is a party, nor the consummation of the transactions contemplated thereby, conflict with or result in a breach of their respective constating documents or by-laws;

2.5                               that MBI has the corporate capacity to enter into and perform its obligations under the limited partnership agreement entered into and executed among Smurfit Canada Holdings Limited, Stone Container (Canada) Inc. and MBI with respect to Smurfit-MBI, dated December 1, 1999, as confirmed by a confirmation thereof, dated as of September 30, 2003 (the limited partnership agreement as confirmed being referred to herein as the “Limited Partnership Agreement”) and the Documents to which Smurfit-MBI is a party and that the execution and delivery of and performance by MBI of such Documents have been authorized by all necessary action in accordance with the provisions of the Limited Partnership Agreement;

2.6                               that each of the Beneficiaries, the Trustee, the Collateral Agent, SSC Canada, Francobec and MBI, in its own capacity and in its capacity as general partner of Smurfit-MBI, has duly executed and delivered each Document to which it, or in the case of MBI acting as general partner of Smurfit-MBI, Smurfit-MBI, is a party and that each such Document constitutes a legal, valid and binding obligation of each of the Beneficiaries, the Trustee and the Collateral Agent and is enforceable in accordance with its terms against each of them respectively;

2.7                               that the Credit Agreement constitutes legal, valid and binding obligations of SSC Canada, enforceable against SSC Canada in accordance with its terms;

2.8                               that the SSC Canada Subsidiary Guarantee Agreements dated as of November 1, 2004 entered into and executed by and between Francobec, MBI, in its own capacity and in its capacity as general partner of Smurfit-MBI and the Collateral Agent for the benefit of the Beneficiaries constitutes legal, valid and binding obligations of Francobec, MBI and Smurfit-MBI enforceable against Francobec, MBI and Smurfit-MBI in accordance with its terms;

2.9                               that the description of the immovable properties specifically described in Schedule VII appearing in Section 32.7 of the SSC Canada Indenture and in Schedule VI appearing in Section 32.6 of each of the Francobec Indenture, the

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MBI Indenture and the Smurfit-MBI Indenture respectively (collectively, the “Immovable Properties”) is complete and accurate for all legal purposes;

2.10                         that the Bonds issued pursuant to the Indentures shall at all times be held by the Collateral Agent or on its behalf (including by the Trustee, as custodian) in the Province of Québec;

2.11                         that the domicile of each of SSC Canada and Francobec is located in the Province of Nova Scotia;

2.12                         that the domicile of MBI is located in the Province of New Brunswick;

2.13                         that the domicile of Smurfit-MIBI is located in the Province of Ontario; and

214                            that the principal place of business (within the meaning of such expression as set forth in Section 427 of the Bank Act) of SSC Canada is located either in the Province of Québec or in the Province of Nova Scotia and that the 427 Bank is a bank within the meaning of such expression as set forth in the Bank Act.

3.            Law

Our opinions set out below are limited to the laws of the Province of Québec and the federal laws of Canada applicable therein, as of the date of this opinion letter.  In connection with the opinions set out below, we have considered such matters of law as we have considered necessary or appropriate.

4.            Opinions

Based upon and relying on the foregoing and subject to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that:

SSC Canada:

4.1                               SSC Canada is registered under and is not in violation of Sections 26 and 38 of An Act Respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons (Québec) (the “Publicity Act”).

4.2                               The execution and delivery by SSC Canada of the Québec Documents to which it is a party and the consummation of the transactions contemplated therein do not contravene any law of the Province of Québec or any law of Canada applicable therein, where such contravention would affect the enforceability of such Québec Documents.

4.3                               Each of the Québec Documents to which SSC Canada is a party respectively constitutes a legal, valid and binding obligation of SSC Canada, enforceable against SSC Canada in accordance with its terms.

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4.4                               The SSC Canada Indenture creates a valid hypothec without delivery (except in respect of the Excluded Property as defined therein) in the aggregate principal amount of Cdn. $1,500,000,000 in favour of the Trustee, as fondé de pouvoir for the Bondholders (as defined therein), on (i) the Immovable Properties of SSC Canada located in the Province of Québec and on the rentals and revenues which are or may be produced by such Immovable Properties, as well as the proceeds of any insurance covering losses of revenues and rentals deriving from said Immovable Properties and on (ii) the corporeal movable property of SSC Canada which is not ordinarily used in more than one jurisdiction and which is situated in the Province of Québec as well as on the incorporeal movable property of SSC Canada established by a title in bearer form and which is situated in the Province of Québec, but only as security for the obligations of SSC Canada to the Collateral Agent as the holder of the SSC Canada Bond and to the Trustee under the SSC Canada Indenture.

4.5                               The SSC Canada Indenture has been registered in all places of the Province of Québec as are currently necessary to render same opposable to third parties (except in respect of the uncadastered immovable properties of SSC Canada in respect of which no land file has been established, where registration is not possible unless such land file is established).

4.6                               The SSC Canada Bond has been issued in conformity with the provisions of the SSC Canada Indenture, has been certified by the Trustee and entitles the Collateral Agent, for and on behalf of the Beneficiaries, to the benefit of the security created under the SSC Canada Indenture.

4.7                               The SSC Canada Bond has been deposited with the Collateral Agent as valid security for the Secured Obligations (as defined in the SSC Canada Pledge Agreement).

4.8                               The 427 Documents create valid security in favour of the 427 Bank on the property stated to be subject thereto as security for the loans and advances, as such terms are construed under the Bank Act, made by the 427 Bank to SSC Canada after October 31, 2004.

Francobec:

4.9                               Francobec is registered under and is not in violation of Sections 26 and 38 of the Publicity Act.

4.10                         The execution and delivery by Francobec of the Québec Documents to which it is a party and the consummation of the transactions contemplated therein do not contravene any law of the Province of Québec or any law of Canada applicable therein, where such contravention would affect the enforceability of such Québec Documents.

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4.11                         Each of the Québec Documents to which Francobec is a party respectively constitutes a legal, valid and binding obligation of Francobec, enforceable against Francobec in accordance with its terms.

4.12                         The Francobec Indenture creates a valid hypothec without delivery (except in respect of the Excluded Property as defined therein) in the aggregate principal amount of Cdn.$1,500,000,000 in favour of the Trustee, as fondé de pouvoir for the Bondholders (as defined therein), on (i) the Immovable Properties of Francobec located in the Province of Québec and on the rentals and revenues which are or may be produced by such Immovable Properties, as well as the proceeds of any insurance covering losses of revenues and rentals deriving from said Immovable Properties and on (ii) the corporeal movable property of Francobec which is not ordinarily used in more than one jurisdiction and which is situated in the Province of Québec as well as on the incorporeal movable property of Francobec established by a title in bearer form and which is situated in the Province of Québec, but only as security for the obligations of Francobec to the Collateral Agent as the holder of the Francobec Bond and as security for the obligations of Francobec to the Trustee under the Francobec Indenture.

4.13                         The Francobec Indenture has been registered in all places in the Province of Québec as are currently necessary to render same opposable to third parties.

4.14                         The Francobec Bond has been issued in conformity with the provisions of the Francobec Indenture, has been certified by the Trustee and entitles the Collateral Agent, for and on behalf of the Beneficiaries, to the benefit of the security created under the Francobec Indenture.

4.15                         The Francobec Bond has been deposited with the Collateral Agent as valid security for the Secured Obligations (as defined in the Francobec Pledge Agreement).

MBI:

4.16                         MBI is registered under and is not in violation of Sections 26 and 38 of the Publicity Act.

4.17                         The execution and delivery by MBI of the Québec Documents to which it is a party and the consummation of the transactions contemplated therein do not contravene any law of the Province of Québec or any law of Canada applicable therein, where such contravention would affect the enforceability of such Québec Documents.

4.18                         Each of the Québec Documents to which MBI is a party respectively constitutes a legal, valid and binding obligation of MBI, enforceable against MBI in accordance with its terms.

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4.19                         The MBI Indenture creates a valid hypothec without delivery (except in respect of the Excluded Property as defined therein) in the aggregate principal amount of Cdn.$1,500,000,000 in favour of the Trustee, as fondé de pouvoir for the Bondholders (as defined therein), on (i) the Immovable Properties of MBI located in the Province of Québec and on the rentals and revenues which are or may be produced by such Immovable Properties, as well as the proceeds of any insurance covering losses of revenues and rentals deriving from said Immovable Properties and on (ii) the corporeal movable property of MBI which is not ordinarily used in more than one jurisdiction and which is situated in the Province of Québec as well as on the incorporeal movable property of MBI established by a title in bearer form and which is situated in the Province of Québec, but only as security for the obligations of MBI to the Collateral Agent as the holder of the MBI Bond and as security for the obligations of MBI to the Trustee under the MBI Indenture.

4.20                         The MBI Indenture has been registered in all places in the Province of Quebec as are currently necessary to render same opposable to third parties.

4.21                         The MBI Bond has been issued in conformity with the provisions of the MBI Indenture, has been certified by the Trustee and entitles the Collateral Agent, for and on behalf of the Beneficiaries, to the benefit of the security created under the MBI Indenture.

4.22                         The MBI Bond has been deposited with the Collateral Agent as valid security for the Secured Obligations (as defined in the MBI Pledge Agreement).

Smurfit-MBI:

4.23                         Smurfit-MBI is registered under and is not in violation of Sections 26 and 38 of the Publicity Act.

4.24                         The execution and delivery by MBI, in its capacity as general partner of Smurfit-MBI, of the Québec Documents to which Smurfit-MBI is a party and the consummation of the transactions contemplated therein do not contravene any law of the Province of Québec or any law of Canada applicable therein, where such contravention would affect the enforceability of such Québec Documents.

4.25                         Each of the Québec Documents to which Smurfit-MBI is a party respectively constitutes a legal, valid and binding obligation of each of Smurfit-MBI and MBI, in its capacity as general partner of Smurfit-MBI, enforceable against each of them in accordance with its terms.

4.26                         The Smurfit-MBI Indenture creates a valid hypothec without delivery (except in respect of the Excluded Property as defined therein) in the aggregate principal amount of Cdn.$1,500,000,000 in favour of the Trustee, as fondé de pouvoir for the Bondholders (as defined therein), on (i) the Immovable Properties of Smurfit-MBI located in the Province of Québec and on the rentals and revenues which are

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or may be produced by such Immovable Properties, as well as the proceeds of any insurance covering losses of revenues and rentals deriving from said Immovable Properties and on (ii) the corporeal movable property of Smurfit-MBI which is not ordinarily used in more than one jurisdiction and which is situated in the Province of Québec as well as on the incorporeal movable property of Smurfit-MBI established by a title in bearer form and which is situated in the Province of Québec, but only as security for the obligations of Smurfit-MBI to the Collateral Agent as the holder of the Smurfit-MBI Bond and as security for the obligations of Smurfit-MBI to the Trustee under the Smurfit-MBI Indenture.

4.27                         The Smurfit-MBI Indenture has been registered in all places in the Province of Québec as are currently necessary to render same opposable to third parties.

4.28                         The Smurfit-MBI Bond has been issued in conformity with the provisions of the Smurfit-MBI Indenture, has been certified by the Trustee and entitles the Collateral Agent, for and on behalf of the Beneficiaries, to the benefit of the security created under the Smurfit-MBI Indenture.

4.29                         The Smurfit-MBI Bond has been deposited with the Collateral Agent as valid security for the Secured Obligations (as defined in the Smurfit-MBI Pledge Agreement).

Other Opinions:

4.30                         No consent, approval or authorization of, or other action by, and no notice or filing with, any governmental entity having jurisdiction in the Province of Québec is required under the laws of the Province of Québec or the federal laws of Canada applicable therein in connection with the execution and delivery of and the performance by SSC Canada, Francobec, MBI, in its own capacity and in its capacity as general partner of Smurfit-MBI, and Smurfit-MBI respectively of their obligations under those of the Québec Documents to which they are a party, except as have been obtained or effected and which are in full force and effect.

4.31                         A court of competent jurisdiction in the Province of Québec (a “Québec Court”) would recognize the choice of the law of the State of New York and would apply the internal laws of the State of New York in any action seeking to enforce the Credit Agreement (except in respect of any security interest purported to be created therein); provided that, (a) in matters of procedure the laws of the Province of Québec will be applied, (b) those rules of law in force in the Province of Québec which are applicable by reason of their particular object will be applied, and (c) the provisions of the law of the State of New York will not be applied if such application would be manifestly inconsistent with public order as understood in international relations.  We have no reason to believe that a Québec Court would refuse to apply the internal laws of the State of New York in an action seeking to enforce the Credit Agreement.

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4.32                         Each of the Beneficiaries has the capacity to sue as plaintiff in a Québec Court for the enforcement of its rights under the Credit Agreement against SSC Canada and such access to Québec Courts is not subject to any conditions which are not applicable to residents of the Province of Québec or to a company incorporated in Québec except that individuals or corporations who are not resident in the Province of Québec may be required to post security for the costs of litigation initiated by them.  A Québec Court will retain discretion to decline to hear such action if it is contrary to public order for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are properly being brought elsewhere.

4.33                         The laws of the Province of Québec and the federal laws of Canada applicable therein permit a motion to be brought in a Québec Court for recognition and enforcement of any final and enforceable judgment in personam awarding a sum of money of a court of the State of New York in respect of the Credit Agreement that is not impeachable as void or voidable under the internal laws of the State of New York if (a) the court rendering such judgment has jurisdiction over the judgment debtor, as determined by the Civil Code of Québec (the “Civil Code”); (b) such judgment was not rendered in contravention of the fundamental principles of procedure or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Act (Canada); (c) there were no proceedings pending in the Province of Québec and no judgment rendered in the Province of Québec or in a third country meeting the necessary conditions for recognition in the Province of Québec between the same parties, based on the same facts and having the same object; (d) the outcome of such judgment is not manifestly inconsistent with public order as understood in international relations; (e) such judgment does not enforce obligations arising from the taxation laws of a foreign country, unless there is reciprocity; and (f) the motion for recognition and declaration for enforcement is not prescribed.

Further, if the judgment was rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant, and a Québec Court may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense.

If any such motion is brought before a Québec Court, such Québec Court may only consider whether the conditions set out above in this paragraph 4.33 were met and may not consider the merits of the judgment.

We are not aware of any reason under the laws of the Province of Québec and the federal laws of Canada applicable therein, upon the grounds of public order as understood in international relations, for avoiding the recognition and enforcement of any final and enforceable judgment in personam awarding a sum of money of a court of the State of New York in respect of the Credit Agreement.

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4.34                         The submission by SSC Canada in the Credit Agreement to the exclusive jurisdiction of any state or federal court located in the State of New York would be recognized by Québec Courts as a valid submission to the jurisdiction of such courts, if such submission is valid under the laws of the State of New York.

5.                                     Qualifications

The foregoing opinions are subject to the following qualifications and limitations:

5.1                               The enforceability of the provisions of each of the Documents is subject to applicable laws relating to bankruptcy, insolvency, reorganization and other similar laws affecting creditors’ rights generally and to the fact that specific performance and other equitable remedies are subject to the discretion of a court of competent jurisdiction before which such equitable remedies are sought and to the power of a court to stay proceedings before it, to stay the execution of judgments and to grant relief against forfeiture.

5.2                               The enforceability of each of the Documents is subject to equitable principles and remedies as such principles are construed and applied by the courts of the Province of Québec.  These principles include, without limitation:

5.2.1                      limitations upon the rights of the Beneficiaries to receive immediate payment of amounts stated to be payable on demand;

5.2.2                      limitations upon the rights of the party to any Document to enforce the same on the basis of a purely technical or immaterial default;

5.2.3                      limitations on provisions expressly or by implication waiving rights or defences which are of public order;

5.2.4                      the discretion that a court may reserve to itself to decline to hear an action if it is contrary to public order for it to do so or to decline to order SSC Canada, Francobec, MBI, in its own capacity or in its capacity as general partner of Smurfit-MBL or Smurfit-MBI to perform covenants;

5.2.5                      court decisions limiting the rights of secured creditors to forcibly realize on their security without appropriate judicial proceedings;

5.2.6                      limitations which may be imposed by law on the effectiveness of the terms exculpating a party from a liability or indemnifying a party in respect of their breach of duty otherwise owed by it to another as well as on the effectiveness of rights of indemnity or of contribution;

5.2.7                      judicial inquiry into the merits of any claim by an aggrieved party in spite of any provision of any document to the effect that certain calculations, determinations or certificates will be conclusive and binding and, in addition, the ineffectiveness of such provisions if such calculations,

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determinations or certificates are fraudulent or erroneous on their face; and

5.2.8        general principles whereby a party may not be bound to fulfill obligations which are indeterminate or indeterminable.

5.3           We express no opinion with respect to:

5.3.1        the legality, validity, binding nature or enforceability of the clauses of any of the Indentures which purport to enable a creditor to recover any cost of enforcement or fees which would not be costs incurred or costs within the meaning of Articles 2667 or 2762 respectively of the Civil Code;

5.3.2        the legality, validity, binding nature or enforceability of the provisions of each of the Documents purporting to waive the application of effective provisions which are of public order in applicable laws;

5.3.3        the legality, validity, binding nature or enforceability of any provision of the Québec Documents which suggests or provides that modifications, amendments or waivers thereto that are not in writing will not be effective;

5.3.4        the provisions for the payment of interest under the Credit Agreement which may not be enforceable if those provisions provide for the receipt of interest at a “criminal rate” within the meaning of Section 347 of the Criminal Code (Canada);

5.3.5        the enforceability of any provision of the Credit Agreement relating to default interest by reason of the provisions of Section 8 of the Interest Act (Canada) which stipulates that no fine, penalty or rate of interest may be exacted on any arrears of principal or interest secured by hypothec on immovable property that has the effect of increasing the charge on the arrears beyond the rate of interest payable on principal not in arrears;

5.3.6        the irrevocable nature of any power of attorney provided for in the Québec Documents;

5.3.7        the legality, validity, binding nature or enforceability of any security created under the Indentures against corporeal movable property of any of SSC Canada, Francobec, MBI or Smurfit-MBI ordinarily used in more than one jurisdiction and incorporeal movable property of any of SSC Canada, Francobec, MBI or Smurfit-MBI (other the incorporeal movable property thereof established by a title in bearer form which is situated in the Province of Québec);

5.3.8        except as provided herein in paragraphs 2.10, 5.7, 5.8, 5.9 and 5.20, any measure or act which may become necessary in the future to ensure the maintenance, conservation or validity of the security created under the

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Indentures, the Fledge Agreements and the 427 Documents or of the rights of ownership of SSC Canada, Francobec, MBI or Smurfit-MBI in any of its property;

5.3.9        the legality, validity, binding nature or enforceability of the security created under the Indentures on debts, claims, demands and other rights which by their terms are not assignable or that require consent for assignment where such consent has not yet been obtained; and

5.3.10      the legality, validity, binding nature or enforceability of any security interest (as opposed to hypothec) purported to be created in any of the Indentures.

5.4           If any provision of any of the Documents is held to be null, without effect or deemed unwritten, such nullity, ineffectiveness or presumption would not render such document invalid in other respects unless it is apparent that such Document may be considered only as an indivisible whole.

5.5           The opinions expressed herein as to the validity of any charge or security created under any of the Québec Documents are based on the assumption that the property, rights and assets charged thereunder form part or will form part of the property of the relevant grantor and that such property may be charged under such Québec Document and no opinion is expressed herein as to the title to property or as to the existence or non-existence of any other charges or encumbrances ranking or purporting to rank prior to or pari passu with charges or security created under such Québec Documents, except as set forth in our title opinions dated on or about the date hereof and relating to those of the Immovable Properties covered thereby.

5.6           To the extent that the Collateral (as such term is defined in each of the Indentures) charged in any of the Indentures includes (i) property governed by the provisions of an Act of the Parliament of Canada, including, without limitation, any vessel subject to the Shipping Act (Canada) or any rolling stock subject to the Canada Transportation Act, or (ii) patents, trademarks, copyrights or other intellectual property, registration of the Indentures in the Register may not be effective to fully preserve or protect the rights of the Trustee in respect to the security created thereby unless the relevant Indenture or a proper notice thereof is filed with the appropriate federal registry or registrar or with the appropriate patent, trademark or copyright registrars, as the case may be.

5.7           Each of the Indentures will be extinguished, in respect of the movable property charged thereunder, not later than 10 years after the date of the initial registration thereof in the Register or of a notice renewing such initial registration and will be extinguished, in respect of the immovable property charged thereunder, not later than thirty (30) years after the date of the initial registration thereof in the appropriate land register or of a notice renewing such initial registration.

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5.8           Pursuant to Article 3003 of the Civil Code, to the extent that any of the rights of the Trustee in respect of the Indentures, or of the Collateral Agent in respect of the Pledge Agreements, as the case may be, are assigned to any third party, such assignment could not be set up against any subsequent assignee who has observed the formalities below, being the publication of such assignment in the Register as well as in the appropriate land register and the delivery of certified statements of such registrations to SSC Canada, Francobec, MW or Smurfit-MBI, as the case may be.

5.9           The security created under the Indentures with respect to immovable property of SSC Canada, Francobec, MBI or Smurfit-MBI respectively, located within the Province of Québec and acquired by SSC Canada, Francobec, MBI or Smurfit-MBI respectively after the date of execution of the Indenture to which each is a party is subject to the registration of a notice pursuant to Article 2949 of the Civil Code in the land register kept at the registration division where the immovable property subsequently acquired is situated and such security is further subject to the registration of the appropriate Indenture in the same registration division, if such registration has not previously been made.

5.10         With respect to hypothecary claims of SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, situated in the Province of Québec, the charges created on such claims by the relevant Indenture are subject to compliance with the provisions of Article 2712 of the Civil Code.

5.11         The charges created under the Indentures in connection with amounts owing to SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, by Her Majesty the Queen in right of Canada generally and by Her Majesty the Queen in right of the Province of Québec in respect of a fiscal law as a refund, may not be opposable under the provisions of the Financial Administration Act (Canada), subject to the express exceptions therein provided, and are not opposable by virtue of An Act respecting the Ministére du Revenu (Québec).

5.12         Under Articles 1641, 1645 and 2710 of the Civil Code, the hypothecation to the Trustee under the Indentures of debts owing to SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, can only be set up against the debtors of such debts or the guarantors thereof if such debtors or guarantors, as the case may be, have acquiesced to the hypothecation or have received a copy or a pertinent extract of the relevant Indenture or any other evidence of the hypothecation which may be set up against SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, or in the event a debtor or a guarantor cannot be found in the Province of Québec by appropriate publication in such Province.

5.13         If, prior to the relevant Indenture being set up against any account debtor of SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, who has not acquiesced thereto, any such account debtor was able to set off amounts owing to SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may

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be, against any amounts owing by SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, to said account debtor, the same grounds may be set up against the Trustee in defense to a claim for payment of amounts by such account debtor.

5.14         Pursuant to Article 2676 of the Civil Code, the hypothecs on the universality of claims created under the relevant Indenture would not extend to the proceeds of any sale of the property of SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, (other than the Collateral (as such term is defined in such Indenture) made by a third person exercising its right) nor would it extend to a claim under an insurance contract on any property of SSC Canada, Francobec, MBI or Smurfit-MBI, as the case may be, (other than said Collateral).

5.15         The Indentures may secure interest only for the current year and the three preceding years under Article 2959 of the Civil Code.

5.16         In accordance with Article 3065 of the Civil Code, the Trustee and the Collateral Agent may not, upon acquittance of a debt, claim an amount in respect of such acquittance in excess of an amount sufficient to pay the registration fee and cost of sending the application for cancellation to the registry office notwithstanding any stipulation to the contrary.

5.17         The opposability of any of the Indentures on rights resulting from contracts for insurance of persons is subject to the insurers receiving notice thereof as required by Article 2461 of the Civil Code and if the Trustee is not named insured on damage insurance policies of the relevant grantor in respect of such grantor’s property in the Province of Québec, payments made in good faith by an insurer before notification to any charge under the relevant Indenture may discharge the insurer of any liability for payment as set out in Article 2497 of the Civil Code.

5.18         The enforceability of certain provisions of the Indentures and of the Pledge Agreements relating to enforcement and realization proceedings and remedies may be limited by the provisions of the Civil Code and of the Code of Civil Procedure (Québec) which are of public order and the enforceability of certain provisions of the 427 Documents relating to enforcement and realization proceedings and remedies may also be limited by provisions of law which are of public order.

5.19         The rights intended to be created under the SSC Canada Indenture on the property, rights, titles and interests in the forest management agreement referred to in Section 2(s) of the SSC Canada Indenture (the “Forest Rights”) are restricted by the provisions of the Forest Act (Québec) (the “Act”), including, without limiting the generality of the foregoing:

(i)            section 85 of the Act with respect to the issuance on an annual basis, of forest management permits;

(ii)           section 165 of the Act with respect to the annual renewal of the wood processing plant operating permits;

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(iii)          section 77 of the Act with respect to the right of the Minister responsible for the administration of the Act (the “Minister”) to review, every five years, the residual volume of round timber from the public domain that has been allocated, the area of the forest management unit and the annual yield indicated in the Forest Agreements;

(iv)          sections 79, 79.1 and 80.1 of the Act with respect to the obligation of a timber supply and forest management agreement holder to comply with the special forest management plan referred to in said section 79, said plan being prepared and administered by the Minister for such period and on such conditions as he may determine to ensure wood salvage in a forest area where substantial destruction has been caused to timber stands by natural disasters or in a forest area required for a hydroelectric development;

(v)           section 81 of the Act with respect to the right of the Minister to review the allocated volume and the management area covered as stipulated in a timber supply and forest management agreement in order to take into account the effects of a change in control of a legal person or partnership holding such an agreement on said agreement holder’s requirements;

(vi)          sections 81.1 and 81.2 of the Act with respect to the right of the Minister to review the volume allocated and the management area covered under a timber supply and forest management agreement where there is a change in the requirements of said holder’s wood processing plant as a result of the final discontinuance of part of the operations of the plant or to ensure the optimal use of the timber;

(vii)         sections 82 and 84 of the Act with respect to the right of the Minister to terminate an agreement in the circumstances referred to in said sections; and

(viii)        section 170 of the Act with respect to the right of the Minister to suspend or cancel a wood processing plant operating permit where the holder fails to comply with the provisions of Title IV of the Act and are also subject to the insufficiency of the provisions of the Act in connection with the registration of immovable real rights vested in a timber supply and forest management agreement holder by a forest management permit.

Furthermore, neither the rights which the Trustee is intended to have vested in it under the terms of the SSC Canada Indenture or any applicable law with respect to the Forest Rights, nor the Forest Rights themselves, (y) may be transferable to a third party where the Trustee exercises any recourse, whether or not same is hypothecary in nature, nor any right under Article 11 of the SSC Canada Indenture, nor (z) may be the subject of a hypothecary recourse of taking in

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payment.  Where the Collateral (as defined in the SSC Canada Indenture) is either surrendered to the Trustee, in the exercise of the hypothecary recourses granted to it by any provision of any law, or the Trustee, takes possession for purposes of administration, in order to prevent any Forest Rights from lapsing, the Trustee shall be required to perform the obligations of a timber supply and forest management agreement holder, of a holder of a forest management permit and of a holder of a wood processing plant operating permit pursuant to the Act.

5.20         The registration of a notice of intention of granting a security under Section 427 of the Bank Act (Canada) is valid up to a 5-year period from the date such registration is made; however it may be renewed before the expiration of such delay.

5.21         The Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than lawful money of Canada, and in any action brought before a Québec Court to claim any amount denominated in any currency other than lawful money of Canada or to recognize and enforce a judgment rendered out of Canada in any currency other than lawful money of Canada, such other currency would be converted to lawful money of Canada at the applicable rate of exchange prevailing on the day the decision became enforceable at the place where it was rendered.  The determination of interest payable under a foreign decision is governed by the law of the authority that rendered the decision until its conversion.

5.22         We have not verified whether any provisions of the Credit Agreement violate or could violate any provision of public policy or public order of any laws other than the laws of the Province of Québec and the federal laws of Canada applicable therein; accordingly, we express no opinion as to whether a Québec Court might give effect to any mandatory provision of the laws of another jurisdiction in accordance with Article 3079 of the Civil Code or whether such provisions could have an effect on the enforceability of the Credit Agreement.

5.23         In cases of emergency or serious inconvenience, the law of the court seized of the matter may be applied provisionally to ensure the protection of a person or his property.

5.24         Where legitimate and manifestly preponderant interests so require, effect may be given to a mandatory provision of the law of another country or state with which the situation is closely connected.  In deciding to do so, consideration is to be given by the Québec Court to the purpose of the provision and the consequences of its application.

5.25         Even though a Québec Court has jurisdiction to hear a dispute, it may exceptionally and on an application by a party, decline jurisdiction if it considers that the authorities of another country are in a better position to decide.

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5.26         Where the Québec Court applies the laws of a foreign jurisdiction, the laws so applied will be the internal laws of that jurisdiction, and not its rules governing conflict of laws.

5.27         A Québec Court will apply the rules of evidence of the jurisdiction whose laws are applicable to the merits of the dispute, but will apply the rules of evidence of the Province of Québec where those rules are more favourable to the establishment of evidence.

5.28         On the application of a party, a Québec Court may stay its ruling on an action brought before it if another action, between the same parties, based on the same facts and having the same object is pending before a foreign authority, provided that the latter action can result in a decision which may be recognized in the Province of Québec, or if such a decision has already been rendered by a foreign authority.

5.29         Even though a Québec Court does not have jurisdiction to hear a dispute, it may elect to hear it if the dispute has sufficient connection with the Province of Québec, where proceedings cannot possibly be instituted outside of the Province of Québec or where the institution of such proceedings outside of the Province of Québec cannot reasonably be required.

5.30         A Québec Court may order provisional or conservatory measures even if it has no jurisdiction over the merits of a dispute.

5.31         Where a Québec Court has jurisdiction to rule on a principal demand, it also has jurisdiction to rule on an incidental demand or a cross demand in the same action.

6.             Limitation

This opinion letter is limited to the mailers stated herein and is addressed to you solely for the purposes of the transactions contemplated by the Documents and solely for your own use and benefit in respect of such transactions and may not be disclosed to or relied upon by any other person or for any other purpose without our prior written consent.  Furthermore, the respective successors and permitted assigns of the Beneficiaries, as the case may be, may rely on this opinion letter, which may be disclosed thereto and used by them, without any further consent of the undersigned.

Yours very truly,

STIKEMAN ELLIOTT LLP

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STIKEMAN ELLIOTT

Stikeman Elliot LLP Barristers & Solicitors

1155 René-Lévesque Blvd. West. 40th Floor. Montreal, Quebec, Canada H3B 3V2

Tel:  (514) 397-3000  Fax:  (514) 397-3222  www.stikerman.com

November 1, 2004

JPMorgan Chase Bank,
as Senior Agent, Deposit Account Agent and
Deposit Funded Facility Agent

-and-

Deutsche Bank Trust Company Americas,
as Senior Agent Administrative Agent,
Swingline Lender, Collateral Agent and
Revolving Facility Facing Agent

-and-

Deutsche Bank AG,
as Canadian Administrative Agent
and Revolving (Canadian) Facility Pacing Agent

-and-

the Tranche C Lenders, the Revolving (Canadian Lenders) and the Incremental Term Lenders lending to SSC Canada (as defined below), as defined in the Credit Agreement referenced below

Dear Sirs/Mesdames:

Re:

Credit agreement (the “Credit Agreement”) made as of November 1, 2004 between Smurfit-Stone Container Enterprises, Inc. (“SSCE”), Smurfit-Stone Container Canada Inc., (“SSC Canada”, and together with SSCE, the “Borrowers”), Smurfit-Stone Container Corporation, as Guarantor, the Lenders party thereto, JPMorgan Chase Bank, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Swingline Lender, Collateral Agent and

MONTREAL TORONTO OTTAWA CALGARY VANCOUVER NEWYORK LONDON HONG KONG SYDNEY

Revolving Facility Facing Agent and Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent

We have acted as Canadian tax counsel for SSC Canada in connection with the Credit Agreement.

Pursuant to Section 5.02(a)(iv) of the Credit Agreement, we have been requested to opine upon possible withholding tax obligations under the Income Tax Act (Canada) (the “Tax Act”) with respect to the Tranche C Loans but excluding any Incremental Term Loans in respect of which Incremental Term Loans we express no opinion.  Capitalized terms used in this opinion which we have not defined have the meanings given to them in the Credit Agreement.

In expressing our opinion set out below, we have examined a copy of the executed Credit Agreement.

Our opinion set out below takes into account the current provisions of the Tax Act and the regulations thereunder, all proposed amendments to the Tax Act and the regulations that have been publicly announced by or on behalf of the Minister of Finance prior to the date hereof, and our understanding of the current published administrative practices and policies of the Canada Revenue Agency.  The opinion does not anticipate or take into account any other change in law or regulations or administrative practice, whether by judicial, legislative or governmental action.  Any such change could affect the validity of this opinion.

In rendering our opinion expressed below, we have assumed that:

(i)            SSC Canada deals, and will at all relevant times continue to deal, with the Tranche C Lenders and the Agents at arm’s length for the purposes of the Tax Act;

(ii)           all Events of Default under the Credit Agreement are (a) commercially reasonable as they have been negotiated and agreed to amongst the Borrowers, the Agents and the Lenders for bona fide commercial reasons, (b) beyond the control of the Tranche C Lenders and the Agents, and (c) not contrived;

(iii)          the restrictions contained in paragraphs (c) and (d) of the definition of “Change in Control” in Section 1.01 of the Credit Agreement were negotiated and agreed to amongst the Borrowers, the Agents and the Lenders for bona fide commercial reasons, are not contrived

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restrictions designed to circumvent the purposes of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada), and are required by the Agents and the Lenders to ensure that each of the Borrowers remain part of a corporate group wholly-owned by Smurfit-Stone Container Corporation;

(iv)          the terms and conditions of the Credit Agreement reflect the full agreement amongst the Borrowers, the Lenders and the Agents with respect to the Tranche C Loans.  There are no ancillary agreements, written or verbal, which could reasonably be expected to affect the terms and conditions of the Tranche C Loans as set out in the Credit Agreement or the respective rights and obligations set out therein of SSC Canada and/or the Tranche C Lenders and the Agents;

(v)           the only advances made to SSC Canada with respect to the Tranche C Loans were made on the Closing Date; and

(vi)          any Assignment and Acceptance entered into by a Tranche C Lender and an assignee under Section 11.04 of the Credit Agreement will not constitute a novation of any of the Tranche C Loans under the governing law of the Credit Agreement and the Assignment and Acceptance.

Based upon and relying upon the foregoing, we are of the opinion that SSC Canada will not be required to withhold tax under Part XIII of the Tax Act in respect of any amount that is paid or credited to a Tranche C Lender or the Canadian Administrative Agent with respect to the Tranche C Loans under the Credit Agreement (other than Incremental Term Loans) as, on account or in lieu of payment of, or in satisfaction of, interest on the outstanding principal amount of such Tranche C Loans advanced under the Credit Agreement.

This opinion is furnished solely for the benefit of the addressees hereof in connection with the matters contemplated by the Credit Agreement and may not be circulated to, or relied upon by, any other person or used for any other purpose.

Yours very truly,

STIKEMAN ELLIOTT LLP

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Suite 900	Correspondence	Telephone:	902.420.3200
Purdy’s Wharf Tower One	P.O. Box 997	Fax:	902.420.1417
1959 Upper Water Street	Halifax, NS	halifax@smss.com
Halifax, NS	Canada B3J 2X2	www.smss.com
Canada B3J 3N2

November 1, 2004

To the Addressees set out in Schedule “A”

Dear Sirs:

Re:          Smurfit-Stone Container Canada Inc.

We have acted as counsel in the Provinces of New Brunswick and Nova Scotia to each of Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. (“SSC Canada”), Francobec Company/Société Francobec (“Francobec”), 3083527 Nova Scotia Company (“3083527”), and MBI Limited/Limitée (“MBI” together with SSC Canada, Francobec and 3083527, the “Maritime Parties”) in connection with a credit agreement (the “Credit Agreement”) entered into and executed among Smurfit-Stone Container Enterprises, Inc. (“Enterprises”) and SSC Canada, as borrowers, Smurfit-Stone Container Corporation (“Stone”), as a guarantor, the Lenders from time to time party thereto, JPMorgan Chase Bank, as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent (in such capacity (the “Collateral Agent”), Swingline Lender and Revolving Facility Facing Agent and Deutsche Bank AG, as Canadian Administrative Agent (in such capacity the “Canadian Administrative Agent”) and Revolving (Canadian) Facility Facing Agent (all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement).

In that connection, we have examined executed copies of the following documents (collectively, the “Documents”):

1.             Credit Agreement;

2.             Security Agreement (Canadian) made by SSC Canada in favour of the Collateral Agent dated November 1, 2004 (the “SSC Canada Security Agreement”);

3.             Pledge Agreement (Canadian) made by SSC Canada in favour of the Collateral Agent dated November 1, 2004 (the “SSC Pledge Agreement”);

4.             Notices of Intention regarding Bank Act Security (the “Bank Act Security”) dated October 27, 2004, Agreement as to Loans and Advances and Security under Section 427 of the Bank Act, Application for Credit and Promise to Give Security under Section 427 of the Bank Act (Canada) and Special Security in Respect of Specified Property or classes of Property in Section 427 of the Bank Act (Canada) each granted by SSC Canada in favour of the Canadian Agent and dated November 1, 2004 (collectively, the “SSC Canada Bank Act Agreements”);

5.             SCC Canada Hypothec, SSC Canada Bond Certificate, SSC Canada Bond Pledge Agreement, SSC Canada Bond Delivery Order and Custody Agreement each made by SSC Canada in favour of the Collateral Agent and dated October 24, 2004 (collectively, the “SSC Canada Quebec Security Agreements”);

6.                                       Demand Debenture, Debenture Delivery Agreement and Assignment of Rents each made by SSC Canada in favour of the Collateral Agent and dated October 27, 2004 (collectively, the “SSC Canada Real Property Agreements” together with the SSC Canada Security Agreement, the ULC Pledge Agreement, SSC Canada Bank Act Agreements and the SSC Canada Quebec Security Agreements, the “SSC Canada Agreements”);

7.                                       SSC Canada Subsidiary Guarantee Agreement (Canadian) made by MBI in its capacity as general partner of Smurfit-MBI (“Smurfit-MBI”) in favour of the Collateral Agent dated November 1, 2004 (the “Smurfit-MBI Guarantee”);

8.                                       Security Agreement (Canadian) made by MBI in its capacity as general partner of Smurfit-M8I in favour of the Collateral Agent dated November 1, 2004 (the “Smurfit-MBI Security Agreement”);

9.                                       Smurfit-MBI Hypothec dated October 24, 2004, Smurfit-MBI Bond Certificate, Smurfit-MBI Bond Pledge Agreement and the Smurfit-MBI Bond Delivery Order made by MBI in its capacity as general partner of Smurfit-MBI (“Smurfit-MBI”) in favour of the Collateral Agent dated November 1, 2004 (collectively, the “Smurfit-MBI Quebec Security Agreements”);

10.                                 Custody Agreement in respect of the SSC Canada Bond, the Smurfit-MBI Bond, the Francobec Bond and the MBI Bond made by SSC Canada in favour of the Collateral Agent dated November 1, 2004 (the “Custody Agreement”);

11.                                 Main Demand Debenture from MBI in its capacity as general partner of Smurfit-MBI in favour of the Collateral Agent, Main Debenture Delivery Agreement from MBI in its capacity as general partner of Smurfit-MBI, Main Assignment of Rents from MBI in its capacity as general partner of Smurfit-MBI in favour of the Collateral Agent each dated October 26, 2004 (collectively, the “Smurfit-MBI Real Property Agreements” together with the Smurfit-MBI Guarantee, the Smurfit-MBI Security Agreement, the Smurfit-MBI Quebec Security Agreements and the Custody Agreement, the “Smurfit-MBI Agreements”);

12.                                 Francobec Company Guarantee Agreement made by Francobec in favour of the Collateral Agent dated November 1, 2004 (the “Francobec Guarantee”);

13.                                 Security Agreement (Canadian) made by Francobec in favour of the Collateral Agent dated November 1, 2004 (the “Francobec Security Agreement”);

14.                                 Francobec Hypothec dated October 24, 2004, Francobec Bond Certificate, Francobec Bond Pledge Agreement and Francobec Bond Delivery Order each from Francobec in favour of the Collateral Agent and dated November 1, 2004 (collectively, the “Francobec Quebec Security Agreements” together with the Francobec Guarantee and the Francobec Security Agreement, the “Francobec Agreements”);

15.                                 SSC Canada Subsidiary Guarantee Agreement made by MBI in favour of the Collateral Agent dated November 1, 2004 (the “MBI Guarantee”);

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16.                                 Security Agreement (Canadian) made by MBI in favour of the Collateral Agent dated November 1, 2004 (the “MBI Security Agreement”);

17.                                 MBI Pledge Agreement (Canadian) from MBI in favour of the Collateral Agent dated November 1, 2004 (the “MBI Pledge Agreement”);

18,                                 Ontario Demand Debenture, Manitoba Demand Debenture and Saskatchewan Demand Debenture from MBI in favour of the Collateral Agent, Alberta Demand Debenture from MBI in favour of the Canadian Administrative Agent, Ontario Debenture Delivery Agreement, Manitoba Debenture Delivery Agreement and Saskatchewan Debenture Delivery Agreement from MBI in favour of the Collateral Agent, Alberta Debenture Delivery Agreement from MBI in favour of the Canadian Administrative Agent and Ontario Assignment of Rents, Manitoba Assignment of Rents and Saskatchewan Assignment of Rents from MBI in favour of the Collateral Agent and Alberta Assignment of Rents from MBI in favour of the Canadian Administrative Agent each dated October 26, 2004 (the “MBI Real Property Agreements”);

19.                                 MBI Hypothec, MBI Bond Certificate, MBI Bond Pledge Agreement and MBI Bond Delivery Order each from MBI in favour of the Collateral Agent and dated November 1, 2004 (collectively, the “MBI Quebec Security Agreements” together with the MBI Guarantee, the MBI Security Agreement, the MBI Real Property Agreements and the MBI Pledge Agreement, the “MBI Agreements”);

20.                                 SSC Canada Subsidiary Guarantee Agreement made by 3083527 in favour of the Collateral Agent dated November 1, 2004 (the “3083527 Guarantee”);

21.                                 Security Agreement (Canadian) made by 3083527 in favour of the Collateral Agent dated November 1, 2004 (the “3083527 Security Agreement”);

22.                                 Pledge Agreement (Canadian) made by 3083527 in favour of the Collateral Agent dated November 1, 2004 (the “3083527 Pledge Agreement” and together with the 3083527 Guarantee and the 3083527 Security Agreement, the “3083527 Agreements”); and

23.                                 the Guarantee and Collateral Agreement (U.S.) dated November 1, 2004 by and among the Loan Parties and the Collateral Agent (the “US Collateral Agreement”).

The SSC Canada Security Agreement, the Smurfit-MBI Security Agreement, the Francobec Security Agreement, the MBI Security Agreement the 3083527 Security Agreement, the SSC Pledge Agreement, the MBI Pledge Agreement, the 3083527 Pledge Agreement, the SSC Canada Bank Act Agreements and the US Collateral Agreement are collectively referred to herein as the “Security Agreements”.

The Documents referred to above in paragraphs 2, 13 and 22 are collectively referred to herein as the “Nova Scotia Law Documents” and those in paragraphs 8 and 17 are collectively referred to herein as the “New Brunswick Law Documents”.

Except as otherwise stated, the opinions expressed herein are limited to the laws of the Provinces of New Brunswick and Nova Scotia (collectively, the “Provinces”) and the laws of Canada applicable therein.  Notwithstanding the foregoing, the opinions expressed in respect of MBI are limited to the laws of the Province of New Brunswick and the laws of Canada applicable therein and the opinions expressed

3

in respect of SSC Canada, Francobec and 3083527 are limited to the laws of the Province of Nova Scotia and the laws of Canada applicable therein.  Without limiting the generality of the foregoing, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interests created by the Security Agreements as a result of the application of conflict of law rules of the Provinces including without limitation Sections 5 to 8 of the Personal Property Security Act (New Brunswick) (the “NBPPSA”) and Sections 6 to 9 of the Personal Property Security Act (Nova Scotia) (the “NSPPSA” and together with the NBPPSA, the “PPSAs”).

In giving this opinion, we have also examined:

SSC CANADA

1.             the Memorandum of Association of SSC Canada;

2.             the Articles of Association of SSC Canada;

3.             resolutions of the board of directors of SSC Canada adopted on October 22, 2004;

FRANCOBEC

4.             the Memorandum of Association of Francobec;

5.             the Articles of Association of Francobec;

6.             resolutions of the board of directors of Francobec adopted on October 22, 2004;

3083527

7.             the Memorandum of Association of 3083527;

8.             the Articles of Association of 3083527;

9.             resolutions of the board of directors of 3083527 adopted as of October 22, 2004;

MBI

10.           articles of incorporation of MBI;

11.           the by-laws of MBI;

12.           resolutions of the board of directors of MBI adopted on October 22, 2004;

13.                                 resolutions of the board of directors of MBI acting in its capacity as general partner of Smurfit-MBI adopted on October 22, 2004;

14.                                 an amended and restated unanimous shareholder agreement dated as of December 1, 1999 with respect to MBI and an agreement respecting the unanimous shareholder agreement dated as of September 30, 2003;

4

15.                                 a limited partnership agreement dated December 1, 1999 and an amendment thereto dated as of September 30, 2003 with respect to Smurfit-MBI (the “Limited Partnership Agreement”);

GENERAL

16.                                 such statutes, regulations, public and corporate documents, resolutions, certificates and other documents and agreements as we have considered relevant and necessary for the purpose of providing this opinion.

In rendering the opinions contained in this letter, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with original documents of all documents submitted to us as certified or photostatic copies of facsimiles and the identity and capacity of all individuals acting or purporting to act as public officials.

With respect to factual matters not independently verified by us, we have relied upon certificates of officers of each of SSC Canada (the “SSC Canada Officer Certificate”), Francobec (the “ Francobec Officer Certificate”), 3083527 (the “3083527 Officer Certificate”) and MBI (the “MBI Officer Certificate”), copies of which have been delivered to you.

For the purposes of the opinion expressed in paragraph 1 below, we have relied upon a certificate of status issued by the Registrar of Joint Stock Companies for Nova Scotia dated October 27, 2004 in respect of each of SSC Canada, Francobec and 3083527 and a certificate of status issued by the Corporate Affairs Branch for New Brunswick dated October 27, 2004 in respect of MBI (collectively the “Certificates of Status”).

We have reviewed the financing statements previously registered on behalf of the Collateral Agent under the NBPPSA and the NSPPSA in respect of SSC Canada, the particulars of which are as set out in Schedule “B” (the “Existing Financing Statements”).  We have registered financing statements on behalf of the Collateral Agent under the NBPPSA and the NSPPSA in respect of SSC Canada, MBI, Francobec (Nova Scotia only) and 3083527, the particulars of which are as set out in Schedule “C” (with the Existing Financing Statements, the “Financing Statements”).

Based and relying upon the foregoing and subject to the qualifications, assumptions and limitations herein set forth, it is our opinion that:

EXISTENCE

1.                                       SSC Canada (i) is a company duly continued and validly existing under the laws of the Province of Nova Scotia and is up to date thereunder with respect to the filing of annual returns and the payment of annual filing fees, and (ii) has all necessary corporate power and capacity to own, operate and lease its property and assets and to carry on its business as described in the SSC Canada Officer Certificate and to enter into and perform its obligations under the Documents to which it is a party.

2.                                       The authorized capital of SSC Canada consists of 100,000,000 class A shares, 100,000,000 class B shares, 100,000,000 class C shares, 100,000,000 class D shares; and 100,000,000 class E shares of which (i) 100 class A shares are issued and outstanding as fully paid and non-assessable and Stone Container Corporation is the registered holder of all such 100 class A

5

shares, (ii) 83,234 class C shares are issued and outstanding as fully paid and non-assessable and Stone Container Finance Company of Canada is the registered holder of all such 83,234 class C shares, and (iii) 164,007 class D shares are issued and outstanding as fully paid and non-assessable and SLP Finance General Partnership is the registered holder of 162,607 class D shares and 605681 NB Inc. is the registered holder of 1,400 class D shares.

3.                                       Francobec (i) is a company duly incorporated and validly existing under the laws of the Province of Nova Scotia and is up to date thereunder with respect to the filing of annual returns and the payment of annual filing fees, and (ii) has all necessary corporate power and capacity to own, operate and lease its property and assets and to carry on its business as described in the Francobec Officer Certificate and to enter and perform its obligations under the Documents to which it is a party, including, without limitation, to guarantee the obligations of others pursuant to the Francobec Guarantee.

4.                                       The authorized capital of Francobec consists of 100,000,000 shares without par value of which 100 common shares are issued and outstanding as fully paid and non- assessable and SLP Finance General Partnership is the registered holder of all such 100 common shares.

5.                                       3083527 (i) is a company duly incorporated and validly existing under the laws of the Province of Nova Scotia and is up to date thereunder with respect to the filing of annual returns and the payment of annual filing fees, and (ii) has all necessary corporate power and capacity to own, operate and lease its property and assets and to carry on its business as described in the 3083527 Officer Certificate and to enter and perform its obligations under the Documents to which it is a party, including, without limitation, to guarantee the obligations of others pursuant to the 3083527 Guarantee.

6.                                       The authorized capital of 3083527 consists of 500,000,000 shares without par value of which 1,400,000 common shares are issued and outstanding as fully paid and non- assessable and SSC Canada is the registered holder of all such 1,400,000 common shares.

7.                                       MBI (i) is a corporation duly incorporated and validly existing under the laws of the Province of New Brunswick and is up to date thereunder with respect to the filing of annual returns and the payment of annual filing fees, and (ii) has all necessary corporate power and capacity to own, operate and lease its property and assets and to carry on its business as described in the MBI Officer Certificate and to enter and perform its obligations under the Documents to which it is a party including, without limitation, to guarantee the obligations of others pursuant to the MBI Guarantee and pursuant to the Smurfit-MBI Guarantee in its capacity as general partner of Smurfit-MBI.

8.                                       The authorized capital of MBI consists of an unlimited number of Common shares without par value of which two Common shares are outstanding as fully paid and non-assessable and each of 3083527 and SSC Canada is the registered holder of one such Common share.

AUTHORIZATION, EXECUTION AND DELIVERY

9.             The execution and delivery of and performance by:

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(a)                                  SSC Canada of each of the Documents to which it is a party have been authorized by all necessary corporate action on the part of SSC Canada;

(b)                                 Francobec of each of the Documents to which it is a party have been authorized by all necessary corporate action on the part of Francobec;

(c)                                  3083527 of each of the Documents to which it is a party have been authorized by all necessary corporate action on the part of 3083527; and

(d)                                 MBI of each of the Documents to which it is a party have been authorized by all necessary corporate action on the part of MBI.

10.                                 All necessary corporate action has been taken by MBI to authorize the transfer of the Pledged Stock (as defined in the MBI Pledge Agreement) contemplated by the MBI Pledge Agreement.

11.                                 All necessary corporate action has been taken by 3083527 to authorize the transfer of the Pledged Stock (as defined in the 3083527 Pledge Agreement) contemplated by the 3083527 Pledge Agreement.

12.                                 Each of the Documents to which SSC Canada is a party has been duly executed and delivered by SSC Canada.

13.                                 Each of the Documents to which Francobec is a party have been duly executed and delivered by Francobec.

14.                                 Each of the Documents to which 3083527 is a party have been duly executed and delivered by 3083527.

15.                                 Each of the Documents to which MBI is a party have been duly executed and delivered by MBI.

16.                                 Each of the Documents to which Smurfit-MBI is a party have been duly executed and delivered by MBI as general partner of Smurfit-MBI.

17.                                 The execution and delivery by SSC Canada of each of the Documents to which it is a party and the performance of its obligations thereunder do not constitute or result in a violation or a breach of or default under the memorandum and articles of association of SSC Canada or any law, rule or regulation having the force of law applicable in the Province of Nova Scotia which is applicable to SSC Canada or any of its property.

18.                                 The execution and delivery by Francobec of each of the Documents to which it is a party and the performance of its obligations thereunder do not constitute or result in a violation or a breach or default under the memorandum and articles of association of Francobec or any law, rule or regulation having the force of law applicable in the Province of Nova Scotia which is applicable to Francobec or any of its property.

19.                                 The execution and delivery by 3083527 of each of the Documents to which it is a party and the performance of its obligations thereunder do not constitute or result in a violation or a breach or default under the memorandum and articles of association of 3083527 or any law, rule or

7

regulation having the force of law applicable in the Province of Nova Scotia which is applicable to 3083527 or any of its property.

20.                                 The execution and delivery by MBI of each of the Documents to which it is a party and the performance of its obligations thereunder do not constitute or result in a violation or a breach or default under the articles and by-laws of MBI or any law, rule or regulation having the force of law applicable in the Province of New Brunswick which is applicable to MBI or any of its property.

21.                                 The execution and delivery by MBI of each of the Documents to which it is a party in its capacity as general partner of Smurfit-MBI and the performance of its obligations thereunder in its capacity as general partner of Smurfit-MBI do not constitute or result in a violation or a breach or default under the articles and by-laws of MBI or any law, rule or regulation having the force of law applicable in the Province of New Brunswick which is applicable to MBI in its capacity as general partner of Smurfit-MBI or any property which MBI holds in its capacity as general partner of Smurfit-MBI.

ENFORCEABILITY

22.                                 Each of the Nova Scotia Law Documents to which it is a party constitutes, under the laws of the Province of Nova Scotia, a legal, valid and binding obligation of each of SSC Canada, Francobec and 3083527 enforceable against each of them respectively as applicable in accordance with its terms.

23.                                 Each of the New Brunswick Law Documents constitutes, under the laws of the Province of New Brunswick, a legal, valid and binding obligation of MBI enforceable against it in accordance with its terms.

SECURITY INTEREST

24.                                 Each of the Security Agreements creates a valid security interest in favour of the Collateral Agent in the Collateral (as defined therein) in which any of the Maritime Parties thereto now has rights, and is sufficient to create a valid security interest in favour of the Collateral Agent in the Collateral (as defined therein) in which any of the Maritime Parties hereafter acquires rights when those rights are acquired, in each case to secure payment and performance of the Secured Obligations (as defined therein).

25.                                 No authorization, consent or approval of, or filing, registration, qualification or recording with, any governmental entity having jurisdiction in either of the Provinces is required in connection with the execution and delivery by SSC Canada, Francobec (for which a filing was only made in Nova Scotia), 3083527 and MBI of the Documents to which they are a party and the performance by them of their respective obligations thereunder except as have been obtained or effected and which are in full force and effect.

26.                                 Registration has been made in all public offices provided for under the laws of either of the Provinces where such registration is necessary to perfect the security interests in the assets of SSC Canada created by any of the Security Agreements.

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27.                                 Registration has been made in all public offices provided for under the laws of Nova Scotia where such registration is necessary to perfect the security interests in the assets of Francobec created by any of the Security Agreements.

28.                                 Registration has been made in all public offices provided for under the laws of either of the Provinces where such registration is necessary to perfect the security interests in the assets of 3083527 created by any of the Security Agreements.

29.                                 Registration has been made in all public offices provided for under the laws of either of the Provinces where such registration is necessary to perfect the security interests in the assets of MBI created by any of the Security Agreements.

30.                                 Registration has been made in all public offices provided for under the laws of either of the Provinces where such registration is necessary to perfect the security interests in the assets which MBI holds in its capacity as general partner of Smurfit-MBI created by any of the Security Agreements.

31.                                 Registration has been made in all public offices located in Nova Scotia provided for under the laws of Nova Scotia, if any, or the laws of Canada applicable therein, where such registration is necessary to perfect the security interests in the assets of the SSC Canada created by any of the SSC Canada Bank Act Agreements.

32.                                 The Bank Act Security creates in favour of the Collateral Agent valid security under Section 427 of the Bank Act (Canada) in the property described in the Bank Act Security to which the Bank Act (Canada) applies.

The opinions set forth above are subject to the following additional limitations, qualifications and assumptions:

ASSUMPTIONS

(a)                                  we have assumed that each of the Documents has been physically delivered by the parties thereto, that any requirements of the laws of any jurisdiction other than the Provinces relating to delivery have been complied with and that delivery was not subject to any escrow conditions;

(b)                                 we have assumed that each of the Documents that are neither Nova Scotia Law Documents nor New Brunswick Law Documents constitute legal, valid and binding obligations of the parties thereto enforceable against them in accordance with their respective terms and that that each of the Nova Scotia Law Documents and New Brunswick Law Documents Documents constitute legal, valid and binding obligations of the parties thereto other than SSC Canada, Francobec, 3083527 or MBI enforceable against them in accordance with their terms;

(c)                                  we have assumed that each of SSC Canada, Francobec, 3083527 and MBI has rights in the Collateral, that value has been given by the Collateral Agent, and that SSC Canada, Francobec, 3083527 and MBI and the Collateral Agent have not agreed to postpone the time for attachment of the Security Interest created therein;

9

(d)                                 we have assumed the correctness of the description of the Collateral contained in the Documents and the accuracy of the name of the Collateral Agent set forth in the Documents;

GENERAL ENFORCEABILITY

(e)                                  enforcement may be limited by general principles of equity which may apply to any proceeding in equity or at law; however equitable remedies, including an order of specific performance and injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy;

(f)                                    enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws generally affecting enforceability of the rights of creditors and others generally;

(g)                                 a court may require the Collateral Agent to provide a reasonable period of time for the performance of a payment default by any party thereto, notwithstanding any statement in any of the Documents to the contrary;

(h)                                 acceleration, enforcement and realization under the Security Agreements may be limited by provisions in the PPSAs, the cumulative effect of which, however, would not be to impair materially the ability of the Collateral Agent to realize upon the security interests created thereby, provided that the Collateral Agent and the Lenders act in good faith and in a commercially reasonable manner;

(i)                                     provisions in any of the Documents purporting to sever invalid and unenforceable provisions may not be enforceable as a court may reserve to itself a decision as to whether any provision is severable or otherwise of no force and effect;

(j)                                     no opinion is expressed as to the enforceability of any provisions of any of the Documents which provide that modifications, amendments or waivers of or with respect to any provisions of the Documents that are not in writing will not be effective;

(k)                                  legislation in the Provinces limits interest on a judgment debt;

(l)                                     the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency;

(m)                               we express no opinion on provisions of any of the Documents which provide or have the effect of providing for a higher rate of interest after than before default that constitutes a penalty or for the payment of rates and/or fees which may exceed the “criminal interest rate” provisions of the Criminal Code (Canada);

(n)                                 no opinion is expressed as to the enforceability of any provisions of any of the Documents:

(i)             which purport to limit or exculpate a party from liability in respect of its own acts or omissions which may be illegal, fraudulent or involve wilful misconduct;

10

(ii)          which purport to waive the benefit of legal, statutory or equitable rights or doctrines which cannot be waived by law;

(iii)       which purport to confer upon any party the right to exercise any discretionary power or make any determination in its sole or unfettered discretion;

TITLE TO COLLATERAL AND PRIORITY

(o)                                 we express no opinion with respect to the title of any person to any of the Collateral;

(p)                                 we express no opinion as to the priority of any of the security interests created by the Security Agreements;

SECURITY INTEREST

(q)                                 we express no opinion as to any security interest constituted by the Security Agreements in any proceeds of any of the Collateral that are not identifiable or traceable;

(r)                                    to the extent that any security interest created pursuant to either of the Security Agreements (i) attaches intangibles (as defined in the PPSAs), (ii) attaches goods that are of a type that is normally used in more than one jurisdiction, if such goods are equipment (as defined in the PPSAs) or are inventory (as defined in the PPSAs) leased or held for lease by any of the Corporations to others, or (iii) is a non-possessory security interest in a security, chattel paper, a negotiable document of title, an instrument or money (as such terms are defined in the PPSAs), the validity, perfection and effect of perfection or non-perfection of such Security Interest is governed by the laws of the jurisdiction where either SSC Canada, Francobec, 3083527 or MBL is located (as such term is defined under the PPSAs) at the time such Security Interest attaches;

(s)                                  if any Security Interest now or hereafter includes an intangible or chattel paper (as those terms are defined in the PPSAs), the Security Interest therein is subject to the provisions of the PPSAs, including the giving of proper notice of the Security Interest to the account debtors thereunder before the secured party would be able to enforce payment directly by any such account debtor;

(t)                                    if the Collateral now or hereafter includes an interest or claim in or under a contract of annuity or policy of insurance, no opinion is expressed herein as to the creation, validity or perfection of the Security Interests therein other than in respect of the transfer of a right to money or other value payable under a policy of insurance as indemnity or compensation for loss of, or damage to, Collateral;

(u)                                 we have not conducted any inquiries or made any investigations with regard to any consents or approvals which may be required in connection with the transfer of any contractual or other interests made subject to a security interest under the Security Agreements;

(v)                                 we have taken no steps to provide the notices or otherwise comply with the requirements of the Financial Administration Act (Canada) or the Financial Administration Act (New Brunswick) relating to the assignment of federal and New Brunswick provincial Crown

11

debts, respectively.  An assignment of Crown debts which does not comply with such applicable statute is ineffective as between the assignor and the assignee and as against the Crown.  Consequently, the Lenders and Collateral Agent would not have a valid security interest in federal or New Brunswick provincial Crown debts unless the requirements of the applicable statute is complied with;

REGISTRATION AND PERFECTION

(w)                               the security interest perfected by registration of the Financing Statements will only remain perfected until the expiry date referred to in Schedule “B” or “C”, as applicable, unless renewed prior thereto by the filing of a financing change statement properly completed in the manner prescribed under the PPSAs.  We assume no responsibility for making such further registrations and will not be providing you with any further reminder of the requirement for such further registrations;

(x)                                   any change in the corporate name of SSC Canada, Francobec, 3083527 or MBI or the transfer by it to a third party of any Collateral would require timely registration of a financing change statement properly completed in the manner prescribed under the PPSAs to preserve the perfection of the security interest therein;

(y)                                 we express no opinion as to the necessity of making any filings, recordings or registrations in any jurisdiction other than the Provinces;

(z)                                   a security interest in any property (the “Special Property”) which is in the nature of a trade-mark, copyright, patent, licence (including, without limitation, any CRTC licence), approval, privilege, franchise, permit, lease, instrument, contract or agreement, or in any property subject to any of the Canada Shipping Act (Canada), the Copyright Act (Canada), the Patent Act (Canada), the Canada Transportation Act (Canada), the Integrated Circuit Topography Act (Canada), the Industrial Designs Act (Canada), the Trade-marks Act (Canada) and the Financial Administration Act (Canada) (collectively, the “Federal Statutes”), may not be valid, binding or enforceable because of the terms of the Special Property or the provisions of any statute, rule or regulation requiring a consent, approval or other authorization or registration which has not been given or made;

(aa)                            no registrations, filings or recordings have been made by us under any of the Federal Statutes save and except as set out in Schedule C;

(bb)                          no registrations have been made with respect to any Collateral that may be or become a fixture;

(cc)                            if the Collateral now or hereafter includes any motor vehicle, trailer, mobile home, aircraft, boat or an outboard motor for a boat within the meaning of those terms under the regulations made under the PPSAs situate in either of the Provinces which is not held by either SSC Canada, Francobec, 3083527 or MBI as inventory (as such term is defined in the PPSAs), the Security Interest in such Pledged Collateral or its proceeds must be registered against the applicable serial number description in order to maintain the priority of the Security Interest in such Collateral;

12

(dd)         with respect to the pledge of shares of MBI as provided for in the MDI Pledge Agreement and with respect to the pledge of shares of 3083527 as provided for in the 3083527 Pledge Agreement, the board of directors of each of MBI and 3083527 has passed a resolution approving a transfer of the pledged shares to the Collateral Agent and also approving any transfer of the pledged shares from the Collateral Agent.  There is some doubt as to the directors’ power to irrevocably bind themselves to the approval of any such transfer of the pledged shares by the Collateral Agent; and

(ee)         our opinions that the shares of Francobec and 3083527 are non-assessable are subject to the qualification that a member or former member of Francobec and 3083527, respectively, may be liable for any deficiency in Francobec’s or 3083527’s assets, as the case may be, to meet creditor claims at the time of Francobec’s or 3083527’s bankruptcy, winding up or termination of operation, as the case may be;

This opinion is given for the use and benefit only of the persons to whom it is addressed.  It may not be relied upon by any other parties without our prior express written consent.

Yours very truly,

STEWART MCKELVEY STIRLING SCALES

13

SCHEDULE “A”

Addressees

JP Morgan Chase Bank	Deutsche Bank Trust Company Americas
10 South LaSalle Street	90 Hudson Street
23rd Floor	5th Floor
Chicago, Illinois	Jersey City, New Jersey
USA 60603-1907	USA 07302

- and -	- and -

Deutsche Bank AG	Each of the Lenders from time to time party to the Credit
222 Bay Street	Agreement referred to herein
Suite 1100
Toronto, Ontario
M5K 1E7

- and -	- and -

Osler, Floskin & Harcourt LLP	Stikeman Elliott LLP
1 First Canadian Place	Suite 5300
61st Floor	199 Bay Street
Toronto, Ontario	Toronto, Ontario
M5X 1B8	M5L 1B9

- and -	- and -

Winston & Strawn LLP	Cravath, Swaine & Moore
35 West Wacker Drive	Worldwide Plaza
Chicago, IL	825 Eighth Avenue
USA 60601	New York, NY 10019-7475

SCHEDULE “B”

Existing Financing Statements

Personal Property Security Act (New Brunswick)

Registration Number	8631439

Registration Date	July 25, 2002

Expiry Date	July 25, 2012

Debtor	Smurfit-Stone Container Canada Inc.
Emballages Smurfit-Stone Canada Inc.
Smurfit-Stone Container Canada Inc./Emballages
Smurfit-Stone Canada Inc.

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property other than certain exclude property

Personal Property Security Act (Nova Scotia)

Registration Number	5597375

Registration Date	June 28, 2002

Expiry Date	June 28, 2012

Debtor	Smurfit-Stone Container Canada Inc./Emballages
Smurfit-Stone Canada Inc., Smurfit-Stone Container Canada Inc. and Emballages Smurfit-Stone Canada Inc.

Secured Party	Deutsche Bank Trust Company Americas

Collateral

ALL OF THE DEBTOR’S PRESENT AND AFTER ACQUIRED PERSONAL PROPERTY INCLUDING GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, SECURITIES, INSTRUMENTS, MONEY AND INTANGIBLES EXCEPT (i) PERSONAL PROPERTY WHICH CONSTITUTES “EXCLUDED PROPERTY” AS SUCH PHRASE IS DEFINED IN AN INDENTURE AND DEED OF HYPOTHEC AND ISSUE OF BONDS MADE BY ST. LAURENT PAPERBOARD INC./CARTONS ST. LAURENT INC. AND GENERAL TRUST COMPANY OF CANADA DATED MAY 23, 2000 AND (ii) ANY PROGRAM RECEIVABLES THAT ARE TRANSFERRED TO FINSUB PURSUANT TO THE RECEIVABLES PROGRAM DOCUMENTS OR OTHER PROPERTY DESCRIBED IN THE CANADIAN SECURETY AGREEMENT MADE AS OF MAY 31, 2000 BY ST. LAURENT PAPERBOARD INC. AND OTHERS IN FAVOR OF BANKERS TRUST COMPANY AS EXCLUDED FROM THE SECURITY INTEREST CREATED THEREBY.

Registration Number	5686224

Registration Date	July 22, 2002

Expiry Date	July 22, 2012

Debtor	Smurfit-Stone Container Canada Inc./Emballages
Smurfit-Stone Canada Inc., Smurfit-Stone Container Canada Inc. and Emballages Smurfit- Stone Canada Inc.

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A SECURITY INTEREST IS TAKEN IN ALL OF THE DEBTOR’S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY.

SCHEDULE “C”

Registrations

Personal Property Security Act (New Brunswick)

Registration Number	11599511

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	MBI Limitée/Limitée
MBI Limited/Limitee
MBI Limitée
MBI Limited
MBI Limited/Limitée, in its capacity as general partner of Smurfit-MBI
Smurfit-MBI

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property

Registration Number	11599529

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	MBI Limitée/Limitée
MBI Limited/Limitée
MBI Limitée
MBI Limited

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property

Registration Number	11599495

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	Smurfit-Stone Container Canada Inc.
Emballages Smurfit-Stone Canada Inc.
Smurfit-Stone Container Canada Inc./Emballages
Smurfit-Stone Container Canada Inc.
Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc.

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property

Registration Number	11599503

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	3083527 Nova Scotia Company

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property

Personal Property Security Act (Nova Scotia)

Registration Number	8879653

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	Smurfit-Stone Container Canada Inc.
Emballages Smurfit-Stone Canada Inc.
Smurfit-Stone Container Canada Inc./Emballages
Smurfit-Stone Container Canada Inc.

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property other than certain excluded property

Registration Number	8879662

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	Francobec Company Societe Francobec Societe Francobec / Francobec Company Francobec Company / Societe Francobec

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property other than certain excluded property

Registration Number	8879671

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	3083527 Nova Scotia Company

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property other than certain excluded property

Registration Number	8879699

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	MBI Limitée/Limitee
MBI Limited/Limitée
MBI Limitée
MBI Limited

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property other than certain excluded property

Registration Number	8879680

Registration Date	October 26, 2004

Expiry Date	October 26, 2014

Debtor	MBI Limitée/Limitee
MBI Limited/Limitée
MBI Limitée
MBI Limited
MBI Limited/Limitée, in its capacity as general partner of Smurfit-MBI
Smurfit-MBI

Secured Party	Deutsche Bank Trust Company Americas

Collateral	A security interest is taken in all of the debtor’s present and after-acquired personal property other than certain excluded property

Schedule 1.01(a)

EXISTING SSCE LETTERS OF CREDIT

SMURFIT-STONE CONTAINER ENTERPRISES, INC.:

	L/C #	Banks	9/30/2004
EXISTING STONE CREDIT AGREEMENT
National Union Fire Insurance Company	00318587	JPM	4,700,000.00
Safeco Insurance Company of America	00318581	JPM	825,000.00
Cedar Bay Generating Company	T-244728	JPM	10,000,000.00
Pacific Employers Insurance Company	S-13814	DB	183,348.00
Evergreen National Indemnity Company	S-14343	DB	1,712,647.00
PPL EnergyPlus LLC	S-14417	DB	2,000,000.00
Zurich American Insurance Company	S-14626	DB	5,614,450.00
The Building Center	S-14730	DB	250,000.00
Self-Insurance Division - Bureau of W.C. (Penn.)	S-14911	DB	1,900,000.00
Howard Langer, Esq. as Escrow Agent	S-15616	DB	28,812,513.33
Coral Energy Canada, Inc.	S-15644	DB	550,000.00
Georgia Self-Insurers Guaranty Trust Fund	3061593	BA	1,000,000.00
Commonwealth of Virginia - VA Dept. of Ag.	S-15674	DB	20,000.00
South Carolina Workers Compensation Comm.	3062031	BA	1,300,000.00
State of Minnesota	S-15798	DB	234,183.00
Arkansas Workers Compensation Commission	3063036	BA	500,000.00
Florida Self-Insurers Guaranty Association, Inc.	3063037	BA	2,610,587.00
Louisiana Department of Labor	S-15903	DB	1,700,000.00
Montana Department of Labor & Industry	S-15904	DB	3,500,000.00
Travelers Casualty & Surety Company of America	S-15945	DB	5,595,000.00
Industrial Commission of Arizona	S-15965	DB	221,813.00
State of Oregon	3065108	BA	367,000.00
Ohio Bureau of Workers Compensation	S-16079	DB	975,000.00
The Provident Bank — State of Ohio	S-16086	DB	628,000.00
			75,199,541.33

EXISTING JSCUS CREDIT AGREEMENT
Hartford Fire Insurance Company	P-753755	JPM	50,000.00
Home Insurance Company	P-753760	JPM	250,000.00
National Union Fire Insurance Company	P-753761	JPM	3,837,000.00
NJDEP Tri-Pack Corporation	S-07603	DB	500,000.00
Kemper Insurance Companies	P-215043	JPM	2,271,383.00
Evergreen National Indemnity Company	P-217920	JPM	5,000.00
Zurich American Insurance Company	P-224161	JPM	5,595,450.00
Florida Self-Insurers Guaranty Association, Inc.	P-227239	JPM	6,130,929.00
State of New York Workers Com. Board	T-227256	JPM	1,861,416.00

Citibank, N.A. (Stevenson)	P-232997	JPM	7,282,780.83
Citibank, N.A. (Stevenson)	P-232999	JPM	25,342,465.75
Citibank, N.A. (Stevenson)	P-233001	JPM	8,109,589.04
Citibank, N.A. (Stevenson)	P-233004	JPM	10,136,986.30
Citibank, N.A. (Stevenson)	P-232998	JPM	25,493,150.69
Citibank, N.A. (Stevenson)	P-233000	JPM	25,342,465.75
Citibank, N.A. (Stevenson)	P-233002	JPM	5,017,808.22
Citibank, N.A. (Stevenson)	P-233003	JPM	15,205,479.45
Ohio Bureau of Workers’ Compensation	P-235341	JPM	975,000.00
Tennessee Valley Authority	P-241456	JPM	3,750,000.00
Howard Langer, Esq - As Escrow Agent	P-244746	JPM	18,358,431.88
Georgia Self-Insurers Guaranty Trust Fund	3061943	BA	1,000,000.00
Louisiana Department of Labor	P-246657	JPM	100,000.00
State of Oregon	3062290	BA	805,000.00
Travelers Casualty & Surety Co. of America	P-248529	JPM	1,712,383.00
			169,132,718.91

OUTSIDE CREDIT AGREEMENT
Montgomery (Series A)	P-258469	JPM	5,187,952.00

Smurfit-Stone Container Canada Inc.:
National Bank Trust	G51151/201404	SB	U.S. $16,885,987.82
Minister of Environment	736/5495	DB	27,454.70
Independent Electricity Market Operator	736/5612(a)	DB	85,347.73
Ontario Power Generation	736/5613	DB	158,240.37
Minister of Environment	736/5619	DB	158,240.37
Royal Trust	G51151/201648	SB	12,058,548.94
Royal Bank of Canada	736/5742	DB	3,956,009.18
Minister of Environment	736/5787	DB	158,240.37
The Corporation of the Town of Milton	736/5808	DB	807,020.33
			34,295,089.80

DB — Deutsche Bank

BA — Bank of America

SB -    Scotia Bank

JPM -  JPMorgan

Schedule 1.01(b)

MATERIAL SUBSIDIARIES

JSC Capital LLC, a Delaware limited liability company

Smurfit-Stone Container Enterprises, Inc., a Delaware corporation

Smurfit-Stone Container Canada Inc., a corporation continued under the Companies Act (Nova Scotia)

MBI Limited / Limitee, a corporation continued under the laws of the Province of New Brunswick

Smurfit-MBI, a limited partnership formed under the laws of the Province of Ontario

605681 N.B. Inc., a corporation incorporated under the laws of the Province of New Brunswick

Schedule 1.01(c)

MORTGAGED PROPERTIES

A.            Smurfit-Stone Container Enterprises, Inc.:

BREWTON, ALABAMA

U.S. 31 South

Brewton, AL 36426

(Escambia County)

VERNON, CALIFORNIA

2001 E. 57th Street

Vernon, CA 90058

(Los Angeles County)

SANTA CLARA, CALIFORNIA

2600 De La Cruz Blvd.

Santa Clara, CA 95050

(Santa Clara County)

FERNANDINA BEACH, FLORIDA

North Eighth Street

Fernandina, FL 32201

(Nassau County)

CARTHAGE, INDIANA

South Main Street

Carthage, IN 46115

(Rush County)

WABASH, INDIANA

455 W. Factory Street

Wabash, IN 46972

(Wabash County)

PHILADELPHIA, PENNSYLVANIA

5000 Flat Rock Road

Philadelphia, PA 19127

(Philadelphia County)

JONESBORO, ARKANSAS

2200 Industrial Drive

Jonesboro, AR 72400

(Craighead County)

CORONA, CALIFORNIA

185 N. Smith Street

Corona, CA 91720

(Riverside County)

FRESNO, CALIFORNIA

2525 S. Sunland Avenue

Fresno, CA 93725

(Fresno County)

IRVINE, CALIFORNIA

1600 Barranco Road

Irvine, CA 92714

(Orange County)

LOS ANGELES, CALIFORNIA

2601 S. Malt Avenue

Los Angeles, CA 90040

(Los Angeles County)

MILPITAS, CALIFORNIA

201 S. Hillview Drive

Milpitas, CA 95035

(Santa Clara County)

SANTA CLARA, CALIFORNIA

2500 De La Cruz Blvd.

Santa Clara, CA 95050

(Santa Clara County)

JACKSONVILLE, FLORIDA

2002 E. 18th Street

Jacksonville, FL 32206

(Duval County)

MIAMI, FLORIDA

6891 N.W. 74th Street

Miami, FL 33166

(Dade County)

STONE MOUNTAIN, GEORGIA

5853 E. Ponce De Leon Avenue

Stone Mountain, GA 30083

(DeKalb County)

CAROL STREAM, ILLINOIS

400 E. North Avenue

Carol Stream, IL 60618

(DuPage County)

GALESBURG, ILLINOIS

775 S. Linwood Road

Galesburg, IL 61401-1268

(Knox County)

HIGHLAND, ILLINOIS

6th & Zschokke

Highland, IL 62249

(Madison County)

MORRIS, ILLINOIS

1000 E. Armstrong Street

Morris, IL 60450

(Grundy County)

ST. CHARLES, ILLINOIS

1501 Indiana Avenue

St Charles, IL 60174

(Kane County)

FORT WAYNE, INDIANA

102 W. Superior Street

Fort Wayne, IN 46802

(Allen County)

FRANKFORT, INDIANA

700 Crawford Street

Frankfort, IN 46041

(Clinton County)

MUNCIE, INDIANA

301 S. Butterfield Road

Muncie, IN 47303

(Delaware County)

SIOUX CITY, IOWA

1601 Tri View Avenue

Sioux City, IA 51102

(Woodbury County)

LOUISVILLE, KENTUCKY

12220 Westport Road

Louisville, KY 40223

(Jefferson County)

CHESTERFIELD, MISSOURI

577 Goddard Avenue

Chesterfield, MO 63017

(St. Louis County)

N. KANSAS CITY, MISSOURI

110 E. 10th Avenue

N. Kansas City, MO 64116

(Clay County)

PACIFIC, MISSOURI

1101 S. Denton Road

Pacific, MO 63069

(Franklin County)

NEW HARTFORD, NEW YORK

41-57 Campion Road

New Hartford, NY

(Oneida County)

GREENSBORO, NORTH CAROLINA

2600 E. Market Street

Greensboro, NC 27401

(Guilford County)

SHELBY, NORTH CAROLINA

662 Washburn Switch Road

Shelby, NC 28150

(Cleveland County)

WINSTON-SALEM, NORTH CAROLINA

8080 North Point Blvd.

Winston-Salem, NC 27106

(Forsyth County)

WILSON, NORTH CAROLINA

2606 Wilco Blvd.

Wilson, NC 27893

(Wilson County)

CINCINNATI, OHIO

9960 Alliance Road

Cincinnati, OH 45242

(Hamilton County)

NORWOOD, OHIO

Beech & Robertson Streets

Norwood, OH 45212

(Hamilton County)

RAVENNA, OHIO

975 N. Freedom Street

Ravenna, OH 44266

(Portage County)

SOLON, OHIO

6385 Cochran Road

Solon, OH 44129

(Cuyahoga County)

PORTLAND, OREGON

12005 North Burgard Road

Portland, OR 97203

(Multnomah County)

NORTH WALES, PENNSYLVANIA

500 Church Road

North Wales, PA 19454

(Montgomery County)

ASTON, PENNSYLVANIA

100 McDonald Blvd.

Aston, PA 19014

(Delaware County)

VALLEY FORGE, PENNSYLVANIA

1035 Longford Road

Valley Forge, PA 19456

(Montgomery County)

KNOXVILLE, TENNESSEE

4512 Anderson Road, N.E.

Knoxville, TN 37918

(Knox County)

MEMPHIS, TENNESSEE

265 W. Trigg Avenue

Memphis, TN 38106

(Shelby County)

HUMBOLDT, TENNESSEE

1720 Ninth Avenue

Humboldt, TN 38343

(Gibson County)

MURFREESBORO, TENNESSEE

1125 Haley Road

Murfreesboro, TN 37130

(Rutherford County)

FT. WORTH, TEXAS

6701 South Freeway

Ft. Worth, TX 76134

(Tarrant County)

HOUSTON, TEXAS

8440 Tewantin

Houston, TX 77210

(Harris County)

RENTON, WASHINGTON

601 Monster Road, SW

Renton, WA 98057

(King County)

MILWAUKEE, WISCONSIN

2800 W. Custer Avenue

Milwaukee, WI 53209

(Milwaukee County)

PANAMA CITY, FLORIDA

One Everitt Avenue

Panama City, FL 32401

(Bay County)

HODGE, LOUISIANA

Mill Street

Hodge, LA 71247

(Jackson Parish)

COSHOCTON, OHIO

500 North Fourth Street

Coshocton, OH 43312

(Coshocton County)

FLORENCE, SOUTH CAROLINA

Old Georgetown Road

Florence, SC 29501

(Florence County)

HOPEWELL, VIRGINIA

910 Industrial Street

Hopewell, VA 23860

(City of Hopewell)

JACKSONVILLE, FLORIDA

9469 Eastport Road

Jacksonville, FL

(Duval County)

ATLANTA (EAST), GEORGIA

1995 Lithonia Industrial Blvd.

Lithonia, GA 30058

(DeKalb County)

MANSFIELD, MASSACHUSETTS

47 Maple Street

Mansfield, MA 02048

(Bristol County)

PHILADELPHIA (EAST), PENNSYLVANIA

Tulip & Decatur Streets

Philadelphia, PA 19136

(City of Philadelphia)

WILLIAMSPORT, PENNSYLVANIA

Reach Rd., Industrial Park

Williamsport, PA 17701

(Lycoming County)

EL PASO (EAST), TEXAS

7350 Stiles Road

El Paso, TX 79915

(El Paso County)

TYLER, TEXAS

IS - 20 & Highway 155

Tyler, TX 75710

(Smith County)

RICHMOND (NORTH), VIRGINIA

5700 Lewis Road

Sandston, VA 23150

(Henrico County)

STEVENSON, ALABAMA

1611 County Rd. 85

Stevenson, AL

(Jackson County)

COVINGTON, GEORGIA

6180 Jersey Alcovy Rd.

Covington, GA

(Newton County)

BRIDGEVIEW, ILLINOIS

7601 South 78th Ave.

Bridgeview, IL

(Cook County)

WASHINGTON, OHIO

Mead & Kenskill

Washington, OH

(Fayette County)

LEWISBURG, TENNESSEE

700 Garrett Pkwy.

Lewisburg, TN

(Marshall County)

KING WILLIAM COUNTY, VIRGINIA

The Mill Site and Surrounding Property

West Point District, VA

(King William County)

ROANOKE PLANT, VIRGINIA

802 Kyle Ave. Plant

Roanoke, VA

(Roanoke County)

BALTIMORE BOX PLANT, MARYLAND

725 Pittman Rd.

Baltimore, MD

(Anne Arundal County)

RICHMOND PACKING PLANT, VIRGINIA

5640 Lewis Road

Richmond, VA

(Henrico County)

NORTH TONAWANDA, NEW YORK

North Tonawanda, NY

(Niagara County)

LATTA PLANT, SOUTH CAROLINA

Latta, SC

(Dillon County)

ADAMS (CASTLE ROCK) PLANT, WISCONSIN

Adams, WI

(Adams County)

SPRINGFIELD, MASSACHUSETTS

(Hampden County)

MANSFIELD, MASSACHUSETTS

(Bristol County)

B.                                    Smurfit-Stone Container Canada Inc. - Canadian Properties:

1.                                       The paperboard mill located at 1000 Chemin de l’Usine, La Tuque, Québec.

2.                                       The corrugating medium mill located at 90 Parc Industriel, Matane, Québec.

3.                                       The converting plant located at 15400 Sherbrooke Street Est, Montreal, Québec.

4.                                       The converting plant located at 747 Appleby Line, Burlington, Ontario.

5.                                       The chip mill located at 200 Chemin de la Riviere au Lait, Canton de Vallieres, Haut St.-Maurice, Québec (owned by Francobec Company).

6.                                       The flexible plastics packaging plant located at 134-142 Kennedy Road South, City of Brampton, Ontario.

C.                                    Smurfit-MBI - Canadian Properties:

1.                                       301 Forced Road, Pembroke, Ontario

2.                                       200 Brockport Drive and 730 Islington Avenue, Toronto, Ontario

3.                                       200 Water Street, Whitby, Ontario

4.                                       390 Woodlawn Road, West, Guelph, Ontario

5.                                       8150 Parkhill Drive, Milton, Ontario

6.                                       P.O. Box 1155, 1400 - 1st Avenue East, Regina, Saskatchewan

7.                                       1115 - 34th Avenue South East, Calgary, Alberta

8.                                       8705 - 24th Street, Edmonton, Alberta

9.                                       1360 Inkster Boulevard, Winnipeg, Manitoba

10.                                 1035 Hodge Street, Saint-Laurent, Quebec

11.                                 5550 Royalmount Avenue, Town of Mount Royal, Quebec

Schedule 1.01(d)

MORTGAGES

Smurfit-Stone Container Enterprises, Inc.:

1.                   SITE 1  Brewton, Alabama

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Judge of Probate in Escambia County, Alabama

2.                   SITE 2  Vernon, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Los Angeles County Clerk in Los Angeles County, California

3.                   SITE 3  Santa Clara, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Santa Clara County Recorder in Santa Clara County, California

4.                   SITE 5  Fernandina Beach, Florida

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Nassau County Recorder in Nassau County, Florida

5.                   SITE 8  Carthage, Indiana

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Rush County Recorder in Rush County, Indiana

6.                   SITE 9  Wabash, Indiana

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Wabash County Recorder in Wabash County, Indiana

7.                   SITE 13  Philadelphia, Pennsylvania

Open-End Mortgage, Assignment of Rents and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Philadelphia County Recorder in Philadelphia County, Pennsylvania

8.                   SITE 16  Jonesboro, Arkansas

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Craighead County Clerk in Craighead County, Arkansas

9.                   SITE 17  Corona, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Riverside County Clerk in Riverside County, California

10.            SITE 18  Fresno, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Fresno County Recorder in Fresno County, California

11.            SITE 19  Irvine, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the County of Orange County Recorder in Orange County, California

12.            SITE 20  Los Angeles, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Los Angeles County Clerk in Los Angeles County, California

13.            SITE 21  Milpitas, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Santa Clara County Recorder in Santa Clara County, California

14.            SITE 22  Santa Clara, California

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Santa Clara County Recorder in Santa Clara County, California

15.            SITE 24  Jacksonville, Florida

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Duval County Recorder in Duval County, Florida

16.            SITE 25  Miami, Florida

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Dade County Recorder in Dade County, Florida

17.            SITE 27  Stone Mountain, Georgia

Deed to Secure Debt, Assignment of Leases and Rents, and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the DeKalb County Recorder in DeKalb County, Georgia

18.            SITE 29  Carol Stream, Illinois

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the DuPage County Recorder in DuPage County, Illinois

19.            SITE 31  Galesburg, Illinois

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Knox County Recorder in Knox County, Illinois

20.            SITE 32  Highland, Illinois

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Madison County Recorder in Madison County, Illinois

21.            SITE 33  Morris, Illinois

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Grundy County Recorder in Grundy County, Illinois

22.            SITE 34  St. Charles, Illinois

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Kane County Recorder in Kane County, Illinois

23.            SITE 36  Fort Wayne, Indiana

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Allen County Recorder in Allen County, Indiana

24.            SITE 37  Frankfort, Indiana

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Clinton County Recorder in Clinton County, Indiana

25.            SITE 38  Muncie, Indiana

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Delaware County Recorder in Delaware County, Indiana

26.            SITE 40  Sioux City, Iowa

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Woodbury County Recorder in Woodbury County, Iowa

27.            SITE 41  Louisville, Kentucky

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Jefferson County Clerk in Jefferson County, Kentucky

28.            SITE 44  Chesterfield, Missouri

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the City of St. Louis Recorder of Deeds in St. Louis County, Missouri

29.            SITE 45  N. Kansas City, Missouri

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Clay County Clerk in Clay County, Missouri

30.            SITE 46  Pacific, Missouri

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Franklin County Recorder of Deeds in Franklin, Missouri

31.            SITE 48  New Hartford, New York

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Oneida County Clerk in Oneida County, New York

32.            SITE 49  Greensboro, North Carolina

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Register of Deeds in Guilford County, North Carolina

33.            SITE 51  Shelby, North Carolina

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Cleveland County Register Of Deeds in Cleveland County, North Carolina

34.            SITE 52  Winston-Salem, North Carolina

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Forsyth County Clerk Registrar of Deeds Office in Forsyth County, North Carolina

35.            SITE 53  Wilson, North Carolina

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Wilson Register of Deeds in Wilson County, North Carolina

36.            SITE 54  Cincinnati, Ohio

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Hamilton County Recorder in Hamilton County, Ohio

37.            SITE 55  Norwood, Ohio

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Hamilton County Recorder in Hamilton County, Ohio

38.            SITE 56  Ravenna, Ohio

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Portage County Recorder in Portage County, Ohio

39.            SITE 57  Solon, Ohio

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Cuyahoga County Clerk in Cuyohoga County, Ohio

40.            SITE 58  Portland, Oregon

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Multnomah County Clerk in Multnomah County, Oregon

41.            SITE 59  North Wales, Pennsylvania

Open-End Mortgage, Assignment of Rents and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Montgomery County Recorders Office in Montgomery County, Pennsylvania

42.            SITE 60  Aston, Pennsylvania

Open-End Mortgage, Assignment of Rents and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Delaware County Recorder of Deeds in Delaware County, Pennsylvania

43.            SITE 61  Valley Forge, Pennsylvania

Open-End Mortgage, Assignment of Rents and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Montgomery County Recorders Office in Montgomery County, Pennsylvania

44.            SITE 63  Knoxville, Tennessee

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Knox County Register Of Deeds in Knox County, Tennessee

45.            SITE 64  Memphis, Tennessee

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Shelby County Register in Shelby County, Tennessee

46.            SITE 65  Humboldt, Tennessee

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Gibson County Register of Deeds in Gibson County, Tennessee

47.            SITE 65(a)  Murfreesboro, Tennessee

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Rutherford County Recorder in Rutherford County, Tennessee

48.            SITE 67  Ft. Worth, Texas

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Tarrant County Clerk in Tarrant County, Texas

49.            SITE 68  Houston, Texas

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Harris County Clerks Office in Harris County, Texas

50.            SITE 69  Renton, Washington

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the King County Auditor in King County, Washington

51.            SITE 70  Milwaukee, Wisconsin

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Milwaukee County Registrar of Deeds in Milwaukee County, Wisconsin

52.            M2-FL-LF  Panama City, Florida

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with Bay County Recorders Office in Bay County, Florida

53.            M4-LA-F  Hodge, Louisiana

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Jackson Parish Clerk of Court in Jackson Parish, Louisiana

54.            M5-OH-F  Coshocton, Ohio

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Coshocton County Recorder in Coshocton County, Ohio

55.            M6-SC-F  Florence, South Carolina

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Florence County Clerk Of Court in Florence County, South Carolina

56.            M7-VA-F  Hopewell, Virginia

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Hopewell City Clerk of Circuit Court in Hopewell County, Virginia

57.            M8-FL-F  Jacksonville, Florida

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Duval County Recorder in Duval County, Florida

58.            P15-GA-F  Atlanta (East), Georgia

Deed to Secure Debt, Assignment of Leases and Rents, and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the DeKalb County Recorder in DeKalb County, Georgia

59.            P34-MA-F  Mansfield, Massachusetts

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Bristol North County Register of Deeds in Bristol North County, Massachusetts

60.            P61-PA-F  Philadelphia (East), Pennsylvania

Open-End Mortgage, Assignment of Rents and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Philadelphia County Recorder in Philadelphia County, Pennsylvania

61.            P63-PA-F  Williamsport, Pennsylvania

Open-End Mortgage, Assignment of Rents and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Lycoming County Recorder Of Deeds in Lycoming County, Pennsylvania

62.            P70-TX-F  El Paso (East), Texas

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the El Paso County Clerks Office in El Paso County, Texas

63.            P76-TX-F  Tyler, Texas

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Smith County Clerks Office in Smith County, Texas

64.            P78-VA-F  Richmond (North), Virginia

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Henrico County Circuit Court Clerk in Henrico County, Virginia

65.            JSC-1-AL  Stevenson, Alabama

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Jackson County Recorder in Jackson County, Alabama

66.            JSC-2-GA  Covington, Georgia

Deed to Secure Debt, Assignment of Leases and Rents, and Security Agreement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Newton County Clerk in Newton County, Georgia

67.            JSC-3-IL  Bridgeview, Illinois

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Cook County Recorder in Cook County, Illinois

68.            JSC-4-OH  Washington, Ohio

Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Fayette County Recorder in Fayette County, Ohio

69.            JSC-5-TN  Lewisburg, Tennessee

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Marshall County Register Of Deeds in Marshall County, Tennessee

70.            SLP-1-VA  King William County, Virginia

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the King William County Circuit Court Clerk in King William County, Virginia

71.            SLP-2-VA  Roanoke, Virginia

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Clerk’s Office, Circuit Court, City of Roanoke in Roanoke County, Virginia

72.            SLP-3-MD  Baltimore, Maryland

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Clerk’s Office of the Circuit Court in Anne Arundel County, Maryland

73.            SLP-4-VA  Richmond, Virginia

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Henrico County Circuit Court Clerk in Henrico County, Virginia

74.            SLP-5-NY  North Tonawanda, New York

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Niagara County Clerk in Niagara County, New York

75.            SLP-6-SC  Latta, South Carolina

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Dillon County Clerk of Court in Dillon County, South Carolina

76.            SLP-7-WI  Adams, Wisconsin

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Adams County Register Of Deeds in Adams County, Wisconsin

77.            SLP-8-MA  Springfield, Massachusetts

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Hampden County Registry Of Deeds in Hampden County, Massachusetts

78.            SLP-9-MA  Mansfield, Massachusetts

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, executed by Smurfit-Stone Container Enterprises, Inc. to Deutsche Bank Trust

Company Americas, as Collateral Agent, dated November 1, 2004 to be recorded with the Bristol North County Registry of Deeds in Bristol North County, Massachusetts

Smurfit-Stone Container Canada Inc.:

1.       Delivery Agreement of SSC Canada for Demand Debenture with respect to the Brampton and Burlington Properties.

2.       Assignment of Rents between SSC Canada and Deutsche Bank Trust Company Americas with respect to the Brampton and Burlington Properties.

3.       Demand Debenture of SSC Canada with respect to the Brampton and Burlington Properties.

Smurfit-MBI:

1.       Demand Debenture of MBI Limited/Limitee in its capacity as General Partner of Smurfit-MBI.

2.       Delivery Agreement of MBI Limited/Limitee in its capacity as General Partner of Smurfit-MBI.

MBI Limited/Limitee

1.       Demand Debenture of MBI Limited/Limitee for registration against the real property owned by Smurfit-MBI and registered in the name of MBI Limited/Limitee in the Province of Ontario (the “Ontario Debenture”).

2.       Delivery Agreement of MBI Limited/Limitee with respect to the Ontario Debenture.

3.       Demand Debenture of MBI Limited/Limitee for registration against the real property owned by Smurfit-MBI and registered in the name of MBI Limited/Limitee in the Province of Manitoba (the “Manitoba Debenture”).

4.       Delivery Agreement of MBI Limited/Limitee with respect to the Manitoba Debenture.

5.       Demand Debenture of MBI Limited/Limitee for registration against the real property owned by Smurfit-MBI and registered in the name of MBI Limited/Limitee in the Province of Saskatchewan (the “Saskatchewan Debenture”).

6.       Delivery Agreement of MBI Limited/Limitee with respect to the Saskatchewan Debenture.

7.       Demand Debenture of MBI Limited/Limitee for registration against the real property owned by Smurfit-MBI and registered in the name of MBI Limited/Limitee in the Province of Alberta (the “Alberta Debenture”).

8.       Delivery Agreement of MBI Limited/Limitee with respect to the Alberta Debenture.

Smurfit-Stone Container Canada Inc., MBI Limited/Limitee, Smurfit-MBI and Francobec Company:

1.       The Hypothecs.

Schedule 1.01(e)

RECEIVABLES PROGRAM DOCUMENTS

Stone Container Corporation:

Purchase Agreement dated as of October 13, 1999 by and among Banc One Capital Markets, Chase Securities, Inc., Stone Receivables Corporation and Stone

Certificate Purchase Agreement dated October 15, 1999 by and among Stone Receivables Corporation, Falcon Asset Securitization Corporation, Banc One Capital Markets, Chase Securities, Inc. and Stone

Pooling and Servicing Agreement dated as of October 1, 1999 among Stone Receivables Corporation, Chase Securities, Inc. and Stone

Series 1999-1 Supplement to PSA dated as of October 15, 1999 among Stone Receivables Corporation, Chase Securities, Inc. and Stone

Series 1999-2 Supplement to PSA dated as of October 15, 1999, as amended by Amendment No. 1 to Series 1999-2 Supplement dated as of March 30, 2001, among Stone Receivables Corporation, Chase Securities, Inc. and Stone

Receivables Purchase Agreement dated as of October 15, 1999, as amended by Amendment No. 1 to Receivables Purchase Agreement dated as of March 30, 2001, between Stone and Stone Receivables Corporation

Short-Term Note dated October 15, 1999 executed by Stone Receivables Corporation payable to the order of Stone

Short-Term Note dated March 30, 2001 executed by Stone Receivables Corporation payable to St. Laurent Paperboard (U.S.) Inc.

Additional Seller Supplement dated March 30, 2001 between Stone and St. Laurent Paperboard (U.S.) Inc.

JSC(U.S.):

Receivables Purchase and Sale Agreement dated February 23, 1995

Liquidity Agreement dated February 23, 1995

Allocation and Financial Services Agreement JSC (U.S.) and the Company dated February 23, 1995

Depositary, Issuing and Paying Agent Agreement (Series A and B Commercial Paper) dated February 23, 1995

Commercial Paper Dealer Agreements dated February 23, 1995

Form of Commercial Paper Private Placement Memorandum

Term Loan Agreement dated February 23, 1995

Affiliate Receivables Sale Agreement dated March 31, 1996

First Omnibus Amendment dated March 3, 1996

Amendment No. 2 to Receivables Purchase and Sale Agreement dated August 19, 1997

Amendment No. 2 to Liquidity Agreement and Extension Request dated August 19, 1997

Amendment No. 2 to Term Loan Agreement dated August 19, 1997

Amendment No. 3 to Liquidity Agreement and Extension Request and Waiver dated March 9, 2001

Smurfit-Stone Container Canada, Inc.:

Receivables Purchase Agreement dated as of March 30, 2004 between MBI, in its capacity as General Partner of SMBI, Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust and Scotia Capital Inc., as administrator of Computershare Trust Company of Canada.

Support Agreement made as of March 30, 2004 between Stone Container Corporation and Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust.

Schedule 2.01

COMMITMENTS

Institution	Revolving Credit Commitments	Revolving (Canadian) Credit Commitments	Tranche B Commitments	Tranche C Commitments	Deposit Funded Commitments
Deutsche Bank Trust Company Americas	$92,394,801.99	$0.00	$975,000,000.00	$300,000,000.00	$121,930.726.03
Deutsche Bank AG	$0.00	$46,605,198.01	$0.00	$0.00	$0.00
JPMorgan Chase Bank	$78,394,801.99	$0.00	$0.00	$0.00	$0.00
JPMorgan Chase Bank, Toronto Branch	$0.00	$46,605,198.01	$0.00	$0.00	$0.00
Bank of America, N.A.	$58,153,465.34	$0.00	$0.00	$0.00	$0.00
Bank of America, N.A. (Canada Branch)	$0.00	$26,846,534.66	$0.00	$0.00	$0.00
Credit Industriel et Commercial	$22,000,000.00	$0.00	$0.00	$0.00	$0.00
Farm Credit Bank of Texas	$7,000,000.00	$0.00	$0.00	$0.00	$0.00
Farm Credit West, PCA	$4,000,000.00	$0.00	$0.00	$0.00	$0.00
General Electric Capital Corporation	$7,500,000.00	$0.00	$0.00	$0.00	$0.00
GE Canada Finance Holding Company	$0.00	$2,500,000.00	$0.00	$0.00	$0.00
Goldman Sachs Credit Partners L.P.	$35,000,000.00	$0.00	$0.00	$0.00	$0.00
Morgan Stanley Bank	$37,500,000.00	$0.00	$0.00	$0.00	$0.00
Morgan Stanley Senior Funding (Nova Scotia)	$0.00	$12,500,000.00	$0.00	$0.00	$0.00
Natexis Banques Populaires	$3,000,000.00	$0.00	$0.00	$0.00	$0.00
National City Bank	$7,500,000.00	$0.00	$0.00	$0.00	$0.00
National City Bank, Canada Branch	$0.00	$2,500,000.00	$0.00	$0.00	$0.00
North Fork Business Capital Corporation	$20,000,000.00	$0.00	$0.00	$0.00	$0.00
Société Générale	$58,153,465.34	$0.00	$0.00	$0.00	$0.00
Société Générale (Canada)	$0.00	$26,846,534.66	$0.00	$0.00	$0.00
The Bank of New York	$50,000,000.00	$0.00	$0.00	$0.00	$0.00
The Bank of Nova Scotia	$58,153,465.34	$26,846,534.66	$0.00	$0.00	$0.00
UBS Loan Finance LLC	$26,250,000.00	$0.00	$0.00	$0.00	$0.00
UBS AG Canada Branch	$0.00	$8,750,000.00	$0.00	$0.00	$0.00
Wachovia Bank	$35,000,000.00	$0.00	$0.00	$0.00	$0.00

Schedule 4.07

CERTAIN TITLE MATTERS

A.            On March 15, 2000 SSC Canada received notice from the Council of the Atikamekw Nation that the Council had sent letters to the Ministre des ressources naturelles (Québec) and the Ministre responsable des affaires autochtones et responsable de la faune et des parcs (Québec) as well as to the Minister responsible for Aboriginal Affairs and North Canada.  The letters indicated that the Council for the Atikamekw Nation was informed of a transaction between SSC Canada and SSCC whereby the assets of SSC Canada would be acquired by SSCC.  The letters alleged that these assets include two parcels of land, which the Atikamekw Nation recognizes as SSC Canada private lands, aggregating more than 4,000 square kilometres which are situated in the territory which is the subject of land claims by the Council of the Atikamekw Nation and where the Atikamekw people have ancestral rights.  The letters state that any such transaction must accommodate the exercise of such ancestral rights in the context of the on-going negotiations and requested that it be ensured that such lands be subject to a common forest management plan and to “forestry intervention norms”.  On March 30, 2000 representatives of SSC Canada met with the Associate General Secretary of Indian Affairs and the Deputy Minister of Natural Resources in order to clarify the position that the Government of Québec will take with respect to the demands of the Atikamekw Nation.  The representatives of SSC Canada were informed that discussions are taking place between the Atikamekw Nation and the Government of Québec with respect to land claims.  SSC Canada was informed that the Government of Québec has always excluded private lands from any settlement with aboriginal peoples.  It was confirmed to SSC Canada that the settlement proposal to date, tabled by the Government, excluded SSC Canada’s private lands.

B.            All “Freehold Immoveables” pursuant to a certain Asset Acquisition Agreement entered into between Avenor Inc. (predecessor corporation of Bowater Inc.) and SSC Canada, dated as of June 15, 1994 are optioned to Bowater Inc. by way of a right of first refusal the technical descriptions of which do not allow the registration of the ownership rights of SSC Canada thereto.  In such agreement, “Freehold Immoveables” is defined as “those immoveables designated as such in the Deeds of Sale for the immoveables located in the Province of Québec together with buildings, structures, erections, appurtenances, fixtures and other improvements situated on, in, over or under such immoveables, if any, and all assignable warranties of any Person covering all or any part of aforesaid Immoveables” and “Deeds of Sale” is defined as “the deeds of sale of immoveables located in the Province of Québec between the Parties executed before John Howard Watson, Notary, on June 6, 1994, under his minute numbers 21747, 21748 and 21749, respectively, as well as the deed of correction between Talbert Inc. and Avenor dated June 2, 1994, executed before Notary John Howard Watson under his minute number 21746 and the deed of correction between Avenor and St. Laurent dated June 10, 1994, executed before Notary John Howard Watson under his minute number 21751”.

Schedule 4.08

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Percentage Ownership

Domestic Subsidiaries

Smurfit-Stone Container Enterprises, Inc.	Delaware	100% owned by SSCC

JSC Capital, LLC	Delaware	100% owned by SSCC

Clayton Partners Limited	Bermuda	100% owned by SSCC

Packaging Unlimited, Inc.(1)	Delaware	100% owned by SSCE

Lot 24D Redevelopment Corporation	Missouri	100% owned by SSCE

Timber Capital Holdings LLC	Delaware	100% owned by SSCE

Smurfit-Newsprint Corporation	Delaware	100% owned by SSCE

Jefferson Smurfit Finance Corporation	Delaware	100% owned by SSCE

Atlanta & St. Andrews Bay Railroad Corporation	Florida	100% owned by SSCE

Cameo Container Corporation	Illinois	100% owned by SSCE

Stone International Services Corporation	Delaware	100% owned by SSCE

Stone Global, Inc.	Delaware	100% owned by SSCE

Stone Receivables Corporation	Delaware	100% owned by SSCE

Innovative Packaging Corp.	Delaware	85% owned by SSCE

(1) Packaging Unlimited, Inc. (“PUI”) is a Delaware corporation that is qualified to do business in Puerto Rico.  For purposes of the Credit Agreement, PUI is deemed a “Foreign Subsidiary.”

SLP Finance I, Inc.	Delaware	100% owned by SSCE

SLP Finance II, Inc.	Delaware	100% owned by SSCE

Stone Connecticut Paperboard Properties, Inc.	Delaware	100% owned by SSCE

Stone Waterfront LLC	Florida	100% owned by SSCE

ORPACK-Stone Corporation	Delaware	100% owned by SSCE

SMBI Inc.	Delaware	100% owned by Smurfit-MBI

Canadian Subsidiaries

Smurfit-Stone Container Canada Inc.	Nova Scotia	100% of Class A shares owned by SSCE 100% of Class C shares owned by Stone Container Finance Company of Canada 100% of Class D shares owned by SLP Finance General Partnership

Stone Container Finance Company of Canada	Nova Scotia	100% owned by SSCE

Stone Container Finance Company of Canada II	Nova Scotia	100% owned by SSCE

St. Laurent Display and Packaging Inc.	Canada	100% owned by SSC Canada

SLP Finance General Partnership	Québec	50% owned by SLP Finance I, Inc. 50% owned by SLP Finance II, Inc.

Francobec Company	Nova Scotia	100% owned by SLP Finance General Partnership

St. Laurent I.P.C. Inc.	Canada	100% owned by SSC Canada

605681 N. B. Inc.	Canada	100% owned by SSCC Lux VII Sarl

MBI Limited / Limitee	New Brunswick	50% owned by Smurfit-Stone Container Canada Inc. and by 3083527 Nova Scotia Company

Smurfit-MBI	Ontario	49.999% owned by Smurfit-Stone Container Canada Inc., 49.999% owned by 3083527 Nova Scotia Company and 0.0002% owned by MBI Limited / Limitee

639647 British Columbia Ltd.	British Columbia	70% owned by Smurfit-MBI

Specialty Containers Inc.	Alberta	100% owned by 639647 British Columbia Ltd.

B.C. Shipper Supplies Ltd.	British Columbia	100% owned by 639647 British Columbia Ltd.

3083527 Nova Scotia Company	Nova Scotia	100% owned by Smurfit-Stone Container Canada Inc.

European Subsidiaries

SSCC Lux I Sarl	Luxembourg	100% owned by SSCE

SSCC Lux VII Sarl	Luxembourg	100% owned by SSCC Lux I Sarl

SSCC Lux III Sarl	Luxembourg	100% owned by SSC Canada

Latin American Subsidiaries

Stone Container de Mexico S. de R.L. de C.V.	Mexico	99.994% owned by SSCE

Pacific Subsidiaries

Stone Truepenny International Inc.	British Virgin Islands	100% owned by SSCE

Smurfit-Stone PSC (Asia) Limited	Hong Kong	100% owned by Stone Truepenny International, Inc.

PT Stone Millennium Container Indonesia	Indonesia	80% owned by SSCE 20% owned by Cameo Container Corporation

Schedule 4.09

LITIGATION AND COMPLIANCE WITH LAWS

In 1998, seven putative class action complaints were filed in the United States District Court for the Northern District of Illinois and in the United States District Court for the Eastern District of Pennsylvania. These complaints alleged that Stone Container reached agreements in restraint of trade that affected the manufacture, sale and pricing of corrugated products in violation of antitrust laws. The complaints were amended to name several other defendants, including JSC(U.S.) and SSCC. The suits sought an unspecified amount of damages arising out of the sale of corrugated products for a period during 1993-95. The complaints were transferred to and consolidated in the United States District Court for the Eastern District of Pennsylvania, which certified two plaintiff classes. In November 2003, SSCC reached an agreement to settle the antitrust class action cases pending against SSCC, Stone Container and JSC(U.S.). The companies will make an aggregate settlement payment of $92.5 million, one-half of which was paid in December 2003 and the remainder of which will be paid in January 2005. All of the other defendants have also entered into agreements to settle these class actions; however, most of the defendants in the class actions continue to be defendants in 12 lawsuits brought on behalf of numerous parties that have opted out of the class actions to seek their own recovery. All of these cases have been transferred to the same United States District Court for the Eastern District of Pennsylvania for pretrial proceedings. SSCC continues to vigorously defend these opt-out cases, and believes its liability for these matters was adequately reserved at September 30, 2004.

Schedule 4.15

ENVIRONMENTAL MATTERS

In May 2003, the JSCUS flexible packaging facility in Schaumburg, Illinois received a Violation Notice from the Illinois Environmental Protection Agency (“IEPA”) alleging violations of various provisions of the Illinois Environmental Protection Act and certain conditions of the applicable air permit issued to the facility.  In June 2003, the facility received a Notice of Violation and Finding of Violation from the United States Environmental Protection Agency (“USEPA”) containing allegations similar to those made by the State.  The allegations primarily relate to the alleged failure of two afterburner systems designed to capture and reduce certain emissions from printing presses below required levels, and the potential impact of such failure on past and future regulatory standards, permitting requirements, emission credit requirements, recordkeeping and reporting.  The two afterburners at the facility have been replaced with a new Regenerative Thermal Oxidizer.  JSCUS has responded to the IEPA Violation Notice and the EPA Notice of Violation and Finding of Violation, and is attempting to reach an acceptable resolution with both agencies.

In September 1997, USEPA issued a Notice of Violation and Compliance Order to the Hopewell, Virginia mill alleging non-compliance with air emissions limitations for the smelt dissolving tank and failure to comply with New Source Performance Standards applicable to certain other equipment.  In April 1999, USEPA issued a Notice of Violation alleging that the Hopewell mill “modified” the recovery boiler and increased nitrogen oxide emissions without obtaining a required construction permit.  The Virginia Department of Environmental Quality (“Virginia DEQ”) issued a similar Notice of Violation in May 1999.  Stone, USEPA and the Virginia DEQ have executed a Consent Decree to settle alleged air violations at the Hopewell mill.  Once the Consent Decree is entered by the United States District Court, Stone will be required to pay civil penalties of $501,000 to USEPA and $334,000 to Virginia DEQ.

In April 1999, USEPA and the Virginia DEQ each issued a Notice of Violation to St. Laurent Paperboard Inc.’s mill located in West Point, Virginia, which St. Laurent acquired from Chesapeake Corporation in May 1997.  (St. Laurent has been merged into Stone.)  In general, the Notices of Violation alleged that, from 1984 to the present, the West Point mill installed certain equipment and modified certain production processes without obtaining the required permits and otherwise violated certain applicable air emission requirements.  St. Laurent made a claim for indemnification from Chesapeake for its costs relating to these Notices of Violation pursuant to the purchase agreement between St. Laurent and Chesapeake.  This claim was settled in June 2003.  Stone, USEPA and the Virginia DEQ have executed a Consent Decree to settle alleged air violations at the West Point mill.  Once the Consent Decree is entered by the United States District Court, Stone will be required to pay civil penalties of $475,000 to USEPA and $475,000 to Virginia DEQ.  In addition, the mill will be required to implement a compliance program that includes installing certain air pollution control devices and retiring two power boilers on-site.

SSCC and its Subsidiaries face potential liability as a result of releases, or threatened releases, of hazardous substances into the environment from various sites owned and operated by third parties at which company-generated wastes have allegedly been deposited.  Generators of hazardous substances sent to off-site disposal locations at which environmental problems exist, as well as the owners of those sites and certain other classes of persons (generally referred to as “potentially responsible parties” or “PRPs”) are, in most instances, subject to joint and several liability for response costs for the investigation and remediation of such sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) and analogous state laws, regardless of fault or the lawfulness of the original disposal.  SSCC and/or its Subsidiaries have been identified as a PRP at a number of federal and/or state sites where response action may be required, and as a result may have joint and several liability for cleanup costs at these sites listed on Attachment A.  Attachment A is a list of sites where SSCC and/or its Subsidiaries have been identified as a PRP or have received a request for information.  Liability for CERCLA sites is typically shared with other PRPs, and costs are commonly allocated according to relative amounts of waste deposited.

In addition to participating in the remediation of sites owned by third parties, SSCC and/or its Subsidiaries are conducting investigation and/or remediation of certain properties they own or formerly owned in the United States and Canada.  SSCC and/or its Subsidiaries also are conducting environmental closure activities at certain facilities in the United States and Canada where manufacturing operations have been discontinued, including the pulp and paper mills located in Jacksonville, Florida; Alton, Illinois; Circleville, Ohio; and Thunder Bay, Ontario.  Most of the work related to the closure of the landfill site at Thunder Bay, Ontario is expected to be completed by the end of June 2005.  Reserves have been established for environmental closure costs at each of these idle mills.

Various federal, state and local governmental authorities have developed and maintain numerous databases or lists of environmental information, including lists of leaking underground storage tanks, landfill facilities, hazardous waste sites and the like.  The information in these databases may contain errors, and certain databases and lists are posted for public viewing without the opportunity for property owners and operators to correct any errors that appear in them.  Further, the inclusion of a property on an environmental database or list maintained by a governmental agency, in and of itself, may not trigger the need for investigation or remediation.  To the knowledge of SSCC and each Borrower, the following Real Properties appear on the Comprehensive Environmental Response, Compensation, Liability Information System List (“CERCLIS”) maintained by USEPA:

(a)	455 Factory Street, Wabash, Indiana
CERCLIS Archive - No Further Remedial Action Planned

(b)	Meridian & Waterworks Road, Wabash, Indiana
CERCLIS Archive - No Further Remedial Action Planned

(c)	1915 Wigmore Avenue, Jacksonville, Florida
CERCLIS

(d)	Highway 31 South, Brewton, Alabama
CERCLIS — Removal Only Site (No Site Assessment Work Needed)

(e)	1101 South Denton Road, Pacific, Missouri
CERCLIS Archive - No Further Remedial Action Planned

(f)	2500 De La Cruz Blvd, Santa Clara, California
CERCLIS - No Further Remedial Action Planned

(g)	47 Maple Street, Mansfield, Massachusetts
CERCLIS — No Further Remedial Action Planned

(h)	910 Industrial Street, Hopewell, Virginia
CERCLIS — No Further Remedial Action Planned

(i)	1 South Everett Street, Panama City, Florida
CERCLIS Archive — No Further Remedial Action Planned

(j)	2357 South 900 West, Salt Lake City, Utah
CERCLIS Archive — No Further Remedial Action Planned

(k)	19th & Main Street, West Point, Virginia
CERCLIS Archive — No Further Remedial Action Planned

The operations conducted by SSCC and the Borrowers are subject to extensive environmental regulation by federal, state and local authorities.  In the past, SSCC and the Borrowers have made significant capital expenditures to comply with air, water and other environmental laws and regulations, particularly the “Cluster Rule.”  The “MACT I” portion of the Cluster Rule required the conversion of the bleaching operations at Panama City, Florida and Brewton, Alabama to elemental chlorine free bleaching processes, the installation of systems at several mills for the collection and destruction of low volume, high concentration gases, and the implementation of best management practices, such as spill controls, at various mills.  These projects have been completed.  The “MACT I” portion of the Cluster Rule also will require the implementation of systems to collect high volume, low concentration gases at various mills, unless another alternative measure is approved by the authorizing agency.  These mills will have until 2006 to comply with these requirements (or possibly longer if an extension is approved).  The “MACT II” portion of the Cluster Rule generally requires the control of particulate matter from recovery boilers, smelt dissolving tanks and lime kilns at Kraft pulping mills and the control of total hydrocarbons from semi-chemical combustion units.  MACT II had a compliance date of March 2004.

In addition to Cluster Rule compliance, the SSCC and the Borrowers anticipate additional expenditures related to a new regulation that will limit emissions of heavy metals from industrial/commercial/institutional boilers (“Boiler MACT”).  Facilities will have until 2007 to comply with Boiler MACT requirements.  In Canada, the Quebec Ministry of the Environment is working on an amendment of the general air regulation that would impose new particulate limits on bark boilers.  Although the regulation is not yet final, if promulgated in the form currently proposed, it could require the installation of a particulate control device at the Pontiac, Quebec mill.  That Provincial regulation also contains standards concerning visible emissions, which may require certain modifications to the chip handling system at the Pontiac mill.  Additionally, the Quebec Ministry of the Environment adopted a new dam safety regulation in April 2002.  SSC  Canada owns, or is required to pay operating expenses associated with, certain dams in the Province, and upgrades to some of these dams may be required to comply with the new regulation.

Schedule 4.15

Attachment A

ATTACHMENT A

Arivec Chemicals Site, Douglasville, GA

Augustine Mill Site, Wilmington, DE

Bill Johns Waste Oil Site, Jacksonville, FL

Buzby Landfill Site, Voorhees, NJ

Calumet Container Site, Hammond, IN

Casmalia Disposal Site, Santa Barbara, CA

Charles George Landfill

Chattanooga Creek Site, Chattanooga, TN

Cities Services Site, Fernandina Beach, FL

Comb Fill South Site, Flemington, NJ

Container Recycling Site, Kansas City, KS

Cork Street Landfill, Kalamazoo, MI

Crymes Landfill Site, Tucker, GA

Double Eagle Refinery, Oklahoma City, OK

Ellis Road Site

Environmental Waste Resources Site, Coal City, IL

Fisher-Calo, Kingsbury, IN

Four County Landfill Site, Delong, IN

Fox Point Park Site, Wilmington, DE

Fox River/Green Bay Site, Green Bay, WI

G&H Landfill Site, Utica, MI

Galesburg Site, IL

Gloucester Environmental Management Services, Gloucester Township, NJ

Great Lakes Container Corporation Site, St. Louis, MO

I. Jones Recycling Sites, Ft. Wayne, IN

Jonas Sewell Transfer Station, Gloucester County, NJ

Jones Industrial Service Landfill Site, South Brunswick, NJ

Kane & Lombard Site, Baltimore, MD

Ludlow Sanitary Landfill Site, Utica, NY

Lykins Landfill Site

M&J Solvents Site, Atlanta, GA

Miami County Incinerator and Landfill Site, Troy, OH

Morton-Springer Site, Newark, NJ

MRE Site

Muncie Race Track Site, Muncie, IN

Operating Industries Site, Monterey Park, CA

Pendleton Site, Pendleton, NY

Pennsauken Sanitary Landfill Site, Camden County, NJ

Peterson/Puritan Inc. Site, Cumberland, RI

Pickettville Road Landfill Site, Duval County, FL

PJP Landfill Site, Jersey City, NJ

Ponderosa Site, Ogdensburg, NY

Portland Harbor Site, Portland, OR

PRC Patterson Site, Patterson, CA

Rouse Steel Drum Site, Jacksonville, FL

Sauer Dump Site, Dundalk, MD

Seymour Recycling Site, Seymour, IN

Toledo Sawmill Site, Toledo, OR

Spectron Site, Elkton, MD

Spring Valley Landfill Site

Strausburg Landfill Site, PA

Taylor Road Site, Tampa, FL

Tippecanoe Landfill Site, Lafayette, IN

Tri-County/Elgin Landfill Site, Elgin, IL

US Scrap Site

Volney Site, Volney, NY

Washington County Landfill Site, Washington County, MN

Waste Disposal Engineering Superfund Site, Andover, MN

Western Processing, Kent, WA

Wingate Road Incinerator Site, FL

Schedule 4.17(a)

UCC LIEN FILING OFFICES

1.             Secretary of the State of Delaware

Schedule 4.17(b)

CANADIAN LIEN FILING OFFICES

1.             At the Ministry of Consumer and Commercial Relations (Ontario)

2.                                       Each of the Hypothecs has been registered in the Register of Personal and Movable Real Rights of the Province of Québec

3.                                       The SSC Canada Hypothec has been and the SSC Canada New Hypothec must be registered at the Land Registry Offices for the Registration Divisions of Montreal, Shawinigan, La Tuque and Matane and must be registered at the Canadian Intellectual Property Office and at the Ministry of Natural Resources (Québec) pursuant to the Forest Act (Québec) and the Security Agreement (Canadian) must be registered with the Canadian Intellectual Property Office and at the Ministry of Natural Resources (Québec) pursuant to the Forest Act (Québec)

4.                                       The Francobec Company Hypothec has been registered at the Land Registry Office for the Registration Division of La Tuque

5.                                       Each of the MBI Hypothec and the SMBI Hypothec have been registered at the Land Registry Office for the Registration Division of Montreal

6.                                       Each of the Security Agreements (Canadian) has been filed in the filing offices maintained under the Personal Property Security Acts in British Columbia, Alberta, Saskatchewan, Manitoba, Nova Scotia and New Brunswick, as applicable

Schedule 4.17(e)

MORTGAGE FILING OFFICES

Smurfit-Stone Container Enterprises, Inc. — Mortgaged Property:

See Schedule 1.01(d)

Smurfit-Stone Container Canada Inc. - Canadian Mortgaged Property:

1.                                       The paperboard mill located at 1000 Chemin de l’Usine, La Tuque, Québec

a)                                      Filing Office:  The Land Registry Office for the Registration Division of La Tuque.

2.                                       The corrugating medium mill located at 90 Parc Industriel, Matane, Québec

a)                                      Filing Office:  The Land Registry Office for the Registration Division of Matane.

3.                                       The converting plant located at 15400 Sherbrooke Street Est, Montreal, Québec

a)                                      Filing Office:  The Land Registry Office for the Registration Division of Montreal.

4.                                       The converting plant located at 747 Appleby Line, Burlington, Ontario

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Halton (No. 20).

5.                                       The chip mill located at 200 Chemin de la Riviere au Lait, Canton de Vallieres, Haut St-Maurice, Québec

a)                                      Filing Office:  The Land Registry Office for the Registration Division of La Tuque.

6.             134 Kennedy Road South, Brampton, Ontario

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Peel (No. 43).

Smurfit-MBI and MBI Limited/Limitee - Canadian Mortgaged Property:

1.             200 Brockport Drive and 730 Islington Avenue, Toronto, Ontario:

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Toronto (No. 66)

2.             200 Water Street, Whitby, Ontario:

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Durham (No. 40)

3.             390 Woodlawn Road West, Guelph, Ontario:

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Wellington (No. 61)

4.             301 Forced Road, Pembroke, Ontario:

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Renfrew (No. 49)

5.             8150 Parkhill Drive, Milton, Ontario:

a)                                      Filing Office:  The Land Registry Office for the Land Titles Division of Halton (No. 20)

6.             1360 Inkster Boulevard, Winnipeg, Manitoba:

a)                                      Filing Office:  The Winnipeg Land Titles Office

7.             P.O. Box 1155 1400 - 1st Avenue East, Regina, Saskatchewan

a)                                      Filing Office:  The Saskatchewan Land Titles Registry

8.             1115 34th Avenue S.E., Calgary, Alberta

a)                                      Filing Office:  Land Titles Office (Calgary)

9.             8705-24th Street, Edmonton, Alberta:

a)                                      Filing Office:  Land Titles Office (Calgary)

10.           5550 Royalmount Avenue, Town of Mount Royal, Quebec

a)                                      Filing Office:  The Land Registry Office for the Registration Division of Montreal

11.           1035 Hodge Street, Saint-Laurent, Quebec:

a)                                      Filing Office:  The Land Registry Office for the Registration Division of Montreal

Schedule 4.18

LABOR MATTERS

The Canadian Mills are currently operating with expired union contracts.  SSCC cannot be assured of the outcome of bargaining with the unions in Canada and cannot make any assurances as to future impact of any labor actions that may be taken by the unions with respect to SSCC’s Canadian operations.  However, SSCC does not believe that a Material Adverse Effect has occurred as of the Closing Date as a result of the expired union contracts.

Schedule 4.19

OWNED MATERIAL UNITED STATES REAL PROPERTY

Alabama

3200 Pinson Valley Parkway

Box 170976

Birmingham, AL

Arkansas

6101 Patterson Street

Little Rock, AR

2021 S. 5th Street

Rogers, AR

California

1424 S. Raymond

P.O. Box 4199

Fullerton, CA

1078 Merrill Street

Salinas, CA

1901 Junction Avenue

San Jose, CA

15300 Marquardt Avenue

Santa Fe Springs, CA

13833 E. Freeway Drive

Santa Fe Springs, CA

Connecticut

74 Pickering Street

P.O. Box 193

Portland, CT

125 Depot Road

Uncasville, CT  06382

Colorado

5050 E. 50th Avenue

Denver, CO

Florida

1400 W. Tradeport

Jacksonville, FL

9469 Eastport Road

Jacksonville, FL  32218

One Everitt Avenue

Panama City, FL  32401

101 Stone Blvd

Cantonment, FL

Georgia

1995 Lithonia Industrial

Atlanta, GA

55-65 Enterprise Blvd

Atlanta, GA

1000 Osbourne Street

Durango, GA

Illinois

Route 2, #5A

P.O. Box 608

Bloomington, IL

1415 W. 44th Street

Chicago, IL  (Cameo)

1501 E. Voorhees Street

Danville, IL

Route 6 and Young Road

P.O. Box 151

Joliet, IL

1900 Foss Park Avenue

North Chicago, IL

1800 W. Oak Street

Herrin, IL

(ORPACK-Stone)

Indiana

1925 Stone Court

Mishawaka, IN

3101 State Street

P.O. Box 867

Columbus, IN

407 Adeway Road

Fowler, IN 47944

Iowa

3800 Dixon Street

Des Moines, IA

2300 Bridgeport Drive

P.O. Box 3227

Sioux City, IA

3972 Main Street

Keokuk, IA

Louisiana

5301 Jefferson Highway

Harahan, LA

Mill Street

Hodge, LA  71247

Maryland

725 Pittman Rd.

Baltimore, MD

Massachusetts

47 Maple Street

P.O. Box 389

Mansfield, MA

411 Oakland Street

Mansfield, MA 02048

421-431 Oakland Street

Mansfield, MA 02048

60 Maple Street

Mansfield, MA 02048

320, 356, 360 Parker Street

Springfield, MA 01129

78 Verge Street

Springfield, MA 01129.

210 Verge Street

Springfield, MA 01129

Michigan

One Superior Way

Ontonagon, MI  49953

Minnesota

50 - 37th Avenue N.E.

Minneapolis, MN

655 41st Avenue North

St. Cloud, MN

Mississippi

1345 Flowood Drive

Jackson, MS

Turner Industrial Park

Saltillo, MS

1679 S. Green Street

P.O. Box 256

Tupelo, MS

Missouri

933 S. Kent

Liberty, MO

2705 W. Battlefield Road

P.O. Box 3395

Springfield, MO

2315 Lower Lake Road

P.O. Box 4127

St. Joseph, MO

3244 Gardner Avenue

Kansas City, MO

Montana

Mullan Road West

Missoula, MT 59802

14377 Pulp Mill Road

Missoula, MT 59806

New York

7393 Shawnee Road

Buffalo, NY  (North Tonawanda)

51 Robinson Street

North Tonawanda, NY

North Carolina

10201 Industrial Drive

Pineville, NC

Albermarle Street

P.O. Box 1086

Lexington, NC

Butner Woodyard

11th Street

Butner, Granville Co., NC

Ohio

108 S. Sycamore Street

Jefferson, OH

288 S. Illinois Avenue

P.O. Box 901

Mansfield, OH

500 N. Fourth Street

Coshocton, OH  43812

Oklahoma

200 W. Morrow Road

Sand Springs, OK

Pennsylvania

9820 Blue Grass Road

Philadelphia, PA

Tulip & Decatur Street

Philadelphia, PA

Reach Road Plant

Industrial Park

P.O. Box 3097

Williamsport, PA

South Carolina

Old Georgetown Road

Florence, SC  29501

4461 Hwy 301 South

Latta, SC

South Dakota

100 E. Benson Road

P.O. Box 1106

Sioux Falls, SD

Tennessee

550 S. Street

P.O. Box 430

Collierville, TN

Texas

7350 Stiles

El Paso, TX

2302 W. Marshall Drive

P.O. Box 530837

Grand Prairie, TX

I-20 & Highway 155

P.O. Box 1356

Tyler, TX

Utah

1881 W. North Temple

Salt Lake City, UT 84116

2357 S. 900 West

Salt Lake City, UT 84119

Virginia

910 Industrial Street

Hopewell, VA  23860

19th and Main Street

West Point, VA

802 Kyle Avenue

Roanoke, VA

5640 Lewis Rd

Richmond, VA

Pocomoke Chip Mill

Somerset Co., VA

Keysville Chip Mill

Charlotte Co., VA

West Virginia

2333 Commerce Street

P.O. Box 312

Wellsburg, WV  26070

Wisconsin

201 W. Grove Street

Adams, WI

The Milwaukee Plant, located at 9400 West Heather Court, Milwaukee, Wisconsin

ALABAMA

Brewton, AL 36426
U.S. 31 South
Escambia County

CALIFORNIA

Vernon, CA 90058
2001 E. 57th Street
Los Angeles County

Santa Clara, CA 95050
2600 De La Cruz Blvd.
Santa Clara County

FLORIDA

Fernandina Beach, FL 32201
North Eighth Street
Nassau County

INDIANA

Carthage, IN 46115
South Main Street
Rush County

Wabash, IN 46972
455 West Factory St.
Wabash County

102 W. Superior Street

Fort Wayne, IN

Allen County

PENNSYLVANIA

Philadelphia, PA 19127
5000 Flat Rock Road
Philadelphia County

ARKANSAS

Jonesboro, AR 72400
2200 Industrial Drive
Craighead County

CALIFORNIA

Corona, CA 91720
185 N. Smith Street
Riverside County

Fresno, CA 93725
2525 S. Sunland Ave.
Fresno County

Irvine, CA 92714
1600 Barranco Road
Orange County

Los Angeles, CA 90040
2601 S. Malt Ave.
Los Angeles County

Milpitas, CA 95035
201 S. Hillview Dr.
Santa Clara County

Santa Clara, CA 95050
2600 De La Cruz Blvd.
Santa Clara County

CONNECTICUT

Milford, CT 06460-1024
75 Cascade Boulevard
New Haven County

FLORIDA

Jacksonville, FL 32206
2002 East 18th Street
Duval County

Jacksonville, FL

1915 Wigmore Street

Miami, FL 33166
6891 N.W. 74th Street
Dade County

North 8th Street

Fernandina Beach, FL

GEORGIA

Stone Mountain, GA 30083
5853 E. Ponce De Leon Ave.
DeKalb County

ILLINOIS

Alton, IL

10 Cut Street

Madison County

Carol Stream, IL 60618
400 E. North Avenue
DuPage County

Dolton, IL 60419
301 E. 144th Street
Cook County

Galesburg, IL 61401-1268
775 S. Linwood Road
Knox County

Highland, IL 62249
6th & Zschokke
Madison County

Morris, IL 60450
1000 E. Armstrong St.
Grundy County

St. Charles, IL 60174
1501 Indiana Ave.
Kane County

INDIANA

Anderson, IN 46016
3 North Sherman St.
Madison County

Fort Wayne, IN 46802
102 W. Superior Street
Allen County

Frankfort, IN 46041
700 Crawford Street
Clinton County

Muncie, IN 47303
301 S. Butterfield Road
Delaware County

IOWA

Sioux City, IA 51102
1601 Tri View Ave.
Woodbury County

KENTUCKY

Louisville, KY 40223
12220 Westport Road
Jefferson County

MARYLAND

Baltimore, MD 21224
6541 Eastern Ave.
Baltimore County

MINNESOTA

St. Paul, MN 55117
1050 N. Kent Street
Ramsey County

MISSOURI

Chesterfield, MO 63017
577 Goddard Ave.
St. Louis County

N. Kansas City, MO 64116
110 E. 10th Ave.
Clay County

Pacific, MO 63069
1101 S. Denton Road
Franklin Co.

NEW YORK

New Hartford, NY
41-57 Campion Road
Oneida County

Fulton, NY

99 Harris Street

NORTH CAROLINA

Greensboro, NC 27401
2600 East Market St.
Guilford County

Shelby, NC 28150
662 Washburn Switch Road
Cleveland County

Winston-Salem, NC 27106
8080 North Point Blvd.
Forsyth County

Wilson, NC 27893
2606 Wilco Blvd.
Wilson County

OHIO

Cincinnati, OH 45242
9960 Alliance Road
Hamilton County

Norwood, OH 45212
Beech & Robertson Sts.
Hamilton County

Ravenna, OH 44266
975 N. Freedom St.
Portage County

6380 Canal Street

Columbus, OH

Solon, OH 44129
6385 Cochran Road
Cuyahoga County

Circleville, OH

401 W. Mill Street

Middletown, OH

2205 S. Venty Parkway

OKLAHOMA

Shawnee and Ridge Roads

Muskogee, OK 74403

Muskogee County

OREGON

Portland, OR 97203
12005 North Burgard Rd.
Multnomah County

PENNSYLVANIA

North Wales, PA 19454
500 Church Road
Montgomery County

Aston, PA 19014
100 McDonald Blvd.
Delaware County

Valley Forge, PA 19456
1035 Longford Road
Montgomery County

TENNESSEE

Knoxville, TN 37918
4512 Anderson Rd., N.E.
Knox County

Memphis, TN 38106
265 W. Trigg Ave.
Shelby County

Humboldt, TN 38343
1720 Ninth Avenue
Gibson County

Murfreesboro, TN 37130
1125 Haley Road
Rutherford County

Spartanburg, TN

405 John Dodd Road

TEXAS

Dallas, TX  75211
2743 S. Pierce Street
Dallas County

Ft. Worth, TX  76134
6701 South Freeway
Tarrant County

Houston, TX  77210
8440 Tewantin
Harris County

WASHINGTON

Renton, WA  98057
601 Monster Road, SW
King County

WISCONSIN

Milwaukee, WI  53209
2800 W. Custer Avenue
Milwaukee County

Mill site

1611 County Rd. 85

Stevenson,

Jackson County, AL

Box Plant

6180 Jersey Alcovy Rd.

Covington, Newton Co. Georgia

Box Plant

7601 South 78th Ave.

Bridgeview,

Cook Co., IL

Box Plant

Mead & Kenskill

Washington

Fayette Co., OH

Box Plant

700 Garrett Pkwy.

Lewisburg,

Marshall Co., TN

OWNED MATERIAL CANADIAN REAL PROPERTY

The paperboard mill located at 1000 Chemin de l’Usine, La Tuque, Québec

The corrugating medium mill located at 90 Parc Industriel, Matane, Québec

The converting plant located at 15400 Sherbrooke Street Est, Montreal, Québec

The converting plant located at 747 Appleby Line, Burlington, Ontario

The chip mill located at 200 Chemin de la Riviere au Lait, Canton de Vallieres, Haut St.-Maurice, Québec

The flexible plastics packaging plant located at 134-142 Kennedy Road South, City of Brampton, Ontario

The pulp mill located at Route 211, Highway 301, Portage-du-Fort, Québec (Pontiac)

The linerboard mill located at 150 Chemin de St. Edgar, New Richmond, Québec

The corrugating medium mill located at 891 Main Street, Bathurst, New Brunswick

The St. Laurent freehold of approximately 366,000 hectares

The box plants located at the following addresses:

1.             200 Brockport Drive and 730 Islington Avenue, Toronto, Ontario.

2.             200 Water Street, Whitby, Ontario

3.             390 Woodlawn Road West, Guelph, Ontario

4.             301 Forced Road, Pembroke, Ontario

5.             8150 Parkhill Drive, Milton, Ontario

6.             1360 Inkster Boulevard, Winnipeg, Manitoba

7.             P.O. Box 1155 1400 - 1st Avenue East, Regina, Saskatchewan

8.             1115 34th Avenue S.E., Calgary, Alberta

9.             8705 24th Street, Edmonton, Alberta

10.           5550 Royalmount Avenue, Town of Mount-Royal, Quebec

11.           1035 Hodge Street, Saint-Laurent, Quebec

Schedule 5.02(a)

LOCAL COUNSEL

Firm	State

Thompson, Garrett & Hines	Alabama

Hilburn, Calhoun, Harper, Pruniski & Calhoun, Ltd.	Arkansas

Winston & Strawn LLP	California

Carlton Fields, P.A.	Florida

Sutherland, Asbill & Brennan	Georgia

Winston & Strawn LLP	Illinois

Bingham, McHale LLP	Indiana

Berenstein, Moore, Berenstein, Hefferan & Moeller, LLP	Iowa

Boehl, Stopher & Graves	Kentucky

Schully, Roberts, Stattery, Jaubert & Marino	Louisiana

Piper Rudnick LLP	Maryland

Brown Rudnick Freed & Gresner	Massachusetts

Armstrong Teasdale LLP	Missouri

Winston & Strawn LLP	New York

Hill, Evans, Duncan Jordan & Beatty, PLLC	North Carolina

Taft, Stettinius & Hollister	Ohio

Scwabe, Williamson & Wyatt	Oregon

Greenberg, Traurig	Pennsylvania

Kennedy, Covington, Lobdell & Hickman	South Carolina

Miller & Martin PLLC	Tennessee

Jackson & Walker, LLP	Texas

McGuire, Woods, Battle & Boothe, L.L.P.	Virginia

Schwabe, Williamson & Wyattt	Washington

Foley & Lardner	Wisconsin

Schedule 6.09(c)

CERTAIN NON-COLLATERAL PROPERTIES

125 Depot Road

Uncasville, CT 06382

One Superior Way

Ontonagon, MI 49953

Mullan Road West

Missoula, MT 59802

10 Cut Street

Alton, IL

804 Hazlett Street

Anderson, IN

6541 Eastern Avenue

Baltimore, MD

401 W. Mill Street

Circleville, OH

2743 S. Pierce Street

Dallas, TX

99 Harris Street

Fulton, NY

1915 Wigmore Street

Jacksonville, FL

2205 S. Venty Parkway

Middletown, OH

1050 Kent Avenue

St. Paul, MN

405 John Dodd Road

Spartanburg, TN

Canadian Excluded Property:

Excluded Property means:

1.                                 All real property owned by SSC Canada (i) at its corrugating medium mill located in Bathurst, New Brunswick (the “Excluded New Brunswick Real Property”) and (ii) all other real property owned by SSC Canada on the Closing Date and located in the Province of New Brunswick;

2.                                 All personal property (other than intangibles) owned by SSC Canada, situated on or at the Excluded New Brunswick Real Property and used in connection with or arising as a result of the business carried on at the Excluded New Brunswick Real Property, including all inventory  (wherever situated) produced at such Excluded New Brunswick Real Property (the “New Brunswick Inventory”);

3.                                 All immovable property owned by SSC Canada and located at its liner board mill in New Richmond Quebec and its pulp mill located in Portage du Fort, Quebec (the “Excluded Quebec Real Property”);

4.                                 All personal or movable property (other than intangible or incorporeal property) owned by SSC Canada, situated on or at the Excluded Quebec Real Property and used in connection with or arising as a result of the business carried on at the Excluded Quebec Real Property, including all inventory (wherever situated) produced at such Excluded Quebec Real Property (the “Quebec Inventory” and together with the New Brunswick Inventory, the “Excluded Inventory”);

5.                                 All accounts due, owing or accruing to or owned by SSC Canada under, on account of any monetary obligation (other than those evidenced by chattel paper, an instrument or a security) in respect of the sale or alienation of the Excluded Inventory (including all policies of insurance of every nature relating to the loss or destruction of such inventory or insuring such accounts) (collectively being herein referred to as the “Accounts”);

6.                                 All intangibles, chattel paper, or incorporeal property (as understood under the Civil Code of Quebec), other than Accounts, including, all intellectual property, owned by SSC Canada and directly relating to the operation of its business carried out at the Excluded New Brunswick Real Property or the Excluded Quebec Real Property; provided, that such intangibles shall not have any application or value to any other property owned by SSC Canada or an Affiliate thereof or the business carried on by SSC Canada or an Affiliate thereof;

7.                                 The real property owned by SSC Canada which is related to the operation of its business carried out at the Excluded Quebec Real Property and which is located in (a) the City of Senneterre (Townships of Lebreton, Lalobert, Bourgmont and Chassaigne), Quebec (known as the “Monet Block”) and (b) the Municipalites of Les Escoumins, Sainte-Anne-de-Portneuf, Portage-du-Fort, Litchfield, Clarendon, New Richmond and Bonaventure, Quebec.

8.                                 The trademark “Pontiac” as registered in Italy under number 789077, in Benelux under number 430870 and in France under number 1,409,014; and

9.                                 All identifiable and traceable personal property in any form derived directly or indirectly from any dealing with the items listed in clauses 1 through 8, inclusive, of this definition of Excluded Property (“Proceeds”) or the Proceeds therefrom provided that such Proceeds are reinvested in property which constitutes Excluded Property.

“inventory” means goods that are held by a person for sale or lease or that have been leased or that are to be furnished or have been furnished under a contract or service, or that are raw materials, work in process or materials used or consumed in a business.

“intangibles” has the meaning given to it in the Personal Property Security Act (Nova Scotia).

Timberland:

[See Attached]

Summary of SSCC Timberlands

County	State	Facility Name	Acres
Baldwin	AL	Cow Dip Site	3
		Total	3

Butler	AL	Greenville HQ	13
Butler	AL	Georgiana WY	12
		Total	25

Conecuh	AL	Belleville HQ	8
Conecuh	AL	Inactive Landfill	5
		Total	13

Covington	AL	Gantt HQ	24
Covington	AL	Ft. Rucker Tac Helic	18
		Total	42

Crenshaw	AL	Brantley WY	15
		Total	15

Escambia	AL	Block 1074	66
Escambia	AL	Mill Site	396
Escambia	AL	Mill Site	319
Escambia	AL	Mill Site	483
Escambia	AL	Mill Site	262
Escambia	AL	Mill Site	455
Escambia	AL	Mill Site	408
Escambia	AL	Mill Site	410
Escambia	AL	Mill Site	581
Escambia	AL	Brewton Region Office	4
Escambia	AL	Chipmill addition	15
Escambia	AL	Mill Site	339
Escambia	AL	Rock Creek Nursery	267
Escambia	AL	Parker Farm Seed Orchard	460
		Total	4,465

Lowndes	AL	Calhoun WY	110
		Total	110

Pike	AL	Troy HQ/WY	60
		Total	60

		Alabama Total	4,733

Summary of SSCC Timberlands

County	State	Facility Name	Acres
Alachua	FL	High Springs Orchard	233
Alachua	FL	Mize - Alachua Landfill	679
		Total	912

Baker	FL	Baker Office	13
		Total	13

Bradford	FL	Empire Pits	20
		Total	20

Clay	EL	Maxville CP	366
		Total	366

Duval	FL	Pendarvis	160
		Total	160

Hardee	FL	Hardee WY	15
		Total	15

Madison	FL	Madison Woodyard	104
		Total	104

Nassau	FL	Mizell	1,121
Nassau	FL	Fernandina Region HQ	113
Nassau	FL	Kent	552
Nassau	FL	Kent	277
		Total	2,063

Pasco	FL	Lacoochee WY	18
		Total	18

St. Johns	FL	Nease/Jumpy Cons. Easement	578
		Total	578

		Florida Total	4,249

Clinch	GA	Cypress SM	49
		Georgia Total	49

		Grand Total	9,031

Schedule 7.01

INDEBTEDNESS

Smurfit-Stone Container Enterprises, Inc:

Schedule of Indebtedness - Stone Container Corporation and Subsidiaries

(Thousands)

		Years of	30-Sep-04
Instrument	Rate	Maturity	Balance

Hodge Bonds	7.450%	2024	58,085
Hopewell Resource Recovery	8.250%	2016	35,000
Coshocton IRB	7.875%	2013	30,000
Navajo IRB	7.400%	2026	20,000
Navajo IRB	7.200%	2027	14,650
Savannah IRB	7.400%	2026	13,300
Hopewell IRB	8.250%	2010	6,340
Hopewell IRB	5.900%	2005-2007	4,900
Savannah IRB	8.125%	2015	3,160
Capital Leases	Various	2004-2011	1,323
City of Milwaukee IRB (IPC)	Various	2002-2012	3,765
Box Plant Financing	8.450%	2002-2007	73,993
New Philadelphia Ohio Bonds	4.100%	2005-2011	5,650
Stone Securitization	Various	2005	240,500
SMBI Securitization	Various	2009	43,516
Smurfit MBI	Various	2005-2006	834
Guarantees (includes West Point)(2)			22,772

(2) Various Forest Resource Division Guarantees for chip mill and wood yard contracts (contract expiration dates ranging from 2006-2018).

Schedule of Indebtedness - JSCUS and Subsidiaries

(Thousands)

		Years of	30-Sep-04
Instrument	Rate	Maturity	Balance

Receivables Program	Various	2004	197,695
Wabash IRB	7.500%	2026	10,000
OHPA IRB	6.500%	2006	8,500
Brewton IRB	8.000%	2009	3,420
Capital Leases	Various	2004-2027	11,991
Guarantees(3)			22,086
SBA	7.267%	2004-2016	569
Stevenson IRB’s	Various	2005	120,115
McDaniel & Amenta	Various	2006-2008	4,781

(3) Various Forest Resource Division Guarantees for chip mill and wood yard contracts (contract expiration dates ranging from 2006-2018).

Intercompany Loans and Advances

Stone Container Corporation and Subsidiaries

	Balance as of September 30, 2004
	Receivable (Payable)

Cameo Container	(2,200,000)
Truepenny	(4,408,000)
Lux	(624,000)
Mexico	(4,125,000)
Mexico	188,000
Mexico	(20,000)
Mexico	5,251,000
SSC - Canada Inc.	(872,151,000)

Smurfit-Stone Container Canada Inc.	202,909,000
Stone Container	(202,909,000)

Stone Container Finance Co II	203,008,000	(1)

Smurfit-Stone Container Canada Inc.	(203,008,000	)(1)

3083527 Nova Scotia Inc.	(169,666,000)
605681 N.B. Inc.	169,666,000

Smurfit- Stone Container Canada Inc.	(10,274,865)
3083527 Nova Scotia Inc.	10,274,865

Smurfit- Stone Container Canada Inc.	(77,530,000)
SMBI, Inc.	77,530,000

Smurfit Stone Container Canada Inc.	(666,551,000)
SLP Finance General Partnership	666,551,000

(1) Represents the intercompany note between the two subsidiaries of Stone Container Corporation

Consolidated Subsidiaries - Advances of Board

Indonesia	—
Mexico	20,505,000	(2)

(2) Represents capitalization of intercompany balances between Mexico and CBM, El Paso and Jacksonville Preprint due to Mexico’s inability to pay.

Guarantees

Guarantees of Indebtedness described in Schedule 7.01 hereof, including guarantees of industrial revenue bonds, capital leases and other obligations.

Schedule 7.02(a)(iv)

Schedule 7.02(a)(iv)

LIENS

1.                                       Liens securing the Box Plant Financing referenced on Schedule 7.01, which Liens cover the real property, improvements, fixtures and related property at various box plants.

2.                                       Liens securing various IRB financings referenced on Schedule 7.01, which Liens cover the property financed by such IRB Indebtedness.

3.                                       Liens identified on title reports relating to Mortgaged Properties delivered to counsel to JPMCB.

4.                                       Liens identified on the attached Lien Search Result Charts.

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Eastern Container Corp. 320 Parker Street Springfield, MA 01129	Lewis/Boyle, Inc. 2500 Wilbur Cross Hwy. Berlin, CT 06037 Assignee: Hyster Credit Corp. 200 S.W. Columbia, Ste. 200 Portland, OR 97208	Secretary of State, Massachusetts	10/08/04	X		382238	04/16/96, continued 2/22/01

Eastern Container Corporation a/k/a ECC Acquisitions, Inc. successor to SLP Eastern Acquisitions, Inc. 320 Parker Street Springfield, MA 01129	Citicorp Del Lease, Inc. 450 Mamaroneck Avenue Harrison, NY 10528	Secretary of State, Massachusetts	10/08/04	X		673015	11/08/99

Eastern Container Corp. 320 Parker Street Springfield, MA 01129	Citicorp Del Lease, Inc. 450 Mamaroneck Avenue Harrison, NY 10528	Secretary of State, Massachusetts	10/08/04	X		678821	12/03/99

Eastern Container Corporation 320 Parker Street Springfield, MA 01129	Citicorp Del Lease, Inc. 450 Mamaroneck Avenue Harrison, NY 10528	Secretary of State, Massachusetts	10/08/04	X		726777	06/28/00

Grafx Packaging Corp. 1010 Walnut Street Canal Winchester, OH 43110	County of Franklin, Ohio 373 South High Street Columbus, OH 43215 Assignee: GE Capital Public Finance, Inc. 8400 Normandale Lake Blvd. Suite 470 Minneapolis, MN 55437	Secretary of State, Delaware	09/23/04	X		9965841	12/09/99

Jefferson Smurfit Corporation (U.S.) 1204 E. 12th Street Wilmington, DE 19802	ATT Commercial Finance Corporation P.O. Box 4366 Portland, OR 97208	Secretary of State, Delaware	09/23/04	X		9502483	02/17/95, continued 2/11/00

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Jefferson Smurfit Finance Corporation 8182 Maryland Avenue St. Louis, MO 63105, assigned to Societe Generale	Secretary of State, Delaware	09/23/04	X		9502773	02/23/95, continued 11/01/99, amended 1/16/03, assigned 2/13/03, amended 3/31/04

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		0059564	09/11/00

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		0059565	09/11/00

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	CIT Communications Finance Corporation 650 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		10730536	07/26/01

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087, assigned to Pullman Bank & Trust Company 12/19/03	Secretary of State, Delaware	09/23/04	X		10628454	07/30/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, Missouri 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		10905237	08/13/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	CIT Communications Finance Corporation 650 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		10905393	08/24/01

Jefferson Smurfit Corporation (US) 8182 Maryland Avenue, Jefferson Smurfit Ctr. St. Louis, MO 63105	CCA Financial, Inc. 7275 Glen Forest Drive, Suite 100 Richmond, VA 23226, assigned to Jefferson Smurfit Corporation (U.S.), 3/24/03, assigned to Jefferson Smurfit Corporation, 8/12/03	Secretary of State, Delaware	09/23/04	X		10998240	08/20/01, assigned 3/24/03, assigned 8/12/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive - Suite 960 Tampa, FL 33607	Secretary of State, Delaware	09/23/04	X		11100259	09/05/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		11124366	09/07/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	CIT Communications Finance Corporation 650 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		11147896	09/12/01

Jefferson Smurfit corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	Transamerica Business Credit Corporation Noel Road, Suite 1100 Dallas, TX 75240	Secretary of State, Delaware	09/23/04	X		11377832	10/12/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	Transamerica Business Credit Corporation 13760 Noel Road, Suite 1100 Dallas, TX 75240	Secretary of State, Delaware	09/23/04	X		11378046	10/12/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO	Transamerica Business Credit Corporation 13760 Noel Road, Suite 1100 Dallas, TX 75240	Secretary of State, Delaware	09/23/04	X		11378061	10/12/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Transamerica Business Credit Corporation 13760 Noel Road, Suite 1100 Dallas, TX 75240	Secretary of State, Delaware	09/23/04	X		11378095	10/12/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		11552186	10/31/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 150 N. Michigan Ave. Chicago, IL 60601	The CIT Group/Equipment Financing, Inc. (f/k/a ATT Commercial Finance Corporation) P.O. Box 4366 Portland, OR 97208, assigned to De Lage Landen Financial Services, Inc., 2/21/02	Secretary of State, Delaware	09/23/04	X		11566814	11/29/01, assigned 2/21/02

Jefferson Smurfit Corporation (U.S.) 150 N. Michigan Ave Chicago, IL 60601	The CIT Group/Equipment Financing, Inc. (f/k/a ATT Commercial Finance Corporation) P.O. Box 4366 Portland, OR 97208, assigned to De Lage Landen Financial Services, Inc., 2/21/02	Secretary of State, Delaware	09/23/04	X		11566830	11/29/01, assigned 2/21/02

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		11590319	12/03/01

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		11590368	12/03/01

Jefferson Smurfit corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		11750913	11/19/01

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		20106553	12/10/01

Jefferson Smurfit Corporatin (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		20285118	01/07/02, amended 8/31/04

Jefferson Smurfit Corporation (U.S.) 150 N. Michigan Avenue Chicago, IL 60601	Citicorp Vendor Finance, Inc. P.O. Box 728 Park Ridge, NJ 07565	Secretary of State, Delaware	09/23/04	X		20304075	01/10/02

Jefferson Smurfit Corporation (U.S.) 150 N. Michigan Avenue Chicago, IL 60601	Citicorp Vendor Finance, Inc. P.O. Box 728 Park Ridge, NJ07565	Secretary of State, Delaware	09/23/04	X		20304091	01/10/02

Jefferson Smurfit Corporation (U.S.) 150 N. Michigan Avenue Chicago, IL 60601	Citicorp Vendor Finance, Inc. P.O. Box 728 Park Ridge, NJ 07565	Secretary of State, Delaware	09/23/04	X		20304133	01/10/02

Jefferson Smurfit Corporation (U.S.) 150 N. Michigan Avenue Chicago, IL 60601	KBA North America, Inc., Sheetfed Division 291 Hurricane Lane Williston, VT 05495, assigned to Citicorp Vendor Finance, Inc., 2/25/02	Secretary of State, Delaware	09/23/04	X		20304596	01/10/02, assigned 2/25/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit corporation (U.S.) 150 N. Michigan Avenue Chicago, IL 60601	KBA North America, Inc., Sheetfed Division 291 Hurricane Lane Williston, VT 05495, assigned to Citicorp Vendor Finance, Inc., 2/25/02	Secretary of State, Delaware	09/23/04	X		20304604	01/10/02, assigned 2/25/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		20412381	01/23/02

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		20523646	02/28/02

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		20525703	02/28/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	CIT Communications Finance Corporation 650 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		20662100	02/28/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	General Electric Capital Business Asset Funding Corporation formerly known as MetLife Capital Corporation 10900 NE 4th Street, Ste. 500, C97550 Bellevue, WA 9804	Secretary of State, Delaware	09/23/04	X		20663561	02/25/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Ave. Saint Louis, MO 63105	Deere Credit, Inc. 301 Grant Street, Suite 4400 Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		20928337	04/15/02, amended 8/31/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		21107451	05/03/02, amended 8/31/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		21126873	04/16/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		21126915	04/16/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Saint Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		21241250	05/17/02, amended 8/31/04

Jefferson Smurfit Corporation (U.S) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		21671233	06/07/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		51271241	06/07/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland AVenue Saint Louis, MO 63105	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		21838790	06/28/02

Jefferson Smurfit Corporation (U.S.) 3960 Crowbarn Drive Memphis, TN 38118	The CIT Group/ Equipment Financing, Inc. P.O. Box 27218 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		22011728	07/31/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Suite 1100 Clayton, MO 63105	Capital, Technology & Leasing, L.L.C. 16964 Manchester Road, Suite 101 Wildwood, MO 63040	Secretary of State, Delaware	09/23/04	X		22036576	08/13/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Capital, Technology & Leasing, L.L.C. 16964 Manchester Road, Suite 101 Wildwood, MO 63040	Secretary of State, Delaware	09/23/04	X		22050254	08/14/02

Jefferson Smurfit Corporation (U.S) 8182 Maryland Avenue Saint Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15213	Secretary of State, Delaware	09/23/04	X		22259772	09/09/02, amended 8/31/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue, Suite 1100 Clayton, MO 63105	Capital, Technology & Leasing, L.L.C. 16964 Manchester Road, Suite 101 Wildwood, MO 63040	Secretary of State, Delaware	09/23/04	X		22386781	09/23/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St Louis, MO 63105	General Electric Capital Corporation 1415 West 22nd Street, Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		22411894	09/19/02, amended 03/03/03

Jefferson Smurfit Corporation (U.S) 8182 Maryland Avenue St. Louis, MO 63105	General Electric Capital Corporation 1415 West 22nd Street, Suite 300 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		22722209	10/18/02

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	IBM Credit Corporation 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		225757379	10/22/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street, Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		22823569	10/29/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	General Electric Capital Business Asset Funding Corporation, successor in interest to, MetLife Capital, Limited Partnership 10900 NE 4th Street, Suite 500, P.O. Box C-97550 Bellevue, WA 98004	Secretary of State, Delaware	09/23/04	X		22939456	11/12/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	IBM Credit Corporation 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		23165341	12/03/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63015	Deutsche Bank Trust Company Americas, as Collateral Agent 4 Albany Street New York, NY 10006, Assigned to Societe Generale, as Collateral Agent	Secretary of State, Delaware	9/23/04	X		23214297	12/23/02, assigned 2/13/03

Jefferson Smurfit Corporation (U.S.)	Societe Generale	Secretary of State, Delaware	09/23/04	X		23221649	12/24/02

Jefferson Smurfit Corporation (U.S.)	Societe Generale, as Collateral Agent	Secretary of State, Delaware	09/23/04	X		30132152	01/16/03

Jefferson Smurfit Corporation (U.S.)	Societe Generale	Secretary of State, Delaware	09/23/04	X		40907818	03/31/04

Jefferson Smurfit Corporation (US) 8182 Maryland Saint Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		30060841	01/08/03

Jefferson Smurfit Corporation (U.S.) 500 Church Road North Whales, PA 19454	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125370	12/27/02

Jefferson Smurfit Corporation (U.S.) 6385 Cochran Road Solon, OH 44139	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125412	12/27/02

Jefferson Smurfit Corporation (U.S.) 1501 Indiana Avenue Saint Charles, IL 60174	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125537	12/27/02

Jefferson Smurfit Corporation (U.S.) 2429 E. Holland Avenue Saginaw, MI 48601	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125602	12/27/02

Jefferson Smurfit Corporation (U.S.) 9960 Aliance Road Cincinnati, OH 45241	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125636	12/27/02

Jefferson Smurfit Corporation (U.S.) 601 Monster Road SW Renton, WA 98055	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125685	12/27/02

Jefferson Smurfit Corporation (U.S.) 500 Church Road North Whales, PA 19454	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30125776	12/27/02

Jefferson Smurfit Corporation (U.S.) 1035 Longford Road Phoenixville, PA 19460	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126220	12/27/02

Jefferson Smurfit Corporation (U.S.) 1035 Longford Road Phoenixville, PA 19460	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126253	12/27/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 3960 Crowfarn Road Memphis, TN 38118	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126295	12/27/02

Jefferson Smurfit Corporation (U.S.) 2606 Wilco Avenue Wilson, NC 27893	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126303	12/27/02

Jefferson Smurfit Corporation (U.S.) 1035 Longford Road Phoenixville, PA 19460	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126329	12/27/02

Jefferson Smurfit Corporation (U.S.) 3960 Crowfarn Road Memphis, TN 38118	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126352	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126386	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126394	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126402	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126410	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126436	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126469	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126485	12/27/02

Jefferson Smurfit Corporation (U.S.) 5853 E. Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30126568	12/27/02

Jefferson Smurfit Corporation (U.S.) 6385 Cochran Road Solon, OH 44139	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		30127384	12/27/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		30131097	12/30/02

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		30235906	01/28/03, amended 8/31/04

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Suite 1100 St. Louis, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		30252794	01/29/03

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		30282015	01/15/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		30332901	01/27/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		30499163	02/28/03, amended 8/31/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	General Electric Capital Business Asset Funding Corporation successor in interest to MetLife Capital, Limited Partnership 10900 NE 4th Street Suite 500, Box C-97550 Bellevue, WA 98004	Secretary of State, Delaware	09/23/04	X		30594823	03/11/03

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		30682412	02/27/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		30760184	03/25/03, amended 8/31/04

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601 and Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: MB Financial Bank, N.A. 1200 North Ashland Avenue Chicago, IL 60622	Secretary of State, Delaware	09/23/04	X		30829161	03/26/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		30936537	04/10/03, amended 4/24/03 and 8/31/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 6400 NW 86th Street Johnston, IA 50131	Secretary of State, Delaware	09/23/04	X		31218372	05/13/03

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	Meridian Leasing Corporation 570 Lake Cook Rd. Ste. 300 Deerfield, IL 60015	Secretary of State, Delaware	09/23/04	X		31222358	04/28/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	CSC Leasing Company 6800 Paragon Place Suite 525 Richmond, VA 23230	Secretary of State, Delaware	09/23/04	X		31265514	05/19/03

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	CSC Leasing Company 6800 Paragon Place Suite 525 Richmond, VA 23230	Secretary of State, Delaware	09/23/04	X		31265670	05/19/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	CSC Leasing Company 6800 Paragon Place Suite 525 Richmond, VA 23230	Secretary of State, Delaware	09/23/04	X		31265787	05/19/03

Jefferson Smurfit Corporation (US) US Highway 31 South Brewton, AL 36427	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		31563579	06/19/03

Jefferson Smurfit Corporation (U.S.) N. 8th Street Fernadina Beach, FL 32034	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		31571259	05/20/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		31634404	06/26/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		31686545	07/02/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		31851206	07/21/03

Jefferson Smurfit Corporation (U.S.) 3747 Martin Luther King Way S. Seattle, WA 98118	AT&T Commercial Finance Corp. PO Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		31943474	07/28/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 6400 NW 86th Street Johnston, IA 50131	Secretary of State, Delaware	09/23/04	X		31981573	07/31/03

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		32016270	07/15/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		32019514	08/04/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		32371782	09/15/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Ave. St. Louis, MO 63105	Transamerica Business Credit Corporation 13760 Noel Road Suite 1100 Dallas, TX 75247	Secretary of State, Delaware	09/23/04	X		32504226	09/16/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	CSC Leasing Company 6800 Paragon Place Suite 525 Richmond, VA 23230	Secretary of State, Delaware	09/23/04	X		32519695	09/29/03

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	CSC Leasing Company 6800 Paragon Place Suite 525 Richmond, VA 23230	Secretary of State, Delaware	09/23/04	X		32519877	09/29/03

Jefferson Smurfit Corporation (U.S.) 2600 De La Cruz Blvd. Santa Clara, CA 95050	Thermo Electron Financial Services Inc. 81 Wyman Street Waltham, MA 02454	Secretary of State, Delaware	09/23/04	X		32584400	09/23/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		32712613	10/06/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	CSC Leasing Company 6800 Paragon Place Suite 525 Richmond, VA 23230	Secretary of State, Delaware	09/23/04	X		32879982	11/03/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 N. Rocky Point Drive Ste. 375 Tampa, FL 33607 and Banc One Leasing Corporation 660 Woodward Avenue Suite 200 Detroit, MI 48226	Secretary of State, Delaware	09/23/04	X		32943440	11/10/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	Great Lakes Bank, N.A. 4600 West Lincoln Highway Matteson, IL 60443	Secretary of State, Delaware	09/23/04	X		32982935	11/13/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue Clayton, MO 63105	BCC Equipment Leasing Corporaiton 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		33022160	11/12/03

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		33049031	11/13/03

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		33303735	12/16/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		33417477	12/29/03

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	Toyota Motor Credit Corporation P. O. Box 3457 Torrance, CA 90510	Secretary of State, Delaware	09/23/04	X		40086548	01/13/04

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	Computer Sales International, Inc. 9990 Old Olive Street Road St. Louis, MO 63141, assigned to General Electric Capital Corporation, 3/5/04	Secretary of State, Delaware	09/23/04	X		40283798	01/08/04, amended 3/5/04, assigned 3/5/04

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 150 North Michigan Ave. Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		40419467	02/16/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		40494056	02/23/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		40494940	02/23/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corp. 2502 N. Rocky Point Drive Suite 960 Tampa, FL 33607 and Banc One Leasing Corporation 660 Woodward Avenue Suite 200 Detroit, MI 48226	Secretary of State, Delaware	09/23/04	X		40518508	02/12/04

Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue 9th Floor Chicago, IL 60601	MB Financial Bank, N.A. 1200 North Ashland Avenue Chicago, IL 60622	Secretary of State, Delaware	09/23/04	X		41287921	05/10/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Caterpillar Financial Services 2120 West End Ave. Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		41299678	05/10/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		41492562	05/12/04

Jefferson Smurfit Corporation (US) US Hwy 31 SO Brewton, AL 36427	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		41495532	05/28/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland St. Louis, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		41780909	06/16/04

Jefferson Smurfit Corporation (U.S.) PO Box 651564 Charlotte, NC 28265	Citibank, N.A. 388 Greenwich Street New York, NY 10013	Secretary of State, Delaware	09/23/04	X		41877515	07/06/04

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Caterpillar Financial Services 2120 West End Ave. Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42531905	09/09/04

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Jefferson Smurfit Corporation (U.S.) 150 North Michigan Avenue Chicago, IL 60601	KBA North America Inc. 291 Hurricane Lane Williston, VT 05495 Assignee: People’s Capital and Leasing Corp. 207-231 Bank St. 3rd Floor Waterbury, CT 06702	Secretary of State, Delaware	09/23/04	X		42580498	09/09/04

Jefferson Smurfit Corporation (U.S.) 401 Alton Street Alton, IL 62002	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		42770644	10/04/04

Jefferson Smurfit Finance Corporation	Bankers Trust Company, as Collateral Agent, assigned to Societe Generale, 2/13/03	Secretary of State, Delaware	9/23/04	X		9502274	2/23/95, continued 11/01/99, amended 12/23/02, 1/16/03, assigned 2/13/03

Jefferson Smurfit Finance Corporation	Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Collateral Agent 4 Albany Street New York, NY 10006, assigned to Societe Generale, 2/13/03	Secretary of State, Delaware	9/23/04	X		23214248	12/23/02, amended 12/24/02, 1/16/03, assigned 2/13/03

Smurfit Newsprint Corp. 2205 Mount Vernon Ave. Pomona, CA 91768	FPC Funding II LLC 7145 SW Varns Street Suite D Portland, OR 97223	Secretary of State, Delaware	09/23/04	X		30522006	03/04/03

Smurfit-Stone Container Corporation 1013 Centre Road Wilmington, DE 19805	Kodak Polychrome Graphics, LLC 770 Canning Parkway Victor, NY 46222	Secretary of State, Delaware	09/23/04	X		11042121	08/28/01

Smurfit Stone Container Corp. PO Box 2276 Alton, IL 62002	Carter Machinery Company, Inc. PO Box 3096 Salem, VA 24153	Secretary of State, Delaware	09/23/04	X		11117345	09/06/01

Smurfit-Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60674	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11260608	09/28/01

Smurfit Stone Container Corporation 3244 Gardner Kansas City, MO 64120	HB Fuller Company 3530 North Lexington Ave. St. Paul, MN 55126	Secretary of State, Delaware	09/23/04	X		20646582	02/21/02

Smurfit-Stone Container Corporation 1013 Centre Road Wilmington, DE 19805	Tennant Financial Services 10 Riverview Drive Danbury, CT 06810	Secretary of State, Delaware	09/23/04	X		21620164	06/03/02

Smurfit-Stone Container Corporation 1540 Triview Avenue Box 3227 Sioux City, IA 51102	UBI Leasing, Inc. PO Box 111 Ida Grove, IA 51445	Secretary of State, Delaware	09/23/04	X		21739758	06/17/02

Smurfit-Stone Container P.O. Box 100544 Florence, SC 29501	A. W. Chesterton Company 225 Fallon Road Stoneham, MA 02180	Secretary of State, Delaware	09/23/04	X		22020786	08/12/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Smurfit-Stone Container Corporation 1000 E. Armstrong Street Morris, IL 60450	Kodak Polychrome Graphics, LLC 770 Canning Parkway Victor, NY 14564	Secretary of State, Delaware	09/23/04	X		22237208	09/05/02

Smurfit-Stone Container Corporation 5883 East Ponce De Leon Avenue Stone Mountain, GA 30083	The CIT Group/Equipment Financing, Inc. P.O. Box 27248 Tempe, AZ 85285	Secretary of State, Delaware	09/23/04	X		22358335	09/13/02

Smurfit-Stone Container Corporation 455 West Factory Street P.O. Box 217 Wabash, IN 46992	A. W. Chesterton Company 225 Fallon Road Stoneham, MA 02180	Secretary of State, Delaware	09/23/04	X		22789752	11/05/02

Smurfit-Stone Container Corp. 600 North 8th St. Fernandina Beach, FL 32035	GreatAmerica Leasing Corporation PO Box 609 Cedar Rapids, IA 52406	Secretary of State, Delaware	09/23/04	X		22957532	11/25/02

Smurfit-Stone Container Corporation 1835 South Cobb Ind. Dr. #103 Smyrna, GA 30082	Toyota Financial Services PO Box 3457 Torrance, CA 90510	Secretary of State, Delaware	09/23/04	X		23156688	12/18/02

Smurfit Stone Container Corporation 1200 Franklin St. Fernandina Beach, FL 32034	Fleet Business Credit, LLC P.O. Box 7023 Troy, MI 48007	Secretary of State, Delaware	09/23/04	X		30193162	01/06/03

Smurfit Stone Container 6902 W. Northern Ave. Glendale, AZ 85303	Motion Industries Inc. 1605 Alton Rd. Birmingham, AL 35210	Secretary of State, Delaware	09/23/04	X		30693047	03/03/03

Smurfit-Stone Container Corporation 9930 N. Burgard Portland, OR 97203	Samuel Strapping Systems, Division of Samuel Manu-Tech Inc. 2370 Dixie Road Mississauga, ON L4Y 1Z4 Canada	Secretary of State, Delaware	09/23/04	X		33012773	11/10/03

Smurfit-Stone Container Corporation 150 North Michigan Avenue Chicago, IL 60601	The Eureka Company, A Division of White Consolidated, Ltd. 807 North Main Street Bloomington, IL 61701	Secretary of State, Delaware	09/23/04	X		33059642	11/14/03

Smurfit-Stone Container Corporation 150 North Michigan Avenue Chicago, IL 60601	Bobst Equipment Finance Company, Inc. 146 Harrison Avenue Roseland, NJ 07068	Secretary of State, Delaware	09/23/04	X		33124511	11/26/03

Smurfit-Stone Container Corporation PO Box 2276 Alton, IL 62002	Citicapital Commercial Leasing Corporation 8001 Ridgepoint Dr. Irving, TX 75063	Secretary of State, Delaware	09/23/04	X		33358630	12/19/03

Smurfit-Stone Container Corporation 401 Alton St. Alton, IL 62002	Toyota Motor Credit Corporation P. O. Box 3457 Torrance, CA 90510	Secretary of State, Delaware	09/23/04	X		40078065	01/12/04

Smurfit-Stone Container Corporation 8182 Maryland Avenue Saint Louis, MO 63105	Deere Credit, Inc. 6400 NW 86th Street Johnston, IA 50131	Secretary of State, Delaware	09/23/04	X		41787045	06/28/04

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
St. Laurent Paperboard (U.S.) Inc. 150 N. Michigan Avenue 39th Floor Chicago, IL 60601	Stone Receivables Corporation 8182 Maryland Avenue St. Louis, MO 63105 Assignee: The Chase Manhattan Bank, as Trustee of Stone Receivables Corporation Master Trust 451 W. 33rd Street, 14th Floor New York, NY 10001	Secretary of State, Delaware	09/23/04	X		10273966	04/02/01

St. Laurent Paperboard (U.S.) Inc. 19th & Main Streets West Point, VA 23181	Gelco Corporation dba GE Capital Fleet Services 3 Capital Drive Eden Prairie, MN 55344	Secretary of State, Delaware	09/23/04	X		22802431	11/06/02

St. Laurent Paperboard (U.S. Inc. - 1) 19th and Main Streets West Point, VA 23181	General Electric Capital Corp. 6100 Fairview Road Suite 1450 Charlotte, NC 28210	Secretary of State, Delaware	05/24/02	X		21383805	05/13/02

Stone Container Corporation Mill St. Hodge, LA 71247	Head & Engquist Equipment, L.L.C. 11100 Mead Rd. Suite 200 Baton Rouge, LA 70816	Secretary of State, Delaware	09/23/04	X		0088546	12/15/00

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Banc of America Leasing & Capital, LLC 2059 Northlake Parkway 4th Floor Tucker, GA 30084	Secretary of State, Delaware	09/23/04	X		10597703	06/26/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	CIT Communications Finance Corporation 650 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		10763909	08/02/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10828074	08/13/01

Stone Container Corporation	Transamerica Equipment Financial Services Corporation	Secretary of State, Delaware	09/23/04	X		40434029	02/17/04

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001, assigned to GATX Technology Services Corporation 2/17/04	Secretary of State, Delaware	09/23/04	X		10899612	08/23/01, assigned 2/17/04

Stone Container Corporation	Transamerica Equipment Financial Services Corporation	Secretary of State, Delaware	09/23/04	X		40422495	02/17/04

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001, assigned to GATX Technology Services Corporation, 2/17/04	Secretary of State, Delaware	09/23/04	X		10899620	08/23/01, assigned 2/17/04

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10899646	08/23/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001, assigned to GATX Technology Services Corporation	Secretary of State, Delaware	09/23/04	X		10899653	08/23/01, assigned 2/17/04

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10899679	08/23/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10899695	08/23/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10899703	08/23/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10899729	08/23/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10907787	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10907803	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10908678	08/13/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10908686	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10908694	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10908777	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10908876	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10909775	08/13/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10932082	08/13/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10958863	08/15/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10958871	08/15/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		10972740	09/06/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		11011910	08/22/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		11011944	08/22/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	CIT Communications Finance Corporation 650 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		11024954	09/17/01

Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		11027205	08/24/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11028351	08/24/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11028377	08/24/01

Stone Container Corporation 150 N. Michigan Avenue Suite 1700 Chicago, IL 60601	GATX Capital Corporation Four Embarcadero Center Suite 2200 San Francisco, CA 94111 Assignee: Boeing Capital Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11031223	08/24/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 8182 Maryland Avenue St. Louis, MO 63105	GATX Technology Services Corporation 2502 North Rocky Point Drive Suite 960 Tampa, FL 33607 Assignee: Transamerica Equipment Financial Services Corporation 5080 Spectrum Drive Suite 1100 West Addison, TX 75001	Secretary of State, Delaware	09/23/04	X		11057459	08/29/01

Stone Container Corporation P.O. Box 667 Highway 301 South Latta, SC 29565	Colonial Pacific Leasing P.O. Box 23185 Portland, OR 97281	Secretary of State, Delaware	09/23/04	X		11099071	09/05/01

Stone Container Corporation 6902 West Northern Avenue Glendale, AZ 85303	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11154595	10/03/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11155345	10/03/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11157598	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11157887	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11157960	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11157978	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158000	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158034	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158067	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158117	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158125	09/14/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158141	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158158	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158174	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158182	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158224	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158497	09/14/01, amended 11/15/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11158778	09/14/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11174643	10/05/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Meridian Leasing Corporation 570 Lake Cook Rd., Suite 300 Deerfield, IL 60015	Secretary of State, Delaware	09/23/04	X		11180293	09/18/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Meridian Leasing Corporation 570 Lake Cook Rd., Suite 300 Deerfield, IL 60015	Secretary of State, Delaware	09/23/04	X		11241897	09/27/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11248264	09/27/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11248314	09/27/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11253645	09/28/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11253736	09/28/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11253835	09/28/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11253884	09/28/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue P.O. Box 340001 Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		11259832	09/28/01

Stone Container Corp. 150 N. Michigan Avenue Chicago, IL 60601	Kaman Industrial Technologies Corp. 1 Waterside Crossing Windsor, CT 06095	Secretary of State, Delaware	09/23/04	X		11317887	10/25/01, amended 11/13/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11569503	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11569545	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11569610	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11569677	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11569719	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11569735	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11576292	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11576334	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11579825	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11579833	11/01/01

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11579858	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11579866	11/01/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11642532	11/08/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11642540	11/08/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11642557	11/08/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11642565	11/08/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11642581	11/08/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		11642755	11/08/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		20058200	12/03/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		20170690	12/20/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		20170708	12/20/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		20170716	12/20/01

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		20614606	02/15/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		20712434	02/28/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255, assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722607	03/12/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722631	03/12/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722656	03/20/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722664	03/20/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722714	03/15/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722755	03/15/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722771	03/15/02, assigned 4/8/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722805	03/15/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722813	03/20/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722821	03/15/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722839	03/15/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722870	03/20/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722896	03/15/02, assigned 4/8/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Nations Bank of NC f/k/a NCNB National Bank of NC, as Trustee One NCNB Plaza Charlotte, NC 28255 assigned to Bank of New York Trust Company of Florida N.A., 4/8/02	Secretary of State, Delaware	09/23/04	X		20722912	03/20/02, assigned 4/8/02

Stone Container Corporation 401 Alton Street Alton, IL 62002	De Lage Landen Financial Services 1111 Old Eagle School Rd. Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		20848634	03/12/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21009152	04/01/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21063993	04/08/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21064033	04/08/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21064082	04/08/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Meridian Leasing Corporation 570 Lake Cook Rd., Suite 300 Deerfield, IL 60015	Secretary of State, Delaware	09/23/04	X		21076383	04/09/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172, assigned to LaSalle National Bank, 9/6/02	Secretary of State, Delaware	09/23/04	X		21390040	05/13/02, assigned 9/6/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 8/29/02	Secretary of State, Delaware	09/23/04	X		21390081	05/13/02, assigned 8/29/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21390099	05/13/02, assigned 7/1/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392038	05/13/02, assigned 7/1/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Column Financial Inc., a Delaware corporation 3414 Peachtree Road, NE Suite 1140 Atlanta, GA 30326 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392152	05/13/02, assigned 7/1/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392186	05/13/02, assigned 7/1/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392285	05/13/02, assigned 7/1/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392376	05/13/02, assigned 7/1/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392442	05/13/02,assigned 7/1/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Column Financial Inc., a Delaware corporation 3414 Peachtree Road, NE Suite 1140 Atlanta, GA 30326 assigned to LaSalle National Bank, 7/1/02	Secretary of State, Delaware	09/23/04	X		21392509	05/13/02, assigned 7/1/02, 7/8/02

Stone Container Corporation Mill Street Hodge, LA 71247	A. W. Chesterton Company 225 Fallon Road Stoneham, MA 02180	Secretary of State, Delaware	09/23/04	X		21409477	06/07/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		21576291	05/28/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		21600760	05/30/02

Stone Container Corporation 8182 Maryland Avenue Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		21671258	06/07/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172, assigned to LaSalle National Bank 7/29/02	Secretary of State, Delaware	09/23/04	X		21732019	06/17/02, assigned 7/29/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Column Financial Inc., a Delaware corporation 3414 Peachtree Road, NE Suite 1140 Atlanta, GA 30326, assigned to LaSalle National Bank 7/29/02	Secretary of State, Delaware	09/23/04	X		21738370	06/17/02, assigned 7/29/02

Stone Container Corporation	Column Financial, Inc., a Delaware corporation	Secretary of State, Delaware	09/23/04	X		21998719	07/29/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21743511	06/18/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21743529	06/18/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21743552	06/18/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		21930951	07/31/02

Stone Container Corporation 8182 Maryland Avenue Suite 1100 Clayton, MO 63105	Reliance Bank 11781 Manchester Road Des Peres, MO 63131	Secretary of State, Delaware	09/23/04	X		21943574	07/15/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 8/19/02	Secretary of State, Delaware	09/23/04	X		22002206	07/29/02, assigned 8/19/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	DLJ Mortgage Capital, Inc., a Delaware corporation 277 Park Ave., 9th Floor New York, NY 10172 assigned to LaSalle National Bank, 8/19/02	Secretary of State, Delaware	09/23/04	X		22002230	07/29/02, assigned 8/19/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		22015885	07/31/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		22015893	07/31/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		22015901	07/31/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	CIT Communications Finance Corporation 1 CIT Drive Livingston, NJ 07039	Secretary of State, Delaware	09/23/04	X		22026999	08/01/02

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Column Financial Inc., a Delaware corporation 3414 Peachtree Road, NE Suite 1140 Atlanta, GA 30326, assigned to LaSalle National Bank 8/29/02	Secretary of State, Delaware	09/23/04	X		22051617	08/06/02, assigned 8/29/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation Paper Mill Road Florence, SC 29506	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: IDB Leasing, Inc. Richard Miller 511 Fifth Avenue New York, NY 10017	Secretary of State, Delaware	09/23/04			22119414	08/16/02

Stone Container Corporation Paper Mill Road Florence, SC 29506	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: IDB Leasing, Inc. Richard Miller 511 Fifth Avenue New York, NY 10017	Secretary of State, Delaware	09/23/04			22120941	08/16/02

Stone Container Corporation Paper Mill Road Florence, SC 29506	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: IDB Leasing, Inc. Richard Miller 511 Fifth Avenue New York, NY 10017	Secretary of State, Delaware	09/23/04			22124463	08/16/02

Stone Container Corporation 14377 Pulp Mill Road Missoula, MT 59808	Applied Industrial Technologies, Inc. One Applied Plaza E. 36th St. & Euclid Avenue Cleveland, OH 44115	Secretary of State, Delaware	09/23/04	X		22450777	09/30/02

Stone Container Corporation 401 Alton Street Alton, IL 62002	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		22482978	09/26/02

Stone Container Corporation Paper Mill Road Florence, SC 29506	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		22483042	09/26/02

Stone Container Corporation 1881 West North Temple Salt Lake City, UT 84116	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		22487092	09/26/02

Stone Container Corporation 910 Industrial Street Hopewell,VA 23860	Springs Leasing Corporation P.O. Box 667817 Charlotte, NC 28266	Secretary of State, Delaware	09/23/04	X		22709545	10/16/02

Stone Container Corporation 401 Alton Street Alton, IL 62002 and Stone Container Corporation 622 Emerson, Suite 430 Creve Coeur, MO 63146	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		22865040	10/31/02

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 208 South LaSalle Street Chicago, IL 60604	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		30403587	02/14/03

Stone Container Corporation 208 South LaSalle Street Chicago, IL 60604	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		30403637	02/14/03

Stone Container Corporation 208 South LaSalle Street Chicago, IL 60604	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		30403678	02/14/03

Stone Container Corporation 208 South LaSalle Street Chicago, IL 60604	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		30403728	02/14/03

Stone Container Corporation 8182 Maryland Ave. Clayton, MO 63105	General Electric Capital Corporation 1415 W. 22nd Street Suite 400 Oak Brook, IL 60523	Secretary of State, Delaware	09/23/04	X		30421779	02/19/03

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		30462401	02/24/03

Stone Container Corporation 150 N. Michigan Avenue Chicago, IL 60601	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		30656143	02/21/03

Stone Container Corporation 3244 Gardner Avenue Kansas City, MO 64120	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: IDB Leasing, Inc. Richard Miller 511 Fifth Avenue New York, NY 10017	Secretary of State, Delaware	09/23/04			30669807	02/25/03

Stone Container Corporation 1424 South Raymond Fullerton, CA 92634	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30681992	03/19/03

Stone Container Corporation 19635 East Walnut Drive North Walnut, CA 91789	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682099	03/19/03

Stone Container Corporation Martinsville Industrial Park Martinsville, VA 24112	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682180	03/19/03

Stone Container Corporation Martinsville Industrial Park Martinsville, VA 24112	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682230	03/19/03

Stone Container Corporation 150 North Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682271	03/19/03

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 North Michigan Avenue Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682305	03/19/03

Stone Container Corporation 1925 Stone Court Mishawaka, IN 46544	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682453	03/19/03

Stone Container Corporation 7393 Shawnee Road North Tonawanda, NY 14120	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		30682461	03/19/03

Stone Container Corporation 2127 Reiser Ave SE New Phila, OH 44663	IOS Capital, LLC 1738 Bass Road Macon, GA 31210	Secretary of State, Delaware	09/23/04	X		30925498	04/09/03

Stone Container Corporation 2127 Reiser Ave SE New Phila, OH 44663	IOS Capital, LLC 1738 Bass Road Macon, GA 31210	Secretary of State, Delaware	09/23/04	X		30925977	04/09/03

Jefferson Smurfit Corporation (U.S.) 8182 Maryland Avenue St. Louis, MO 63105	Deere Credit, Inc. 301 Grant Street Pittsburgh, PA 15219	Secretary of State, Delaware	09/23/04	X		30936537	04/10/03, amended 4/24/03, 8/31/04

Stone Container Corporation 108 South Sycamore Street Jefferson, OH 44047	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		31043366	04/09/03

Stone Container Corporation 5505 Natural Bridge St. Louis, MO 63120	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		31043499	04/09/03

Stone Container Corporation Ten Superior Way Ontonagon, MI 49953	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		31127136	05/01/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		31130700	05/01/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Meridian Leasing Corporation 570 Lake Cook Rd. Ste. 300 Deerfield, IL 60015	Secretary of State, Delaware	09/23/04	X		31222549	04/28/03

Stone Container Corporation 3244 Gardner Avenue Kansas City, MO 64120	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		31398711	06/03/03

Stone Container Mill Street Hodge, LA 71247	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		31513814	06/16/03

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 3244 Gardner Avenue Kansas City, MO 64120	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512 Assignee: 1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	Secretary of State, Delaware	09/23/04	X		31587560	05/21/03

Stone Container Corporation 150 North Michigan Ave. Chicago, IL 60601	General Electric Capital Business Asset Funding Corporation formerly known as MetLife Capital Corporation 10900 NE 4th Street, Ste. 500, C97550 Bellevue, WA 98004	Secretary of State, Delaware	09/23/04	X		31711756	07/07/03

Stone Container Corporation 150 Michigan Ave. Sioux City, IA 51102	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		31779738	07/14/03

Stone Container Corporation 13833 East Freeway Drive Santa Fe Springs, CA 90670	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		31813008	07/16/03

Stone Container Corporation 401 Alton Street Alton, IL 62002	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		31975831	07/31/03

Stone Container Corporation 6902 West Northern Avenue Glendale, AZ 85303	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		32197385	08/22/03

Stone Container Corporation 6902 West Northern Avenue Glendale, AZ 85303	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		32197419	08/22/03

Stone Container Corporation 6902 West Northern Avenue Glendale, AZ 85303	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		32197484	08/22/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		32231481	08/28/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		32550567	10/01/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		32663014	10/13/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		32663030	10/13/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		32664426	10/13/03

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		32664434	10/13/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		32807371	10/27/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		32807801	10/27/03

Stone Container Corporation 8182 Maryland Ave. St. Louis, MO 63105	Deere Credit Inc. 6400 NW 86th Street P.O. Box 6600 Johnston, IA 50131	Secretary of State, Delaware	09/23/04	X		32950726	11/10/03

Stone Container Corporation 401 Alton St. Alton, IL 62002	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Secretary of State, Delaware	09/23/04	X		33048165	11/13/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		33109215	11/25/03

Stone Container Corporation 450 E North Ave. Carol Stream, IL 60188	IOS Capital 1738 Bass Rd. Macon, GA 31210	Secretary of State, Delaware	09/23/04	X		33135848	11/20/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		33381806	12/23/03

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Computer Sales International, Inc. 9990 Old Olive Street Road St. Louis, MO 63141, amended and assigned to Heartland Bank, 5/7/04	Secretary of State, Delaware	09/23/04	X		40283558	01/08/04, amended and assigned 5/7/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		40395279	02/12/04

Stone Container Corporation 1 South Everitt Avenue Panama City, FL 32401	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Secretary of State, Delaware	09/23/04	X		40526865	02/25/04

Stone Container Corporation 201 West Grove Street Adams, WI 53910	Sensormatic Electronics Corporation One Town Center Road Boca Raton, FL 33486	Secretary of State, Delaware	09/23/04	X		40574030	03/01/04

Stone Container Corporation 150 North Michigan Ave. Chicago, IL 60601	General Electric Capital Business Asset Funding Corporation 10900 NE 4th Street Suite 500 Bellevue, WA 98004	Secretary of State, Delaware	09/23/04	X		41187469	04/28/04

Stone Container Corporation 407 South Adeway Road Fowler, IN 47944	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		41711011	06/21/04

Debtor (as shown on statement)	Secured Party (as shown on statement)	Jurisdiction	Search through date	UCC	Fix	File No.	File Date
Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		41736158	06/23/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		41736273	06/23/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		41737818	06/23/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	BCC Equipment Leasing Corporation 3780 Kilroy Airport Way Suite 750 Long Beach, CA 90806	Secretary of State, Delaware	09/23/04	X		41916289	07/08/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		41965393	07/13/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42029728	07/20/04

Stone Container Corporation 150 N. Michigan Ave. Chicago, IL 60601	Caterpillar Financial Services 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42144949	07/30/04

Stone Container Corporation 5301 Jefferson Harahan, LA 70123	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42487181	09/02/04

Stone Container Corporation 5301 Jefferson Harahan, LA 70123	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42487199	09/02/04

Stone Container Corporation 3101 State St. Columbus, IN 47201	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42494922	09/03/04

Stone Container Corporation 8182 Maryland Ave. St. Louis, MO 63105	Deere Credit Inc. 6400 NW 86th Street Johnston, IA 50131	Secretary of State, Delaware	09/23/04	X		42586610	09/15/04

Stone Container Corporation 8182 Maryland Ave. St. Louis, MO 63105	Deere Credit Inc. 6400 NW 86th Street Johnston, IA 50131	Secretary of State, Delaware	09/23/04	X		42586768	09/15/04

Stone Container Corporation 500 North 4th Street Coshocton, OH 43812	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42654970	09/22/04

Stone Container Corporation 500 North 4th Street Coshocton, OH 43812	Caterpillar Financial Services Corporation 2120 West End Avenue Nashville, TN 37203	Secretary of State, Delaware	09/23/04	X		42655027	09/22/04

C.            Canadian Entities

[Please see attached]

SCHEDULE 7.02(a)(iv) - EXISTING LIENS

ALBERTA SEARCH RESULTS CHART

Personal Property Security Act and Civil Enforcement Act (Currency date as of October 5, 2004)

	Registration / Expiry Date	Registration No.	Debtor(s)	Secured Party	Description
1.	September 23, 2004 March 23, 2005	04092311853	Smurfit-MBI	Western Sterling Trucks	Garage Keepers Lien: $2,285.61 Collateral: 1995 Ford LT900 Motor Vehicle, Serial Number 1FTYW90VXSVA67714

2.	September 23, 2004 September 23, 2008	04092319781	Smurfit-MBI Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc.	Caterpillar Financial Services Limited	Security Agreement Collateral: 2004 Caterpillar P6000LP Motor Vehicle, Serial Number AT13F00422

3.	September 11, 2004 September 11, 2007	04091100125	Smurfit-MBI	Lions Gate Trailers Ltd.

Security Agreement

Collateral:  2004 Great Dane
Van 53’ - 102” T Trailer, Serial
Number 1GRAA06274K258039

General Collateral:  The trailers described herein, together with all replacements and substitutions therefore and all accessions in or to the property described above.

4.	May 3, 2004 November 3, 2004	04050333477	Smurfit-MBI	Western Sterling Trucks	Garage Keepers’ Lien: $1,018.89 Collateral: 1995 Ford LT900 Motor Vehicle, Serial Number 1FTYW90VXSVA68281

5.	February 13, 2003 February 13, 2006	03021302728	Smurfit-MBI	Lions Gate Trailers Ltd.

Security Agreement

Collateral: 2001 Great Dane

Van 53’-102” Tan Trailer, Serial Number 1GRAA06251B021626

General Collateral:  The trailers described herein, together with all replacements and substitutions therefore and all accessions in or to the property.

6.	September 17, 2002 September 17, 2005	02091706206	Smurfit-MBI	Lions Gate Trailers Ltd.	Security Agreement Collateral: 1996 Stoughton Van-53’ - 102” - TA Trailer, Serial Number 1DW1A5327TS018977

	Registration / Expiry Date	Registration No.	Debtor(s)	Secured Party	Description
					General Collateral: The trailers described herein, together with all replacements and substitutions therefore and all accessioins in or to the property.

7.	July 31, 2002 July 31, 2007	02073126316	Smurfit-MBI MBI Limited MBI Limitee	Royal Bank of Canada

Security Agreement

General Collateral:  One Canon

Imagerunner 2200 copier, together with all goods and services, parts, attachments, accessories, additions, repair parts, substitutions and other equipment placed on or forming part of the goods described herein.

Proceeds:  All present and after-acquired personal property that may be derived from the sale or other disposition of the collateral described above and any proceeds thereof.

8.	May 13, 2002 May 13, 2007	02051326367	Smurfit-MBI	Royal Bank of Canada

Security Agreement

General Collateral:  1 new Richo Aficio, goods and services as further detailed under lease, including, all attachments, additions, accessories, repairs, replacements, substitutions and proceeds derived therefrom.

9.	May 13, 2002 May 13, 2007	02051326466	Smurfit-MBI	Royal Bank of Canada

Security Agreement

General Collateral:  2 new photocopiers, goods and services as further detailed under lease, including all attachments, additions, accessories, repairs, replacements, substitutions and proceeds derived therefrom.

10.	April 24, 2002 April 24, 2007	02042403382	Smurfit-MBI	Hewlett-Packard (Canada) Ltd.

Security Agreement

General Collateral:  Equipment described in leases, from time to time leased by the secured party to the debtor and any proceeds thereof, together with  all replacement parts, accessories, attachments, and appurtenances appertaining or attached to any such equipment, and all substitutions and replacements except any licensed software that may accompany such equipment, and all rights, powers, privileges and remedies of the debtor therewith.

11.	April 24, 2002 April 24, 2005	02042411260	Smurfit-MBI	Lions Gate Trailers Ltd.

Security Agreement

Collateral:

1995 Stoughton Van 53’ - 102”

Tan A Trailer, Serial Number

1DW1A5320SS955281

1995 Stoughton Van 53’ - 102”

Tan A Trailer, Serial Number

1DW1A5328SS955254

General Collateral:  The trailers described herein, together with all replacements and substitutions therefore and all accessions in or to the property.

12.	March 13, 2002 March 13, 2005	02031331677	Smurfit-MBI	Lions Gate Trailers Ltd.	Security Agreement Collateral: 1995 Stoughton Van - 53’ - 102” - Tan-A Trailer

	Registration / Expiry Date	Registration No.	Debtor(s)	Secured Party	Description
					Serial Number 1DW1A532XSS955255 General Collateral: The trailers described herein, together with all replacement and substitutions therefore and all accessions in or to the property.

13	February 4, 2002 February 4, 2005	02020428971	Smurfit-MBI	Lions Gate Trailers Ltd.

Security Agreement

Collateral:

2001 Greatdane Van-53’ - 102”

- TA Trailer, Serial Number

1GRAA06291B021631

1996 Stoughton Van-53’ - 102” - TA Trailer, Serial Number 1DW1A5324TS018984

General Collateral:  The trailers described herein, together with all replacements and substitutions therefore and all accessions in or to the property described above.

14.	April 2, 2001 April 2, 2006	01040226472	Smurfit-MBI	Royal Bank of Canada	General Collateral: One (1) Aficio 551 Photocopies, and two (2) Aficio 220 Photocopiers completed with all accessories and attachments

15.	July 25, 2000 July 25, 2005	00072525512	Smurfit-MBI	Royal Bank of Canada	Security Agreement General Collateral: Kingsberg SM1930PL Sample Table

16.	October 13, 1999 October 13, 2005	99101322412	Smurfit-MBI MacMillan Bathurst	The Royal Bank of Canada	Security Agreement General Collateral: New telephone system including all hardware, software, accessories and voicemail as per Lease No. 69965.

17.	April 7, 1999 April 7, 2005	99040703045	MacMillan Bathurst	Ikon Office Solutions	Security Agreement General Collateral: 347101N ASCOM E220 AS5 Mailing System; S40081 ASCOM AS5L Sealer; H206373 ASCOM 16410D Meter; 1370896 ASCOM 5055 Scale

18.	April 21, 1998 April 21, 2008	98042100689	Smurfit-MBI MacMillan Bathurst Inc. MacMillan Bathurst	PHH Vehicle Management Services, Inc.

Security Agreement

Collateral:

2002 Chevrolet Impala Motor Vehicle, Serial Number 2G1WF52E729366165

2002 Chrysler Sebring Motor Vehicle, Serial Number 1C3EL46R52N193895

2003 Ford Windstar Motor Vehicle, Serial Number 2FMZA57403BB37836

2000 Buick Regal Motor
Vehicle, Serial Number 2G4WB52K8Y1310263

2001 Chrysler Intrepid Motor Vehicle, Serial Number 2C3HH56JX1H584384

2001 Chevrolet Impala Motor Vehicle, Serial Number 2G1WF52E519303404

	Registration / Expiry Date	Registration No.	Debtor(s)	Secured Party	Description

2001 Chevrolet Impala Motor Vehicle, Serial Number 2G1WF52E619301757

2002 Chrysler Sebring Motor Vehicle, Serial Number 1C3EL46R02N203975

2002 Chevrolet Impala Motor Vehicle, Serial Number

2G1WF52E329237503

2002 Ford Taurus Motor

Vehicle, Serial Number 1FAFP56U22G179929

2002 Chrysler Sebring Motor Vehicle, Serial Number 1C3EL46R32N227557

2003 Ford Taurus Motor
Vehicle, Serial Number 1FAFP53U43G156335

2003 Dodge Caravan Motor
Vehicle, Serial Number 1D4GP25R13B256513

2003 Chevrolet Impala Motor Vehicle, Serial Number 2G1WF52E039328326

General Collateral:  Motor
vehicles (including, without limitation, truck tractors, truck trailers, truck chassis or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units) and materials-handling equipment leased by the debtor from the secured party together with all attachments, accessions, appurtenances, accessories or replacement parts.

Proceeds:  All of the debtor’s present and after acquired personal property including, without limitation, goods, securities,  instruments, documents of title, chattel paper, intangibles and money.

19.	April 25, 1997 April 25, 2007	97042520946	Stone-Consolidated Inc.	GE Capital Railcar Services Canada Inc.	Security Agreement General Collateral: Tank Cars

BRITISH COLUMBIA SEARCH RESULTS CHART

Personal Property Registry (the “PPR” under the British Columbia Personal Property Security Act, the Repairers Lien Act, the Sale of Goods Act, the Manufactured Home Act, the Land Tax Deferment Act, the Social Service Tax Act and the Social Service Tax Act and the Miscellaneous Registrations Act (Currency date of October 6, 2004)

	REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

1.	7607962	April 21, 1998 April 21, 2008	Smurfit-MBI MacMillan Bathurst MacMillan Bathurst Inc.	PHH Vehicle Management Services Inc.

PPSA Security Agreement.
General Collateral:
Motor vehicles (including, without limitation, truck tractors, truck trailers, truck chassis or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units) and materials handling equipment leased by the debtor from the secured party together with all attachments, appurtenances, accessories or replacement parts. Proceeds all of the debtors present and after acquired personal property including, without limitation, goods, securities, instruments, documents of title, chattel paper, intangibles and money.

2.	8381238	July 26, 1999 July 26, 2005	Smurfit-MBI	Royal Bank of Canada

PPSA Security Agreement.
General Collateral:
Goods of the debtor consisting of all present and after acquired goods leased, supplied or financed by secured party and all substitutions to and replacements therefor (hereinafter collectively referred to as ‘goods’) including without limitation the following: Ricoh photo copiers and Ricoh faxes and all parts, components, attachments, additions, alterations, accessories, accessions, improvements, and other personal property placed on, added to, or appurtenant to the goods (hereinafter collectively referred to as ‘Improvements’). And all intangibles, accounts (including book accounts), dues, claims, choses in action and demands now owned or hereafter acquired by debtor being or related to any and all security deposits made or required to be made by debtor to secured party by or under any lease, security agreement, or other document between debtor and secured party with respect to the goods including security deposits which are now due, owing, or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the debtor (collectively, the “Security Deposits”). And all deeds, documents, writings, papers and books relating to or being records of goods, improvements, security deposits and their proceeds or by which the goods, improvements, and security deposits and their proceeds may hereafter be secured, made payable, evidenced or acknowledged, including securities, chattel paper, instruments and documents of title and all contractual and other industrial property relating to goods, improvements, security deposits or their proceeds.

Proceeds: all proceeds including, without limitation, goods (including inventory equipment (equipment includes, without limitation, machinery, tools, apparatus, plant, furniture, fixtures, aircraft and vehicles of whatsoever nature and kind) but excluding consumer goods) chattel paper, intangibles, documents of title, instruments securities, money licenses, fixtures and crops.

	REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

3.	8238730	May 5, 1999 May 5, 2006	Smurfit-MBI	Royal Bank of Canada

PPSA Security Agreement.

General Collateral:

Goods of the debtor consisting of all present and after acquired goods leased, supplied or financed by secured party and all substitutions to and replacements therefor (hereinafter collectively referred to as ‘Goods’) including without limitation the following: 1-Celix 8200R image setter and all parts, components, attachments, additions, alterations, accessories, accessions, improvements, and other personal property placed on, added to, or appurtenant to the goods (hereinafter collectively referred to as ‘Improvements’).

And all intangibles, accounts (including book accounts), dues, claims, choses in action and demands now owned or hereafter acquired by debtor being or related to any and all security deposits made or required to be made by debtor to secured party by or under any lease, security agreement, or other document between debtor and secured party with respect to the goods including security deposits which are now due, owing, or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the debtor (collectively, the ‘security deposits’).

And all deeds, documents, writings, papers and books relating to or being records of goods, improvements, security deposits and their proceeds or by which the goods, improvements,the security deposits and their proceeds may hereafter be secured, made payable, evidenced or acknowledged, including securities, chattel paper, instruments and documents of title and all contractual and other industrial property relating to goods, improvements, security deposits or their proceeds.

Proceeds: All proceeds including, without limitation, goods (including inventory, equipment (equipment includes, without limitation, machinery, tools, apparatus, plant, furniture, fixtures, aircraft and vehicles of whatsoever nature and kind) but excluding consumer goods) chattel paper, intangibles, documents of title, instruments, securities, money, licenses, fixtures and crops.

4.	8299387	June 9, 1999 June 9, 2008	Smurfit-MBI	Fuji Graphic Systems Canada, Inc.	PPSA Security Agreement. General Collateral: 1 Fuju CA600-P-111-LX Processor with stand

5.	9366776	March 22, 2001 March 22, 2007	Smurfit-MBI	Royal Bank of Canada	PPSA Security Agreement. General Collateral: One Kongsberg CN1930PL sample table complete with accessories and attachments.

6.	721142B	May 25, 2004 May 25, 2005	Smurfit-MBI Image Pac Graphics Image Pac Graphics (BC)	Fuji Graphic Systems Canada, Inc.

PPSA Security Agreement.

General Collateral:

1 Celeb rip updater V5.15 (CD / only)

1 MS Oem Eng Win 2000 Serv 5client SP4 1PK

1 MS Oem Eng Win 2000 Serv 5client SP4 1PK

1 Interl Pro 1000MT NIC SGL-COPP

1 FFEI LUXEL F9000 Dual Laser w / custom

1 Fuji W2KDual P3 1GB / 1GHTZ, 2X18GB-17”

	REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

7.	721147B	May 25, 2004 May 25, 2008	Smurfit-MBI Image Pac Graphics Image Pac Graphics (BC)	Fuji Graphic Systems Canada, Inc.	PPSA Security Agreement. General Collateral: 1 Fuji online film proc-sumo AP1250X

8.	933164B	September 15, 2004 March 14, 2005	Smurfit-MBI	National Truck Centre Inc. DBA Volvo Trucks of Vancouver	Repairers Lien Act. Vehicle Collateral: V0001 MV International

9.	937229B	September 17, 2004 September 17, 2008	Smurfit-MBI Image Pac Graphics Image Pac Graphics (BC)	Fuji Graphic Systems Canada, Inc.	PPSA Security Agreement. General Collateral: 1 Hunt 20/20 chempact

10.	952957B	September 27, 2004 September 27, 2010	Smurfit-MBI Smurfit-Stone Container Canada Inc.	Caterpillar Financial Services Limited	PPSA Security Agreement. Vehicle Collateral: V001 MV Hyster E50Z

11.	270246A	March 8, 2002 March 8, 2007	Image Pac Graphics Image Pac Graphics (BC)	Xerox Canada Limited

PPSA Security Agreement.

General Collateral:

All present and future office equipment leased on a conditional sale or similar basis, or otherwise financed by the secured party whether or not manufactured by the secured party or any affiliate thereof.

12.	3325208	April 19, 1991 April 19, 2011	Stone Container (Canada) Inc. Emballages Stone (Canada) Inc.	Royal Bank of Canada National Westminister Bank of Canada

PPSA Security Agreement.

General Collateral:

All rights of the debtor to receive payments or distributions of assets of CITIC B.C. Inc.

Proceeds:  all proceeds that are goods, chattel paper, securities, documents of title, instruments, money, intangibles, or other present and after-acquired property of the debtor.

In this general collateral description, all words and expressions defined in the Personal Property Security Act shall have the meaning specified therein.

13.	3325309	April 19, 1991 April 19, 2011	Stone Container (Canada) Inc. Emballages Stone (Canada) Inc.	Royal Bank of Canada National Westminister Bank of Canada National Westminister Bank PLC Royal Bank of Canada

PPSA Security Agreement.

General Collateral:

All goods, chattel paper, securities, documents of title, instruments, money, intangibles or other present and after-acquired property of Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc. / Pates a Papier Power Consolidated (Chine) Inc. on any dissolution, winding-up, liquidation, bankruptcy, insolvency or receivership (or reorganization equivalent thereto) of Power Consolidated (China) Pulp Inc., Pates

	REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc./Pates a Papier Power Consolidated (Chine) Inc.

Proceeds:  all proceeds that are goods, chattel paper, securities, documents of title, instruments, money, intangibles or other present and after-acquired property of the debtor.

In this general collateral description, all words and expressions defined in the Personal Property Security Act shall have the meaning specified therein.

14.	3324863	April 19, 1991 April 19, 2011	Stone Container (Canada) Inc. Emballages Stone (Canada) Inc.	CITIC Canada Inc.

PPSA Security Agreement.

General Collateral:

Pursuant to subrogation rights granted to the secured party in a subrogation agreement between the secured party and the debtor, the collateral consists of all rights of the debtor to receive payments or distributions of assets of CITIC B.C. Inc.

Proceeds:  all proceeds that are goods, chattel paper, securities, documents of title, instruments, money, intangibles or other present and after-acquired property of the debtor.

In this general collateral description, all words and expressions defined in the Personal Property Security Act shall have the meaning specified therein.

15.	3325372	April 19, 1991 April 19, 2011	Stone Container (Canada) Inc. Emballages Stone (Canada) Inc.	Royal Bank of Canada National Westminister Bank of Canada National Westminister Bank PLC Royal Bank of Canada

PPSA Security Agreement.

General Collateral:

All goods, chattel paper, securities, documents of title, instruments, money, intangibles or other present and after-acquired property of Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc. / Pates a Papier Power Consolidated (Chine) Inc. on any dissolution, winding-up, liquidation, bankruptcy, insolvency or receivership (or reorganization equivalent thereto) of Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc. / Pates a Papier Power Consolidated (Chine) Inc.

Proceeds:  all proceeds that are goods, chattel paper, securities, documents of title, instruments, money, intangibles or other present and after-acquired property of the debtor(s).

In this general collateral description, all words and expressions defined in the Personal Property Security Act shall have the meaning specified therein.

16.	3324920	April 19, 1991 April 19, 2011	Stone Container (Canada) Inc. Emballages Stone (Canada) Inc.	Royal Bank of Canada National Westminister Bank of Canada National Westminister Bank PLC Royal Bank of Canada

PPSA Security Agreement.

General Collateral:

All goods, chattel paper, securities, documents of title, instruments, money, intangibles or other present and after-acquired property of CITIC B.C. Inc. received by the debtor on any dissolution, winding-up, liquidation, bankruptcy, insolvency or receivership (or reorganization equivalent thereto) of CITIC B.C. Inc.

Proceeds:  all proceeds that are goods, chattel paper, securities, documents of title, instruments,

	REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

money, intangibles or other present and after-acquired property of the debtor.

In this general collateral description, all words and expressions defined in the Personal Property Security Act shall have the meaning specified therein.

17.	3175708	January 25, 1991 January 25, 2011	Stone Container (Canada) Inc. Emballages Stone (Canada) Inc.	Computershare Trust Company of Canada

PPSA Security Agreement.

General Collateral:

All of the present and after acquired personal property, of whatsoever nature and kind and whatsoever situate of of Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. Power Consolidated (China) Pulp Inc. / Pates a Papier Power Consolidated (Chine) Inc. (“Debtor”), and fixtures and licenses and an uncrystallized floating charge on land, and including, without limitation, all of the following now owned or  hereafter owned or acquired by or on behalf of the debtor:

(I) all structures, buildings, improvements and fixtures now or hereafter constructed, brought, placed or otherwise situate on or under any real property or interest therein now owned or hereafter acquired by the debtor;

(II) all machinery, equipment, plant, vehicles, goods, chattels and other tangible personal property, including without limitation the vehicle collateral described herein;

(III) all leasehold interests in machinery, equipment, plant, vehicles, goods, chattels and other tangible personal property now owned or hereafter acquired by the debtor and all additions, attachments and modifications to or substitutions for or replacements of any of the foregoing made from time to time;

(IV) all contracts;

(V) all copyrights, trade names, trademarks, software, process, licenses and other intellectual property;

(VI) all policies of insurance and all rights, benefits and claims accruing thereunder from time to time and proceeds payable or paid thereunder from time to time including all rights of the debtor in respect of any policies of insurance arranged on behalf of the debtor,

(VII) all permits, licenses, orders, authorizations, consents, rights, privileges, registrations, filings, commitments, judgments, directions, ordinances, decrees or other approvals issued from time to time by any governmental, municipal, regulatory or administrative authority or other law, regulation or rule making entity;

(VIII) all debts, moneys, accounts, claims, receivables and chooses in action which now are or which may at any time hereafter be due or owing to or owned by the debtor and also all securities, bills, notes, books, records and other documents now or hereafter held or owned in respect thereof;

(IX) all grants, incentives, subsidies, loan proceeds, debts and moneys now due, owing or accruing due or which hereafter may become due and owing to the debtor from Her Majesty the Queen in

REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

right of the province of British Columbia, Her Majesty the Queen in right of Canada, or any federal or provincial minister, crown agency or corporation or other governmental or municipal;

(X) all monies now or hereafter on deposit in any account of the debtor or in which the debtor now or hereafter has an interest at any bank or other financial institution and all term deposits, certificates of deposit and similar deposit instruments now or hereafter owned by the debtor or in which the debtor now or hereafter has an interest;

(XI) all cash, instruments, securities and intangibles that may from time to time be deposited with or held by the secured party; (XII) income tax recovery proceeds from fiscal years commencing in 1988 received or to be received by the debtor including any refunds of tax payable by Her Majesty the Queen in right of Canada or iii right of British Columbia or any federal or provincial minister, or other governmental authorities;

(XIII) all intangibles now owned or hereafter owned or acquired by the debtor, including, without limitation, all book accounts and book debts and generally all accounts, debts, moneys, dues and demands and choses in action of every nature and kind howsoever arising or secured and now due, owing or accruing or growing due, or which may hereafter become due, owing or accruing or growing due, to the debtor and any and all monies, now or hereafter on deposit in any account of the debtor or in which the debtor has an interest and all term deposits, certificates of deposit and similar deposits instruments owned by the debtor or in which the debtor has an interest and any all claims which the debtor now has or may hereafter have under any policy of insurance of whatsoever nature and all deeds, invoices, documents, writings, papers, books of account and other books relating to or may hereafter be secured, evidenced, acknowledged or made payable;

(XIV) all inventory;

(XV) all goods and other property which are or hereafter become fixtures;

(XVI) the undertaking of the debtor; and

(XVII) all proceeds of or from any property described in this financing statement, renewals thereof, accretions thereto and substitutions therefore.

Terms used in this general collateral description which are defined in the Personal Property Security Act of British Columbia (“PPSA”) have the meaning set forth in the PPSA unless the context otherwise requires or they are otherwise defined herein, except that the term “Licences” includes but is not limited to licences as defined in the PPSA. The reference to Celgar Pulp Company as a debtor in this financing statement is included to indicate a name under which Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. & Power Consolidated (China) Pulp Inc./Pates a Papier Power Consolidated (Chine) Inc. carries on business with CITIC B.C. Inc. Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc./Pates a Papier Power Consolidated (Chine) Inc. referred to separately herein as debtors are one and the same corporation. The reference to CITIC B.C. Inc. as a debtor in this financing statement is included to indicate that that corporation carries on the said business with Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc./ Pates a Papier Power

	REG’N NO.	REG’N DATE EXPIRATION DATE	DEBTOR	SECURED PARTY	COLLATERAL/REGISTRATION DESCRIPTION

Consolidated (Chine) Inc. The general collateral described herein includes, without limitation, all of the present and future right, title and interest (currently an undivided one- half interest) of Power Consolidated (China) Pulp Inc., Pates a Papier Power Consolidated (Chine) Inc. and Power Consolidated (China) Pulp Inc./Pates a Papier Power Consolidated (Chine) Inc. in all present and after acquired real and personal property comprising assets of the said business, and Montreal Trust Company of Canada, Compagnie Montreal Trust du Canada and Montreal Trust Company of Canada/ Compagnie Montreal Trust du Canada referred to separately herein as secured parties, are one and the same corporate entity.

Vehicle Collateral:

V0002 MV Caterpillar 950 Loader

V0003 MV Omega 40 Ton Crane

V0004 MV Caterpillar D 6

V0005 MV Caterpillar 950B Loader

V0006 MV Hyster H100XL

V0007 MV Grove Crane AP308

V0008 MV Caterpillar D6H Crawler

Addition of Collateral/Proceeds:

V0009 MV International Fire Truck

V0010 MV Caterpillar 980C Wheel Lo

V0011 MV Caterpillar 980F Wheel Lo

V0012 MV Caterpiller D7H Crawler

V0013 MV P&H Tonne Crane

V0014 MV Gordon Russel Trackmobile

Addition of Collateral/Proceeds:

V0015 MV Hyster Spec. Boxcar Mover

V0016 MV Hyster Spec. Boxcar Mover

V0017 M\T Hyster Spec. Boxcar Mover

Addition of Collateral/Proceeds:

V0018 MV JLG Boomlift

Addition of Collateral/Proceeds:

V0019 MV JD 644G Wheel Loader

Addition of Collateral/Proceeds:

V0020 MV Caterpillar 980G Loader

V0021 MV Caterpillar D7R XR

Addition of Collateral/Proceeds:

V0021 MV Grand Cherokee Jeep

18.	7004791	April 30, 1997 April 30, 2007	Stone Consolidated Inc.	GE Capital Railcar Services Canada Inc.	PPSA Security Agreement. General Collateral: Tank Cars.

MANITOBA SEARCH RESULTS CHART

Personal Property Registry (Currency date of October 6, 2004)

	Registration / Expiry Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description

1.	July 2, 2004	200411744808	Emballages Smurfit-Stone Canada Inc. Smurfit-Stone Container Canada Inc.	Caterpillar Financial Services Limited	AT800049 2004 Motor Vehicle

2.	September 19, 2003	200319731503	Smurfit-MBI	Citicorp Vendor Finance, Ltd.	Various telephone equipment

3.	July 31, 2002	200216449206	Smurfit-MBI MBI Limited	Royal Bank of Canada	One Aficio Fax Copier together with all goods and services attachments

4.	April 24, 2002	200208407006	Smurfit-MBI	Hewlett-Packard (Canada) Ltd.	Equipment described in various leases

5.	October 7, 2000	200003072702	Smurfit-MBI	Royal Bank of Canada	Two Xerox Document Work Centre Pro 635

6.	October 7, 2000	200003072702	Smurfit-MBI	Royal Bank of Canada	One Aficio 650 and One Aficio 450 together with attachments and accessories

7.	April 22, 1998	980422106060	Smurfit-MBI MacMillan Bathurst	PHH Vehicle Management Services Inc.	Various motor vehicles

8.	December 3, 1996	961203102950	Smurfit-MBI	Royal Bank of Canada	Production Equipment

ONTARIO SEARCH RESULTS CHART

Personal Property Security Act (Ontario)

DEFINED TERMS

A	Accounts	AS	Amount Secured	BD	Book Debts
CG	Consumer Goods	DM	Date of Maturity	E	Equipment
I	Inventory	MVI	Motor Vehicle Included	N/A	Information Not Available
NFMD	No Fixed Maturity Date	O	Other	*	Registration that Applies to a Similar Name

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

1.	609782193	20041013 1736 8077 4941 Reg. 4 years	Smurfit-Stone Container Canada Inc. Smurfit-Stone Container Canada Inc. (Different Address) Emballages Smurfit-Stone Canada Inc. Emballages Smurfit-Stone Canada Inc. (Different Address)	Caterpillar Financial Services Limited	E, O, MVI, NFMD MVI - (3) 2004 CaterpillarNSR40P VINS

2.	607556412	20040722 1440 8077 1668 Reg. 6 years	Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc. Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc.	Caterpillar Financial Services Limited	E, O, MVI, NFMD MVI - (2) 2004 Caterpillar EP20KT VIN

3.	605655144	20040520 0929 1797 9586 Reg. 4 years	Smurfit-MBI Image PAC Graphics (TOR)	Fuji Graphic Systems Canada Inc.	E 1 Fuji online film proc-sumo AP1250X

4.	603247032	20040220 1640 16168123 Reg. 4 years	Smurfit-MBI	Wajax Finance Ltd.	E, MVI Unspecified

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

	“	20040510 1045 1616 4778 Amendment	Smurfit-MBI	“	Amendment To add a motor vehicle description to line 11 of registration number 20040220 1640 1616 8123.

5.	601880607	20031217 1040 1616 3235 Reg. 4 years	Smurfit-MBI	Wajax Industries Limited	E S120XM hyster forklift S / N E004V03927A, S120 hyster forklift S/ N D004V03930A

6.	601666002	20031209 1450 1530 8561 Reg. 4 years	MBI Limited MBI Limited (Different Address)	Liftcapital Corporation / Corporation Liftcapital

E, O, MVI

MVI - 2003 Toyota 7FGCU25 Lift
Truck VIN
Material handling equipment together with all parts, attachments, accessories, additions, batteries, chargers, repair parts, and other equipment placed on or forming part of the goods described herein with any proceeds thereof and therefrom including, without limitation, all goods, securities, instruments, documents of title, chattel paper and intangibles (as defined in the Personal Property Security Act).

	“	20040420 1948 1531 2618 Amendment	MBI Limited Smurfit - MBI	“	Amendment To add an additional debtor.

7.	601475292	20031202 1704 1462 0437 Reg. 3 years	Smurfit-Stone Container Canada Inc.	Ikon Office Solutions	E, AS, DM AS = $10300 DM - 01 DEC2006 Ricoh Aficio 1027 copier with accessories

8.	600853473	20031106 1941 1531 1267 Reg. 6 years	Smurfit-MBI Smurfit-MBI (Different Address) MBI Limited	Royal Bank of Canada	E, O Unspecified

9.	896642712	20030723 1042 1529 7214 Reg. 4 Years	Smurfit-MBI MBI Limited	Royal Bank of Canada	E, O Unspecified

10.	894369042	20030515 1405 1462 6588 Reg. 3 years	Emballages Smurfit-Stone Canada	Ikon Office Solutions	E, AS, DM AS = $11770 DM - 15MAY2006 Ricoh Aficio 1027 copier SN- J0221100992 with accessories

11.	893549871	20030422 1040 8077 2656 Reg. 3 years	Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada	Caterpillar Financial Services Limited	E, O, MVI, NFMD MVI - 2003 Caterpillar GC55K-LP- STR VIN

12.	893550105	20030422 1040 8077 2679 Reg. 6 years	Smurfit-Stone Container Canada Inc.	Caterpillar Financial Services Limited	E, O, MVI, NFMD MVI - 2003 Caterpillar GP30K-LP

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

			Emballages Smurfit-Stone Canada		VIN

13.	895057479	20030604 1653 7029 1521	Image PAC Graphics A Division of Smurfit MBI Image PAC Graphics Smurfit MBI	Partners Graphic Support Service Supply	E, O 1 - artworks power stepper, 1 - artworks engine driver for ESKO- graphics megasetter, 1-pentium computer S / N - TCS561 with all attachments, accessories and proceeds thereof.

14.	891230769	20030128 1341 8077 9362 Reg. 5 years	Smurfit-MBI	Creditwave Corporation	E, A, O, NFMD (1) mag2 HD refurbished (S/ N#72795) (1) forty yard container (S/ N #72796) (1) ozone generator (S/ N#690AT707 F7) (6) one yard self dumping hoppers

15.	890751825	20030110 1354 1862 8672 Reg. 5 years

Smurfit-Stone Container
Canada Inc.

Emballages Smurfit-Stone
Canada

Smurfit-Stone Container
Canada Inc. / Emballages Smurfit-Stone Canada Inc.

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc.

				BCC Equipment Leasing Corporation	E, O Post model MX-4115 complete with 4-corner ACCU-Fold traymaking system leased pursuant to lease no. 30791-216

16.	890251668	20021219 1152 1715 0990 Reg. 4 years	Smurfit-MBI	Xerox Canada Ltd.	E, O Unspecified

17.	889957926	20021210 1549 1715 0935 Reg. 3 years	Smurfit-Stone Container Canada Inc.	Xerox Canada Ltd.	E, O Unspecified

18.	889494336	20021125 1818 1531 7066 Reg. 4 years	Smurfit-MBI MBI Limited Smurfit-MBI (Different Address)	Royal Bank of Canada

E, O

One Kyocera mita KM2530 digital copier S/ N AAH3018099 together with all goods and services, parts, attachments, accessories, additions, repair parts, substitutions and other equipment placed on or forming part of the goods described herein.  Proceeds - All present and after-acquired personal property that may be derived from the sale or other disposition of the collateral described above and any proceeds thereof.

19.	889078086	20021112 1038 1529 6261 Reg. 6 years	Smurfit-MBI MBI Limited Smurfit-MBI (Different Address)	Royal Bank of Canada	E, O Unspecified

20.	885936573	20020731 1825 1531 5788 Reg. 5 years	Smurfit-MBI MBI Limited Smurfit-MBI (Different Address)	Royal Bank of Canada

E, O

One canon imagerunner 2200 copier, together with all goods and services, parts, attachments, accessories, additions, repair parts, substitutions and other equipment placed on or forming part of the

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

					goods described herein Proceeds - All present and after-acquired personal property that may be derived from the sale or other disposition of the collateral described above and any proceeds thereof.

21.	885936582	20020731 1825 1531 5789 Reg. 4 years	Smurfit-MBI MBI Limited Smurfit-MBI (Different Address)	“

E, O

One aficio fax/ copier, together with all goods and services, parts, attachments, accessories, additions, repair parts, substitutions and other equipment placed on or forming part of the goods described herein  Proceeds - All present and after-acquired personal property that may be derived from the sale or other disposition of the collateral described above and any proceeds thereof.

22.	884640942	20020621 1821 1531 8473 Reg. 4 years

Smurfit-Stone Container
Canada Inc. / Emballages Smurfit-Stone Canada Inc.

Emballages Smurfit-Stone Canada Inc./ Smurfit-Stone Container Canada Inc.

Smurfit-Stone Container
Canada Inc.

Emballages Smurfit-Stone
Canada

				John Deere Limited	E, O, MVI MVI - 2002 John Deere 1050C Crawler Dozer VIN

23.	884640951	20020621 1821 1531 8474 Reg. 5 years	“	“	E, O, MVI MVI - 2002 John Deere 744H Loader VIN

24.	884640969	20020621 1821 1531 8475 Reg. 5 years	“	“	E, O, MVI MVI - 2002 John Deere 644H 4WD Loader VIN

25.	884640978	20020621 1821 1531 8476	“	“	E, O, MVI MVI - 2002 John Deere 744H 4WD Loader VIN

26.	844640987	20020621 1821 1531 8477 Reg. 5 years	“	“	E, O, MVI MVI - 2002 John Deere 6X4 Diesel Gator VIN

27.	844640996	20020621 1821 1531 8478 Reg. 5 years	“	“	E, O, MVI MVI - 2002 John Deere 6X4 Diesel Gator VIN

28.	884641005	20020621 1821 1531 8479 Reg. 5 years	“	“	“

29.	882947583	20020515 0817 1532 3662 REg. 6 years	Smurfit-MBI	Royal Bank of Canada	E, O Unspecified

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

	“	20020731 1825 1531 7084	Smurfit-MBI Smurfit-MBI (Different Address) MBI Limited	“	Amendment Add 2 additional debtors

30.	883008585	20020515 0820 1533 3091 Reg. 5 years	Smurfit-MBI Smurfit-MBI (Different Address)	“	E, O 1 new richo aficio, goods and services as further detailed under lease, including all attachments, additions, accessories, repairs and replacements and proceeds derived therefrom.

31.	883008612	20020515 0820 1533 3094 Reg. 5 years	“	“	E, O 2 new photocopiers, goods and services as further detailed under lease, including all attachments, additions, accessories, repairs, replacements, substitutions and proceeds derived therefrom.

32.	881549289	20020510 1028 1532 4390 Reg. 6 years	Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc.	Caterpillar Financial Services Ltd.	E, O, MVI MVI - 2001 Caterpillar DP30K VIN

33.	881824716	20020510 1541 1532 9064 Reg. 6 years	Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc. Smurfit-Stone Container Canada Inc. (Different Address) Emballages Smurfit-Stone Canada Inc. . (Different Address)	Caterpillar Financial Services Ltd.	E, O, MVI MVI - 2001 Caterpillar GC-55K-LPS-STR VIN MVI - 2001 Caterpillar GC-55K-LPS-STR VIN C/W auramo paper roll clamp model RA-420NIP, S/ N 175211

34.	880933104	20020288 1444 1616 9475 Reg. 4 years	MacMillan Bathurst Inc.	Tyco Capital (Canada) Inc.	I, E, A, O, MVI Unspecified

	“	20040210 1646 1616 7305 Amendment	MacMillan Bathurst Inc. Smurfit-MBI	CIT Financial Ltd.	Amendment To amend the debtor name on line 06 and secured party name on line 08 and for registration no. 20020228 1444 1616 9475

35.	879997752	20020123 1806 1531 7757 Reg. 6 years	Smurfit-MBI Smurfit-MBI (Different Address)	Royal Bank of Canada	E, O Unspecified

36.	879187575	20010913 1040 1529 7634 Reg. 6 years	Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc.	Caterpillar Financial Services Ltd.	E, O, MVI MVI - 2001 Caterpillar DP30K VIN

	“	20010914 1803 1531 0831 Amendment	Smurfit-Stone Container Canada Inc.	“	Amendment Add new debtor

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

			Smurfit-Stone Container Canada Inc. Emballages Smurfit-Stone Canada Inc.		Add new debtor

37.	871112079	20010402 1750 1531 2379 Reg. 5 years	Smurfit-MBI Smurfit-MBI (Different Address)	Royal Bank of Canada	E, O One (1) aficio 551 photocopier, and two (2) aficio 220 photocopiers complete with all accessories and attachments.

38.	87098 1255	20010328 1132 1715 7173 Reg. 5 years	AT Plastics Inc.	Xerox Canada Ltd.	E, O Unspecified

	“	20020117 1211 1715 8996 Transfer	Transferor: At Plastics Inc. Transferee: Smurfit-Stone Container Canada Inc.	“	Transfer

39.	870821082	20010322 1447 1530 7773 Reg. 6 years	Smurfit - MBI Smurfit - MBI (Different Address)	Royal Bank of Canada	E, O One Kongsberg CN1930PL sample table complete with accessories and attachments.

40.	870637563	20010315 1712 1462 3020 Reg. 5 years	Image Pac Graphics	MacDermid Graphic Arts	E, NFMD AS - $26,930.00 FL 3048 Plate Finishing Unit

41.	867434409	20001109 1808 1531 7168 Reg. 6 years	Smurfit-MBI Smurfit - MBI (Different Address)	Royal Bank of Canada	E, O Unspecified

42.	867434418	20001109 1808 1531 7169 REg. 6 years	“	“	“

43.	864048618	20000721 1438 1530 5528	“	“	“

44.	864056691	20000721 1814 1531 0964 Reg. 5 years	Smurfit - MBI	Royal Bank of Canada	E, O Unspecified

45.	867258126	20001103 1614 1254 8126 Reg. 5 years	Consolidated Papers, Inc.	General Electric Capital Vehicle and Equipment Leasing Inc.	E, O, MVI All present and after aquired motor vehicles, trailer, tractors, van and buses under lease and proceeds thereof (Fleet #5457) and subsequent

46.	842047659	19980623 1832 1531 1232 Reg. 5 years	Cartons St-Laurent Inc.	PHH Vehicle Management Services Inc.

E, O, MVI
All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the secured party to the debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

					foregoing.

	“	20030526 1510 1530 4490	Cartons St.-Laurent Inc.	“	Renewal

	“	20040322 1052 1529 4111 Amendment	Cartons St.-Laurent Inc.	“	Amendment Amend secured party address to read 2233 Argentia Rd. Suite 400, Mississauga,OH, L5N 2X7

47.	857291391	19991202 1541 1715 4483	St. Laurent Paperboard Inc.	Xerox Canada Ltd.	E, O Unspecified

48.	853147512	19990719 1438 1530 2311 Reg. 6 years	Smurfit-MBI	Royal Bank of Canada	E, O Unspecified

49.	850676634	1999905004 1433 1530 1470 Reg. 6 years	MacMillan Bathurst	“	E, O Unspecified

	“	19990715 1840 1531 5451 Amendment	MacMillan Bathurst Smurfit-MBI	“	Amendment Change business debtor’s name

50.	849809655	19990407 0954 1146 4545 Reg. 6 years	St. Laurent Paperboard Inc.	OE Financial Services Inc.	E, DM DM - 07 APR 2005 Canon equipment and accessories

	“	20010118 1120 0024 6205 Amendment	St. Laurent Paperboard Inc. Smurfit Stone Container Canada Inc.	“

51.	818017893	19951114 1602 1254 3532 Reg. 10 years	Cartons St. Laurent Inc.	General Electric Capital Canada Inc.	E, O, MVI All present and after acquired motor vehicles, trailers, tractors, vans, and buses under lease and proceeds thereof. Lease 504163.

52.	806716305	19940420 2204 1513 0909 Reg. 3 years	Macmillan Bathurst	PHH Canada Inc.	E, O, MVI Unspecified

	“	19970307 1912 1529 2373 Renewal - 3 years	“	“	Renewal

	“	19980910 1429 1530 2893 Amendment	“	“

Amendment
Add general collateral description to registration.
All present and future mtor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the secured party to the debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

	“	19990713 1440 1530 6138	Macmillan Bathurst	“	Amendment

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

		Amendment	Smurfit-MBI		Adding debtor to registration.

	“	19991130 1834 1531 8419 Amendment	Macmillan Bathurst Macmillan Bathurst Inc.	“	Amendment To include additional name on registration.

	“	20000302 1755 1531 8289 Renewal - 5 years	Macmillan Bathurst	“	Renewal

	“	20030721 1055 1529 5177 Amendment	“	“	Amend secured party to read 2233 Argentia Rd., Suite 400 Mississauga, ON L5N 2X7

53.	435470994	19921022 1416 0043 7233 Reg. 6 years	Macmillan Bathurst	Royal Bank Leasing Inc.	E Unspecified

	“	19970520 1842 1529 4081 Amendment	Macmillan Bathurst	Royal Bank of Canada	Amendment Amend secured party on page 1, line 8 of registration number 921022141600437233.

	“	19980917 1800 1531 3592 Renewal - 5 years	Macmillan Bathurst	“	Renewal

	“	19990715 1840 1531 5449	Macmillan Bathurst Smurfit-MBI	“	Amendment Change business debtor’s name

	“	20030908 1934 1531 4000 Renewal for 5 years	“	“	Renewal for 5 years

54.	802449828	19920923 2208 1513 2487 Reg. 3 years	Macmillan Bathurst Inc.	PHH Canada Inc.	E, O, MVI Unspecified

	“	19950921 1933 1529 9461 Renewal - 3 years	“	“	Renewal

	“	19980806 1029 1529 5716 Renewal - 5 years	“	“	Renewal

	“	19980910 1035 1529 0453 Amendment	Macmillan Bathurst	“

Amendment

Debtor’s name has changed on registration no. 920923220815132487. Add general collateral description to registration.

All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the secured party to the debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

	“	19990713 1440 1530 6137	Macmillan Bathurst	“	Amendment

	File No.	Registration #	Debtor(s)	Secured Party	Collateral/Description

		Amendment	Smurfit-MBI		Adding debtor to registration.

	“	20030729 1032 1529 0976 Amendment	“	“	Amend secured party to read 2233 Argentia Rd., Suite 400, Mississauga, ON L5N 2X7

	“	20030808 1047 1529 8976 Renewal - 5 years	“	“	Renewal

55.	005540022	19900427 1516 0043 0668	Stone-Consolidated Inc.	Bankers Truck [sic] Company, As Trust	A, O Unspecified

56.	005540085	19900427 1516 0043 0667 Reg. 25 years	Stone-Consolidated Inc.	Bankers Trust Company, As Agent	A, O Unspecified

QUEBEC SEARCH RESULTS CHART

Register of Personal and Movable Real Rights

1.	A.	Name Searched:	Smurfit-MBI

	B.	Currency of Search:	1995-01-03	3:00 p.m. for renewal registrations under transitional rules
			2004-10-05	12:00 p.m. for all other registrations

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

99-0130509-0001 1999-08-17 10:32 a.m.	Rights Resulting from a Lease	Bobst Canada Inc. (Lessor) (Locateur)	N/A	ONE POST SX-1000 STACKER BUNDLER BEARING SERIAL NO.2306-018-02 WITH MOSCA STRAPPER, MODEL 1650.	N/A	N/A	N/A

Date of Constituting Act: 1999-07-12	(Droits Resultant d’un Bail)	Smurfit-MBI (Lessee) (Locataire)

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0150671-0003 2001-05-07 12:07 p.m.	Rights Resulting from a Lease	Xerox Canada Limited (Lessor) (Locateur)	2006-05-12	ALL PRESENT AND AFTER ACQUIRED XEROX EQUIPMENT AND GOODS INCLUDING SPLASH 0620 AND DC12 DC IOT	N/A	N/A	N/A

Date of Constituting Act: N/A	(Droits Resultant d’un Bail)	Smurfit-MBI (Image Pac Graphiques) (Lessee) (Locataire)

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0159449-001 2001-05-11 12:38 p.m.	Rights Resulting from a Lease	Xerox Canada Limited (Lessor) (Locateur)	2006-05-12	ALL PRESENT AND AFTER ACQUIRED XEROX EQUIPMENT AND GOODS OR ANY AFFILIATE THEREOF.	N/A	N/A	N/A

Date of Constituting Act: N/A	(Droits Resultant d’un Bail)	Smurfit-MBI (Lessee) (Locataire)

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0115287-0001 2002-03-26 9:00 a.m.	Rights Resulting from a Lease	Bobst Canada Inc. (Lessor) (Locateur)	2012-03-25	Please see next page “Property.”	N/A	N/A	N/A

Date of Constituting Act: 2002-03-13	(Droits Resultant d’un Bail)	Smurfit-MBI (Lessee) (Locataire)

PROPERTY

(Registration Number 02-0115287-0001)

One (1) Martin flexographic print unit (3rd colour), to be installed on existing Martin Midline 924, complete with standard equipment and the equipment described below.

One (1) C-1 Flexographic Print Unit (3rd colour)

One (1) C-2a Matthews main groove

One (1) C-2b Matthews intermediate groove at 120 degrees

One (1) C-2c Matthews intermediate groove at 270 degrees

One (1) C-4 Chamber blade ink metering system with laser engraved ceramic anilox roll

One (1) C-7 Vacuum sheet transport system

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0030761-0003 2004-01-21 12:29 p.m.	Rights of Ownership of the Lessor	National Leasing Group Inc. (Lessor) (Credit-Bailleur)	2008-02-21	Please see next page “Property.”	N/A	N/A	This Rights of Ownership of the Lessor is subject to the following registration:

Assignment of Rights # 04-0412259-0001 (see below)

Date of Constituting Act: 2004-01-20	(Droits de Propriete du Credit-Bailleur)	Smurfit-MTI, SENC (Lessee) (Credit-Preneur)

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0412259-0001 2004-07-13 1:46 p.m.	Assignment of Rights	National Leasing Group Inc. (Assignor) SOUND Trust (Assignee)	N/A

All of the Assignor’s rights which have been registered at the Register of Personal and Movable Real Rights under the registration numbers listed in this registration under the heading “Référence à l’inscription visée.”

					N/A	N/A	Computershare Trust Company of Canada acts as Trustee for SOUND Trust. This Assignment of Rights relates to, amont others, the following registration:

Date of Constituting Act:
2004-04-27
		Computershare Trust Company of Canada (Trustee)					Rights of Ownership of the Lessor #04-0030761-0003 (see above)

Registration and Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0487787-0012 2004-08-19	Rights Resulting from a Lease	Cbse Capital Inc. (Lessor) (Locateur)	2009-08-18	Please see next page “Property”.	N/A	N/A	Lease term is 42 months with 14 payments of $4608 plus applicable taxes.

Date of Constituting Act: 2004-08-18	(Droits Résultant d’un Bail)	Smurfit MBI (Lessee) (Locataire)

PROPERTY

(Registration Number 04-0487787-0012)

1 - CANON IRNW 400 PLUS ACCESSORIES

1 - CANON IRNW 550 PLUS ACCESSORIES

1 - CANON IMAGERUNNER 3300 COPIER PLUS ACCESSORIES

4 - CANON IMAGERUNNER 1330 COPIER PLUS ACCESSORIES

1 - CANON IMAGERUNNER 400 PLUS ACCESSORIES

WITH ALL ATTACHMENTS, ACCESSORIES AND PROCEEDS THEREOF INCLUDING INSURANCE PROCEEDS AND INDEMNITIES

2.

A.

Names Searched:

Smurfit-MBI

MacMillan Bathurst Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

99-0209806-0001 1999-12-01 12:52 p.m.	Rights of Ownership of the Lessor	PHH Vehicle Management Services Inc. (Lessor) (Crédit-Bailleur)	2009-11-30	Please see next page “Property”.	N/A	N/A	Please see next pages “Other Particulars”.

Date of Constituting Act: 1990-12-30	(Droits de Propriété du Crédit-Bailleur)	Smurfit-MBI (Lessee) (Crédit-Preneur) MacMillan Bathurst Inc. (Lessee) (Crédit-Preneur) MacMillan Bathurst (Lessee) (Crédit-Preneur)

PROPERTY

(Registration Number 99-0209806-0001)

All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the Lessor to the Lessee, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

OTHER PARTICULARS

(Registration Number 99-0209806-0001)

This registration is a Global registration pursuant to Article 2961.1 of the Civil Code of Quebec.

REF: (0593 / ONQPH4F68-1 / 67657)

This application was prepared in respect of the “PHH Operating Master Lease”.

This Rights of Ownership of the Lessor is subject to various registrations.

3.

A.

Names Searched:

MBI Limited

MBI Limitée

Image Pac Graphics (a Div. of MacMillan Bathurst)

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0341677-0001 2000-11-09 9:08 a.m.	Rights of Ownership of the Lessor	Please see next page “Parties”.	2005-04-30	Please see next pages “Property”.	N/A	N/A	N/A

Date of Constituting Act: 2000-10-30	(Droits de Propriété du Crédit-Bailleur)

PARTIES

(Registration Number 00-0341677-0001)

Financial Services Image Inc. - (Lessor) - (Crédit-Bailleur)

MBI Limited - (Lessee) - (Crédit-Preneur)

MBI Limitée - (Lessee) - (Crédit-Preneur)

MBI Limited, acting under the business name “Image Pac Graphics (a Div. Of MacMillan Bathurst” - (Lessee) - (Crédit-Preneur)

MBI Limitée, acting under the business name “Image Pac Graphics (a Div. Of MacMillan Bathurst” - (Lessee) - (Crédit-Preneur)

PROPERTY

(Registration Number 00-0341677-0001)

THE EQUIPMENT DESCRIBED HEREAFTER CAN BE SITUATED AT 1035, HODGE, SAINT-LAURENT (QUEBEC) OR AT ANY OTHER LOCATION :

1  IR550, N/S HNT15730 + SADDLE FINISHER D2, N/S NLJ07836

1  COVER INVERSION, N/S XBB05342 + 1 PAPER DECK C1, N/S ZQZ04528

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0341677-0002 2000-11-09 9:08 a.m.	Rights of Ownership of the Lessor	Please see next page “Parties”.	2005-04-30	Please see next pages “Property”.	N/A	N/A	N/A

Date of Constituting Act: 2000-10-30	(Droits de Propriété du Crédit-Bailleur)

PARTIES

(Registration Number 00-0341677-0002)

Financial Services Image Inc. - (Lessor) - (Crédit-Bailleur)

MBI Limited - (Lessee) - (Crédit-Preneur)

MBI Limitée - (Lessee) - (Crédit-Preneur)

MBI Limited, acting under the business name “Image Pac Graphics (a Div. Of MacMillan Bathurst” - (Lessee) - (Crédit-Preneur)

MBI Limitée, acting under the business name “Image Pac Graphics (a Div. Of MacMillan Bathurst” - (Lessee) - (Crédit-Preneur)

PROPERTY

(Registration Number 00-0341677-0002)

THE EQUIPMENT DESCRIBED HEREAFTER CAN BE SITUATED AT 1035, HODGE, SAINT-LAURENT (QUEBEC) OR AT ANY OTHER LOCATION :

1  IR400E, N/S NNU01489 + DADF-A + MULI BOARD

1  G3 FAX BORD + SURGE PROTECTOR

1  CASSETTE FEED UNIT, 2 CASSETTES, N/S ZSH83281

1  FINISHER C1 + E COPY SCSU STATION, N/S ZSY54465

1  PAPER DECK C, N/S ZSL04284

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0341677-0003 2000-11-09 9:08 a.m.	Rights of Ownership of the Lessor	Please see next page “Parties”.	2005-04-30	Please see next pages “Property”.	N/A	N/A	N/A

Date of Constituting Act: 2000-10-30	(Droits de Propriété du Crédit-Bailleur)

PARTIES

(Registration Number 00-0341677-0003)

Financial Services Image Inc. - (Lessor) - (Crédit-Bailleur)

MBI Limited - (Lessee) - (Crédit-Preneur)

MBI Limitée - (Lessee) - (Crédit-Preneur)

MBI Limited, acting under the business name “Image Pac Graphics (a Div. Of MacMillan Bathurst” - (Lessee) - (Crédit-Preneur)

MBI Limitée, acting under the business name “Image Pac Graphics (a Div. Of MacMillan Bathurst” - (Lessee) - (Crédit-Preneur)

PROPERTY

(Registration Number 00-0341677-0003)

THE EQUIPMENT DESCRIBED HEREAFTER CAN BE SITUATED AT 1035, HODGE, SAINT-LAURENT (QUEBEC) OR AT ANY OTHER LOCATION :

NP-6085 NF D01042
NP-6012 NHU12079
NP-6030 NRD03154
NP-6230 NGM03414
NP-6050 NDR37090
NP-6545 + FAX

6.

A.

Names Searched:

MacMillan Bathurst

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0278486-0001 2000-09-18 9:00 a.m.	Rights or Ownership of the Lessor	Hewlett-Packard (Canada) Ltd. (Lessor) (Crédit-Bailleur)	2003-06-01 (2004-05-29)	Please see next page “Property”.	N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules. REF: (3792-12 / ONQHP1F477-1 / 824928)

Date of Constituting Act: 1998-06-01	(Droits de Propriété du Crédit-Bailleur)	MacMillan Bathurst (Lessee) (Crédit-Preneur)					This Rights of Ownership of the Lessor is subject to the following registration: Renewal of the Publicity of a Right # 03-0270274-0003 (see below)

PROPERTY

(Registration Number 00-0278486-0001)

LE MATERIEL DECRIT DANS LE CONTRAT DE LOCATION MENTIONNE AUX PRESENTES, LOUE PAR LE CREANCIER GARANTI AU DEBITEUR, ET TOUT PRODUIT DE CELUI-CI, DE MEME QUE TOUS LES ACCESSOIRES, PIECES DE RECHANGE, EQUIPEMENTS LIES OU CONNECTES A CE MATERIEL, ET TOUS LES ELEMENTS DE SUBSTITUTION OU DE REMPLACEMENT, A L’EXCEPTION DES LOGICIELS CONCEDES SOUS LICENCE QUI PEUVENT ACCOMPAGNER CE MATERIEL, DE MEME QUE TOUS LES DROITS, POUVOIRS, PRIVILEGES ET RECOURS DU DEBITEUR A LEUR EGARD. LA PRESENTE INSCRIPTION D’UN SEUL CONTRAT DE LOCATION MENTIONNE AUX PRESENTES COMPREND TOUS LES PRODUITS ENUMERES DANS LA LISTE DE MATERIEL. LA DOCUMENTATION SIGNEE EST CONSIGNEE AU DOSSIER.

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0270274-0003 2003-05-29 1:07 p.m.	Renewal of the Publicity of a Right	Hewlett-Packard (Canada) Ltd. (Lessor) (Crédit-Bailleur)	2004-05-29	N/A	N/A	N/A	REF: (3792-12 / ONQHP1C477-2 / 2255807)

	(Renouvellement de la Publicité d’un Droit)	MacMillan Bathurst (Lessee) (Crédit-Preneur)					This Renewal of the Publicity of a Right relates to the following registration: Rights of Ownership of the Lessor # 00-0278486-0001 (see above)

7.	A.	Names Searched:	MacMillan Bathurst Inc.

Image Pac Graphiques

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

			2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0046997-0015 2000-02-28 12:29 p.m.	Rights Resulting from a Lease	Canvinco Financial Corporation (Lessor) (Locateur)	2009-12-31	SYSTEME CHEMPACT HUNT 20 LITRES - N/S: 201025-201010, TAG NUMBER 48912	N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules.

Date of Constituting Act: 1998-08-26	(Droits Résultant d’un Bail)	MacMillan Bathurst (Lessee) (Locataire) Image Pac Graphique Division of MacMillan Bathurst (Lessee) (Locataire)					This Rights Resulting from a Lease is subject to the following registration: Assignment of Rights # 00-0054215-0001 (see below)

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0054215-0001 2000-03-07 1:12 p.m. Date of Constituting Act: 1999-11-30	Assignment of Rights	Canvinco Financial Corporation (Assignor) Fuji Graphic Systems Canada Inc. (Assignee)	N/A	Al the rights relating to the leases published at the Registre des Droits Personnels et Réels Mobiliers under the inscription numbers listed in this registration.	N/A	N/A	This Assignment of Rights relates to, among others, the following registration: Rights Resulting from a Lease # 00-0046997-0015 (see above)

8.

A.

Names Searched:

Image Pac Graphiques

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0159449-0002 2001-05-11 12:38 p.m. Date of Constituting Act: N/A	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Xerox Canada Limited (Lessor) (Locateur) Image Pac Graphiques (Lessee) (Locataire)	2006-05-12	ALL PRESENT AND AFTER ACQUIRED XEROX EQUIPMENT AND GOODS OR ANY AFFILIATE THEREOF.	N/A	N/A	N/A

9.

A.

Names Searched:

Image Pac Graphics (a Div. of MacMillan Bathurst)

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

96-0099906-0001 1996-08-15 9:00 a.m. Date of Constituting Act: 1996-07-08	Conventional Movable Hypothec without Delivery	Les Propriétés Nalcan Ltée (Holder) Image Pac Graphics (Grantor)	2006-08-08	TOUS LES BIENS DE TEMPS À AUTRE DANS LES LOCAUX DU LOCATAIRE SITUÉS AU 5000 JEAN-TALON, MONTRÉAL, QUÉBEC.	$14,000.00	N/A	N/A

10.

A.

Names Searched:

Image Pac Graphiques

Smurfit-Stone Container Canada Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number And Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount And Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0577203-0001 2004-10-04 2:55 p.m. Date of Constituting Act: 2004-09-29	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur) Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Image Pac Graphioques (Lessee) (Crédit-Preneur)	2014-09-29	2004 CATERPILLAR LIFT TRUCK MODEL EP20K S/N ETB5A50435 C/W: BATTERIES S/N E29110, E29111, E29112 AND CHARGER S/N 032028.	N/A	N/A	N/A

11.	A.	Name Searched:

Smurfit-Stone Container Canada Inc.

Emballages Smurfit-Stone Canada Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

			2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0305577-0010 2001-08-23 10:45 a.m. Date of Constituting Act: N/A	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Praxair Canada Inc. (Lessor) (Locateur) Smurfit-Stone Containers Canada Inc. / Emballages Smurfit-Stone Canada Inc. (Lessee) (Locataire)	2011-08-23

All present and future movable property of any nature and wherever located, including without limitation all bulk cryogenic storage tanks used for the storage, filling and delivery of industrial and medical gases including, without limitation; argon, carbon dioxide, nitrogen, nitrous oxide and oxygen; any cryogenic freezer; and any and all related equipment, accessories, parts, components and attachments thereof.

					N/A	N/A	This registration is a “Global” registration pursuant to article 2961.1 of the Civil Code of Quebec.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0309883-0001 2001-08-27 12:26 p.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2011-08-10	2001 CATERPILLAR TRACK TYPE TRACTOR MODEL D8R S/N CAT00D8RK6YZ00613.	N/A	N/A	REF: (05-20238 / ONQCF1F2250-1 / 1311810).

Date of Constituting Act: 2001-08-10	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0469916-0002 2001-12-17 2:43 p.m. Date of Constituting Act: 2001-12-14	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur) Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)	2011-12-14	2001 CATERPILLAR TRACK TYPE TRACTOR MODEL D7R XR DS S/N CAT00D7RL2EN01267 C/W CRAIG BLADE S/N T1090406.	N/A	N/A	REF: (05-21393 / ONQCF1F2492-1 / 1462940)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0025684-0009 2002-01-22 2:51 p.m.	Rights of Ownership of the Lessor	Minolta (Montreal) Inc. (Lessor) (Crédit-Bailleur)	2007-01-16	1-COPIEUR MINOLTA DIGITAL DI-550 1-CONTROLLEUR D’IMPRESSION PI5501	N/A	N/A	Lease term is 60 months and the quarterly lease payment is $3897.00 plus applicable taxes.

Date of Constituting Act: 2001-12-27	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)		WITH ALL ATTACHMENTS, ACCESSORIES AND PROCEEDS THEREOF INCLUDING INSURANCE PROCEEDS AND INDEMNITIES.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0102806-0001 2002-03-18 9:00 a.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-03-06	2001 CHARIOT ELEVATEUR CATERPILLAR MODELE GC55K N/S AT8800742.	N/A	N/A	REF: (05-22450 / ONQCF1F2622-1 / 1553039).

Date of Constituting Act: 2002-03-06	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0102806-0002 2002-03-18 9:00 a.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-03-06	2001 CHARIOT ELEVATEUR CATERPILLAR MODELE GC55K N/S AT8800745.	N/A	N/A	REF: (05-22447 / ONQCF1F2623-1 / 1553040).

Date of Constituting Act: 2002-03-06	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0102806-0003 2002-03-18 9:00 a.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-03-06	2001 CHARIOT ELEVATEUR CATERPILLAR MODELE GC55K N/S AT8800746.	N/A	N/A	REF: (05-22448 / ONQCF1F2624-1 / 1553041).

Date of Constituting Act: 2002-03-06	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0102806-0004 2002-03-18 9:00 a.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-03-06	2002 CHARIOT ELEVATEUR CATERPILLAR MODELE GC55K N/S AT8800748.	N/A	N/A	REF: (05-22449 / ONQCF1F2625-1 / 1553042).

Date of Constituting Act: 2002-03-06	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0102806-0005 2002-03-18 9:00 a.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-03-06	2002 CHARIOT ELEVATEUR CATERPILLAR MODELE GC55K N/S AT8800749.	N/A	N/A	REF: (05-22446 / ONQCF1F2626-1 / 1553043).

Date of Constituting Act: 2002-03-06	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0196763-0001 2002-05-10 2:09 p.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-04-29	one enw 2002 hyster lift truck model S120XL2S, s/n D004D10422Y c/w new cascade model 90F-RCS-118 swing frame roll clamp, s/n 238182-1.	N/A	N/A	REF: (05-23264 / ONQCF1F2716-1 / 1655497).

Date of Constituting Act: 2002-04-29	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0196763-0002 2002-05-10 2:09 p.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-04-29	one new 2002 hyster lift truck model S120XL2S, s/n D004D10682Y, c/w new cascade model 90F-RCS-118 swing frame roll clamp s/n 238008-1.	N/A	N/A	REF: (05-23265 / ONQCF1F2717-1 / 1655498).

Date of Constituting Act: 2002-04-29	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0196763-0003 2002-05-10 2:09 p.m.	Rights of Ownership of the Lessor	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur)	2012-04-29	one new 2002 hyster lift truck model H110XM, s/n K005V02191Y, c/w new cascade model 90F-RCS-118 swing frame roll clamp, s/n 238291-1-RO, forks s/n 6100928-B-48.	N/A	N/A	REF: (05-23266 / ONQCF1F2718-1 / 1655499)

Date of Constituting Act: 2002-04-29	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0196763-0004 2002-05-10 2:09 p.m. Date of Constituting Act: 2002-04-29	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur) Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)	2012-04-29

one new 2002 hyster lift truck model E120XL3, s/n C098N01779Z, c/w new cascade model 90F-RCS-21CR0 swing frame roll clamp, s/n 250734-1R0, 3GNB batteries model 24-75831, s/n KAE-0213, KAE-0217, KAE-0215 and one GNB charger model CHP###-##-####T1Z, s/n 02A0178S.

					N/A	N/A	REF: (05-23266 / ONQCF1F2719-1 / 1655500)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0018 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2007-06-21

ONE(1) JOHN DEERE 744H LOADER; S/N#DW744HX582991

together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3452-1 / 1738434)

PARTIES

(Registration Number 02-0279723-0018)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0019 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2007-06-21

ONE(1) JOHN DEERE 644H 4WD LOADER; S/N#DW644HX582686
together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3453-1 / 1738435)

PARTIES

(Registration Number 02-0279723-0019)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0020 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2007-06-21

ONE(1) JOHN DEERE 744H LOADER; S/N#DW744HX582973

together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3454-1 / 1738436)

PARTIES

(Registration Number 02-0279723-0020)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0021 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2007-06-21

ONE(1) JOHN DEERE 6X4 WORKSITE GATOR; S/N#VGW6X4D010117
together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3455-1 / 1738437)

PARTIES

(Registration Number 02-0279723-0021)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0022 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2007-06-21

ONE(1) JOHN DEERE 6X4 WORKSITE GATOR; S/N#VGW6X4D010135
together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3456-1 / 1738438)

PARTIES

(Registration Number 02-0279723-0022)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0023 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2007-06-21

ONE(1) JOHN DEERE 6X4 WORKSITE GATOR; S/N#VGW6X4D010134
together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3457-1 / 1738439)

PARTIES

(Registration Number 02-0279723-0023)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0279723-0024 2002-06-27 10:11 a.m. Date of Constituting Act: 2002-06-14	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Please see next page “Parties”.	2006-06-21

ONE(1) JOHN DEERE 1050C CRAWLER DOZER; S/N#LU1050C005720 together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds in any form derived directly or indirectly from any dealing with the collateral and a right to an insurance payment or any other payment that indemnifies or compensates for a loss or damage to the collateral or the proceeds of the collateral.

					N/A	N/A	REF: (218129(LM)AF / ONQJD1F3458-1 / 1738440)

PARTIES

(Registration Number 02-0279723-0024)

Ontrac Equipment Services Inc. - (Lessor) - (Locateur)

John Deere Limited - (Lessor) - (Locateur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Locataire)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0553235-0001 2002-12-09 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2012-11-15	2002 BOBCAT SKID STEER LOADER MODEL 453/463 S/N 520012321 COMES WITH 44” GRAPPLE.	N/A	N/A	SERPOL.19718 05-25387

Date of Constituting Act: 2002-11-15	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0554829-0001 2002-12-09 10:40 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2012-11-20	2003 CATERPILLAR MODEL D8RII TRACK-TYPE TRACTOR S/N CAT00D8RT6YZ01211	N/A	N/A	STANFR.19690 - 05-25362

Date of Constituting Act: 2002-11-20	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0554905-0001 2002-12-09 11:26 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2012-12-02	2003 CATERPILLAR MODEL 950G WHEEL LOADER S/N CAT0950GLAXX00147.	N/A	N/A	STANFR.19691 - 05-25361

Date of Constituting Act: 2002-12-02	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0574146-0001 2002-12-20 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2012-12-09	2003 CHARGEUR SUR PNEUS CATERPILLAR MODELE 950G N/S CAT0950GK4BS00709.	N/A	N/A	RAMSBJM.20370

Date of Constituting Act: 2002-12-09	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0175510-0001 2003-04-15 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2013-04-13	2002 HYSTER LIFT TRUCK MODEL S120XM S/N E004V01514Z 2002 HYSTER LIFT TRUCK MODEL S100XM S/N E004V01514Z	N/A	N/A	RAMSBJM.26778

Date of Constituting Act: 2003-04-14	(Droits de Propriété du Crédit-Bailleur)

Smurfit-Stone Container Canada Inc.
(Lessee)
(Crédit-Preneur)

Emballages Smurfit-Stone Canada Inc.
(Lessee)
(Crédit-Preneur)

Smurfit-Stone Container Canada Inc./
Emballages Smurfit-Stone Canada Inc.
(Lessee)
(Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0200369-0001 2003-04-28 12:29 p.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2013-04-21	2003 CATERPILLAR CUSHION TIRE FORKLIFT MODEL GC55K-LP-STR S/N: AT8800928.	N/A	N/A	STANFR.27644

Date of Constituting Act: 2003-04-21	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0200373-0001 2003-04-28 12:34 p.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2013-04-21	2003 CATERPILLAR PNEUMATIC TIRE DIESEL FORKLIFT MODEL GP30K-LP, S/N:AT13E30918.	N/A	N/A	STANFR.27646.

Date of Constituting Act: 2003-04-21	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0051482-0001 2004-02-02 11:44 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-01-23	2003 CATERPILLAR LIFT TRUCK MODEL GC25K S/N AT82D01585.	N/A	N/A	N/A

Date of Constituting Act: 2004-01-23	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0051486-0001 2004-02-02 11:47 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-01-23	2003 CATERPILLAR LIFT TRUCK MODEL GC25K S/N AT82D01586.	N/A	N/A	N/A

Date of Constituting Act: 2004-01-23	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0051487-0001 2004-02-02 11:50 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-01-23	2003 CATERPILLAR LIFT TRUCK MODEL GC25K S/N AT82D02940.	N/A	N/A	N/A

Date of Constituting Act: 2004-01-23	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0051643-0001 2004-02-02 12:05 p.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-01-20	2003 CATERPILLAR LIFT TRUCK MODEL GC55K S/N AT8800997 C/W: CASCADE PAPER CLAMP 90F-RCS-SP S/N 361125-1.	N/A	N/A	N/A

Date of Constituting Act: 2004-01-20	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0051712-0001 2004-02-02 12:09 p.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-01-20	2003 CATERPILLAR LIFT TRUCK MODEL GC55K S/N AT8800998 C/W: CASCADE PAPAER CLAMP 90F-RCS-SP S/N 361125-2.	N/A	N/A	N/A

Date of Constituting Act: 2004-01-20	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0578702-0001 2004-10-05 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-09-27	2004 HYSTER MODEL S120XMS-PRS LIFT TRUCK S/N F004V01805B.	N/A	N/A	N/A

Date of Constituting Act: 2004-09-27	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0578705-0001 2004-10-05 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-09-27	2004 HYSTER MODEL S120XMS-PRS LIFT TRUCK S/N F004V01810B.	N/A	N/A	N/A

Date of Constituting Act: 2004-09-27	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0578706-0001 2004-10-05 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-09-27	2004 HYSTER MODEL S120XMS-PRS LIFT TRUCK S/N F004V01803B.	N/A	N/A	N/A

Date of Constituting Act: 2004-09-27	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0578708-0001 2004-10-05 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-09-27	ONE NEW 2004 HYSTER MODEL E120XL3 LIFT TRUCK S/N C098N03180B.	N/A	N/A	N/A

Date of Constituting Act: 2004-09-27	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0578709-0001 2004-10-05 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-09-27	2004 HYSTER MODEL E120XL3 LIFT TRUCK S/N C098N03179B.	N/A	N/A	N/A

Date of Constituting Act: 2004-09-27	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0589024-0001 2004-10-12 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-07-30	2004 CATERPILLAR MODEL EP20KT LIFT TRUCK S/N ETB5A50448	N/A	N/A	N/A

Date of Constituting Act: 2004-07-30	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0590128-0001 2004-10-12 9:00 a.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-07-30	2004 CATERPILLAR MODEL EP20KT LIFT TRUCK S/N ETB5A50447	N/A	N/A	N/A

Date of Constituting Act: 2004-07-30	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur)

12.

A.

Name Searched:

Smurfit-Stone Container Canada Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0281044-0001 2001-08-06 2:43 p.m. Date of Constituting Act: 2001-04-10	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur) Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur)	2011-08-06

Caterpillar Financial Services Limited (the “Lessor”) agrees to acquire and to lease to Smurfit-Stone Container Canada Inc. (the “Lessee”), and Lessee agrees to lease from Lessor certain movable property (the “Units” and individually a “Unit”) described in any Schedule (the “Schedule”) attached hereto or which may in the future be attached hereto (any such Schedule upon execution by Lessee and Lessor becoming a part hereof).

					N/A	N/A

This registration is a “Global” registration pursuant to article 2961.1 of the Civil Code of Quebec.

This Rights of Ownership of the Lessor is subject to the following registration:

Rectification of Registration # 01-0296366-0001 (see below)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0296366-0001 2001-08-16 2:05 p.m.	Rectification of Registration	Caterpillar Financial Services Limited (Lessor) (Crédit-Bailleur) Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)	N/A	The French version of Smurfit-Stone Container Canada Inc., which is Emballages Smurfit-Stone Canada Inc., is added as Lessee (“Crédit-Preneur”).	N/A	N/A	This Rectification of Registration relates to the following registration: Rights of Ownership of the Lessor # 01-0281044-0001 (see above)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0334809-0004 2001-09-14 9:00 a.m. Date of Constituting Act: 2001-09-13	Rights Resulting from a Lease and Assignment of Rights (Droits Résultant d’un Bail et Cession des Droits)	Tennant Company (Lessor) (Locateur) Tennant Financial Services (Assignee) (Cessionnaire) Smurfit-Stone Container Canada Inc. (Lessee) (Locataire)	2006-09-13	1 TENNANT SWEEPER MODEL 6200E TOGETHER WITH ALL REPLACEMENTS & SUBSTITUTIONS THEREOF & ALL PARTS, ACCESSORIES, ACCESSIONS & ATTACHMENTS THERETO. REFERENCE LEASE NO. 4080532-001.	N/A	N/A	The assignment includes all the rights. REF: (4080532-001 / ONQGE2F1098-1 / 1338326).

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0115275-0001 2002-03-26 9:00 a.m. Date of Constituting Act: N/A	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Pitney Bowes Leasing (Lessor) (Locateur) Smurfit Stone (Lessee) (Locataire)	2007-04-01	All items as defined and listed under contract #310781 1 CD2A $21,624.00 1 986A $ 2,195.00 1 9861 $ 695.00 1 9865 $ 3,550.00 1 9866 $ 1,670.00 1 FX3E $ 6,995.00 1 CPAKG $ 995.00 1 SH55 $ 175.00	N/A	N/A	Cost Lease Based On $38,024.00

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0101108-0001 2004-02-25 1:09 p.m.	Rights of Ownership of the Lessor	Les Services Financiers Caterpillar Limitée (Lessor) (Crédit-Bailleur)	2014-02-11	2003 LINDE LIFT TRUCK MODEL H45D-600-04 S/N H2X352P01866.	N/A	N/A	N/A

Date of Constituting Act: 2004-02-11	(Droits de Propriété du Crédit-Bailleur)	Smurfit-Stone Container Canada Inc. (Lessee) (Crédit-Preneur)

13.

A.

Name Searched:

Emballages Smurfit-Stone Canada Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0320140-0001 2000-10-23 12:44 p.m.	Rights of Ownership of the Lessor	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur)	2007-04-23	1 PHOTOCOPIEUR NUMERIQUE CANON SN NLE 12678 1 FINISHER DI SN NLF 24489	N/A	N/A	N/A

Date of Constituting Act: 2000-10-23	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0355497-0002 2000-11-22 9:00 a.m.	Rights of Ownership of the Lessor	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur)	2004-11-21	1 TELCOPIEUR CANON CFX-L3500IF SN VEF 17156	N/A	N/A	N/A

Date of Constituting Act: 2000-11-21	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0069942-0001 2001-03-07 9:00 a.m.	Rights of Ownership of the Lessor	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur)	2007-03-06	1 TELECOPIEUR MODE CFX L-3500 No de serie: UEF-43516@~	N/A	N/A	N/A

Date of Constituting Act: 2001-03-06	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0253027-0001 2001-07-17 9:00 a.m. Date of Constituting Act: 2001-07-09	Rights Resulting from a Lease and Assignment of Rights (Droits Résultant d’un Bail et Cession des Droits)	G. Dumais Automobiles Ltée (Lessor) (Locateur) Services Financiers DaimlerChrysler (debis) Canada Inc. (Assignee) (Cessionnaire) Emballage Smurfit Stone Canada (Lessee) (Locataire)	2005-07-09	Road Vehicle: Cat.: 01 Identification Number: Recreational Vehicle 1B7HF13Z31J611993 Year: 2001 Description: Dodge Ram 1500 4X4 Quad Cab.	N/A	N/A	The assignment includes all the rights. REF: (7000237813 / PQQCH1F61906-1 / 1251096).

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0262385-0002 2001-07-24 9:00 a.m.	Rights of Ownership of the Lessor	National Leasing Group Inc. (Lessor) (Crédit-Bailleur)	2005-07-23	Please see next page “Property”.	N/A	N/A	This Rights of Ownership of the Lessor is subject to the following registration:

Date of Constituting Act: 2001-07-20	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)					Assignment of Rights # 02-0077595-0001 (see below)

PROPERTY

(Registration Number 01-0262385-0002)

MOBILE RADIOS & COMMUNICATION SYSTEMS C/W ACCESS, ATTACHMENTS AND SOFTWARE
12-PORT VHF HT 1250 FULL KEYPAD
12-BATTERIE ET CHARCHEUR RAPIDE SUR TABLE
12-ETUI CUIR DIMF SW HT 1250
12-MICRO HPN CANCELING HT 750
30-PORT VHF HT 1250 LIM KEYPAD
30-ETUI CUIR SW ST1250 CLIMITE
30-MICRO HP N CANCELLING HT 750
20-BATTERIE NIMH HCAP HT750 REPETEUR TAIT T800II VHF 50W
1-RECETEUR SERIE 13008770
1-EXCITER SERIE 13006360
1-TRANSMETTEUR 50 WATTS SERIE 703767
1-PORT POUR PC ET HAUT-PARLEUR
1-ALIMENTATION 110VOLT 15 AMP SERIE 13008858
1-CABINET ET CARTE MERE
1-M-48JR REPEATER PATCH SERIE 00909061
1-ANTENNE 3 DB
1-DUPLEXEUR 4 CAVITES
175-CABLE HELIAX 1/2” / PIED
1-CONNECTEUR N FEM HELIAX 1/2”
1-CONNECTEUR N MALE HELIAX 1/2”
2-COAXIAL FAIBLE PERTE/PI AVEC CONNECTEUR N MALE
1-TREPIED 5 PIEDS AVEC BUTYL
1-MAT GALVANISE 10 PIED DELAI

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0077595-0001 2001-02-27 11:23 a.m. Date of Constituting Act: 2001-11-22	Assignment of Rights	National Leasing Group Inc. (Assignor) Sound Trust (Assignee) Montreal Trust Company of Canada (Trustee)	N/A

All of the Assignor’s rights which have been registered at the Register of Personal and Movable Real Rights under the registration numbers listed under the heading “reference à l’inscription visee” in this registration.

					N/A	N/A

Montreal Trust Company of Canada acts as Trustee for Sound Trust.

This Assignment of Rights relates to, among others, the following registration:

Rights of Ownership of the Lessor # 01-0262385-0002 (see above)

This Assignment of Rights is subject to the following registration:

Modification of a Published Right # 04-0366277-0003 (see below)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0366277-0003 2004-06-18 12:33 p.m. Date of Constituting Act: N/A	Modification of a Published Right (Modification d’un Droit Publié)	National Leasing Group Inc. (Lessor) (Crédit-Bailleur) Laro Technologie Inc. (Lessee) (Crédit-Preneur)	N/A	N/A	N/A	N/A

ADDING THE DEBTOR LARO TECHNOLOGIE INC. TO THE REGISTRATION WITH AN ADDRESS OF 2479 BOUL. LABELLE, PREVOST, QUEBEC, J0R 1T0.

This Modification of a Published Right relates to, among others, the following registration:

Assignment of Rights # 02-0077595-0001 (see above)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0006400-0004 2002-01-09 9:00 a.m.	Rights of Ownership of the Lessor	CitiCapital Financement de Technologie Ltée (Lessor) (Crédit-Bailleur)	2007-01-08	2 SANYO CASH REGISTERS MEDEL ECR340 SN: 30100109-30100128@	N/A	N/A	N/A

Date of Constituting Act: 2002-01-08	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0147203-0001 2002-04-16 9:00 a.m. Date of Constituting Act: 2002-04-15	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	CitiCapital Financement de Technologie Ltée (Lessor) (Crédit-Bailleur) Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)	2007-04-15	2 PHOTOCOPIEURS CANON, MODELE 7130F NS:NVH32761 MODELE 7130 NS:NVF43640, 1 TELECOPIEUR LASER CLASSE 1060P NS:UEW02944	N/A	N/A	N/A

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0191095-0001 2002-05-08 9:13 a.m.	Rights of Ownership of the Lessor	CitiCapital Financement de Technologie Ltée (Lessor) (Crédit-Bailleur)	2008-05-07	1 CANON PHOTOCOPIEUR IR2200 SN: MPG22963	N/A	N/A	N/A

Date of Constituting Act: 2002-05-08	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0305242-0001 2002-07-15 9:07 a.m. Date of Constituting Act: 2002-07-15	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	CitiCapital Financement de Technologie Ltée (Lessor) (Crédit-Bailleur) Emballages Smurfit-Stone Canada Inc., Division Pontiac (Lessee) (Crédit-Preneur)	2008-07-14	Please see next page “Property”.	N/A	N/A	This Rights of Ownership of the Lessor is subject to the following registration: Rectification of Registration # 02-0334790-0001 (see below)

PROPERTY

(Registration Number 02-0305242-0001)

SYSTEME DE RADIOCOMMUNICATION

47 V1439 P1225 PORT UHF 16CH #SERIE 475YCJ0013, 0289, 0315, 0450, 0223, 0290, 0371, 0451, 0231, 0291, 0421, 0455, 0277, 0292, 0429, 0458, 0279, 0293, 0433, 0459, 0280, 0294, 0436, 0461, 0283, 0295, 0440, 0462, 0284, 0296, 0441, 0466, 0285, 0298, 0442, 0467, 0286, 0300, 0445, 0473, 0287, 0303, 0446, 0478, 0288, 0309, 0447

C/W ANTENNA/CLIP/BATTERY~

47 HTN-9702A CHARGER, 10HR. STD. RATE, SINGLE UNIT~

47 HMN-9030A, REMOTE SPEAKER MIC~

47 HNN-9049A BATTERY P1225~

25 M34DGC90J2-A M1225 MOBILE 20CH UHF #SERIE 869FBLC406, 407, 410, 411, 412, 414, 415, 434, 436, 438, 439,

869FCE3344, 348, 350, 359, 373, 379, 383, 407, 412, 430, 439, 453, 464, 869FBLL423~

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0334790-0001 2002-07-31 11:30 a.m.	Rectification of Registration	CitiCapital Financement de Technologie Ltée (Lessor) (Crédit-Bailleur) Emballages Smurfit-Stone Canada Inc., Division Pontiac (Lessee) (Crédit-Preneur)	N/A

In the section “Property”, we must make a correction of the serial number.

Replace serial number 869FBLC406

By serial number 869FBL6415.

Also in the section “Property”, the #434 must be taken out, #434 must not appear in this registration.

					N/A	N/A	This Rectification of Registration relates to the following registration: Rights of Ownership of the Lessor # 02-0305242-0001 (see above)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0432570-0012 2002-09-27 9:38 a.m.	Rights of Ownership of the Lessor	Corporation de Financement Onset (Lessor) (Crédit-Bailleur)	2008-04-01	Please see next page “Property”.	N/A	N/A	This Rights of Ownership of the Lessor is subject to the following registration: Assignment of Rights # 03-0671091-0001 (see below)

Date of Constituting Act: 2002-09-23	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc., Division Pontiac (Lessee) (Crédit-Preneur)

PROPERTY

(Registration Number 02-0432570-0012)

General Collateral :

3 PHOTOCOPIEURS CANON IR2200, SÉRIE: MPG41160, MPG42349, MPG42366

TOGETHER WITH ALL ATTACHEMENTS ACCESSORIES ACCESSIONS  REPLACEMENTS SUBTITUTIONS ADDITIONS AND IMPROVEMENTS THERETO AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY SALE AND OR DEALINGS WITH THE COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR OTHER PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0671091-0001 2003-12-16 2:34 p.m.	Assignment of Rights	Onset Capital Corporation (Assignor) Onset Alberta Ltd. (Assignor)	N/A	Please see next pages “Property”.	N/A	N/A	This Assignment of Rights relates to, among others, the following registration: Rights of Ownership of the Lessor # 02-0432570-0012 (see above)

Date of Constituting Act: 2003-11-25	(Cession de Droits)	BNY Trust Company of Canada (Assignee)					This Assignment of Rights is subject to the following registration: Rectification of Registration # 03-0686855-0001 (see below)

PROPERTY

(Registration Number 03-0671091-0001)

All of such Assignor’s right, title and interest in, to and under (i) the Leases (excluding, for greater certainty, title to the Leased Items forming the subject matter of the Leases and the Residual Amount, if any, applicable to any such Leases), (ii) the original credit application originally executed by each Lessee and any credit analysis and credit agency report and the “quality indicator score” records relating to the Lessees, if any, and (iii) all other documents kept on file by the Assignors evidencing the Related Rights and/or relating to the Leases, the Lessees or the Leased Items;

All of such Assignor’s right, title and interest in and to all Collections made after the relevant Lease Date including, rights if any, under direct debit agreements with Lessees, and all cheques, notes, instruments of payment and other remittances relating thereto; all of such Assignor’s right, title and interest in and to the Related Rights created pursuant to or relating to the Leases; and all proceeds from any or all of the foregoing;

(all of such property and rights being collectively referred to herein as the “Lease Entitlements”).

Definitions

“Administrative Charges”, with respect to a Lease, means late payment charges, extension fees, termination fees, insurance premiums, charges for returned cheques or dishonoured payments or dishonoured transfer instructions and similar charges, in each case payable by the Lessee, provided the same do not form part of payments on account of Rent payable by the Lessees under the Leases;

“Assignor” means each of Onset Capital Corporation and Onset Alberta Ltd.;

“Calculation Date” means, with respect to a Lease, the Exercise Date or Expiration Date, as the case may be, used to calculate the Implicit Rate for such Lease under the Concurrent Lease Agreement;

“Cash Collateral Account” means an Eligible Deposit Account established in the name of the Assignee;

“Collection Account” means an Eligible Deposit Account established in the name of the Servicer, as trustee for and on behalf of the Assignee;

“Collection Period” means, in the case of the initial Collection Period, the period from the initial Lease Date to and including December 31, 2003, and in the case of each Collection Period thereafter, a calendar month;

PROPERTY

(Registration Number 03-0671091-0001)

“Collections” means all cash collections and other cash proceeds on account of Rent under the Leases, including, without duplication, all cash payments on account of Scheduled Payments, insurance proceeds, Liquidation Proceeds, Hedging Proceeds, all interest earned on amounts contained in the Collection Account and the Cash Collateral Account, all amounts paid by the Servicer, Onset Capital Corporation, as Assignor or Servicer, as the case may be, or Onset Alberta Ltd. pursuant the Concurrent Lease Agreement, all amounts received by the Assignee as a result of the termination, modification or amendment of any Swap Agreement (except to the extent used to enter into a replacement Swap Agreement) and any other amounts deemed to be Collections, but for all purposes excluding all (i) Administrative Charges, (ii) all security deposits payable by any Lessee under or in respect of any Lease, but only to the extent that such security deposits do not form part of the Outstanding Balance of such Lease, (iii) all amounts paid under any Lease prior to the assignment of such Lease to the Assignee, (iv) all amounts payable to persons other than the Assignors under or in respect of any Lease to indemnify against liability payable to third parties, and (v) payments or recoveries made in respect of (A) the Residual Amount upon the termination or enforcement of any Lease and (B) Taxes payable by the Lessees;

“Concurrent Lease Agreement” means the Concurrent Lease Agreement dated November 25, 2003 executed between the Assignors and the Assignee.

“Eligible Deposit Account” means either an account or a segregated trust account with an Eligible Institution under the Concurrent Lease Agreement;

“Exercise Date”, in respect of a Lease, means the first day on which the Lessee under that Lease may purchase the related Leased Items in accordance with the terms of such Lease;

“Expiration Date”, in respect of a Lease, means the date on which such Lease is scheduled to terminate in accordance with its terms, excluding any renewals or extensions beyond such scheduled termination date arising from the Lessee electing to continue to lease the related Leased Items after all Scheduled Payments have been made;

“Hedging Proceeds” in respect of a Concurrent Lease under the Concurrent Lease Agreement and each Tranche Period under the Concurrent Lease Agreement, means the net amount (other than swap unwinding costs) payable by the counterparty to the Assignee pursuant to any Swap Agreement in respect of such Tranche Period under the Concurrent Lease Agreement;

“Lease” means the leases identified by reference to the registration number of such lease of movable property in the Register of Personal and Movable Real Rights in this registration, together with all supplements, amendments, transaction documents, confirmations and customer agreements relating thereto, providing, among other things, for the use by the Lessee thereunder of the Leased Items forming the subject matter thereof;

“Leased Items” means, collectively, the new or used tangible personal property, together with all accessions, upgrades, additions and enhancements thereto, which form the subject matter of a Lease or the Leases, as the context requires;

“Lessee”, in respect of a Lease, means the Person (other than the particular Assignor or if such Lease was not originated by a Assignor, the assignor of such Lease to the relevant Assignor), who is acquiring leasehold interests under the Lease and is shown as a party thereto, and includes any co-lessee and any guarantor or other Person who owes or is responsible for any payments under such Lease;

PROPERTY

(Registration Number 03-0671091-0001)

“Liquidated Lease” means any Lease enforced by the Servicer through sale of all or part of the Leased Items forming the subject matter thereof, enforcement of a judgment or otherwise;

“Liquidation Proceeds” means the monies collected from whatever source during the relevant Collection Period in respect of a Liquidated Lease, net of (i) the sum of any amounts required by law or such Liquidated Lease to be remitted to the Lessee or to a governmental authority in respect of Taxes on the sale or other disposition of the Leased Items (or part thereof) by the Servicer, and (ii) all reasonable out-of-pocket costs and expenses incurred by the Servicer in enforcing and preparing for the sale or other disposition of, and selling or otherwise disposing of, any Leased Items;

“Outstanding Balance” means, with respect to a Lease at a particular date, the aggregate of the present value of all Scheduled Payments (including arrears thereof) to be made over the remaining portion of the Term of the Lease up to the Calculation Date for such Lease calculated by discounting to such Calculation Date each such Scheduled Payment (including arrears thereof) at the Implicit Rate applicable to such Lease under the Concurrent Lease Agreement;

“Person” means an individual, partnership, corporation, trust, joint venture, unincorporated association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity;

“Related Rights”, with respect to any Lease, means any of the following that secures payment or performance, either directly or indirectly, of the Lessee’s obligations following the Lease Date under such Lease, or provides security for the residual value of the Leased Items forming the subject matter of such Lease:

(a) any Security Interest in any assets mortgaged, pledged, assigned or otherwise encumbered under or in connection with such Lease, including the related Leased Items to the extent a Security Interest therein has been registered by the relevant Assignor, all amounts paid by the Lessee to the relevant Assignor by way of advance rent payments, security deposits or otherwise and all financing statements and similar registrations and notices covering any collateral subject to the aforementioned Security Interests or the applicable Leased Items, but, for greater certainty, does not include title to the Leased Items under such Lease;

(b) all guarantees, indemnities and similar arrangements of whatever kind (but only to the extent relating to such Lease or the related Leased Items);

(c) all proceeds of any policies of life, disability and general liability insurance covering the Lessee (whether maintained by the relevant Lessee, a Assignor or any other Person) which have been assigned to or for the benefit of the relevant Assignor or pursuant to which the relevant Assignor has been named as an insured party;

(d) all proceeds of any policies of insurance relating to physical damage, loss, destruction or breakdown of the Leased Items (whether maintained by the relevant Lessee, Assignor or any other Person);

PROPERTY

(Registration Number 03-0671091-0001)

(e) all proceeds of any policies of insurance insuring the residual value of the Leased Items (whether maintained by the relevant Lessee, Assignor or any other Person); and

(f) all proceeds of the foregoing, including any payment respecting indemnity or compensation for loss of or damage to any of the foregoing;

“Remittance Date” means the fourteenth day of each calendar month occurring after the end of the initial Collection Period;

“Rent”, with respect to a Lease, means that portion of each payment to be made by the Lessee, including any purchase option payment, that represents a payment on account of the rent charged under such Lease for the use and possession of the Leased Items forming the subject matter of such Lease;

“Replacement Servicer”, at any time following a Servicer Transfer, means the Person whom the Assignee designates from time to time by notice given to the Assignors as the Replacement Servicer;

“Residual Amount” means the dollar value ascribed by the relevant Assignor at the commencement date of a Lease as the value of the Leased Items forming the subject matter of such Lease as at the end of the Term of such Lease;

“Scheduled Payment”, with respect to a Lease, means the payment required to be made by the Lessee (or, in the case of a purchase option payment, payable at the option of the Lessee) during the relevant Collection Period pursuant to the Lease on account of Rent, exclusive of, for greater certainty, (i) Administrative Charges, (ii) payments to be made upon the termination of such Lease in respect of the Residual Amount, if any, (iii) payments made on account of the rent charged under such Lease in respect of any period following the Expiration Date (iv) any purchase option payment or bargain purchase option payment which under the terms of the Lease is only payable on or after the Expiration Date thereof, and (v) any Taxes payable by the Lessee;

“Security Interest” means a lien, security interest, title retention agreement, pledge, assignment (whether or not by way of security), charge, encumbrance, mortgage, right of set-off, lease or other right or claim of any Person;

“Servicer” means the Person designated as the Servicer pursuant to the Concurrent Lease Agreement;

“Swap Agreement” means an interest rate hedge, option, swap or similar agreement entered into between the Assignee and a counterparty, such agreement to be in a form acceptable to the Assignee, the Assignors and the Rating Agency under the Concurrent Lease Agreement;

“Taxes” means any withholding, stamp, general corporation, property, capital, large corporations, excise, GST, sales or other tax or any fee, levy, assessment or other governmental charge, including any related penalties or interest;

“Term”, with respect to a Lease, means the period commencing on the commencement date thereof and ending on the Expiration Date thereof;

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0686855-0001 2003-12-29 12:18 p.m.	Rectification of Registration	Onset Capital Corporation (Assignor) Onset Alberta Ltd. (Assignor) BNY Trust Company of Canada (Assignee)	N/A	Please see next page “Rectification”	N/A	N/A	This Rectification of Registration relates to, among others, the following registration: Assignment of Rights # 03-0671091-0001 (see above)

RECTIFICATION

(Registration Number 03-0686855-0001)

Under the section “Référence à l’inscription visée au Registre des droits personnels et réels mobiliers” of registration number 03-0671091-0001, the following registration numbers should be added:

00-0032668-0020

02-0432726-0001

02-0123932-0024

00-0138363-0019

01-0187460-0023

02-0041842-0013

02-0041842-0018

02-0062761-0005

02-0457598-0009

02-0483588-0016

03-0266632-0002

03-0291205-0012

02-0414877-0004

03-0101742-0001

Under the section “Référence à l’inscription visée au Registre des droits personnels et réels mobiliers”, the number 02-0292743-0007 should be changed for 02-0294045-0007.

The following paragraph shoul be added in the heading “Autres Mentions”:

Quebec Power of Attorney: The Holder hereby grants to Onset Capital Corporation and its duly authorized agents and their respective successors, a power of attorney and mandate to execute on its behalf any document reasonably necessary, under the laws of Quebec, to discharge, strike-off, cancel, release or reduce any Security Interest registered in favour of either of the Grantors in the Register of Personal and Movable Real Rights, and for which discharge documents the consent of the Holder is necessary.  For greater certainty, this mandate and power of attorney shall only apply to the discharge of Security Interests granted in favour of either Grantor and shall not apply to any Security Interest granted by either Grantor in favour of the Trust hereunder or otherwise.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0183881-0001 2003-04-22 9:00 a.m.	Rights of Ownership of the Lessor	Corporation de Financement Onset (Lessor) (Crédit-Bailleur)	2008-05-01	Please see next page “Property”.	N/A	N/A	N/A

Date of Constituting Act: 2003-04-17	(Droits de Propriété du Crédit-Bailleur)	Emballages Smurfit-Stone Canada Inc., Division Pontiac (Lessee) (Crédit-Preneur)

PROPERTY

(Registration Number 03-0183881-0001)

General Collateral :

1 TELECOPIEUR CANON LASER CLASS 2050P SÉRIE: UZX02089

TOGETHER WITH ALL ATTACHEMENTS ACCESSORIES ACCESSIONS  REPLACEMENTS SUBTITUTIONS ADDITIONS AND IMPROVEMENTS THERETO AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY SALE AND OR DEALINGS WITH THE COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR OTHER PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0225758-0010 2003-05-08 2:24 p.m.	Rights Resulting from a Lease	Minolta (Montreal) Inc. (Lessor) (Locateur)	2009-05-15	1-DI-620 COPIER WITH ALL ATTACHMENTS, ACCESSORIES AND PROCEEDS THEREOF INCLUDING INSURANCE PROCEEDS AND INDEMNITY.	N/A	N/A	Lease term is 60 months with quarterly lease payments of $2994.00 plus applicable taxes.
Date of Constituting Act: 2003-04-01	(Droits Résultant d’un Bail)	Les Emballages Smurfit-Stone (Lessee) (Locataire)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0390348-0005 2004-07-02 9:00 a.m. Date of Constituting Act: 2004-06-18	Rights Resulting from a Lease and Assignment of Rights (Droits Résultant d’un Bail et Cession des Droits)	Automobiles Mauger Ford Inc. (Lessor) (Locateur) Ford Credit Canada Leasing Company (Assignee) (Cessionnaire) Emballages Smurfit-Stone Canada Inc. (Lessee) (Locataire)	2007-06-30	Road Vehicle: Cat.: 01 Identification Number: Recreational Vehicle 2FTRF17244CA92439 Year: 2004 Description: Ford F150	N/A	N/A	The assignment includes all the rights. REF: (2JN126 C73N 06182004 / PQQFC11F24767-1 / 2908674)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0405031-0008 2004-07-09 9:00 a.m. Date of Constituting Act: N/A	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Xerox Canada Ltd. (Lessor) (Locateur) Emballage Smurfit-Stone Canada Inc. (Lessee) (Locataire)	2010-07-06

EQUIPMENT

OTHER

ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE, CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.

					N/A	N/A	CUSTOMER # 952193266

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0409331-0002 2004-07-12 2:47 p.m. Date of Constituting Act: N/A	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Xerox Canada Ltd. (Lessor) (Locateur) Emballage SmurfitStone Canada Inc. (Lessee) (Locataire)	2010-07-11

EQUIPMENT

OTHER

ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHEATHER BY LEASE, CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.

					N/A	N/A	CUST # 952193266

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0465068-0007 2004-08-09 9:00 a.m. Date of Constituting Act: 2004-07-26	Rights Resulting from a Lease and Assignment of Rights (Droits Résultant d’un Bail et Cession des Droits)	Automobiles Mauger Ford Inc. (Lessor) (Locateur) Ford Credit Canada Leasing Company (Assignee) (Cessionnaire) Emballages Smurfit-Stone Canada Inc. (Lessee) (Locataire)	2007-08-06	Road Vehicle: Cat.: 01 Identification Number: Recreational Vehicle 1FTVX12544NC38524 Year: 2004 Description: Ford F150	N/A	N/A	The assignment includes all the rights. REF: (2JN126 D08P 07262004 / PQQFC11F25556-1 / 2977798)

14.

A.

Name Searched:

Smurfit-Stone Container Canada Inc.

Emballages Smurfit-Stone Canada Inc.
St. Laurent Paperboard Inc.
Cartons St-Laurent Inc.
3767795 Canada Inc.
3767825 Canada Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0175393-0002 2000-06-26 12:27 p.m. Date of Constituting Act: 1994-07-07	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Please see next page “Parties”.	2010-06-26	Please see next pages “Property”.	N/A	N/A	Please see next pages “Other Particulars”.

PARTIES

(Registration Number 00-0175393-0002)

PHH Vehicle Management Services Inc. - (Lessor) - (Crédit-Bailleur)

Smurfit-Stone Container Canada Inc. - (Lessee) - (Crédit-Preneur)

Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Crédit-Preneur)

Smurfit-Stone Container Canada Inc./Emballages Smurfit-Stone Canada Inc. - (Lessee) - (Crédit-Preneur)

Emballages Smurfit-Stone Canada Inc./Smurfit-Stone Container Canada Inc. - (Lessee) - (Crédit-Preneur)

St. Laurent Paperboard Inc. - (Lessee) - (Crédit-Preneur)

Cartons St-Laurent Inc. - (Lessee) - (Crédit-Preneur)

3767795 Canada Inc. - (Lessee) - (Crédit-Preneur)

376825 Canada Inc. - (Lessee) - (Crédit-Preneur)

PROPERTY

(Registration Number 00-0175393-0002)

All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the Lessor to the Lessee, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

OTHER PARTICULARS

(Registration Number 00-0175393-0002)

This registration is a “Global” registration pursuant to article 2961.1 of the Civil Code of Quebec.

REF: (8325 / ONQPH4F250-1 / 429533)

This application was prepared in respect of the “PHH Operating Master Lease”.

This Rights of Ownership of the Lessor is subject to various registrations:

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0272330-0014 2000-09-13 1:41 p.m. Date of Constituting Act: 1999-06-01	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Minolta (Montreal) Inc. (Lessor) (Crédit-Bailleur) St. Laurent Paperboard Inc. (Lessee) (Crédit-Preneur) Cartons St-Laurent Inc. (Lessee) (Crédit-Preneur)	2005-06-01	1 MINOLTA 620 DIGITAL COPIER, 1 MINOLTA EP5000 COPIER, WITH ALL ATTACHMENTS, ACCESSORIES AND PROCEEDS THEREOF INCLUDING INSURANCE PROCEEDS AND INDEMNITIES.	N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules. Lease term is 60 months and the quarterly lease payment is $5780.00 plus applicable taxes.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0305879-0019 2001-08-23 12:24 p.m. Date of Constituting Act: N/A	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Praxair Canada Inc. (Lessor) (Locateur) Cartons St-Laurent Inc./ St. Laurent Paperboard Inc. (Lessee) (Locataire)	2011-08-23

All present and future movable property of any nature and wherever located, including without limitation all bulk cryogenic storage tanks used for the storage, filling and delivery of industrial and medical gases including, without limitation; argon, carbon dioxide, nitrogen, nitrous oxide and oxygen; any cryogenic freezer; and any and all related equipment, accessories, parts, components and attachments thereof.

					N/A	N/A	This registration is a “Global” registration pursuant to article 2961.1 of the Civil Code of Quebec.

16.

A.

Name Searched:

Cartons St-Laurent Inc.

B.	Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

		2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

96-0069340-0010 1996-06-12 2:58 p.m. Date of Constituting Act: 1996-02-27	Rights Resulting from a Lease (Droits Résultant d’un Bail)	IBM Canada Ltée (Lessor) (Locateur) Les Cartons St-Laurent Inc. (Lessee) (Locataire)	2006-05-22	Please see next page “Property”.	N/A	N/A	Term of the Lease: 44 months Amount of the Rent: $12,237.00 per month.

PROPERTY

(Registration Number 96-0069340-0010)

1 - 9406 510 UNITE CENTRALE 9406 AND ALL ITS ACCESSORIES INCLUDING WITHOUT RESTRICTION:

3 X 2609 CARTE EIA 232/V24 DEUX LIGNES

1 X 2617 ADAPT HP IEEE 802.3 ETHERNET

1 X 2619 ADAPT HP RES JETON 16 4MBPS

1 X 2623 CONTROLEUR COMMUNIC 6 LIGNES

1 X 2674 CARTE BUS OPTIQUE

1 X 2686 PROC LIAISON OPT 266 MBPS

2 X 3153 MEMOIRE PRINCIPALE 64 MO

1 X 5052 UNITE EXT STOCKAGE POUR TOUR

1 X 5070 TOUR EXTENSION UNITE CENTR 266

4 X 6050 CONTROLEUR POSTE TWINAC 6050

1 X 6141 CONTROLEUR POSTE ASCII

1 X 6390 CONTROLEUR BANDE/DISQUE

1 X 6512 DISK UNIT CONTROLLER FOR RAID

17 X 6606 UNITE DISQUE A 1,96 GO MES

1 - 3490 E01 3490 E01 TAPE SUBSYSTEM AND ALL ITS ACCESSORIES INCLUDING WITHOUT RESTRICTION:

1 X 5145 CABLE SCSI 4,5M

1 - 7855 010 MODEM V.32

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

97-0039889-0003 1997-04-07 9:30 a.m. Date of Constituting Act: 1994-10-31	Conventional Movable Hypothec without Delivery	Société de Portefeuille Dorsity Inc. (Holder) Cartons St-Laurent Inc. (Grantor)	2007-04-02	Tous les biens de temps à autre dans les locaux du Locataire sis au 630 René-Lévesque ouest, Montréal, Québec.	$425,000.00	N/A	N/A

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

99-0188541-0002 1999-11-08 2:03 p.m.	Rights of Ownership of the Lessor	Services Financiers Wajax Ltée (Lessor) (Crédit-Bailleur)	2005-10-15	Chariots élévateurs: Hyster 1999 H60XM N/S : H177B11986W Hyster 1999 H60XM N/S : H177B11891W	N/A	N/A	N/A

Date of Constituting Act: 1999-10-15	(Droits de Propriété du Crédit-Bailleur)	Cartons St-Laurent Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0006469-0005 2000-01-12 9:05 a.m. Date of Constituting Act: 1999-12-30	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)

Services Financiers OE Inc.
(Lessor)
(Crédit-Bailleur)

Services Financiers OE Inc.
acting under the business name
“Crédit.Bail OE”
(Lessor)
(Crédit-Bailleur)

Cartons St-Laurent Inc.
(Lessee)
(Crédit-Preneur)

			2004-12-20	2 NP6050, S/N : NDK11794, NDK11795 1 IR330S, S/N : NQJ02343 FINISHER-E1, S/N : ZRZ31163 DADF-B1, S/N : ZSC09053	N/A	N/A	N/A

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0164135-0008 2000-06-15 1:29 p.m. Date of Constituting Act: 1994-11-07	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	General Electric Capital Vehicle and Equipment Leasing Inc. (Lessor) (Crédit-Bailleur) Cartons St-Laurent Inc. (Lessee) (Crédit-Preneur)	2004-06-15	Road Vehicle: Cat.: 01 Identification Number: Recreational Vehicle 1G2WJ52MXSF262634 Year: 1995 Description: Pontiac Grand Prix.	N/A	N/A

This registration has been requested pursuant to the dispositions of the transitory rules.

This Rights of Ownership of the Lessor is subject to the following registration:

Rectification of Registration
# 03-0599876-0001
(see below)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

03-0599876-0001 2003-11-11 9:00 a.m.	Rectification of Registration	GE Capital Vehicle and Equipment Leasing Inc. (Lessor) GE Capital Location de Véhicules et D’Équipements Inc. (Lessor)	N/A	The name of the Lessor should have been “GE Capital Vehicle and Equipment Leasing Inc.” (English version) and “GE Capital Location de véhicules et d’équipements Inc.” (French version).	N/A	N/A	This Rectification of Registration relates to, among others, the following registration: Rights of Ownership of the Lessor 00-0164135-0008 (see above)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0274932-0026 2000-09-15 9:00 a.m. Date of Constituting Act: 1997-10-22	Rights Resulting from a Lease (Droits Résultant d’un Bail)	Transportaction Lease Systems Inc. (Lessor) (Locateur) Carton St-Laurent Inc. (Lessee) (Locataire)	2005-09-12

The universality of all vehicles, present and future, provided to the Lessee pursuant to the motor vehicle lease agreement between the Lessor and the Lessee dated as of the date indicated under the heading REFERENCE A L’ACTE CONSTITUTIF, and including all replacements, supplements, or amendments thereto, together with any replacement or supplementary vehicle provided to the Lessee in accordance with the terms of the said motor vehicle lease agreement, and including all accessories and equipment attached thereto from time to time.

					N/A	N/A

This registration is a “Global” registration pursuant to article 2961.1 of the Civil Code of Quebec.

REF: (CARTONS / ONQCS1F1871-1 / 822741)

This Rights Resulting from a Lease is subject to the following registrations:

Assignment of Rights
# 01-0237818-0001
(see below)

Assignment of Rights
# 01-0239420-0001
(see below)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0237818-0001 2001-07-06 9:00 a.m. Date of Constituting Act: 1998-01-30	Assignment of Rights (Cession d’un Droit)

Transportaction Lease Systems Inc.
(Assignor)
(Cédant)

King Street Funding Trust
(Assignee)
(Cessionnaire)

King Street Funding Trust
represented by
Montreal Trust Company of Canada
as Trustee
(Assignee)
(Cessionnaire)

N/A

All right, title and interest of Transportaction Lease Systems Inc. (the “Lessor”) in respect of all present and future leased schedules executed or to be executed by the Lessor and the lessees pursuant to the Master Lease Agreements registered under the numbers described hereinafter, as well as all right, title and interest of the Lessor under said Master Lease Agreements in respect of all said leased schedules.

Registration numbers of the Master Lease Agreements registered at the Register of Personal and Movable Real Rights as per this registration.

					N/A	N/A

This Assignment of Rights relates to, among others, the following registration:

Rights Resulting from a Lease
# 00-0274932-0026
(see above)

This Assignment of Rights is subject to the following registration:

Modification of a Published Right
# 04-0304842-0001
(see below)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

04-0304842-0001 2004-05-26 9:00 a.m. Date of Constituting Act: N/A	Modification of a Published Right (Modification d’un Droit Publié)	Transportaction Lease Systems Inc. (Holder) Greenspace Services Ltd. (Grantor) Barefoot Grass of Canada Inc. (Lessee) (Locataire)	N/A	N/A	N/A	N/A

To add debtor.

REF: (GREENSPACE / ONQCS1C1937-2 / 2839454)

This Modification of a Published Right relates to, among others, the following registration:

Assignment of Rights
# 01-0237818-0001
(see above)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

01-0239420-0001 2001-07-06 11:50 a.m. Date of Constituting Act: 2001-06-29	Assignment of Rights (Cession d’un Droit)

King Street Funding Trust
(Assignor)
(Cédant)

King Street Funding Trust
represented by
Montreal Trust Company of Canada
as Trustee
(Assignor)
(Cédant)

TLS Lease Administration Trust
(Assignee)
(Cessionnaire)

TLS Lease Administration Trust
represented by
1462888 Ontario Inc.
as Trustee
(Assignee)
(Cessionnaire)

N/A

All right, title and interest of Transportaction Lease Systems Inc. (the “Lessor”) in respect of all leased schedules executed by the Lessor and the lessees mentioned in the Master Lease Agreements registered under the numbers described hereinafter, until the date of this application of registration, which right, title and interest of the Lessor were assigned to the Assignor pursuant to an assignment by the Lessor to the Assignor being registered at the Register concurrently herewith.

Registration numbers of the Master Lease Agreements registered at the Register of Personal and Movable Real Rights as per this registration.

					N/A	N/A	This Assignment of Rights relates to, among others, the following registration: Rights Resulting from a Lease # 00-0274932-0026 (see above)

17.

A.

Name Searched:

Stone Container (Canada) Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0229793-0015 2000-08-14 9:00 a.m. Date of Constituting Act: 1999-03-27	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur) Stone Container (Canada) Inc. (Lessee) (Crédit-Preneur)	2005-03-26

TELECOPIEUR tel que décrits au contrat entre les parties aux présentes ainsi que tous les accessoires, composantes, ajouts ou biens de remplacements y étant relies et finances par Corporation Financiere Teletech.

					N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

02-0026933-0007 2002-01-23 10:55 a.m.	Rights of Ownership of the Lessor	IBM Canada Limitée (Lessor) (Crédit-Bailleur)	2012-01-11	Please see next pages “Property”.	N/A	N/A	Term: 24 months commencing on May 1st, 2001. Reference to the IBM Contract: ICA-180722, Supplement: 0101.

Date of Constituting Act: 2001-10-03	(Droits de Propriété du Crédit-Bailleur)	Stone Container (Canada) Inc. (Lessee) (Crédit-Preneur)

PROPERTY

(Registration Number 02-0026933-0007)

(1) 9406 170 AS/400 E-SERVER, N/S: 105FCLM

And all its accessories including without restriction:

3 X 0348 V.24/EIA232 20FT PCI

CABLE

1 X 0381 REMOTE CONTROL

PANEL CABLE

1 X 2290 MODEL 170

PROCESSOR 64MB

1 X 2740 PCI RAID DISK UNIT

CONTROLLER

1 X 2745 PCI TWO-LINE WAN IOA

1 X 2746 PCI TWINAXIAL WS

CONTROLLER

2 X 3001 32MB MAIN STORAGE

2 X 3002 128MB MAIN STORAGE

1 X 6383 16GB 1/4-INCH

CARTRIDGE TAPE

4 X 6807 4.19GB DISK UNIT

1 X 7102 PCI SYSTEM

EXPANSION UNIT

PROPERTY

(Registration Number 02-0026933-0007)

(1) 9910 P15 POWERWARE 9125

    1500VA, N/S: 10J8BHC

(1) 9406 170 AS/400 E-SERVER*, N/S: 105396M

And all its accessories including without restriction:

1 X 0032 MODEM

1 X 0348 V.24/EIA232 20 FT PCI

CABLE

1 X 2290 MODEL 170

PROCESSOR 64MB

1 X 2740 PCI RAID DISK UNIT

CONTROLLER

2 X 2746 PCI TWINAXIAL WS CONTROLLER

2 X 3001 32MB MAIN STORAGE

2 X 3002 128MB MAIN STORAGE

1 X 6383 16GB 1/4-INCH

CARTRIDGE TAPE

3 X 6817 8.58 GB 10K RPM DISK UNIT

1 X 7102 PCI SYSTEM

EXPANSION UNIT

(1) 9910 140 AS/400 CPM/UPS 1400

    VA, N/S: 1OJSADY

18.

A.

Name Searched:

Emballages Stone (Canada) Inc.

B.

Currency of Search:

1995-01-03

3:00 p.m. for renewal registrations under transitional rules

2004-10-05	12:00 p.m. for all other registrations

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0202964-0002 2000-07-20 10:09 a.m.	Rights of Ownership of the Lessor	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur)	2005-01-14	PHTOCOPIEUR CANON NP6016 #NDF24214. CABINET MOBILE.	N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules.

Date of Constituting Act: 1999-01-15	(Droits de Propriété du Crédit-Bailleur)	Emballages Stone (Canada) Inc. (Lessee) (Crédit-Preneur)

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0209843-0033 2000-07-26 10:55 a.m. Date of Constituting Act: 1999-03-05	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur) Les Emballages Stone (Canada) Inc. (Lessee) (Crédit-Preneur)	2005-08-03

Tous les équipements, appareils, accessoires et autres biens meubles reliés au système téléphonique ou composant le système téléphonique, fourni par Bell Canada au crédit-preneur et situés aux places d’affaires du crédit-preneur.

					N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0229793-0013 2000-08-14 9:00 a.m. Date of Constituting Act: 1999-01-15	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur) Emballages Stone (Canada) Inc. (Lessee) (Crédit-Preneur)	2005-01-14

PHOTOCOPIEUR tel que décrits au contrat entre les parties aux présentes ainsi que tous les accessoires, composantes, ajouts ou biens de remplacements y étant reliés et financés par Corporation Financiere Teletech.

					N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules.

Registration Number and Date/Hour/Minute	Nature of Right	Parties	Date Registration Ceases to be Effective	Property	Amount and Interest Rate	Pre-1994 Security Instrument	Other Particulars

00-0229793-0014 2000-08-14 9:00 a.m. Date of Constituting Act: 1999-02-11	Rights of Ownership of the Lessor (Droits de Propriété du Crédit-Bailleur)	Corporation Financiere Teletech (Lessor) (Crédit-Bailleur) Emballages Stone (Canada) Inc. (Lessee) (Crédit-Preneur)	2005-02-10

TELECOPIEUR tel que décrits au contrat entre les parties aux présentes ainsi que tous les accessoires, composantes, ajouts ou biens de remplacements y étant reliés et financés par Corporation Financiere Teletech.

					N/A	N/A	This registration has been requested pursuant to the dispositions of the transitory rules.

SASKATCHEWAN SEARCH RESULTS CHART

Personal Property Registry under The Personal Property Security Act, 1994 (Saskatchewan) (Currency date of October 6)

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
April 21, 1998	112076173	* MacMillan Bathurst * MacMillan Bathurst Inc. * Smurfit-MBI	* PHH Vehicle Management Services Inc.

“Motor Vehicles (including without limitation, truck tractors, truck trailers, truck chassis or truck bodies), automotive equipment (including without limitation trailers, boxes and refrigeration units) and materials handling equipment leased by the debtor from the secured party together with all attachments appurtenances, accessories or replacement parts.” Proceeds “all of the debtors present and after acquired personal property including without limitation, goods, securities, instruments, documents of title, chattel paper, intangibles and money.” Three vehicles described by serial numbers.

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 25, 2002	118821102	* Smurfit-MBI * MBI Limited * MBI Limitée * MBI Limited/ Limitée	* Royal Bank of Canada

One Kyocera Mita KM2530 Digital Copiers S/N AAH3018099 together with all goods and services, parts, attachments, accessories, additions, repair parts, substitutions and other equipment places on or forming part of the goods described herein. Proceeds — all present and after acquired personal property that may be derived from the sale or other disposition of the collateral described above and any proceeds thereof.

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
July 23, 2004	121062513	*Smurfit-MBI *Smurfit-Stone Container Canada Inc. *Emballages Smurfit-Stone Canada Inc.	Caterpillar Financial Services Limited	2004 Hyster S50XM Serial Number D18V31373B

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
September 27, 2004	121303341	*Smurfit-Stone Container Canada Inc. *Smurfit-MBI	Caterpillar Financial Services Limited	2004 D187V31373B

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
May 6, 2004	120749421	Smurfit-MBI	Citicorp Vendor Finance, Ltd.

14-Norstar T7208 Set
9-Norstar T7100 Set
1-Call Pilot 150
1-Norstar Stn Mod (0X16)
1-Talking Duet
3-T7316E (Charcoal) Set
1-Norstar Truck Card-4 PT U INT Y& D.I.D.
1-Norstar Miscs Trunk Module
1-Norstar Slim Fibr 6 Port Combo

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
April 25, 1997	110527916	Stone Consolidated Corporation	GE Capital Railcar Services Canada Inc.	Tank cars

NOVA SCOTIA SEARCH RESULTS CHART

Personal Property Registry under The Personal Property Security Act (Nova Scotia)

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 18, 2002	6138896	* Smurfit-Stone Container Canada Inc./ Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Inc.

2003 Caterpillar D8R II Serial No. CAT00D8RT6YZ01211 together with all accessions and proceeds including goods, documents of title, chattel paper, security, instruments, money or intangibles or any other personal property received when such collateral or proceeds are sold, collected, dealt with or otherwise disposed of

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 18, 2002	6138903	* Smurfit-Stone Container Canada Inc./ Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Inc.

2003 Caterpillar 950G Serial No. CAT0950GK4BS00709 together with all accessions and proceeds including goods, documents of title, chattel paper, security, instruments, money or intangibles or any other personal property received when such collateral or proceeds are sold, collected, dealt with or otherwise disposed of

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 18, 2002	6138912	* Smurfit-Stone Container Canada Inc./ Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Inc.

2002 Bobcat 453/463 r D8R II Serial No. 520012321 together with all accessions and proceeds including goods, documents of title, chattel paper, security, instruments, money or intangibles or any other personal property received when such collateral or proceeds are sold, collected, dealt with or otherwise disposed of

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 29, 2002	6180642	* Smurfit-Stone Container Canada Inc./ Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Inc.

2003 Caterpillar 950G Serial No. CAT0950GLAXX00147 together with all accessions and proceeds including goods, documents of title, chattel paper, security, instruments, money or intangibles or any other personal property received when such collateral or proceeds are sold, collected, dealt with or otherwise disposed of

NEW BRUNSWICK SEARCH RESULTS CHART

Personal Property Registry under The Personal Property Security Act (New Brunswick)

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
July 3, 2001	7241424	* Abitibi-Consolidated Inc. * Smurfit Canada Holdings Limited * Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc.	* Astenjohnson, Inc.	Paper machine clothing and all other goods and materials held by debtor under consignment from or sold otherwise supplied or financed by secured party and proceeds.

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
September 14, 2001	7504863	* Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Ltd.	Serial number motor vehicle

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
April 1, 2002	8148952	* Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Ltd.	Serial number motor vehicle

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 18, 2002	9047079	* Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. / Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Ltd.	Serial number motor vehicle and proceeds

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 18, 2002	9047097	* Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. / Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Ltd.	Serial number motor vehicle and proceeds

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 18, 2002	9047113	* Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc. *Smurfit-Stone Container Canada Inc. / Emballages Smurfit-Stone Canada Inc.	*Caterpillar Financial Services Ltd.	Serial number motor vehicle and proceeds

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
November 29, 2002	9085152	* Smurfit-Stone Container Canada Inc. * Emballages Smurfit-Stone Canada Inc. * Smurfit-Stone Container Canada Inc. / Emballages Smurfit-Stone Canada Inc.	* Caterpillar Financial Services Ltd.	Serial number motor vehicle and proceeds

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
April 2, 2003	9495361	* Smurfit-Stone Container Canada Inc. *Emballages Smurfit-Stone Canada Inc. *Smurfit-Stone Container Canada Inc. / Emballages Smurfit-Stone Canada Inc.	*Caterpillar Financial Services Limited.	Serial number motor vehicle and proceeds

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
July 25, 2003	9975128	* Smurfit-Stone Container Canada Inc. *Emballages Smurfit-Stone Canada Inc. *Smurfit-Stone Container Canada Inc. / Emballages Smurfit-Stone Canada Inc.	*Caterpillar Financial Services Limited.	Serial number motor vehicle and proceeds

Registration Date	Registration #	Debtor(s)	Secured Parties	Collateral/Description
October 22, 2001	7628034	* Stone Container (Canada) Inc.	* IBM Canada Limited	All present and after-acquired goods supplied by the secured party and proceeds

Schedule 7.04

CERTAIN INVESTMENTS

A.	Investments in Persons other than Subsidiaries:

	Schiffenhaus Canada, Inc.	33.33% owned by Smurfit-MBI

	Serpac Containers Limited	49.5% owned by Smurfit-MBI

	Annan & Bird Lithographers Ltd.	25% owned by Smurfit-MBI

	Annan & Bird Lithographers Inc.	25% owned by Smurfit-MBI

	Schiffenhaus California LLC	25% owned by SMBI Inc.

	Aspamill Inc.	45% owned by SSC Canada

	Maritime Containers Ltd.	35% owned by SSC Canada

	Maritime Paper Products Inc.	100% owned by Maritime Containers Ltd.

	ICO, Inc.	42% owned by SSC Canada

	Groupement Forestier de Champlain Inc.	10% owned by SSC Canada

	Rosenbloom Group, Inc.	45% owned by SSC Canada

	Dyne-A-Pak	100% owned by Rosenbloom Group, Inc.

	Associated Paper Mills (Ontario) Limited	45% owned by SSC Canada

	Rollcraft, Inc.	100% owned by Associated Paper Mills (Ontario) Limited

	Cascapedia Booming Co. Ltd.	50% owned by SSC Canada

	Celgar Investments Inc.	45% owned by SSC Canada

	Innovative Fiber, LLC	29% owned by SSCE

	Las Vegas Container LLC	50% owned by SSCE

	PSJ Development L.P.	50% owned by SSCE

Stone Millennium (China) Holdings, Ltd.	50% owned by SSCE

Shanghai Stone Millennium Paper and Packaging Industries, Ltd.	47.5% owned by SSCE

Qingdao Stone Millennium Paper and Packaging Industries, Inc.	25% owned by Stone Millennium (China) Holdings, Ltd.; 75% owned by Shanghai Stone Millennium Paper and Packaging Industries, Ltd.

Suzhou Stone Millennium Packaging & Paper Industries, Co. Ltd.	25% owned by Stone Millennium (China) Holdings, Ltd.; 75% owned by Shanghai Stone Millennium Paper and Packaging Industries, Ltd.

Dongguan Stone Millennium Paper and Packaging Industries, Ltd.	100% owned by Stone Millennium (China) Holdings, Ltd.

Stone Container (Hong Kong) Limited	50% owned by SSCE

Trans-Seal Corporation	50% owned by SSCE

Stone Container Japan Company Ltd.	50% owned by SSCE

Valores Universales S.A. de C.V.	49% owned by SSCE

Venepal S.A.C.A.	32% owned by Valores Universales S.A. de C.V.

Tradepak Internacional S.A. de C.V.	24.5% owned by SSCE

Converpap, S.A. de C.V.	99.98% owned by Tradepak Internacional S.A. de C.V.

	Tradepak International, Inc.	100% owned by Tradepak Internacional S.A. de C.V.

	Wakecon Associates	50% owned by SSCE

	Groveton Paper Board, Inc.	37.9% owned by SSCE

	Smurfit/CIMIC Holdings Limited	42.50% owned by SSCE

	CIMIC Packaging Paper Company Ltd.	100% owned by Smurfit/CIMIC Holdings Limited

	Zhejiang CIMIC Nanyang Paper Products Co., Ltd.	100% owned by Smurfit/CIMIC Holdings Limited

	WCO Enterprises	50% owned by SSCE

	Dalton Paper Products, Inc.	50% owned by SSCE

	Xia Men Stone Millennium Paper and Packaging Industries, Ltd.	25% owned by Stone Millennium (China) Holdings, Limited; 75% owned by Shanghai Stone Millennium Paper and Packaging Industries, Ltd.

B.	Intercompany loans and advances referenced on Schedule 7.01.

C.	JSCUS Investments

Balance as of
September 30, 2004

Investments:
Groveton	3,525,000
Cimic Holdings	7,570,920
Cimic Holdings Reserve	-7,570,920
Timber Note Holdings	43,737,000
Wakecon Associates	147,000
47,409,000

Schedule 7.12

SUBSIDIARY DIVIDEND EXCEPTIONS

1.                                       Dividend and distribution restrictions contained in corporate or limited liability company laws or charter documents applicable to any Person.

2.                                       Dividend and distribution restrictions contained in that certain Reimbursement Agreement dated as of December 1, 1997, between Comerica Bank and Innovative Packaging Corp. relating to $5,000,000 Redevelopment Authority of the City of Milwaukee, Wisconsin Variable Rate Demand Industrial Development Revenue Bonds.  Series 1997.